 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-269515
JOINT PROXY STATEMENT/PROSPECTUS
DATED MAY 3, 2023
PROPOSED MERGER
YOUR VOTE IS VERY IMPORTANT
PROXY STATEMENT FOR SPECIAL MEETING OF
FG MERGER CORP.
PROXY STATEMENT FOR SPECIAL MEETING OF
ICORECONNECT INC.
On January 5, 2023, FG Merger Corp., a Delaware corporation (“FGMC”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among FGMC, FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“iCoreConnect”).
The Merger Agreement provides that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into iCoreConnect (the “Merger”), with iCoreConnect surviving as a wholly-owned subsidiary of FGMC. In connection with the Merger, FGMC will change its name to “iCoreConnect Inc.” The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”
Pre-Closing FGMC Conversion
Prior to the Closing, each share of FGMC common stock, par value $0.0001 (“FGMC Common Stock”) shall be converted into shares of newly issued FGMC preferred stock, par value $0.0001 (“FGMC Preferred Stock”). This transaction is referred to herein as the “FGMC Common Conversion.” The FGMC Preferred Stock shall have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth in Exhibit D to the Merger Agreement, including but not limited to:
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The conversion price (“Conversion Price”) for the FGMC Preferred Stock shall initially be $10.00 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after the later of (x) date of the issuance of any shares of FGMC Preferred Stock or (y) the registration of the FGMC Common Stock underlying the FGMC Preferred Stock; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate and customary adjustment.

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From and after the date of the issuance of any shares of FGMC Preferred Stock, dividends shall accrue at the rate per annum of 12% of the original issue price for each share of FGMC Preferred Stock, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustments).

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Dividends shall accrue from day to day and shall be cumulative and shall be payable within fifteen (15) business days after the end of the Combined Company’s second quarter, which is June 30, commencing with the quarter ending June 30, 2024 to each holder of FGMC Preferred Stock as of such date.

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After twenty-four (24) months from the Closing of the Business Combination, in the event the closing share price of the FGMC Common Stock shall exceed 140% of the Conversion Price then in effect, then (i) each outstanding share of FGMC Preferred Stock shall automatically be converted into such number of shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion and (ii) such shares may not be reissued by FGMC, subject to adjustment. At the time of such conversion, FGMC shall declare and pay all of the dividends that are accrued and unpaid as of the time of the conversion by either, at the option of FGMC, (i) issuing additional FGMC Preferred Stock or (ii) paying cash.

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From the Closing of the Business Combination until the second anniversary of the date of the original issuance of the FGMC Preferred Stock, FGMC may, at its option, pay all or part of the accruing dividends on the FGMC Preferred Stock by issuing and delivering additional shares of FGMC Preferred Stock to the holders thereof.
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FGMC shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of FGMC unless the holders of the FGMC Preferred Stock then outstanding shall first receive, or simultaneously receive, dividends due and owing on each outstanding share of FGMC Preferred Stock.

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In the event of any liquidation, dissolution or winding up of FGMC, the holders of shares of FGMC Preferred Stock then outstanding shall be entitled to be paid out of the assets of FGMC available for distribution to its stockholders an amount per share equal to the greater of (i) one times the applicable original issue price, plus any accrued and unpaid dividends, and (ii) such amount as would have been payable had all shares of FGMC Preferred Stock been converted into FGMC Common Stock pursuant to the following paragraph immediately prior to such liquidation, dissolution or winding up, before any payment shall be made to the holders of FGMC Common Stock.

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Each share of FGMC Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion, subject to adjustment.

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Immediately prior to any such optional conversion FGMC shall pay all dividends on the FGMC Preferred Stock being converted that are accrued and unpaid as of such time by, either, at the option of FGMC: (i) issuing additional FGMC Preferred Stock (which shall also be automatically converted into shares of FGMC Common Stock using the then in effect Conversion Price) or (ii) paying cash.

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The holders of FGMC Preferred Stock will not be entitled to vote on any matters submitted to the stockholders of FGMC.

The foregoing description of the terms of the FGMC Preferred Stock is subject to and qualified in its entirety by reference to the full text of Exhibit D to the Merger Agreement, a copy of which is attached as Annex A hereto.
Pre-Closing iCoreConnect Conversions
Prior to the Closing, (i) each vested, issued and outstanding option to purchase iCoreConnect common stock par value $0.001 (“iCoreConnect Common Stock”) shall be exercised into shares of iCoreConnect Common Stock (ii) each issued and outstanding warrant to purchase iCoreConnect Common Stock shall be exercised into shares of iCoreConnect Common Stock and (iii) the outstanding principal together with all accrued and unpaid interest under each iCoreConnect convertible promissory note shall be converted into shares of iCoreConnect Common Stock.
Business Combination Consideration
The aggregate consideration to be received by the iCoreConnect stockholders is based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments and any adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of FGMC Common Stock, occurring prior to the Closing date). In accordance with the terms and subject to the conditions of the Merger Agreement, immediately prior to the effective time of the Closing each share of issued and outstanding iCoreConnect Common Stock, shall be converted into a number of shares of FGMC Common Stock, based on the Exchange Ratio (as defined in the Merger Agreement).
FGMC and iCoreConnect will each hold special meetings of their respective stockholders in connection with the proposed Business Combination, which are referred to as the “FGMC Special Meeting” and the “iCoreConnect Special Meeting”, respectively.
FGMC is a blank check company incorporated in Delaware on December 23, 2020. FGMC was formed for the purpose of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “business combination”). At the FGMC Special Meeting, FGMC stockholders will be asked to consider and vote on

(1) the proposal to adopt the Merger Agreement and the related transactions (the “FGMC Business Combination Proposal”, (2) the proposal to adopt an amendment and restatement (the “Second Amended and Restated Certificate”) to the amended and restated certificate of incorporation of FGMC (the “Current Charter”), whereby in connection with the Closing, FGMC and the stockholders of FGMC shall effectuate an equity conversion, in which the FGMC Common Stock outstanding as of the date thereof is converted into a single class of FGMC Preferred Stock with the rights and obligations outlined in the Second Amended and Restated Certificate (“FGMC Common Conversion Proposal”); (3) the proposal to approve an amendment and restatement (the “Proposed Charter”) of FGMC’s Current Charter (“the FGMC Charter Amendment Proposal”), (4) the proposal to approve and adopt, on a non-binding advisory basis, certain differences in the governance provisions set forth in the Proposed Charter as compared to the Current Charter, which are being presented in accordance with the requirements of the SEC as separate sub-proposals (which we refer to, collectively, as the “FGMC Advisory Charter Proposals”); (5) a proposal to approve the issuance of more than 20% of the issued and outstanding shares of FGMC Common Stock in connection with the issuance of a maximum of 9,800,000 shares of FGMC Common Stock (subject to adjustment as described elsewhere herein) pursuant to the terms of the Merger Agreement (such proposal, the “FGMC Nasdaq Proposal”); (6) a proposal to elect, effective as of the consummation of the Business Combination, a total of five directors to serve on the board of directors of the Combined Company (the “FGMC Directors Proposal”); (7) a proposal to approve the iCoreConnect 2023 Stock Plan, a copy of which is attached to this joint proxy statement/prospectus as Annex D in connection with the Business Combination (the “FGMC Incentive Plan Proposal”); (8) to amend the Current Charter to expand the methods that FGMC may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission (the “FGMC NTA Requirement Amendment Proposal”) and (9) the proposal to adjourn the FGMC Special Meeting to solicit additional proxies if there are not sufficient votes to approve the FGMC Business Combination Proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to FGMC stockholders. The FGMC board of directors unanimously recommends that FGMC stockholders vote “FOR” each of the proposals to be considered at the FGMC Special Meeting.
iCoreConnect, a Nevada corporation, is a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise platform of applications and services. At the iCoreConnect Special Meeting, iCoreConnect stockholders will be asked to consider and vote on (1) the proposal to adopt the Merger Agreement and the related transactions (the “iCoreConnect Business Combination Proposal”) and (2) the proposal to adjourn the iCoreConnect Special Meeting to solicit additional proxies if there are not sufficient votes to approve the iCoreConnect Business Combination Proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to iCoreConnect stockholders. The iCoreConnect board of directors unanimously recommends that iCoreConnect’s stockholders vote “FOR” each of the proposals to be considered at the iCoreConnect Special Meeting.
It is anticipated that upon completion of the Business Combination, iCoreConnect’s stockholders would own approximately 32% of the Combined Company, FGMC’s public stockholders would own approximately 45% of the Combined Company, FG Merger Investors LLC (the “Sponsor”) and FGMC’s, officers, directors and advisors (collectively the “Initial Stockholders”) would own approximately 23% of the Combined Company. The ownership percentage with respect to the Combined Company does not take into account the redemption of any shares by FGMC’s public stockholders. If the actual facts are different from these assumptions (which they are likely to be), the percentage ownership retained by FGMC’s stockholders in the Combined Company will be different. See “Unaudited Pro Forma Condensed Combined Financial Information.”
iCoreConnect’s common stock is quoted on OTC Link (previously “Pink Sheets”) operated by OTC Markets Group Inc. (“OTC Link”) and was eligible for the “piggyback” exception of Exchange Act Rule 15c2-11(f)(3) under the symbol “ICCT”. FGMC’s common stock, units and warrants are traded on Nasdaq under the symbols “FGMC,” FGMCU” and “FGMCW,” respectively.
We have filed a listing application with Nasdaq to list the common stock of the Combined Company on Nasdaq under the symbol “ICCT” and, if eligible for listing, the preferred stock of the Combined Company on Nasdaq under the symbol “ICCTP”. The obligation of iCoreConnect to consummate the Business Combination, is subject to the satisfaction or waiver of, among other things, that the common stock of the Combined Company shall be listed on Nasdaq as of the Closing date. If iCoreConnect elects to waive this closing condition, we may not be listed on Nasdaq at the Closing. As of May 2, 2023, there was approximately $84.5 million in FGMC’s trust account (the “Trust Account”). On April 13, 2023, the record date for the FGMC Special Meeting and the iCoreConnect Special Meeting (the “Record Date”), the last sale price of FGMC Common Stock was $10.42 and the last sale price of iCoreConnect’s common stock was $0.129.
Each stockholder’s vote is very important. Whether or not you plan to participate in the FGMC Special Meeting and the iCoreConnect Special Meeting, please submit your proxy card without delay. Stockholders may revoke proxies at any time before they are voted at the FGMC Special Meeting and the iCoreConnect Special Meeting. Voting by proxy will not prevent a stockholder from voting at the FGMC Special Meeting or the iCoreConnect Special Meeting if such stockholder subsequently chooses to participate in the FGMC Special Meeting or the iCoreConnect Special Meeting.
We encourage you to read this joint proxy statement/prospectus carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 38.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This joint proxy statement/prospectus is dated May 3, 2023, and is first being mailed to stockholders of FGMC and stockholders of iCoreConnect on or about May 4, 2023.
/s/ M. Wesley Schrader M. Wesley Schrader Chief Executive Officer FG Merger Corp. May 3, 2023	/s/ Robert P. McDermott Robert P. McDermott Chief Executive Officer iCoreConnect Inc. May 3, 2023

FG Merger Corp.
104 S. Walnut Street, Unit 1A
Itasca, Illinois 60143
708-870-7365

NOTICE OF SPECIAL MEETING OF
FG MERGER CORP STOCKHOLDERS
To Be Held on May 26, 2023
To FG Merger Corp. Stockholders:
NOTICE IS HEREBY GIVEN, that you are cordially invited to attend a special meeting of the stockholders of FG Merger Corp, a Delaware corporation (“FGMC”), which will be held at 10:00 a.m., Eastern time, on May 26, 2023 (the “FGMC Special Meeting”). In light of COVID-19 we will hold the meeting virtually. You can participate in the FGMC Special Meeting as described in “The FGMC Special Meeting.”
During the FGMC Special Meeting, FGMC’s stockholders will be asked to consider and vote upon the following proposals, which we refer to herein as the “FGMC Proposals”:
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FGMC Proposal 1 — The FGMC Business Combination Proposal — to consider and vote upon a proposal to approve the Merger Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of January 5, 2023, by and among FGMC, FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“iCoreConnect”) and the transactions contemplated thereby (the “Business Combination”), a copy of which is attached to this joint proxy statement/prospectus as Annex A. This Proposal is referred to as the “FGMC Business Combination Proposal” or “FGMC Proposal 1.”

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FGMC Proposal 2 — The FGMC Common Conversion Proposal — to adopt an amendment and restatement (the “Second Amended and Restated Certificate”) to the amended and restated certificate of incorporation of FGMC (the “Current Charter”), whereby in connection with the Closing, FGMC and the stockholders of FGMC shall effectuate an equity conversion, in which the FGMC Common Stock outstanding as of the date thereof is converted into a single class of FGMC Preferred Stock with the rights and obligations outlined in the Second Amended and Restated Certificate.. This Proposal is referred to as the “FGMC Common Conversion Proposal” or “FGMC Proposal 2.”

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FGMC Proposal 3 — The FGMC Charter Amendment Proposal  —  to approve an amendment and restatement (the “Proposed Charter”) of FGMC’s amended and restated certificate of incorporation (the “Current Charter”) in the form of the Proposed Charter attached to this joint proxy statement/prospectus as Annex C to, among other things, change the name of FGMC to ‘iCoreConnect Inc.” and effect the amendments relating to corporate governance described below in FGMC Proposal 4. This Proposal is called the “FGMC Charter Amendment Proposal” or “FGMC Proposal 3.”

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FGMC Proposal 4 — The FGMC Advisory Charter Proposals  —  to approve and adopt, on a non-binding advisory basis, certain differences in the governance provisions set forth in the Proposed Charter, as compared to FGMC’s Current Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub-proposals. These Proposals are called the “FGMC Advisory Charter Proposals” or “FGMC Proposal 4.”

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FGMC Proposal 4(A) — that, upon the consummation of the Business Combination, the Bylaws of FGMC (“Current Bylaws”) be succeeded by the proposed new bylaws (“Proposed Bylaws”) of the Combined Company, a copy of which is attached to this joint proxy statement/prospectus as Annex C-2;

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FGMC Proposal 4(B) — that the authorized capital of the Combined Company will be (a) 100,000,000 shares of common stock, par value $0.0001 per share, and (b) 40,000,000 shares of preferred stock, par value $0.0001 per share;

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FGMC Proposal 4(C) — that the Combined Company’s corporate existence will be perpetual, and to omit from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and

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FGMC Proposal 4(D) — that, upon the consummation of the Business Combination, all other changes necessary or desirable in connection with the approval of the Proposed Charter and Proposed Bylaws as part of the Business Combination are approved.

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FGMC Proposal 5 — The FGMC Nasdaq Proposal — to consider and vote upon a proposal to approve the issuance of more than 20% of the issued and outstanding shares of FGMC Common Stock in connection with the issuance of a maximum of 9,800,000 shares of FGMC Common Stock (subject to adjustment as described elsewhere herein) pursuant to the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rules 5635(a), (b), (c) and (d). This Proposal is called the “FGMC Nasdaq Proposal” or “FGMC Proposal 5.”

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FGMC Proposal 6 — The FGMC Directors Proposal   —  to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination, Robert McDermott, Kevin Patrick McDermott, Harry Joseph Travis, John Robert Pasqual and Joseph Anthony Gitto to serve on the Combined Company’s board of directors until their respective successors are duly elected and qualified (we refer to this proposal as the “Directors Proposal”);

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FGMC Proposal 7 — The FGMC Incentive Plan Proposal  —  to approve the 2023 Stock Plan (the “Incentive Plan”), a copy of which is attached to this joint proxy statement/prospectus as Annex D, in connection with the Business Combination. This Proposal is called the “FGMC Incentive Plan Proposal” or “FGMC Proposal 7”;

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FGMC Proposal 8 — The NTA Requirement Amendment Proposal — to amend the Current Charter to expand the methods that FGMC may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. This Proposal is called the “FGMC NTA Requirement Amendment Proposal” or “FGMC Proposal 8”; and

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FGMC Proposal 9 — The FGMC Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the FGMC Special Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the FGMC Business Combination Proposal, in the event FGMC does not receive the requisite stockholder vote to approve such proposal. This Proposal is called the “FGMC Adjournment Proposal” or “FGMC Proposal 9.”

It is important for you to note that in the event that the FGMC Business Combination Proposal is not approved, FGMC will not consummate the Business Combination. If FGMC does not consummate the Business Combination and fails to complete an initial business combination by June 1, 2023, or September 1, 2023 if FGMC’s time to complete a business combination is extended as described herein, FGMC will be required to dissolve and liquidate, unless FGMC seeks stockholder approval to amend FGMC’s certificate of incorporation to extend the date by which a business combination may be consummated.
Approval of the FGMC Business Combination Proposal requires the affirmative vote of the majority of the issued and outstanding shares of FGMC Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have the effect of a vote “AGAINST” such proposal. Broker non-votes will have no effect on the outcome of each proposal.
Approval of the FGMC Common Conversion Proposal requires the vote of the majority of the outstanding shares of FGMC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the FGMC Common Conversion Proposal.
Approval of the FGMC Charter Amendment Proposal requires the vote of the majority of the outstanding shares of FGMC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the FGMC Charter Amendment Proposal.
Approval of each FGMC Advisory Charter Proposal is a non-binding advisory vote, and will require the affirmative vote of the majority of the issued and outstanding shares of FGMC Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have effect of a vote “AGAINST” the FGMC Advisory Charter Proposals. Broker non-votes have no effect on the outcome of the FGMC Advisory Charter Proposals.

Approval of the FGMC NTA Requirement Amendment Proposal requires the vote of the majority of the outstanding shares of FGMC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the FGMC NTA Requirement Amendment Proposal.
Approval of each of the FGMC Nasdaq Proposal, the FGMC Incentive Plan Proposal, and the FGMC Adjournment Proposal will each require the affirmative vote of the holders of a majority of the shares of FGMC Common Stock present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have the effect of a vote “AGAINST” each such proposal. Broker non-votes have no effect on the outcome of each proposal.
Approval of the FGMC Directors Proposal requires the vote of a plurality of the shares of the FGMC Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the FGMC Special Meeting. Votes “withheld” and broker non-votes will have no effect on the vote for the FGMC Directors Proposal.
As of April 13, 2023, there were 10,157,750 shares of FGMC Common Stock issued and outstanding and entitled to vote. Only FGMC stockholders of record who hold their shares as of the close of business on April 13, 2023 are entitled to vote at the FGMC Special Meeting or any adjournment of the FGMC Special Meeting. This joint proxy statement/prospectus is first being mailed to FGMC stockholders on or about May 4, 2023.
This joint proxy statement/prospectus provides you with important information about the stockholder meetings, the Business Combination, and each of the proposals. We encourage you to read the entire document carefully, in particular the “Risk Factors” beginning on page 38 for a discussion of risks relevant to the Business Combination.
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.
Whether or not you plan to participate in the FGMC Special Meeting, please complete, date, sign and return the enclosed proxy card without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the FGMC Special Meeting no later than the time appointed for the FGMC Special Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares of FGMC Common Stock online if you subsequently choose to participate in the FGMC Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the FGMC Special Meeting, you must obtain a proxy issued in your name from that record. Only stockholders of record at the close of business on the Record Date may vote at the FGMC Special Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not participate in the FGMC Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the FGMC Special Meeting.
You may revoke a proxy at any time before it is voted at the FGMC Special Meeting by executing and returning a proxy card dated later than the previous one, by participating in the FGMC Special Meeting and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation to FGMC’s proxy solicitor, Advantage Proxy, that is received by the proxy solicitor before we take the vote at the FGMC Special Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.
FGMC’s board of directors recommends that FGMC stockholders vote “FOR” approval of each of the Proposals. When you consider FGMC’s board of director’s recommendation of these proposals, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that may conflict with or differ from your interests as a stockholder. See the section titled “FGMC Proposal 1 — The FGMC Business Combination Proposal — Interests of Certain Persons in the Business Combination.”
On behalf of FGMC’s board of directors, I thank you for your support and we look forward to the successful consummation of the Business Combination.

By Order of the Board of Directors,
/s/ M. Wesley Schrader

M. Wesley Schrader
Chief Executive Officer
FG Merger Corp.
May 3, 2023
IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.
YOU WILL BE ENTITLED TO RECEIVE CASH FOR ANY PUBLIC SHARES OF FGMC COMMON STOCK TO BE REDEEMED ONLY IF YOU: (I) (A) HOLD PUBLIC SHARES OF FGMC COMMON STOCK, OR (B) HOLD PUBLIC SHARES OF FGMC COMMON STOCK THROUGH FGMC UNITS AND YOU ELECT TO SEPARATE YOUR FGMC UNITS INTO THE UNDERLYING PUBLIC SHARES AND WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES OF FGMC COMMON STOCK; AND (II) PRIOR TO 5:00 P.M., EASTERN TIME, ON MAY 24, 2023, (A) SUBMIT A WRITTEN REQUEST TO CONTINENTAL STOCK TRANSFER & TRUST (“CONTINENTAL”) THAT FGMC REDEEM YOUR PUBLIC SHARES OF FGMC COMMON STOCK FOR CASH AND (B) DELIVER YOUR PUBLIC SHARES OF FGMC COMMON STOCK TO CONTINENTAL, PHYSICALLY OR ELECTRONICALLY THROUGH DTC.
HOLDERS OF OUTSTANDING FGMC UNITS MUST SEPARATE THE UNDERLYING PUBLIC SHARES OF FGMC COMMON STOCK PRIOR TO EXERCISING REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES OF FGMC COMMON STOCK. IF THE FGMC UNITS ARE REGISTERED IN A HOLDER’S OWN NAME, THE HOLDER MUST DELIVER THE CERTIFICATE FOR ITS FGMC UNITS TO CONTINENTAL, WITH WRITTEN INSTRUCTIONS TO SEPARATE THE FGMC UNITS INTO THEIR INDIVIDUAL COMPONENT PARTS. THIS MUST BE COMPLETED FAR ENOUGH IN ADVANCE TO PERMIT THE MAILING OF THE CERTIFICATES BACK TO THE HOLDER SO THAT THE HOLDER MAY THEN EXERCISE HIS, HER OR ITS REDEMPTION RIGHTS UPON THE SEPARATION OF THE PUBLIC SHARES OF FGMC COMMON STOCK FROM THE FGMC UNITS.
IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC FGMC SHARES OF COMMON STOCK WILL NOT BE REDEEMED FOR CASH.
IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “THE FGMC SPECIAL MEETING — REDEMPTION RIGHTS” IN THIS JOINT PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

ICORECONNECT INC.
529 Crown Point Road, Suite 250
Ocoee, FL 34761
Telephone: 888-810-7706
NOTICE OF SPECIAL MEETING OF
ICORECONNECT INC. STOCKHOLDERS
To Be Held on May 19, 2023
To the Stockholders of iCoreConnect, Inc.:
NOTICE IS HEREBY GIVEN that a special meeting stockholders (the “iCoreConnect Special Meeting”) of iCoreConnect, Inc., a Nevada corporation (“iCoreConnect,” “we,” “our” or “us”), will be held on May 19, 2023, at 9:00 a.m., Eastern time. You are cordially invited to attend the iCoreConnect Special Meeting for the following purposes:
iCoreConnect Proposal 1: The “iCoreConnect Business Combination Proposal” — to consider and vote upon a proposal to approve the Merger Agreement and Plan of Reorganization, dated as of January 5, 2023 (as amended and supplemented to date, the “Merger Agreement”), by and between iCoreConnect, FG Merger Corp., a Delaware corporation (“FGMC”), and FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and the transactions contemplated thereby (the “Business Combination”), a copy of which is attached to this joint proxy statement/prospectus as Annex A.
iCoreConnect Proposal 2: The “iCoreConnect Adjournment Proposal” — to approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the iCoreConnect Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.
Your attention is directed to the joint proxy statement/prospectus accompanying this notice (including the financial statements and annexes attached thereto) for a more complete description of the proposed Merger and Business Combination and, related transactions, and each of our proposals. We encourage you to read this joint proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Advantage Proxy, at 877-870-8565, or banks and brokers can call collect at 206-870-8565, or by emailing KSmith@advantageproxy.com.
It is important for you to note that in the event that the iCoreConnect Business Combination Proposal is not approved, iCoreConnect will not consummate the Business Combination.
Approval of the iCoreConnect Business Combination Proposal, and the iCoreConnect Adjournment Proposal each requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the iCoreConnect Special Meeting.
As of April 13, 2023, there were 196,352,726 shares of iCoreConnect Common Stock issued and outstanding and entitled to vote. Only iCoreConnect stockholders of record who hold shares of iCoreConnect Common Stock as of the close of business on April 13, 2023 are entitled to vote at the iCoreConnect Special Meeting or any adjournment thereof. This joint proxy statement/prospectus is first being mailed to holders of iCoreConnect Common Stock on or about May 4, 2023.
The accompanying joint proxy statement/prospectus provides you with important information about the stockholder meetings, the Business Combination, and each of the proposals. We encourage you to read the entire document carefully, in particular the “Risk Factors” beginning on page 37 for a discussion of risks relevant to the Business Combination.
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.
Whether or not you plan to participate in the iCoreConnect Special Meeting, please complete, date, sign and return the enclosed proxy card without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the iCoreConnect Special Meeting no later than the time appointed for the iCoreConnect Special Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares of iCoreConnect Common Stock online if you subsequently choose to participate in the iCoreConnect Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the iCoreConnect Special Meeting, you must obtain a proxy issued in your name from that record. Only stockholders of record at the close of business on the Record Date may vote at the iCoreConnect Special Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not participate in the iCoreConnect Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the iCoreConnect Special Meeting.
You may revoke a proxy at any time before it is voted at the iCoreConnect Special Meeting by executing and returning a proxy card dated later than the previous one, by participating in the iCoreConnect Special Meeting and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation to Advantage Proxy, that is received by the proxy solicitor before we take the vote at the iCoreConnect Special Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.
iCoreConnect’s board of directors recommends that holders of iCoreConnect Common Stock vote “FOR” approval of each of the iCoreConnect Business Combination Proposal, and the iCoreConnect Adjournment Proposal. When you consider iCoreConnect’s Board of Director’s recommendation of these proposals, you should keep in mind that iCoreConnect’s directors and officers have interests in the Business Combination that may conflict or differ from your interests as an iCoreConnect stockholder. See the section titled iCoreConnect Proposal 1 — Interests of Certain Persons in the Business Combination.”
On behalf of iCoreConnect’s Board of Directors, I thank you for your support and we look forward to the successful consummation of the Business Combination.
By Order of the Board of Directors,
/s/ Robert McDermott

Robert McDermott
President and Chief Executive Officer
iCoreConnect Inc.
May 3, 2023

ADDITIONAL INFORMATION
If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by FGMC and iCoreConnect with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact our proxy solicitor:
For FGMC and iCoreConnect stockholders:
Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com
If you would like to request documents, please do so no later than May 12, 2023, to receive them before the iCoreConnect Special Meeting and no later than May 19, 2023, to receive them before the FGMC Special Meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about FGMC and iCoreConnect.

i

APPRAISAL RIGHTS	235
DELIVERY OF DOCUMENTS TO STOCKHOLDERS	235
TRANSFER AGENT AND REGISTRAR	236
SUBMISSION OF STOCKHOLDER PROPOSALS	236
FUTURE STOCKHOLDER PROPOSALS	236
WHERE YOU CAN FIND MORE INFORMATION	237
INDEX TO FINANCIAL STATEMENTS	F-1
Annex A – Merger Agreement
Annex B – Second Amended and Restated Certificate of Incorporation of FGMC
Annex C-1 – Proposed Charter for the Combined Company
Annex C-2 – Proposed Bylaws for the Combined Company
Annex D – Incentive Plan
Annex E – Opinion of Intrinsic, LLC
Annex F – Presentation of Intrinsic, LLC

ii

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the SEC by FGMC, constitutes a prospectus of FGMC under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of FGMC Common Stock to be issued to iCoreConnect’s stockholders under the Merger Agreement and the shares of FGMC Preferred Stock to be issued to FGMC stockholders pursuant to the FGMC Common Conversion as described herein. This document also constitutes a joint proxy statement of FGMC and iCoreConnect under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the FGMC Special Meeting and a notice of meeting with respect to the iCoreConnect Special Meeting.
You should rely only on the information contained in this joint proxy statement/prospectus in deciding how to vote on the Business Combination. Neither FGMC nor iCoreConnect has authorized anyone to give any information or to make any representations other than those contained in this joint proxy statement/prospectus. Do not rely upon any information or representations made outside of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus may change after the date of this joint proxy statement/prospectus. Do not assume after the date of this joint proxy statement/prospectus that the information contained in this joint proxy statement/prospectus is still correct.
Information contained in this joint proxy statement/prospectus regarding FGMC and its business, operations, management and other matters has been provided by FGMC and information contained in this joint proxy statement/prospectus regarding iCoreConnect and its business, operations, management and other matters has been provided by iCoreConnect.
This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy or consent, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
All references in this joint proxy statement/prospectus to “FGMC” refer to FG Merger Corp., a Delaware corporation; all references to “Merger Sub” refer to FG Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of FGMC formed for the purpose of effecting the Business Combination as described in this joint proxy statement/prospectus. All references in this joint proxy statement/prospectus to “iCoreConnect” refer to iCoreConnect Inc., a Nevada corporation. All references in this joint proxy statement/prospectus to the “Combined Company” refer to FGMC immediately following completion of the Business Combination, pursuant to which iCoreConnect will become a wholly-owned subsidiary of FGMC, and the other transactions contemplated by the Merger Agreement.
All references in this joint proxy statement/prospectus to “FGMC Common Stock” refer to the common stock, par value $0.0001 per share, of FGMC, and all references in this joint proxy statement/prospectus to “iCoreConnect Common Stock” refer to the common stock, par value $0.001 per share of iCoreConnect. All references in this joint proxy statement/prospectus to “Combined Company Common Stock” refer to the common stock, par value $0.0001 per share, of the post-Closing Combined Company, and all references in this joint proxy statement/prospectus to “FGMC Preferred Stock” refer to the preferred stock, par value $0.0001 per share of the post-Closing Combined Company.
MARKET AND INDUSTRY DATA
Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and iCoreConnect’s and FGMC’s own internal estimates and research. While iCoreConnect and FGMC believe these third-party sources to be reliable as of the date of this joint proxy statement/prospectus, iCoreConnect and FGMC have not independently verified the market and industry data contained in this joint proxy statement/prospectus or the underlying assumptions relied on therein. Finally, while iCoreConnect and FGMC believe their own internal research is reliable, such research has not been verified by any independent source.

TRADEMARKS
This document may contain references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this joint proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. iCoreConnect and FGMC do not intend the use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship by any other companies.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, and the financial condition, results of operations, earnings outlook and prospects of FGMC and/or iCoreConnect and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this joint proxy statement/prospectus including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of iCoreConnect” and “iCoreConnect’s Business.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of iCoreConnect and FGMC, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by iCoreConnect and FGMC and the following:
•
the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect iCoreConnect or the expected benefits of the Business Combination, if not obtained;

•
the inability of FGMC to successfully consummate the FGMC Common Conversion;

•
the failure to realize the anticipated benefits of the Business Combination;

•
the ability of FGMC prior to the Business Combination, and the Combined Company following the Business Combination, to list and/or maintain the listing of the Combined Company’s securities, as applicable, on Nasdaq;

•
costs related to the Business Combination;

•
the failure to satisfy the conditions to the consummation of the Business Combination, including the approval of the definitive merger agreement by the stockholders of FGMC and of iCoreConnect;

•
the risk that the Business Combination may not be completed by the stated deadline and the potential failure to obtain an extension of the stated deadline;

•
the outcome of any legal proceedings that may be instituted against FGMC or iCoreConnect related to the Business Combination;

•
the attraction and retention of qualified directors, officers, employees and key personnel of FGMC and iCoreConnect prior to the Business Combination, and the Combined Company following the Business Combination;

•
the ability of iCoreConnect to compete effectively in a highly competitive market;

•
the ability to protect and enhance iCoreConnect’s corporate reputation and brand;

•
the impact from future regulatory, judicial, and legislative changes in iCoreConnect’s industry;

•
risk that the COVID-19 pandemic, and local, state and federal responses to addressing the COVID-19 pandemic, may have an adverse effect on FGMC’s and iCoreConnect’s business operations, as well as their financial condition and results of operations;

•
iCoreConnect may face potential liability related to the privacy of health information it obtain under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”);

•
future financial performance of the Combined Company following the Business Combination;

•
the ability of iCoreConnect to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;

•
the risk that the business combination disrupts current plans and operations of iCoreConnect as a result of the announcement and consummation of the business combination;

•
the risks associated with iCoreConnect competing with larger companies that have greater financial resources and established relationships with major corporate customers;

•
the possibility that iCoreConnect may be adversely affected by other economic, business, regulatory, and/or competitive factors;

•
the evolution of the markets in which iCoreConnect competes, including ecommerce;

•
the ability of iCoreConnect to anticipate and respond to changing consumer preferences and trends;

•
the ability of iCoreConnect to implement its existing strategic initiatives and continue to innovate their existing products;

•
the risk that iCoreConnect may not be able to execute its growth strategies and the timing of expected business milestones;

•
the risk that iCoreConnect may not be able to recognize revenue for its products and services or secure additional contracts that generate revenue;

•
general risks related to iCoreConnect’s performance, capabilities, strategy, and outlook;

•
the risks related to Russia’s invasion of Ukraine;

•
the risk of any extended review of the Business Combination by a U.S. government entity;

•
other risks that the consummation of the Business Combination is substantially delayed or does not occur; and

•
those factors set forth in documents of FGMC and iCoreConnect filed, or to be filed, with the SEC.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of FGMC and iCoreConnect prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this joint proxy statement/prospectus and attributable to FGMC, iCoreConnect or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this joint proxy statement/prospectus. Except to the extent required by applicable law or regulation, FGMC and iCoreConnect undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
The following are answers to some questions that you, as a stockholder of FGMC or a stockholder of iCoreConnect, may have regarding the Proposals being considered at the special meetings of each company’s stockholders. We urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Proposals and the other matters being considered at the special meetings. Additional important information is also contained in the annexes to this joint proxy statement/prospectus.
Q:
What is the purpose of this document?

A:
FGMC and iCoreConnect, have agreed to the Business Combination under the terms of the Merger Agreement, which is attached to this joint proxy statement/prospectus as Annex A.

In order to complete the Business Combination, among other things:
•
FGMC’s stockholders must approve the Business Combination as set out in the Merger Agreement and related transactions, which proposal is referred to as the “FGMC Business Combination Proposal”;

•
FGMC’s stockholders must approve the FGMC Common Conversion, which proposal is referred to as the “FGMC Common Conversion Proposal”;

•
FGMC’s stockholders must approve an amendment and restatement of FGMC’s amended and restated certificate of incorporation (the “Current Charter”) in the form of the Proposed Charter attached to this joint proxy statement/prospectus as Annex C-1 to, among other things, change the name of FGMC. to iCoreConnect Inc. and effect the amendments relating to corporate governance described below, which proposal is referred to as the “FGMC Charter Amendment Proposal”;

•
FGMC stockholders must approve and adopt a proposal to approve the issuance of more than 20% of the issued and outstanding shares of FGMC Common Stock in connection with the issuance of a maximum of 9,800,000 shares of FGMC Common Stock (subject to adjustment as described elsewhere herein) pursuant to the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rules 5635(a), (b), (c) and (d), which proposal is referred to as the “FGMC Nasdaq Proposal”;

•
FGMC stockholders must approve a proposal to elect, effective as of the consummation of the Business Combination, Robert McDermott, Kevin Patrick McDermott, Harry Joseph Travis, John Robert Pasqual and Joseph Anthony Gitto to serve on the Combined Company’s board of directors until their respective successors are duly elected and qualified, which proposal is referred to as the “Directors Proposal”;

•
FGMC stockholders must approve the 2023 Stock Plan (the “Incentive Plan”), a copy of which is attached to this joint proxy statement/prospectus as Annex D, in connection with the Business Combination, which proposal is referred to as the “FGMC Incentive Plan Proposal”; and

•
iCoreConnect’s stockholders must approve the Business Combination as set out in the Merger Agreement and related transactions, which proposal is referred to as the “iCoreConnect Business Combination Proposal.”

FGMC is holding a special meeting of its stockholders, which is referred to as the “FGMC Special Meeting”, to obtain approval of the FGMC Business Combination Proposal, the FGMC Common Conversion Proposal, the FGMC Charter Amendment Proposal, the FGMC Advisory Charter Proposals, the FGMC Nasdaq Proposal, the FGMC Directors Proposal, the FGMC Incentive Plan Proposal and the FGMC NTA Requirement Amendment Proposal. FGMC stockholders will also be asked to approve the proposal to adjourn the FGMC Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the FGMC Special Meeting to approve the FGMC Business Combination Proposal, or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to FGMC stockholders, which is referred to as the “FGMC Adjournment Proposal”.

iCoreConnect is holding a special meeting of its stockholders, which is referred to as the “iCoreConnect Special Meeting”, to obtain approval of the iCoreConnect Business Combination Proposal. iCoreConnect stockholders will also be asked to approve the proposal to adjourn the iCoreConnect Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the iCoreConnect Special Meeting to approve the iCoreConnect Business Combination Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to iCoreConnect stockholders, which is referred to as the “iCoreConnect Adjournment Proposal”.
Your vote is very important.
Q:
What is being voted on?

A:
Below are the proposals that the FGMC stockholders are being asked to vote on:

•
FGMC Proposal 1 — The FGMC Business Combination Proposal — to consider and vote upon a proposal to approve the Merger Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of January 5, 2023, by and among FGMC, FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“iCoreConnect”) and the transactions contemplated thereby (the “Business Combination”), a copy of which is attached to this joint proxy statement/prospectus as Annex A. This Proposal is referred to as the “FGMC Business Combination Proposal” or “FGMC Proposal 1.”

•
FGMC Proposal 2 — The FGMC Common Conversion Proposal — to adopt an amendment and restatement (the “Second Amended and Restated Certificate”) to the amended and restated certificate of incorporation of FGMC (the “Current Charter”), whereby in connection with the Closing, FGMC and the stockholders of FGMC shall effectuate an equity conversion, in which the FGMC Common Stock outstanding as of the date thereof is converted into a single class of FGMC Preferred Stock with the rights and obligations outlined in the Second Amended and Restated Certificate.. This Proposal is referred to as the “FGMC Common Conversion Proposal” or “FGMC Proposal 2.”

•
FGMC Proposal 3 — The FGMC Charter Amendment Proposal — to approve an amendment and restatement of FGMC’s amended and restated certificate of incorporation (the “Current Charter”) in the form of the Proposed Charter attached to this joint proxy statement/prospectus as Annex C-1 to, among other things, change the name of FGMC to iCoreConnect Inc. and effect the amendments relating to corporate governance described below in FGMC Proposal 4. This Proposal is called the “FGMC Charter Amendment Proposal” or “FGMC Proposal 3.”

•
FGMC Proposal 4 — The FGMC Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, certain differences in the governance provisions set forth in the Proposed Charter, as compared to FGMC’s Current Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub-proposals. These Proposals are called the “FGMC Advisory Charter Proposals” or “FGMC Proposal 4.”

•
FGMC Proposal 4(A) — that, upon the consummation of the Business Combination, the Bylaws of FGMC (“Current Bylaws”) be succeeded by the proposed new bylaws (“Proposed Bylaws”) of the Combined Company, a copy of which is attached to this joint proxy statement/prospectus as Annex C-2;

•
FGMC Proposal 4(B) — that the authorized capital of the Combined Company will be (a) 100,000,000 shares of common stock, par value $0.0001 per share, and (b) 40,000,000 shares of preferred stock, par value $0.0001 per share;

•
FGMC Proposal 4(C) — that the Combined Company’s corporate existence will be perpetual, and to omit from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and

•
FGMC Proposal 4(D) — that, upon the consummation of the Business Combination, all other changes necessary or desirable in connection with the approval of the Proposed Charter and Proposed Bylaws as part of the Business Combination are approved.

•
FGMC Proposal 5 — The FGMC Nasdaq Proposal — to consider and vote upon a proposal to approve the issuance of more than 20% of the issued and outstanding shares of FGMC Common Stock in connection with the issuance of a maximum of 9,800,000 shares of FGMC Common Stock (subject to adjustment as described elsewhere herein) pursuant to the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rules 5635(a), (b), (c) and (d). This Proposal is called the “FGMC Nasdaq Proposal” or “FGMC Proposal 5.”

•
FGMC Proposal 6 — The FGMC Directors Proposal  — to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination, Robert McDermott, Kevin Patrick McDermott, Harry Joseph Travis, John Richard Pasqual and Joseph Anthony Gitto to serve on the Combined Company’s board of directors until their respective successors are duly elected and qualified (we refer to this proposal as the “Directors Proposal”);

•
FGMC Proposal 7 — The FGMC Incentive Plan Proposal — to approve the 2023 Stock Plan (the “Incentive Plan”), a copy of which is attached to this joint proxy statement/prospectus as Annex D, in connection with the Business Combination. This Proposal is called the “FGMC Incentive Plan Proposal” or “FGMC Proposal 7.”

•
FGMC Proposal 8 — The NTA Requirement Amendment Proposal — to amend the Current Charter to expand the methods that FGMC may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. This Proposal is called the “FGMC NTA Requirement Amendment Proposal” or “FGMC Proposal 8”; and

•
FGMC Proposal 9 — The FGMC Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the FGMC Special Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the FGMC Business Combination Proposal, in the event FGMC does not receive the requisite stockholder vote to approve the Proposal. This Proposal is called the “FGMC Adjournment Proposal” or “FGMC Proposal 9.”

Below are the proposals that the iCoreConnect stockholders are being asked to vote on:
•
iCoreConnect Proposal 1 — The iCoreConnect Business Combination Proposal — to approve the Business Combination as set out in the Merger Agreement.

•
iCoreConnect Proposal 2 — The iCoreConnect Adjournment Proposal — to approve the adjournment of the iCoreConnect Special Meeting.

Q:
What vote is required to approve the proposals?

A:
FGMC Proposal 1 — the FGMC Business Combination Proposal requires the affirmative vote of the majority of the issued and outstanding shares of FGMC Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have the effect of a vote “AGAINST” such proposal. Broker non-votes will have no effect on the outcome of each proposal.

FGMC Proposal 2 — the FGMC Common Conversion Proposal requires the vote of the majority of the outstanding shares of FGMC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” such proposal.
FGMC Proposal 3 — the FGMC Charter Amendment Proposal requires the vote of the majority of the outstanding shares of FGMC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” such proposal.
FGMC Proposal 4 — the FGMC Advisory Charter Proposals are a non-binding advisory vote, and will require the affirmative vote of the majority of the issued and outstanding shares of FGMC Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have effect of a vote “AGAINST” such proposal. Broker non-votes have no effect on the outcome of the FGMC Advisory Charter Proposals.

FGMC Proposal 5 — the FGMC Nasdaq Proposal, requires the affirmative vote of the holders of a majority of the shares of FGMC Common Stock present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have the effect of a vote “AGAINST” such proposal. Broker non-votes have no effect on the outcome of the proposal.
FGMC Proposal 6 — the FGMC Directors Proposal requires the vote of a plurality of the shares of the FGMC Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the FGMC Special Meeting. Votes “withheld” and broker non-votes will have no effect on the vote for the FGMC Directors Proposal.
FGMC Proposal 7 — the FGMC Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the shares of FGMC Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the FGMC Special Meeting. Abstentions will have the effect of a vote “AGAINST” such proposal. Broker non-votes have no effect on the outcome of the FGMC Incentive Plan Proposal.
FGMC Proposal 8 — the FGMC Adjournment Proposal requires the vote of the majority of the outstanding shares of FGMC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the FGMC NTA Requirement Amendment Proposal.
FGMC Proposal 9 — the FGMC Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of FGMC Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the FGMC Special Meeting. Abstentions will have the effect of a vote “AGAINST” such proposal. Broker non-votes have no effect on the outcome of the proposal.
iCoreConnect Proposal 1 — The iCoreConnect Business Combination Proposal requires the affirmative vote of the majority of votes cast by stockholders present in person or represented by proxy at the iCoreConnect Special Meeting. Abstentions will have the effect of a vote “AGAINST” such proposal. Broker non-votes have no effect on the outcome of the proposal.
iCoreConnect Proposal 2 — The iCoreConnect Adjournment Proposal requires the affirmative vote of the majority of votes cast by stockholders present in person or represented by proxy at the iCoreConnect Special Meeting. Abstentions will have the effect of a vote “AGAINST” such proposal. Broker non-votes have no effect on the outcome of the proposal.
Q:
Are any of the Proposals conditioned on one another?

A:
The FGMC Business Combination Proposal is conditioned upon the approval of (a) the FGMC Common Conversion Proposal, (b) the FGMC Charter Amendment Proposal, (c) the FGMC Nasdaq Proposal, (d) the FGMC Incentive Plan Proposal (e) in the maximum redemption scenario (discussed in more detail in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”), the NTA Requirement Amendment Proposal, and (f) the iCoreConnect Business Combination Proposal.

The FGMC Common Conversion Proposal is conditioned upon the approval of (a) the FGMC Business Combination Proposal (b) the FGMC Charter Amendment Proposal, (c) the FGMC Nasdaq Proposal, (d) the FGMC Incentive Plan Proposal (e) in the maximum redemption scenario (discussed in more detail in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”), the NTA Requirement Amendment Proposal, and (f) the iCoreConnect Business Combination Proposal.
The FGMC Charter Amendment Proposal is conditioned upon the approval of (a) the FGMC Business Combination Proposal (b) the FGMC Common Conversion Proposal, (c) the FGMC Nasdaq Proposal, (d) the FGMC Incentive Plan Proposal (e) in the maximum redemption scenario (discussed in more detail in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”), the NTA Requirement Amendment Proposal, and (f) the iCoreConnect Business Combination Proposal.

The FGMC Advisory Charter Proposal is conditioned upon the approval of (a) the FGMC Business Combination Proposal (b) the FGMC Common Conversion Proposal, (c) the FGMC Charter Amendment Proposal, (d) the FGMC Nasdaq Proposal, (e) the FGMC Incentive Plan Proposal, (f) in the maximum redemption scenario (discussed in more detail in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”), the NTA Requirement Amendment Proposal, and (g) the iCoreConnect Business Combination Proposal.
The FGMC Nasdaq Proposal is conditioned upon the approval of (a) the FGMC Business Combination Proposal (b) the FGMC Common Conversion Proposal, (c) the FGMC Charter Amendment Proposal, (d) the FGMC Incentive Plan Proposal, (e) in the maximum redemption scenario (discussed in more detail in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”), the NTA Requirement Amendment Proposal, and (f) the iCoreConnect Business Combination Proposal.
The FGMC Directors Proposal is conditioned upon the approval of (a) the FGMC Business Combination Proposal (b) the FGMC Common Conversion Proposal, (c) the FGMC Charter Amendment Proposal, (d) the FGMC Incentive Plan Proposal, (e) the FGMC Nasdaq Proposal, (f) in the maximum redemption scenario (discussed in more detail in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”), the NTA Requirement Amendment Proposal, and (g) the iCoreConnect Business Combination Proposal.
The FGMC Incentive Plan Proposal is conditioned upon the approval of (a) the FGMC Business Combination Proposal (b) the FGMC Common Conversion Proposal, (c) the FGMC Charter Amendment Proposal, (d) the FGMC Nasdaq Proposal (e) the FGMC Incentive Plan Proposal, (f) in the maximum redemption scenario (discussed in more detail in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”), the NTA Requirement Amendment Proposal, and (g) the iCoreConnect Business Combination Proposal.
The NTA Requirement Amendment Proposal is conditioned upon the approval of (a) the FGMC Business Combination Proposal (b) the FGMC Common Conversion Proposal, (c) the FGMC Charter Amendment Proposal, (d) the FGMC Nasdaq Proposal, (e) the FGMC Incentive Plan Proposal, and (f) the iCoreConnect Business Combination Proposal.
The iCoreConnect Business Combination Proposal is conditioned upon the approval of (a) the FGMC Business Combination Proposal (b) the FGMC Common Conversion Proposal, (c) the FGMC Charter Amendment Proposal, (d) the FGMC Nasdaq Proposal (e) the FGMC Incentive Plan Proposal, and (f) in the maximum redemption scenario (discussed in more detail in the section titled “Unaudited Pro Forma Condensed Combined Financial Information”), the NTA Requirement Amendment Proposal.
The Business Combination will be consummated only if the FGMC Business Combination Proposal, FGMC Common Conversion Proposal, the FGMC Charter Amendment Proposal, the FGMC Nasdaq Proposal, the FGMC Incentive Plan Proposal, the iCoreConnect Business Combination Proposal and (in a maximum redemption scenario) the NTA Requirement Amendment Proposal (collectively, the “Condition Precedent Proposals”) are approved at the Special Meetings. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The FGMC Advisory Charter Proposals and the FGMC Director Election Proposal are not a condition to the approval of any other proposal. The FGMC Adjournment Proposal and the iCoreConnect Adjournment Proposal are not a condition to, or conditioned upon the approval of any other proposal. Each of these proposals is more fully described in this joint proxy statement/prospectus, which each stockholder is encouraged to read carefully and in its entirety.
Q:
Does my vote matter?

A:
Yes, your vote is very important. The Business Combination cannot be completed unless the Merger Agreement and related transactions are approved and adopted by FGMC stockholders and the Merger Agreement and related transactions are approved and adopted by iCoreConnect stockholders.

The FGMC board of directors unanimously recommends that FGMC stockholders vote “FOR” the FGMC Business Combination Proposal, “FOR” the FGMC Common Conversion Proposal, “FOR” the

FGMC Charter Amendment Proposal, “FOR” the FGMC Advisory Charter Proposals, “FOR” the FGMC Nasdaq Proposal, “FOR” the FGMC Directors Proposal, “FOR” the FGMC Incentive Plan Proposal, “FOR” the FGMC NTA Requirement Amendment Proposal and “FOR” the FGMC Adjournment Proposal.
The iCoreConnect board of directors unanimously recommends that iCoreConnect stockholders vote “FOR” the iCoreConnect Business Combination Proposal and “FOR” the iCoreConnect Adjournment Proposal.
Q:
What will happen in the Business Combination?

A:
At the closing of the Business Combination, Merger Sub will merge with and into iCoreConnect, with iCoreConnect surviving such merger as the surviving entity, as a wholly owned subsidiary of FGMC. In connection with the Merger, FGMC will change its name to “iCoreConnect Inc.” In connection with the Business Combination, the cash held in FGMC’s Trust Account after giving effect to any redemption of shares by FGMC’s public stockholders will be used to pay certain fees and expenses in connection with the Business Combination, and for working capital and general corporate purposes. A copy of the Merger Agreement is attached to this joint proxy statement/prospectus as Annex A.

Q:
How will FGMC’s Initial Stockholders vote?

A:
FGMC’s Initial Stockholders have agreed to vote their respective shares of FGMC Common Stock acquired by them either prior to or after the IPO in favor of the FGMC Business Combination Proposal and the related proposals. FGMC will consummate the Business Combination only if a majority of the outstanding shares of FGMC Common Stock present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting are voted in favor of the Business Combination.

Q:
What is the consideration being paid to iCoreConnect stockholders?

A:
The aggregate consideration to be received by the iCoreConnect stockholders is based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments and any adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of FGMC Common Stock, occurring prior to the Closing date). In accordance with the terms and subject to the conditions of the Merger Agreement, immediately prior to the effective time of the Closing each share of issued and outstanding iCoreConnect Common Stock, shall be converted into a number of shares of FGMC Common Stock, based on the Exchange Ratio (as defined in the Merger Agreement).

Q:
Did FGMC’s board of directors obtain a fairness opinion in determining whether or not to proceed with the Business Combination?

A:
Yes, FGMC’s board of directors obtained a fairness opinion from Intrinsic, LLC (“Intrinsic”) in connection with its determination to proceed with the Business Combination and recommendation of the Business Combination to the FGMC stockholders. See “FGMC Proposal 1 — The FGMC Business Combination Proposal — Opinion of FGMC’s Financial Advisor” and the opinion (as described below) attached to this joint proxy statement/prospectus as Annex E.

Q:
Do any of FGMC’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:
In considering the recommendation of the FGMC board of directors to approve the Merger Agreement, FGMC stockholders should be aware that certain FGMC executive officers and directors may be deemed to have interests in the Business Combination that are different from, or in addition to, those of FGMC stockholders generally. These interests, which may create actual or potential conflicts of interest, are, to the extent material, described in the section titled “FGMC Proposal 1 — The FGMC Business Combination Proposal — Interests of Certain Persons in the Business Combination.”.

Q:
Do any of iCoreConnect’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:
In considering the recommendation of the iCoreConnect board of directors to approve the Merger Agreement, iCoreConnect stockholders should be aware that certain iCoreConnect executive officers and directors may be deemed to have interests in the Business Combination that are different from, or in addition to, those of iCoreConnect stockholders generally. These interests, which may create actual or potential conflicts of interest, are, to the extent material, described in the section titled “iCoreConnect Proposal 1 — The iCoreConnect Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Q:
When and where is the FGMC Special Meeting?

A:
The FGMC Special Meeting will take place on May 26, 2023, at 10:00 a.m. In light of ongoing developments related to the novel coronavirus (“COVID-19”), after careful consideration, FGMC has determined that the meeting will be a virtual meeting conducted via live webcast at https://www.cstproxy.com/fgmerger/2023 in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team.

Q:
When and where is the iCoreConnect Special Meeting?

A:
The iCoreConnect Special Meeting will take place on May 19, 2023, at 9:00 a.m. In light of ongoing developments related to the novel coronavirus (“COVID-19”), after careful consideration, iCoreConnect has determined that the meeting will be a virtual meeting conducted via live webcast at https://annualgeneralmeetings.com/icctsp2023 in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team.

Q:
Who may vote at the FGMC Special Meeting?

A:
Only holders of record of FGMC Common Stock as of the close of business on April 13, 2023, may vote at the FGMC Special Meeting. As of April 13, 2023 there were 10,157,750 shares of FGMC Common Stock outstanding and entitled to vote. Please see “The FGMC Special Meeting — Record Date; Who is Entitled to Vote” for further information.

Q:
Who may vote at the iCoreConnect Special Meeting?

A:
Only holders of record of iCoreConnect Common Stock as of the close of business on April 13, 2023, may vote at the iCoreConnect Special Meeting. As of April 13, 2023 there were 196,352,726 shares of iCoreConnect Common Stock outstanding and entitled to vote. Please see “The iCoreConnect Special Meeting — Record Date; Who is Entitled to Vote” for further information.

Q:
What is the quorum requirement for the FGMC Special Meeting?

A:
Stockholders representing a majority of the shares of FGMC Common Stock issued and outstanding as of the Record Date and entitled to vote at the FGMC Special Meeting must be present in person or represented by proxy in order to hold the FGMC Special Meeting and conduct business. This is called a quorum. Shares of FGMC Common Stock will be counted for purposes of determining if there is a quorum if the stockholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum, stockholders representing a majority of the votes present in person or represented by proxy at such meeting may adjourn the meeting until a quorum is present.

Q:
What is the quorum requirement for the iCoreConnect Special Meeting?

A:
Stockholders representing a majority of the shares of iCoreConnect Common Stock issued and outstanding as of iCoreConnect’s record date and entitled to vote at the iCoreConnect Special Meeting must be present in person or represented by proxy in order to hold the iCoreConnect Special Meeting and conduct business. This is called a quorum. Shares of iCoreConnect Common Stock will be counted for purposes of determining if there is a quorum if the stockholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum, stockholders representing a majority of the votes present in person or represented by proxy at such meeting may adjourn the meeting until a quorum is present
Q:
What is a proxy?

A:
A proxy is a stockholder’s legal designation of another person, which is referred to as a proxy, to vote such holder’s shares at a stockholder meeting. The document used to designate a proxy to vote your shares of FGMC Common Stock or iCoreConnect Common Stock, as applicable, is referred to as a proxy card.

Q:
How many votes do I and others have for the FGMC Special Meeting?

A:
You are entitled to one vote for each share of FGMC Common Stock that you held as of the Record Date. As of the close of business on the Record Date, there were 10,157,750 outstanding shares of FGMC Common Stock.

Q:
How many votes do I and others have for the iCoreConnect Special Meeting?

A:
You are entitled to one vote for each share of iCoreConnect Common Stock that you held as of the Record Date. As of the close of business on the Record Date, there were 196,352,726 outstanding shares of iCoreConnect Common Stock.

Q:
Am I required to vote against the FGMC Business Combination Proposal in order to have my public shares of FGMC Common Stock redeemed?

A:
No. Holders of FGMC Common Stock are not required to vote against the FGMC Business Combination Proposal in order to have the right to demand that FGMC redeem your shares of FGMC Common Stock for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable). These rights to demand redemption of public shares of FGMC Common Stock for cash are sometimes referred to herein as “redemption rights”. Holders of public shares of FGMC Common Stock are able to retain any warrants of FGMC entitling the holder thereof to purchase one share of FGMC Common Stock (each an “FGMC Warrant”) held by the holder regardless of whether they redeem their shares of FGMC Common Stock and regardless of how or whether they vote in the Business Combination. As of May1, 2023, the closing price of FGMC Warrants on the Nasdaq Stock Market was $0.11. If the Business Combination is not completed, holders of public shares of FGMC Common Stock electing to exercise their redemption rights will not be entitled to receive such payments and their shares will be returned to them.

Q:
Where will the Common Stock and/or the Preferred Stock of the Combined Company that I receive in the Business Combination be publicly traded?

A:
FGMC and iCoreConnect intend that the shares of the Combined Company’s common stock to be issued in the Business Combination will be listed for trading on the Nasdaq under the ticker symbol “ICCT” and, if eligible for listing, the preferred stock of the Combined Company to be issued in the Business Combination in connection with the FGMC Common Conversion will be listed for trading on the Nasdaq under the ticker symbol “ICCTP”. If the preferred stock of the Combined Company does not meet the listing standards of Nasdaq, but the common stock of the Combined Company does, then FGMC and iCoreConnect expect that the preferred stock will meet the listing requirements for the OTC Market and be listed and traded on that market.

Q:
How do I exercise my redemption rights?

A:
If you are a public stockholder and you seek to have your shares of FGMC Common Stock redeemed, you must (i) demand, no later than 5:00 p.m., Eastern Time on May 24, 2023 (at least two (2) business days before the FGMC Special Meeting), that FGMC redeem your shares into cash; and (ii) submit your request in writing to Continental Stock Transfer & Trust Company (“Continental”) at the address listed at the end of this section and deliver your shares to Continental physically or electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal at Custodian) System at least two (2) business days before the FGMC Special Meeting.

Any corrected or changed written demand of redemption rights must be received by Continental two (2) business days before the FGMC Special Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to Continental at least two (2) business days before the FGMC Special Meeting.
FGMC stockholders may seek to have their public shares of FGMC Common Stock redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of public shares of FGMC Common Stock as of the Record Date. Any public stockholder who holds shares of FGMC Common Stock on or before May 24, 2023 (two (2) business days before the FGMC Special Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.
The actual per share redemption price will be equal to the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable), divided by the number of shares of FGMC Common Stock underlying the FGMC Units sold in the IPO. Please see the section titled “The FGMC Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares of FGMC Common Stock for cash.
Q:
Will I receive Preferred Stock in connection with the FGMC Common Conversion if I exercise redemption rights?

A:
No. Any holder of FGMC Common Stock that has elected to redeem its public shares of FGMC Common Stock in connection with the Business Combination will receive a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination, and will not receive the FGMC Preferred Stock. Only holders of FGMC Common Stock who do not redeem their public shares of FGMC Common Stock will, after closing of the FGMC Common Conversion and the Business Combination, receive shares in the newly created class of preferred stock, Series A of FGMC (the “FGMC Preferred Stock”) with the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth the amendment to the Current Charter (the “Second Amended and Restated Certificate”), which is attached as Annex B to this joint proxy statement/prospectus. See “FGMC Proposal 2 — The FGMC Common Conversion Proposal.”

Q:
Will FGMC Public Warrants and FGMC Private Warrants be exercisable fo common stock or for preferred stock?

A:
The Warrant Agreements provide that in the case of any reclassification or reorganization of the issued and outstanding shares of FGMC Common Stock the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of FGMC Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification or reorganization.

Accordingly, upon the effectiveness of the FGMC Common Conversion, the Warrants will become, pursuant to their terms, exercisable for shares of FGMC Preferred Stock instead of shares of FGMC Common Stock. In addition, at any time after the effectiveness of the FGMC Common Conversion, upon the occurrence of a Mandatory Conversion Event, the Warrants will once again become, exercisable for shares of FGMC Common Stock. See “FGMC Proposal 2 — The FGMC Common Conversion Proposal — Effect on Outstanding FGMC Warrants.”
Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
In the event that a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences”) elects to redeem its FGMC Common Stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the FGMC Common Stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code. Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such U.S. Holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the FGMC Common Stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the FGMC Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the FGMC Common Stock redeemed exceeds one year. The deductibility of capital losses is subject to limitations. See “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of Exercising Redemption Rights” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its FGMC Common Stock for cash.

Q:
Will holders of iCoreConnect Common Stock be subject to U.S. federal income tax on the FGMC Common Stock received in the Merger?

A:
FGMC and iCoreConnect intend for the Merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code. If the Merger qualifies as a reorganization, the U.S. Holder of iCoreConnect Common Stock will generally not recognize any gain or loss as a result of the Merger. If the Merger fails to qualify as a reorganization within the meaning of Section 368(a) of the Code, then the U.S. Holder of iCoreConnect Common Stock would recognize gain or loss upon the exchange of its shares of iCoreConnect Common Stock for shares of FGMC Common Stock equal to the difference between the fair market value, at the time of the exchange, of the FGMC Common Stock received in the Merger and the U.S. Holder of iCoreConnect Common Stock’s tax basis in the shares of iCoreConnect Common Stock surrendered in the Merger. See “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of iCoreConnect Common Stock” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its FGMC Common Stock for cash.

Q:
What do I need to do now?

A:
You are urged to read carefully and consider the information contained in this joint proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this joint proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:
What if I hold shares in both FGMC and iCoreConnect?

A:
If you are both an FGMC stockholder and an iCoreConnect stockholder, you will receive two separate packages of proxy materials. A vote cast as an FGMC stockholder will not count as a vote cast as an iCoreConnect stockholder, and a vote cast as an iCoreConnect stockholder will not count as a vote cast as an FGMC stockholder. Therefore, please submit separate proxies for your shares of FGMC Common Stock and iCoreConnect Common Stock.

Q:
How can I vote?

A:
If you are a stockholder of record, you may vote online at the FGMC Special Meeting or the iCoreConnect Special Meeting, as applicable, or vote by proxy using the enclosed proxy card, the internet or telephone. Whether or not you plan to participate in the FGMC Special Meeting or the iCoreConnect Special Meeting, as applicable, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the FGMC Special Meeting or the iCoreConnect Special Meeting, as applicable, and vote online, if you choose.

To vote online at the FGMC Special Meeting or the iCoreConnect Special Meeting, as applicable, follow the instructions below under “How may I participate in the Special Meeting?”
To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card before the FGMC Special Meeting or the iCoreConnect Special Meeting, as applicable, we will vote your shares as you direct.
To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
To vote via the internet, please go to https://www.cstproxy.com/fgmerger/2023 or https://annualgeneralmeetings.com/icctsp2023, as applicable, and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.
Even if you plan to attend the FGMC Special Meeting or the iCoreConnect Special Meeting, as applicable, FGMC and iCoreConnect recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the respective stockholder meeting.
Additional information on attending the meetings can be found under the section titled “The FGMC Special Meeting” and under the section titled “The iCoreConnect Special Meeting”.
Q:
How may I participate in the Special Meeting?

A.
If you are a stockholder of record as of the Record Date for the FGMC Special Meeting, you should receive a proxy card from us, containing instructions on how to attend the FGMC Special Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact our transfer agent, Continental Stock Transfer at (917) 262-2373 or proxy@continentalstock.com.

You can pre-register to attend the FGMC Special Meeting starting on May 23, 2023. Go to http://www.cstproxy.com/fgmerger/2023, enter the control number found on your proxy card you previously received, as well as your name and email address. Once you pre-register you can vote. At the start of the FGMC Special Meeting you will need to re-log into http://www.cstproxy.com/fgmerger/2023 using your control number.
If your shares are held in street name, and you would like to join and not vote, Continental will issue you a guest control number. Either way, you must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the FGMC Special Meeting for processing your control number.
If you are a stockholder of record as of the Record Date for the iCoreConnect Special Meeting, you should receive a proxy card from us containing instructions on how to attend the iCoreConnect Special Meeting including the URL address and phone number, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at (917) 262-2373 or proxy@continentalstock.com..
You can pre-register to attend the iCoreConnect Special Meeting starting on May16, 2023. Go to http://annualgeneralmeetings.com/icctsp2023, enter the control number found on your proxy card you previously received, as well as your name and email address. Once you pre-register you can vote. At the start of the iCoreConnect Special Meeting you will need to re-log into http://annualgeneralmeetings.com/icctsp2023 using your control number.
If your shares are held in street name, and you would like to join and not vote, Continental will issue you a guest control number. Either way, you must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the iCoreConnect Special Meeting for processing your control number.
Q:
Who can help answer any other questions I might have about the respective special meetings?

A.
If you have any questions concerning the FGMC Special Meeting (including accessing the meeting by virtual means) or need help voting your shares of FGMC Common Stock, please contact Continental at (917) 262-2373 or proxy@continentalstock.com.

The Notice of FGMC Special Meeting, joint proxy statement/prospectus and form of proxy card are available at: https://www.cstproxy.com/fgmerger/2023.
If you have any questions concerning the iCoreConnect Special Meeting (including accessing the meeting by virtual means) or need help voting your shares of iCoreConnect Common Stock, please contact Continental at (917) 262-2378.
The Notice of iCoreConnect Special Meeting, joint proxy statement/prospectus and form of proxy card are available at: https://annualgeneralmeetings.com/icctsp2023.
Q:
If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:
No. If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any Proposal for which your broker does not have discretionary authority to vote. If a Proposal is determined to be discretionary, your broker, bank or other holder of record is permitted to vote on the Proposal without receiving voting instructions from you. If a Proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted to vote on the Proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Each of the Proposals to be presented at the FGMC Special Meeting and the iCoreConnect Special Meeting is a non-discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any of the Proposals. A broker non-vote would have no effect on the FGMC Business Combination Proposal or the iCoreConnect Business Combination Proposal.
Q:
What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:
FGMC will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the FGMC Special Meeting. For purposes of approval, an abstention on any Proposals will have the same effect as a vote “AGAINST” such Proposal.

iCoreConnect will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the iCoreConnect

Special Meeting. For purposes of approval, an abstention on any Proposals will have the same effect as a vote “AGAINST” such Proposal.
Q:
If I am not going to attend either special meeting, should I return my proxy card instead?

A:
Yes. Whether you plan to attend either special meeting virtually or not, please read this joint proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:
How can I submit a proxy?

A:
If you are an FGMC stockholder, you may submit a proxy by (a) visiting https://www.cstproxy.com/fgmerger/2023 and following the on screen instructions (have your proxy card available when you access the webpage), or (b) calling within the U.S. and Canada: 1 800-450-7155 (toll-free) and outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply), Conference ID: 8768265#, from any touch-tone phone and follow the instructions (have your proxy card available when you call), or (c) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

If you are an iCoreConnect stockholder, you may submit a proxy by (a) visiting https://annualgeneralmeetings.com/icctsp2023 and following the on screen instructions (have your proxy card available when you access the webpage), or (b) calling toll-free 1-800-785-3033 from any touch-tone phone and follow the instructions (have your proxy card available when you call), or (c) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.
Q:
If a stockholder gives a proxy, how are the shares of FGMC Common Stock or iCoreConnect Common Stock voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of FGMC Common Stock or iCoreConnect Common Stock, as applicable, in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of FGMC Common Stock or iCoreConnect Common Stock, as applicable, should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the respective special meeting.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the FGMC Special Meeting or the iCoreConnect Special Meeting, as applicable. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the FGMC Special Meeting or the iCoreConnect Special Meeting, as applicable, in person and casting your vote or by voting again by the telephone or Internet voting options described below, or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the FGMC Special Meeting or the iCoreConnect Special Meeting, as applicable. If you hold your shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

if you are an FGMC or iCoreConnect stockholder, to:
Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

Unless revoked, a proxy will be voted at the FGMC Special Meeting or the iCoreConnect Special Meeting, as applicable, in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR each of the Proposals.
Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you sign and return your proxy card without indicating how to vote on any particular Proposal, the shares represented by your proxy will be voted in favor of each Proposal. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

Q:
Where can I find the voting results of the special meetings?

A:
The preliminary voting results for each special meeting will be announced at that meeting. In addition, within four business days following the special meetings, each of FGMC and iCoreConnect intends to file the final voting results of its respective special meeting with the SEC on a Current Report on Form 8-K.

Q:
Should I send in my share certificates now to have my FGMC shares redeemed?

A:
FGMC stockholders who intend to have their public shares of FGMC Common Stock redeemed should send their certificates to Continental at least two (2) business days before the FGMC Special Meeting. Please see “The FGMC Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your FGMC shares for cash.

Q:
Who will solicit the proxies and pay the cost of soliciting proxies for the special meetings?

A:
FGMC will pay the cost of soliciting proxies for the FGMC Special Meeting. FGMC has engaged Advantage Proxy to assist in the solicitation of proxies for the FGMC Special Meeting. FGMC has agreed to pay Advantage Proxy a fee of $10,000, plus disbursements, and will reimburse Advantage Proxy for its reasonable out-of-pocket expenses and indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages, and expenses. FGMC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of FGMC Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the FGMC Common Stock and in obtaining voting instructions from those owners. FGMC directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

iCoreConnect will pay the cost of soliciting proxies for the iCoreConnect Special Meeting. iCoreConnect has engaged Advantage Proxy to assist in the solicitation of proxies for the iCoreConnect Special Meeting. iCoreConnect has agreed to pay Advantage Proxy a fee of $7,500, plus disbursements, and will reimburse Advantage Proxy for its reasonable out-of-pocket expenses and indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages, and expenses. iCoreConnect will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of iCoreConnect Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the iCoreConnect Common Stock and in obtaining voting instructions from those owners. iCoreConnect’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Q:
What happens if I sell my shares of FGMC Common Stock or iCoreConnect Common Stock before the respective special meeting?

A:
The Record Date for FGMC stockholders entitled to vote at the FGMC Special Meeting is earlier than the date of the FGMC Special Meeting, and the Record Date for iCoreConnect stockholders entitled to vote at the iCoreConnect Special Meeting is earlier than the date of the iCoreConnect Special Meeting. If you transfer your shares of FGMC Common Stock or iCoreConnect Common Stock after the respective Record Date but before the applicable special meeting, you will, unless special arrangements are made, retain your right to vote at the applicable special meeting.

Q:
When is the Business Combination expected to occur?

A:
Assuming the requisite regulatory and stockholder approvals are received, FGMC and iCoreConnect expect that the Business Combination will occur as soon as practicable following the special meetings.

Q:
Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A:
Yes. There are a number of risks related to the Business Combination and other transactions contemplated by the Merger Agreement that are discussed in this joint proxy statement/prospectus. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 37 of this joint proxy statement/prospectus.

Q:
May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:
Appraisal rights are not available to holders of shares of FGMC Common Stock in connection with the proposed Business Combination. Under the Nevada Dissenter’s Rights Statutes (NRS 92A.300 through NRS 92A.500, inclusive), any iCoreConnect stockholder who does not vote in favor of the Business Combination will have the right to dissent from the Business Combination and, in lieu of receiving the consideration with respect to the stockholder’s iCoreConnect Common Stock, obtain payment of the fair value (as defined in NRS 92A.320) of the stockholder’s iCoreConnect Common Stock, but only if the stockholder complies with all other applicable requirements under the Nevada Dissenter’s Rights Statutes. The Business Combination must also be approved by the iCoreConnect stockholders at the iCoreConnect Special Meeting in order for a dissenting shareholder to obtain payment of fair value under the Nevada Dissenter’s Rights Statutes. If the Business Combination is approved and the Merger is consummated, iCoreConnect will comply with the applicable provisions of the Nevada Dissenter’s Rights Statutes, including by providing the notification required by NRS 92A.410(2) and the dissenter’s notice described in NRS 92A.430. For additional information, see the sections titled “The FGMC Special Meeting — Appraisal Rights” and “The iCoreConnect Special Meeting — Appraisal Rights.”

Q:
What are the conditions to completion of the Merger?

A:
In addition to (a) the approval of the share issuance in connection with the Business Combination, the approval and adoption of an amendment to the FGMC Certificate of Incorporation to effectuate the FGMC Common Conversion, the adoption of the charter amendment, and the adoption of the Incentive Plan by FGMC stockholders, and (b) the approval of the Business Combination and the related transactions as set out in the Merger Agreement by iCoreConnect’s stockholders as described above, completion of the Business Combination is subject to the satisfaction of a number of other conditions, including, but not limited to, the approval of FGMC’s listing application for Common Stock of the Combined Company, and certain other closing conditions set forth in the Merger Agreement. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section titled “The Business Combination — Conditions to the Completion of the Merger.”

Q:
Is shareholder approval of FGMC Proposal 8 — the NTA Requirement Amendment Proposal, required in order for FGMC to consummate the Business Combination?

A:
The Current Charter provides that FGMC will not redeem shares of FGMC Common Stock in an amount that would cause FGMC to have net tangible assets of less than $5,000,001. The purpose of this provision was to ensure that, in connection with its initial business combination, FGMC would continue, as it has since the IPO, to not be subject to the “penny stock” rules of the SEC, and therefore not a “blank check company” as defined under Rule 419 of the Securities Act, because FGMC complied with an exclusion to the “penny stock” rules for companies that have net tangible assets of at least $5,000,001. However, FGMC believes that it may rely on another exclusion, which relates to it being listed on the Nasdaq Global Market.

FGMC will offer to its public stockholders the opportunity to redeem their shares of FGMC Common Stock in connection with the Business Combination. Therefore, if the NTA Requirement Amendment

Proposal is not approved, then FGMC would not be able to consummate the Business Combination in the maximum redemption scenario, regardless of whether the FGMC’s stockholders approve the Business Combination.
However, if the NTA Requirement Amendment Proposal is approved, then FGMC would be able to consummate the Business Combination in any redemption scenario, assuming the FGMC Stockholders approve the Business Combination and the related proposals. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information”).
Approval of the NTA Requirement Amendment Proposal requires the affirmative vote of the holders of at least 50% of the outstanding shares of FGMC Common Stock.
Q:
What respective equity stakes will FGMC stockholders and iCoreConnect stockholders hold in the Combined Company immediately following the Business Combination?

A:
As of the date of this joint proxy statement/prospectus, based on the estimated number of shares of FGMC Common Stock and iCoreConnect Common Stock that will be outstanding immediately prior to the completion of the Business Combination and the exchange ratio of 1:1, FGMC and iCoreConnect estimate that (a) public holders of shares of FGMC Common Stock as of immediately prior to the completion of the Business Combination will hold, in the aggregate, (i) approximately 0% of the issued and outstanding shares of common stock of the Combined Company immediately following the completion of the Business Combination and (ii) approximately 79% of the issued and outstanding shares of preferred stock of the Combined Company immediately following the completion of the Business Combination, (b) holders of iCoreConnect Common Stock as of immediately prior to the completion of the Business Combination will hold, in the aggregate, approximately 100% of the issued and outstanding shares of common stock of the Combined Company immediately following the completion of the Business Combination, and (c) FGMC’s Initial Stockholders as of immediately prior to the completion of the Business Combination will hold, in the aggregate, (i) approximately 0% of the issued and outstanding shares of common stock of the Combined Company immediately following the completion of the Business Combination and (ii) approximately 21% of the issued and outstanding shares of preferred stock of the Combined Company immediately following the completion of the Business Combination. The exact equity stake of FGMC stockholders and iCoreConnect stockholders in the Combined Company immediately following the Business Combination will depend on the number of shares of FGMC Common Stock and iCoreConnect Common Stock issued and outstanding immediately prior to the Business Combination and the number of redemptions by public holders of FGMC Common Stock. These estimates assume that no redemptions by public holders of FGMC Common Stock were made and no working capital adjustments will be made that would reduce the number of shares of FGMC Common Stock issuable to the iCoreConnect stockholders.

Q:
What happens if the Business Combination is not consummated?

A:
If FGMC does not consummate the Business Combination by June 1, 2023 (or no later than September 1, 2023, if extended), then pursuant to FGMC’s Current Charter, FGMC will, (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the applicable period. The estimated consideration that each FGMC common share would be paid at liquidation would be approximately $10.50 per share based on amounts on deposit in the Trust Account as of May 2, 2023. The closing price of FGMC Common Stock on the Nasdaq Stock Market as of May1, 2023 was $10.45. The Initial Stockholders waived the right to any liquidation distribution with respect to any FGMC Common Stock held by them. These waivers were agreed to in connection with FGMC’s initial public offering, and no consideration was paid to the Initial Stockholders in exchange for these waivers.
Q:
What happens to the funds deposited in the Trust Account following the Business Combination?

A:
Following the closing of the Business Combination, holders of public shares of FGMC Common Stock exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account. The balance of the funds will be released to iCoreConnect to fund working capital needs of the Combined Company. As of May 2, 2023, there was approximately $84.5 million in the Trust Account. FGMC estimates that approximately $10.50 per outstanding share of FGMC Common Stock will be paid to the investors exercising their redemption rights.

Q:
Who will manage the Combined Company after the Business Combination?

A:
As a condition to the closing of the Business Combination, the post-Business Combination board of directors will consist of five directors, which will be selected by iCoreConnect, including Robert McDermott, Kevin Patrick McDermott, Harry Joseph Travis, John Robert Pasqual and Joseph Anthony Gitto. For information on the anticipated management of the Combined Company, see the section titled “Directors and Executive Officers of the Combined Company after the Business Combination” in this joint proxy statement/prospectus.

SUMMARY OF THE PROXY STATEMENT
This summary highlights selected information from this joint proxy statement/prospectus but may not contain all of the information that may be important to you as an FGMC stockholder or an iCoreConnect stockholder. Accordingly, FGMC and iCoreConnect encourage you to read carefully this entire joint proxy statement/prospectus, including the Merger Agreement attached as Annex A. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.
Unless otherwise specified, all share calculations assume no exercise of the redemption rights by FGMC’s stockholders and no working capital adjustments will be made that would reduce the number of shares of FGMC Common Stock issuable to the iCoreConnect stockholders.
The Parties to the Business Combination
FGMC
FGMC is a blank check company incorporated in Delaware on December 23, 2020. The Company was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “business combination”).
FGMC is an early stage and emerging growth company and, as such, FGMC is subject to all of the risks associated with early stage and emerging growth companies.
The registration statement for FGMC’s IPO was declared effective on February 25, 2022. On March 1, 2022, FGMC consummated its IPO of 7,000,000 units (the “Units”) at $10.00 per Unit. In connection with the IPO, the underwriters were granted an option to purchase up to an additional 1,050,000 Units to cover over-allotment, if any. On March 3, 2022, the underwriter fully exercised their over-allotment option and purchased 1,050,000 Units. Each Unit consist of one common stock of FGMC, par value $0.0001 per share (the “Public Share”) and three-quarters of one redeemable warrant (the “Public Warrant”), each whole Public Warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to FGMC of $80,500,000. The Public Warrants will become exercisable on the later of 30 days after the completion of a business combination and 12 months from the closing of the IPO and will expire five years after the completion of a business combination or earlier upon FGMC’s liquidation. For a discussion of the effect of the FGMC Common Conversion on the Public Warrants, see “FGMC Proposal 2 — The FGMC Common Conversion Proposal — Effect on Outstanding FGMC Warrants.”
Simultaneously with the closing of the IPO, FGMC consummated private placements ( the “Private Placements”) of (i) 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, (ii) 3,950,000 $11.50 exercise price warrants (the “$11.50 Private Warrants”) at a price of $1.00 per $11.50 Private Warrant, and (iii) 55,000 units at $10.00 per unit (the “Private Units” and, together with the $15 Private Warrants and $11.50 Private Warrants, the “Private Placement Securities”) to FGMC’s sponsor, FG Merger Investors LLC (the “Sponsor”), directors, and officers, for the aggregate purchase price of $4,600,000.
Each Private Unit consists of one share of Common Stock and three-quarters of one non-redeemable warrant (“Private Unit Warrant”). Each whole Private Unit Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per share.
Each $15 Private Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, is exercisable for a period of 10 years from the date of a business combination, is non-redeemable, and may be exercised on a cashless basis. Additionally, the $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions.
Each $11.50 Private Warrant entitles the holder to purchase one common share at an exercise price of $11.50 per each share, is exercisable for a period of five years from the date of a business combination, is non-redeemable, and may be exercised on a cashless basis. Additionally, the $11.50 Private Warrants and the shares issuable upon the exercise of the $11.50 Private Warrants are not transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions.
Following the closing of the IPO on March 1, 2022, and subsequent closing of the over-allotment on March 3, 2022, a total of $82,512,500 ($10.25 per unit) from the net proceeds of the sale of Units in the IPO and the sale of Private Placement Securities as well as the proceeds from the closing of the over-allotment option were placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, until the earlier of: (i) the consummation of a business combination or (ii) the distribution of the funds in the Trust Account to FGMC’s public shareholders, as described herein. The FGMC Units, and their shares of FGMC Common Stock and FGMC Warrants are currently listed on the Nasdaq Global Market, under the symbols “FGMCU,” “FGMC,” and “FGMCW” respectively.
FGMC’s principal executive offices are located at 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143 and its telephone number is (708)870-7365.
iCoreConnect Inc.
iCoreConnect, a Nevada corporation, is a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise platform of applications and services.
Merger Sub
Merger Sub is a wholly-owned subsidiary of FGMC formed to consummate the Business Combination. Following the consummation of the Business Combination, Merger Sub will have merged with and into iCoreConnect, with iCoreConnect surviving the Merger as a wholly-owned subsidiary of FGMC.
The Merger Agreement
On January 5, 2023, FGMC entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among FGMC, FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“iCoreConnect”).
The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of FGMC, Merger Sub, and iCoreConnect.
The Business Combination
The Merger Agreement provides that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into iCoreConnect (the “Merger”), with iCoreConnect surviving as a wholly-owned subsidiary of FGMC. In connection with the Merger, FGMC will change its name to “iCoreConnect Inc.” The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”
The Business Combination is expected to close in the second quarter of 2023, subject to customary closing conditions, including the receipt of certain governmental approvals and the required approval by the stockholders of FGMC and iCoreConnect.
Pre-Closing FGMC Conversion
Prior to the Closing, each share of FGMC common stock, par value $0.0001 (“FGMC Common Stock”) shall be converted into shares of newly issued FGMC preferred stock, par value $0.0001 (“FGMC Preferred Stock”). The FGMC Preferred Stock shall have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth in Exhibit D to the Merger Agreement, including but not limited to:
•
The conversion price (“Conversion Price”) for the FGMC Preferred Stock shall initially be $10.00 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after the later of (x) date of the issuance of any shares of FGMC Preferred Stock or (y) the registration of the FGMC Common Stock underlying the FGMC Preferred Stock; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate and customary adjustment.
•
From and after the date of the issuance of any shares of FGMC Preferred Stock, dividends shall accrue at the rate per annum of 12% of the original issue price for each share of FGMC Preferred Stock, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustments).

•
Dividends shall accrue from day to day and shall be cumulative and shall be payable within fifteen (15) business days after end of the Combined Company’s second quarter, which is June 30, commencing with the quarter ending June 30, 2024 to each holder of FGMC Preferred Stock as of such date.

•
After twenty-four (24) months from the closing of the Business Combination, in the event the closing share price of the FGMC Common Stock shall exceed 140% of the Conversion Price then in effect, then (i) each outstanding share of FGMC Preferred Stock shall automatically be converted into such number of shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion and (ii) such shares may not be reissued by FGMC, subject to adjustment. At the time of such conversion, FGMC shall declare and pay all of the dividends that are accrued and unpaid as of the time of the conversion by either, at the option of FGMC, (i) issuing additional FGMC Preferred Stock or (ii) paying cash.

•
From the closing of the Business Combination until the second anniversary of the date of the original issuance of the FGMC Preferred Stock, FGMC may, at its option, pay all or part of the accruing dividends on the FGMC Preferred Stock by issuing and delivering additional shares of FGMC Preferred Stock to the holders thereof.

•
FGMC shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of FGMC unless the holders of the FGMC Preferred Stock then outstanding shall first receive, or simultaneously receive, dividends due and owing on each outstanding share of FGMC Preferred Stock.

•
In the event of any liquidation, dissolution or winding up of FGMC, the holders of shares of FGMC Preferred Stock then outstanding shall be entitled to be paid out of the assets of FGMC available for distribution to its stockholders an amount per share equal to the greater of (i) one times the applicable original issue price, plus any accrued and unpaid dividends, and (ii) such amount as would have been payable had all shares of FGMC Preferred Stock been converted into FGMC Common Stock pursuant to the following paragraph immediately prior to such liquidation, dissolution or winding up, before any payment shall be made to the holders of FGMC Common Stock.

•
Each share of FGMC Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion, subject to adjustment.

•
Immediately prior to any such optional conversion FGMC shall pay all dividends on the FGMC Preferred Stock being converted that are accrued and unpaid as of such time by, either, at the option of FGMC: (i) issuing additional FGMC Preferred Stock (which shall also be automatically converted into shares of FGMC Common Stock using the then in effect Conversion Price) or (ii) paying cash.

•
The holders of FGMC Preferred Stock will not be entitled to vote on any matters submitted to the stockholders of FGMC.

The Warrant Agreements provide that in the case of any reclassification or reorganization of the issued and outstanding shares of FGMC Common Stock the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of FGMC Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification or reorganization.
Accordingly, upon the effectiveness of the FGMC Common Conversion, the Warrants will become, pursuant to their terms, exercisable for shares of FGMC Preferred Stock instead of shares of FGMC Common Stock. In addition, at any time after the effectiveness of the FGMC Common Conversion, upon the occurrence of a Mandatory Conversion Event, the Warrants will once again become, exercisable for shares of FGMC Common Stock. See “FGMC Proposal 2 — The FGMC Common Conversion Proposal — Effect on Outstanding FGMC Warrants.”
The foregoing description of the terms of the FGMC Preferred Stock is subject to and qualified in its entirety by reference to the full text of Exhibit D to the Merger Agreement, a copy of which is attached as Annex A hereto.
Pre-Closing iCoreConnect Conversions
Prior to the Closing, (i) each vested, issued and outstanding option to purchase iCoreConnect common stock par value $0.001 (“iCoreConnect Common Stock”) shall be exercised into shares of iCoreConnect Common Stock (ii) each issued and outstanding warrant to purchase iCoreConnect Common Stock shall be exercised into shares of iCoreConnect Common Stock and (iii) the outstanding principal together with all accrued and unpaid interest under each iCoreConnect convertible promissory note shall be converted into shares of iCoreConnect Common Stock.
Business Combination Consideration
The aggregate consideration to be received by the iCoreConnect stockholders is based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments and any adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of FGMC Common Stock, occurring prior to the Closing date). In accordance with the terms and subject to the conditions of the Merger Agreement, immediately prior to the effective time of the Closing each share of issued and outstanding iCoreConnect Common Stock, shall be converted into a number of shares of FGMC Common Stock, based on the Exchange Ratio (as defined in the Merger Agreement).
Governance
The parties have agreed that effective immediately after the Closing of the Business Combination, the FGMC Board will be comprised of the directors designated by iCoreConnect by written notice to FGMC and reasonably acceptable to FGMC.
Representations and Warranties; Covenants
The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including, among others, covenants providing for (i) certain limitations on the operation of the parties’ respective businesses prior to consummation of the Business Combination, (ii) the parties’ efforts to satisfy conditions to consummation of the Business Combination, including by obtaining necessary approvals from governmental agencies (including U.S. federal antitrust authorities and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)), and (iii) the parties preparing and filing a registration statement on Form S-4 and a joint proxy statement with the Securities and Exchange Commission (the “SEC”) and taking certain other actions to obtain the requisite approval of each party’s stockholders to vote in favor of certain matters, including the adoption of the Merger Agreement and approval of the Business Combination, at special meetings to be called for the approval of such matters.
In addition, FGMC has agreed to adopt an equity incentive plan, as described in the Merger Agreement.

Conditions to Each Party’s Obligations
The obligations of FGMC and iCoreConnect to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the approval of FGMC’s stockholders, (ii) the approval of iCoreConnect’s stockholders, (iii) the expiration or termination of the applicable waiting period under the HSR Act, (iv) FGMC’s Form S-4 registration statement becoming effective and (v) FGMC having at least $5,000,001 of net tangible assets following the exercise of stockholder redemption rights in accordance with FGMC’s charter. See “FGMC Proposal 8 — The NTA Requirement Amendment Proposal.”
In addition, the obligations of FGMC and Merger Sub to consummate the Business Combination are also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of iCoreConnect being true and correct to the standards applicable to such representations and warranties and each of the covenants of iCoreConnect having been performed or complied with in all material respects, (ii) delivery of certain ancillary agreements required to be executed and delivered in connection with the Business Combination; (iii) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred, (iv) iCoreConnect having effected the conversions of outstanding iCoreConnect option, warrants and convertible promissory notes described above and (v) the $15 Exercise Price Warrants Purchase Agreement, dated as of February 25, 2022, by and between FGMC and FG Merger Investors LLC shall have been amended to provide that each $15 Exercise Price Warrant (as defined therein) shall entitle the holder thereof to purchase one share of FGMC preferred stock, par value $0.0001 per share at the exercise price of $15.00 per share. Notwithstanding the foregoing, FGMC intends to amend both the Public Warrant Agreement and the Private Warrant Agreement for the purpose of clarifying the terms thereof and curing any ambiguity that may therein with respect to the treatment of the Warrants upon the FGMC Common Conversion. Upon the effectiveness of the FGMC Common Conversion, the Warrants will become, pursuant to their terms, exercisable for shares of FGMC Preferred Stock instead of shares of FGMC Common Stock. In addition, at any time after the effectiveness of the FGMC Common Conversion, upon the occurrence of a Mandatory Conversion Event, the Warrants will once again become, exercisable for shares of FGMC Common Stock.
The obligation of iCoreConnect to consummate the Business Combination is also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of FGMC and Merger Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of FGMC and Merger Sub having been performed or complied with in all material respects and (ii) the shares of FGMC Common Stock issuable in connection with the Business Combination being listed on the Nasdaq Stock Market.
Termination
The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, but not limited to, (i) by mutual written consent of FGMC and iCoreConnect, (ii) by FGMC, on the one hand, or iCoreConnect, on the other hand, if there is any breach of the representations, warranties, covenant or agreement of the other party as set forth in the Merger Agreement, in each case, such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by either FGMC or iCoreConnect if the Business Combination is not consummated prior to the later of (A) June 1, 2023 and (B) September 1, 2023 if FGMC extends the deadline by which it must complete its initial business combination in accordance with its Current Charter, provided the failure to close by such date is not due to a breach by the terminating party and (iv) by either FGMC or iCoreConnect if a meeting of FGMC’s stockholders is held to vote on proposals relating to the Business Combination and the stockholders do not approve the proposals.
A copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the Business Combination and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. FGMC and iCoreConnect do not believe that these schedules contain information that is material to an investment decision.
Certain Related Agreements
iCoreConnect Support Agreement
In connection with the execution of the Merger Agreement, certain stockholders of iCoreConnect have entered into a support agreement (the “iCoreConnect Support Agreement”) pursuant to which the stockholders of iCoreConnect that are parties to the iCoreConnect Support Agreement have agreed to vote all shares of common stock of iCoreConnect beneficially owned by them in favor of the Merger Agreement and related transactions.
Sponsor Support Agreement
In connection with the execution of the Merger Agreement, FGMC, iCoreConnect, FG Merger Investors LLC, a Delaware limited liability company (the “Sponsor”) and certain stockholders of FGMC entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) pursuant to which the Sponsor and such stockholders agreed to, among other things, vote at any meeting of the stockholders of FGMC all of their shares of FGMC Common Stock held of record or thereafter acquired in favor of the proposals relating to the Business Combination.
Lock-Up Agreement
In connection with the Closing, the Sponsor and certain existing stockholders of FGMC and certain existing equityholders of iCoreConnect (each, a “Lock-up Holder”) will enter into an agreement (the “Lock-Up Agreement”), pursuant to which and subject to certain customary exceptions, during the period commencing on the date of the Closing and ending on the date that is one hundred eighty (180) days after the consummation of the Business Combination such Lock-up Holder will agree not to (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined in the Lock-Up Agreement, which shall include certain securities held by the Lock-Up Holders), (ii) enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, (iii) publicly disclose the intention to make any offer, sale, pledge or disposition, or (iv) enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of FGMC.
Amended and Restated Registration Rights Agreement
In connection with the Closing, FGMC will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, the Registration Rights Agreement, dated as of February 25, 2022, among FGMC and the other parties thereto is terminated and whereby FGMC will agree to, among other things, file a resale shelf registration statement registering certain of the securities held by the Holders (as defined in the Amended and Restated Registration Rights Agreement, which will include certain existing stockholders of FGMC and certain existing equityholders of iCoreConnect) no later than twenty (20) business days after the closing of the Business Combination. The Amended and Restated Registration Rights Agreement will also provide certain registration rights, including customary demand registration rights and piggyback registration rights to the Holders, subject to customary exceptions, terms and conditions. FGMC will agree to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement.

Sponsor Forfeiture Agreement
In connection with the execution of the Merger Agreement, FG Merger Investors LLC, the Sponsor, FGMC and iCoreConnect entered into a sponsor forfeiture agreement (the “Sponsor Forfeiture Agreement”) pursuant to which the Sponsor has agreed that if at the closing of the Business Combination the SPAC Closing Cash (as defined in the Sponsor Forfeiture Agreement) is less than $20,000,000 then upon and subject to such closing the Sponsor will forfeit any and all dividends accrued on any shares of FGMC Preferred Stock owned by the Sponsor, at the time of payment, whether such dividend shall be paid in cash or by the issuance of additional shares of Preferred Stock.
Voting Securities
As of the Record Date, there were 10,157,750 shares of FGMC Common Stock issued and outstanding. Only FGMC stockholders who hold shares of FGMC Common Stock of record as of the close of business on April 13, 2023 are entitled to vote at the FGMC Special Meeting or any adjournment thereof.
Approval of the FGMC Business Combination Proposal requires the affirmative vote of the majority of the issued and outstanding shares of FGMC Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have the effect of a vote “AGAINST” such proposal. Broker non-votes will have no effect on the outcome of each proposal.
Approval of the FGMC Common Conversion Proposal requires the vote of the majority of the outstanding shares of FGMC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the FGMC Common Conversion Proposal.
Approval of the FGMC Charter Amendment Proposal requires the vote of the majority of the outstanding shares of FGMC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the FGMC Charter Amendment Proposal.
Approval of each FGMC Advisory Charter Proposal is a non-binding advisory vote, and will require the affirmative vote of the majority of the issued and outstanding shares of FGMC Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have effect of a vote “AGAINST” the FGMC Advisory Charter Proposals. Broker non-votes have no effect on the outcome of the FGMC Advisory Charter Proposals.
Approval of the FGMC NTA Requirement Amendment Proposal requires the vote of the majority of the outstanding shares of FGMC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the FGMC NTA Requirement Amendment Proposal.
Approval of each of the FGMC Nasdaq Proposal, the FGMC Incentive Plan Proposal, and the FGMC Adjournment Proposal will each require the affirmative vote of the holders of a majority of the shares of FGMC Common Stock present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have the effect of a vote “AGAINST” each such proposal. Broker non-votes have no effect on the outcome of each proposal.
Approval of the FGMC Directors Proposal requires the vote of a plurality of the shares of the FGMC Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the FGMC Special Meeting. Votes “withheld” and broker non-votes will have no effect on the vote for the FGMC Directors Proposal.
As of the Record Date, there were 196,352,726 shares of iCoreConnect Common Stock issued and outstanding. Only iCoreConnect stockholders of record who hold shares of iCoreConnect Common Stock as of the close of business on April 13, 2023 are entitled to vote at the iCoreConnect Special Meeting or any adjournment thereof. Approval of the iCoreConnect Business Combination Proposal and the iCoreConnect Adjournment Proposal will each require the affirmative vote of the holders of a majority of the votes cast by stockholders present in person or represented by proxy at the iCoreConnect Special Meeting.
Abstentions will have the effect of a vote “AGAINST” such proposal. Broker non-votes will have no effect on the outcome of each proposal.

Appraisal and Dissent Rights
FGMC
Holders of FGMC Common Stock do not have appraisal or dissent rights in connection with the proposed Business Combination under the General Corporation Law of the State of Delaware (the “DGCL”).
Dissenter’s Rights for Holders of iCoreConnect Shares
Under the Nevada Dissenter’s Rights Statutes (NRS 92A.300 through NRS 92A.500, inclusive), any iCoreConnect stockholder who does not vote or sign a written consent (and who does not cause or permit the stockholder’s shares to be voted) in favor of the Business Combination will have the right to dissent from the Business Combination and, in lieu of receiving the merger consideration with respect to the stockholder’s iCoreConnect shares, obtain payment of the fair value (as defined in NRS 92A.320) of the stockholder’s iCoreConnect shares, but only if the stockholder complies with all other applicable requirements under the Nevada Dissenter’s Rights Statutes. The Business Combination must also be approved by the iCoreConnect stockholders at the iCoreConnect Special Meeting in order for a dissenting shareholder to obtain payment of fair value under the Nevada Dissenter’s Rights Statutes. If the Business Combination is approved and the Merger is consummated, iCoreConnect will comply with the applicable provisions of the Nevada Dissenter’s Rights Statutes, including by providing the notification required by NRS 92A.410(2) and the dissenter’s notice described in NRS 92A.430.
Redemption Rights
Pursuant to FGMC’s Current Charter, holders of public share of FGMC Common Stock may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two (2) business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding public shares of FGMC Common Stock. As of May 2, 2023, this would have amounted to approximately $10.50 per share.
You will be entitled to receive cash for any public shares of FGMC Common Stock to be redeemed only if you:
(i)
(a)   hold public shares of FGMC Common Stock, or

(b)   hold public shares of FGMC Common Stock through FGMC Units and you elect to separate your FGMC Units into the underlying public shares and warrants prior to exercising your redemption rights with respect to the public shares of FGMC Common Stock; and
(ii)
prior to 5:00 p.m., Eastern Time, on May 24, 2023, (a) submit a written request to Continental that FGMC redeem your public shares of FGMC Common Stock for cash and (b) deliver your public shares of FGMC Common Stock to Continental, physically or electronically through DTC.

Holders of outstanding FGMC Units must separate the underlying public shares of FGMC Common Stock prior to exercising redemption rights with respect to the public shares of FGMC Common Stock. If the FGMC Units are registered in a holder’s own name, the holder must deliver the certificate for its FGMC Units to Continental, with written instructions to separate the FGMC Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the public shares of FGMC Common Stock from the FGMC Units.
If a holder exercises his or her redemption rights, then such holder will be exchanging the public shares of FGMC Common Stock for cash and will not own shares of the Combined Company. Such a holder will be entitled to receive cash for its public shares of FGMC Common Stock only if it properly demands redemption and delivers its public shares of FGMC Common Stock (either physically or electronically) to Continental in accordance with the procedures described herein. Please see the section titled “The FGMC

Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your public shares of FGMC Common Stock for cash.
Transaction costs in connection with FGMC’s IPO included $750,000 of underwriting fees, which remain constant and are not adjusted based on redemptions. The following table presents the underwriting fee as a percentage of the aggregate proceeds from the IPO under each redemption scenario:
Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions		Assuming 75% Redemptions		Assuming Maximum Redemptions
(Net Shares)	Fee as a % of IPO Proceeds (net of Redemptions)	(Net Shares)	Fee as a % of IPO Proceeds (net of Redemptions)	(Net Shares)	Fee as a % of IPO Proceeds (net of Redemptions)	(Net Shares)	Fee as a % of IPO Proceeds (net of Redemptions)	(Net Shares)	Fee as a % of IPO Proceeds (net of Redemptions)
8,050,000	0.90%	6,037,500	1.20%	4,025,000	1.90%	2,012,500	3.70%	0	0%
Interests of Certain Persons in the Business Combination
Interested FGMC Persons
When you consider the recommendation of FGMC’s board of directors in favor of adoption of the FGMC Business Combination Proposal and the related proposal, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:
•
If an initial business combination, such as the Business Combination, is not completed by June 1, 2023, or September 1, 2023 if FGMC’s time to complete a business combination is extended as described herein, FGMC will be required to dissolve and liquidate. In such event, the 2,012,500 founder shares currently held by FGMC’s Initial Stockholders, which were acquired prior to FGMC’s IPO will be worthless because such holders have agreed to waive their rights to any liquidation distributions. This waiver was made at the time that the founder shares were purchased for no additional consideration. The founder shares were purchased for an aggregate purchase price of $25,000, or less than $0.01 per share. Accordingly, FGMC’s Initial Stockholders will receive a positive rate of return so long as the market price of the Common Stock is at least $0.01 per share, even if public stockholders experience a negative rate of return in the Combined Company. The founder shares had an aggregate market value of approximately $21.0 million based on the closing price of FGMC shares of Common Stock on the Nasdaq Stock Market as of May 1, 2023.

•
If an initial business combination, such as the Business Combination, is not completed by June 1, 2023, or September 1, 2023 if FGMC’s time to complete a business combination is extended as described herein, the 55,000 Private Units, 3,950,000 $11.50 Private Warrants and 1,000,000 $15.00 Private Warrants purchased by the Sponsor for a total purchase price of $4,600,000, will be worthless. The Sponsor’s Private Units had an aggregate market value of approximately $580,000 based on the closing price of FGMC Units on the Nasdaq Stock Market as of May 1, 2023, the Sponsor’s $11.50 Private Warrants had an aggregate market value of approximately $435,000 based on the closing price of FGMC Warrants on the Nasdaq Stock Market as of May 1, 2023 and the Sponsor’s $15.00 Private Warrants had an aggregate market value of approximately $110,000 based on the closing price the Nasdaq Stock Market as of May 1, 2023.

•
If the Trust Account is liquidated, including in the event FGMC is unable to consummate the Business Combination or an initial business combination within the required time period, the Sponsor has agreed to indemnify FGMC to ensure that the proceeds in the Trust Account are not reduced below $10.25 per share of FGMC Common Stock, or such lesser amount per share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account.

•
The exercise of FGMC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

•
In December 2022, affiliates of Wes Schrader, our Chief Executive Officer, and Ryan Turner, one of our directors and two individuals providing accounting services to FGMC, purchased 2,844,841 shares of iCoreConnect Common Stock for an aggregate amount of approximately $228,000 directly from a shareholder of iCoreConnect, which shares comprise approximately 1.5% of iCoreConnect’s issued and outstanding Common Stock.

•
On March 15, 2023, affiliates of our Chairman, Larry Swets, our Senior Advisor, Kyle Cerminara and our director, Hassan Baqar, collectively loaned $550,000 to iCoreConnect, as part of a $2.5 million bridge loan (the “Bridge Loan”). In addition, on March 15, 2023 an affiliate of our CEO, Wes Schrader loaned $100,000.00 to iCoreConnect as part of the Bridge Loan. The Bridge Loan bears a 15% per annum interest rate, matures on March 15, 2024, and after six months is convertible into iCoreConnect common stock at the option of each lender. Aside from the Bridge Loan, there are no other loans extended, fees due, or out-of-pocket expenses for which any of FG Merger Corp., the Sponsor, or any of their affiliates, or officers and directors are awaiting reimbursement.

In light of the foregoing, the Sponsor and FGMC’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with iCoreConnect rather than liquidate even if (i) iCoreConnect is a less favorable company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, the Sponsor and FGMC’s directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders.
FGMC’s Board was aware of and considered these interests and facts, among other matters, in evaluating and unanimously approving the Business Combination and in recommending to FGMC’s stockholders that they approve the Business Combination. Except as disclosed above, there are no material interests in the Business Combination held by the Sponsor or FGMC’s officers and directors, including fiduciary or contractual obligations to other entities as well as any interest in, or affiliation with, iCoreConnect.
See “FGMC Proposal 1 — The FGMC Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.
Interested iCoreConnect Persons
When you consider the recommendation of iCoreConnect’s board of directors in favor of adoption of the iCoreConnect Business Combination Proposal and other iCoreConnect Proposals, you should keep in mind that iCoreConnect’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:
•
the beneficial ownership of iCoreConnect’s board of directors and officers of an aggregate of 36,943,832 shares of iCoreConnect Common Stock, excluding the shares underlying options and warrants discussed in the bullet point below. Such shares have an aggregate market value of approximately $4.8 million based on the closing price of iCoreConnect’s Common Stock of $0.129 on the OTC Pink Sheets on April 13, 2023, the record date for the special meeting of stockholders;

•
the ownership by iCoreConnect’s board of directors and officers of options to purchase an aggregate of 29,960,000 shares of iCoreConnect Common Stock at an average exercise price of $0.11 per share and warrants to purchase an aggregate of 42,438 shares of iCoreConnect Common Stock at an average exercise price of $0.23 per share. Of the foregoing, options and warrants held by iCoreConnect’s board of directors and officers to purchase an aggregate of 8,649,104 shares of iCoreConnect Common Stock at an average exercise price of $0.11 will be exercised for iCoreConnect common stock immediately prior to the closing of the Business Combination on a cashless exercise basis, based on an assumed price equal to the per share value of the iCoreConnect Common Stock in the Business Combination, which is based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments), which per share value is significantly higher than the closing price of iCoreConnect’s Common Stock on the OTC Pink Sheets as of the date the Merger Agreement was executed;

•
as of the closing date of the Business Combination, Jeffrey Stellinga will have loans outstanding to iCoreConnect in the amount of $57,500, which are due on September 1, 2023. iCoreConnect has no obligation to repay these loans on the closing of the Business Combination and intends to satisfy these debt as they become due. As of the closing date, iCoreConnect will have no other outstanding debt or expense reimbursement obligations to its officers or directors;
•
the anticipated continuation of Robert McDermott, Archit Shah, Jeffrey Stellinga, David Fidanza, and Muralidar Chakravarthi as officers of the Combined Company following the Business Combination; and

•
the anticipated continuation of Robert McDermott, Kevin Patrick McDermott, Harry Joseph Travis, John Robert Pasqual and Joseph Anthony Gitto as members of the Combined Company’s board of directors following the Business Combination.

Anticipated Accounting Treatment
The Business Combination will be accounted for as a “reverse acquisition” in accordance with U.S. GAAP. Under this method of accounting FGMC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the stockholders of iCoreConnect are expected to control the Combined Company through control of the board of directors as well as having majority voting power, iCoreConnect will comprise all of the ongoing operations of the Combined Company, the designees of iCoreConnect will comprise a majority of the board of directors of the Combined Company, and iCoreConnect’s current management will represent the management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of iCoreConnect issuing stock for the net assets of FGMC, accompanied by a recapitalization. The net assets of FGMC will be stated at historical cost. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of iCoreConnect.
Summary of Material United States Federal Income Tax Considerations
For a description of certain U.S. federal income tax consequences of the Business Combination, the exercise of redemption rights in respect of FGMC Common Stock and the ownership and disposition of iCoreConnect Common Stock, please see the information set forth in “Material U.S. Federal Income Tax Considerations.”.
Recommendations of FGMC’s Board of Directors
After careful consideration of the terms and conditions of the Merger Agreement, FGMC’s board of directors has determined that Business Combination and the transactions contemplated thereby are fair to, and in the best interests of, FGMC and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the board reviewed certain current and historical financial information for iCoreConnect, as well as the projected financial information of iCoreConnect described elsewhere in this joint proxy statement/prospectus as well as the fairness opinion provided by Intrinsic attached hereto as Annex E. The Board recommends that FGMC’s stockholders vote:
•
FOR the FGMC Business Combination Proposal;

•
FOR the FGMC Common Conversion Proposal;

•
FOR the FGMC Charter Amendment Proposal;

•
FOR the FGMC Advisory Charter Proposals;

•
FOR the FGMC Nasdaq Proposal;

•
FOR the FGMC Directors Proposal;

•
FOR the FGMC Incentive Plan Proposal;

•
FOR the FGMC NTA Requirement Amendment Proposal; and

•
FOR the FGMC Adjournment Proposal.

Recommendations of iCoreConnect’s Board of Directors
After careful consideration of the terms and conditions of the Merger Agreement, iCoreConnect’s board of directors has determined that Business Combination and the transactions contemplated thereby are fair to, and in the best interests of, iCoreConnect and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the board reviewed certain current and historical financial information for iCoreConnect, as well as the projected financial information of iCoreConnect described elsewhere in this joint proxy statement/prospectus. The Board recommends that iCoreConnect’s stockholders vote:
•
FOR the iCoreConnect Business Combination Proposal; and

•
FOR the iCoreConnect Adjournment Proposal.

Opinion of FG Merger Corp’s Financial Advisor
FGMC has retained Intrinsic to assess the fairness, from a financial perspective, of the merger consideration to be paid by FGMC in the transaction contemplated by the Merger Agreement. Intrinsic delivered its opinion to the FGMC board of directors that, as of the date of the written fairness opinion and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid, taken in the aggregate, pursuant to the Merger Agreement was fair, from a financial point of view, to the holders of FGMC Common Stock.
The full text of the written opinion of Intrinsic, dated December 31, 2022, which sets forth assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex E to this document and is incorporated herein by reference. FGMC encourages you to read the opinion carefully in its entirety.
Intrinsic’s opinion was addressed to, and provided for the information and benefit of, the FGMC board of directors (in its capacity as such) in connection with its evaluation of the proposed Business Combination. The Intrinsic opinion addresses only the fairness from a financial point of view of the transaction consideration to be paid, taken in the aggregate, pursuant to the Merger Agreement. The opinion does not constitute a recommendation to the board or to any other persons in respect of the Business Combination, including as to how any holder of shares of FGMC Common Stock should vote or act in respect of the Business Combination. Intrinsic’s opinion does not address the relative merits of the Business Combination as compared to other business or financial strategies, or business combination transactions, that might be available to FGMC, nor does it address the underlying business decision of FGMC to engage in the Business Combination. The Intrinsic opinion does not constitute a recommendation as to whether or not any holder of FGMC Common Stock should participate in connection with the offer or any other matter.
The engagement letter between FGMC and Intrinsic provides for a fee of $200,000, all of which was due and payable regardless of whether the transaction was consummated. In addition, FGMC has agreed to reimburse Intrinsic for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Intrinsic and related persons against various liabilities, including certain liabilities under the federal securities laws.
Summary Risk Factors
In evaluating the Business Combination and the Proposals to be considered and voted on at the FGMC Special Meeting and the iCoreConnect Special Meeting, as applicable, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” in this joint proxy statement/prospectus. Some of these risks related to are summarized below. References in the summary below to “iCoreConnect” generally refer to iCoreConnect in the present tense or the Combined Company from and after the Business Combination.
The following summarizes certain principal factors that make an investment in the Combined Company speculative or risky, all of which are more fully described in the “Risk Factors” section below. This summary should be read in conjunction with the “Risk Factors” section and should not be relied upon as an exhaustive summary of the material risks facing FGMC’s, iCoreConnect’s and/or the Combined Company’s businesses.

Risks Related to iCore
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iCoreConnect’s business is difficult to evaluate because it has a limited operating history.

•
Under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), iCoreConnect could face potential liability related to the privacy of health information it obtains.

•
iCoreConnect’s ability to deliver its software is dependent on the development and maintenance of the infrastructure of the Internet by third parties.

•
iCoreConnect’s business may not succeed if it is unable to keep pace with rapid technological changes.

•
The establishment of iCoreConnect brand is important to its future success.

•
iCoreConnect’s business could suffer if it is unable to protect its intellectual property rights or are liable for infringing the intellectual property rights of others.

•
iCoreConnect’s success will be limited if it is unable to attract, retain and motivate highly skilled personnel.

•
Any system failure or slowdown could significantly harm iCoreConnect’s reputation and damage its business.

•
iCoreConnect competes in a highly competitive market and many of its competitors have greater financial resources and established relationships with major corporate customers.

•
Regulatory developments in the future related to the Internet could create a legal uncertainty; such developments could materially harm iCoreConnect’s business.

•
iCoreConnect is vulnerable to changes in general economic conditions.

•
iCoreConnect has identified material weaknesses in internal control over financial reporting.

•
iCoreConnect may engage in merger and acquisition activity from time to time and may not achieve the contemplated benefits from such activity.

•
A system failure or breach of system or network security could delay or interrupt services to iCoreConnect’s customers or subject iCoreConnect to significant liability.

•
iCoreConnect’s software may not operate properly, which could damage its reputation, give rise to claims against iCoreConnect, or divert application of iCoreConnect’s resources from other purposes, any of which could harm its business and operating results.

•
If iCoreConnect’s services fail to provide accurate and timely information, or if its content or any other element of any of its services is associated with faulty clinical decisions or treatment, iCoreConnect could have liability to clients, clinicians, or patients, which could adversely affect its results of operations.

•
Because iCoreConnect generally recognizes revenues from its subscription service over the subscription term, a decrease in new subscriptions or renewals during a reporting period may not be immediately reflected in its operating results for that period.

•
The COVID-19 pandemic could continue to materially adversely affect iCoreConnect’s business, financial condition, results of operations, cash flows and day-to-day operations.

Risks Related to FGMC’s Business and the Business Combination
•
FGMC will be forced to liquidate the Trust Account if it cannot consummate a business combination by June 1, 2023 (or September 1, 2023 if FGMC’s time to complete a business combination is extended as described herein). In the event of a liquidation, FGMC’s public stockholders will receive approximately $10.50 per share of FGMC Common Stock and the FGMC Warrants will expire worthless.

•
If third parties bring claims against FGMC, the proceeds held in trust could be reduced and the per public share liquidation price received by holders of FGMC Common Stock may be less than $10.25.

•
Any distributions received by FGMC stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, FGMC was unable to pay its debts as they fell due in the ordinary course of business.

•
If FGMC’s due diligence investigation of iCoreConnect was inadequate, then stockholders following the Business Combination could lose some or all of their investment.

•
FGMC’s directors and officers may have certain conflicts in determining to recommend the Business Combination, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.

•
The unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial position or results of operations would have been.

•
If the NTA Requirement Amendment Proposal is not approved by the holders of 50% of the outstanding shares of FGMC Common Stock and if we are unable to obtain finance agreements in connection with the Business Combination, the ability of our public stockholders to redeem their shares for cash could cause our net tangible assets to be less than $5,000,001, which would prevent us from consummating the Business Combination.

•
The availability of dissenter’s rights under Nevada law for iCoreConnect stockholders in connection with the Business Combination could have an adverse impact on the economic benefits of the Business Combination.

Risks Related to Combined Company’s Common Stock, Preferred Stock and the Securities Market
•
The Combined Company’s stock price may fluctuate significantly.

•
Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

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As a holder of FGMC Preferred Stock, you will have extremely limited voting rights.

SELECTED HISTORICAL FINANCIAL DATA OF FGMC
The following table contains summary historical financial data as of and for the year ended December 31, 2022, and 2021. The statements of operations data for the year ended December 31, 2022 and 2021, and the balance sheet data as of December 31, 2021 and 2022, are derived from the audited financial statements of the Company, respectively, which are included elsewhere in this joint proxy statement/ prospectus. The information below is only a summary and should be read in conjunction with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FGMC” and “Information About the Company” and in our financial statements, and the notes and schedules related thereto, which are included elsewhere in this joint proxy statement/prospectus.
	Year ended December 31, 2022	Year ended December 31, 2021
Statement of Operations Data:
General and administrative expenses	$922,230	$1,802
Franchise taxes	170,632	—
Investment income	1,182,073	—
Income tax expense	215,000
Net (loss)	(125,789)	(1,802)
Income per share – basic and diluted, redeemable shares	0.12	—
Loss per share – basic and diluted, non-redeemable shares	$(0.46)	$—
Statement of Cash Flow Data:
Net cash used in operating activities	$(332,175)	$—
Net cash used in investing activities	(83,694,573)	—
Net cash provided by financing activities	$83,884,263	$—
	As of December 31, 2022	As of December 31, 2021
Balance Sheet Data:
Total cash	$521,865	$—
Total assets	84,441,130	—
Total liabilities	684,928	3,272
Commitments and contingencies	83,694,573	—
Total stockholders’ equity	$60,629	$(3,272)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ICORECONNECT
The following table contains summary historical financial data as of and for the year ended December 31, 2022, and as of and for the year ended December 31, 2021. The statements of operations data for the year ended December 31, 2022 and the year ended December 31, 2021, and the balance sheet data as of December 31, 2022 and December 31, 2021, are derived from the audited financial statements of the Company, respectively, which are included elsewhere in this joint proxy statement/prospectus. The information below is only a summary and should be read in conjunction with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of iCoreConnect” and “Information About the Company” and in our financial statements, and the notes and schedules related thereto, which are included elsewhere in this joint proxy statement/prospectus.
	Year ended December 31, 2022	Year ended December 31, 2021
Statements of Operations Data:
Revenues	$7,987,902	$4,956,552
Cost of sales	2,243,253	1,580,390
Gross profit	5,744,649	3,376,162
Selling, general and administrative	9,254,670	5,232,839
Depreciation and amortization	1,292,085	1,430,805
Other income expense	1,277,718	1,676,700
Net loss	$(6,079,824)	$(4,964,182)
Balance Sheets Data:
Total current assets	$1,091,668	$1,013,140
Total long term assets	5,464,516	5,617,203
Total assets	6,556,184	6,630,343
Total current liabilities	6,798,969	4,054,246
Total long term liabilities	2,258,719	1,570,806
Total shareholders’ equity/(deficit)	(2,501,504)	1,005,291
Total liabilites and shareholders’ equity/(deficit)	$6,556,184	$6,630,343
Statements of Cash Flows Data:
Net cash used in operating activities	$(1,272,995)	$(2,896,248)
Net cash used in investing activities	(293,965)	(3,518,504)
Net cash provide by financing activities	1,691,306	6,478,940
Net increase in cash	124,346	64,188
Cash, beginning of period	71,807	7,619
Cash, end of period	$196,153	$71,807

TRADING MARKET AND DIVIDENDS
FGMC
Units, Common Stock, and Warrants
The FGMC’s Units, Common Stock, and Warrants are each quoted on the Nasdaq Stock Market, under the symbols “FGMCU,” “FGMC,” and “FGMCW,” respectively. Each Unit consists of one share of common stock of FGMC, par value $0.0001 per share (the “Public Share”) and three-quarters of one redeemable warrant (the “Public Warrant”), each whole Public Warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share.
FGMC’s Dividend Policy
FGMC has not paid any cash dividends on its shares of Common Stock to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon FGMC’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. Further, if FGMC incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith. The payment of any dividends subsequent to a business combination will be within the discretion of the Combined Company’s board of directors. It is the present intention of FGMC’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.
iCoreConnect
Holders of iCoreConnect Common Stock
iCoreConnect’s Common Stock is quoted for trading on the OTC Pink Sheets under symbol “ICCT”. The closing price of iCoreConnect Common Stock on the iCoreConnect Record Date was $0.129. There can be no assurance that a liquid market for our securities will ever develop. Transfer of iCoreConnect’s Common Stock may also be restricted under the securities or blue-sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the Common Stock for an indefinite period of time.
Dividend Policy of iCoreConnect
iCoreConnect has not paid a cash dividend on the iCoreConnect Common Stock to date, and iCoreConnect does not intend to pay cash dividends in the foreseeable future.
Combined Company
Dividend Policy
Following completion of the Business Combination, the Combined Company’s board of directors will consider whether or not to institute a dividend policy. It is presently intended that the Combined Company retain its earnings for use in business operations and accordingly, it is anticipated that the Combined Company’s board of directors may not declare any dividends in the foreseeable future. Future dividends may also be limited by bank loan agreements or other financing instruments that the Combined Company may enter into in the future. The declaration and payment of dividends will be at the discretion of the Combined Company’s board of directors.

RISK FACTORS
You should consider carefully the following risk factors, as well as the other information set forth in joint this proxy statement/prospectus, before making any decision on the Business Combination and/or the other proposals on which you are being asked to vote your shares of FGMC Common Stock and/or iCoreConnect Common Stock, as applicable. Risks related to iCoreConnect, including risks related to iCoreConnect’s business, financial condition and capital requirements, development, regulatory approval and commercialization, dependence on third parties, intellectual property and taxation, will continue to be applicable to the Combined Company after the closing of the Business Combination.
Risks Related to iCoreConnect’s Business
iCoreConnect’s business is difficult to evaluate because it has a limited operating history.
Because iCoreConnect has a limited operating and revenue generating history, it does not have significant historical financial information on which to base planned revenues and operating expenses. Revenues for the years ended December 31, 2021 and December 31, 2020, were $4,956,552 and $2,123,587, respectively. iCoreConnect expects to experience fluctuations in future quarterly and annual operating results that may be caused by many factors, including: merger and acquisition activity; its ability to achieve significant sales for its products and services; the cost of technology, software and other costs associated with the production and distribution of its products and services; the size and rate of growth of the market for Internet products and online content and services; the potential introduction by others of products that are competitive with its products; the unpredictable nature of online businesses and e-commerce in general; and the general economic conditions in the United States and worldwide.
Investors should evaluate iCoreConnect considering the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. iCoreConnect may never overcome these obstacles.
Under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), iCoreConnect could face potential liability related to the privacy of health information it obtains.
Most health care providers, from which iCoreConnect may obtain patient information, are subject to privacy regulations promulgated under the Health Insurance Portability and Accountability Act of 1996, or HIPAA. Although iCoreConnect is not directly regulated by HIPAA, it could face substantial criminal penalties if it knowingly receives individually identifiable health information from a health care provider that has not satisfied HIPAA’s disclosure standards. Further, iCoreConnect may face civil liability if its HIPAA compliant system fails to satisfy its disclosure standards. Claims that iCoreConnect has violated individuals’ privacy rights or breached its contractual obligations, even if they are not found liable, could be expensive and time consuming to defend and could result in adverse publicity that could harm iCoreConnect’s business.
iCoreConnect believes that it meets the HIPAA requirements currently in effect that are applicable to its internal operations and to its clients. However, if iCoreConnect is unable to deliver application solutions that achieve or maintain compliance with the applicable HIPAA rules in effect, or as they may be modified or implemented in the future, then customers may move their businesses to application solution providers whose systems are, or will be, HIPAA compliant. As a result, iCoreConnect’s business could suffer.
If iCoreConnect’s security measures or those of its third-party data center hosting facilities, cloud computing platform providers, or third-party service partners, are breached, and unauthorized access is obtained to a customer’s data, iCoreConnect’s data or its IT systems, its services may be perceived as not being secure, customers may curtail or stop using its services, and it may incur significant legal and financial exposure and liabilities.
iCoreConnect’s services involve the storage and transmission of its customers’ patient’s health and other sensitive data, including personally identifiable information. Security breaches could expose iCoreConnect to a risk of loss of this information, litigation and possible liability. While iCoreConnect has security measures in place, they may be breached as a result of third-party action, including intentional misconduct by computer hackers, employee error, malfeasance or otherwise and result in someone obtaining unauthorized access to iCoreConnect IT systems, customers’ data or its own data, including iCoreConnect’s intellectual property and other confidential business information. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as usernames, passwords or other information in order to gain access to iCoreConnect’s customers’ data, data or IT systems. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, iCoreConnect may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, iCoreConnect’s customers may authorize third-party technology providers to access their customer data, and some of iCoreConnect’s customers may not have adequate security measures in place to protect their data that is stored on iCoreConnect’s services. Because iCoreConnect do not control its customers or third-party technology providers, or the processing of such data by third-party technology providers, it cannot ensure the integrity or security of such transmissions or processing. Malicious third parties may also conduct attacks designed to temporarily deny customers access to its systems and supporting services. Any security breach could result in a loss of confidence in the security of iCoreConnect’s software, damage its reputation, negatively impact future sales, disrupt its business and lead to legal liability.
iCoreConnect’s ability to deliver its software is dependent on the development and maintenance of the infrastructure of the Internet by third parties.
The Internet’s infrastructure is comprised of many different networks and services that are highly fragmented and distributed by design. This infrastructure is run by a series of independent third-party organizations that work together to provide the infrastructure and supporting services of the Internet under the governance of the Internet Corporation for Assigned Numbers and Names (ICANN) and the Internet Assigned Numbers Authority (IANA), now under the stewardship of ICANN.
Even though the Internet has never experienced an outage, some providers to portions of its infrastructure have experienced outages and other delays as a result of damages, denial of service attacks or related cyber incidents, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage or result in fragmentation of the Internet, resulting in multiple separate Internets. These scenarios are not under iCoreConnect’s control and could reduce the availability of the Internet to iCoreConnect or its customers for delivery of its Internet-based services. Any resulting interruptions in iCoreConnect’s services or the ability of its customers to access its services could result in a loss of potential or existing customers and harm iCoreConnect’s business.
iCoreConnect’s business may not succeed if it is unable to keep pace with rapid technological changes.
iCoreConnect’s services and products are impacted by rapidly changing technology, evolving industry standards, emerging competition and frequent new use, software and other product introductions. There can be no assurance that iCoreConnect can successfully identify new business opportunities or develop and bring new services or products to market in a timely and cost-effective manner, or those services, products or technologies developed by others will not render iCoreConnect’s services or products non-competitive or obsolete. In addition, there can be no assurance that iCoreConnect’s services, products or enhancements will achieve or sustain market acceptance or be able to address compatibility, interoperability or other issues raised by technological changes or new industry standards.
If iCoreConnect suffers system failures or overloading of computer systems, its business and prospects could be harmed. The success of iCoreConnect’s online offerings is highly dependent on the efficient and uninterrupted operation of its computer and communications hardware systems. Fire, floods, earthquakes, power fluctuations, telecommunications failures, hardware “crashes,” software failures caused by “bugs” or other causes, and similar events could damage or cause interruptions in iCoreConnect’s systems. Computer viruses, electronic break-ins or other similar disruptive problems could also adversely affect iCoreConnect’s websites. If iCoreConnect’s systems, or the systems of any of the websites on which it advertises or with which it has material marketing agreements, are affected by any of these occurrences, iCoreConnect’s business, results of operations and financial condition could be materially and adversely affected.

The establishment of iCoreConnect brand is important to its future success.
Establishing and maintaining a brand name and recognition is critical for attracting and expanding iCoreConnect’s client base. The promotion and enhancement of iCoreConnect’s name depends on the effectiveness of its marketing and advertising efforts and on its success in continuing to provide high-quality services, neither of which can be assured. If iCoreConnect’s brand marketing efforts are unsuccessful, its business could fail.
iCoreConnect’s business could suffer if it is unable to protect its intellectual property rights or are liable for infringing the intellectual property rights of others.
iCoreConnect has certain trade secrets and other similar intellectual property which are significant to its success, and iCoreConnect relies upon related law, trade secret protection, and other confidentiality and license agreements with its employees, strategic partners, and others to protect its proprietary rights to the extent such protection is available and enforceable. Such protection has only limited effectiveness. The development of the Internet has also increased the ease with which third parties can distribute iCoreConnect’s copyrighted material without its authorization.
iCoreConnect may seek to pursue the registration of trademarks, trade dress and trade secrets in the United States and, based upon anticipated use, in certain other countries. iCoreConnect may not be entitled to the benefits of any such registration for an extended period due to the cost and delay in effecting such registration. In addition, effective trademark and trade secret protection may not be available in every country in which iCoreConnect’s products are available. iCoreConnect expects that it may license, in the future, elements of its trademarks, trade dress and other similar proprietary rights to third parties. Further, iCoreConnect may be subject to claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and intellectual property rights of third parties by iCoreConnect and its licensees.
Other parties may assert claims of infringement of intellectual property or other proprietary rights against iCoreConnect. These claims, even if without merit, could require iCoreConnect to expend significant financial and managerial resources. Furthermore, if claims like this were successful, iCoreConnect might be required to change its trademarks, alter its content or pay financial damages, any of which could substantially increase its operating expenses. iCoreConnect also may be required to obtain licenses from others to refine, develop, market and deliver new services. iCoreConnect may be unable to obtain any needed license on commercially reasonable terms or at all, and rights granted under any licenses may not be valid and enforceable.
iCoreConnect’s success will be limited if it is unable to attract, retain and motivate highly skilled personnel.
iCoreConnect’s future success will depend on its ability to attract, retain and motivate highly skilled programming, management, sales and other key personnel. Competition for such personnel is intense in the Internet industry, and iCoreConnect may be unable to successfully attract, integrate or retain sufficiently qualified personnel. In addition, iCoreConnect’s ability to generate revenues relates directly to its personnel in terms of both the numbers and expertise of the personnel it has available to work on projects. Moreover, competition for qualified employees may require iCoreConnect to increase its cash or equity compensation, which may have an adverse effect on earnings.
iCoreConnect is also dependent on the services of its executive officers and key consultants and independent agents. There can be no assurance, however, that its can obtain executives of comparable expertise and commitment in the event of death, or that its business would not suffer material adverse effects as the result of a death, disability or voluntary departure of any such executive officer. Further, the loss of the services of any one or more of iCoreConnect’s key employees or consultants could have a materially adverse effect on its business and its financial condition. In addition, iCoreConnect will also need to attract and retain other highly skilled technical and managerial personnel for whom competition is intense. If iCoreConnect is unable to do so, its business, results of operations and financial condition could be materially adversely affected.

Any system failure or slowdown could significantly harm iCoreConnect’s reputation and damage its business.
System failures would harm iCoreConnect’s reputation and reduce its attractiveness to customers. In addition, the users of the services iCoreConnect maintain for its customers depend on Internet service providers, online service providers and other web site operators for access to its web sites. Some of these providers and operators have experienced significant outages in the past, and they could experience outages, delays and other difficulties due to system failures unrelated to iCoreConnect’s systems.
iCoreConnect competes in a highly competitive market and many of its competitors have greater financial resources and established relationships with major corporate customers.
iCoreConnect’s future profitability depends on its ability to compete successfully by continuing to differentiate its products and services from the products and services of its competitors. If one or more of iCoreConnect’s competitors begins to offer integrated, Internet Based, HIPAA Compliant healthcare information collaboration solutions, there may be a material adverse effect on iCoreConnect business, financial condition or operating results. iCoreConnect believes that its ability to compete successfully depends on a number of factors, including: its ability to produce products that are superior in quality to that of its competitors and get those products and services to market quickly; its ability to deliver its products and services at a price that remains competitive with that of its competitors; its ability to respond promptly and effectively to the challenges of technological change, evolving standards, and its competitors’ innovations; the scope of its products and services and the rate at which it and its competitors introduce them; customer service and satisfaction; and industry and general economic trends.
Regulatory developments in the future related to the Internet could create a legal uncertainty; such developments could materially harm iCoreConnect’s business.
iCoreConnect is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to the access of or commerce on the Internet. However, it is possible that a number of laws and regulations will be adopted with respect to the Internet, covering issues such as user privacy, pricing, characteristics, e-mail marketing and quality of products and services. Such laws and regulations could dampen the growth and use of the Internet generally and decrease the acceptance of the Internet as a communication and commercial medium and could thereby have a material adverse effect on iCoreConnect’s business, results of operations and financial condition.
iCoreConnect is vulnerable to changes in general economic conditions.
iCoreConnect is affected by certain economic factors that are beyond its control, including changes in the overall economic environment and systemic events such as the Covid-19 Pandemic which impact its operations as well as its customers.
Legal proceedings could lead to unexpected losses.
From time to time during the normal course of carrying on iCoreConnect’s business, it may be a party to various legal proceedings through private actions, class actions, administrative proceedings, regulatory actions or other litigations or proceedings. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify. In the event that management determines that the likelihood of an adverse judgment in a pending litigation is probable and that the exposure can be reasonably estimated, appropriate reserves are recorded at that time pursuant to the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 450, “Contingencies.” The final outcome of any litigation could adversely affect operating results if the actual settlement amount exceeds established reserves and insurance coverage.
iCoreConnect has identified material weaknesses in internal control over financial reporting.
iCoreConnect is required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact its public disclosures regarding its business, financial condition or results of operations.

Any failure of these controls could also prevent iCoreConnect from maintaining accurate accounting records and discovering accounting errors and financial fraud.
For the quarter ended March 31, 2022, iCoreConnect’s principal executive officer and principal financial and accounting officer concluded that its disclosure controls and procedures were not effective due to a material weakness related to its accounting for complex financial instruments and related to its inability to adequately segregate responsibilities over the financial reporting process. In addition, in the future management’s assessment of internal controls over financial reporting may identify additional weaknesses and conditions that need to be addressed or other potential matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in iCoreConnect’s internal control over financial reporting or disclosure of management’s assessment of its internal controls over financial reporting may have an adverse impact on the price of its common stock.
iCoreConnect may engage in merger and acquisition activity from time to time and may not achieve the contemplated benefits from such activity.
iCoreConnect has engaged in recent merger and acquisition activity. Achieving the contemplated benefits from such activity may be subject to a number of significant challenges and uncertainties, including integration issues, coordination between geographically separate organizations, and competitive factors in the marketplace. iCoreConnect could also encounter unforeseen transaction and integration-related costs or other circumstances such as unforeseen liabilities or other issues. Any of these circumstances could result in increased costs, decreased revenue, decreased synergies and the diversion of management time and attention. If iCoreConnect is unable to achieve its objectives within the anticipated time frame, or at all, the expected benefits may not be realized fully or at all, or may take longer to realize than expected, which could have an adverse effect on its business, financial condition and results of operations, or cash flows. Any of these risks could harm iCoreConnect’s business. In addition, to facilitate these acquisitions or investments, iCoreConnect may seek additional equity or debt financing, which may not be available on terms favorable to iCoreConnect or at all, which may affect its ability to complete subsequent acquisitions or investments, and which may affect the risks of owning its common stock.
A system failure or breach of system or network security could delay or interrupt services to iCoreConnect’s customers or subject iCoreConnect to significant liability.
iCoreConnect has implemented security measures such as firewalls, virus protection, intrusion detection and access controls to address the risk of computer viruses and unauthorized access. However, there can be no assurances that any of these efforts will be adequate to prevent a system failure, accident or security breach, any of which could result in a material disruption to iCoreConnect’s business. In addition, substantial costs may be incurred to remedy the damages caused by any such disruptions.
iCoreConnect’s software may not operate properly, which could damage its reputation, give rise to claims against iCoreConnect, or divert application of iCoreConnect’s resources from other purposes, any of which could harm its business and operating results.
Software development is time-consuming, expensive, and complex. Unforeseen difficulties can arise. iCoreConnect may encounter technical obstacles, and it is possible that it discovers additional problems that prevent its applications from operating properly. If iCoreConnect’s systems do not function reliably or fail to achieve client expectations in terms of performance, clients could assert liability claims against iCoreConnect or attempt to cancel their contracts with iCoreConnect. This could damage iCoreConnect’s reputation and impair its ability to attract or retain clients.
Information services as complex as those iCoreConnect offer have in the past contained, and may in the future develop or contain, undetected defects, vulnerabilities, or errors. iCoreConnect cannot assure that material performance problems or defects in its services will not arise in the future. Errors may result from sources beyond iCoreConnect’s control, including the receipt, entry, or interpretation of patient information; interface of iCoreConnect’s services with legacy systems that it did not develop; or errors in data provided by third parties. It is challenging for iCoreConnect to test its software for all potential problems because it is difficult to simulate the wide variety of computing environments or treatment methodologies that its clients may deploy or rely upon. Therefore, despite testing, defects or errors may arise in iCoreConnect’s existing or new software or service processes following introduction to the market.
In light of this, defects, vulnerabilities, and errors and any failure by iCoreConnect to identify and address them could result in loss of revenue or market share; liability to clients, their patients, or others; failure to achieve market acceptance or expansion; diversion of development and management resources; delays in the introduction of new services; injury to iCoreConnect’s reputation; and increased service and maintenance costs. Defects, vulnerabilities, or errors in iCoreConnect’s software and service processes might discourage existing or potential clients from purchasing services from iCoreConnect. Correction of defects, vulnerabilities, or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects, vulnerabilities, or errors or in responding to resulting claims or liability may be substantial and could adversely affect iCoreConnect’s operating results.
If iCoreConnect’s services fail to provide accurate and timely information, or if its content or any other element of any of its services is associated with faulty clinical decisions or treatment, iCoreConnect could have liability to clients, clinicians, or patients, which could adversely affect its results of operations.
Some of iCoreConnect’s software, content, and services are used to support clinical decision-making by providers and deliver information about patient medical histories, treatment plans, medical conditions, and the use of particular medications. If iCoreConnect’s software, content, or services fail to provide accurate and timely information or it is associated with faulty clinical decisions or treatment, then clients, clinicians, or their patients could assert claims against it that could result in substantial costs to iCoreConnect, harm its reputation in the industry, and cause demand for its services to decline.
iCoreConnect’s iCoreRX service provide healthcare professionals with access to clinical information, including information regarding particular medical conditions and the use of particular medications. If iCoreConnect’s content, or content it obtains from third parties, contains inaccuracies, or it introduce inaccuracies in the process of implementing third-party content, it is possible that patients, physicians, consumers, the providers of the third-party content, or others may sue iCoreConnect if they are harmed as a result of such inaccuracies. iCoreConnect cannot assure that its quality control procedures will be sufficient to ensure that there are no errors or omissions in particular content.
The assertion of such claims and ensuing litigation, regardless of its outcome, could result in substantial cost to iCoreConnect, divert management’s attention from operations, damage its reputation, and decrease market acceptance of its services. iCoreConnect attempts to limit by contract its liability for damages and requires that its clients assume responsibility for medical care. Despite these precautions, the allocations of responsibility and limitations of liability set forth in iCoreConnect’s contracts may not be enforceable, be binding upon patients, or otherwise protect it from liability for damages. Furthermore, general liability and errors and omissions insurance coverage may not continue to be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims against iCoreConnect. In addition, the insurer might disclaim coverage as to any future claim. One or more large claims could exceed iCoreConnect’s available insurance coverage. If any of these risks occur, they could materially adversely affect iCoreConnect’s business, financial condition, or results of operations.
Because iCoreConnect generally recognizes revenues from its subscription service over the subscription term, a decrease in new subscriptions or renewals during a reporting period may not be immediately reflected in its operating results for that period.
iCoreConnect generally recognizes revenues from customers ratably over the terms of their subscriptions. Net new annual contract value from new subscriptions, expanded contracts and contract renewals entered into during a period can generally be expected to generate revenues for the duration of the subscription term. As a result, a small portion of the revenues iCoreConnect reports in each period are derived from the recognition of deferred revenues relating to subscriptions entered into during previous periods. Consequently, a decrease in new or renewed subscriptions in any single reporting period will have a limited impact on iCoreConnect’s revenues for that period. In addition, iCoreConnect’s ability to adjust its cost structure in the event of a decrease in new or renewed subscriptions may be limited.

Further, a decline in new subscriptions, expanded contracts or renewals in a given period may not be fully reflected in iCoreConnect’s revenues for that period, but they will negatively affect its revenues in future periods. Accordingly, the effect of significant downturns in sales and market acceptance of iCoreConnect’s services, and changes in its rate of renewals, may not be fully reflected in its results of operations until future periods. iCoreConnect’s subscription model also makes it difficult for it to rapidly increase its revenues through additional sales in any period, as revenues from new customers are generally recognized over the applicable subscription term. Additionally, due to the complexity of certain customer contracts, the actual revenue recognition treatment required under Accounting Standard Codification Topic 606, “Revenue from Contracts with Customers (“Topic 606”)” depends on contract-specific terms and may result in greater variability in revenues from period to period. In addition, a decrease in new subscriptions, expansion contracts or renewals in a reporting period may not have an immediate impact on billings for that period due to factors that may offset the decrease, such as an increase in billings duration, the dollar value of contracts with future start dates, or the dollar value of collections in the current period related to contracts with future start dates.
The COVID-19 pandemic could continue to materially adversely affect iCoreConnect’s business, financial condition, results of operations, cash flows and day-to-day operations.
The outbreak of COVID-19 has had an adverse impact on iCoreConnect’s operations and financial condition. The response to this coronavirus by federal, state and local governments in the U.S. has resulted in significant market and business disruptions across many industries and affecting businesses of all sizes. This pandemic has also caused significant stock market volatility and further tightened capital access for most businesses. Given that the COVID-19 pandemic and its disruptions are of an unknown duration, they could have an adverse effect on iCoreConnect’s liquidity and profitability.
The ultimate magnitude of COVID-19, including the extent of its impact on iCoreConnect’s financial and operational results, which could be material, will depend on the length of time that the pandemic continues, its effect on the demand for iCoreConnect’s products and its supply chain, the effect of governmental regulations imposed in response to the pandemic, as well as uncertainty regarding all of the foregoing. iCoreConnect cannot at this time predict the full impact of the COVID-19 pandemic, but it could have a larger material adverse effect on its business, financial condition, results of operations and cash flows.
Risks Related to FGMC’s Business and the Business Combination
FGMC will be forced to liquidate the Trust Account if it cannot consummate a business combination by June 1, 2023 (or September 1, 2023 if FGMC’s time to complete a business combination is extended as described herein). In the event of a liquidation, FGMC’s public stockholders will receive approximately $10.50 per share of FGMC Common Stock and the FGMC Warrants will expire worthless.
If FGMC is unable to complete a business combination by June 1, 2023, (or September 1, 2023 if FGMC’s time to complete a business combination is extended as described herein), and is forced to liquidate, the per-share liquidation distribution will be approximately $10.50. Furthermore, public FGMC stockholders will forfeit the FGMC Warrants included in the FGMC Units being redeemed. Assuming that 8,050,000 shares of FGMC Common Stock held by public stockholders were redeemed (i.e., the maximum redemption scenario), the 6,037,500 retained outstanding public FGMC Warrants would have an aggregate market value of approximately $664,000, based on the closing price on the Nasdaq of $0.11 per FGMC Warrant as of May 1, 2023. If a substantial number of public stockholders exercise their redemption rights, stockholders would experience dilution to the extent such FGMC Warrants are exercised for additional shares of the Combined Company’s common stock.
If third parties bring claims against FGMC, the proceeds held in trust could be reduced and the per public share liquidation price received by holders of FGMC Common Stock may be less than $10.25.
FGMC’s placing of funds in trust may not protect those funds from third party claims against FGMC. Although FGMC has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of FGMC’s public stockholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of public stockholders. If FGMC liquidates the Trust Account before the completion of a business combination and distributes the proceeds held therein to its public stockholders, the Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, FGMC cannot assure you that it will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for FGMC stockholders may be less than $10.25 per public share of FGMC Common Stock due to such claims.
Additionally, if FGMC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in FGMC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, FGMC may not be able to return $10.25 to its public stockholders.
Any distributions received by FGMC stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, FGMC was unable to pay its debts as they fell due in the ordinary course of business.
FGMC’s Current Charter provides that it will continue in existence only until June 1, 2023 (or September 1, 2023 if FGMC’s time to complete a business combination is extended as described herein ). If FGMC is unable to consummate a transaction within the required time period, upon notice from FGMC, the trustee of the Trust Account will distribute the amount in its Trust Account to its public stockholders. Concurrently, FGMC must pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although FGMC cannot assure FGMC stockholders that there will be sufficient funds for such purpose.
FGMC expects that all costs and expenses associated with implementing a plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $521,865 of proceeds held outside the Trust Account as of December 31, 2022, although FGMC cannot assure public stockholders that there will be sufficient funds for such purpose. FGMC will depend on sufficient interest being earned on the proceeds held in the Trust Account to pay any tax obligations FGMC may owe or for working capital purposes.
However, FGMC may not properly assess all claims that may be potentially brought against us. As such, FGMC stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from stockholders amounts owed to them by FGMC.
If, after we distribute the proceeds in the Trust Account to FGMC public stockholders, a liquidator is appointed in respect of FGMC, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a liquidator could seek to recover all amounts received by stockholders. In addition, FGMC’s board of directors may be viewed as having breached its fiduciary duty to creditors and/or having acted in bad faith, thereby exposing itself and us to claims of damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.
If FGMC’s due diligence investigation of iCoreConnect was inadequate, then stockholders following the Business Combination could lose some or all of their investment.
Even though FGMC conducted a due diligence investigation of iCoreConnect, it cannot be sure that this diligence uncovered all material issues that may be present inside iCoreConnect or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of iCoreConnect and its business and outside of its control will not later arise.

Stockholder litigation and regulatory inquiries and investigations are expensive and could harm FGMC’s business, financial condition and operating results and could divert management attention.
In the past, securities class action litigation and/or stockholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any stockholder litigation and/or regulatory investigations against FGMC, whether or not resolved in FGMC’s favor, could result in substantial costs and divert FGMC’s management’s attention from other business concerns, which could adversely affect FGMC’s business and cash resources and the ultimate value FGMC’s stockholders receive as a result of the Business Combination.
The Initial Stockholders who own shares of FGMC Common Stock and FGMC Private Units will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.
As of the Record Date of the FGMC Special Meeting, the Initial Stockholders owned an aggregate of 2,012,500 shares of FGMC Common Stock and 55,000 FGMC Private Units. They have waived their right to redeem any shares of FGMC Common Stock in connection with a stockholder vote to approve a proposed initial business combination, or to receive distributions with respect to any such shares upon the liquidation of the Trust Account if FGMC is unable to consummate a business combination. Based on a market price of $10.45 per share of FGMC Common Stock on May 1, 2023, the market value of the shares was approximately $21.0 million. The FGMC Private Units (including underlying securities) and founder shares acquired prior to the IPO will be worthless if FGMC does not consummate a business combination. Consequently, our directors’ discretion in identifying and selecting iCoreConnect as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in FGMC’s public stockholders’ best interest.
The waivers were made at the time that the founder shares were purchased for no additional consideration. Accordingly, if FGMC does not consummate an initial business combination, and is forced to liquidate, the Sponsor and the directors will lose their entire investment.
Conducting the Business Combination through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to completion of the Business Combination, the Combined Company may be required to take write-downs or write-offs, restructure its operations, or take impairment or other charges, any of which that could have a significant negative effect on the Combined Company’s financial condition, results of operations and the Common Stock price, which could cause FGMC’s stockholders to lose some or all of their investment.
Conducting the Business Combination through a merger rather than an underwritten offering presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that would be subject to liability for any material misstatements or omissions in a registration statement. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the business plan and any underlying financial assumptions. In this transaction there is no independent third-party underwriter selling the shares of Common Stock of the Combined Company, and, accordingly, the Combined Company’s stockholders (including FGMC’s public stockholders) will not have the benefit of an independent review and due diligence investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.
Although FGMC has conducted due diligence on iCoreConnect’s business, FGMC cannot assure its stockholders that this due diligence has identified all material issues that may be present in iCoreConnect’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of iCoreConnect’s business and outside of FGMC’s and iCoreConnect’s control will not later arise. As a result of these factors, the Combined Company may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Further, although FGMC performed a due diligence review and investigation of iCoreConnect in connection with the Business Combination, FGMC has different incentives and objectives in the Business Combination than an underwriter would in a traditional initial public offering, and therefore FGMC’s due diligence review and investigation should not be viewed as equivalent to the review and investigation that an underwriter would be expected to conduct. Even if FGMC’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with FGMC’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on the Combined Company’s liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the Combined Company or its securities. In addition, charges of this nature may cause FGMC to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of its obtaining debt financing thereafter. Accordingly, any FGMC stockholders or warrant holders who choose to remain stockholders or warrant holders of the Combined Company following the business combination could suffer a reduction in the value of their securities. These FGMC stockholders or warrant holders are unlikely to have a remedy for the reduction in value.
In addition, because the Combined Company is not conducting a traditional underwritten initial public offering, security or industry analysts may not provide, or may be less likely to provide, coverage of the Combined Company. Investment banks may also be less likely to agree to underwrite securities offerings on behalf of the Combined Company than they might if the Combined Company conducted a traditional underwritten initial public offering, because they may be less familiar with the Combined Company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the Combined Company’s Common Stock could have an adverse effect on the Combined Company’s ability to develop a liquid market for the Common Stock.
FGMC stockholders who wish to redeem their public shares in connection with a proposed business combination must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
FGMC is requiring stockholders who wish to redeem their shares of FGMC Common Stock to either tender their certificates to Continental or to deliver their shares to Continental electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System at least two (2) business days before the FGMC Special Meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.
In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and Continental will need to act to facilitate this request. It is FGMC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. However, because FGMC does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical certificate. While FGMC has been advised that it takes a short time to deliver shares of FGMC Common Stock through the DWAC System, FGMC cannot assure you of this fact. Accordingly, if it takes longer than FGMC anticipates for stockholders to deliver their shares, holders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.
Redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.
If the Business Combination is not consummated, FGMC will promptly return certificates to public stockholders who wished to redeem their shares of FGMC Common Stock in connection with the proposed Business Combination. Investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until FGMC has returned their securities to them. The market price of FGMC Common Stock may decline during this time and you may not be able to sell your shares when you wish to, even while other stockholders that did not seek redemption may be able to sell their shares.

After the Business Combination, FGMC may redeem the unexpired redeemable FGMC Warrants prior to their exercise at a time that is disadvantageous to FGMC Warrant holders, thereby making their FGMC Warrants worthless.
FGMC may call the outstanding redeemable FGMC Warrants (excluding the FGMC Warrants underlying the Private FGMC Units) for redemption, in whole and not in part, at a price of $0.01 per Warrant:
•
at any time after the FGMC Warrants become exercisable,

•
upon not less than 30 days’ prior written notice of redemption to each FGMC Warrant holder,

•
if, and only if, the reported last sale price of the FGMC Preferred Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the FGMC Warrants become exercisable and ending on the third trading day prior to the notice of redemption to public FGMC Warrant holders, and

•
if, and only if, there is a current registration statement in effect with respect to the shares of FGMC Preferred Stock underlying such FGMC Warrant at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise FGMC Warrants will be forfeited unless the FGMC Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of an FGMC Warrant will have no further rights except to receive the redemption price for such holder’s FGMC Warrant upon surrender of such FGMC Warrant. The redemption criteria for FGMC Warrants have been established at a price which is intended to provide FGMC Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the FGMC Warrant exercise price so that if the share price declines as a result of FGMC’s redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants; however, such redemption may occur at a time when the redeemable FGMC Warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of shares of FGMC Preferred Stock had FGMC Warrants remained outstanding. Historical trading prices (including recent trading prices) for FGMC Common Stock have not exceeded the $18.00 per share threshold at which the public FGMC Warrants would become redeemable. However, this could occur in connection with or after the closing of the Business Combination.
Further, if FGMC calls the FGMC Warrants for redemption as described above, management will have the option to require all holders that wish to exercise FGMC Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the FGMC Warrants for that number of FGMC shares of Preferred Stock equal to the quotient obtained by dividing (x) the product of the number of shares of FGMC Preferred Stock underlying the FGMC Warrants, multiplied by the difference between the exercise price of the FGMC Warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of FGMC Preferred Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of FGMC Warrants. Whether FGMC will exercise its option to require all holders to exercise their FGMC Warrants on a “cashless basis” will depend on a variety of factors including the price of shares of FGMC Preferred Stock at the time the FGMC Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances. Redemption of the outstanding FGMC Warrants could force holders (i) to exercise the FGMC Warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) to sell the FGMC Warrants at the then-current market price when the holder might otherwise wish to hold its FGMC Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding FGMC Warrants are called for redemption, is likely to be substantially less than the market value of the FGMC Warrants. The private FGMC Warrants are not redeemable by FGMC so long as they are held by the initial purchasers or their permitted transferees.
In the event FGMC determines to redeem the public FGMC Warrants, holders of redeemable FGMC Warrants would be notified of such redemption as described in the public warrant agreement dated as of February 25, 2022 between Continental Stock Transfer & Trust Company, as warrant agent, and FGMC, which shall be amended (the “Public Warrant Agreement”) and the private warrant agreement dated as of

February 25, 2022 between Continental Stock Transfer & Trust Company, as warrant agent, and FGMC, which shall be amended (the “Private Warrant Agreement” and together with the Public Warrant Agreement, the “Warrant Agreements”). Specifically, in the event that FGMC elects to redeem all of the redeemable FGMC Warrants as described above, it shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by FGMC not less than 30 days prior to the Redemption Date to the registered holders of the redeemable Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreements shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable FGMC Warrants will be notified of such redemption via FGMC’s posting of the redemption notice to DTC. See “Description of the Combined Company’s Securities — Warrants.”
The future exercise of registration rights may adversely affect the market price of FGMC Common Stock and/or FGMC Preferred Stock.
Certain FGMC and iCoreConnect stockholders will have registration rights for restricted securities. In connection with entry into the Merger Agreement, FGMC agreed to enter into the Amended and Restated Registration Rights Agreement with the parties thereto, whereby FGMC will agree to, among other things, file a resale shelf registration statement registering certain of the securities held by the Holders (as defined in the Amended and Restated Registration Rights Agreement, which will include certain existing stockholders of FGMC and certain existing equityholders of iCoreConnect) no later than twenty (20) business days after the closing of the Business Combination. The Amended and Restated Registration Rights Agreement will also provide certain registration rights, including customary demand registration rights and piggyback registration rights to the Holders, subject to customary exceptions, terms and conditions. Sales of a substantial number of shares of FGMC Common Stock or FGMC Preferred Stock pursuant to these resale registration statements in the public market could occur at any time the registration statements remain effective. These sales, or the perception in the market that the holders of a large number of shares of FGMC Common Stock and/or FGMC Preferred Stock intend to sell their shares, could reduce the market price of FGMC Common Stock and/or FGMC Preferred Stock, as applicable.
If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of the Combined Company’s securities may decline.
The market price of the Combined Company’s securities may decline as a result of the Business Combination if:
•
the Combined Company does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•
The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.
FGMC’s directors and officers may have certain conflicts in determining to recommend the Business Combination, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.
FGMC’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, interests of FGMC stockholders, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the shares of FGMC Common Stock and FGMC Private Units (including the underlying securities) owned by FGMC’s management and directors, or their affiliates and associates, would become worthless if the FGMC Business Combination Proposal is not approved and FGMC otherwise fails to consummate a business combination prior to June 1, 2023 (or September 1, 2023 if FGMC’s time to complete a business combination is extended as described herein 1)). See “FGMC Proposal 1 — The FGMC Business Combination Proposal — Interests of Certain Persons in the Business Combination.” for additional information.

FGMC and iCoreConnect have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is completed or by FGMC and iCoreConnect if the Business Combination is not completed.
FGMC and iCoreConnect expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, FGMC expects to incur approximately $5.5 million in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is completed or by FGMC and iCoreConnect if the Business Combination is not completed.
FGMC will incur significant transaction costs in connection with the Business Combination.
FGMC will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, FGMC may not have sufficient funds to seek an alternative business combination and may be forced to liquidate and dissolve.
The unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial position or results of operations would have been.
The unaudited pro forma condensed combined financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Combined Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.
In the event that a significant number of shares of FGMC Common Stock are redeemed, the Combined Company’s Preferred Stock may become less liquid following the Business Combination.
If the FGMC Common Conversion Proposal is approved, then the FGMC stockholders who elect not to redeem will receive shares of FGMC Preferred Stock in the Business Combination, and if a significant number of shares of FGMC Common Stock are redeemed, then FGMC may be left with a significantly small number of preferred stockholders. As a result, trading in the shares of preferred stock of the Combined Company may be limited and your ability to sell your shares of preferred stock of the Combined Company in the market could be adversely affected. In addition, given the fact that the stockholders of iCore will be receiving shares of common stock of the Combined Company in connection with the Merger, and not preferred stock, the number of holders of the Combined Company’s common stock will be less than it would be if stockholders of FGMC were remaining as common stockholders. Further, while FGMC and iCoreConnect intend that the shares of the Combined Company’s common stock to be issued in the Business Combination will be listed for trading on the Nasdaq under the ticker symbol “ICCT” and, if eligible for listing, the preferred stock of the Combined Company to be issued in the Business Combination in connection with the FGMC Common Conversion will be listed for trading on the Nasdaq under the ticker symbol “ICCTP”. And, more specifically, if the preferred stock of the Combined Company does not meet the listing standards of Nasdaq, but the common stock of the Combined Company does, while FGMC and iCoreConnect expect that the preferred stock will meet the listing requirements for the OTC Market and be listed and traded on that market, there may be less liquidity on the OTC market. If the Combined Company cannot meet the required listing standards for either or both of the Combined Company’s common stock or preferred stock, then Nasdaq may not list the Combined Company’s common stock or preferred stock on its exchange, which could limit investors’ ability to make transactions in the Combined Company’s securities and subject the Combined Company to additional trading restrictions.
The Combined Company will be required to meet the initial and continued listing requirements for both the common stock and preferred stock to be listed on the Nasdaq Stock Market. However, the Combined Company may fail to be unable to maintain the listing of its securities in the future.
If the Combined Company fails to meet the initial and continued listing requirements for its common stock and preferred stock, and Nasdaq either fails to approve the initial listing or later delists the Combined

Company’s securities, the Combined Company could face significant material adverse consequences, including:
•
a limited availability of market quotations for its securities;

•
a limited amount of news and analyst coverage for the Combined Company; and

•
a decreased ability to issue additional securities or obtain additional financing in the future

FGMC may waive one or more of the conditions to the Business Combination without resoliciting stockholder approval for the Business Combination.
FGMC may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. FGMC’s board of directors will evaluate the materiality of any waiver to determine whether amendment of this joint proxy statement/prospectus and resolicitation of proxies is warranted. In some instances, if FGMC’s board of directors determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, FGMC has the discretion to complete the Business Combination without seeking further stockholder approval. For example, it is a condition to FGMC’s obligations to close the Business Combination that there be no applicable law and no order prohibiting or preventing the consummation of the Business Combination, however, if the board determines that any such order is not material to the business of iCoreConnect, then the board may elect to waive that condition without stockholder approval and close the Business Combination.
FGMC’s stockholders will experience immediate dilution as a consequence of the issuance of common stock as consideration in the Business Combination. Having a minority share position may reduce the influence that FGMC’s current stockholders have on the management of the Combined Company.
It is anticipated that upon completion of the Business Combination, the existing iCoreConnect stockholders will own approximately 100% of the outstanding common stock of the Combined Company, FGMC’s public stockholders will retain an ownership interest of approximately 45.4% in the Combined Company through their ownership of FGMC Preferred Stock, and the Sponsor, officers and directors of FGMC will retain an ownership interest of approximately 23% in the Combined Company through their ownership of FGMC Preferred Stock.
The ownership percentage with respect to the Combined Company does not take into account (i) the redemption of any public shares of FGMC Common Stock by FGMC’s public stockholders, (ii) any working capital adjustments made that would reduce the number of shares of FGMC Common Stock issuable to the iCoreConnect stockholders or (iii) the issuance of any additional shares upon the closing of the Business Combination under the Incentive Plan. If the actual facts are different from these assumptions (which they are likely to be), the percentage ownership retained by FGMC’s stockholders in the Combined Company will be different. See “Unaudited Pro Forma Condensed Combined Financial Information.”
The table below presents possible sources of dilution and the extent of such dilution that non-redeeming public holders of shares of FGMC Common Stock could experience in connection with the Closing for multiple redemption levels. In an effort to illustrate the extent of such dilution, the table below assumes the exercise of all 6,037,500 public FGMC Warrants and 5,021,438 private FGMC Warrants but does not assume the issuance of any equity awards under the Incentive Plan. The below table also assumes that the FGMC Stockholders who receive preferred stock will immediately choose to convert the preferred stock to Common Stock, which will fully illustrate the potential dilution.
	Scenario Assuming No Redemption		Scenario Assuming 25% of redemption		Scenario Assuming 50% of redemption		Scenario Assuming 75% redemption		Scenario Assuming 100% redemption
	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%
iCoreConnect Stockholders	9,800,000	31.6%	9,800,000	34%	9,800,000	36%	9,800,000	39%	9,800,000	43%
FGMC Public Stockholders(1)	14,087,500	45.4%	12,075,000	42%	10,062,500	37%	8,050,000	32%	6,037,500	26%
FGMC Initial Stockholders(2)	7,129,188	23.0%	7,129,188	25%	7,129,188	26%	7,129,188	29%	7,129,188	31%
Total common stock outstanding	31,016,688	100%	29,004,188	100%	26,991,688	100%	24,979,188	100%	22,966,688	100%

(1)
Assumes all Public Stockholders who receive preferred stock elect to convert preferred to common stock at Closing and exercise 6,037,500 public warrants for common stock.

(2)
Assumes all Initial Stockholders who receive preferred stock elect to convert preferred to common stock at Closing and exercise 5,021,438 private warrants for common stock.

The table below presents the capitalization summary of common stock under the multiple redemption level scenarios if the FGMC stockholders did not elect to convert their preferred to common stock. The table below assumes the exercise of all 6,037,500 public FGMC Warrants and 5,021,438 private FGMC Warrants but does not assume the issuance of any equity awards under the Incentive Plan.
	Scenario Assuming No Redemption		Scenario Assuming 25% of redemption		Scenario Assuming 50% of redemption		Scenario Assuming 75% redemption		Scenario Assuming 100% redemption
	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%
iCoreConnect Stockholders	9,800,000	100.0%	9,800,000	100%	9,800,000	100%	9,800,000	100%	9,800,000	100%
FGMC Public Stockholders(1)	0	0.0%	—	0%	—	0%	—	0%	—	0%
FGMC Initial Stockholders(2)	0	0.0%	—	0%	—	0%	—	0%	—	0%
Total common stock outstanding	9,800,000	100%	9,800,000	100%	9,800,000	100%	9,800,000	100%	9,800,000	100%

(1)
Assumes all Public Stockholders who receive preferred stock continue to hold preferred stock at Closing.

(2)
Assumes all Initial Stockholders who receive preferred stock continue to hold preferred stock at Closing.

If the FGMC NTA Requirement Amendment Proposal (Proposal 8) is approved, our failure to meet the initial listing requirements of Nasdaq could result in an inability to list the Combined Company’s shares of common stock and preferred stock on Nasdaq and require it to comply with the penny stock rules and could affect our cash position following the Business Combination.
The Current Charter provides that FGMC will not redeem FGMC Common Stock in an amount that would cause net tangible assets to be less than $5,000,001. The purpose of this provision was to ensure that, in connection with its initial business combination, FGMC would continue, as it has since the IPO, to not be subject to the “penny stock” rules of the SEC, and therefore not a “blank check company” as defined under Rule 419 of the Securities Act, because FGMC complied with an exclusion to the “penny stock” rules for companies that have net tangible assets of at least $5,000,001. However, FGMC believes that it may rely on another exclusion, which relates to it being listed on the Nasdaq Global Market. If the FGMC NTA Requirement Amendment Proposal (Proposal 8) is approved, our failure to meet the initial listing requirements of Nasdaq could result in an inability of the Combined Company to list its common stock, and therefore also its preferred stock, on Nasdaq and the obligation to comply with the penny stock trading rules.
If the Combined Company is not able to list its common stock, and therefore also its preferred stock, on Nasdaq, its shares would likely then trade only in the over-the-counter market and the market liquidity of shares could be adversely affected and their market price could decrease. If the Combined Company’s shares were to trade on the over-the-counter market, selling them could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for the Combined Company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for the Combined Company’s common stock and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for the Combined Company.

Moreover, if the FGMC NTA Requirement Amendment Proposal (Proposal 8) is approved, there can be no guarantee that the Combined Company will have net tangible assets of at least $5,000,001 immediately following the closing of the Business Combination. We do not expect the approval of the FGMC NTA Requirement Amendment Proposal to have a material adverse effect on the Combined Company’s cash position following the closing of the Business Combination. See “FGMC Proposal 8 — The NTA Requirement Amendment Proposal.”
Termination of the Business Combination Agreement could negatively impact FGMC.
If the Business Combination is not completed for any reason, including FGMC stockholders declining to approve the proposals required to effect the Business Combination, the ongoing business of FGMC may be adversely impacted and, without realizing any of the anticipated benefits of completing the transactions, FGMC would be subject to a number of risks, including the following:
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FGMC may experience negative reactions from the financial markets, including negative impacts on its stock price (including to the extent that the current market price reflects a market assumption that the Business Combination will be completed); and

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FGMC will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the transaction is completed.

If the Business Combination Agreement is terminated, and FGMC’s board of directors seeks another merger or business combination, FGMC stockholders cannot be certain that FGMC will be able to find another acquisition target that would constitute a business combination or that such other merger or business combination will be completed.
The Merger Agreement contains provisions that may discourage FGMC from seeking an alternative business combination.
The Merger Agreement contains provisions that prohibit FGMC from seeking alternative business combinations during the pendency of the Business Combination. Further, if FGMC is unable to obtain the requisite approval of its stockholders, either party may terminate the Merger Agreement.
The Business Combination will result in changes to the board of directors of the Combined Company that may affect the strategy of the Combined Company.
If the parties complete the Business Combination, the composition of the board of directors of the Combined Company will change from the current boards of directors of FGMC and iCoreConnect. The board of directors of the Combined Company will consist of five directors after the completion of the Business Combination. This new composition of the Combined Company’s board of directors may affect the business strategy and operating decisions of the Combined Company upon the completion of the Business Combination.
Stockholders will have their rights as stockholders governed by the Post-Closing Combined Company Governing Documents.
As a result of the completion of the Business Combination, holders of shares of FGMC Common Stock will become holders of shares of FGMC Preferred Stock and holders of shares of iCoreConnect Common Stock will become holders of shares of Combined Company Common, each as well will be governed by the Proposed Charter. As a result, there will be differences between the rights currently enjoyed by stockholders of FGMC and iCoreConnect, respectively, and the rights that stockholders will have as stockholders of the Combined Company, some of which may be less favorable. See “Comparison of Corporate Governance and Stockholder Rights.”
The Sponsor has agreed to vote in favor of the proposals at the FGMC Special Meeting, regardless of how public stockholders vote.
As of the date hereof, the shares of FGMC Common Stock owned by the Sponsor represents approximately 19.8% of the voting power of the outstanding shares of FGMC Common Stock. Pursuant to an agreement entered into at the closing of the FGMC IPO, the Sponsor has agreed to vote its Common Stock in favor of each of the proposals at the FGMC Special Meeting, regardless of how public stockholders vote. Accordingly, the agreement by the Sponsor to vote in favor of each of the proposals at the FGMC Special Meeting will increase the likelihood that FGMC will receive the requisite stockholder approval for the Business Combination and the transactions contemplated thereby.
FGMC may amend the terms of its warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants. As a result, the exercise price of the warrants could be increased, the exercise period could be shortened and the number of shares of FGMC Common Stock or the type of security purchasable upon exercise of a Public Warrant could be changed, all without warrantholder approval.
The Public Warrants were issued in registered form under the Public Warrant Agreement. The Public Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants. Accordingly, FGMC may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.
Because the market price of shares of Combined Company Common Stock will fluctuate, iCoreConnect stockholders cannot be sure of the value of the merger consideration they will receive.
In connection with the Business Combination, stockholders of iCoreConnect will receive shares of Combined Company Common Stock. The merger consideration that iCoreConnect stockholders will therefore receive is a fixed number of shares of Combined Company Common Stock; it is not a number of shares with a particular fixed market value. See “FGMC Proposal 1 — The FGMC Business Combination Proposal — The Merger Agreement — Business Combination Consideration” for more information. The market value of Combined Company Common Stock and iCoreConnect Common Stock at or after Closing may vary significantly from their respective values on the date the Merger Agreement was executed, at the Closing date or at other dates. Stock price changes may result from a variety of factors, including changes in the business, operations or prospects of FGMC or iCoreConnect, regulatory considerations, and general business, market, industry or economic conditions. Many of these factors are outside of the control of FGMC and iCoreConnect.
If the NTA Requirement Amendment Proposal is not approved by the holders of 50% of the outstanding shares of FGMC Common Stock and if we are unable to obtain finance agreements in connection with the Business Combination, the ability of our public stockholders to redeem their shares for cash could cause our net tangible assets to be less than $5,000,001, which would prevent us from consummating the Business Combination.
Our Current Charter prevents us from consummating any Business Combination unless we have net tangible assets of at least $5,000,001 upon consummation of the Business Combination. The purpose of this provision in our Current Charter was to ensure that, in connection with its initial business combination, FGMC would continue, as it has since the IPO, to be not subject to the “penny stock” rules of the SEC, and therefore not a “blank check company” as defined under Rule 419 of the Securities Act because it complied with Rule 3a51-1(g)(1) (the “NTA Rule”). The NTA Rule is one of several exclusions from the “penny stock” rules of the SEC and FGMC believes that it may rely on another exclusion, which relates to it being listed on the Nasdaq Capital Market (Rule 3a51-1(a)(2)) (the “Exchange Rule”). Therefore, FGMC intends to rely on the Exchange Rule to not be deemed a penny stock issuer. FGMC is proposing to amend its Current Charter to add an additional basis on which FGMC may rely, as it has since the IPO, to be not subject to the “penny stock” rules of the SEC. See “FGMC Proposal 8 — The NTA Requirement Amendment Proposal.”
The ability of our public stockholders to redeem their shares for cash could cause our net tangible assets to be less than $5,000,001, unless we are able to obtain finance agreements in connection with the Business Combination. If the NTA Requirement Amendment Proposal is not approved by the holders of 50% of the outstanding shares of FGMC Common Stock and if we are unable to obtain finance agreements in connection with the Business Combination, the ability of our public stockholders to redeem their shares for cash could cause our net tangible assets to be less than $5,000,001, which would prevent us from consummating the Business Combination.
There is no guarantee that a stockholder’s decision whether to redeem its shares of FGMC Common Stock for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.
We can give no assurance as to the price at which a stockholder may be able to sell its shares of FGMC Preferred Stock in the future following the consummation of the FGMC Common Conversion and the Business Combination.
Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the stock price of the Combined Company and may result in a lower value realized upon redemption than a stockholder of FGMC might realize in the future had the stockholder not redeemed its FGMC Common Stock. Similarly, if a stockholder does not redeem its FGMC Common Stock, the stockholder will bear the risk of ownership of the FGMC Preferred Stock after the consummation of the FGMC Common Conversion and the Business Combination, and there can be no assurance that a stockholder can sell its shares of FGMC Preferred Stock in the future for a greater amount than the redemption price paid in connection with the redemption of the FGMC Common Stock in connection with the consummation of the Business Combination. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
You must tender your shares of FGMC Common Stock in order to validly seek redemption at the FGMC Special Meeting.
In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Continental or to deliver your shares of FGMC Common Stock to Continental electronically using the DTC’s DWAC (Deposit / Withdrawal At Custodian) System, in each case, at least two (2) business days before the FGMC Special Meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once a Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the Business Combination.
The Sponsor, FGMC’s executive officers and directors and certain affiliates of FGMC may have certain conflicts in connection with the Business Combination, since certain of their interests are different from, or in addition to, your interests as a stockholder of FGMC.
The Sponsor and FGMC’s executive officers and directors have interests in each of the proposals that are different from, or in addition to, and which may conflict with, your interest as a stockholder of FGMC. These interests include, among other things:
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If an initial business combination, such as the Business Combination, is not completed by June 1, 2023, or September 1, 2023 if FGMC’s time to complete a business combination is extended as described herein, FGMC will be required to dissolve and liquidate. In such event, the 2,012,500 founder shares currently held by FGMC’s Initial Stockholders, which were acquired prior to FGMC’s IPO will be worthless because such holders have agreed to waive their rights to any liquidation distributions. This waiver was made at the time that the founder shares were purchased for no additional consideration. The founder shares were purchased for an aggregate purchase price of $25,000, or less than $0.01 per share. Accordingly, Initial Stockholders will receive a positive rate of return so long as the market price of the Common Stock is at least $0.01 per share, even if public stockholders experience a negative rate of return in the Combined Company. The founder shares had an aggregate market value of approximately $20.7 million based on the closing price of FGMC shares of Common Stock on the Nasdaq Stock Market as of January 31, 2023.

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If an initial business combination, such as the Business Combination, is not completed by June 1, 2023, or September 1, 2023 if FGMC’s time to complete a business combination is extended as described herein, the 55,000 Private Units, 3,950,000 $11.50 Private Warrants and 1,000,000 $15.00 Private Warrants purchased by the Sponsor for a total purchase price of $4,600,000, will be worthless.

The Sponsor’s Private Units had an aggregate market value of approximately $580,000 based on the closing price of FGMC Units on the Nasdaq Stock Market as of May 1, 2023, the Sponsor’s $11.50 Private Warrants had an aggregate market value of approximately $435,000 based on the closing price of FGMC Warrants on the Nasdaq Stock Market as of May 1, 2023 and the Sponsor’s $15.00 Private Warrants had an aggregate market value of approximately $110,000 based on the closing price the Nasdaq Stock Market as of May 1, 2023.
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If the Trust Account is liquidated, including in the event FGMC is unable to consummate the Business Combination or an initial business combination within the required time period, the Sponsor has agreed to indemnify FGMC to ensure that the proceeds in the Trust Account are not reduced below $10.25 per share of FGMC Common Stock, or such lesser amount per share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account.

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The exercise of FGMC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

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In December 2022, affiliates of Wes Schrader, our Chief Executive Officer, and Ryan Turner, one of our directors and two individuals providing accounting services to FGMC, purchased 2,844,841 shares of iCoreConnect Common Stock for an aggregate amount of approximately $228,000 directly from a shareholder of iCoreConnect, which shares comprise approximately 1.5% of iCoreConnect’s issued and outstanding Common Stock.

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On March 15, 2023, affiliates of our Chairman, Larry Swets, our Senior Advisor, Kyle Cerminara and our director, Hassan Baqar, collectively loaned $550,000 to iCoreConnect, as part of a $2.5 million bridge loan (the “Bridge Loan”). In addition, on March 15, 2023 an affiliate of our CEO, Wes Schrader loaned $100,000.00 to iCoreConnect as part of the Bridge Loan. The Bridge Loan bears a 15% per annum interest rate, matures on March 15, 2024, and after six months is convertible into iCoreConnect common stock at the option of each lender. Aside from the Bridge Loan, there are no other loans extended, fees due, or out-of-pocket expenses for which any of FG Merger Corp., the Sponsor, or any of their affiliates, or officers and directors are awaiting reimbursement.

In light of the foregoing, the Sponsor and FGMC’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with iCoreConnect rather than liquidate even if (i) iCoreConnect is a less favorable company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, the Sponsor and FGMC’s directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders.
We may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of our Common Stock after December 31, 2022.
On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because we are a Delaware corporation and because our securities trade on Nasdaq, we are a “covered corporation” within the meaning of the Inflation Reduction Act. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), who has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of our Common Stock after December 31, 2022, including redemptions in connection with the Business Combination, unless an exemption is available. In addition, the Excise Tax would be payable by us, and not by the redeeming holder, however the mechanics of any required payment of the Excise Tax have not been determined. Further, based on recently issued interim guidance from the Internal Revenue Service and Treasury in Notice 2023-2, subject to certain exceptions, the Excise Tax should not apply in the event of FGMC’s liquidation.
The availability of dissenter’s rights under Nevada law for iCoreConnect stockholders in connection with the Business Combination could have an adverse impact on the economic benefits of the Business Combination.
Under the Nevada Dissenter’s Rights Statutes (NRS 92A.300 through NRS 92A.500, inclusive), any iCoreConnect stockholder who does not vote or sign a written consent (and who does not cause or permit the stockholder’s shares to be voted) in favor of the Merger will have the right to dissent from the Merger and, in lieu of receiving the per share consideration with respect to the stockholder’s iCoreConnect shares, obtain payment of the fair value (as defined in NRS 92A.320) of the stockholder’s iCoreConnect shares, but only if the stockholder complies with all other applicable requirements under the Nevada Dissenter’s Rights Statutes. NRS 92A.320 defines the “fair value” of a dissenter’s shares as the value of the shares determined:
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immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

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using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

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without discounting for lack of marketability or minority status.

If any iCoreConnect stockholders properly preserve, assert and exercise such dissenter’s rights and to the extent any such demands for payment of fair value cannot be settled between those stockholders and iCoreConnect within the parameters prescribed by the Nevada Dissenter’s Rights Statutes, under NRS 92.490, iCoreConnect then would be required to commence an action in Nevada state district court for a judicial determination of fair value plus accrued interest determined in accordance with NRS 92A.340. iCoreConnect reserves the right to assert in any such appraisal proceeding that, for purposes thereof, the fair value of an iCoreConnect dissenting share is less than the value of the per share consideration to be issued and paid in connection with the Business Combination. However, the fair value (as defined in NRS 92A.320) of iCoreConnect shares, as determined by the Nevada state district court under the Nevada Dissenter’s Rights Statutes, could be more than, the same as or less than the value of the consideration to be paid in connection with the Business Combination. It is difficult to predict the outcome or ultimate financial exposure, if any, represented by these matters, and any such exposure may be material. Regardless of outcome, legal proceedings can have an adverse impact on the Combined Company because of defense and settlement costs, diversion of management resources and other factors. Any such impact could have an adverse impact on the economic benefits of the Business Combination.
Risks Related to Combined Company’s Common Stock, Preferred Stock and the Securities Market
The Combined Company’s stock price may fluctuate significantly.
The market price of the Combined Company Common Stock and FGMC Preferred Stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:
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actual or anticipated fluctuations in the Combined Company’s results of operations due to factors related to its business;

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success or failure of the Combined Company’s business strategies;

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competition and industry capacity;

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changes in interest rates and other factors that affect earnings and cash flow;

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the Combined Company’s level of indebtedness, ability to make payments on or service indebtedness and the Combined Company’s ability to obtain financing as needed;

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the Combined Company’s ability to retain and recruit qualified personnel;

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the Combined Company’s quarterly or annual earnings, or those of other companies in the industry;

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announcements by us or the Combined Company’s competitors of significant acquisitions or dispositions;

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changes in accounting standards, policies, guidance, interpretations or principles;

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the failure of securities analysts to cover, or positively cover, the Combined Company’s common stock after the Business Combination;

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changes in earnings estimates by securities analysts or the Combined Company’s ability to meet those estimates;

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the operating and stock price performance of other comparable companies;

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investor perception of the Combined Company and its industry;

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overall market fluctuations unrelated to the Combined Company’s operating performance;

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results from any material litigation or government investigation;

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changes in laws and regulations (including tax laws and regulations) affecting the Combined Company’s business;

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changes in capital gains taxes and taxes on dividends affecting stockholders; and

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general economic conditions and other external factors.

Low trading volume for the Combined Company’s common stock and/or preferred stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on the Combined Company’s stock price volatility.
Should the market price of the Combined Company’s shares drop significantly, stockholders may institute securities class action lawsuits against the Combined Company. A lawsuit against the Combined Company could cause it to incur substantial costs and could divert the time and attention of management and other resources.
Your percentage ownership in the Combined Company may be diluted in the future.
Stockholders’ percentage ownership in the Combined Company may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that the Combined Company will be granting to directors, officers and other employees. iCoreConnect’s board of directors has adopted the Incentive Plan for the benefit of certain of its current and future employees, service providers and non-employee directors. Such awards will have a dilutive effect on our earnings per share, which could adversely affect the market price of the common stock.
From time-to-time, the Combined Company may opportunistically evaluate and pursue acquisition opportunities, including acquisitions for which the consideration thereof may consist partially or entirely of newly-issued shares of iCoreConnect common stock and/or preferred stock and, therefore, such transactions, if consummated, would dilute the voting power and/or reduce the value of our common stock and/or preferred stock.
Issuing additional shares of the Combined Company’s capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our common stock and/or preferred stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Additional series of preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. The Combined Company’s decision to issue securities in any future offering will depend on market conditions and other factors beyond the Combined Company’s control, which may adversely affect the amount, timing, or nature of future offerings. As a result, current stockholders bear the risk that future offerings may reduce the market price of the Combined Company’s common stock and dilute their percentage ownership.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We have applied to have the Combined Company Common Stock, the FGMC Preferred Stock and the Combined Company’s warrants listed on Nasdaq. We expect that our securities will be listed on Nasdaq at or promptly after the consummation of the Business Combination. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq we must maintain certain financial, distribution and stock price levels. We cannot assure you that we will be able to meet those initial listing requirements at that time.
Once listed on Nasdaq, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained. If Nasdaq delists any of our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, our securities may continue to be listed on OTC Pink Sheets, an inter-dealer automated quotation system for equity securities not listed on a national exchange. If our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Pink Sheets, the liquidity and price of our securities may be more limited than if we were listed on Nasdaq or another national exchange. In such event, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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more limited liquidity for our securities;

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a determination that the Combined Company Common Stock is a “penny stock” which will require brokers trading in such stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

In the event that the Combined Company fails to satisfy any of the listing requirements of the Nasdaq Global Market, Nasdaq may reject our application to list on Nasdaq, and the parties may waive the closing condition in the Merger Agreement that the Combined Company Common Stock be listed on Nasdaq at the closing of the Business Combination.
Following the Business Combination, the Combined Company Common Stock, is expected to be listed on the Nasdaq Global Market. To list these securities on the Nasdaq Global Market, the Combined Company will be required to comply with the listing requirements, including the minimum market capitalization standard, the corporate governance requirements and the minimum closing bid price requirement, among other requirements. In the event that the Combined Company fails to satisfy any of the listing requirements, Nasdaq may reject the Combined Company’s application to list its common stock on Nasdaq. Though the listing of the Combined Company Common Stock on Nasdaq is a condition to the closing of the Business Combination, the parties may waive such closing condition and proceed to close the Business Combination. If the Combined Company Common Stock is not listed on Nasdaq, it is likely to be more difficult to trade in or obtain accurate quotations as to the market price of the Combined Company Common Stock, and the Combined Company Common Stock is likely to continue to be listed on the OTC Pink Sheets. As a result, the Combined Company could face significant adverse consequences including:
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a limited availability of market quotations for its securities;

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more limited liquidity for its securities;

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a determination that the Combined Company Common Stock is a “penny stock” which will require brokers trading in the Combined Company Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

Additionally, following the Merger, the FGMC Preferred Stock is expected to be listed on the Nasdaq Global Market. To list FGMC Preferred Stock on the Nasdaq Global Market, the Combined Company will be required to comply with the necessary listing requirements, including the minimum market capitalization standard, the corporate governance requirements and the minimum closing bid price requirement, among other requirements. In the event that the Combined Company fails to satisfy any of these listing requirements, Nasdaq may reject the Combined Company’s application to list its preferred stock on Nasdaq. If the FGMC Preferred Stock is not listed on Nasdaq, it is likely to be more difficult to trade in or obtain accurate quotations as to the market price of the FGMC Preferred Stock, and the FGMC Preferred Stock may be listed on the OTC Pink Sheets. As a result, the Combined Company could face significant adverse consequences including:
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a limited availability of market quotations for its securities;

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more limited liquidity for its securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

An active trading market for the Combined Company Common Stock or the FGMC Preferred Stock may not develop.
The listing of Combined Company Common Stock or FGMC Preferred Stock on Nasdaq does not assure that a meaningful, consistent and liquid trading market for such securities exists. An active trading market for shares of Combined Company Common Stock or FGMC Preferred Stock may never develop or be sustained. If an active market for any such securities does not develop, it may be difficult for investors to sell their shares without depressing the market price for the shares or at all.
The Combined Company Common Stock will be subordinated to shares of the FGMC Stock issued in the FGMC Common Conversion.
In connection with the FGMC Common Conversion, each share of FGMC Common Stock will be converted into shares of newly issued FGMC Preferred Stock and holders of FGMC Common Stock at the time of the FGMC Common Conversion will receive shares of FGMC Preferred Stock, and their shares of FGMC Common Stock will be cancelled. Such FGMC Preferred Stock will be convertible into shares of Combined Company Common Stock at any time at the holder’s option, and in certain circumstances at Combined Company’s option, subject to the conversion procedures and at the conversion price described in the Proposed Charter. As described in the Proposed Charter, shares of FGMC Preferred Stock will rank senior to shares of Combined Company Common Stock, with respect to rights on the distribution of assets in any voluntary or involuntary liquidation, dissolutions or winding up of the affairs of the Combined Company.
Shares of FGMC Preferred Stock may be subordinate to any senior preferred stock that Combined Company Common Stock may issue and to any future indebtedness.
The Combined Company may, subject to approval by the majority of the holders of the shares of FGMC Preferred Stock, issue equity or debt securities that rank senior or pari passu to the rights of the FGMC Preferred Stock. If the Combined Company were to issue any such equity or debt securities, the shares of FGMC Preferred Stock may rank junior to such securities with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company, as well as to all creditor claims and other non-equity claims against the Combined Company and its assets available to satisfy claims on it, including claims in a bankruptcy or similar proceeding.
Because there are no current plans to pay cash dividends on Combined Company Common Stock or FGMC Preferred Stock for the foreseeable future, you may not receive any return on investment unless you sell your shares for a price greater than that which you originally paid.
The Combined Company intends to retain future earnings, if any, for future operations, expansion and debt repayment (if any) and there are no current plans to pay any cash dividends for the foreseeable future.

The declaration, amount and payment of any future dividends on shares of Combined Company Common Stock or FGMC Preferred Stock will be at the sole discretion of the Combined Company’s board of directors. The Combined Company’s board of directors may take into account general and economic conditions, the Combined Company’s financial condition and results of operations, its available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends to its stockholders or by its subsidiaries to it and such other factors as the Combined Company’s board of directors may deem relevant. In addition, the Combined Company’s ability to pay dividends may be limited by covenants of any future indebtedness the Combined Company incurs. As a result, you may not receive any return on an investment in Combined Company Common Stock or FGMC Preferred Stock unless you sell shares for a price greater than that which you originally paid.
As a holder of FGMC Preferred Stock, you will have extremely limited voting rights.
Except as provided by law, the holders of FGMC Preferred Stock will not be entitled to vote at or receive notice of any meeting of stockholders.
The Sponsor and FGMC’s directors and executive officers who hold Founder Shares, and/or Private Units may receive a positive return on the Founder Shares and/or Private Units even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination.
If FGMC is able to complete a business combination within the required time period, the Sponsor and FGMC’s directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on their investments which were acquired prior to the IPO, or concurrently with completion of the IPO, even if FGMC’s public stockholders experience a negative return on their investment in FGMC common stock after consummation of the Business Combination.
If the Combined Company Common Stock is delisted from trading, the ability of holders of Combined Company Preferred Stock to transfer or sell their shares of the FGMC Preferred Stock may be limited and the market value of the FGMC Preferred Stock will likely be materially adversely affected.
The FGMC Preferred Stock does not contain provisions that are intended to protect the holders of FGMC Preferred Stock if the Combined Company Common Stock is delisted from trading on a securities exchange. Accordingly, if the Combined Company Common Stock is delisted from trading on a securities exchange, the ability of holders of FGMC Preferred Stock to transfer or sell their shares may be limited and the market value of the FGMC Preferred Stock will likely be materially adversely affected.

THE FGMC SPECIAL MEETING
General
FGMC is furnishing this joint proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the FGMC Board for use at the FGMC Special Meeting to be held virtually at 10:00 a.m. Eastern Time, on May 26, 2023, and at any adjournment or postponement thereof. This joint proxy statement/prospectus provides FGMC stockholders with information they need to know to be able to vote or direct their vote to be cast at the special meeting.
Date, Time and Place of the Special Meeting
The FGMC Special Meeting will be held at 10:00 a.m. Eastern Time, on May 26, 2023. In light of ongoing developments related to the novel coronavirus (“COVID-19”), after careful consideration, FGMC has determined that the meeting will be a virtual meeting conducted via live webcast at https://www.cstproxy.com/fgmerger/2023 in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team.
Purpose of the FGMC Special Meeting
At the FGMC Special Meeting, FGMC is asking holders of FGMC Common Stock to consider and vote upon:
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FGMC Proposal 1 — The FGMC Business Combination Proposal — to consider and vote upon a proposal to approve the Merger Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of January 5, 2023, by and among FGMC, FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“iCoreConnect”) and the transactions contemplated thereby (the “Business Combination”), a copy of which is attached to this joint proxy statement/prospectus as Annex A. This Proposal is referred to as the “FGMC Business Combination Proposal” or “FGMC Proposal 1.”

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FGMC Proposal 2 — The FGMC Common Conversion Proposal — to adopt an amendment and restatement (the “Second Amended and Restated Certificate”) to the amended and restated certificate of incorporation of FGMC (the “Current Charter”), whereby in connection with the Closing, FGMC and the stockholders of FGMC shall effectuate an equity conversion, in which the FGMC Common Stock outstanding as of the date thereof is converted into a single class of FGMC Preferred Stock with the rights and obligations outlined in the Second Amended and Restated Certificate.. This Proposal is referred to as the “FGMC Common Conversion Proposal” or “FGMC Proposal 2.”

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FGMC Proposal 3 — The FGMC Charter Amendment Proposal  —  to approve an amendment and restatement of FGMC’s amended and restated certificate of incorporation (the “Current Charter”) in the form of the Proposed Charter attached to this joint proxy statement/prospectus as Annex C-1 to, among other things, change the name of FGMC, to iCoreConnect Inc. and effect the amendments relating to corporate governance described below in FGMC Proposal 4. This Proposal is called the “FGMC Charter Amendment Proposal” or “FGMC Proposal 3.”

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FGMC Proposal 4 — The FGMC Advisory Charter Proposals  —  to approve and adopt, on a non-binding advisory basis, certain differences in the governance provisions set forth in the Proposed Charter, as compared to FGMC’s Current Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub-proposals. These Proposals are called the “FGMC Advisory Charter Proposals” or “FGMC Proposal 4.”

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FGMC Proposal 4(A) — that, upon the consummation of the Business Combination, the Bylaws of FGMC (“Current Bylaws”) be succeeded by the proposed new bylaws (“Proposed Bylaws”) of the Combined Company, a copy of which is attached to this joint proxy statement/prospectus as Annex C-2;

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FGMC Proposal 4(B) — that the authorized capital of the Combined Company will be (a) 100,000,000 shares of common stock, par value $0.0001 per share, and (b) 200,000,000 shares of preferred stock, par value $0.0001 per share;

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FGMC Proposal 4(C) — that the Combined Company’s corporate existence will be perpetual, and to omit from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and

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FGMC Proposal 4(D) — that, upon the consummation of the Business Combination, all other changes necessary or desirable in connection with the approval of the Proposed Charter and Proposed Bylaws as part of the Business Combination are approved.

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FGMC Proposal 5 — The FGMC Nasdaq Proposal — to consider and vote upon a proposal to approve the issuance of more than 20% of the issued and outstanding shares of FGMC Common Stock in connection with the issuance of a maximum of 9,800,000 shares of FGMC Common Stock (subject to adjustment as described elsewhere herein) pursuant to the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rules 5635(a), (b), (c) and (d). This Proposal is called the “FGMC Nasdaq Proposal” or “FGMC Proposal 5.”

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FGMC Proposal 6 — The FGMC Directors Proposal   —  to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination, Robert McDermott, Kevin Patrick McDermott, Harry Joseph Travis, John Robert Pasqual and Joseph Anthony Gitto to serve on the Combined Company’s board of directors until their respective successors are duly elected and qualified (we refer to this proposal as the “FGMC Directors Proposal” or “FGMC Proposal 6” );

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FGMC Proposal 7 — The FGMC Incentive Plan Proposal  —  to approve the 2023 Equity Incentive Plan (the “Incentive Plan”), a copy of which is attached to this joint proxy statement/prospectus as Annex D, in connection with the Business Combination. This Proposal is called the “FGMC Incentive Plan Proposal” or “FGMC Proposal 7.”

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FGMC Proposal 8 — The NTA Requirement Amendment Proposal — to amend the Current Charter to expand the methods that FGMC may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. This Proposal is called the “FGMC NTA Requirement Amendment Proposal” or “FGMC Proposal 8”; and

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FGMC Proposal 9 — The FGMC Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the FGMC Special Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the FGMC Business Combination Proposal, in the event FGMC does not receive the requisite stockholder vote to approve the Proposal. This Proposal is called the “FGMC Adjournment Proposal” or “FGMC Proposal 9.”

Recommendation of the FGMC Board
The FGMC Board believes that the FGMC Business Combination Proposal and the other proposals to be presented at the FGMC Special Meeting are in the best interest of FGMC’s stockholders and unanimously recommends that its stockholders vote “FOR” the approval of the FGMC Business Combination Proposal, “FOR” the approval of the FGMC Common Conversion Proposal, “FOR” the approval of the FGMC Charter Amendment Proposal. “FOR” the approval of the FGMC Advisory Charter Proposals, “FOR” the approval of the FGMC Nasdaq Proposal, “FOR” the approval of the FGMC Directors Proposal, “FOR” the approval of the FGMC Incentive Plan Proposal, “FOR” the approval of the FGMC NTA Requirement Amendment Proposal and “FOR” the approval of the FGMC Adjournment Proposal. The existence of financial and personal interests of one or more of FGMC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, FGMC’s officers have interests in the Merger that may conflict with your interests as a stockholder.
Record Date; Who is Entitled to Vote
FGMC stockholders will be entitled to vote or direct votes to be cast at the FGMC Special Meeting if they owned shares of FGMC Common Stock at the close of business on April 13, 2023, which is the “Record Date” for the FGMC Special Meeting. Stockholders will have one vote for each share of FGMC Common

Stock owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. As of the close of business on the Record Date, there were 10,157,750 shares of FGMC Common Stock issued and outstanding.
Certain holders of FGMC Common Stock which are affiliates of directors and officers of FGMC have agreed to, among other things, vote in favor of the Merger. As of the date of this joint proxy statement/prospectus, such holders own approximately 20.4% of the issued and outstanding shares of FGMC Common Stock.
Quorum
A quorum of FGMC stockholders is necessary to hold a valid meeting. A quorum will be present at the FGMC Special meeting if the holders of a majority of the issued and outstanding shares of FGMC Common Stock entitled to vote at the special meeting are represented in person or by proxy. As of the Record Date for the FGMC Special Meeting, 5,078,876 shares would be required to achieve a quorum.
Abstentions and Broker Non-Votes
Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to FGMC but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares voted on the matter. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. FGMC believes all the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction.
Vote Required for Approval
Approval of the FGMC Business Combination Proposal requires the affirmative vote of the majority of the issued and outstanding shares of FGMC Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have the effect of a vote “AGAINST” such proposal. Broker non-votes will have no effect on the outcome of each proposal.
Approval of the FGMC Common Conversion Proposal requires the vote of the majority of the outstanding shares of FGMC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the FGMC Common Conversion Proposal.
Approval of the FGMC Charter Amendment Proposal requires the vote of the majority of the outstanding shares of FGMC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the FGMC Charter Amendment Proposal.
Approval of each FGMC Advisory Charter Proposal is a non-binding advisory vote, and will require the affirmative vote of the majority of the issued and outstanding shares of FGMC Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have effect of a vote “AGAINST” the FGMC Advisory Charter Proposals. Broker non-votes have no effect on the outcome of the FGMC Advisory Charter Proposals.
Approval of the FGMC NTA Requirement Amendment Proposal requires the vote of the majority of the outstanding shares of FGMC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the FGMC Charter Amendment Proposal.
Approval of each of the FGMC Nasdaq Proposal, the FGMC Incentive Plan Proposal, and the FGMC Adjournment Proposal will each require the affirmative vote of the holders of a majority of the shares of FGMC Common Stock present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have the effect of a vote “AGAINST” each such proposal. Broker non-votes have no effect on the outcome of each proposal.

Approval of the FGMC Directors Proposal requires the vote of a plurality of the shares of the FGMC Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the FGMC Special Meeting. Votes “withheld” and broker non-votes will have no effect on the vote for the FGMC Directors Proposal.
Voting Your Shares
Each share of FGMC Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of FGMC Common Stock that you own.
If you are a record owner of your shares, there are two ways to vote your shares of FGMC Common Stock at the extraordinary general meeting:
You Can Vote By Signing and Returning the Enclosed Proxy Card.   If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the FGMC Board, “FOR” the approval of the FGMC Business Combination Proposal, “FOR” the approval of the FGMC Common Conversion Proposal, “FOR” the approval of the FGMC Charter Amendment Proposal, “FOR” the approval of the FGMC Advisory Charter Proposals, “FOR” the approval of the FGMC Nasdaq Proposal, “FOR” the approval of the FGMC Directors Proposal, “FOR” the approval of the FGMC Incentive Plan Proposal, “FOR” the approval of the FGMC NTA Requirement Amendment Proposal and “FOR” the approval of the FGMC Adjournment Proposal, in each case, if presented to the special meeting. Votes received after a matter has been voted upon at the special meeting will not be counted.
You Can Attend the Special Meeting and Vote in Person.
If your shares are registered in your name with the Transfer Agent and you wish to attend the special meeting, go to https://www.cstproxy.com/fgmerger/2023 , enter the control number included on your proxy card or notice of the special meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the special meeting you will need to log back into the special meeting site using your control number. Pre-registration is recommended but is not required in order to attend.
Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the special meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to Continental. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the extraordinary general meeting. After contacting the Transfer Agent, a beneficial holder will receive an e-mail prior to the special meeting with a link and instructions for entering the special meeting. Beneficial stockholders should contact the Transfer Agent at least five business days prior to the special meeting date in order to ensure access.
If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person or online and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way FGMC can be sure that the broker, bank or nominee has not already voted your shares.
Revoking Your Proxy
If you are an FGMC stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
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you may send another proxy card with a later date;

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you may notify Advantage Proxy in writing before the special meeting that you have revoked your proxy; or

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you may attend the special meeting, revoke your proxy, and vote, as indicated above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.
Who Can Answer Your Questions about Voting Your Shares
If you are an FGMC stockholder and have any questions about how to vote or direct a vote in respect of your shares of FGMC Common Stock, you may call Advantage Proxy, our proxy solicitor, by calling Toll Free: 877-870-8565, or banks and brokers can call collect at 206-870-8565, or by emailing KSmith@advantageproxy.com.
Appraisal Rights
Holders of FGMC Common Stock do not have appraisal rights in connection with the Merger under the DGCL.
Proxy Solicitation
FGMC is soliciting proxies on behalf of the FGMC Board. This solicitation is being made by mail but also may be made by telephone or in person. FGMC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. FGMC will file with the SEC all scripts and other electronic communications as proxy soliciting materials. FGMC will bear the cost of the solicitation.
FGMC has engaged Advantage Proxy to assist in the solicitation process and will pay Advantage Proxy a fee of $10,000, plus disbursements.
FGMC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. FGMC will reimburse them for their reasonable expenses.
FGMC Stockholders
As of the date of this joint proxy statement/prospectus, there are 10,157,750 shares of FGMC Common Stock issued and outstanding.

FGMC PROPOSAL 1 — THE FGMC BUSINESS COMBINATION PROPOSAL
General
Holders of FGMC Common Stock are being asked to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Business Combination. FGMC stockholders should read carefully this joint proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this joint proxy statement/prospectus. Please see the section titled “— The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.
Because FGMC is holding a stockholder vote on the Business Combination, FGMC may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of FGMC Common Stock that are voted at the FGMC Special Meeting.
The Parties to the Business Combination
FGMC
FGMC is a blank check company incorporated in Delaware on December 23, 2020. The Company was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “business combination”).
FGMC is an early stage and emerging growth company and, as such, FGMC is subject to all of the risks associated with early stage and emerging growth companies.
The registration statement for FGMC’s IPO was declared effective on February 25, 2022. On March 1, 2022, FGMC consummated its IPO of 7,000,000 units (the “Units”) at $10.00 per Unit. In connection with the IPO, the underwriters were granted an option to purchase up to an additional 1,050,000 Units to cover over-allotment, if any. On March 3, 2022, the underwriter fully exercised their over-allotment option and purchased 1,050,000 Units. Each Unit consist of one common stock of FGMC, par value $0.0001 per share (the “Public Share”) and three-quarters of one redeemable warrant (the “Public Warrant”), each whole Public Warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to FGMC of $80,500,000. The Public Warrants will become exercisable on the later of 30 days after the completion of a business combination and 12 months from the closing of the IPO and will expire five years after the completion of a business combination or earlier upon FGMC’s liquidation.
Simultaneously with the closing of the IPO, FGMC consummated private placements ( the “Private Placements”) of (i) 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, (ii) 3,950,000 $11.50 exercise price warrants (the “$11.50 Private Warrants”) at a price of $1.00 per $11.50 Private Warrant, and (iii) 55,000 units at $10.00 per unit (the “Private Units” and, together with the $15 Private Warrants and $11.50 Private Warrants, the “Private Placement Securities”) to FGMC’s sponsor, FG Merger Investors LLC (the “Sponsor”), directors, and officers, for the aggregate purchase price of $4,600,000.
Each Private Unit consists of one share of Common Stock and three-quarters of one non-redeemable warrant (“Private Unit Warrant”). Each whole Private Unit Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per share.
Each $15 Private Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, is exercisable for a period of 10 years from the date of a business combination, is non-redeemable, and may be exercised on a cashless basis. Additionally, the $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions.

Each $11.50 Private Warrant entitles the holder to purchase one common share at an exercise price of $11.50 per each share, is exercisable for a period of five years from the date of a business combination, is non-redeemable, and may be exercised on a cashless basis. Additionally, the $11.50 Private Warrants and the shares issuable upon the exercise of the $11.50 Private Warrants are not transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions.
Following the closing of the IPO on March 1, 2022, and subsequent closing of the over-allotment on March 3, 2022, a total of $82,512,500 ($10.25 per unit) from the net proceeds of the sale of Units in the IPO and the sale of Private Placement Securities as well as the proceeds from the closing of the over-allotment option were placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, until the earlier of: (i) the consummation of a business combination or (ii) the distribution of the funds in the Trust Account to FGMC’s public shareholders, as described herein. The FGMC Units, and their shares of FGMC Common Stock and FGMC Warrants are currently listed on the Nasdaq Global Market, under the symbols “FGMCU,” “FGMC,” and “FGMCW” respectively.
FGMC’s principal executive offices are located at 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143. and its telephone number is (303) 396-8751.
iCoreConnect Inc.
iCoreConnect, a Nevada corporation, is a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise platform of applications and services
Merger Sub
Merger Sub is a wholly-owned subsidiary of FGMC formed to consummate the Business Combination. Following the consummation of the Business Combination, Merger Sub will have merged with and into iCoreConnect, with iCoreConnect surviving the Merger as a wholly-owned subsidiary of FGMC.
The Merger Agreement
On January 5, 2023, FGMC entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among FGMC, FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“iCoreConnect”).
The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of FGMC, Merger Sub, and iCoreConnect.
The Business Combination
The Merger Agreement provides that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into iCoreConnect (the “Merger”), with iCoreConnect surviving as a wholly-owned subsidiary of FGMC. In connection with the Merger, FGMC will change its name to “iCoreConnect Inc.” The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”
The Business Combination is expected to close in the second quarter of 2023, subject to customary closing conditions, including the receipt of certain governmental approvals and the required approval by the stockholders of FGMC and iCoreConnect.
Pre-Closing FGMC Conversion
Prior to the Closing, each share of FGMC common stock, par value $0.0001 (“FGMC Common Stock”) shall be converted into shares of newly issued FGMC preferred stock, par value $0.0001 (“FGMC Preferred Stock”). The FGMC Preferred Stock shall have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth in Exhibit D to the Merger Agreement, including but not limited to:

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The conversion price (“Conversion Price”) for the FGMC Preferred Stock shall initially be $10.00 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after the later of (x) date of the issuance of any shares of FGMC Preferred Stock or (y) the registration of the FGMC Common Stock underlying the FGMC Preferred Stock; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate and customary adjustment.

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From and after the date of the issuance of any shares of FGMC Preferred Stock, dividends shall accrue at the rate per annum of 12% of the original issue price for each share of FGMC Preferred Stock, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustments).

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Dividends shall accrue from day to day and shall be cumulative and shall be payable within fifteen (15) business days after the end of the Combined Company’s second quarter, which is June 30, commencing with the quarter ending June 30, 2024 to each holder of FGMC Preferred Stock as of such date.

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After twenty-four (24) months from the closing of the Business Combination, in the event the closing share price of the FGMC Common Stock shall exceed 140% of the Conversion Price then in effect, then (i) each outstanding share of FGMC Preferred Stock shall automatically be converted into such number of shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion and (ii) such shares may not be reissued by FGMC, subject to adjustment. At the time of such conversion, FGMC shall declare and pay all of the dividends that are accrued and unpaid as of the time of the conversion by either, at the option of FGMC, (i) issuing additional FGMC Preferred Stock or (ii) paying cash.

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From the closing of the Business Combination until the second anniversary of the date of the original issuance of the FGMC Preferred Stock, FGMC may, at its option, pay all or part of the accruing dividends on the FGMC Preferred Stock by issuing and delivering additional shares of FGMC Preferred Stock to the holders thereof.

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FGMC shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of FGMC unless the holders of the FGMC Preferred Stock then outstanding shall first receive, or simultaneously receive, dividends due and owing on each outstanding share of FGMC Preferred Stock.

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In the event of any liquidation, dissolution or winding up of FGMC, the holders of shares of FGMC Preferred Stock then outstanding shall be entitled to be paid out of the assets of FGMC available for distribution to its stockholders an amount per share equal to the greater of (i) one times the applicable original issue price, plus any accrued and unpaid dividends, and (ii) such amount as would have been payable had all shares of FGMC Preferred Stock been converted into FGMC Common Stock pursuant to the following paragraph immediately prior to such liquidation, dissolution or winding up, before any payment shall be made to the holders of FGMC Common Stock.

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Each share of FGMC Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion, subject to adjustment.

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Immediately prior to any such optional conversion FGMC shall pay all dividends on the FGMC Preferred Stock being converted that are accrued and unpaid as of such time by, either, at the option of FGMC: (i) issuing additional FGMC Preferred Stock (which shall also be automatically converted into shares of FGMC Common Stock using the then in effect Conversion Price) or (ii) paying cash.

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The holders of FGMC Preferred Stock will not be entitled to vote on any matters submitted to the stockholders of FGMC.

The Warrant Agreements provide that in the case of any reclassification or reorganization of the issued and outstanding shares of FGMC Common Stock the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of FGMC Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification or reorganization.
Accordingly, upon the effectiveness of the FGMC Common Conversion, the Warrants will become, pursuant to their terms, exercisable for shares of FGMC Preferred Stock instead of shares of FGMC Common Stock. In addition, at any time after the effectiveness of the FGMC Common Conversion, upon the occurrence of a Mandatory Conversion Event, the Warrants will once again become, exercisable for shares of FGMC Common Stock. See ‘‘FGMC Proposal 2 — The FGMC Common Conversion Proposal — Effect on Outstanding FGMC Warrants.’’
The foregoing description of the terms of the FGMC Preferred Stock is subject to and qualified in its entirety by reference to the full text of Exhibit D to the Merger Agreement, a copy of which is attached as Annex A hereto.
Pre-Closing iCoreConnect Conversions
Prior to the Closing, (i) each vested, issued and outstanding option to purchase iCoreConnect common stock par value $0.001 (“iCoreConnect Common Stock”) shall be exercised into shares of iCoreConnect Common Stock (ii) each issued and outstanding warrant to purchase iCoreConnect Common Stock shall be exercised into shares of iCoreConnect Common Stock and (iii) the outstanding principal together with all accrued and unpaid interest under each iCoreConnect convertible promissory note shall be converted into shares of iCoreConnect Common Stock.
Business Combination Consideration
The aggregate consideration to be received by the iCoreConnect stockholders is based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments and any adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of FGMC Common Stock, occurring prior to the Closing date). In accordance with the terms and subject to the conditions of the Merger Agreement, immediately prior to the effective time of the Closing each share of issued and outstanding iCoreConnect Common Stock, shall be converted into a number of shares of FGMC Common Stock, based on the Exchange Ratio (as defined in the Merger Agreement).
Governance
The parties have agreed that effective immediately after the Closing of the Business Combination, the FGMC Board will be comprised of the directors designated by iCoreConnect by written notice to FGMC and reasonably acceptable to FGMC.
Representations and Warranties; Covenants
The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including, among others, covenants providing for (i) certain limitations on the operation of the parties’ respective businesses prior to consummation of the Business Combination, (ii) the parties’ efforts to satisfy conditions to consummation of the Business Combination, including by obtaining necessary approvals from governmental agencies (including U.S. federal antitrust authorities and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)), and (iii) the parties preparing and filing a registration statement on Form S-4 and a joint proxy statement with the Securities and Exchange Commission (the “SEC”) and taking certain other actions to obtain the requisite approval of each party’s stockholders to vote in favor of certain matters, including the adoption of the Merger Agreement and approval of the Business Combination, at special meetings to be called for the approval of such matters.

In addition, FGMC has agreed to adopt an equity incentive plan, as described in the Merger Agreement.
Conditions to Each Party’s Obligations
The obligations of FGMC and iCoreConnect to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the approval of FGMC’s stockholders, (ii) the approval of iCoreConnect’s stockholders, (iii) the expiration or termination of the applicable waiting period under the HSR Act, (iv) FGMC’s Form S-4 registration statement becoming effective and (v) FGMC having at least $5,000,001 of net tangible assets following the exercise of stockholder redemption rights in accordance with FGMC’s charter. See “FGMC Proposal 8 — The NTA Requirement Amendment Proposal.”
In addition, the obligations of FGMC and Merger Sub to consummate the Business Combination are also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of iCoreConnect being true and correct to the standards applicable to such representations and warranties and each of the covenants of iCoreConnect having been performed or complied with in all material respects, (ii) delivery of certain ancillary agreements required to be executed and delivered in connection with the Business Combination; (iii) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred, (iv) iCoreConnect having effected the conversions of outstanding iCoreConnect option, warrants and convertible promissory notes described above and (v) the $15 Exercise Price Warrants Purchase Agreement, dated as of February 25, 2022, by and between FGMC and FG Merger Investors LLC shall have been amended to provide that each $15 Exercise Price Warrant (as defined therein) shall entitle the holder thereof to purchase one share of FGMC preferred stock, par value $0.0001 per share at the exercise price of $15.00 per share. Notwithstanding the foregoing, FGMC intends to amend both the Public Warrant Agreement and the Private Warrant Agreement for the purpose of clarifying the terms thereof and curing any ambiguity that may therein with respect to the treatment of the Warrants upon the FGMC Common Conversion. Upon the effectiveness of the FGMC Common Conversion, the Warrants will become, pursuant to their terms, exercisable for shares of FGMC Preferred Stock instead of shares of FGMC Common Stock. In addition, at any time after the effectiveness of the FGMC Common Conversion, upon the occurrence of a Mandatory Conversion Event, the Warrants will once again become, exercisable for shares of FGMC Common Stock.
The obligation of iCoreConnect to consummate the Business Combination is also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of FGMC and Merger Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of FGMC and Merger Sub having been performed or complied with in all material respects and (ii) the shares of FGMC Common Stock issuable in connection with the Business Combination being listed on the Nasdaq Stock Market.
Termination
The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, but not limited to, (i) by mutual written consent of FGMC and iCoreConnect, (ii) by FGMC, on the one hand, or iCoreConnect, on the other hand, if there is any breach of the representations, warranties, covenant or agreement of the other party as set forth in the Merger Agreement, in each case, such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by either FGMC or iCoreConnect if the Business Combination is not consummated prior to the later of (A) June 1, 2023 and (B) September 1, 2023 if FGMC extends the deadline by which it must complete its initial business combination in accordance with its Current Charter, provided the failure to close by such date is not due to a breach by the terminating party and (iv) by either FGMC or iCoreConnect if a meeting of FGMC’s stockholders is held to vote on proposals relating to the Business Combination and the stockholders do not approve the proposals.
A copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the Business Combination and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. FGMC and iCoreConnect do not believe that these schedules contain information that is material to an investment decision.
Certain Related Agreements
iCoreConnect Support Agreement
In connection with the execution of the Merger Agreement, certain stockholders of iCoreConnect have entered into a support agreement (the “iCoreConnect Support Agreement”) pursuant to which the stockholders of iCoreConnect that are parties to the iCoreConnect Support Agreement have agreed to vote all shares of common stock of iCoreConnect beneficially owned by them in favor of the Merger Agreement and related transactions.
Sponsor Support Agreement
In connection with the execution of the Merger Agreement, FGMC, iCoreConnect, FG Merger Investors LLC, a Delaware limited liability company (the “Sponsor”) and certain stockholders of FGMC entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) pursuant to which the Sponsor and such stockholders agreed to, among other things, vote at any meeting of the stockholders of FGMC all of their shares of FGMC Common Stock held of record or thereafter acquired in favor of the proposals relating to the Business Combination.
Lock-Up Agreement
In connection with the Closing, the Sponsor and certain existing stockholders of FGMC and certain existing equityholders of iCoreConnect (each, a “Lock-up Holder”) will enter into an agreement (the “Lock-Up Agreement”), pursuant to which and subject to certain customary exceptions, during the period commencing on the date of the Closing and ending on the date that is one hundred eighty (180) days after the consummation of the Business Combination such Lock-up Holder will agree not to (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined in the Lock-Up Agreement, which shall include certain securities held by the Lock-Up Holders), (ii) enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, (iii) publicly disclose the intention to make any offer, sale, pledge or disposition, or (iv) enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of FGMC.
Amended and Restated Registration Rights Agreement
In connection with the Closing, FGMC will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, the Registration Rights Agreement, dated as of February 25, 2022, among FGMC and the other parties thereto is terminated and whereby FGMC will agree to, among other things, file a resale shelf registration statement registering certain of the securities held by the Holders (as defined in the Amended and Restated Registration Rights Agreement, which will include certain existing stockholders of FGMC and certain existing equityholders of iCoreConnect) no later than twenty (20) business days after the closing of the Business Combination. The Amended and Restated Registration Rights Agreement will also provide certain registration rights, including customary demand registration rights and piggyback registration rights to the Holders, subject to customary exceptions, terms and conditions. FGMC will agree to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement.

Sponsor Forfeiture Agreement
In connection with the execution of the Merger Agreement, FG Merger Investors LLC, the Sponsor, FGMC and iCoreConnect entered into a sponsor forfeiture agreement (the “Sponsor Forfeiture Agreement”) pursuant to which the Sponsor has agreed that if at the closing of the Business Combination the SPAC Closing Cash (as defined in the Sponsor Forfeiture Agreement) is less than $20,000,000 then upon and subject to such closing the Sponsor will forfeit any and all dividends accrued on any shares of preferred stock, par value $0.0001 of FGMC (“FGMC Preferred Stock”) owned by the Sponsor, at the time of payment, whether such dividend shall be paid in cash or by the issuance of additional shares of Preferred Stock.
Opinion of FG Merger Corp’s Financial Advisor
Intrinsic rendered its opinion to the FGMC board of directors that, as of December 31, 2022 and based upon and subject to the factors and assumptions set forth therein, the transaction consideration to be paid by FGMC, taken in the aggregate, pursuant to the Merger Agreement was fair from a financial point of view to holders of FGMC Common Stock.
The full text of the written opinion of Intrinsic, dated December 31, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E. The full presentation, dated December 31, 2022, that Intrinsic provided to the board of directors is attached as Annex F. The summary of the Intrinsic opinion contained in this document is qualified in its entirety by reference to the full text of Intrinsic’s written opinion and board presentation. The Intrinsic opinion is not a recommendation as to whether or not any holder of FGMC Common Stock should approve any of the proposals presented at the FGMC Special Meeting.
In connection with rendering the opinion described above and performing its related financial analyses, Intrinsic, among other things:
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reviewed certain publicly available business and financial information relating to FGMC and iCoreConnect that Intrinsic deemed to be relevant;

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reviewed the iCoreConnect projections;

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discussed with management of FGMC their assessment of the past and current operations of FGMC and iCoreConnect, the current financial condition and prospects of FGMC and iCoreConnect, and the iCoreConnect projections (including their views on the risks and uncertainties of achieving the iCoreConnect projections);

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discussed with management of iCoreConnect their assessment of the past and current operations of iCoreConnect, the current financial condition and prospects of iCoreConnect, and the iCoreConnect projections (including their views on the risks and uncertainties of achieving the iCoreConnect projections);

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reviewed the reported prices and the historical trading activity of FGMC Common Stock and iCoreConnect Common Stock;

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compared the financial performance of iCoreConnect and its stock market trading multiples with those of certain other publicly traded companies that Intrinsic deemed relevant;

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compared the financial performance of iCoreConnect and the valuation multiples relating to the Business Combination with the financial terms, to the extent publicly available, of certain other transactions that Intrinsic deemed relevant;

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reviewed the financial terms and conditions of the Merger Agreement; and

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performed such other analyses and examinations and considered such other factors that Intrinsic deemed appropriate.

Intrinsic held discussions with members of the senior managements of FGMC and iCoreConnect regarding their assessment of the strategic rationale for, and the potential benefits of, the transactions and the past and current business operations, financial condition, and future prospects of FGMC and iCoreConnect; reviewed the reported price and trading activity for the FGMC Common Stock and the

iCoreConnect Common Stock; compared certain financial and stock market information for iCoreConnect with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the healthcare technology industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Intrinsic, with FGMC’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Intrinsic, without assuming any responsibility for independent verification thereof. In that regard, Intrinsic assumed with FGMC’s consent that the projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of FGMC and iCoreConnect. Intrinsic did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of FGMC or iCoreConnect or any of their respective subsidiaries and Intrinsic was not furnished with any such evaluation or appraisal. Intrinsic assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transactions will be obtained without any adverse effect on FGMC or iCoreConnect or on the expected benefits of the transactions in any way meaningful to its analysis. Intrinsic also assumed that the transactions will be consummated on the terms set forth in the business combination agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Intrinsic’s opinion does not address the underlying business decision of FGMC to engage in the transactions or the relative merits of the transactions as compared to any strategic alternatives that may be available to FGMC; nor does it address any legal, regulatory, tax or accounting matters. Intrinsic was not requested to solicit, and did not solicit, interest from other parties with respect to a business combination with FGMC or any other alternative transaction. Intrinsic’s opinion addresses only the fairness from a financial point of view to the holders of FGMC Common Stock, as of the date of the opinion, of the transaction consideration to be paid by FGMC, taken in the aggregate, pursuant to the Merger Agreement. Intrinsic’s opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the transactions or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the transactions, including, any allocation of the transaction consideration payable pursuant to the Merger Agreement, the fairness of the transactions to, or any transaction consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of FGMC; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of FGMC or any class of such persons in connection with the transactions, whether relative to the transaction consideration to be paid of FGMC Common Stock, taken in the aggregate, pursuant to the Merger Agreement or otherwise. Intrinsic does not express any opinion as to the prices at which shares of FGMC Common Stock will trade at any time or as to the impact of the transactions on the solvency or viability of FGMC or iCoreConnect or the ability of FGMC or iCoreConnect to pay their respective obligations when they come due. Intrinsic’s opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of the opinion and Intrinsic assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Intrinsic’s opinion was provided for the information and assistance of the FGMC board of directors in connection with its consideration of the transactions and Intrinsic’s opinion does not constitute a recommendation as to whether or not any holder of shares of FGMC Common Stock should tender such shares of FGMC Common Stock in connection with the offer. Intrinsic’s opinion was approved by a fairness committee of Intrinsic.
The material financial analyses delivered by Intrinsic to the FGMC board of directors in connection with rendering the opinion as described above can be found in Annex F. The information presented herein, however, does not purport to be a complete description of the financial analyses performed by Intrinsic, nor does the order of analyses presented represent relative importance or weight given to those analyses by Intrinsic. Some of the summaries of the financial analyses include information presented in tabular or graphical format. The tables and graphs must be read together with the full text of the opinion and board presentation and are alone not a complete description of Intrinsic’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 23, 2022, and is not necessarily indicative of current market conditions.
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the information presented herein, without considering the analyses as a whole, could create an incomplete view of the processes underlying Intrinsic’s opinion. In arriving at its fairness determination, Intrinsic considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Intrinsic made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses as a comparison is directly comparable to FGMC, iCoreConnect or the contemplated transactions.
Intrinsic prepared these analyses for purposes of Intrinsic’s providing its opinion to the FGMC board of directors as to the fairness from a financial point of view of the transaction consideration to be paid by FGMC taken in the aggregate, pursuant to the Merger Agreement.
These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of FGMC, iCoreConnect, Intrinsic or any other person assumes responsibility if future results are materially different from those forecast.
The transaction consideration was determined through arm’s-length negotiations between FGMC and iCoreConnect and was approved by the FGMC board of directors. Intrinsic did not, however, recommend any specific amount of transaction consideration to FGMC or the FGMC board of directors or that any specific amount of transaction consideration constituted the only appropriate transaction consideration for the contemplated transactions.
As described above, Intrinsic’s opinion to the FGMC board of directors was one of many factors taken into consideration by the FGMC board of directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Intrinsic in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Intrinsic attached as Annex E and the board presentation attached as Annex F.
Intrinsic and its affiliates are engaged in advisory, research, and other financial and non-financial activities and services for various persons and entities. Intrinsic’s employees, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of FGMC, iCoreConnect, or any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement for the accounts of Intrinsic employees. During the two-year period ended December 31, 2022, Intrinsic has not been engaged by FGMC, iCoreConnect or their respective affiliates to provide financial advisory or other services for which Intrinsic has recognized compensation. Intrinsic may in the future provide financial advisory and/or other services to FGMC, iCoreConnect and their respective affiliates for which the Intrinsic may receive compensation.
The FGMC board of directors selected Intrinsic as its financial advisor because it is a nationally recognized valuation, advisory and financial diligence firm that has substantial experience in transactions similar to the transactions contemplated by the Merger Agreement. Pursuant to a letter agreement dated December 7, 2022, FGMC engaged Intrinsic to assess the fairness, from a financial point of view, of the merger consideration in connection with the transactions contemplated by the Merger Agreement. The engagement letter between FGMC and Intrinsic provides for a fee of $200,000, all of which was due and payable regardless of whether the transaction was consummated. In addition, FGMC has agreed to reimburse Intrinsic for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Intrinsic and related persons against various liabilities, including certain liabilities under the federal securities laws.

Background of the Business Combination
After the closing of the IPO on March 1, 2022, the officers, directors and advisors of FGMC began to screen for, evaluate and contact potential candidates for a business combination. In addition, FGMC was contacted by a number of individuals and entities with respect to business combination opportunities. No discussions regarding a potential business combination with any candidate were held prior to the IPO.
Between March 1, 2022 and January 2023, FGMC reviewed approximately 83 potential business combination targets, engaged with approximately 57 of those potential targets to whom FGMC sent NDAs (48 of which were executed), and engaged in more detailed discussions with 16 targets to whom FGMC sent LOIs (3 of which were executed).
In addition to iCoreConnect, FGMC had detailed discussions with the following two targets:
Target 1:   an international air cargo company. Target 1 was introduced to Larry Swets on March 3, 2022 by an investment banker whom he knew from prior deals. Wes Schrader met with the investment banker on March 3, 2022 to discuss a potential business combination with Target 1. On March 10, 2022, FGMC and Target 1 entered into an NDA. On March 11, 2022, Wes Schrader, Larry Swets, Kyle Cerminara, and Jeff Sutton met with Target 1’s General Counsel and CFO by conference call. On March 16, 2022, Wes Schrader, Larry Swets, Ryan Turner, and Kyle Cerminara visited Target 1's facilities and met with its Chairman, CEO, General Counsel, and CFO to discuss the operations of the business, their desired strategy to transition the Chairman out of day-to-day operations, ongoing growth prospects of the business, and to tour the facilities. After several rounds of negotiation, an LOI between FGMC and Target 1 was entered into on April 11, 2022. Wes Schrader and Ryan Turner conducted commercial due diligence on Target 1, including conversations with key customers and vendors. Wes Schrader contacted three equity capital markets groups to discuss capital raises for Target 1, learning that markets had quickly shifted and common equity solutions were unavailable at that time. Target 1 refused to consider alternative financing options available, including preferred equity, and conversations were terminated in early May 2022.
Target 2:   a European asset manager holding company with multiple diverse strategies. An investment banker representing Target 2 emailed Larry Swets on April 27, 2022 to discuss a potential business combination between FGMC and Target 2. No prior relationship existed with this investment banker. Wes Schrader and Ryan Turner then met with Target 2’s investment banker by conference call on April 29, 2022 to discuss Target 2’s expectations in regards to a business combination transaction. On May 3, 2022, FGMC and Target 2 entered into an NDA. Wes Schrader and Ryan Turner then met by conference call with Target 2’s management, including the Managing Director, other senior staff, and Target 2’s investment bankers. On August 3, 2022, FGMC entered into an LOI with Target 2. On August 18, 2022 a kick-off call was held with Wes Schrader, Larry Swets, Kyle Cerminara, and Ryan Turner representing FGMC, and the Group Managing Director, a senior staff member, and investment bankers of Target 2 representing Target 2. At the call the parties discussed the critical path to entering into a merger agreement. Subsequently, and for several months, regular weekly meetings were held where the participants were all or some of the aforementioned group. Target 2 required direct dialogue with investors who would satisfy a minimum cash to close commitment. In parallel, FGMC worked with Target 2 to prepare a presentation for discussions with capital sources, while it also commenced due diligence. Discussions with capital sources for a minimum cash commitment were not fruitful. FGMC determined that no common equity was available, and alternatives consisted of preferred stock or convertible debt. FGMC ultimately determined that the market environment was not suitable for raising the variety of capital that would be acceptable to Target 2 and terminated pursuit in November 2022.
Below is a detailed description of FGMC’s negotiations with iCoreConnect.
On June 29, 2022, Peter Wright of Intro-Act, a consultant to iCoreConnect, and John Schneller, who was at the time a board member at iCoreConnect, contacted Emily Torres, the then FGMC CFO, by email. Peter Wright had searched for SPACs of a size and focus that he thought would be relevant to iCoreConnect, and FGMC was one of those he identified. Wes Schrader followed up on the inbound email to Emily Torres with an invitation to execute an NDA to share information ahead of the meeting. FGMC executed NDAs with each of Intro-Act and iCoreConnect on June 30, 2022. On July 8, 2022, Wes Schrader met with iCoreConnect’s management team of Robert McDermott, Carly Garisson, Archit Shah, and

Muralidar Chakravarti by Zoom, where an overview of the business and its products were discussed, as well as iCoreConnect’s objective to list on the Nasdaq. At the time, FGMC recognized that the illiquid nature of the OTC markets likely undervalued iCoreConnect and believed that iCoreConnect should consider introducing a step function into valuation simultaneously with the closing of a deSPAC, by acquiring another company in order for FGMC to consider iCoreConnect for a business combination. Although iCoreConnect maintained an acquisition pipeline, none were close enough to execution.
On September 23, 2022, Peter Wright contacted Wes Schrader by phone to provide an update on iCoreConnect’s progress, which included the update that they had entered into negotiations with another SPAC between the time they last spoke and this call, but that those negotiations had just terminated. FGMC’s view remained as before, iCoreConnect should consider the acquisition of another company simultaneous to the deSPAC, and again, it was decided not to engage further.
On October 31, 2022, Wes Schrader contacted Peter Wright to rekindle discussions because FGMC had designed an approach to a transaction with iCoreConnect that would entail recapitalizing FGMC common stock shareholders to convertible preferred stock and would remove the need for a step function change in valuation simultaneous to the deSPAC, meaning that no additional acquisitions needed to be completed by iCoreConnect in connection with a deSPAC. Wes Schrader met with Peter Wright and John Schneller by Zoom to discuss a transaction utilizing this structure, valuation expectations for iCoreConnect, and a general update on the business. Peter Wright provided to FGMC iCoreConnect’s expected valuation and list of comparable companies.
Ryan Turner reviewed the comparable set provided by Peter Wright, along with other information provided by iCoreConnect and, combined with his own independent research, determined that a different digital healthcare focused group of companies more closely represented iCoreConnect’s peer group. Based on this internal analysis and using FGMC’s view of the more relevant peer group, FGMC believed that iCoreConnect had valuation expectations that were in line with where peer comparable companies were trading on the Nasdaq and NYSE. Although FGMC was comfortable with the valuation, the expectations were far above where iCoreConnect was trading in the illiquid OTC market. Without the FGMC recap, offering a valuation in line with where peers traded in more liquid markets was a potential risk to completing a transaction. However, by converting FGMC shareholders to convertible preferred stock, FGMC believes it has eliminated that risk.
This recap structure provides an important reassessment of valuation 12 months after the closing of the Business Combination and adjusts the conversion ratio, or number of shares of common stock each preferred stock converts into, according to the trading price of the common stock at that point in time. It is range-bound, so if the common stock price is higher, the conversion is still 1:1, or $10.00 per share, keeping valuation at the close of the combination. If the common stock price is lower, the conversion ratio adjusts down based on the then current trading price of common stock with a floor of $2.00 per share, resetting the valuation lower to the benefit of FGMC’s pre-Business Combination stockholders.
By design, the transaction allows iCoreConnect the opportunity to exit the low volume, ignored corner of the OTC market where it doesn’t obtain a value in-line with its peers, plus a full year to execute on its plan before the valuation is reassessed.
On November 4, 2022, FGMC delivered a Letter of Intent which was executed by iCoreConnect on November 8, 2022. Both parties moved swiftly and simultaneously into due diligence and drafting the Merger Agreement. iCoreConnect’s counsel, ArentFox Schiff LLP (“AFS”), was tasked with preparing the initial draft of the Merger Agreement.
On November 9, 2022, Robert McDermott and Wes Schrader spoke by phone to discuss next steps to a merger agreement, coordinated a kick-off call the following Monday, and the timing for iCoreConnect’s projections model to be available. Robert McDermott also provided extensive detail on the history of a recent settlement (the “Smith Settlement”) with a large shareholder and his son, who had been iCoreConnect’s Chairman. The dispute was based upon Smith having filed a lien against iCoreConnect for amounts that Smith claimed were owed to him, but iCoreConnect claimed it had already paid. Relevant to the Business Combination, the Smith Settlement called for an end to the parties’ relationship whereby iCoreConnect would arrange for the purchase of Smith’s shares either by itself or by other parties, at a price determined in arbitration, and Smith would release the lien. Upon counsel’s advice, iCoreConnect required that this be completed prior to negotiations of the Merger Agreement. Ultimately it was determined that, affiliates of Wes Schrader, FGMC’s Chief Executive Officer, and Ryan Turner, one of FGMC’s directors and two individuals providing accounting services to FGMC, purchased the remaining allocation totaling 2,844,841 Smith shares of iCoreConnect Common Stock for an aggregate amount of $227,587.28 directly from Smith, which shares comprise approximately 1.5% of iCoreConnect’s issued and outstanding Common Stock.
The Monday, November 14th kick-off call included Robert McDermott, Archit Shah, Jeff Stellinga, Dave Fidanza, Carly Garisson, Muralidar Chakravarti, Wes Schrader, Ryan Turner, Hassan Baqar, and Emily Torres, and discussions included process for due diligence and drafting of the Merger Agreement.
On November 21, 2022, Wes Schrader, Larry Swets, and Ryan Turner of FGMC visited the offices of iCoreConnect in Oceoe, FL, met with the management team, and toured the facilities. During the visit iCoreConnect presented its financial model, reviewed the sales pipeline customer by customer, demonstrated each of their products, discussed backgrounds of each executive, and reviewed company strategy.
On November 22, 2022, an introductory meeting with both counsels was held to kick-off drafting the Merger Agreement. Attendees included Robert McDermott and Archit Shah from iCoreConnect, representatives from AFS, Wes Schrader, Ryan Turner, Hasan Baqar, Jeff Sutton and Emily Torres from FGMC, and representative from Loeb & Loeb LLP.
On November 30, 2022, a meeting via Zoom was held where iCoreConnect (Robert McDermott, Archit Shah, Muralidar Chakravarthi, Jeff Stellinga, Carly Garisson) and FGMC (Wes Schrader, Kyle Cerminara, Ryan Turner, Jeff Sutton, Emily Torres) covered logistical topics of drafting the Merger Agreement, timing of their counsel to produce the first draft. The parties also discussed a feature in the LOI that caused concern. The LOI included a feature for iCoreConnect to redeem preferred stock at their option with certain constraints. Prior to this meeting each party’s tax counsel had advised that this feature would need to be removed for the Merger to qualify as a tax-free exchange. Both parties investigated alternative paths and ultimately resolved that it was in the best interest of both parties to remove this feature.
In late November 2022, FGMC had the opportunity to discuss iCoreConnect’s valuation with an investment bank that has been in contact with iCoreConnect through Peter Wright for more than a year. This investment bank is very familiar with iCoreConnect’s business and has followed them with a significant degree of attention. The investment bank’s view on a valuation for iCoreConnect was higher than what iCoreConnect initially presented and what Ryan Turner determined, which further confirmed FGMC’s findings.
On December 8, 2022, iCoreConnect distributed to FGMC the first draft of the Merger Agreement. Robert McDermott, Wes Schrader, and Larry Swets met by phone to discuss strategy for eventual marketing of the transaction and trust retention.
On December 9, 2022, Wes Schrader and Robert McDermott had a telephone call wherein Mr. Schrader pointed out that the initial draft of the Merger Agreement contained certain provisions that were not in the LOI (a minimum cash requirement, a termination fee and a sponsor share forfeiture concept). Mr. McDermott concluded that these features would be removed.
On December 13, 2022, Emily Torres, FGMC’s CFO and Archit Shah, iCoreConnect’s CFO met by phone to discuss financial due diligence, with a focus on auditor reported material weaknesses in controls and derivative liability, as well as turnover in auditors in recent years. Mr. Shah’s explanations were ultimately to Emily Torres’ satisfaction.
On December 14, 2022, iCoreConnect’s counsel distributed a revision to the Merger Agreement that confirmed resolution of working capital target and adjustment at close. The initial draft of the Merger Agreement did not include concepts from the LOI pertaining to a working capital target and adjustments around that target based on actual conditions at close. The working capital target in the LOI was added to the draft but some negotiation transpired over how the logistics of the working capital adjustment at close would be handled. FGMC suggested the concept of an estimated balance sheet at close with a true-up 90-days after close. This seemed overly complicated to iCoreConnect, given the nature of their business and their confidence in estimating their balance sheet at the close. It was resolved to keep the estimated balance sheet concept but not true-up at a subsequent date.
On December 16, 2022, Robert McDermott and Wes Schrader discussed by phone the outstanding items requiring completion, including the Smith Settlement, the preferred stock language, expense budgets, investor lists and exhibits.
On December 18, 2022, Robert McDermott and Wes Schrader discussed by phone the Smith transaction and committed to setting a meeting to work through any remaining issues in the Merger Agreement.
On December 20, 2022, iCoreConnect’s counsel distributed another draft of the Merger Agreement. A meeting of the two parties was conducted via conference call. iCoreConnect (Robert McDermott, Archit Shah, Dave Fidanza, Carly Garrison, and Muralidar Chakravarti) and FGMC (Wes Schrader) discussed their diverging perspectives with respect to the following matters:
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Options/warrants adjustment to working capital — the initial draft of the Merger Agreement contemplated a working capital adjustment for the hypothetical cash value to be received by iCoreConnect assuming all outstanding, in-the-money options and all warrants were exercised.FGMC disagreed with this view, as in the best case scenario, the timing of the hypothetical cash inflow was uncertain and therefore difficult to fairly value. This issue was later resolved on December 21, 2022 as part of an increase in total consideration.

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Dividend adjustment — with iCoreConnect’s first turn of the preferred stock definition, iCoreConnect demanded negotiation to explore alternatives to the 12% perpetual dividend. Although FGMC considered multiple proposals from iCoreConnect, it was later resolved on December 21, 2022 that the 12% dividend would stay as-is.

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Cash or PIK at conversion — the LOI did not contemplate the specific mechanics of conversion or how outstanding dividends would be settled. iCoreConnect proposed and FGMC agreed that at the option of iCoreConnect they should be settled either in cash or PIK.

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Dividend payment date — iCoreConnect proposed an annual dividend date tied to the anniversary of the issuance of the preferred stock. FGMC held the position that if annual, tied to fiscal year end would be preferred by investors. This issue was eventually resolved that the dividend date would be annual on a date after the end of the second calendar quarter, although this change was amended after executing the Merger Agreement.

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Financial projections, listing rules, and corporate governance rules representations — these representations had been removed by iCoreConnect in an early exchange of drafts but subsequently reinserted with modified language without further concern to either party.

On December 21, 2022, the parties settled on an open point in the registration rights agreement, regarding the number of demands for registration that a holder of registrable securities could make. The parties agreed on a maximum of three (3) demand rights.
On December 21, 2022, Robert McDermott, Archit Shah, Wes Schrader, Larry Swets, and Kyle Cerminara met by conference call to discuss and drive to resolve the final outstanding issues in the Merger Agreement:
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Adjustment for listing standards — As FGMC considered the transaction as a whole, they worked with iCoreConnect to form a strategy to right size their balance sheet to meet Nasdaq listing standards with margin for movement in the metrics of measurement. FGMC’s analysis at the time of issuing the LOI took an aggressive stance toward valuation. Through continued due diligence, comfort with iCoreConnect’s 2023 revenue generating from expansion within existing customers, channel checks, interaction with management, and understanding of the marketplace, FGMC believed valuation to be too low. It was resolved by both parties to increase consideration from $90 million to $98 million, cashless convert all iCoreConnect in-the-money options, cashless convert all iCoreConnect warrants, and convert to common stock all iCoreConnect convertible debt at the Closing.

FGMC’s counsel distributed updates to the Merger Agreement on each of December 23, 2022 and December 30, 2022, which confirmed agreements reached at this meeting.

On December 30, 2022, Robert McDermott, Wes Schrader and Larry Swets met by phone and discussed a request by iCoreConnect that the Sponsor forfeit certain dividends in a downside scenario where the strategy of the structure fails to offset typically high redemptions in the current market.
On December 31, 2022, Robert McDermott and Wes Schrader resolved the Sponsor forfeiture request, with a solution whereby the Sponsor would forfeit dividends if less than $20 million gross proceeds were delivered at Closing. Additionally, it was resolved that the 12% preferred stock dividend would not be modified (per previous requests from iCoreConnect to reduce it over time) in exchange for a reduction from 150% to 140% of the adjusted Conversion Price as the triggering event for mandatory conversion of preferred stock to common stock.
On December 30, 2022 a package of information for review was distributed to each member of FGMC’s board of directors: Larry Swets, Hasan Baqar, Ryan Turner, Jeff Sutton as well as to Kyle Cerminara, FGMC’s senior advisor and Emily Torres, FGMC’s CFO. The board package included reports for each of legal due diligence conducted by Loeb & Loeb LLP, insurance due diligence conducted by HUB, International, tax due diligence conducted by BDO, technical due diligence conducted by Pete Huitsing, technical advisor at Fundamental Global, and channel checks conducted by Josh Horowitz of Palm Global Small Cap Master Fund LP (formerly interim board chair of Birner Dental Management Services, Inc.), Wes Schrader, and Ryan Turner.
On December 31, 2022 a meeting of the board of directors of FGMC was held. All of the members of the FGMC board of directors were present as well as Kyle Cerminara and Emily Torres. Wes Schrader opened the meeting with an overview why iCoreConnect may be a good target including the operational history, revenue, partnership, market share, and the fact that the management recognized the undervalued securities in the market (compared to its actual performance). He also discussed the components of the transaction including acquisition price, recap of common shares to preferred shares, and the features of the preferred stock. Wes Schrader also disclosed his and Mr. Turner’s existing holding of iCoreConnect stock as a result of the Smith Settlement. Garrett Wilson of Intrinsic LLC presented the fairness opinion of Intrinsic LLC, to the FGMC board of directors that, as of the date of the written fairness opinion and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid, taken in the aggregate, pursuant to the Merger Agreement was fair, from a financial point of view, to the holders of FGMC Common Stock. In addition, Sara Hendrix of BDO presented the results of tax due diligence on behalf of BOD with no material findings; David Garrigus of HUB presented the results of insurance and benefits due diligence on behalf of HUB with guidance of increased in D&O coverage post-transaction, and George Du of Loeb & Loeb LLP presented the results of legal due diligence on behalf of Loeb & Loeb with no identified red flags in its review. After a robust discussion and questions from various board members the board of directors of FGMC unanimously approved the Business Combination and the related transactions. Additionally, the board of directors delegated authority to Larry Swets and Wes Schrader to complete negotiations as necessary and to their satisfaction to consummate the Merger Agreement.
On January 1, 2023, Archit Shah and Wes Schrader met by phone to discuss the iCoreConnect expense cap that had not yet been produced:
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Expense cap carve-outs — iCoreConnect has two engagement letters with parties that could result in fees from the transaction. One agreement is disputed by iCoreConnect’s claim that the counterparty failed to perform its duties under the engagement letter, did not have any involvement in the introduction of parties, discussions involving parties, or negotiations related to this transaction. The second agreement is not clear in its definitions regarding total compensation owed and requires negotiations to resolve. These uncertainties caused too much ambiguity in defining a budget cap for iCoreConnect and was becoming a roadblock to completing the Merger Agreement. It was resolved that these items would be carved out of the budget.

On January 3, 2023, iCoreConnect counsel distributed a markup of the sponsor forfeiture agreement with proposals to limit sources of cash for Sponsor forfeiture agreement and restrictions on the ability of the Sponsor to sell. Robert McDermott and Wes Schrader met by phone to discuss these changes:
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Sources of cash for sponsor forfeiture agreement — FGMC proposed that any and all sources of cash at close should be made available for satisfaction of the threshold. iCoreConnect disagreed that debt should be a source. It was resolved that cash at close could be satisfied through trust, preferred stock that was the same or similar, and common stock.
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Restrictions on ability of Sponsor to sell — it was resolved that FGMC’s sponsor will not sell preferred stock if cash at close is below the threshold and will instead convert it to common stock first.

These changes were reflected in drafts distributed by FGMC counsel on January 4, 2023.
On January 5, 2023, the parties executed and delivered the Merger Agreement, and the transaction was announced on January 6, 2023.
The FGMC Board’s Reasons for the Approval of the Business Combination
In evaluating the transaction with iCoreConnect, the board of directors of FGMC consulted with management, and considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the FGMC Board did not assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The board of directors of FGMC based its decision on all the information available and the factors presented to and considered by it. In addition, individual directors may have given different weights to different factors. This explanation of FGMC’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” in this joint proxy statement/prospectus.
Before reaching its decision, the board of directors of FGMC discussed the material results of its management’s due diligence activities, which included:
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iCoreConnect execution risk, in relation to valuation, remains with iCoreConnect shareholders, and our unique deal structure provides downside protection to FGMC shareholders.   FGMC based its valuation on forward looking projections and metrics that depend upon iCoreConnect’s execution during the 12-months following completion of the Business Combination. To provide downside protection against this execution risk, FGMC shareholders will be exchanged from common stock to convertible preferred stock, providing a key feature for FGMC shareholders, reset of the conversion price 12-months after the completion of the Business Combination. This conversion price adjustment allows for the effective valuation of the combination to be adjusted at 12-months after the combination to reflect the market’s view of iCoreConnect’s valuation at that point in time, providing downside protection to FGMC’s shareholders should it be less than at the Business Combination.

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Hidden value in NOL generated prior to current CEO’s tenure.   iCoreConnect, through its storied history, generated an approximately $71.0 million net operating loss that it will carry into the Business Combination.

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SaaS and MSaaS Recurring revenues.   iCoreConnect charges recurring subscription fees for its software-as-a-service (SaaS) as well as its managed-software-as-a-service (MSaaS). Its revenues have roughly doubled year over year for the past three years and it expects to continue to have a high growth rate.Customer turnover is low. The subscriber base includes more than 28,000 subscriptions.Revenue growth is expected to be led by e-Prescription, insurance verification, and claims coding products.

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Strong cash flow conversion.    iCoreConnect has significant operating leverage in its business model. As revenues continue to grow and margins expand, the business model is primed to become a strong cash flow generator. iCoreConnect is near this inflection point where margins are expected to expand rapidly.

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Long-term organic growth.   iCoreConnect is in the early phases of selling its already created products into dental practices that are recognized for general business-related inefficiencies. Its solutions are enhancements to workflow that cause practices to run more efficiently, with fewer errors, and with increases in profitability. Additionally, it currently sells to insurance carriers and practice management systems. iCoreConnect’s products are relevant in the broader healthcare market and the company has demonstrated its ability to sell into this market. The broader healthcare market represents a large total addressable market for the company to sell into.
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Strong management team.   iCoreConnect’s CEO has led prior companies into both the Inc. 500 and Inc. 5000 status. He has been at the helm of iCoreConnect since 2013, driving the business to its current foundation of more than 15 products, endorsements in 28 states, and approximately $8.0 million in annual recurring revenue. iCoreConnect’s CEO is supported by a management team that FGMC believes has the skillset to drive the company through its next several stages of growth.

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Attractive competitive dynamics.   Several industry trends are providing tailwinds to iCoreConnect’s business including state by state shifts to mandated electronic prescription, migration from premise-based to cloud-based IT systems, and continued focus on driving profitability into practice management.

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Differentiated products or services.   iCoreConnect has developed a suite of workflow solutions targeting specific enhancements to everyday tasks in dental practice management. iCoreConnect’s products are complimentary to standard practice management systems (PMS) and work seamlessly with all major PMS providers, adding increased functionality rather than full system replacement. iCoreConnect’s customers select its products based on these workflow improvements as well as the high-touch approach it has to customer service.

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Public market-ready scale.   iCoreConnect is already an OTC traded company.

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High barrier to entry.   iCoreConnect has secured more than 90 product endorsements across 28 state dental and medical associations, providing access to more than 125,000 members. The state associations often co-brand in marketing efforts and frequently award exclusivity in product line endorsements creating strong marketing synergies. These relationships are a value-add to iCoreConnect’s brand awareness.

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Consolidation opportunities to scale.   Since 2017, iCoreConnect has acquired eight businesses and continues to maintain a pipeline of acquisition candidates.

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Valuation premium.   The closing price of iCoreConnect’s common stock on January 5, 2023, the day of signing the Merger Agreement, represents an enterprise value of approximately $31 million. Accordingly, FGMC’s purchase price of $98 million represents slightly more than 3 times premium to the OTC valuation on that day. The FGMC board of directors considered this premium to be in line with comparable company analysis, discounted cash flow analysis, and historical acquisition premiums. In addition, the board took note that the proposed structure whereby FGMC’s Common Stock will be converted into FGMC Preferred Stock offers downside protection to FGMC stockholders. The board of directors considered this premium and determined it to be fair from a financial perspective and consistent with the financial analyses and fairness opinion provided by Intrinsic, LLC.

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Financial Analyses and Fairness Opinion of Intrinsic, LLC.   The FGMC board of directors received from Intrinsic the financial analyses attached hereto as Annex F and the fairness opinion attached hereto as Annex E.

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Other Alternatives.   The FGMC board’s belief, after a thorough review of other business combination opportunities reasonably available to it, that the proposed Business Combination represents the best potential business combination for FGMC based upon the process utilized to evaluate and assess other potential acquisition targets, and the FGMC board’s and management’s belief that such processes had not presented a better alternative.

The board of directors of FGMC also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:
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Future Financial Performance.   The risk that future financial performance may not meet our expectations due to factors in our control or out of our control, including macroeconomic factors.

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COVID-19.   Uncertainties regarding the potential impacts of the COVID-19 virus and related disruptions on iCoreConnect’s operations or the industry.

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Potential for Benefits not Achieved.   The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

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Liquidation of FGMC.   The risks and costs to FGMC’s business if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in FGMC’s inability to effect a business combination by June 1, 2023 (or September 1, 2023, if extended) and force FGMC to dissolve and liquidate.

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Stockholder Vote.   The risk that the stockholders may fail to provide the respective votes necessary to effect the Business Combination.

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Closing Conditions.   The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within FGMC’s control.

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Litigation.   The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

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Fees and Expenses.   The fees and expenses associated with completing the Business Combination.

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Potential Conflicts of Interest.   The directors and officers of FGMC may have certain conflicts of interest as described below in the section “Directors and Executive Officers of FGMC — Conflicts of Interest.” The FGMC board of directors does not believe, however, that the pre-existing fiduciary duties or contractual obligations of its officers and directors materially affected its search for an acquisition target nor will materially impact its ability to complete the Business Combination, because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

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Other Risks.   Various other risks associated with the Business Combination, the business of FGMC and the business of iCoreConnect described under the section titled “Risk Factors.”

In addition to considering the factors described above, the board of directors of FGMC also considered that some officers and directors of FGMC may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see “Risk Factors — Risks Related to FGMC and the Business Combination”).
The board of directors of FGMC recommends a vote “FOR” the Business Combination Proposal and each of the other proposals. The members of the board of directors of FGMC and officers of FGMC have interests that may be different from, or in addition to your interests as a shareholder. See “Proposal 1 — The Business Combination Proposal — Interests of FGMC’s Directors and Officers and Others in the Business Combination” for further information.
Satisfaction of 80% Test
After consideration of the factors identified and discussed in the section above titled “The FGMC Business Combination Proposal — The FGMC’s Board’s Reasons for the Approval of the Business Combination,” FGMC’s board of directors concluded that the Business Combination met all of the requirements disclosed in the IPO prospectus with respect to FGMC’s initial business combination, including that the Business Combination had a fair market value of at least 80% of the balance of the funds in the Trust Account at the time of execution of the Merger Agreement.
Anticipated Accounting Treatment
The Business Combination will be accounted for as a “reverse acquisition” in accordance with U.S. GAAP. Under this method of accounting FGMC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the stockholders of iCoreConnect are expected to control the Combined Company through control of the board of directors as well as having majority voting power, iCoreConnect will comprise all of the ongoing operations of the Combined Company, the designees of iCoreConnect will comprise a majority of the board of directors of the Combined Company, and iCoreConnect’s current management will represent the management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of iCoreConnect issuing stock for the net assets of FGMC, accompanied by a recapitalization. The net assets of FGMC will be stated at historical cost. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of iCoreConnect.
Interests of Certain Persons in the Business Combination
When you consider the recommendation of FGMC’s board of directors in favor of adoption of the FGMC Business Combination Proposal and the related proposal, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:
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If an initial business combination, such as the Business Combination, is not completed by June 1, 2023, or September 1, 2023 if FGMC’s time to complete a business combination is extended as described herein, FGMC will be required to dissolve and liquidate. In such event, the 2,012,500 founder shares currently held by FGMC’s Initial Stockholders, which were acquired prior to FGMC’s IPO will be worthless because such holders have agreed to waive their rights to any liquidation distributions. This waiver was made at the time that the founder shares were purchased for no additional consideration. The founder shares were purchased for an aggregate purchase price of $25,000, or less than $0.01 per share. Accordingly, Initial Stockholders will receive a positive rate of return so long as the market price of the Common Stock is at least $0.01 per share, even if public stockholders experience a negative rate of return in the Combined Company. The founder shares had an aggregate market value of approximately $21.0 million based on the closing price of FGMC shares of Common Stock on the Nasdaq Stock Market as of May 1, 2023.

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If an initial business combination, such as the Business Combination, is not completed by June 1, 2023, or September 1, 2023 if FGMC’s time to complete a business combination is extended as described herein, the 55,000 Private Units, 3,950,000 $11.50 Private Warrants and 1,000,000 $15.00 Private Warrants purchased by the Sponsor for a total purchase price of $4,600,000, will be worthless. The Sponsor’s Private Units had an aggregate market value of approximately $580,000 based on the closing price of FGMC Units on the Nasdaq Stock Market as of May 1, 2023, the Sponsor’s $11.50 Private Warrants had an aggregate market value of approximately $435,000 based on the closing price of FGMC Warrants on the Nasdaq Stock Market as of May 1, 2023 and the Sponsor’s $15.00 Private Warrants had an aggregate market value of approximately $110,000 based on the closing price the Nasdaq Stock Market as of May 1, 2023.

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If the Trust Account is liquidated, including in the event FGMC is unable to consummate the Business Combination or an initial business combination within the required time period, the Sponsor has agreed to indemnify FGMC to ensure that the proceeds in the Trust Account are not reduced below $10.25 per share of FGMC Common Stock, or such lesser amount per share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account.

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The exercise of FGMC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

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In December 2022, affiliates of Wes Schrader, our Chief Executive Officer, and Ryan Turner, one of our directors and two individuals providing accounting services to FGMC, purchased 2,844,841 shares of iCoreConnect Common Stock for an aggregate amount of approximately $228,000 directly from a shareholder of iCoreConnect, which shares comprise approximately 1.5% of iCoreConnect’s issued and outstanding Common Stock.

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On March 15, 2023, affiliates of our Chairman, Larry Swets, our Senior Advisor, Kyle Cerminara and our director, Hassan Baqar, collectively loaned $550,000 to iCoreConnect, as part of a $2.5 million bridge loan (the “Bridge Loan”). In addition, on March 15, 2023 an affiliate of our CEO, Wes Schrader loaned $100,000.00 to iCoreConnect as part of the Bridge Loan. The Bridge Loan bears a 15% per annum interest rate, matures on March 15, 2024, and after six months is convertible into iCoreConnect common stock at the option of each lender. Aside from the Bridge Loan, there are no other loans extended, fees due, or out-of-pocket expenses for which any of FG Merger Corp., the Sponsor, or any of their affiliates, or officers and directors are awaiting reimbursement.
Name; Headquarters
The name of the post-Business Combination company will be iCoreConnect Inc., and its headquarters will be located at 529 Crown Point Road, Suite 250, Ocoee, FL 34761.
Vote Required for Approval
The FGMC Business Combination Proposal requires the affirmative vote of the majority of the issued and outstanding shares of FGMC Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have the effect of a vote “AGAINST” the FGMC Business Combination Proposal. Broker non-votes will have no effect on the outcome of the FGMC Business Combination Proposal.
The FGMC Business Combination Proposal is conditioned upon the approval and adoption of each of the other Condition Precedent Proposals.
A copy of the Merger Agreement is attached to this joint proxy statement/prospectus as Annex A.
The Initial Stockholders have agreed to vote any shares of FGMC Common Stock owned by them in favor of the FGMC Business Combination Proposal and related proposals.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE FGMC BUSINESS COMBINATION PROPOSAL.

FGMC PROPOSAL 2 — THE FGMC COMMON CONVERSION PROPOSAL
Overview
Holders of FGMC Common Stock are being asked to approve the proposal to adopt an amendment and restatement of the Current Charter (the “Second Amended and Restated Certificate”) , whereby in connection with the Closing of the Business Combination, FGMC and the stockholders of FGMC shall effectuate an equity conversion of FGMC, whereby the FGMC Common Stock outstanding as of the date thereof is converted into a newly created class of preferred stock, Series A of FGMC (the “FGMC Preferred Stock”) with the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth in the Second Amended and Restated Certificate, which is attached as Annex B to this joint proxy statement/prospectus. See “Description of the Combined Company’s Securities — Preferred Stock.” You are urged to read carefully the Proposed Charter in its entirety before voting on the FGMC Common Conversion Proposal.
General
At the time of issuance the FGMC Preferred Stock will be fully paid and non-assessable, convertible into shares of FGMC Common Stock with no preemptive, participating or voting rights. Any holder of FGMC Common Stock that has elected to redeem its public shares of FGMC Common Stock in connection with the Business Combination will receive a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination, and will not receive shares of FGMC Preferred Stock. Only holders of FGMC Common Stock who do not redeem their public shares of FGMC Common Stock will, after closing of the FGMC Common Conversion and the Business Combination, receive shares of FGMC Preferred Stock.
Dividends
Holders of FGMC Preferred Stock will be entitled to receive dividends per shares in an amount equal to 12% per annum of the $10.00 original issue price (“Original Issue Price”) prior and in preference to any declaration or payment of any other dividend. Dividends will accrue from day to day and shall be cumulative and shall be payable within fifteen (15) business days after the end of the Combined Company’s second quarter, which is June 30, commencing with the quarter ending June 30, 2024 to each holder of FGMC Preferred Stock as of such date, provided that the FGMC board of directors shall be permitted to declare a dividend under applicable law.
Dividends will be paid in cash; provided that from the closing of the Business Combination until the second anniversary of the date of the original issuance of the FGMC Preferred Stock, FGMC may, at its option, pay all or part of the accruing dividends on the FGMC Preferred Stock by issuing and delivering additional shares of FGMC Preferred Stock to the holders thereof.
Voting Rights
The holders of FGMC Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of FGMC.
Redemption
The shares of FGMC Preferred Stock are not redeemable by FGMC.
Conversion
The “Conversion Price” shall initially be $10.00 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after the later of (x) the date of the effectiveness of the Proposed Charter or (y) the registration of the FGMC Common Stock underlying the FGMC Preferred Stock; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable FGMC Preferred Stock.
Mandatory Conversion.   After twenty-four (24) months from the effective date of the Proposed Charter, in the event the closing share price of the FGMC Common Stock shall exceed 140% of the Conversion Price then in effect (a “Mandatory Conversion Event”), then (i) each outstanding share of FGMC Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of FGMC Common Stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion and (ii) such shares of FGMC Preferred Stock may not be reissued by FGMC, subject to adjustment as provided below.
Upon a Mandatory Conversion Event, FGMC shall declare and pay all of the dividends that are accrued and unpaid as of the time of the occurrence of the Mandatory Conversion Event by either, at the option of FGMC, (i) issuing additional FGMC Preferred Stock to the holders thereof (valuing such additional FGMC Preferred Stock at the Original Issue Price), which additional FGMC Preferred Stock shall also be automatically converted into shares of FGMC Common Stock using the then in effect Conversion Price or (ii) paying cash. Such converted FGMC Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and FGMC may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of FGMC Preferred Stock accordingly.
Optional Conversion.   Beginning on the original issuance date of the FGMC Preferred Stock each share of FGMC Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder, into such number of shares of FGMC Common Stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion, subject to certain adjustments.
Mechanics of Optional Conversion.   To convert FGMC Preferred Stock into FGMC Common Stock, the holder thereof shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time on such date, a copy of an executed notice of conversion (the “Conversion Notice”) to the Transfer Agent, and (ii) surrender to a common carrier for delivery to FGMC within three (3) business days of such date the original certificates representing the FGMC Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”).
On or before the fifth (5th) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (x) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of FGMC Common Stock to which the holder shall be entitled, or (y) credit such aggregate number of shares of FGMC Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. The close of business on the date of receipt by the transfer agent (or by FGMC if FGMC serves as its own transfer agent) of such Conversion Notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of FGMC Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The person or persons entitled to receive the shares of FGMC Common Stock issuable upon a conversion of FGMC Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of FGMC Common Stock at the Conversion Time.
Immediately prior to the close of business on the date of the Conversion Time FGMC shall pay to such converting holder all of the dividends on the FGMC Preferred Stock being converted such holder that are accrued and unpaid as of such Conversion Time by, either, at the option of FGMC: (i) issuing additional FGMC Preferred Stock to such holder (valuing such additional FGMC Preferred Stock at the Original Issue Price), which additional FGMC Preferred Stock shall also be automatically converted into shares of FGMC Common Stock as if included in the Conversion Notice using the then in effect Conversion Price, or (ii) paying cash.
All shares of converted FGMC Preferred Stock shall be retired and cancelled and may not be reissued.

Liquidation
Upon any liquidation, dissolution or winding up of FGMC, whether voluntary or involuntary, the holders of shares of FGMC Preferred Stock will be entitled to be paid (before any distribution or payment is made upon any shares of FGMC Common Stock) an amount per share equal to the greater of (i) one times the applicable Original Issue Price, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of FGMC Preferred Stock been converted into FGMC Common Stock immediately prior to such liquidation, dissolution or winding up. However, if upon liquidation, the available funds and assets to be distributed among the holders of FGMC Preferred Stock are insufficient to permit payment in full of the liquidation preference per share, then the entire available funds and assets upon liquidation of FGMC shall be distributed ratably among the holders of FGMC Preferred Stock on a pro rata basis.
If there are any available funds or assets upon liquidation remaining after the payment or distribution to the holders of the FGMC Preferred Stock of their full preferential amounts described above, then all such remaining available funds and assets shall be distributed among the holders of shares of FGMC Common Stock, pro rata based on the number of shares held by each such holder.
Upon the approval of the FGMC Common Conversion Proposal by the requisite number of Shares of FGMC Common Stock and the filing of the Proposed Charter with the Delaware Secretary of State, each share of FGMC Common Stock issued and outstanding as of the date thereof will automatically convert into a share of FGMC Preferred Stock without any act on the part of any FGMC stockholder and each share of FGMC Common Stock reserved for issuance upon exercise or conversion of any warrant or convertible security of FGMC, subject to the terms of any agreements governing such relationship, shall convert to a share of FGMC Preferred Stock, making such security exercisable or convertible into shares of FGMC Preferred Stock.
As soon as practicable after the closing of the Business Combination, FGMC or its transfer agent shall issue and deliver to each holder of FGMC Common Stock outstanding the number of full shares of FGMC Preferred Stock issuable on such conversion in accordance with the provisions hereof.
Effect on Outstanding FGMC Warrants
FGMC Public Warrants and FGMC Private Warrants are issued in registered form under the Warrant Agreements. The Warrant Agreements provide that in the case of any reclassification or reorganization of the issued and outstanding shares of FGMC Common Stock the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of FGMC Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification or reorganization.
Accordingly, upon the effectiveness of the FGMC Common Conversion, the Warrants will become, pursuant to their terms, exercisable for shares of FGMC Preferred Stock instead of shares of FGMC Common Stock. In addition, at any time after the effectiveness of the FGMC Common Conversion, upon the occurrence of a Mandatory Conversion Event, the Warrants will once again become, exercisable for shares of FGMC Common Stock.
FGMC intends to amend the Warrant Agreements for the purpose of clarifying the foregoing and curing any ambiguity that may exist in the Warrant Agreements with respect to the treatment of the Warrants upon the FGMC Common Conversion, and upon a Mandatory Conversion Event of the FGMC Preferred Stock after the FGMC Common Conversion. The Warrant Agreements provide that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or add or change any provisions with respect to matters or questions arising under the Warrant Agreements as the parties thereto may deem necessary or desirable and that the parties thereto deem shall not adversely affect the rights of the holders of the Warrants. See “Description of Combined Company Securities.” Additionally, a copy of the forms of the amendments to the Warrant Agreements are filed as exhibits to this registration statement, and you should review such exhibits for a complete description of the terms and conditions applicable to the Warrants.

Vote Required for Approval
The FGMC Common Conversion Proposal requires the affirmative vote of a majority of the outstanding shares of FGMC Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the FGMC Common Conversion Proposal.
The FGMC Common Conversion Proposal is conditioned upon the approval and adoption of each of the other Condition Precedent Proposals.
Recommendation of the FGMC Board
THE FGMC BOARD UNANIMOUSLY RECOMMENDS THAT FGMC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE FGMC COMMON CONVERSION PROPOSAL.

FGMC PROPOSAL 3 — THE FGMC CHARTER AMENDMENT PROPOSAL
Overview
FGMC is asking its stockholders to approve the FGMC Charter Amendment Proposal. If the Condition Precedent Proposals are approved and the Business Combination is to be consummated, the Combined Company will adopt the Proposed Charter to replace the Current Charter and will adopt the Proposed Bylaws.
See the section titled “Comparison of Corporate Governance and Stockholder Rights” for a summary of the principal proposed changes and the differences between the Current Charter and the Proposed Charter, which is qualified by reference to the complete text of the Proposed Charter, a copy of which is attached to this joint proxy statement/prospectus as Annex C-1. All stockholders and other interested parties are encouraged to read the Proposed Charter in its entirety for a more complete description of its terms.
Reasons for the FGMC Charter Amendment Proposal
In the judgment of the FGMC Board, the Proposed Charter is necessary to address the needs of the Combined Company following the Closing. In particular, the changes to the Current Charter, including the name change from “FG Merger Corp” to “iCoreConnect Inc.,” the change in purpose, the change in duration of existence, and the deletion of provisions specific to a blank check company, are necessary to adequately address the needs of the Combined Company following the Closing. The elimination of certain provisions related to FGMC’ status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, these proposed amendments remove the requirement to dissolve FGMC and allow the Combined Company to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations and the FGMC Board believe it is the most appropriate period following the Business Combination. In addition, certain other provisions in the Current Charter require that proceeds from FGMC’ initial public offering be held in the Trust Account until a business combination or liquidation of FGMC has occurred. These provisions cease to apply once the Business Combination is consummated.
Vote Required for Approval
The FGMC Charter Amendment Proposal requires the affirmative vote of the holders of a majority of all then outstanding shares of FGMC Common Stock entitled to vote thereon at the FGMC Special Meeting. Accordingly, an FGMC stockholder’s failure to vote by proxy or in person at the FGMC Special Meeting or to instruct its broker how to vote, or an abstention from voting, will have the same effect as a vote “AGAINST” the FGMC Charter Amendment Proposal.
The FGMC Charter Amendment Proposal is conditioned on the approval and adoption of each of the other Condition Precedent Proposals.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“RESOLVED, that the existing certificate of incorporation of FGMC be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation, a copy of which is attached to the joint proxy statement/prospectus as Annex C-1 (the “Proposed Charter”) of “FG Merger Corp.” upon the Closing, be approved as the certificate of incorporation and bylaws, respectively, of FG Merger Corp., effective upon the effectiveness of the Business Combination”
Recommendation of the FGMC Board
THE FGMC BOARD UNANIMOUSLY RECOMMENDS THAT FGMC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE FGMC CHARTER AMENDMENT PROPOSAL.

The existence of financial and personal interests of one or more of FGMC’s officers and directors may result in a conflict of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of FGMC and its stockholders and what he, she, or they may believe is best for himself, himself, or themselves in determining to recommend that stockholders vote for the proposals. In addition, FGMC’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section titled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination Proposal” for a further discussion of these considerations.

FGMC PROPOSAL 4 — THE FGMC ADVISORY CHARTER PROPOSALS
In connection with the Business Combination, FGMC is asking its stockholders to vote upon, on a non-binding advisory basis, proposals to approve the Proposed Bylaws and certain governance provisions contained in the Proposed Charter (together with the Proposed Bylaws, the “Governance Documents”), including certain material differences between the Current Charter and the Proposed Charter. This separate vote is not otherwise required by Delaware law separate and apart from the FGMC Charter Amendment Proposal. However, pursuant to SEC guidance, FGMC is submitting these provisions to its stockholders separately for approval, allowing stockholders the opportunity to present their separate views on important governance provisions. However, the stockholder votes regarding these proposals are advisory votes, and are not binding on FGMC or the FGMC Board (separate and apart from the approval of the FGMC Charter Amendment Proposal). In the judgment of the FGMC Board, these provisions are necessary to adequately address the needs of the Combined Company following the Business Combination. Furthermore, the Business Combination is not conditioned on the separate approval of the Governance Document Proposals (separate and apart from approval of the FGMC Charter Amendment Proposal).
FGMC stockholders will be asked to approve, on a non-binding advisory basis, the following proposals related to the Governance Documents, which are being presented as separate sub-proposals (the “FGM Advisory Charter Proposals”):
Proposal 4(A) — that, upon the consummation of the Business Combination, the Bylaws of FGMC (“Current Bylaws”) be succeeded by the proposed new bylaws (“Proposed Bylaws”) of the Combined Company, a copy of which is attached to this joint proxy statement/prospectus as Annex C-2;
Proposal 4(B) — that the authorized capital of the Combined Company will be (a) 100,000,000 shares of common stock, par value $0.0001 per share, and (b) 40,000,000 shares of preferred stock, par value $0.0001 per share;
Proposal 4(C) — that the Combined Company’s corporate existence will be perpetual, and to omit from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and
Proposal 4(D) — that, upon the consummation of the Business Combination, all other changes necessary or desirable in connection with the approval of the Proposed Charter and Proposed Bylaws as part of the Business Combination are approved.
Reasons for the FGMC Advisory Charter Proposals
In the judgment of the FGMC Board, the FGMC Advisory Charter Proposals are desirable for the following reasons:
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the greater number of authorized number of shares of capital stock is desirable for the Combined Company to have enough additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits and to issue upon exercise of the equity grants currently outstanding or made under the Incentive Plan (assuming they are approved at the Special Meeting); and

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it is desirable to remove the provisions that relate to the operation of FGMC as a special purpose acquisition company because they would not be applicable after the Business Combination (such as the obligation to dissolve and liquidate if a business combination is not consummated within a certain period of time).

Notwithstanding the foregoing, certain of the Proposed Charter amendments may make it more difficult or discourage an attempt to obtain control of the Combined Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Combined Company’s securities. If, in the due exercise of its fiduciary obligations, for example, the Combined Company Board was to determine that a takeover proposal was not in the best interests of the Combined Company, such shares could be issued by the board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquiror or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable the Combined Company to have the flexibility to authorize the issuance of shares in the future for financing its business, acquiring other businesses, forming strategic partnerships and alliances and stock dividends and stock splits. The Combined Company currently has no such plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.
A copy of the Proposed Charter, as will be in effect assuming approval of the FGMC Charter Amendment Proposal and upon consummation of the Business Combination and filing with the Delaware Secretary of State, is attached to this joint proxy statement/prospectus as Annex C-1. A copy of the Proposed Bylaws, as will be in effect upon consummation of the Business Combination, is attached to this joint proxy statement/prospectus as Annex C-2.
Vote Required for Approval
The approval of each of the FGMC Advisory Charter Proposals requires the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote thereon.
If any of the FGMC Business Combination Proposal, the FGMC Nasdaq Proposal, the FGMC Director Election Proposal, the FGMC Incentive Plan Proposal, or (in the maximum redemption scenario, the NTA Requirement Amendment Proposal) fails to receive the required stockholder approval, the Business Combination will not be completed.
Recommendation of the FGMC Board
THE FGMC BOARD UNANIMOUSLY RECOMMENDS THAT FGMC’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE FGMC ADVISORY CHARTER PROPOSALS.
The existence of financial and personal interests of one or more of FGMC’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, FGMC’ officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section titled “The Business Combination Proposal — Interests of FGMC’s Directors and Officers in the Business Combination Proposal” for a further discussion of these considerations.

PROPOSAL 5  —  THE FGMC NASDAQ PROPOSAL
Overview
We are proposing the FGMC Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b), (c) and (d). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.
Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control.
Under Nasdaq Listing Rule 5635(c), stockholder approval is required prior to the issuance of securities when a plan or other equity compensation arrangement is established or materially amended.
Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance .
Pursuant to the Merger Agreement, we anticipate that we will issue to the equity holders of iCoreConnect as consideration in the Business Combination, a maximum of 9,800,000 shares of FGMC Common Stock (subject to adjustment as described elsewhere herein). See the section titled “Proposal 1  —  The FGMC Business Combination Proposal  —  The Merger Agreement  —   Business Combination Consideration.” Because the number of shares of FGMC Common Stock we anticipate issuing as consideration in the Business Combination will constitute more than 20% of outstanding FGMC Common Stock and more than 20% of outstanding voting power prior to such issuance we are required to obtain stockholder approval for such issuance pursuant to Nasdaq Listing Rules 5635(a), (b), (c) and (d).
Effect of the FGMC Nasdaq Proposal on the FGMC Stockholders
If the FGMC Nasdaq Proposal is approved and adopted, FGMC would issue shares representing more than 20% of the outstanding shares of FGMC Common Stock in connection with the Business Combination. In addition, if the FGMC Common Conversion Proposal is approved and adopted, then the current holders of FGMC Common Stock will receive FGMC Preferred Stock and their shares of FGMC Common Stock will be cancelled. The issuance of such shares of FGMC Common Stock would afford the holders of FGMC Preferred Stock a smaller percentage interest in the liquidation value and aggregate book value of the Combined Company. If the FGMC Nasdaq Proposal is approved and adopted, we anticipate that, immediately following the consummation of the Business Combination, (a) the FGMC current public stockholders will own (i) approximately 0% of non-redeemable shares of the Combined Company Common Stock and (ii) approximately 79% of the issued and outstanding shares of Combined Company Preferred Stock and (b) the Sponsor and FGMC’s current executive officers, directors and affiliates will own approximately 0% of non-redeemable shares of the Combined Company Common Stock and (ii) approximately 21% of the issued and outstanding shares of FGMC Preferred Stock. These percentages assumes that no shares of FGMC Common Stock are redeemed in connection with the consummation of the Business Combination and does not take into account any warrants or options to purchase Combined Company Common Stock that will be outstanding following the consummation of the Business Combination or any equity awards that may be issued under the Incentive Plan following the consummation of the Business Combination.
If the FGMC Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, the Combined Company would be in violation of Nasdaq Listing Rules 5635(a), (b), (c) and (d), which could result in the delisting of our securities from Nasdaq. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

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a limited availability of market quotations for our securities;

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reduced liquidity with respect to our securities;

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a determination that the Combined Company Common Stock is a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage for the post-transaction company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of FGMC and iCoreConnect to consummate the Business Combination that FGMC Common Stock remains listed on Nasdaq. As a result, if the FGMC Nasdaq Proposal is not approved and adopted, the Business Combination may not be consummated.
Vote Required for Approval
The approval of the FGMC Nasdaq Proposal will require the affirmative vote of the majority of the issued and outstanding shares of FGMC Common Stock, present in person by virtual attendance or represented by proxy, and entitled to vote at the FGMC Special Meeting. Abstentions will have the effect of a vote “AGAINST” the FGMC Nasdaq Proposal. Broker non-votes have no effect on the outcome of the FGMC Nasdaq Proposal.
The FGMC Nasdaq Proposal is conditioned on the approval of the other Condition Precedent Proposals.
Recommendation of the FGMC Board
THE FGMC BOARD UNANIMOUSLY RECOMMENDS THAT THE FGMC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE FGMC NASDAQ PROPOSAL.

PROPOSAL 6  —  THE FGMC DIRECTORS PROPOSAL
Election of Directors
Pursuant to the Merger Agreement, FGMC has agreed to take all necessary action, including causing the directors of FGMC to resign, so that effective at the Closing, our entire board of directors will consist of five individuals, a majority of whom will be independent directors in accordance with the requirements of Nasdaq.
FGMC is proposing the election by stockholders of the following five individuals, who will take office immediately following the Closing and who will constitute all the members of the Combined Company’s Board: Robert McDermott, Kevin Patrick McDermott, Harry Joseph Travis, John Robert Pasqual and Joseph Anthony Gitto, each director having an initial term that expires at the Combined Company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Please see the section “Directors and Executive Officers of the Combined Company After the Busines Combination” for information about the specific experience and qualifications of each the proposed directors.
It is anticipated that Robert McDermott will be designated as Chairman of the Board. Each of Kevin Patrick McDermott, Harry Joseph Travis, John Robert Pasqual and Joseph Anthony Gitto are expected to qualify as an independent director under Nasdaq listing standards.
There are no family relationships among any of the Combined Company’s proposed directors and executive officers, other than Robert McDermott and Kevin Patrick McDermott are cousins.
Subject to other provisions in the Proposed Charter, the number of directors that constitutes the entire Combined Company’s Board will be fixed solely by resolution of the Combined Company’s Board. Each director of the Combined Company will hold office until the expiration of the term for which he or she is elected and until his or her successor has been duly elected and qualified or until his or her earlier resignation, death, disqualification or removal.
Vacancies occurring on the Combined Company’s Board for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Combined Company’s Board, although less than a quorum, or by a sole remaining director, and not by stockholders of the Combined Company. A person so elected by the Combined Company Board to fill a vacancy or newly created directorship will hold office until the next election for which such director will have been chosen and until his or her successor will be duly elected and qualified.
If the FGMC Business Combination Proposal is not approved, the FGMC Directors Proposal will not be presented at the FGMC Special Meeting. The appointments of directors resulting from the election will only become effective if the Business Combination is completed.
The Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the Record Date and is based in part on information furnished by the nominees and in part from FGMC’s and iCoreConnect’s records.
Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that Robert McDermott, Kevin Patrick McDermott, Harry Joseph Travis, John Robert Pasqual, and Joseph Anthony Gitto be appointed as directors of the Combined Company to serve until the 2024 annual meeting of stockholders.”
Required Vote With Respect to the Director Election Proposal
Approval of the FGMC Directors Proposal requires the vote by a plurality of the shares of the FGMC Common Stock present by virtual attendance or represented by proxy and entitled to vote at the FGMC Special Meeting.

If the FGMC Business Combination Proposal is not approved, the FGMC Directors Proposal will not be presented at the FGMC Special Meeting. The FGMC Directors Proposal will only become effective if the Business Combination is completed. If the FGMC Directors Proposal is not approved, iCoreConnect is not required to close the Business Combination.
Recommendation of the Board with Respect to the FGMC Directors Proposal
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE
FGMC STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES IN
THE DIRECTORS PROPOSAL.

FGMC PROPOSAL 7 — THE FGMC INCENTIVE PLAN PROPOSAL
Overview
FGMC is asking FGMC stockholders to vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan. The FGMC Board adopted the Incentive Plan on April 12, 2023, subject to its approval by the FGMC stockholders. If the stockholders approve the Incentive Plan, it will become effective upon the Closing of the Business Combination.
Purposes of the Incentive Plan
The purposes of the Incentive Plan are (i) to align the interests of Combined Company’s stockholders and the recipients of awards under the Incentive Plan by increasing the proprietary interest of such recipients in the Combined Company, (ii) to advance the interests of the Combined Company by attracting and retaining employees and directors, (iii) to recognize the contributions of employees and directors of the Combined Company and (iv) to motivate recipients of awards under the Incentive Plan to increase the profits and achieve the objectives of the Combined Company and its stockholders.
Description of the Incentive Plan
The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Annex D to this joint proxy statement/prospectus.
Administration
The Incentive Plan will be administered by two or more members of the Combined Company’s Board, or a subcommittee thereof, or such other committee designated by the Combined Company’s Board (the “Plan Committee”). Each member of the Plan Committee is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) “independent” within the meaning of the rules of the Nasdaq Capital Market. The Compensation Committee will serve as the Plan Committee.
Subject to the express provisions of the Incentive Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards are evidenced by an agreement containing such provisions not inconsistent with the Incentive Plan as the Plan Committee approves. Upon a termination of an Incentive Plan participant’s employment or service with the Company or the occurrence of another event specified in the participant’s award agreement, the Plan Committee also has authority to establish rules and regulations for administering the Incentive Plan and to decide questions of interpretation or application of any provision of the Incentive Plan. The Plan Committee may take any action such that (i) any outstanding options and SARs become exercisable in part or in full, (ii) all or any portion of a restriction period on any outstanding awards lapse, (iii) all or a portion of any performance period applicable to any awards lapse, and (iv) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.
The Plan Committee may delegate some or all of its power and authority under the Incentive Plan to the Combined Company’s Board (or any members thereof), a subcommittee of the Combined Company’s Board, a member of the Combined Company’s Board, the Chief Executive Officer of the Combined Company or other executive officer of the Combined Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of the Combined Company Board, the Chief Executive Officer or any executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.
Types of Awards
Under the Incentive Plan, the Combined Company may grant:
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Non-qualified stock options;

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Incentive stock options (within the meaning of Section 422 of the Code);

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Stock appreciation rights (“SARs”);

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Performance awards; and

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Other equity-based awards.

Available Shares
Subject to the capitalization adjustment provisions contained in the Incentive Plan, the number of shares of the Combined Company’s Common Stock initially available for awards under the Incentive Plan is equal to 10% of the number of shares of Combined Company Common Stock plus Combined Company Preferred Stock outstanding upon the closing of the Business Combination. The number of shares that remain available for future grants under the Incentive Plan shall be reduced by the sum of the aggregate number of shares that become subject to outstanding options, outstanding free-standing SARs, outstanding stock awards, outstanding stock award units, outstanding performance awards denominated in shares, and other equity-based awards denominated in shares, in each case, other than substitute awards.
To the extent that shares subject to an outstanding option, SAR, stock award, stock award unit, performance award, or other equity-based award granted under the Incentive Plan, other than substitute awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares shall again be available under the Incentive Plan. In addition, shares subject to an award under the Incentive Plan shall again be available for issuance under the Incentive Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (y) shares delivered to or withheld by the Combined Company to pay the purchase price or the withholding taxes related to an outstanding award. Notwithstanding the foregoing, shares repurchased by the Combined Company on the open market with the proceeds of an option exercise shall not again be available for issuance under the Incentive Plan.
The number of shares available for awards under the Incentive Plan shall not be reduced by (i) the number of shares subject to substitute awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Combined Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under the Incentive Plan (subject to applicable stock exchange requirements).
Shares to be delivered under the Incentive Plan shall be made available from authorized and unissued shares, or authorized and issued shares reacquired and held as treasury shares or otherwise or a combination thereof.
As of April 13, 2023 the closing share price of a share of FGMC Common Stock was $10.42 per share.
Change in Control
Unless otherwise provided in an award agreement, in the event of a change in control of the Combined Company, the Combined Company’s Board (as constituted prior to such change in control) may, in its discretion, require that (i) some or all outstanding options and SARs will become exercisable in full or in part, (ii) the restrictions applicable to some or all outstanding Stock Awards will lapse in full or in part, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level, in each case, on such terms and conditions and at such time or times as the Plan Committee shall determine. In addition, in the event of a change in control, the Combined Company’s Board may, in its discretion, require that any outstanding award shall be assumed or continued or that shares of capital stock of the corporation resulting from or succeeding to the business of the Combined Company pursuant to such change in control (or a parent corporation thereof) or other property be substituted for some or all of the shares subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Combined Company’s Board, and/or require outstanding awards, in whole or in part, to be surrendered to the Combined Company in exchange for a payment of cash, shares of capital stock in the company resulting from the change in control, or the parent thereof, other property, or a combination of cash and shares or other property.

Under the terms of the Incentive Plan, a change in control is generally defined to include (i) certain acquisitions of more than 50% of the Combined Company’s then outstanding securities entitled to vote in the election of directors of the Combined Company, (ii) a change in the Combined Company’s Board resulting in the incumbent directors or directors approved by a two thirds vote of incumbent directors ceasing to constitute at least two thirds of the Combined Company’s Board over a 24-month period, or (iii) (x) the consummation of any merger, consolidation, reorganization or business combination involving the Combined Company, (y) the sale or other disposition of all of substantially all of the Combined Company’s assets, or (z) the acquisition by the Combined Company of assets or stock of another entity, other than any such transaction that results in (A) the Combined Company’s voting securities continuing to represent a majority of the combined voting power of the successor entity of the transaction and (B) no person or group owning more than 50% of the Combined Company’s then outstanding securities entitled to vote in the election of directors of the Combined Company.
Clawback of Awards
The awards granted under the Incentive Plan and any cash payment or shares of common stock delivered pursuant to an award may be subject to cancellation, recovery by or repayment to the Combined Company, or other action in accordance with any of the Combined Company policies that may adopt from time to time (“Clawback Policy”) by the Combined Company in its discretion, including any such policy which the Combined Company may be required to adopt to comply with applicable law or stock exchange listing requirements.
Effective Date, Termination and Amendment
The Incentive Plan will become effective as of the closing of the Business Combination and will terminate on the 10th anniversary of the effective date of the Incentive Plan, unless earlier terminated by the Combined Company’s Board. The Combined Company’s Board may amend the Incentive Plan or any award agreement at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of the Nasdaq, or any other stock exchange on which the shares are then traded and provided that no amendment may be made that seeks to modify the non-employee director compensation limit under the Incentive Plan or that adversely impairs the rights of a holder of an outstanding award in a material way without the consent of such holder.
Eligibility
Participants in the Incentive Plan will consist of such employees, non-employee directors, and consultants of the Combined Company and its subsidiaries (and such persons who are expected to become any of the foregoing) as selected by the Plan Committee. The aggregate value of cash compensation and the grant date fair value of shares of common stock that may be awarded or granted during any fiscal year of the Combined Company to any non-employee director will not exceed $300,000. It is anticipated that, as of the closing of the Business Combination, approximately 50 employees and 4 non-employee directors will be eligible to participate in the Incentive Plan if selected by the Plan Committee to participate.
Stock Options and SARs
The Incentive Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.
Each option will be exercisable for no more than 10 years after its date of grant. If the option is an incentive stock option and the optionee owns greater than 10% of the voting power of all shares of capital stock of the Combined Company (a “ten percent holder”), then the option will be exercisable for no more than five (5) years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of the Combined Company’s Common Stock on the date of grant, unless the option is an incentive stock option and the optionee is a 10% holder, in which case the exercise price will not be less than the price required by the Code (currently 110% of fair market value).

No SAR granted in tandem with an option (a “tandem SAR”) will be exercised later than the expiration, cancellation, forfeiture or other termination of the related option, and no free-standing SAR will be exercised later than 10 years after its date of grant. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of the Combined Company’s Common Stock on the date of grant, provided that the base price of a tandem SAR will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of the Combined Company’s Common Stock (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of the Combined Company’s Common Stock on the exercise date and the base price of the SAR.
All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs (i) upon a termination of employment of a participant with or service to the Combined Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Plan Committee and set forth in the applicable award agreement. Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of the Common Stock subject to such option or SAR.
Stock Awards
The Incentive Plan provides for the grant of stock awards. The Plan Committee may grant a stock award as a restricted stock award either without consideration from the participant or for such amount of cash or other consideration as the Plan Committee deems appropriate. A restricted stock award is an award of actual shares of common stock which are subject to certain restrictions determined by the Plan Committee.
Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a stockholder of the Combined Company, including the right to vote and receive dividends with respect to shares of restricted stock applicable to all holders of the Combined Company’s Common Stock; provided, however, that the Plan Committee shall have the discretion to have the Company accumulate and hold dividends and distributions and pay the same to the participant when the restrictions lapse. Such dividends and distributions attributable to a restricted stock award that is forfeited will also be forfeited.
Stock Award Units
The Incentive Plan provides for the grant of stock award units which may be settled in shares of the Combined Company’s Common Stock, cash or a combination thereof as specified in the applicable award agreement. Unless otherwise specified in the award agreement, the holder of a stock award unit will have no rights of a stock holder (including voting or dividends or other distribution rights) with respect to any stock award units prior to the date they are settled in shares of the Combined Company’s Common Stock. The award agreement may specify that the holder of a stock award unit will be entitled to receive, on a current or deferred basis, dividends or other distributions, with respect to the number of shares of the Combined Company’s Common Stock subject to such award. Any dividend equivalents with respect to stock award units that are subject to performance-based vesting conditions will be subject to the same vesting conditions as the underlying awards.
All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or performance period relating to a stock award or stock award unit, or the forfeiture and cancellation of a stock award or stock award unit (i) upon a termination of employment with or service to the Combined Company or any of its subsidiaries of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.
Performance Awards
The Incentive Plan also provides for the grant of performance awards. A performance award is an award of shares of common stock or units that are only earned if certain conditions are met. The Committee has the discretion to determine the number of shares of common stock or stock-denominated units subject to a performance share award, the applicable performance period, the conditions that must be satisfied for a participant to earn an award, and any other terms, conditions, and restrictions of the award.
Performance Goals
Under the Incentive Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of the Combined Company Common Stock subject to certain awards, may be made subject to the satisfaction of performance goals. The performance goals shall mean one or more goals established by the Plan Committee based upon business criteria or other performance measures determined by the Plan Committee in its discretion.
All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon (i) a termination of employment with or service to the Combined Company or any of its subsidiaries of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.
Other Equity-Based Awards
The Plan Committee is authorized to grant other equity-based awards, in amounts and subject to conditions as determined by the Plan Committee as set out in an award agreement.
Vesting
The Plan Committee has the authority to determine the vesting schedule of each award, and to accelerate the vesting and exercisability of any award.
Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Incentive Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Incentive Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Incentive Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.
Section 162(m)
Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s (i) chief executive officer, (ii) chief financial officer, (iii) three most highly compensated executive officers other than the chief executive officer or chief financial officer and (iv) any employee of the corporation who was an individual described in clauses (i), (ii) or (iii) in any preceding taxable year beginning after December 31, 2016.
Stock Options
A participant will not recognize taxable income at the time an option is granted and the Combined Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Combined Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two (2) years from the date the option was granted and one (1) year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Combined Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the fair market value of those shares on the date of exercise over the exercise price, and the Combined Company(or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.
SARs
A participant will not recognize taxable income at the time SARs are granted and the Combined Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Combined Company, and the Combined Company(or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code. If the SARs are settled in shares, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise (whether the gain is long-term or short-term depends on how long the shares are held).
Stock Awards
A participant will not recognize taxable income at the time a stock award that is a restricted stock award (i.e., stock subject to restrictions constituting a substantial risk of forfeiture) is granted and the Combined Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.
If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Combined Company(or the applicable employer) as compensation expense, subject to the limitations under Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Combined Company(or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.
The tax consequences of any other type of stock award will depend on the structure and form of such award. A participant who is granted a stock award in the form of shares of the Combined Company’s Common Stock that are not subject to any restrictions under the Incentive Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares over the amount paid for the shares, and the Combined Company(or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.
Stock Award Unit
A participant will not recognize taxable income at the time a stock award unit is granted and the Combined Company will not be entitled to a tax deduction at that time. Upon settlement of stock award units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Combined Company, and the Combined Company(or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code. Any future appreciation will be taxed at capital gains rates.
Performance Awards
A participant will not recognize taxable income at the time performance awards are granted and the Combined Company will not be entitled to a tax deduction at that time. Upon settlement of a performance award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Combined Company, and the Combined Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.
Section 409A
Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The Plan and awards granted under the Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.
New Plan Benefits
The number of stock options and other forms of awards that will be granted under the Incentive Plan is not currently determinable.
Equity Compensation Plan Information
Prior to the Effective Time, FGMC has no equity compensation plans or outstanding equity awards.
Required Vote
Approval of the FGMC Incentive Plan Proposal requires the affirmative vote by the holders of a majority of the outstanding shares of FGMC Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereat. Abstentions and Broker Non-Votes will not affect the vote, as long as a quorum is present.
The Merger is conditioned upon the approval of the Incentive Plan, subject to the terms of the Merger Agreement. Notwithstanding the approval of the Incentive Plan, if the Merger is not consummated for any reason, the actions contemplated by the Incentive Plan will not be effected.
Recommendation of the FGMC Board
THE FGMC BOARD UNANIMOUSLY RECOMMENDS THAT FGMC’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE FGMC INCENTIVE PLAN PROPOSAL.

FGMC PROPOSAL 8 — THE NTA REQUIREMENT AMENDMENT
This is a proposal to amend (the “NTA Requirement Amendment”) the Current Charter to expand the methods that FGMC may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. All stockholders are encouraged to read the proposed modification to the Current Charter below.
The NTA Requirement
Section 9.2(a) of the Current Charter currently provides the following:
“Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) hereof (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem Offering Shares in an amount that would cause the Corporation to have net tangible assets to be less than $5,000,001 (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.” (emphasis added) (the “NTA Requirement”).
The purpose of this provision was to ensure that, in connection with its initial business combination, FGMC would continue, as it has since the IPO, to be not subject to the “penny stock” rules of the SEC, and therefore not a “blank check company” as defined under Rule 419 of the Securities Act because it complied with Rule 3a51-1(g)(1) (the “NTA Rule”).
FGMC is proposing to amend its Current Charter to modify the NTA Requirement as follows:
“Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) hereof (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem Offering Shares in an amount that would cause the Corporation to have net tangible assets to be less than $5,000,001 (such limitation hereinafter called the “Redemption Limitation”) unless the Corporation is otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, as amended. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.”
The NTA Rule is one of several exclusions from the “penny stock” rules of the SEC and FGMC believes that it may rely on another exclusion, which relates to it being listed on The Nasdaq Global Market (Rule 3a51-1(a)(2)) (the “Exchange Rule”). Therefore, FGMC intends to rely on the Exchange Rule to not be deemed a penny stock issuer.
Rule 419 blank check companies and “penny stock” issuers
As disclosed in FGMC’s IPO prospectus, because the net proceeds of the IPO were to be used to complete an initial business combination with a target business that had not been selected at the time of the IPO, FGMC may be deemed to be a “blank check company.” Under Rule 419 of the Securities Act the term “blank check company” means a company that (i) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (ii) is issuing “penny stock,” as defined in Rule 3a51-1 under the Exchange Act. Rule 3a51-1 sets forth that that term “penny stock” shall mean any equity security, unless it fits within certain enumerated exclusions including the NTA Rule and the Exchange Rule. Historically, SPACs have relied upon the NTA Rule to avoid being deemed a penny stock issuer. Like many SPACs, FGMC included the NTA Requirement in its Charter, in order to ensure that through the consummation of its initial business combination, FGMC would not be considered a penny stock issuer and therefore not a blank check company if no other exemption from the rule was available.
Reliance on Rule 3a51-1(a)(2).
The Exchange Rule excludes from the definition of “penny stock” a security that is registered, or approved for registration upon notice of issuance, on a national securities exchange, or is listed, or approved for listing upon notice of issuance on, an automated quotation system sponsored by a registered national securities association, that has established initial listing standards that meet or exceed the criteria set forth in the Exchange Rule. FGMC’s securities are listed on The Nasdaq Global Market and have been so listed since the consummation of the IPO. FGMC believes that The Nasdaq Global Market has initial listing standards that meet the criteria identified in the Exchange Rule and that it can therefore rely on the Exchange Rule to avoid being treated as a penny stock. Therefore, the NTA Requirement is unnecessary so long as FGMC meets the requirements of the Exchange Rule.
Reasons for the Proposed NTA Requirement Amendment
FGMC believes that it can rely on other available exclusions from the penny stock rules, more specifically, the Exchange Rule, that would not impose restrictions on FGMC’s net tangible assets. While FGMC does not believe this failure to satisfy the NTA Requirement subjects it to the SEC’s penny stock rules, as the NTA Requirement is included in its Charter, if the NTA Requirement Amendment proposal is not approved, FGMC may not be able to consummate its initial business combination. In the event the NTA Requirement Amendment is approved, then FGMC will not be required to maintain minimum net tangible assets in order to complete a business combination.
Vote Required
Subject to the foregoing, the affirmative vote of at least a majority of FGMC’s outstanding common stock, including the Founder Shares, will be required to approve the NTA Requirement Amendment proposal. Notwithstanding stockholder approval of the NTA Requirement Amendment, our board will retain the right to abandon and not implement the NTA Requirement Amendment at any time without any further action by our stockholders.
The NTA Requirement Proposal is conditioned on the approval of the other Condition Precedent Proposals.
Our board has fixed the close of business on April 13, 2023 as the Record Date for determining the FGMC stockholders entitled to receive notice of and vote at the FGMC Special Meeting and any adjournment thereof. Only holders of record of FGMC’s Common Stock on that date are entitled to have their votes counted at the FGMC Special Meeting or any adjournment thereof.
THE BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF THE NTA REQUIREMENT AMENDMENT PROPOSAL.

FGMC PROPOSAL 9 — THE FGMC ADJOURNMENT PROPOSAL
Overview
The FGMC Adjournment Proposal, if adopted, will approve the chairman’s adjournment of the FGMC Special Meeting to a later date to permit further solicitation of proxies. The FGMC Adjournment Proposal will only be presented to FGMC stockholders in the event, based on the tabulated votes, there are not sufficient votes received at the time of the FGMC Special Meeting to approve the FGMC Business Combination Proposal.
Consequences if the Adjournment Proposal is Not Approved
If the FGMC Adjournment Proposal is not approved by FGMC stockholders, the chairman will not adjourn the FGMC Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes received at the time of the FGMC Special Meeting to approve the FGMC Business Combination Proposal.
Required Vote
The FGMC Adjournment Proposal will be approved and adopted only if a majority of votes cast at the FGMC Special Meeting vote “FOR” the FGMC Adjournment Proposal. The FGMC Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this joint proxy statement/prospectus.
Board Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF THE FGMC ADJOURNMENT PROPOSAL.

THE ICORECONNECT SPECIAL MEETING
General
iCoreConnect is furnishing this joint proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the iCoreConnect Board for use at the iCoreConnect Special Meeting to be held virtually at 9:00 a.m. Eastern Time, on May 19, 2023, and at any adjournment or postponement thereof. This joint proxy statement/prospectus provides iCoreConnect stockholders with information they need to know to be able to vote or direct their vote to be cast at the iCoreConnect Special Meeting.
Date, Time and Place of the iCoreConnect Special Meeting
The iCoreConnect Special Meeting will be held at 9:00 a.m. Eastern Time, on May 19, 2023. iCoreConnect has determined that the iCoreConnect Special Meeting will be a virtual meeting conducted via live webcast at https://annualgeneralmeetings.com/icctsp2023 in order to facilitate stockholder attendance.
Purpose of the Special Meeting
At the iCoreConnect Special Meeting, iCoreConnect is asking holders of iCoreConnect Common Stock to consider and vote upon:
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iCoreConnect Proposal 1: The “iCoreConnect Business Combination Proposal” — to consider and vote upon a proposal to approve the Merger Agreement and Plan of Reorganization, dated as of January 5, 2023 (as amended and supplemented to date, the “Merger Agreement”), by and between iCoreConnect, FG Merger Corp., a Delaware corporation (“FGMC”), and FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and the transactions contemplated thereby (the “Business Combination”), a copy of which is attached to this joint proxy statement/prospectus as Annex A.

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iCoreConnect Proposal 2: The “iCoreConnect Adjournment Proposal” — to approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

Recommendation of the iCoreConnect Board
The iCoreConnect Board believes that the Business Combination Proposal and the other proposals to be presented at the iCoreConnect Special Meeting are in the best interest of iCoreConnect’s stockholders and unanimously recommends that its stockholders vote “FOR” the approval of the Business Combination Proposal and “FOR” the approval of the Adjournment Proposal.
The existence of financial and personal interests of one or more of iCoreConnect’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of iCoreConnect and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, iCoreConnect’s officers have interests in the Merger that may conflict with your interests as a stockholder.
Record Date; Who is Entitled to Vote
iCoreConnect stockholders will be entitled to vote or direct votes to be cast at the iCoreConnect Special Meeting if they owned shares of iCoreConnect Common Stock at the close of business on April 13, 2023, which is the “Record Date” for the iCoreConnect Special Meeting. Stockholders will have one vote for each share of iCoreConnect Common Stock owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. As of the close of business on the Record Date, there were 196,352,276 shares of iCoreConnect common stock issued and outstanding.
Certain holders of iCoreConnect Common Stock which are affiliates of directors and officers of iCoreConnect have agreed to, among other things, vote in favor of the Merger. As of the date of this joint proxy statement/prospectus, such holders own 18.8% of the issued and outstanding shares of iCoreConnect Common Stock.

Quorum
A quorum of iCoreConnect stockholders is necessary to hold a valid meeting. A quorum will be present at the iCoreConnect special meeting if the holders of a majority of the issued and outstanding shares of iCoreConnect Common Stock entitled to vote at the special meeting are represented in person or by proxy. As of the Record Date for the iCoreConnect special meeting, 98,176,364 shares would be required to achieve a quorum.
Abstentions and Broker Non-Votes
Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to iCoreConnect but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares voted on the matter. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. iCoreConnect believes all the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction.
Vote Required for Approval
The approval of the iCoreConnect Business Combination Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of iCoreConnect Common Stock, who, being present in person or by proxy and entitled to vote at the iCoreConnect special meeting, vote at the iCoreConnect special meeting.
The approval of the iCoreConnect Adjournment Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of iCoreConnect Common Stock, who, being present in person or by proxy and entitled to vote at the iCoreConnect special meeting, vote at the iCoreConnect special meeting.
Voting Your Shares
Each share of iCoreConnect Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of iCoreConnect Common Stock that you own.
If you are a record owner of your shares, there are two ways to vote your shares of iCoreConnect Common Stock at the iCoreConnect Special Meeting:
You Can Vote By Signing and Returning the Enclosed Proxy Card.   If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the iCoreConnect Board, “FOR” the approval of the Business Combination Proposal and “FOR” the approval of the Adjournment Proposal, in each case, if presented to the special meeting. Votes received after a matter has been voted upon at the special meeting will not be counted.
You Can Attend the Special Meeting and Vote in Person.   If your shares are registered in your name with the Transfer Agent and you wish to attend the special meeting, go to https://annualgeneralmeetings.com/icctsp2023, enter the control number included on your proxy card or notice of the special meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the special meeting you will need to log back into the special meeting site using your control number. Pre-registration is recommended but is not required in order to attend.
Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the special meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to Pacific Stock Transfer. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the iCoreConnect Special Meeting. After contacting the Transfer Agent, a beneficial holder will receive an e-mail prior to the special meeting with a link and instructions for entering the special meeting. Beneficial stockholders should contact the Transfer Agent at least five business days prior to the special meeting date in order to ensure access.
If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person or online and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way iCoreConnect can be sure that the broker, bank or nominee has not already voted your shares.
Revoking Your Proxy
If you are an iCoreConnect stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
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you may send another proxy card with a later date;

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you may notify iCoreConnect in writing before the special meeting that you have revoked your proxy; or

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you may attend the special meeting, revoke your proxy, and vote, as indicated above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.
Who Can Answer Your Questions about Voting Your Shares
If you are an iCoreConnect stockholder and have any questions about how to vote or direct a vote in respect of your shares of iCoreConnect Common Stock, you may call Advantage Proxy, iCoreConnect’s proxy solicitor, by calling at 877-870-8565, or banks and brokers can call collect at 206-870-8565, or by emailing KSmith@advantageproxy.com.
Appraisal Rights
Under the Nevada Dissenter’s Rights Statutes (NRS 92A.300 through NRS 92A.500, inclusive), any iCoreConnect stockholder who does not vote or sign a written consent (and who does not cause or permit the stockholder’s shares to be voted) in favor of the Business Combination will have the right to dissent from the Business Combination and, in lieu of receiving the merger consideration] with respect to the stockholder’s iCoreConnect shares, obtain payment of the fair value (as defined in NRS 92A.320) of the stockholder’s iCoreConnect shares, but only if the stockholder complies with all other applicable requirements under the Nevada Dissenter’s Rights Statutes. The Business Combination must also be approved by the iCoreConnect stockholders at the iCoreConnect Special Meeting in order for a dissenting shareholder to obtain payment of fair value under the Nevada Dissenter’s Rights Statutes.
Please see the section titled “Appraisal Rights and Dissenter’s Rights” for additional information.
Proxy Solicitation
iCoreConnect is soliciting proxies on behalf of the iCoreConnect Board. This solicitation is being made by mail but also may be made by telephone or in person. iCoreConnect and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. iCoreConnect will file with the SEC all scripts and other electronic communications as proxy soliciting materials. iCoreConnect will bear the cost of the solicitation.
iCoreConnect has engaged Advantage Proxy to assist in the solicitation process and will pay Advantage Proxy a fee of $7,500, plus disbursements.
iCoreConnect will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. iCoreConnect will reimburse them for their reasonable expenses.

iCoreConnect Stockholders
As of the date of this joint proxy statement/prospectus, there are 196,352,726 shares of iCoreConnect Common Stock issued and outstanding.

ICORECONNECT PROPOSAL 1 — THE ICORECONNECT BUSINESS COMBINATION PROPOSAL
iCoreConnect is asking its stockholders to approve the Business Combination and the other transactions as set out in the Merger Agreement. iCoreConnect’s stockholders should read carefully this joint proxy statement/prospectus in its entirety, including the subsection below titled “The Merger Agreement,” for more detailed information concerning the Business Combination and the terms and conditions of the Merger Agreement. FGMC also urges stockholders to read carefully the Merger Agreement in its entirety before voting on this proposal. A copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus.
The Merger Agreement
On January 5, 2023, FGMC entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among FGMC, FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“iCoreConnect”).
The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of FGMC, Merger Sub, and iCoreConnect.
The Business Combination
The Merger Agreement provides that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into iCoreConnect (the “Merger”), with iCoreConnect surviving as a wholly-owned subsidiary of FGMC. In connection with the Merger, FGMC will change its name to “iCoreConnect Inc.” The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”
The Business Combination is expected to close in the second quarter of 2023, subject to customary closing conditions, including the receipt of certain governmental approvals and the required approval by the stockholders of FGMC and iCoreConnect.
Pre-Closing FGMC Conversion
Prior to the Closing, each share of FGMC common stock, par value $0.0001 (“FGMC Common Stock”) shall be converted into shares of newly issued FGMC preferred stock, par value $0.0001 (“FGMC Preferred Stock”). The FGMC Preferred Stock shall have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth in Exhibit D to the Merger Agreement, including but not limited to:
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The conversion price (“Conversion Price”) for the FGMC Preferred Stock shall initially be $10.00 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after the later of (x) date of the issuance of any shares of FGMC Preferred Stock or (y) the registration of the FGMC Common Stock underlying the FGMC Preferred Stock; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate and customary adjustment.

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From and after the date of the issuance of any shares of FGMC Preferred Stock, dividends shall accrue at the rate per annum of 12% of the original issue price for each share of FGMC Preferred Stock, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustments).

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Dividends shall accrue from day to day and shall be cumulative and shall be payable within fifteen (15) business days after the end of the Combined Company’s second quarter, which is June 30, commencing with the quarter ending June 30, 2024 to each holder of FGMC Preferred Stock as of such date.

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After twenty-four (24) months from the closing of the Business Combination, in the event the closing share price of the FGMC Common Stock shall exceed 140% of the Conversion Price then in effect, then (i) each outstanding share of FGMC Preferred Stock shall automatically be converted into such number of shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion and (ii) such shares may not be reissued by FGMC, subject to adjustment. At the time of such conversion, FGMC shall declare and pay all of the dividends that are accrued and unpaid as of the time of the conversion by either, at the option of FGMC, (i) issuing additional FGMC Preferred Stock or (ii) paying cash.

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From the closing of the Business Combination until the second anniversary of the date of the original issuance of the FGMC Preferred Stock, FGMC may, at its option, pay all or part of the accruing dividends on the FGMC Preferred Stock by issuing and delivering additional shares of FGMC Preferred Stock to the holders thereof.

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FGMC shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of FGMC unless the holders of the FGMC Preferred Stock then outstanding shall first receive, or simultaneously receive, dividends due and owing on each outstanding share of FGMC Preferred Stock.

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In the event of any liquidation, dissolution or winding up of FGMC, the holders of shares of FGMC Preferred Stock then outstanding shall be entitled to be paid out of the assets of FGMC available for distribution to its stockholders an amount per share equal to the greater of (i) one times the applicable original issue price, plus any accrued and unpaid dividends, and (ii) such amount as would have been payable had all shares of FGMC Preferred Stock been converted into FGMC Common Stock pursuant to the following paragraph immediately prior to such liquidation, dissolution or winding up, before any payment shall be made to the holders of FGMC Common Stock.

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Each share of FGMC Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion, subject to adjustment.

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Immediately prior to any such optional conversion FGMC shall pay all dividends on the FGMC Preferred Stock being converted that are accrued and unpaid as of such time by, either, at the option of FGMC: (i) issuing additional FGMC Preferred Stock (which shall also be automatically converted into shares of FGMC Common Stock using the then in effect Conversion Price) or (ii) paying cash.

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The holders of FGMC Preferred Stock will not be entitled to vote on any matters submitted to the stockholders of FGMC.

The Warrant Agreements provide that in the case of any reclassification or reorganization of the issued and outstanding shares of FGMC Common Stock the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of FGMC Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification or reorganization.
Accordingly, upon the effectiveness of the FGMC Common Conversion, the Warrants will become, pursuant to their terms, exercisable for shares of FGMC Preferred Stock instead of shares of FGMC Common Stock. In addition, at any time after the effectiveness of the FGMC Common Conversion, upon the occurrence of a Mandatory Conversion Event, the Warrants will once again become, exercisable for shares of FGMC Common Stock. See “FGMC Proposal 2 — The FGMC Common Conversion Proposal — Effect on Outstanding FGMC Warrants.”
The foregoing description of the terms of the FGMC Preferred Stock is subject to and qualified in its entirety by reference to the full text of Exhibit D to the Merger Agreement, a copy of which is attached as Annex A hereto.

Pre-Closing iCoreConnect Conversions
Prior to the Closing, (i) each vested, issued and outstanding option to purchase iCoreConnect Common Stock par value $0.001 (“iCoreConnect Common Stock”) shall be exercised into shares of iCoreConnect Common Stock (ii) each issued and outstanding warrant to purchase iCoreConnect Common Stock shall be exercised into shares of iCoreConnect Common Stock and (iii) the outstanding principal together with all accrued and unpaid interest under each iCoreConnect convertible promissory note shall be converted into shares of iCoreConnect Common Stock.
Business Combination Consideration
The aggregate consideration to be received by the iCoreConnect stockholders is based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments and any adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of FGMC Common Stock, occurring prior to the Closing date). In accordance with the terms and subject to the conditions of the Merger Agreement, immediately prior to the effective time of the Closing each share of issued and outstanding iCoreConnect Common Stock, shall be converted into a number of shares of FGMC Common Stock, based on the Exchange Ratio (as defined in the Merger Agreement).
Governance
The parties have agreed that effective immediately after the Closing of the Business Combination, the FGMC Board will be comprised of the directors designated by iCoreConnect by written notice to FGMC and reasonably acceptable to FGMC.
Representations and Warranties; Covenants
The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including, among others, covenants providing for (i) certain limitations on the operation of the parties’ respective businesses prior to consummation of the Business Combination, (ii) the parties’ efforts to satisfy conditions to consummation of the Business Combination, including by obtaining necessary approvals from governmental agencies (including U.S. federal antitrust authorities and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)), and (iii) the parties preparing and filing a registration statement on Form S-4 and a joint proxy statement with the Securities and Exchange Commission (the “SEC”) and taking certain other actions to obtain the requisite approval of each party’s stockholders to vote in favor of certain matters, including the adoption of the Merger Agreement and approval of the Business Combination, at special meetings to be called for the approval of such matters.
In addition, FGMC has agreed to adopt an equity incentive plan, as described in the Merger Agreement.
Conditions to Each Party’s Obligations
The obligations of FGMC and iCoreConnect to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the approval of FGMC’s stockholders, (ii) the approval of iCoreConnect’s stockholders, (iii) the expiration or termination of the applicable waiting period under the HSR Act, (iv) FGMC’s Form S-4 registration statement becoming effective and (v) FGMC having at least $5,000,001 of net tangible assets following the exercise of stockholder redemption rights in accordance with FGMC’s charter. See “FGMC Proposal 8 — The NTA Requirement Amendment Proposal.”
In addition, the obligations of FGMC and Merger Sub to consummate the Business Combination are also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of iCoreConnect being true and correct to the standards applicable to such representations and warranties and each of the covenants of iCoreConnect having been performed or complied with in all material respects, (ii) delivery of certain ancillary agreements required to be executed and delivered in connection with the Business Combination; (iii) no Company Material Adverse Effect (as

defined in the Merger Agreement) having occurred, (iv) iCoreConnect having effected the conversions of outstanding iCoreConnect option, warrants and convertible promissory notes described above and (v) the $15 Exercise Price Warrants Purchase Agreement, dated as of February 25, 2022, by and between FGMC and FG Merger Investors LLC shall have been amended to provide that each $15 Exercise Price Warrant (as defined therein) shall entitle the holder thereof to purchase one share of FGMC preferred stock, par value $0.0001 per share at the exercise price of $15.00 per share. Notwithstanding the foregoing, FGMC intends to amend both the Public Warrant Agreement and the Private Warrant Agreement for the purpose of clarifying the terms thereof and curing any ambiguity that may therein with respect to the treatment of the Warrants upon the FGMC Common Conversion. Upon the effectiveness of the FGMC Common Conversion, the Warrants will become, pursuant to their terms, exercisable for shares of FGMC Preferred Stock instead of shares of FGMC Common Stock. In addition, at any time after the effectiveness of the FGMC Common Conversion, upon the occurrence of a Mandatory Conversion Event, the Warrants will once again become, exercisable for shares of FGMC Common Stock.
The obligation of iCoreConnect to consummate the Business Combination is also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of FGMC and Merger Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of FGMC and Merger Sub having been performed or complied with in all material respects and (ii) the shares of FGMC Common Stock issuable in connection with the Business Combination being listed on the Nasdaq Stock Market.
Termination
The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, but not limited to, (i) by mutual written consent of FGMC and iCoreConnect, (ii) by FGMC, on the one hand, or iCoreConnect, on the other hand, if there is any breach of the representations, warranties, covenant or agreement of the other party as set forth in the Merger Agreement, in each case, such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by either FGMC or iCoreConnect if the Business Combination is not consummated prior to the later of (A) June 1, 2023 and (B) September 1, 2023 if FGMC extends the deadline by which it must complete its initial business combination in accordance with its amended and restated certificate of incorporation, provided the failure to close by such date is not due to a breach by the terminating party and (iv) by either FGMC or iCoreConnect if a meeting of FGMC’s stockholders is held to vote on proposals relating to the Business Combination and the stockholders do not approve the proposals.
A copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the Business Combination and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. FGMC and iCoreConnect do not believe that these schedules contain information that is material to an investment decision.
Certain Related Agreements
iCoreConnect Support Agreement
In connection with the execution of the Merger Agreement, certain stockholders of iCoreConnect have entered into a support agreement (the “iCoreConnect Support Agreement”) pursuant to which the stockholders of iCoreConnect that are parties to the iCoreConnect Support Agreement have agreed to vote all shares of common stock of iCoreConnect beneficially owned by them in favor of the Merger Agreement and related transactions.
Sponsor Support Agreement
In connection with the execution of the Merger Agreement, FGMC, iCoreConnect, FG Merger Investors LLC, a Delaware limited liability company (the “Sponsor”) and certain stockholders of FGMC entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) pursuant to which the Sponsor and such stockholders agreed to, among other things, vote at any meeting of the stockholders of FGMC all of their shares of FGMC Common Stock held of record or thereafter acquired in favor of the proposals relating to the Business Combination.
Lock-Up Agreement
In connection with the Closing, the Sponsor and certain existing stockholders of FGMC and certain existing equityholders of iCoreConnect (each, a “Lock-up Holder”) will enter into an agreement (the “Lock-Up Agreement”), pursuant to which and subject to certain customary exceptions, during the period commencing on the date of the Closing and ending on the date that is one hundred eighty (180) days after the consummation of the Business Combination such Lock-up Holder will agree not to (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined in the Lock-Up Agreement, which shall include certain securities held by the Lock-Up Holders), (ii) enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, (iii) publicly disclose the intention to make any offer, sale, pledge or disposition, or (iv) enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of FGMC.
Amended and Restated Registration Rights Agreement
In connection with the Closing, FGMC will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, the Registration Rights Agreement, dated as of February 25, 2022, among FGMC and the other parties thereto is terminated and whereby FGMC will agree to, among other things, file a resale shelf registration statement registering certain of the securities held by the Holders (as defined in the Amended and Restated Registration Rights Agreement, which will include certain existing stockholders of FGMC and certain existing equityholders of iCoreConnect) no later than twenty (20) business days after the closing of the Business Combination. The Amended and Restated Registration Rights Agreement will also provide certain registration rights, including customary demand registration rights and piggyback registration rights to the Holders, subject to customary exceptions, terms and conditions. FGMC will agree to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement.
Sponsor Forfeiture Agreement
In connection with the execution of the Merger Agreement, FG Merger Investors LLC, the Sponsor, FGMC and iCoreConnect entered into a sponsor forfeiture agreement (the “Sponsor Forfeiture Agreement”) pursuant to which the Sponsor has agreed that if at the closing of the Business Combination the SPAC Closing Cash (as defined in the Sponsor Forfeiture Agreement) is less than $20,000,000 then upon and subject to such closing the Sponsor will forfeit any and all dividends accrued on any shares of preferred stock, par value $0.0001 of FGMC (“Preferred Stock”) owned by the Sponsor, at the time of payment, whether such dividend shall be paid in cash or by the issuance of additional shares of Preferred Stock.
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The Reasons for iCoreConnect Board’s Approval of the Business Combination

iCoreConnect board of directors considered several factors in concluding that the Business Combination with FGMC is fair to, and in the best interests of, iCoreConnect and its shareholders. The iCoreConnect board did not assign any specific or relative weight to the factors in its consideration. The material factors considered by the iCoreConnect board included the following:
The financial terms of the Business Combination.   iCoreConnect’s Board of Directors believed, the realization and reset of the Company’s fair value to $98,000,000 which is based at a reasonable multiple of annual recurring revenue may unlock the Company’s true value for its shareholders.
Preservation of the deferred tax asset.   iCoreConnect recognized substantial losses from 2004 to 2022 related to its operations. As of December 31, 2022, iCoreConnect’ net operating loss carryforwards was approximately $71 million, with the related deferred tax asset totaling $15 million. This asset would be impaired, if not completely eliminated, in a change of control transaction. It was important to the iCoreConnect board of directors to preserve this asset in connection with any contemplated transaction. It is anticipated that the loss carryforwards and deferred tax assets will be preserved in connection with the Business Combination.
Greater liquidity.   FGMC common stock trades on the Nasdaq Global Market, compared to the OTC trading market for iCoreConnect Common Stock. The resulting liquidity resulting from being owning shares in an institution listed on the Nasdaq Stock Exchange will provide benefit shareholders who need or desire to sell their shares.
Prospects for the Combined Company.   As previously noted, the Business Combination would create a Combined Company with post-money valuation of approximately $180 million assuming no redemptions. iCoreConnect’ shareholders would own a 32% stake in a Combined Company with increased available funding for its operations and growth.
An assessment of iCoreConnect’ strategic alternatives to the Business Combination.   The iCoreConnect board of directors believes the Merger presents a more certain opportunity to enhance shareholder value for iCoreConnect shareholders than remaining independent.
Interests of Certain Persons in the Business Combination
When you consider the recommendation of iCoreConnect’s board of directors in favor of adoption of the iCoreConnect Business Combination Proposal and other iCoreConnect Proposals, you should keep in mind that iCoreConnect’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:
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the beneficial ownership of iCoreConnect’s board of directors and officers of an aggregate of 36,943,832 shares of iCoreConnect Common Stock, excluding the shares underlying options and warrants discussed in the bullet point below. Such shares have an aggregate market value of approximately $4.8 million based on the closing price of iCoreConnect’s Common Stock of $0.129 on the OTC Pink Sheets on April 13, 2023, the record date for the special meeting of stockholders;

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the ownership by iCoreConnect’s board of directors and officers of options to purchase an aggregate of 29,960,000 shares of iCoreConnect Common Stock at an average exercise price of $0.11 per share and warrants to purchase an aggregate of 42,438 shares of iCoreConnect Common Stock at an average exercise price of $0.23 per share. Of the foregoing, options and warrants held by iCoreConnect’s board of directors and officers to purchase an aggregate of 8,649,104 shares of iCoreConnect Common Stock at an average exercise price of $0.11 will be exercised for iCoreConnect common stock immediately prior to the closing of the Business Combination on a cashless exercise basis, based on an assumed price equal to the per share value of the iCoreConnect Common Stock in the Business Combination, which is based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments), which per share value is significantly higher than the closing price of iCoreConnect’s Common Stock on the OTC Pink Sheets as of the date the Merger Agreement was executed;

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as of the closing date of the Business Combination, Jeffrey Stellinga will have loans outstanding to iCoreConnect in the amount of $57,500, which are due on September 1, 2023. iCoreConnect has no obligation to repay these loans on the closing of the Business Combination and intends to satisfy these debt as they become due. As of the closing date, iCoreConnect will have no other outstanding debt or expense reimbursement obligations to its officers or directors;

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the anticipated continuation of Robert McDermott, Archit Shah, Jeffrey Stellinga, David Fidanza, and Muralidar Chakravarthi as officers of the Combined Company following the Business Combination; and

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the anticipated continuation of Robert McDermott, Kevin Patrick McDermott, Harry Joseph Travis, John Robert Pasqual and Joseph Anthony Gitto as members of the Combined Company’s board of directors following the Business Combination.

Total Shares of Combined Company Common Stock Outstanding Upon Consummation of the Business Combination
It is anticipated that, upon the Closing of the Business Combination, iCoreConnect’s stockholders will retain an ownership interest of approximately 100% of the outstanding common stock of the Combined Company, FGMC’s public stockholders will retain an ownership interest of approximately 45% in the Combined Company, and the Sponsor, officers and directors of FGMC will retain an ownership interest of approximately 23% in the Combined Company.
The table below presents possible sources of dilution and the extent of such dilution that non- redeeming public holders of shares of FGMC Common Stock could experience in connection with the Closing for multiple redemption levels. In an effort to illustrate the extent of such dilution, the table below assumes the exercise of all 6,037,500 public FGMC Warrants and 5,021,438 private FGMC Warrants but does not assume the issuance of any equity awards under the Incentive Plan. The below table also assumes that the FGMC Stockholders who receive preferred stock will immediately choose to convert the preferred stock to Common Stock, which will fully illustrate the potential dilution.
	Scenario Assuming No Redemption		Scenario Assuming 25% of redemption		Scenario Assuming 50% of redemption		Scenario Assuming 75% redemption		Scenario Assuming 100% redemption
	Shares	%	Shares	%	Shares	%	Shares	%	Shares	%
iCoreConnect Stockholders	9,800,000	31.6%	9,800,000	34%	9,800,000	36%	9,800,000	39%	9,800,000	43%
FGMC Public Stockholders(1)	14,087,500	45.4%	12,075,000	42%	10,062,500	37%	8,050,000	32%	6,037,500	26%
FGMC Initial Stockholders(2)	7,129,188	23.0%	7,129,188	25%	7,129,188	26%	7,129,188	29%	7,129,188	31%
Total common stock outstanding	31,016,688	100%	29,004,188	100%	26,991,688	100%	24,979,188	100%	22,966,688	100%

(1)
Assumes all Public Stockholders who receive preferred stock elect to convert preferred to common stock at Closing and exercise 6,037,500 public warrants for common stock.

(2)
Assumes all Initial Stockholders who receive preferred stock elect to convert preferred to common stock at Closing and exercise 5,021,438 private warrants for common stock.

Anticipated Accounting Treatment
The Business Combination will be accounted for as a “reverse acquisition” in accordance with U.S. GAAP. Under this method of accounting FGMC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the stockholders of iCoreConnect are expected to control the Combined Company through control of the board of directors as well as having majority voting power, iCoreConnect will comprise all of the ongoing operations of the Combined Company, the designees of iCoreConnect will comprise a majority of the board of directors of the Combined Company, and iCoreConnect’s current management will represent the management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of iCoreConnect issuing stock for the net assets of FGMC, accompanied by a recapitalization. The net assets of FGMC will be stated at historical cost. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of iCoreConnect.
Appraisal Rights and Dissenter Rights
Under the Nevada Dissenter’s Rights Statutes (NRS 92A.300 through NRS 92A.500, inclusive), any iCoreConnect stockholder who does not vote or sign a written consent (and who does not cause or permit the stockholder’s shares to be voted) in favor of the Business Combination will have the right to dissent from the Business Combination and, in lieu of receiving the merger consideration with respect to the stockholder’s iCoreConnect shares, obtain payment of the fair value (as defined in NRS 92A.320) of the stockholder’s iCoreConnect shares, but only if the stockholder complies with all other applicable requirements under the Nevada Dissenter’s Rights Statutes. The iCoreConnect stockholders must also approve the Business Combination.
Please see the section titled “Appraisal Rights and Dissenter’s Rights” for additional information.
Vote Required for Approval
Approval of this iCoreConnect Business Combination Proposal is a condition to the consummation of the Business Combination. If this Business Combination Proposal is not approved, the Business Combination will not take place. This iCoreConnect Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if holders of at least a majority of the shares voted are voted “FOR” the FGMC Business Combination Proposal.
Pursuant to the Company Support Agreements, the Company Insiders holding an aggregate of 36,943,832 iCoreConnect Common Stock (or 18.8% of the outstanding shares) have agreed to vote their respective shares in favor of each of the Proposals. As a result, only 61,232,532 shares of iCoreConnect Common Stock held by the other iCoreConnect stockholders will need to be present in person or by proxy to satisfy the quorum requirement for the iCoreConnect Special Meeting. In addition, as the vote to approve the iCoreConnect Business Combination Proposal is a majority of the votes cast at a meeting at which a quorum is present, assuming only the minimum number of shares of iCoreConnect Common Stock to constitute a quorum is present, only 61,232,532 shares of iCoreConnect Common Stock, or approximately 31.2% of the outstanding iCoreConnect Common Stock held by the public stockholders must vote in favor of the iCoreConnect Business Combination Proposal for it to be approved.
Board Recommendation
ICORECONNECT’S BOARD RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE FGMC BUSINESS COMBINATION PROPOSAL 1.

ICORECONNECT PROPOSAL 2 — THE ICORECONNECT ADJOURNMENT PROPOSAL
Overview
The iCoreConnect Adjournment Proposal, if adopted, will approve the chairman’s adjournment of the iCoreConnect Special Meeting to a later date to permit further solicitation of proxies. The iCoreConnect Adjournment Proposal will only be presented to iCoreConnect stockholders in the event, based on the tabulated votes, there are not sufficient votes received at the time of the iCoreConnect Special Meeting to approve the iCoreConnect Business Combination Proposal.
Consequences if the Adjournment Proposal is Not Approved
If the iCoreConnect Adjournment Proposal is not approved by iCoreConnect shareholders, the chairman will not adjourn the iCoreConnect special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes received at the time of the iCoreConnect Special Meeting to approve the iCoreConnect Business Combination Proposal.
Required Vote
The iCoreConnect Adjournment Proposal will be approved and adopted only if a majority of votes cast at the iCoreConnect Special Meeting vote “FOR” the iCoreConnect Adjournment Proposal. The iCoreConnect Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this joint proxy statement/prospectus.
Board Recommendation
THE ICORECONNECT BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF THE ICORECONNECT ADJOURNMENT PROPOSAL.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of the material U.S. federal income tax consequences (i) of the exercise of redemption rights by U.S. Holders and Non-U.S. Holders (each, as defined below) of FGMC Common Stock, (ii) of the Merger for U.S. Holders and Non-U.S. Holders of iCoreConnect Common Stock, (iii) following the Business Combination, of the ownership and disposition of FGMC Common Stock received in the Merger by U.S. Holders and Non-U.S. Holders of iCoreConnect Common Stock, and (iv) the FGMC Common Conversion.
This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Business Combination or as a result of the ownership and disposition of FGMC Common Stock. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, U.S. state and local, or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of FGMC Common Stock or iCoreConnect Common stock.
Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.
No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.
This summary is limited to considerations relevant to holders that hold FGMC Common Stock and iCoreConnect Common Stock, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:
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banks or other financial institutions, underwriters, or insurance companies;

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traders in securities who elect to apply a mark-to-market method of accounting;

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real estate investment trusts and regulated investment companies;

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tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax- deferred accounts;

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expatriates or former long-term residents of the United States;

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subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

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dealers or traders in securities, commodities or currencies;

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grantor trusts;

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persons subject to the alternative minimum tax;

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U.S. persons whose “functional currency” is not the U.S. dollar;

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persons who received FGMC Common Stock or iCoreConnect Common Stock through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

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persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding FGMC Common Stock or iCoreConnect Common Stock, or, after the Business Combination, the issued iCoreConnect Common Stock (excluding treasury shares);

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holders holding FGMC Common Stock or iCoreConnect Common Stock, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

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controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

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the Sponsor or its affiliates.

As used in this joint proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of FGMC Common Stock or iCoreConnect Common Stock that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of FGMC Common Stock or iCoreConnect Common Stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.
If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds FGMC Common Stock or iCoreConnect Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the exercise of redemption rights, the Business Combination, the subsequent ownership and disposition of iCoreConnect Common Stock received in the Business Combination, and the FGMC Common Conversion.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXERCISE OF REDEMPTION RIGHTS, THE BUSINESS COMBINATION OR THE OWNERSHIP AND DISPOSITION OF ICORECONNECT COMMON STOCK. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF FGMC COMMON STOCK AND ICORECONNECT COMMON STOCK MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF FGMC COMMON STOCK OR ICORECONNECT COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION, OF THE OWNERSHIP AND DISPOSITION OF ICORECONNECT COMMON STOCK AFTER THE BUSINESS COMBINATION, AND OF THE FGMC COMMON CONVERSION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Holders
U.S. Federal Income Tax Consequences to U.S. Holders of FGMC Common Stock Exercising Redemption Rights
In the event that a U.S. Holder elects to redeem its FGMC Common Stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the FGMC Common Stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the FGMC Common Stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the FGMC Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the FGMC Common Stock redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the FGMC Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations.
Redemption Treated as Sale or Exchange
Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of FGMC Common Stock treated as held by the U.S. Holder (including any FGMC Common Stock constructively owned by the U.S. Holder as a result of owning Warrants) relative to all of the FGMC Common Stock outstanding both before and after the redemption. The redemption of shares of FGMC Common Stock generally will be treated as a sale or exchange of the FGMC Common Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in FGMC or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only FGMC Common Stock actually owned by the U.S. Holder, but also FGMC Common Stock that is constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities, including those in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include FGMC Common Stock which could be acquired pursuant to the exercise of the Warrants.
In order to meet the substantially disproportionate test, the percentage of FGMC’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of the FGMC Common Stock must be less than 80% of the percentage of FGMC’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of the outstanding FGMC Common Stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including through constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of FGMC entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the FGMC Common Stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the FGMC Common Stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other shares of FGMC Common Stock. The redemption of the FGMC Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in FGMC. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in FGMC will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.
Redemption Treated as Corporate Distribution
If the redemption does not qualify as a sale or exchange of FGMC Common Stock, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from FGMC’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the FGMC Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the FGMC Common Stock. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the FGMC Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.
All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their FGMC Common Stock pursuant to an exercise of redemption rights.
U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of iCoreConnect Common Stock
FGMC and iCoreConnect intend for the Merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code. However, the obligations of FGMC, Merger Sub and iCoreConnect to complete the Merger are not conditioned on the receipt of opinions from ArentFox Schiff LLP to the effect that the Merger will qualify as a as a “reorganization” within the meaning of Section 368(a) of the Code. Furthermore, FGMC, Merger Sub and iCoreConnect have not requested, and do not intend to request, any ruling from the IRS with respect to the tax consequences of the Merger. Accordingly, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. The following discussion, as it relates to U.S. Holders of iCoreConnect Common Stock, assumes that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes.
If the Merger qualifies as a reorganization, the U.S. Holder of iCoreConnect Common Stock will generally not recognize any gain or loss as a result of the Merger. Pursuant to the Merger, the U.S. Holder of iCoreConnect Common Stock will receive shares of FGMC Common Stock in exchange for its shares of iCoreConnect Common Stock. The U.S. Holder of iCoreConnect Common Stock’s tax basis in the shares of FGMC Common Stock received in the Merger will be the same as its tax basis in the shares of iCoreConnect Common Stock surrendered in the Merger in exchange therefor. The holding period of the shares of FGMC Common Stock received in the Merger by the U.S. Holder of iCoreConnect Common Stock will include the holding period of the shares of iCoreConnect Common Stock surrendered in Merger in exchange therefor.
If the Merger fails to qualify as a reorganization within the meaning of Section 368(a) of the Code, then the U.S. Holder of iCoreConnect Common Stock would recognize gain or loss upon the exchange of its shares of iCoreConnect Common Stock for shares of FGMC Common Stock equal to the difference between the fair market value, at the time of the exchange, of the FGMC Common Stock received in the Merger and the U.S. Holder of iCoreConnect Common Stock’s tax basis in the shares of iCoreConnect Common Stock surrendered in the Merger. Such gain or loss would be long-term capital gain or loss if the iCoreConnect Common Stock was held for more than one year at the time of the Merger. In addition, the U.S. Holder of iCoreConnect Common Stock’s aggregate tax basis in the shares of FGMC Common Stock received in the Merger would equal its fair market value at the time of Closing, and the U.S. Holder of iCoreConnect Common Stock’s holding period of such shares of FGMC Common Stock would commence the day after Closing.
U.S. Federal Income Tax Consequences of Ownership and Disposition of FGMC Common Stock Received by U.S. Holders of iCoreConnect Common Stock in the Merger
Distributions on FGMC Common Stock
If FGMC pays distributions to U.S. Holders of shares of FGMC Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from FGMC’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in FGMC Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described below under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of FGMC Common Stock” below.
Dividends FGMC pays to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends FGMC pays to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of FGMC Common Stock
Upon a sale or other taxable disposition of FGMC Common Stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the applicable FGMC Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the FGMC Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its FGMC Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its FGMC Common Stock generally will equal the U.S. Holder’s initial tax basis in FGMC Common Stock immediately following the Merger, less any distributions on FGMC Common Stock treated as a return of capital.
U.S. Federal Income Tax Consequences of the FGMC Common Conversion to U.S. Holders of FGMC Common Stock
The FGMC Common Conversion is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which (i) a U.S. Holder would generally not recognize any gain or loss on the exchange of FGMC Common Stock for FGMC Preferred Stock, (ii) a U.S. Holder’s aggregate tax basis in the FGMC Preferred Stock received in the exchange should generally equal its aggregate tax basis in its FGMC Common Stock, and (iii) a U.S. Holder’s holding period for the FGMC Preferred Stock received in the exchange should generally include its holding period for the surrendered FGMC Common Stock.
Non-U.S. Holders
U.S. Federal Income Tax Consequences to Non-U.S. Holders of FGMC Common Stock Exercising Redemption Rights
The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s FGMC Common Stock as a sale or exchange under Section 302 of the Code or a distribution under

Section 301 of the Code with respect to shares of FGMC Common Stock will generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s FGMC Common Stock, as described above, and the corresponding consequences will be as described below.
Redemption Treated as Sale or Exchange
Any gain realized by a Non-U.S. Holder on the redemption of FGMC Common Stock that is treated as a sale or exchange under Section 302 of the Code generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder);

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the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such FGMC Common Stock redeemed, and either (A) shares of FGMC Common Stock are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding shares of FGMC Common Stock. There can be no assurance that shares of FGMC Common Stock will be treated as regularly traded on an established securities market for this purpose.

A non-corporate Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.
If the last bullet point immediately above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the redemption of FGMC Common Stock generally will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such redemption. We would generally be classified as a “U.S. real property holding corporation” if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. However, we believe that we are not and have not been at any time since our formation a U.S. real property holding corporation and we do not expect to be a U.S. real property holding corporation immediately after the Business Combination is completed.
Redemption Treated as Corporate Distribution
With respect to any redemption treated as a corporate distribution under Section 301 of the Code, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, FGMC will be required to withhold U.S. tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of the

FGMC Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the FGMC Common Stock, which will be treated as described above.
This withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
U.S. Federal Income Tax Consequences of the Merger to Non-U.S. Holders
The characterization for U.S. federal income tax purposes of the exchange by a Non-U.S. Holder of iCoreConnect Common Stock for FGMC Common Stock in the Merger generally will correspond to the U.S. federal income tax characterization of such exchange by a U.S. Holder, as described above.
Any exchanging Non-U.S. Holder will generally not be subject to U.S. federal income tax on any capital gain recognized as a result of the exchange unless one of the exceptions described below in “— U.S. Federal Income Tax Consequences of Ownership and Disposition of iCoreConnect Common Stock Received by Non-U.S. Holders of iCoreConnect Common Stock in the Merger” applies
U.S. Federal Income Tax Consequences of Ownership and Disposition of iCoreConnect Common Stock Received by Non-U.S. Holders of iCoreConnect Common Stock in the Merger
Distributions on FGMC Common Stock
In general, any distributions FGMC makes to a Non-U.S. Holder of shares of FGMC Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, FGMC will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of FGMC Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described below under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of FGMC Common Stock” below. In addition, if FGMC determines that FGMC is classified as a “United States real property holding corporation” (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of FGMC Common Stock” below), FGMC will withhold 15% of any distribution that exceeds its current and accumulated earnings and profits.
Dividends FGMC pays to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an applicable IRS Form W-8). Instead, such dividends will generally be subject to U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of FGMC Common Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain realized on a sale, taxable exchange or other taxable disposition of FGMC Common Stock, unless:

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the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (or if a tax treaty applies are attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder);

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The Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

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FGMC is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held FGMC Common Stock, and, in the case where shares of FGMC Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of FGMC Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of FGMC Common Stock. There can be no assurance that FGMC Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate). Gain described in the second bullet point above will generally be subject to a 30% U.S. federal income tax rate.
If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of FGMC Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of FGMC Common Stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. FGMC will be classified as a United States real property holding corporation if the fair market value of FGMC’s “United States real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.
U.S. Federal Income Tax Consequences of the FGMC Common Conversion to Non-U.S. Holders of FGMC Common Stock
The FGMC Common Conversion is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code (as described above under “—  U.S. Federal Income Tax Consequences of the FGMC Common Conversion to U.S. Holders of FGMC Common Stock”). Accordingly, the tax treatment described above under “—  U.S. Federal Income Tax Consequences of the FGMC Common Conversion to U.S. Holders of FGMC Common Stock” to U.S. Holders will generally apply to Non-U.S. Holders as well.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to dividends received by U.S. Holders with respect to their FGMC Common Stock (including constructive dividends), and the proceeds received on the disposition of FGMC Common Stock effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Information reporting requirements will also apply to redemptions from U.S. Holders of FGMC Common Stock. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.
Dividends paid with respect to FGMC Common Stock (including constructive dividends) and proceeds from the sale or other disposition of FGMC Common Stock received by a Non-U.S. Holder may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-ECI, or otherwise establishes an exemption, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive distributions) and certain other payments paid to certain foreign financial institutions (including certain investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Such an exemption must typically be evidenced by delivery of a properly executed IRS Form W-8BEN-E. An intergovernmental agreement between the United States and the entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a Non-U.S. Holder that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden).

ICORECONNECT’S BUSINESS
Unless otherwise indicated or the context otherwise requires, references in this section to “iCoreConnect,” refer to iCoreConnect and its subsidiaries prior to the Business Combination, which will be the business of FGMC and its consolidated subsidiaries after giving effect to the Business Combination.
Overview
iCoreConnect is a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise platform of applications and services.
Software as a Service (SaaS) Offerings
iCoreConnect currently markets secure Health Insurance Portability and Accountability Act (“HIPAA”) compliant cloud-based software as a service (“SaaS”) offering under the names of iCoreRx, iCorePDMP, iCoreEPCS, iCoreVerify, iCoreVerify+, iCoreHuddle, iCoreHuddle+, iCoreCodeGenius, iCoreExchange, iCoreCloud, iCorePay, iCoreSecure, and iCoreIT. iCoreConnect’s software is sold under annual recurring revenue subscriptions. A description of iCoreConnect’s current offerings are below:
iCoreRx — iCoreRx is a HIPAA compliant electronic prescription SaaS solution that integrates with popular practice management and electronic health record systems. It saves time by selecting exact medications at available doses with built-in support from a drug directory and provides full support for Electronic Prescriptions for Controlled Substances (the iCoreEPCS product). It protects both the patient and provider by viewing the patient’s complete medication history. It also speeds up the process by allowing the doctor to create a “favorites” list for commonly used medication sets. iCorePDMP is an add-on for iCoreRx that seamlessly integrates with state databases to automate prescription drug monitoring. Providers in many states are required to check the patient’s Prescription Drug Monitoring Program (“PDMP”) history before prescribing controlled substances. This service provides one-click real-time access to the state databases without the need to manually enter data. This tool also generates patient risk scores and an interactive visualization of usage patterns to help the prescriber identify potential risk factors. The prescriber can then use this report to make decisions on objective insight into potential drug misuse or abuse which will ultimately lead to improved patient safety and better patient outcomes.
iCoreVerify and iCoreVerify+ — iCoreVerify is a HIPAA compliant SaaS solution that allows practices to verify patient insurance benefits automatically and on-demand using iCoreConnect’s real time technology. It provides the practice with the ability to check available patient benefits directly from the payers in real-time. The system returns results typically in less than one second for most responses. This substantially reduces the phone calls and labor hours for the practice. This tool integrates with most popular practice management systems. iCoreVerify+ adds a unique add-on service that augments iCoreConnect’s automation with a concierge service that turns around special requests in less than 24 hours. It includes all carriers including non-digital ones and is customized to the client’s specialty.
iCoreHuddle and iCoreHuddle+ — iCoreHuddle is a powerful HIPAA compliant SaaS solution to instantly reveal the revenue potential of each patient. This product is currently limited to dental practices. The service connects to most popular practice management and electronic health record systems to optimize revenue realization. It provides the practice with a dashboard containing various metrics, analytics, and key performance indicators (“KPIs”). iCoreHuddle provides a daily view of patient schedules, including their outstanding balances, unscheduled treatment plans, recall information, procedure information and the amount of remaining insurance benefits. The software also provides one-click access to each patient’s insurance eligibility, including a detailed benefits and deductibles report. This tool aims to increase the workflow efficiency of the dentist’s practice by reducing the number of required lookups and clicks for each patient. iCoreHuddle+ offers enhanced analytical tools for practices to optimize their revenue generation process and workflows.
iCoreCodeGenius — iCoreCodeGenius is a medical coding reference SaaS solution that provides the coding standards for the 10th revision of the International Classification of Diseases and Related Health Problems (“ICD-10”), a medical classification list published by the World Health Organization. It contains codes for diseases, signs and symptoms, abnormal findings, complaints, social circumstances, and external causes of injury and diseases.
iCoreCodeGenius includes a full ICD-10 code lookup and guidance, automatic prompting of comorbidities and Hierarchical Condition Category’s to aid in obtaining the appropriate reimbursement with a high degree of accuracy, and the ability to reduce or eliminate queries and denials.
iCoreExchange — iCoreExchange provides a secure, HIPAA compliant SaaS email solution using a direct protocol that allows doctors to send and receive secure email with attachments to and from other healthcare professionals in the network. iCoreExchange also provides a secure email mechanism to communicate with users outside the exchange (e.g., patients and referrals). Users have the ability to build a community, access other communities and increase referrals and collaboration. Users can email standard office documents, JPEG, PDF as well as patient files with discrete data, which can then be imported and accessed on most Electronic Health Record (EHR) and Practice Management (PM) systems in a HIPAA compliant manner.
iCoreCloud — iCoreCloud offers customers the ability to back up their on-premise servers and computers to the cloud. iCoreCloud is a fully HIPAA compliant and automated backup solution. The data backed up is encrypted both in transit and while at rest. In case of full data loss, the mirrored data in the cloud can be seamlessly restored back to the practice on a new computer or a server. The data is stored encrypted in HIPAA compliant data centers with multiple layers of redundancy. The data centers are physically secure with restricted personnel and biometric access. The locations are also guarded by security 24 hours a day, 365 days a year.
iCorePay — iCorePay offers a seamless patient payment processing solutions for customers. iCorePay integrates into the practice workflow for payment and revenue cycle tracking.
iCoreSecure — Recent newscasts have been replete with reporting regarding many breaches of consumer personal information. iCoreConnect uses its expertise and development capabilities from its HIPAA compliant iCoreExchange and developed iCoreSecure, an encrypted email solution for anyone that needs encrypted email to protect personal and financial data. iCoreSecure is a secure SaaS solution that solves privacy concerns in the insurance, real estate, financial and many other industry sectors that have a need for secure encrypted email.
iCoreIT — The trend in IT services companies for over a decade has been to move away from a “Break/ Fix” model to a “Managed Service Provider (MSP)” and “Managed Software as a Service (MSaaS)” model with recurring revenue.
Managed IT Services (MSP and MSaaS)
The MSP/MSaaS approach, by using preventative measures, keeps computers and networks up and running while data is accessible and safeguarded. Installation of critical patches and updates to virus protection are automated. Systems are monitored and backed up in real-time. They are fixed or upgraded before they cause a service disruption. A Unified Threat Management solution is deployed to protect against virus, malware, SPAM, phishing and ransomware attacks. Remote technical support is a click away. All support is delivered at a predictable monthly cost. By leveraging managed services with its expertise in cloud computing, iCoreConnect’s customers can scale their business without extensive capital investment or disruption in services.
iCoreConnect believes it is positioned to address the growing need for managed services:
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iCoreConnect’s current and future customers need managed IT services, along with cloud computing, storage and HIPAA compliant backup and encryption;

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Managed service providers that can support the migration to cloud computing are in high demand; The decision makers for iCoreConnect’s current technology and those for managed services are, in many cases, the same person or group of people;

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iCoreConnect’s management team has decades of experience operating successful IT companies; and the MSP revenue model matches its SaaS, MSaaS MRR (monthly recurring revenue) models.

Recent Acquisitions
On April 23, 2021 iCoreConnect acquired substantially all of the assets and business of Heyns Unlimited LLC, an Arizona limited liability company, doing business as Advantech (“Advantech”), in exchange for (i) 5,000,000 shares of iCoreConnect Common Stock; (ii) $1,800,000 in cash and (iii) the assumption of certain liabilities and obligations of Advantech.
On May 31, 2021, iCoreConnect acquired substantially all of the assets and business of BCS Tech Center, Inc., an Arizona corporation doing business as Business Computer Solutions (“BCS”), in exchange for (i) 250,000 shares of iCoreConnect Common Stock, (ii) $100,000 in cash, and (iii) the assumption of certain specified debts, liabilities.
On September 1, 2021, iCoreConnect acquired substantially all of the assets and business of Spectrum Technology Solutions, LLC, an Arizona limited liability company doing business as STS (“Spectrum”), in exchange for (i) 4,046,617 shares of iCoreConnect Common Stock and; (ii) $1,350,000 in cash.
Competitive Strengths
The key advantages of iCoreConnect’s products and services include:
1. Secure, private, scalable, and reliable.   iCoreConnect’s services have been designed to provide its customers with privacy and high levels of performance, reliability, and security. iCoreConnect has built, and continues to invest in, a comprehensive security infrastructure, including firewalls, intrusion detection systems, and encryption for transmission over the Internet, which it monitors and tests on a regular basis. iCoreConnect’s has designed, built, and continues to maintain a multi-tenant application architecture that has been designed to enable its service to scale securely, reliably and cost effectively. iCoreConnect’s multi-tenant application architecture maintains the integrity and separation of customer data while still permitting all customers to use the same application functionality simultaneously.
2. Rapid deployment and lower total cost of ownership.   iCoreConnect’s services can be deployed rapidly since its customers do not have to spend time procuring, installing, or maintaining the servers, storage, networking equipment, security products or other hardware and software. iCoreConnect enable customers to achieve up-front savings relative to the traditional enterprise software model. Customers benefit from the predictability of their future costs since they generally pay for the service on a per subscriber basis for the term of the subscription contract.
3. High levels of user adoption.   iCoreConnect has designed its products and services to be intuitive and easy to use. iCoreConnect’s products and services contain many tools and features recognizable to users of popular consumer web services, so users have a more familiar user experience than typical EHR applications. As a result, iCoreConnect’s users can often use and gain benefit from its solutions with minimal training. iCoreConnect has also designed its products and services to be used on popular mobile devices, making it possible for people to conduct business from their smartphones or tablets.
Competitive Strategy
Key elements of iCoreConnect’s strategy include:
1.Extending existing service offerings.   iCoreConnect continues to innovate based on customer feedback and has designed its solutions to easily accommodate new features and functionality, especially in underserved areas of compliance and improved workflow/profitability for dental and physician practices. iCoreConnect continually looks to improve its products and services by adding new features, functions and increased security through its own development, acquisitions, and partnerships.
2.Expanding existing customer relationships.   iCoreConnect sees significant opportunities to deepen its relationships with its existing customers. As iCoreConnect’s customers realize the benefits of its products and services, iCoreConnect’s goal is to provide additional value-added products and services.
3. Expanding into new horizontal markets.   As part of iCoreConnect’s growth strategy, it is delivering innovative solutions in new categories, including analytics, claims coding and processing, and electronic prescribing. iCoreConnect drives innovation both organically and through acquisitions.

4. Extending go to market capabilities.   iCoreConnect believes that its offerings provide significant value for businesses of any size.
iCoreConnect continues to pursue businesses of all sizes and industries through its direct sales force and partnerships. In the past several years iCoreConnect has competed and won over 90 major healthcare association endorsements in 26 states. iCoreConnect plans to increase the number of direct sales professionals it employs and intends to develop additional distribution channels for its products and services.
In addition to the key elements of iCoreConnect’s business strategy described above, from time to time, it evaluate opportunities to acquire or invest in complementary businesses, services and technologies, and intellectual property rights.
Customers
iCore Connect had no significant customers (greater than 10% of total revenue) for the years ended December 31, 2022 and 2021, respectively. Customer concentration is not significant as iCoreConnect has a large number of individual customers. In addition concentration is reduce by the number of new customers generated through the acquisitions during 2021, as well as through organic growth in the both the number of customers and number of services being purchased by new and existing customers. iCoreConnect had accounts receivable concentration with one customer representing 31% of total accounts receivables outstanding as of December 31, 2022 and one customer that represented 33% of accounts receivable outstanding as of December 31, 2021.
Intellectual Property
iCoreConnect’s success depends, at least in part, on its ability to protect its core technology and intellectual property. To accomplish this, iCoreConnect currently relies on a combination of trade secrets, including know-how, employee and third-party nondisclosure agreements, and other contractual rights to establish and protect its proprietary rights in its technology. iCoreConnect does not currently own any patents or trademarks.
Government Regulations
iCoreConnect is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to the access of or commerce on the Internet. However, it is possible that a number of laws and regulations will be adopted with respect to the Internet, covering issues such as user privacy, pricing, characteristics, e-mail marketing and quality of products and services. Such laws and regulations could dampen the growth and use of the Internet generally and decrease the acceptance of the Internet as a communication and commercial medium and could thereby have a material adverse effect on iCoreConnect’s business, results of operations and financial condition.
Employees
As of December 31, 2022, iCoreConnect had 44 employees, of which 41 were full-time employees.
Description of Property
On September 22, 2021, iCoreConnect signed a six year and one month lease agreement for approximately 7,650 square feet for its headquarters commencing on January 1, 2022, located in Ocoee, Florida. The lease provides for a five-year renewal term at the option of iCoreConnect.
iCoreConnect signed a three-year lease agreement for approximately 2,100 square feet of office space located in Concord, NC on July 16, 2020.
iCoreConnect signed a two-year lease on May 12, 2021, for an office in Scottsdale, AZ.
Legal Proceedings
iCoreConnect from time to time, may be a party to various litigation, claims and disputes, arising in the ordinary course of business. While the ultimate impact of such actions cannot be predicted with certainty,

iCoreConnect believes the outcome of these matters, except as set forth below, will not have a material adverse effect on iCoreConnect’s financial condition or results of operations.
On August 18, 2021, iCoreConnect received a Notice of Disposition of Collateral under section 9-611 of the Uniform Commercial Code (“UCC”) (Arizona Revised Statutes 47-611) purporting to set a foreclosure sale, under the UCC, of its assets that were previously pledged as security to Sonoran Pacific Resources, LLP, an Arizona limited liability partnership (“SPR”) and Jerry Smith (“Smith”) (collectively, the “lender”). On August 24, 2021, iCoreConnect received a default notice from the lender asserting that iCoreConnect was obligated to pay $863,274. The lender alleged that it had made certain loans and other financial accommodations in the form of guaranties to iCoreConnect beginning approximately in March of 2009 that was secured by all of the assets of iCoreConnect. iCoreConnect initiated an investigation into the matter and concluded that it had repaid all of the loans and any loans that had not been repaid were released under the terms of a Recapitalization Agreement dated November 1, 2016. iCoreConnect then retained Arizona counsel to prepare an Emergency Application for Temporary Restraining Order and Preliminary Injunction against the lender in order to stop the foreclosure sale.
On November 1, 2022, iCoreConnect entered into a settlement agreement and release (the “Settlement Agreement”) with SPR and Smith in connection with the above litigation. In order to resolve all matters subject to the dispute, the Settlement Agreement provided that on, or before, the 60th day following the effective date of the Settlement Agreement, which was November 1, 2022 (such 60th day, the “Payment Date”), iCoreConnect shall redeem, and/or or iCoreConnect’s designees shall acquire, a total of 9,000,000 shares of iCoreConnect Common Stock from SPR and certain shareholders or affiliates of SPR at a purchase price of $0.08 per share. The Settlement Agreement further provided that in addition to the purchase of the foregoing 9,000,000 shares, iCoreConnect or its designee will have the option, but not the obligation, to acquire or redeem any or all of the remaining 5,401,887 shares held by certain shareholders or affiliates of SPR on, or before, the Payment Date, at the cost of $0.08 per share. In connection with the dispute, iCoreConnect had previously posted a cash bond of $200,000 with the court. Pursuant to the Settlement Agreement, $100,000 was released to SPR upon execution of the Settlement Agreement, which amount will be credited toward the payment of the 9,000,000 shares described above. The foregoing share purchase obligation was satisfied on December 30, 2022. Upon the payment for the shares, the remaining $100,000 of the bond was released to SPR in consideration for the release of all claims and liens and the dismissal of the litigation. Upon iCoreConnect’s compliance with the above share repurchase obligations, J.D. Smith, the son of Jerry Smith, resigned as a director and chairman of Board of Directors. The Settlement Agreement provides that upon the performance of each of the parties of their obligations thereunder, SPR and Smith, on the one hand, and iCoreConnect, on the other hand, each agrees to a complete release of the other party or parties. The Settlement Agreement was fully completed on December 30, 2022 and iCoreConnect received a full release from the court.
On June 15, 2021, iCoreConnect received a complaint filed with the Circuit Court of the Ninth Judicial Circuit for Orange County, Florida. The complaint alleges a breach of a previously entered into 2018 Settlement Agreement for which payments have not been made. The complainant agreed to begin arbitration on August 31, 2021. The arbiter recommended that the complainant be awarded $270,020 plus interest along with reasonable legal fees. As of December 31, 2022, iCoreConnect has estimated the amount owed to be approximately $320,000 and this amount has been previously accrued and reflected in iCoreConnect’s financial statements. On February 23, 2023, the Circuit Court issued a final judgement in the amount of $523,415.20. iCoreConnect considers this matter to be fully resolved pending the payment of the final judgement amount.
Available Information
iCoreConnect’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports are filed with the SEC pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are filed with the SEC. Such reports and other information that iCoreConnect files with the SEC are available free of charge on its website at https://ir.icoreconnect.com/sec-filings when such reports are available on the SEC website. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The contents of these websites are not incorporated into this filing. Further, the foregoing references to the URLs for these websites are intended to be textual references only.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF ICORECONNECT
Unless otherwise indicated or the context otherwise requires, references in this section to “iCoreConnect,” refer to iCoreConnect and its subsidiaries prior to the Business Combination, which will be the business of FGMC and its consolidated subsidiaries after giving effect to the Business Combination.
The following discussion and analysis of iCoreConnect’s financial condition and results of operations for the years ended December 30, 2022 and 2021 should be read in conjunction with iCoreConnect’s consolidated financial statements and related notes to those consolidated financial statements that are included elsewhere in this joint proxy statement/prospectus.
Overview
iCoreConnect is a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise platform of applications and services.
During 2022, iCoreConnect developed its newest product iCoreVerify+, which adds a unique add-on service to iCoreVerify that augments iCoreConnect’s automation with a concierge service that turns around special requests in less than 24 hours. It includes all carriers including non-digital ones and is customized to the client’s specialty.
SaaS Offerings
iCoreConnect currently markets secure Health Insurance Portability and Accountability Act (HIPAA) compliant cloud-based software as a service (SaaS) offering under the names of iCoreRx, iCorePDMP, iCoreEPCS, iCoreVerify, iCoreHuddle, iCoreHuddle+, iCoreCodeGenius, iCoreExchange, iCoreCloud, iCorePay, iCoreSecure, and iCoreIT. iCoreConnect’s software is sold under annual recurring revenue subscriptions.
Financing
iCoreConnect is currently funding its business capital requirements through revenues from product sales and services and sales of its common stock and debt arrangements. While iCoreConnect intends to seek additional funding, if revenue increases to a point where it is able to sustain and increase its budget to match its growth needs, iCoreConnect may significantly reduce the amount of investment capital it seeks. The amount of funds raised, and revenue generated, if any, will determine how aggressively iCoreConnect can grow and what additional projects it will be able to undertake. No assurance can be given that iCoreConnect will be able to raise additional capital when needed or at all, or that such capital, if available, will be on terms acceptable to iCoreConnect. If iCoreConnect is unable to, or does not raise additional capital in the near future or if its revenue does not begin to grow as it expects, iCoreConnect will have to curtail its spending and downsize operations.
Critical Accounting Policies and Estimates
iCoreConnect’s financial statements were prepared in accordance with generally accepted accounting principles as recognized in the United States of America. The preparation of these financial statements required that iCoreConnect make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and the disclosure of contingent assets and liabilities. iCoreConnect based its estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.
Revenue Recognition
iCoreConnect has 6 primary sources of revenue as of December 31, 2022:
1.   Electronic Prescription Software

2.   Insurance Verifications
3.   ICD-10 Medical Coding Software
4.   Encrypted and HIPAA Compliant Secure email
5.   Analytics
6.   MSaaS software
1)   Electronic Prescription software services are provided an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.
2)   Insurance verification services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.
3)   ICD-10 Medical Coding services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.
4)   Encrypted and HIPAA compliant and secure email services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.
5)   Analytics automatically compiles real-time KPI data on an intuitive dashboard which saves time and helps focus the team during the morning huddle. Additionally, the Practice Metrics page provides custom reporting with rich graphics helping management to view revenue, claims, AR, scheduling and more.
6)   MSaaS software services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.
Software Development Capitalization and Amortization
iCoreConnect accounts for software development costs, including costs to develop software products or the software component of products to be marketed to external users.
In accordance with ASC 350, Internal-Use-Software, research and planning phase costs are expensed as incurred and development phase costs including direct materials and services, payroll and benefits and interest costs are capitalized.
iCoreConnect has determined that technological feasibility for its products to be marketed to external users was reached before the release of those products and, as a result, the development costs and related acquisition costs after the establishment of technological feasibility were capitalized as incurred. Capitalized costs for software to be marketed to external users are amortized based on current and projected future revenue for each product with an annual minimum cost equal to the straight-line amortization of the costs over three years.
Income Taxes
iCoreConnect follows the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount, if any, expected to be realized in future years.
ASC 740, Accounting for Income taxes (‘ASC 740’), requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent iCoreConnect believes a portion more likely than not will not be realized. iCoreConnect considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative loss experience and expectations of future taxable income by taxing jurisdictions, the carry-forwarding periods available to it for tax reporting purposes and other relevant factors.

Stock Based Compensation
iCoreConnect estimates the fair value of each option award on the date of grant using a Black-Scholes option pricing model that uses the following assumptions. iCoreConnect estimates the fair value of its shares of restricted common stock using the closing stock price of its common stock on the date of the award. iCoreConnect estimates the volatility of its common stock at the date of grant based on its historical stock prices. iCoreConnect determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. iCoreConnect uses the risk-free interest rate of the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. iCoreConnect has never paid cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future.
Long-Lived Assets and Goodwill
iCoreConnect accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, Property, Plant and Equipment, Impairment or Disposal of Long-lived Assets. This accounting standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of December 31, 2022 there is no impairment of Long-lived Assets.
iCoreConnect accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles — Goodwill and Other. Goodwill represents the excess of the purchase price of an entity over the estimated fair value of the assets acquired and liabilities assumed. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. During the fourth quarter of 2020, iCoreConnect adopted ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This guidance simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. As of December 31, 2022 there is no impairment of the Company’s Goodwill.
Results of Operations
The following table sets forth iCoreConnect’s selected financial data for the periods indicated below:
	For Years Ended
	December 31, 2022	December 31, 2021
Revenue	$7,987,902	$4,956,552
Cost of sales	2,243,253	1,580,390
Gross profit	5,744,649	3,376,162
Expenses
Selling, general and administrative	9,254,670	5,232,839
Depreciation and amortization	1,292,085	1,430,805
Total operating expenses	10,546,755	6,663,644
Loss from operations	(4,802,106)	(3,287,482)

	For Years Ended
	December 31, 2022	December 31, 2021
Other income (expense)
Interest expense	(785,406)	(500,878)
Financing costs	(426,419)	(1,513,366)
Other income (expense)	(65,893)	7,497
PPP loan forgiveness	—	330,047
Total other income (expense)	(1,277,718)	(1,676,700)
Net loss	$(6,079,824)	$(4,964,182)

Year ended December 31, 2022 compared to the year ended December 31, 2021
Revenues.   Net revenues grew to $8.0 million for 2022 compared to $5.0 million for the 2021 period, an increase of approximately 60% year on year. Revenue growth was attributed to the growth in the number of subscribers both in terms of new sales as well as additional product uptake, the full year results of iCoreConnect’s asset acquisitions completed in Q2 and Q3 of 2021 as well as a moderate price increase on existing users.
Cost of sales.   Cost of sales increased to $2.2 million for 2022 compared to $1.6 million for 2021, an increase of approximately 42% year on year. While overall costs of sales increased, it did not do so in the same proportion to revenue growth. Overall gross margin improved to 72% in 2022 from 68% in 2021, as costs related to SaaS serving remained flat due to additional capacity available in system to absorb the growth incurred.
Selling, general and administrative expenses.   iCoreConnect incurred $9.3 million in selling, general and administrative expenses for the 2022 period an increase of $4.0 million or 77% when compared to $5.2 million for the 2021 period. The increase in expenses year on year were due to higher labor costs need to manage and maintain both the organic growth along with serving the additional customers related to three asset acquisitions completed in 2021. iCoreConnect also incurred $0.7 million in related legal costs associated with its two completed legal actions.
Depreciation and amortization expenses.   Depreciation and amortization expenses of $1.3 million for the 2022 period decreased $0.1 million or (10)% compared to $1.4 million for the 2021 period. The decrease in expenses is due to no new additions being added to intangible assets and a moderate increase in capitalized software in 2022 compared to 2021, such that depreciation and amortization out pace additions.
Interest expense.   Interest expense of $0.8 million for the 2022 period increased $0.3 million or approximately 60% when compared to $0.5 million for the 2021 period. The primary driver for the increase in interest expense was due to the increase in debt and the rate of interest on debt taken out by iCoreConnect to help fund the asset acquisitions and operating expenses.
Other income (expense).   Other expense increased moderately in the 2022 period when compared to Other Income in the 2021 period.
Financing costs.   iCoreConnect incurred financing costs of $0.4 million in 2022 compared to $1.5 million for 2021. The decrease of $1.1 million was due to the decrease in warrants and inducement shares costs on issued debt in 2022 in comparison to 2021.
PPP loan forgiveness.   iCoreConnect received notice of forgiveness for its Paycheck Protection Plan loan in 2021 including all related interest in the amount of $330,047 in comparison to $nil for 2022.

GOING CONCERN AND LIQUIDITY
The following table sets forth iCoreConnect’s selected financial data for the periods indicated below and the percentage dollar increase (decrease) of such items from period to period:
	December 31, 2022	December 31, 2021	% Incr/(Decr)
Balance Sheet Data
Total Current Assets	$1,091,668	$1,013,140	8%
Total Current Liabilities	6,798,969	4,054,246	68%
Working capital (deficit)	(5,707,301)	(3,041,106)	88%
Deferred Revenue	13,847	20,419	(32)%
Weighted Average Common Shares Outstanding	172,123,855	146,726,959
The increase in shares outstanding was driven by issuance of common stock for cash, the conversion of convertible notes payable and stock based compensation.
The following table summarizes the impact of operating, investing and financing activities on iCoreConnect’s cash flows for the years ended December 31, 2022 and 2021.
	Twelve Months Ended
	December 31, 2022	December 31, 2021
Net cash used in operating activities	$(1,272,995)	$(2,896,248)
Net cash used in investing activities	(293,965)	(3,518,504)
Net cash provided by financing activities	1,691,306	6,478,940
Net Increase / (Decrease) in cash	124,346	64,188
Cash and cash equivalents at the beginning of the year	71,807	7,619
Cash and cash equivalents at the end of the year	$196,153	$71,807
The primary factors that influence iCoreConnect’s liquidity include, but are not limited to, the amount and timing of its revenues, cash collections from its clients, investments in software development, and ongoing capital raise efforts.
Operating Activities:   Net cash required by operating activities for the year ended December 31, 2022 decreased by $1.6 million to $1.3 million compared to $2.9 million utilized in the 2021 period. The decrease in cash utilized by operating activities is primarily attributable to the increase in accounts payable and accrued expenses which grew by $0.6 million and the reduction in outstanding accounts receivable which contributed an additional $0.4 million. Future spending on operating activities are expected to be funded by the revenues realized by iCoreConnect and the sale of additional shares of common stock.
Investing Activities:   Net cash used by investing activities for the year ended December 31, 2022 decreased by $3.2 million to $0.3 million compared to $3.5 million utilized in the 2021 period. The decrease in cash utilized by investing activities was primarily due to the purchases of Advantech, Business Technology Solutions and Spectrum Technology Solutions which were completed in 2021. Future spending on investing activities is expected to be funded by the sale of additional shares of common stock.
Financing Activities:   Net cash provided by financing activities was $1.7 million for the year ended December 31, 2022 was $4.8 million lower than the $6.5 million for the year ended 2021, due to a decrease in proceeds received on the issuance of common stock of $0.5 million in 2022 compared to $2.8 million received in 2021 and a greater payments on debt of $2.3 million in 2022 versus $0.5 million in 2021.
U.S. GAAP requires management to assess a company’s ability to continue as a going concern within one year from the financial statement issuance and to provide related note disclosures in certain circumstances.
The accompanying financial statements have been prepared assuming that iCoreConnect will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

For the fiscal year period ended December 31, 2022, iCoreConnect generated an operating loss of $4.8 million. In addition, iCoreConnect has an accumulated deficit, and net working capital deficit of $88.9 million and $5.7 million. iCoreConnect’s activities were primarily financed through private placements of equity securities and issuance of debt. iCoreConnect intends to raise additional capital through the issuance of debt and/or equity securities to fund its operations. iCoreConnect is reliant on future fundraising to finance operations in the near future. The financing may not be available on terms satisfactory to iCoreConnect, if at all. In light of these matters, there is substantial doubt that iCoreConnect will be able to continue as a going concern.
iCoreConnect’s material cash requirements from known contractual and other obligations primarily relate to its content, debt and lease obligations. As of December 31, 2022, the expected timing of those payments are as follows:
	Total	Next 12	Beyond 12 Months
Debt(1)	$5,728,792	$4,279,531	$1,449,261
Operating lease obligations(2)	978,875	169,417	809,458
Total	$6,707,667	$4,448,948	$2,258,719

(1)
Debt obligations include iCoreConnect Notes consisting of principal and interest payments. See Note 6 Long-Term Debt in the accompanying notes to iCoreConnect’s financial statements for further details.

(2)
See Note 9 Commitments and Contingencies in the accompanying notes to iCoreConnect’s financial statements for further details regarding leases.

FGMC’S BUSINESS
Overview
FGMC is a blank check company incorporated in Delaware on December 23, 2020. FGMC was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “business combination”).
The registration statement for the IPO was declared effective on February 25, 2022. On March 1, 2022, FGMC consummated its IPO of 7,000,000 units (the “Units”) at $10.00 per Unit. In connection with the IPO, the underwriters were granted an option to purchase up to an additional 1,050,000 Units to cover over-allotment, if any. On March 3, 2022, the underwriter fully exercised their over-allotment option and purchased 1,050,000 Units. Each Unit consists of one share of common stock of FGMC, par value $0.0001 per share (the “Public Share”) and three-quarters of one redeemable warrant (the “Public Warrant”), each whole Public Warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to FGMC of $80,500,000. The Public Warrants will become exercisable on the later of 30 days after the completion of a business combination and 12 months from the closing of the IPO and will expire five years after the completion of a business combination or earlier upon FGMC’s liquidation.
Simultaneously with the closing of the IPO, FGMC consummated private placements ( the “Private Placements”) of (i) 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, (ii) 3,950,000 $11.50 exercise price warrants (the “$11.50 Private Warrants”) at a price of $1.00 per $11.50 Private Warrant, and (iii) 55,000 units at $10.00 per unit (the “Private Units” and, together with the $15 Private Warrants and $11.50 Private Warrants, the “Private Placement Securities”) to FGMC’s sponsor, FG Merger Investors LLC (the “Sponsor”), directors, and officers, for the aggregate purchase price of $4,600,000. Each Private Unit consists of one share of Common Stock and three-quarters of one non-redeemable warrant (“Private Unit Warrant”).
Following the closing of the IPO on March 1, 2022, and subsequent closing of the over-allotment on March 3, 2022, a total of $82,512,500 ($10.25 per unit) from the net proceeds of the sale of Units in the IPO and the sale of Private Placement Securities as well as the proceeds from the closing of the over-allotment option were placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, with a maturity of 185 days or less, until the earlier of: (i) the consummation of a business combination or (ii) the distribution of the funds in the Trust Account to FGMC’s stockholders, as described below.
The Public Units, the Public Shares and the Public Warrants are each quoted on Nasdaq, under the symbols “FGMCU,” “FGMC” and “FGMCW,” respectively.
Effecting a Business Combination
On January 5, 2023, FG Merger Corp., a Delaware corporation (“FGMC”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among FGMC, FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“iCoreConnect”). The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of FGMC, Merger Sub, and iCoreConnect. The Merger Agreement provides that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into iCoreConnect (the “Merger”), with iCoreConnect surviving as a wholly-owned subsidiary of FGMC. In connection with the Merger, FGMC will change its name to “iCoreConnect Inc.” Pursuant to the terms of the Merger Agreement Prior to the business combination closing, each share of FGMC common stock, par value $0.0001 (“FGMC Common Stock”) shall be converted into shares of newly issued FGMC preferred stock, par value $0.0001 (“FGMC Preferred Stock”). Prior to the Closing, (i) each vested, issued and outstanding option to purchase iCoreConnect common stock par value $0.001 (“iCoreConnect Common Stock”) shall be exercised into shares of iCoreConnect Common Stock (ii) each issued and outstanding warrant to purchase iCoreConnect Common Stock shall be exercised into shares of iCoreConnect Common Stock and (iii) the outstanding principal together with all accrued and unpaid interest under each iCoreConnect convertible promissory note shall be converted into shares of iCoreConnect Common Stock. The aggregate consideration to be received by the iCoreConnect stockholders is based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments and any adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of FGMC Common Stock, occurring prior to the Closing date). In accordance with the terms and subject to the conditions of the Merger Agreement, immediately prior to the effective time of the closing, each share of issued and outstanding iCoreConnect Common Stock, shall be converted into a number of shares of FGMC Common Stock, based on the Exchange Ratio (as defined in the Merger Agreement).
Redemption Rights for Holders of Public Shares
FGMC will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. In connection with a proposed business combination, FGMC may seek shareholder approval of a business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination. FGMC will proceed with a business combination only if FGMC has net tangible assets of at least $5,000,000 upon or immediately prior to such consummation of a business. See “FGMC Proposal 8 — The NTA Requirement Amendment Proposal.”
FGMC’s Current Charter provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended, will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without FGMC’s prior written consent.
The holders of Public Shares will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to FGMC to pay its tax obligations). There will be no redemption rights upon the completion of a business combination with respect to FGMC’s warrants.
The Sponsor, officers, directors and advisors (the “Initial Stockholders”) have agreed (a) to vote their founder shares as well as any common shares underlying the Private Units, and any Public Shares purchased during or after the IPO in favor of a business combination, (b) not to propose an amendment to FGMC’s Current Charter with respect to FGMC’s pre-business combination activities prior to the consummation of a business combination unless FGMC provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the founder shares as well as any common shares underlying the Private Units) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a business combination or a vote to amend the provisions of the Current Charter relating to shareholders’ rights of pre-business combination activity and (d) that the founder shares, the Private Units and $15 and $11.50 Private Warrants (including underlying securities) shall not participate in any liquidating distributions upon winding up if a business combination is not consummated. However, the Initial Stockholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the IPO if FGMC fails to complete its business combination.
FGMC has until 15 months (or 18 months if the time to complete a business combination is extended as described herein) from the closing of the IPO to consummate a business combination. In addition, if FGMC anticipates that it may not be able to consummate an initial business combination within 15 months, FGMC’s insiders or their affiliates may, but are not obligated to, extend the period of time to consummate a business combination by an additional three months (for a total of 18 months to complete a business combination) (the “Combination Period”). In order to extend the time available for FGMC to consummate a business combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $805,000 ($0.10 per Public Share in either case), on or prior to the 15-month anniversary of the closing of the IPO.

If FGMC is unable to complete a business combination within the Combination Period, FGMC will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and FGMC’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of FGMC, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidation distribution with respect to FGMC’s warrants, which will expire worthless if FGMC fails to complete its initial business combination within the Combination Period.
Redemption Rights for Public Stockholders
FGMC will provide its public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of FGMC’s initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two (2) business days prior to the consummation of the initial business combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the Trust Account is initially anticipated to be approximately $10.25 per public share. FGMC’s initial stockholders, sponsor, officers and directors have entered into a letter agreement with FGMC, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they may hold in connection with the completion of FGMC’s initial business combination. These waivers were agreed to in connection with FGMC’s initial public offering, and no consideration was paid to the Initial Stockholders in exchange for these waivers.
Limitations on Redemptions
FGMC’s Current Charter provides that in no event will FGMC redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. See “FGMC Proposal 8 — The NTA Requirement Amendment Proposal.”
Manner of Conducting Redemptions
FGMC will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of its initial business combination in connection with a stockholder meeting called to approve the initial business combination.
FGMC intend to require its public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to FGMC’s transfer agent or deliver their shares to FGMC’s transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, up to two (2) business days prior to the vote on the proposal to approve the initial business combination.
FGMC’s Current Charter provides that in no event will FGMC redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. See “FGMC Proposal 8 — The NTA Requirement Amendment Proposal.”
Delivering Stock Certificates in Connection with the Exercise of Redemption Rights
As described above, FGMC intends to require its public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to FGMC’s transfer agent or deliver their shares to FGMC’s transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system up to two (2) business days prior to the vote on the proposal to approve the initial business combination. In addition, if FGMC conducts redemptions in connection with a stockholder vote, it intends to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to its transfer agent two (2) business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that FGMC will furnish to holders of FGMC’s public shares in connection with its initial business combination will indicate whether FGMC is requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two (2) business days prior to the vote on the initial business combination if FGMC distributes proxy materials, or from the time FGMC sends out its tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights. In the event that a stockholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not FGMC requires holders seeking to exercise redemption rights to submit or tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of FGMC’s public shares electing to redeem their shares will be distributed promptly after the completion of FGMC’s initial business combination.
If FGMC’s initial business combination is not approved or completed for any reason, then FGMC’s public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the Trust Account. In such case, FGMC will promptly return any certificates delivered by public holders who elected to redeem their shares.
Automatic Dissolution and Subsequent Liquidation of the Trust Account if No Business Combination
FGMC’s Current Charter provides that FGMC will have only 15 months from the closing of its IPO to complete its initial business combination (or 18 months if its time to complete a business combination is extended as described herein). If FGMC is unable to complete its initial business combination within such 15-month period, it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FGMC’s remaining stockholders and FGMC’s board of directors, liquidate and dissolve, subject in each case to FGMC’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to FGMC’s warrants, which will expire worthless if FGMC fails to complete its initial business combination within the 15-month time period (or 18-month period, as applicable).
FGMC’s initial stockholders, sponsor, officers and directors have entered into a letter agreement with it, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any founder shares they hold if FGMC fails to complete its initial business combination within 15 months from the closing of its IPO, or 18 months from the closing of its IPO if its time to complete a business combination is extended as described herein, or any extended period of time that it may have to consummate an initial business combination as a result of an amendment to FGMC’s Current Charter.
FGMC’s initial stockholders, sponsor, officers and directors have agreed, pursuant to a letter agreement with FGMC, that they will not propose any amendment to Current Charter to modify the substance or timing of FGMC’s obligation to redeem 100% of FGMC’s public shares if FGMC does not complete FGMC’s initial business combination within 15 months from the closing of its IPO (or 18 months, as applicable) or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless FGMC provides its public stockholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.
However, FGMC may not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. If this optional redemption right is exercised with respect to an excessive number of public shares such that FGMC cannot satisfy the net tangible asset requirement, FGMC would not proceed with the amendment or the related redemption of FGMC’s public shares at such time. See “FGMC Proposal 8 — The NTA Requirement Amendment Proposal.”
FGMC expects that all costs and expenses associated with implementing FGMC’s plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $887,500 of proceeds held outside the Trust Account, although FGMC cannot assure its investors that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing FGMC’s plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes, FGMC may request the trustee to release to it an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.
The proceeds deposited in FGMC’s Trust Account could become subject to the claims of its creditors which would have higher priority than the claims of its public stockholders. FGMC cannot assure its investors that the actual per-share redemption amount received by stockholders will not be substantially less than $10.25 (assuming no exercise of the underwriters’ over-allotment option). Under Section 281(b) of the DGCL, FGMC’s plan of dissolution must provide for all claims against FGMC to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before FGMC make any distribution of its remaining assets to FGMC’s stockholders. While FGMC intends to pay such amounts, if any, it cannot assure its investors that it will have funds sufficient to pay or provide for all creditors’ claims.
Although FGMC will seek to have all vendors, service providers (other than FGMC’s independent registered public accounting firm), prospective target businesses and other entities with which FGMC does business execute agreements with FGMC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of FGMC’s public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against FGMC’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, FGMC’s management will consider whether competitive alternatives are reasonably available to FGMC and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. In order to protect the amounts held in the Trust Account, FGMC’s sponsor has agreed that it will be liable to FGMC if and to the extent any claims by a third party for services rendered or products sold to FGMC, or a prospective target business with which FGMC has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.25 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.25 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable). However, FGMC has not asked its sponsor to reserve for such indemnification obligations, nor has FGMC independently verified whether its sponsor has sufficient funds to satisfy its indemnity obligations and FGMC believes that its sponsor’s only assets are securities of FGMC. Therefore, FGMC cannot assure its investors that FGMC’s sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for its initial business combination and redemptions could be reduced to less than $10.25 per public share. In such event, FGMC may not be able to complete its initial business combination, and investors would receive such lesser amount per share in connection with any redemption of their public shares. None of FGMC’s officers or directors will indemnify FGMC for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.25 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.25 per share due to reductions in the value of the trust assets, in each case less taxes payable, and FGMC’s sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, FGMC’s independent directors would determine whether to take legal action against FGMC’s sponsor to enforce its indemnification obligations. While FGMC currently expects that its independent directors would take legal action on its behalf against its sponsor to enforce its indemnification obligations to FGMC, it is possible that FGMC’s independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, FGMC cannot assure its investors that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.25 per share.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of FGMC’s Trust Account distributed to its public stockholders upon the redemption of FGMC’s public shares in the event it does not complete its initial business combination within 15 months (or 18 months, as applicable) from the closing of its IPO may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.
Furthermore, if the pro rata portion of FGMC’s Trust Account distributed to its public stockholders upon the redemption of its public shares in the event FGMC does not complete its initial business combination within 15 months (or 18 months, as applicable) from the closing of its IPO, which is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If FGMC is unable to complete its initial business combination within 15 months (or 18 months, as applicable) from the closing of its IPO, FGMC will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FGMC’s remaining stockholders and FGMC’s board of directors, dissolve and liquidate, subject in each case to FGMC’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is FGMC’s intention to redeem FGMC’s public shares as soon as reasonably possible following FGMC’s 18th month and, therefore, FGMC does not intend to comply with those procedures. As such, FGMC’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of such date.
Because FGMC will not be complying with Section 280, Section 281(b) of the DGCL requires FGMC to adopt a plan, based on facts known to FGMC at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against FGMC within the subsequent 10 years. However, because FGMC is a blank check company, rather than an operating company, and its operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. Further, FGMC’s sponsor may be liable only to the extent necessary to ensure that the amounts in the Trust Account are not reduced below (i) $10.25 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under FGMC’s indemnity of the underwriters of its IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, FGMC’s sponsor will not be responsible to the extent of any liability for such third-party claims.
If FGMC files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in FGMC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of FGMC’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, FGMC cannot assure its investors that it will be able to return $10.25 per share to FGMC’s public stockholders. Additionally, if FGMC files a bankruptcy petition or an involuntary bankruptcy petition is filed against FGMC that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by FGMC’s stockholders. Furthermore, FGMC’s board of directors may be viewed as having breached its fiduciary duty to FGMC’s creditors and/or may have acted in bad faith, and thereby exposing itself and FGMC to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. FGMC cannot assure its investor that claims will not be brought against it for these reasons.
FGMC’s public stockholders will be entitled to receive funds from the Trust Account only (i) in the event of the redemption of FGMC’s public shares if FGMC does not complete its initial business combination within 15 months (or 18 months, as applicable) from the closing of its IPO, (ii) in connection with a stockholder vote to amend its Current Charter to modify the substance or timing of FGMC’s obligation to redeem 100% of FGMC’s public shares if it does not complete its initial business combination within 15 months (or 18 months, as applicable) from the closing of its IPO or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of FGMC’s initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account. In the event FGMC seeks stockholder approval in connection with FGMC’s initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to FGMC for an applicable pro rata share of the Trust Account. Such stockholder must have also exercised its redemption rights described above. These provisions of FGMC’s Current Charter, like all provisions of FGMC’s Current Charter, may be amended with a stockholder vote.
Facilities
FGMC currently utilizes office space at 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143 from its sponsor and the members of its management team. FGMC considers its current office space adequate for its current operations.
Employees
FGMC currently has two executive officers: M. Wesley Schrader, FGMC’s Chief Executive Officer, and Mark Penway, FGMC’s Chief Financial Officer. These individuals are not obligated to devote any specific number of hours to FGMC’s matters but they intend to devote as much of their time as they deem necessary to FGMC’s affairs until FGMC has completed its initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for its initial business combination and the stage of the business combination process FGMC is in. FGMC does not intend to have any full time employees prior to the completion of its initial business combination.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against FGMC or any members of its management team in their capacity as such.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF FGMC
Overview
FG Merger Corp. (“FGMC”) is a blank check company incorporated in Delaware on December 23, 2020. FGMC was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “business combination”).
Although FGMC is not limited to a particular industry or geographic region for purposes of consummating a business combination, FGMC intends to focus on businesses in the financial services industry. FGMC is an early stage and emerging growth company and, as such, is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2022, FGMC had not yet commenced any operations other than its search for a target business. All activity through December 31, 2022 relates to FGMC’s formation, the initial public offering (“IPO”), and the search for a business combination target. FGMC will not generate any operating revenues until after the completion of its initial business combination, at the earliest. FGMC will generate nonoperating income in the form of interest income from the proceeds derived from the IPO. FGMC has selected December 31 as its fiscal year end.
The registration statement for FGMC’s IPO was declared effective on February 25, 2022. On March 1, 2022, FGMC consummated its IPO of 7,000,000 units (the “Units”). On March 3, 2022, 1,050,000 additional Units were issued pursuant to the underwriters’ full exercise of their over-allotment option. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to FGMC of $80,500,000.
Each Unit consists of one common stock of FGMC, par value $0.0001 per share (the “Public Share”) and three-quarters of one redeemable warrant (the “Public Warrant”), each whole Public Warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to FGMC of $80,500,000. The Public Warrants will become exercisable on the later of 30 days after the completion of a business combination and 12 months from the closing of the IPO and will expire five years after the completion of a business combination or earlier upon FGMC’s liquidation.
Simultaneously with the closing of the IPO, FGMC consummated private placements ( the “Private Placements”) of (i) 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, (ii) 3,950,000 $11.50 exercise price warrants (the “$11.50 Private Warrants”) at a price of $1.00 per $11.50 Private Warrant, and (iii) 55,000 units at $10.00 per unit (the “Private Units” and, together with the $15 Private Warrants and $11.50 Private Warrants, the “Private Placement Securities”) to FGMC’s sponsor, FG Merger Investors LLC (the “Sponsor”), directors, and officers, for the aggregate purchase price of $4,600,000.
Each Private Unit consists of one Common Stock and three-quarters of one non-redeemable warrant (“Private Unit Warrant”). Each whole Private Unit Warrant will entitle the holder to purchase one share of Common Stock at an exercise price of $11.50 per share.
Each $15 Private Warrant will entitle the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of a business combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants will not be transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions.
Each $11.50 Private Warrant will entitle the holder to purchase one share of Common Stock at an exercise price of $11.50 per each share, will be exercisable for a period of five years from the date of a business combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $11.50 Private Warrants and the shares issuable upon the exercise of the $11.50 Private Warrants will not be transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions.

For a discussion of the effect of the FGMC Common Conversion on the Public Warrants, and the Private Warrants see “FGMC Proposal 2 — The FGMC Common Conversion Proposal — Effect on Outstanding FGMC Warrants.”
The FGMC Units are listed on NASDAQ. FGMC’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and Private Placement Securities, although substantially all of the net proceeds are intended to be applied generally toward consummating a business combination. NASDAQ rules provide that the business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding any taxes payable on interest earned on the trust account). FGMC will only complete a business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940 as amended (the “Investment Company Act”). There is no assurance that FGMC will be able to successfully effect a business combination.
Following the closing of the IPO on March 1, 2022, and subsequent closing of the over-allotment on March 3, 2022, a total of $82,512,500 ($10.25 per unit) from the net proceeds of the sale of Units in the IPO and the sale of Private Placement Securities as well as the proceeds from the closing of the over-allotment option were placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to FGMC’s shareholders, as described below.
FGMC will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. In connection with a proposed business combination, FGMC may seek shareholder approval of a business combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination. FGMC will proceed with a business combination only if FGMC has net tangible assets of at least $5,000,000 upon or immediately prior to such consummation of a business combination and, if FGMC seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the business combination. See “FGMC Proposal 8 — The NTA Requirement Amendment Proposal.”
If FGMC seeks stockholder approval of a business combination and it does not conduct redemptions pursuant to the tender offer rules, FGMC’s amended and restated certificate of incorporation provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without FGMC’s prior written consent.
The holders of Public Shares will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to FGMC to pay its tax obligations). There will be no redemption rights upon the completion of a business combination with respect to FGMC’s warrants.
If a shareholder vote is not required and FGMC does not decide to hold a shareholder vote for business or other legal reasons, FGMC will, pursuant to its amended and restated certificate of incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a business combination.
The Sponsor, officers, directors and advisors (the “Initial Shareholders”) have agreed (a) to vote their Founder Shares as well as any common shares underlying the Private Units, and any Public Shares purchased during or after the IPO in favor of a business combination, (b) not to propose an amendment to FGMC’s amended and restated certificate of incorporation with respect to FGMC’s pre-business combination activities prior to the consummation of a business combination unless FGMC provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares as well as any common shares underlying the Private Units) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a business combination (or to sell any shares in a tender offer in connection with a business combination if FGMC does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the amended and restated certificate of incorporation relating to shareholders’ rights of pre-business combination activity and (d) that the Founder Shares, the Private Units and $15 and $11.50 Private Warrants (including underlying securities) shall not participate in any liquidating distributions upon winding up if a business combination is not consummated. However, the Initial Shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the IPO if FGMC fails to complete its business combination.
FGMC will have until 15 months (or 18 months if the time to complete a business combination is extended as described herein) from the closing of the IPO to consummate a business combination. In addition, if FGMC anticipates that it may not be able to consummate an initial business combination within 15 months, FGMC’s insiders or their affiliates may, but are not obligated to, extend the period of time to consummate a business combination by an additional three months (for a total of 18 months to complete a business combination) (the “Combination Period”). In order to extend the time available for FGMC to consummate a business combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $805,000 ($0.10 per Public Share in either case), on or prior to the 15-month anniversary of the closing of the IPO.
If FGMC is unable to complete a business combination within the Combination Period, FGMC will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and FGMC’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of FGMC, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidation distribution with respect to FGMC’s warrants, which will expire worthless if FGMC fails to complete its initial business combination within the Combination period.
The Sponsor has agreed that it will be liable to FGMC, if and to the extent any claims by a vendor for services rendered or products sold to FGMC, or a prospective target business with which FGMC has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.25 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under FGMC’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. FGMC will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which FGMC does business, execute agreements with FGMC waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Recent Developments
On January 5, 2023, FGMC entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among FGMC, FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“iCoreConnect”). The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of FGMC, Merger Sub, and iCoreConnect.

The Merger Agreement provides that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into iCoreConnect (the “Merger”), with iCoreConnect surviving as a wholly-owned subsidiary of FGMC. In connection with the Merger, FGMC will change its name to “iCoreConnect Inc.” The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.” The Business Combination is expected to close in the second quarter of 2023, subject to customary closing conditions, including the receipt of certain governmental approvals and the required approval by the stockholders of FGMC and iCoreConnect.
Pre-Closing FGMC Conversion
Prior to the Closing, each share of FGMC common stock, par value $0.0001 (“FGMC Common Stock”) shall be converted into shares of newly issued FGMC preferred stock, par value $0.0001 (“FGMC Preferred Stock”). The FGMC Preferred Stock shall have the rights, preferences, powers, privileges and restrictions, qualifications and limitations, including but not limited to:
•
The holders of Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of FGMC.

•
From and after the date of the issuance of any shares of FGMC Preferred Stock, dividends shall accrue at the rate per annum of 12% of the original issue price for each share of FGMC Preferred Stock, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustments).

•
Dividends shall accrue from day to day and shall be cumulative and shall be payable within fifteen (15) business days after the anniversary of the date of the original issuance of the FGMC Preferred Stock to each holder of FGMC Preferred Stock as of such date.

•
From the closing of the Business Combination until the second anniversary of the date of the original issuance of the FGMC Preferred Stock, FGMC may, at its option, pay all or part of the accruing dividends on the FGMC Preferred Stock by issuing and delivering additional shares of FGMC Preferred Stock to the holders thereof.

•
FGMC shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of FGMC the holders of the FGMC Preferred Stock then outstanding shall first receive dividends due and owing on each outstanding share of FGMC Preferred Stock.

•
In the event of any liquidation, dissolution or winding up of FGMC, the holders of shares of FGMC Preferred Stock then outstanding shall be entitled to be paid out of the assets of FGMC available for distribution to its stockholders an amount per share equal to the greater of (i) one times the applicable original issue price, plus any accrued and unpaid dividends, and (ii) such amount as would have been payable had all shares of FGMC Preferred Stock been converted into FGMC Common Stock pursuant to the following paragraph immediately prior to such liquidation, dissolution or winding up, before any payment shall be made to the holders of FGMC Common Stock.

•
After 24 months from the closing of the Business Combination, in the event the closing share price of the FGMC Common Stock shall exceed 140% of the Conversion Price (as defined below) then in effect, then (i) each outstanding share of FGMC Preferred Stock shall automatically be converted into such number of shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion and (ii) such shares may not be reissued by FGMC, subject to adjustment. At the time of such conversion, FGMC shall declare and pay all of the dividends that are accrued and unpaid as of the time of the conversion by either, at the option of FGMC, (i) issuing additional FGMC Preferred Stock or (ii) paying cash.

•
The “Conversion Price” shall initially mean, as to the Preferred Stock, $10 per share; provided that the Conversion Price shall be reset to the lesser of $10 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after the later of (x) the date hereof or (y) the registration of the Common Stock underlying the Preferred Stock; provided further that such Conversion Price shall be no greater than $10 and no less than $2 and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Preferred Stock.
•
Each share of FGMC Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion, subject to adjustment for stock splits, dividends, reorganization, recapitalization etc.

•
Immediately prior to any such optional conversion FGMC shall pay all dividends on the FGMC Preferred Stock being converted that are accrued and unpaid as of such time by, either, at the option of FGMC: (i) issuing additional FGMC Preferred Stock or (ii) paying cash.

Pre-Closing iCoreConnect Conversion
Prior to the Closing, (i) each vested, issued and outstanding option to purchase iCoreConnect common stock par value $0.001 (“iCoreConnect Common Stock”) shall be exercised into shares of iCoreConnect Common Stock (ii) each issued and outstanding warrant to purchase iCoreConnect Common Stock shall be exercised into shares of iCoreConnect Common Stock and (iii) the outstanding principal together with all accrued and unpaid interest under each iCoreConnect convertible promissory note shall be converted into shares of iCoreConnect Common Stock.
Business Combination Consideration
The aggregate consideration to be received by the iCoreConnect stockholders is based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments and any adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of FGMC Common Stock, occurring prior to the Closing date). In accordance with the terms and subject to the conditions of the Merger Agreement, immediately prior to the effective time of the Closing each share of issued and outstanding iCoreConnect Common Stock, shall be converted into a number of shares of FGMC Common Stock, based on the Exchange Ratio (as defined in the Merger Agreement).
Governance
The parties have agreed that effective immediately after the Closing of the Business Combination, the FGMC Board will be comprised of the directors designated by iCoreConnect by written notice to FGMC and reasonably acceptable to FGMC.
Representations and Warranties; Covenants
The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including, among others, covenants providing for (i) certain limitations on the operation of the parties’ respective businesses prior to consummation of the Business Combination, (ii) the parties’ efforts to satisfy conditions to consummation of the Business Combination, including by obtaining necessary approvals from governmental agencies (including U.S. federal antitrust authorities and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)), and (iii) the parties preparing and filing a registration statement on Form S-4 and a joint proxy statement with the Securities and Exchange Commission (the “SEC”) and taking certain other actions to obtain the requisite approval of each party’s stockholders to vote in favor of certain matters, including the adoption of the Merger Agreement and approval of the Business Combination, at special meetings to be called for the approval of such matters.
In addition, FGMC has agreed to adopt an equity incentive plan, as described in the Merger Agreement.
Conditions to Each Party’s Obligations
The obligations of FGMC and iCoreConnect to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the approval of FGMC’s stockholders, (ii) the approval of iCoreConnect’s stockholders, (iii) the expiration or termination of the applicable waiting period under the HSR Act, (iv) FGMC’s Form S-4 registration statement becoming effective and (v) FGMC having at least $5,000,001 of net tangible assets following the exercise of stockholder redemption rights in accordance with FGMC’s charter. See “FGMC Proposal 8 — The NTA Requirement Amendment Proposal.”
In addition, the obligations of FGMC and Merger Sub to consummate the Business Combination are also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of iCoreConnect being true and correct to the standards applicable to such representations and warranties and each of the covenants of iCoreConnect having been performed or complied with in all material respects, (ii) delivery of certain ancillary agreements required to be executed and delivered in connection with the Business Combination; (iii) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred, (iv) iCoreConnect having effected the conversions of outstanding iCoreConnect option, warrants and convertible promissory notes described above and (v) the $15 Exercise Price Warrants Purchase Agreement, dated as of February 25, 2022, by and between FGMC and FG Merger Investors LLC shall have been amended to provide that each $15 Exercise Price Warrant (as defined therein) shall entitle the holder thereof to purchase one share of FGMC preferred stock, par value $0.0001 per share at the exercise price of $15.00 per share.
The obligation of iCoreConnect to consummate the Business Combination is also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of FGMC and Merger Sub being true and correct to the standards applicable to such representations and warranties and each of the covenants of FGMC and Merger Sub having been performed or complied with in all material respects and (ii) the shares of FGMC Common Stock issuable in connection with the Business Combination being listed on the Nasdaq Stock Market.
Termination
The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, but not limited to, (i) by mutual written consent of FGMC and iCoreConnect, (ii) by FGMC, on the one hand, or iCoreConnect, on the other hand, if there is any breach of the representations, warranties, covenant or agreement of the other party as set forth in the Merger Agreement, in each case, such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by either FGMC or iCoreConnect if the Business Combination is not consummated prior to the later of (A) June 1, 2023 and (B) September 1, 2023 if FGMC extends the deadline by which it must complete its initial business combination in accordance with its amended and restated certificate of incorporation, provided the failure to close by such date is not due to a breach by the terminating party and (iv) by either FGMC or iCoreConnect if a meeting of FGMC’s stockholders is held to vote on proposals relating to the Business Combination and the stockholders do not approve the proposals.
A copy of the Merger Agreement is attached to this joint proxy statement/prospectus as Annex A and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. FGMC and iCoreConnect do not believe that these schedules contain information that is material to an investment decision.
Certain Related Agreements
The Merger Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

iCoreConnect Support Agreement
In connection with the execution of the Merger Agreement, certain stockholders of iCoreConnect have entered into a support agreement (the “iCoreConnect Support Agreement”) pursuant to which the stockholders of iCoreConnect that are parties to the iCoreConnect Support Agreement have agreed to vote all shares of common stock of iCoreConnect beneficially owned by them in favor of the Merger Agreement and related transactions (as more fully described in the iCoreConnect Support Agreement).
Sponsor Support Agreement
In connection with the execution of the Merger Agreement, FGMC, iCoreConnect, FG Merger Investors LLC, a Delaware limited liability company (the “Sponsor”) and certain stockholders of FGMC entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) pursuant to which the Sponsor and such stockholders agreed to, among other things, vote at any meeting of the stockholders of FGMC all of their shares of FGMC Common Stock held of record or thereafter acquired in favor of the proposals relating to the Business Combination (as more fully described in the Sponsor Support Agreement).
Lock-Up Agreement
In connection with the Closing, the Sponsor and certain existing stockholders of FGMC and certain existing equityholders of iCoreConnect (each, a “Lock-up Holder”) will enter into an agreement (the “Lock-Up Agreement”), pursuant to which and subject to certain customary exceptions, during the period commencing on the date of the Closing and ending on the date that is one hundred eighty (180) days after the consummation of the Business Combination such Lock-up Holder will agree not to (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined in the Lock-Up Agreement, which shall include certain securities held by the Lock-Up Holders), (ii) enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, (iii) publicly disclose the intention to make any offer, sale, pledge or disposition, or (iv) enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of FGMC (as more fully described in the Lock-Up Agreement).
Amended and Restated Registration Rights Agreement
In connection with the Closing, FGMC will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, the Registration Rights Agreement, dated as of February 25, 2022, among FGMC and the other parties thereto is terminated and whereby FGMC will agree to, among other things, file a resale shelf registration statement registering certain of the securities held by the Holders (as defined in the Amended and Restated Registration Rights Agreement, which will include certain existing stockholders of FGMC and certain existing equityholders of iCoreConnect) no later than 20 business days after the closing of the Business Combination. The Amended and Restated Registration Rights Agreement will also provide certain registration rights, including customary demand registration rights and piggyback registration rights to the Holders, subject to customary exceptions, terms and conditions. FGMC will agree to pay certain fees and expenses relating to registrations under the Amended and Restated Registration Rights Agreement (as more fully described in the Amended and Restated Registration Rights Agreement).
Sponsor Forfeiture Agreement
In connection with the execution of the Merger Agreement, FG Merger Investors LLC, the Sponsor, FGMC and iCoreConnect entered into a sponsor forfeiture agreement (the “Sponsor Forfeiture Agreement”) pursuant to which the Sponsor has agreed that if at the closing of the Business Combination the SPAC Closing Cash (as defined in the Sponsor Forfeiture Agreement) is less than $20,000,000 then upon and subject to such closing the Sponsor will forfeit any and all dividends accrued on any shares of preferred stock, par value $0.0001 of FGMC (“Preferred Stock”) owned by the Sponsor, at the time of payment, whether such dividend shall be paid in cash or by the issuance of additional shares of Preferred Stock (as more fully described in the Sponsor Forfeiture Agreement).

Results of Operations
We have neither engaged in any operations, other than our search for a target business, nor generated any revenues to date. Our only activities through December 31, 2022 were organizational activities, including those necessary to prepare for the IPO and identifying a target company for a business combination. We do not expect to generate any operating revenues until after the completion of the Business Combination. We generate non-operating income in the form of interest income on marketable securities. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing the Business Combination.
For the year ended December 31, 2022, FGMC reported net loss of $125,789, which consists of $922,230 of general and administrative expenses as well as $170,632 of franchise taxes and $215,000 of income taxes, offset by $1,182,073 of investment income earned in Trust Account.
Liquidity and Capital Resources
On March 1, 2022, we consummated our IPO of 7,000,000 Units, generating gross proceeds of $70,000,000. On March 3, 2022, 1,050,000 additional Units were issued pursuant to the underwriters’ full exercise of their over-allotment option, generating additional gross proceeds of $10,500,000, for total proceeds of $80,500,000.
Simultaneously with the closing of the IPO, we completed the private sale of (i) 1,000,000 $15 Private Warrants generating total proceeds of $1,000,000, (ii) 3,950,000 $11.50 Private Warrants generating total proceeds of $3,950,000, and (iii) 55,000 Private Units generating total proceeds of $55,000. From the proceeds of the IPO and private placement of $15 Private Warrants, $11.50 Private Warrants, and Private Units, FGMC retained approximately $900,000 for working capital needs after transfer of proceeds to the Trust Account and payment of expenses related to the IPO and directors and officers insurance. As of December 31, 2022, FGMC held a cash balance of $521,865 outside of the Trust Account.
For the year ended December 31, 2022, cash used in operating activities was $332,178, consisting primarily of (i) net loss of $125,789, and (ii) change in operating assets and liabilities which include a decrease in prepaid expenses by $223,692, an increase in accounts payable by $296,684, and an increase in tax liabilities by $384,974.
In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). As of December 31, 2022, there were no Working Capital Loans under this arrangement.
We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination.
Off-Balance Sheet Arrangement
We have no obligations, assets, or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2022.
Contractual Obligations
Registration Rights
Pursuant to a registration rights agreement entered into on February 25, 2022, the holders of the Founder Shares (as defined below) and the Private Placement Securities (and their underlying securities) are entitled to registration rights. FGMC will bear the expenses incurred in connection with the filing of any registration statements pursuant to such registration rights.

Underwriting Agreement
FGMC granted the underwriters a 45-day option to purchase up to 1,050,000 additional Units to cover over-allotments at the IPO price. On March 2, 2022, the underwriters exercised the over-allotment in full, and the closing of the issuance and sale of the additional Units occurred on March 3, 2022.
Related Party Transactions
Founder Shares
On January 10, 2022, FGMC issued an aggregate of 2,012,500 shares of common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. On January 11, 2022, the Sponsor transferred an aggregate of 60,000 Founder Shares to members of FGMC’s management and board of directors, resulting in the Sponsor holding 1,952,500 Founder Shares.
The Initial Shareholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) twelve months after the date of the consummation of a business combination, or (ii) the date on which the closing price of FGMC’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a business combination, with respect to the remaining 50% of the Founder Shares, 12 months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a business combination, FGMC consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of FGMC’s shareholders having the right to exchange their Public Shares for cash, securities or other property.
Administrative Services Agreement
We entered into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor on February 25, 2022 whereby the Sponsor will perform certain services for FGMC for a monthly fee of $10,000.
Critical Accounting Policies
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We had identified the following as its critical accounting policies:
Basis of presentation
The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Common stock subject to possible redemption
FGMC accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within FGMC’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. FGMC’s common stock features certain redemption rights that are considered to be outside of FGMC’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2022, common stock subject to possible redemption is presented as temporary equity at redemption value, outside of the stockholders’ equity section of FGMC’s balance sheet.

FGMC recognizes changes in redemption value using the “at redemption value” method and accordingly recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in-capital. During the year ended December 31, 2022, FGMC recorded charges of $4,435,410 against additional paid-in-capital.
Warrants
FGMC accounts for the 6,037,500 Public Warrants, 41,250 Private Unit Warrants, 3,950,000 $11.50 Private Warrant, 1,000,000 $15.00 Private Warrant and 30,188 Underwriter Warrants issued in connection with the IPO and the Private Placements in accordance with the guidance contained in ASC 815-40 “Contracts in Entity’s Own Equity” and ASC 480, “Distinguishing Liabilities from Equity”. Such guidance provides that FGMC’s warrants meet the criteria for equity treatment thereunder, each FGMC warrant is recorded as equity.
Deferred offering costs
Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the IPO and that are charged to shareholders equity upon the completion of the IPO. Offering costs amounting to $1,240,837 (including $750,000 of underwriting fees) were charged to shareholders’ equity upon the completion of IPO. In addition, all deferred offering costs were recorded in additional paid-in-capital due to the IPO. Furthermore, underwriters also received 40,250 Units (“Underwriter Units”), with such Units restricted from sale until the closing of a business combination and with no redemption rights from the Trust Account. Each Underwriter Unit consists of one share of common stock of FGMC, par value $0.0001 per share and three-quarters of one redeemable warrant (“Underwriter Warrant”), each whole Underwriter Warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share.
Net income (loss) per share
FGMC complies with accounting and disclosure requirements of ASC 260, Earnings Per Share. FGMC has redeemable and nonredeemable shares of common stock. Income and losses are shared pro rata between the redeemable and nonredeemable shares of common stock. Net income (loss) per share of common stock is calculated by dividing the net income (loss) by the weighted average shares of common stock outstanding for the respective period. Net loss for the period from January 1, 2022 to IPO was allocated fully to the nonredeemable shares of common stock. Diluted net loss per share attributable to stockholders adjusts the basic net loss per share attributable to stockholders and the weighted-average shares of common stock outstanding for the potentially dilutive impact of outstanding warrants. However, because the warrants are anti-dilutive, diluted loss per share of common stock is the same as basic loss per share of common stock for the period presented.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
FG Merger Corp. (“FGMC”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. Defined terms included below have the same meaning as terms defined and included elsewhere in this joint proxy statement/prospectus.
The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the Business Combination.
FGMC is a blank check company incorporated in Delaware on December 23, 2020. FGMC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
The registration statement for the IPO was declared effective on February 25, 2022. Following the closing of the IPO on March 1, 2022, and subsequent closing of the over-allotment on March 3, 2022, a total of $82,512,500 ($10.25 per unit) from the net proceeds of the sale of Units in the IPO and the sale of Private Placement Securities as well as the proceeds from the closing of the over-allotment option were placed in a trust account (“Trust Account”).
The Unaudited Pro Forma Condensed Combined Financial Statements
The following unaudited pro forma condensed combined balance sheet as of December 31, 2022 assumes that the Business Combination occurred on December 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and for the year ended December 31, 2021 assumes that the Business Combination had been completed on January 1, 2021, the beginning of the earliest period presented.
Management has made significant estimates and assumptions in its determination of the pro forma transaction accounting adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.
The unaudited pro forma transaction accounting adjustments reflecting the completion of the Business Combination are based on certain currently available information and certain assumptions and methodologies that FGMC believes are reasonable under the circumstances. The unaudited pro forma transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the unaudited pro forma transaction accounting adjustments and it is possible the difference may be material. FGMC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the unaudited pro forma transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial statements do not necessarily reflect what FGMC’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of FGMC was derived from the audited financial statements of FGMC as of and for the year ended December 31, 2022 and from the audited financial statements of

FGMC as of December 31, 2021, and for the period from December 23, 2020 (inception) to December 31, 2020, included elsewhere in this joint proxy statement/prospectus. The historical financial information of iCoreConnect Inc. was derived from audited consolidated financial statements as of and for the year ended December 31, 2022 and from audited consolidated financial statements as of and for the year ended December 31, 2021, included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma condensed combined financial information is qualified in its entirety by reference to, and should be read together with FGMC’s and iCoreConnect’s audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FGMC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of iCoreConnect,” and other financial information included elsewhere in this joint proxy statement/prospectus
Description of the Business Combination
On January 5, 2023, FG Merger Corp., a Delaware corporation (“FGMC”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among FGMC, FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“iCoreConnect”).
The Merger Agreement provides that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into iCoreConnect (the “Merger”), with iCoreConnect surviving as a wholly-owned subsidiary of FGMC. In connection with the Merger, FGMC will change its name to “iCoreConnect Inc.” The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”
Prior to the Closing, each share of FGMC common stock shall be converted into shares of newly issued FGMC Preferred Stock. The FGMC Preferred Stock shall have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as set forth in Exhibit D to the Merger Agreement and discussed elsewhere in this joint proxy statement/prospectus. In addition, (i) each vested, issued, and outstanding option to purchase iCoreConnect Common Stock shall be exercised into shares of iCoreConnect Common Stock (ii) each issued and outstanding warrant to purchase iCoreConnect Common Stock shall be exercised into shares of iCoreConnect Common Stock and (iii) the outstanding principal together with all accrued and unpaid interest under each iCoreConnect convertible promissory note shall be converted into shares of iCoreConnect Common Stock.
FGMC Public Warrants and FGMC Private Warrants are issued in registered form under the Warrant Agreements. The Warrant Agreements provide that in the case of any reclassification or reorganization of the issued and outstanding shares of FGMC Common Stock the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of FGMC Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification or reorganization.
Accordingly, upon the effectiveness of the FGMC Common Conversion, the Warrants will become, pursuant to their terms, exercisable for shares of FGMC Preferred Stock instead of shares of FGMC Common Stock. In addition, at any time after the effectiveness of the FGMC Common Conversion, upon the occurrence of a Mandatory Conversion Event, the Warrants will once again become, exercisable for shares of FGMC Common Stock. See “FGMC Proposal 2 — The FGMC Common Conversion Proposal — Effect on Outstanding FGMC Warrants.”
The aggregate consideration to be received by the iCoreConnect stockholders is based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments and any adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of FGMC Common Stock, occurring prior to the Closing date). In accordance with the terms and subject to the conditions of the Merger Agreement, immediately prior to the effective time of the Closing each share of issued and outstanding iCoreConnect Common Stock, shall be converted into a number of shares of FGMC Common Stock, based on the Exchange Ratio (as defined in the Merger Agreement).

FGMC, Merger Sub and iCoreConnect have made customary representations, warranties and covenants in the Business Combination Agreement, including, among other things, covenants with respect to the conduct of FGMC and iCoreConnect prior to the closing of the Business Combination. The parties have also agreed to customary “no shop” obligations. The representations and warranties of FGMC, Merger Sub and iCoreConnect will not survive the closing of the Merger.
In addition to (a) the approval of the share issuance in connection with the Business Combination, the approval and adoption of an amendment to the FGMC Certificate of Incorporation to effectuate the FGMC Common Conversion, the adoption of the charter amendment, and the adoption of the Incentive Plan by FGMC stockholders, and (b) the approval of the Business Combination and the related transactions as set out in the Merger Agreement by iCoreConnect’s stockholders as described above, completion of the Business Combination is subject to the satisfaction of a number of other conditions, including, but not limited to, the approval of FGMC’s listing application for Common Stock of the Combined Company, and certain other closing conditions set forth in the Merger Agreement. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section titled “The Business Combination — Conditions to the Completion of the Merger. “In connection with the execution of the Merger Agreement, certain stockholders of iCoreConnect have entered into a support agreement (the “iCoreConnect Support Agreement”) pursuant to which the stockholders of iCoreConnect that are parties to the iCoreConnect Support Agreement have agreed to vote all shares of common stock of iCoreConnect beneficially owned by them in favor of the Merger Agreement and related transactions.
In connection with the execution of the Merger Agreement, FGMC, iCoreConnect, FG Merger Investors LLC, a Delaware limited liability company (the “Sponsor”) and certain stockholders of FGMC entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) pursuant to which the Sponsor and such stockholders agreed to, among other things, vote at any meeting of the stockholders of FGMC all of their shares of FGMC Common Stock held of record or thereafter acquired in favor of the proposals relating to the Business Combination.
The following table shows the pro forma outstanding shares of the Combined Company post-Business Combination:
	Pro Forma Combined (Assuming no Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)

Common Shares
ICCT stockholders	9,800,000	100%	9,800,000	100%
Total common shares – ex-options	9,800,000	100%	9,800,000	100%
Preferred Shares (converted from FGMC common shares)
Shares issued in IPO	8,050,000	79%	0	0%
Founder shares	2,012,500	20%	2,012,500	95%
Common shares underlying Private Units	55,000	1%	55,000	3%
Common shares underlying Underwriter Units	40,250	0%	40,250	2%
Total Preferred Shares	10,157,750	100%	2,107,750	100%

Accounting for the Proposed Transaction
Business combinations in which the legal acquirer is not the accounting acquirer are commonly referred to as “reverse acquisitions” and can represent asset acquisitions, capital transactions and business combinations. A reverse acquisition occurs when the entity that issues securities (the legal acquirer) is identified as the acquiree for accounting purposes and the entity whose equity interests are acquired (the legal acquiree) is identified as the acquirer for accounting purposes. The Business Combination will be accounted for as a reverse acquisition for which iCoreConnect was determined to be the accounting acquirer based on the following factors:
(i)
iCoreConnect controlled the operating company prior to the transaction and will control the Combined Company after the transactions through control of the board of directors as well as having majority voting power, irrespective of whether or not existing stockholders of FGMC exercise their right to redeem their shares of FGMC common stock;

(ii)
iCoreConnect’s former management will represent the management of the Combined Company.

(iii)
iCoreConnect operations will comprise the ongoing operations of the Combined entity.

Other factors were evaluated but are not considered to have a material impact on the determination of iCoreConnect as the accounting acquirer. The proposed transaction will be accounted for as a reverse acquisition in accordance with U.S. GAAP. Under this method of accounting, FGMC, which is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and iCoreConnect will be treated as the accounting acquirer. As the same entity controls the target company and post transaction public reporting entity, for accounting purposes, the proposed transaction will be treated as the equivalent of a capital transaction in which iCoreConnect is issuing stock for the net assets of FGMC, accompanied by a recapitalization. The net assets of FGMC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the proposed transaction will be those of iCoreConnect.
Basis of Unaudited Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of publicly owned shares of FGMC Common Stock:
Assuming No Redemptions:   This presentation assumes that none of the holders of public shares exercise redemption rights with respect to their public shares for a pro rata share of the funds in the Trust Account.
Assuming Maximum Redemptions:   This presentation assumes that the holders of 8,050,000 public shares exercise redemption rights with respect to their public shares for a pro rata share of the funds in the Trust Account amounting to $83,694,573.
Accounting Policies and Reclassifications
Based on management’s initial analysis of the accounting policies of FGMC and iCoreConnect, there were no significant differences identified that would have an impact on the unaudited pro forma condensed combined financial information or that would require adjustments to the unaudited pro forma condensed combined financial statements. Upon completion of the proposed transaction, management will perform a comprehensive review of the accounting policies of FGMC and iCoreConnect. As a result of the comprehensive review, management may identify differences between the accounting policies of these entities which, when conformed, could have a material impact on the financial statements of the post-combination company.
The following unaudited pro forma condensed combined balance sheet as of December 31, 2022 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and for the year ended December 31, 2021 are based on the historical financial statements of FGMC and iCoreConnect. The unaudited pro forma transaction accounting adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma transaction accounting adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.
FG Merger Corp.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2022
(in thousands)
	FGMC (Historical)	iCore (Historical)	Transaction Accounting Adjustments Assuming No Redemptions		Pro Forma Condensed Combined Assuming No Redemptions	Transaction Accounting Adjustments Assuming Maximum Redemptions		Pro Forma Condensed Combined Assuming Maximum Redemptions
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$522	$196	$83,695	A	$74,713	$—	A	$718
			(9,700)	B		(9,700)	B
						9,700	H
Accounts receivable	—	415	—		415	—		415
Prepaid expenses and other assets	224	481	—		705	—		705
Total current assets	746	1,092	73,995		75,833	—		1,838
Marketable securities held in trust account	83,695	—	(83,695)	A	—	(83,695)	A	—
LONG TERM ASSETS:
Property and equipment – net	—	74	—		74	—		74
Right of use lease asset – operating	—	944	—		944	—		944
Software development costs, net	—	531	—		531	—		531
Acquired technology, net	—	79	—		79	—		79
Customer relationships, net		2,350	—		2,350			2,350
Goodwill		1,485	—		1,485			1,485
Total long term assets	—	5,463	—		5,463	—		5,463
Total Assets	$84,441	$6,555	$(9,700)		$81,295	$(83,695)		$7,301
LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$301	2,336	$—		$2,637	$9,700	H	$12,337
Operating lease liability, current portion	—	169	—		169	—		169
Notes payable, current portion	—	4,280	—		4,280	—		4,280
Deferred revenue	—	14	—		14	—		14
Tax liabilities	385	—	—		385	—		385
Total current liabilities	686	6,799	—		7,485	9,700		17,185
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	—	1,449	(659)	C	790	(659)	C	790

FG Merger Corp.
Unaudited Pro Forma Condensed Combined Balance Sheet (continued)
As of December 31, 2022
(in thousands)
	FGMC (Historical)	iCore (Historical)	Transaction Accounting Adjustments Assuming No Redemptions		Pro Forma Condensed Combined Assuming No Redemptions	Transaction Accounting Adjustments Assuming Maximum Redemptions		Pro Forma Condensed Combined Assuming Maximum Redemptions
Operating lease liability, net of current portion	—	809	—		809	—		809
Total long term liabilities	—	2,258	(659)		1,599	(659)		1,599
Total liabilities	686	9,057	(659)		9,083	9,041		18,783
Common stock subject to possible redemption, 8,050,000 shares at redemption value	83,695	$—	(83,695)	D	—	(83,695)	A	—
EQUITY
Preferred Stock	—	$—	0.8	E	1	—		0.2
			0.2	E		0.2	E
Common Stock	0.2	$181	(180)	F	1	(180)	F	0.7
			0.8	D		(0.2)	E
			(0.8)	E
			(0.2)	E
Additional paid-in capital	189	$86,192	83,694	D	161,085	(9,700)	B	77,392
			(9,700)	B		180	F
			180	F		(129)	G
			(129)	G		659	C
			659	C
Accumulated other comprehensive income (loss)	(129)	$(88,875)	129	G	(88,875)	129	G	(88,875)
Total stockholders’ equity	60	$(2,502)	74,654		72,212	(9,041)		(11,482)
Total liabilities and Stockholders’ Equity	$84,441	$6,555	$(9,700)		$81,295	$(83,695)		$7,301

FG Merger Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2022
(in thousands, except share and per share data)
	Year ended December 31, 2022	Year ended December 31, 2022	Transaction Accounting Adjustments Assuming No Redemptions		Year ended December 31, 2022	Transaction Accounting Adjustments Assuming Maximum Redemptions		Year ended December 31, 2022
	FGMC (Historical)	iCoreConnect (Historical)			Pro Forma Condensed Combined Assuming No Redemptions			Pro Forma Condensed Combined Assuming Maximum Redemptions
Revenue	$—	$7,988	$—		$7,988	$—		$7,988
Cost of Sales	—	2,243	—		2,243	—		2,243
Gross Profit	—	5,745	—		5,745	—		5,745
OPERATING EXPENSES:					—			—
Selling,general and administrative	922	9,255	(922)	I	9,255	(922)	I	9,255
Depreciation and amortization	—	1,292	—		1,292	—		1,292
Franchise taxes	171	—	—		171	—		171
Total operating expenses	1,093	10,547	(922)		10,718	(922)		10,718
Loss from operations	(1,093)	(4,802)	922		(4,973)	922		(4,973)
OTHER INCOME (EXPENSE):					—	—		—
Interest expense	—	(785)	—		(785)	—		(785)
Finance charges	—	(426)	—		(426)	—		(426)
Other income (expense)	1,182	(66)	(1,182)	J	(66)	(1,182)	J	(66)
Total other income (expense), net	1,182	(1,277)	(1,182)		(1,277)	(1,182)		(1,277)
TAXES:
Income tax expense	215	—	—		215	—		215
Total tax expense	215	—	—		215	—		215
NET LOSS	(126)	(6,079)	(260)		(6,465)	(260)		(6,465)
Basic weighted average shares outstanding – excluding non-controlling interests					7,712,888			7,712,888
Fully diluted weighted average shares outstanding – excluding non-controlling interests					7,712,888			7,712,888
Basic net income per share					$(0.84)			$(0.84)
Fully diluted net income per share					$(0.84)			$(0.84)

FG Merger Corp.
Unaudited Pro Forma Condensed Combined
Statement of Operations For the Year Ended December 31, 2021
(in thousands, except share and per share data)
	Year Ended December 31, 2021	Year Ended December 31, 2021	Transaction Accounting Adjustments Assuming No Redemptions		Year Ended December 31, 2021	Transaction Accounting Adjustments Assuming Maximum Redemptions		Year Ended December 31, 2021
	FGMC (Historical)	iCoreConnect (Historical)			Pro Forma Condensed Combined Assuming No Redemptions			Pro Forma Condensed Combined Assuming Maximum Redemptions
Revenue	$—	$4,957	$—		$4,957	$—		$4,957
Cost of Sales	—	1,580	—		1,580	—		1,580
Gross Profit	—	3,377	—		3,377	—		3,377
OPERATING EXPENSES:					—			—
Selling,general and administrative	2	5,233	(2)	I	5,233	(2)	I	5,233
Depreciation and amortization	—	1,431	—		1,431	—		1,431
Total operating expenses	2	6,664	(2)		6,664	(2)		6,664
Loss from operations	(2)	(3,287)	2		(3,287)	2		(3,287)
OTHER INCOME (EXPENSE):					—	—		—
Interest expense	—	(501)	—		(501)	—		(501)
Finance charges	—	(1,513)	—		(1,513)	—		(1,513)
Other income (expense)	—	7	—		7	—		7
Gain on cancellation of PPP loan	—	330	—		330	—		330
Total other expense, net	—	(1,677)	—		(1,677)	—		(1,677)
NET LOSS	—	(4,964)	—		(4,964)	—		(4,964)
Net (loss) income	$(2)	$(4,964)	$2		$(4,964)	$2		$(4,964)
NET (LOSS) INCOME	$(2)	$(4,964)	$2		$(4,964)	$2		$(4,964)
Basic weighted average shares outstanding – excluding non-controlling interests					7,712,888			7,712,888
Fully diluted weighted average shares outstanding – excluding non-controlling interests					7,712,888			7,712,888
Basic net loss per share					$(0.64)			$(0.64)
Fully diluted net loss per share					$(0.64)			$(0.64)
Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the business combination occurred on the dates indicated.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. iCore has elected not to present management adjustments and will only be presenting transaction accounting adjustments in the unaudited pro forma condensed combined financial information. The autonomous entity adjustments are not applicable.
There were no intercompany balances or transactions between FGMC and iCoreConnect as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of shares outstanding, assuming the Business Combination occurred on January 1, 2021.
The unaudited pro forma transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2022, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 and for the year ended December 31, 2021, are as follows:
•
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A.
Represents the reclassification of cash and investments held in the Trust Account that becomes available at the Business Combination under the no redemptions scenario, as well as the reclassification of cash and investments held in the Trust Account that becomes available at the Business Combination after redemptions under the maximum redemptions scenario

B.
Represents the pro forma transaction accounting adjustments for preliminary estimated transaction costs estimated to be incurred in aggregate by FGMC and iCoreConnect of approximately $5.5 million and $2.7 million, respectively, for legal, financial advisory, insurance and other professional fees as part of the Business Combination

C.
Represents the convertible debt of $659K outstanding as of December 31, 2022 expected to convert to equity at the close of the transaction

D.
Represents the transfer of FGMC’s Common Stock subject to possible redemptions as of December 31, 2022 to permanent equity

E.
Represents the conversion of FGMC non-redeemed common stock into shares of newly issued FGMC Preferred Stock

F.
Represents the conversion of iCoreConnect Common Stock, including the vested warrants and options that have been converted to iCoreConnect Common Stock prior to the closing, into shares of Combined Company Common Stock at the Exchange Ratio

G.
Reflects the elimination of FGMC historical retained earnings at reverse acquisition

H.
Reflects the reclassification of transaction expenses from cash to accounts payable in the event of a maximum redemption in which case the Combined Company would not have enough cash available to satisfy all outstanding obligations

•
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

I.
Represents pro forma transaction accounting adjustment to eliminate historical expenses incurred by FGMC, which will not be recurring after the completion of the Business Combination.

J.
Represents pro forma transaction accounting adjustment to eliminate interest income earned on FGMC’s Trust Account, which will not be recurring after the completion of the Business Combination.

Net Income Per Share
As the historical weighted average shares outstanding of FGMC will be converted to preferred shares, which will not be included in the calculation of net income per share, the below calculation represents the net income/loss per share calculated using the shares issued in the Business Combination to iCoreConnect equityholders assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income / loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. The calculation excludes 10,157,750 FGMC historical shares as they will be converted to preferred shares, as well as 11,058,938 FGMC warrants with strike prices of $11.50 and $15.00 as they are anti- dilutive.

	Year ended December 31, 2022
	Assuming No Redemptions	Assuming Maximum Redemptions
Pro forma net income attributable to common shareholders (in thousands)	$(6,465)	$(6,465)
Weighted average common shares outstanding, basic	7,712,888	7,712,888
Weighted average common shares outstanding, diluted	7,712,888	7,712,888
Net income per share, basic	$(0.84)	$(0.84)
Net income per share, diluted	$(0.84)	$(0.84)
Weighted average common shares calculation:
Total pro forma common shares converted from existing common shares at Exchange Ratio	7,712,888	7,712,888
Weighted average common shares outstanding, basic	7,712,888	7,712,888
Weighted average common shares outstanding, diluted	7,712,888	7,712,888
	Year Ended December 31, 2021
	Assuming No Redemptions	Assuming Maximum Redemptions
Pro forma net income attributable to common shareholders ( in thousands)	$(4,964)	$(4,964)
Weighted average common shares outstanding, basic	7,712,888	7,712,888
Weighted average common shares outstanding, diluted	7,712,888	7,712,888
Net income per share, basic	$(0.64)	$(0.64)
Net income per share, diluted	$(0.64)	$(0.64)
Weighted average common shares calculation:
Total pro forma common shares converted from existing common shares at Exchange Ratio	7,712,888	7,712,888
Weighted average common shares outstanding, basic	7,712,888	7,712,888
Weighted average common shares outstanding, diluted	7,712,888	7,712,888

COMPARATIVE SHARE INFORMATION
Comparative Per-Share Data of iCoreConnect
The following table sets forth the closing market price per share of iCoreConnect Common Stock on the OTC Pink Sheets on January 5, 2023, the last trading day before the Business Combination was publicly announced, and on May 2, 2023, the last practicable trading day before the date of this joint proxy statement/prospectus
Trading Date	iCoreConnect Common Stock (ICCT)
January 5, 2023	$0.15
May 2, 2023	$0.137
The market price of iCoreConnect Common Stock could change significantly. Because the consideration payable in the Business Combination pursuant to the Merger Agreement will not be adjusted for changes in the market prices of iCoreConnect Common Stock, the value of the consideration that FGMC shareholders would receive in the Business Combination may vary significantly from the value implied by the market prices of shares of iCoreConnect Common Stock on the date of the Merger Agreement, the date of this joint proxy statement/prospectus, and the date on which FGMC shareholders vote on the approval of the FGMC Business Combination Proposal and the other matters set forth in this joint proxy statement/prospectus.

DIRECTORS AND EXECUTIVE OFFICERS OF ICORECONNECT
iCoreConnect’s directors and executive officers are as follows as of the Record Date (ages of individuals are provided as of December 31, 2022):
Name	Age	Position
Robert P. McDermott	55	Director, Chief Executive Officer and President
Jeffrey W. Stellinga	53	Director, Chief Operating Officer
Archit Shah	47	Chief Financial Officer
David Fidanza	60	Chief Information Officer
Muralidar Chakravarthi	43	Chief Technology Officer
Paul Jackson	59	Director
Harry Travis	68	Director
Kevin McDermott	57	Director
John Robert Pasqual	52	Director
Joseph Anthony Gitto	60	Director
Robert P. McDermott has been Chief Executive Officer and President of iCoreConnect and has been a member of iCoreConnect’s board of directors since July 2013. He is a 30-year veteran in sales, operations and finance. Mr. McDermott has had a successful career as an entrepreneur while demonstrating strong leadership skills in running these organizations. Mr. McDermott’s company (AXSA Document Solutions Inc.) made the prestigious Inc. 500 list and was listed as the 173rd fastest growing company in America while he was CEO. He joined iCoreConnect in 2013, bringing more than 25 years of technology industry leadership, and executive management experience to his role. He has a bachelor’s degree majoring in Finance from Dowling College, NY. iCoreConnect believes Mr. McDermott’s experience as a former CEO to high growth companies qualifies him to serve as a director of iCoreConnect.
Jeffrey W. Stellinga joined iCoreConnect in March 2019 and has served as Chief Operating Officer since December 2021 and as a member of the board of directors since February 2014. Mr. Stellinga is responsible for growing and expanding revenue on existing products and creating new programs to increase sales and productivity. Mr. Stellinga is a 25-year veteran of sales and finance and has spent most of his career in finance and capital markets. Mr. Stellinga spent 18 years at US Bank rising through the ranks and becoming a Senior Regional Sales Director until 2010. Prior to joining iCoreConnect Inc in 2019, Mr. Stellinga spent the prior two years as Senior Regional Manager for TIAA Commercial Finance building on his previous 20 years in commercial finance. iCoreConnect believes Mr. Stellinga’s experience with commercial finance and operations qualifies him to serve as a director of the Company.
Archit Shah has served as Chief Financial Officer of iCoreConnect since September 2021. Mr. Shah brings over 20 years of finance and accounting experience to iCoreConnect. Mr. Shah has extensive experience as a finance and operations consultant focused on start-ups, turnarounds and restructurings in a variety of industries ranging from pharmaceutical companies to consumer health products to fitness concepts. Mr. Shah owned and operated several franchise concepts since 2016 as well as his running his own financial consulting practice since 2014, prior to which he was the Chief Financial Officer for XOS Digital Inc from 2012 to 2014. Mr. Shah holds a Bachelor of Commerce (Honors) from the University of Manitoba and is a designated Chartered Professional Accountant (CPA, CA) from the Chartered Professional Accountants of Manitoba. He is also a Certified Public Accountant by the State of Illinois.
David Fidanza joined iCoreConnect in April 2015 as the Director of Software Implementation and has served as Chief Information Officer September 2017. His focus over the past 15 years has been on the design, implementation and support of enterprise level software solutions that focus on managing, securing, and delivering data. Mr. Fidanza oversees the MSaaS IT Department, and Content Development Initiatives. Mr. Fidanza holds a Diploma in Computer Processing from The Computer Processing Institute Diploma in New Jersey as wells as over 30 technical and software certifications in various products and softwares.
Muralidar Chakravarthi has served as Chief Technology Officer since October 2013 and is currently responsible for understanding the business needs and managing the successful design, development and deployment of iCoreConnect’s products and services. Mr. Chakravarthi has extensive experience in designing, developing and deploying multiple products and solutions to market. He was previously the Chief Software Architect for Nasplex Datacenters, LLC from 2010 through 2013, which was acquired by Transformyx Technologies, Inc. His job duties at Nasplex were to manage the design and development of various products and services. His role also included identifying key solutions for certain market spaces. He was also a cofounder of Team Cajunbot (University of Louisiana) — one of the teams that participated and was selected to run in the finals in the DARPA grand challenge for autonomous vehicle research (2004 – 2006). He holds a Master of Science in Computer Science from Southern Illinois University.
Paul Jackson has been a director of iCoreConnect since August 2020. Mr. Jackson started his investing career with Wellington Management in 1997, and since 2014 is currently a Global Equity Analyst and Portfolio Manager at Amundi Pioneer Asset Management. Before then Mr. Jackson was a Portfolio Manager of Pentucket Capital, LLC and the Chief Investment Officer of Cedrus Investments LTD. Previously he had served as an Equity Analyst at Fidelity Investments. Mr. Jackson earned a Master of Business Administration from The Wharton School, University of Pennsylvania, a Master of Science in Information and Computer Science from the Georgia Institute of Technology and a Bachelor of Science (Honors) in Electrical and Electronic Engineering from Newcastle upon Tyne Polytechnic, United Kingdom. iCoreConnect believes Mr. Jackson’s experience in capital market transactions and financial analysis qualifies him to serve as a director of the company.
Harry Travis has been a director of iCoreConnect since January 2023. Mr. Travis has been president of The Travis Group, a pharmacy and health care consulting firm since June 2022, prior to which he was the Senior Vice President Member Service Operations for CVS Caremark where he over saw 30,000 employees and help manage over 200 plus insurance plans. Prior to this role, Mr. Travis was also the President and CEO of eTectRx a company specializing in medical adherence through microchip pill technology. Mr. Travis holds a BS in Pharmacy from the University of Pittsburgh, School of Pharmacy and an MBA from The Darden School at the University of Virginia. Mr. Travis’ experience as a chief executive and former director qualifies him to serve as a director of the Company.
Kevin McDermott has been a director of iCoreConnect since January 2023. Mr. McDermott has been with SAP North America for over 20 years and has held various roles throughout his tenure including Director of Software Sales North America, Vice President of Sales and he currently the Head of Channel Sales. Mr. McDermott’s experience in sales negotiations, large client onboarding and technology sales qualifies him to serve as a director of the Company.
Dr. John R. Pasqual has been a director of iCoreConnect since April 2023. Dr. Pasqual served as Clinical Associate Professor at the University of Florida from 2013 to 2015 and has practiced as a board-certified oral & maxillofacial surgeon in private practice since 2010. Dr. Pasqual brings extensive experience and expertise in healthcare to iCoreConnect. Dr. Pasqual holds a Doctor of Dental Medicine degree from the University of Pittsburgh and multiple certificates in Oral and Maxillofacial Surgery, Anesthesia and Dentistry from Case Western Reserve University. Dr. Pasqual earned his Bachelor of Arts in Biology & English Literature at the University of Denver. He is a Fellow of the American College of Oral and Maxillofacial Surgery, American Association of Oral and Maxillofacial Surgeons, and Diplomate of the American Board of Oral and Maxillofacial Surgery. Dr. Pasqual is past president of the Atlantic Coast Dental Association and South Palm Beach County Dental Association and maintains membership in a number of professional associations and societies. Dr. Pasqual’s experience as a business owner combined with the clinical knowledge of a published researcher qualifies him to serve as a director of the Company.
Joseph Anthony Gitto has been a director of iCoreConnect since April 2023. From January 2012 until March 2019, Mr. Gitto served as co-owner, president, chief financial officer and director of sales of BrightStar Home Health Care, a franchise that provides home skilled and non-skilled care to seniors and pediatrics. Since April 2019, Mr. Gitto has served as financial planner, business development for Heritage Investment Group. Mr. Gitto is an accomplished senior Finance, Sales and Operational Executive, Entrepreneur, Coach, Thought Leader, and Board Member with more than 25 years of success in various industries covering both public and private entities. Mr. Gitto holds a BS Accounting from Baruck College-CUNY. Mr. Gitto’s experience in finance with public companies and his experience in healthcare qualifies him to serve as a director of the Company.

Director Independence
iCoreConnect’s board of directors currently consists of three directors, one of which is “independent” as defined under the rules of the Nasdaq Capital Market, which is defined generally as a person other than an executive officer or employee of iCoreConnect who does not have a relationship that, in the opinion of iCoreConnect’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Robert McDermott, iCoreConnect’s Chief Executive Officer, and Jeffrey Stellinga, iCoreConnect’s Chief Operating Officer, are not independent directors due to their employment as executive officers.
Executive Compensation
The following table contains information concerning the compensation paid to iCoreConnect’s “Named Executive Officers” (NEOs) during its fiscal years ended December 31, 2021 and 2022:
Summary Compensation Table
	Fiscal Year	Base Salary	Stock Awards(1)	Option Awards(3)	All other(2)	Total
Robert McDermott Chief Executive Officer and President	2022	$270,417	$396,050	559,377	$308,562	$1,534,406
	2021	$289,250	$176,160	23,307	$266,872	755,539
David Fidanza Chief Information Officer	2022	$165,481	$22,250	93,230	$9,000	$289,961
	2021	$150,625	$—	3,885	$9,375	$163,885
Muralidar Chakravarthi Chief Technology Officer	2022	$165,481	$22,250	93,230	$9,000	$289,961
	2021	$131,458	$—	3,885	$6,000	$141,343
Jeffrey Stellinga Chief Operating Officer	2022	$150,313	$40,050	82,871	$9,000	$282,234
	2021	$125,000	$—	3,453	$6,000	$134,453
Archit Shah Chief Financial Officer	2022	$235,625	$—	115,200	$6,000	$356,825
	2021	$74,072	$—	38,400	$2,000	$114,472

(1)
Represents the aggregate grant date fair value of the shares of iCoreConnect common stock or option awarded as determined under Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity. For information, regarding the valuation of these awards, including assumptions, refer to Note 4 to iCoreConnect’s Financial Statements as a part of this filing.

(2)
All Other compensation represents commissions and fringe benefits including car allowance and health care reimbursement.

(3)
The grant date fair value of the performance award options, and restricted common stock included in the column is the awarded employment agreement terms determined as of the grant date.

As of December 31, 2022, the iCoreConnect Named Executive Officers had the following outstanding unexercised options:
Option Awards
Name	Grant Date of Equity Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert McDermott	12/16/2021	4,500,000(1)	13,500,000(1)	$0.124306	12/14/2031
David Fidanza	9/1/2017	180,000	—	$0.03	9/1/2028
	10/1/2018	300,000	—	$0.25	10/2/2028
	12/16/2021	750,000(1)	2,250,000(1)	$0.124306	12/14/2031
Jeffery Stellinga	12/16/2021	666,667(2)	1,333,333(2)	$0.124306	12/14/2031
Muralidar Chakravarthi	9/1/2017	200,000	—	$0.03	9/1/2028
	11/1/2018	300,000	—	$0.25	11/1/2028
	12/16/2021	750,000(1)	2,250,000(1)	$0.124306	12/14/2031
Archit Shah	9/7/2021	960,000(2)	1,920,000(2)	$0.128165	9/5/2031

(1)
The shares underlying the options vest in equal annual installments over a four-year period (i.e., one-quarter of each grant vests on the first, second, third, and fourth anniversary of the grant date).

(2)
The shares underlying the options vest in equal annual installments over a three-year period (i.e., one-third of each grant vests on the first, second, and third anniversary of the grant date).

Employment Agreements
On December 16, 2021, Robert McDermott, the President and Chief Executive Officer of iCoreConnect, entered into an employment agreement with iCoreConnect pursuant to which iCoreConnect employed Mr. McDermott for a term of three years. Mr. McDermott received a starting annual base salary of $295,000 per annum, which will increase to $317,500 per annum on December 16, 2022 and will increase to $348,000 per annum on December 31, 2023. In addition, Mr. McDermott is eligible to receive incentive bonus compensation pursuant to an executive bonus plan approved by the Board of Directors or the Compensation Committee of the Board of Directors of up to 30% of base salary. Mr. McDermott was awarded an option to purchase 18,000,000 shares of iCoreConnect’s common stock at an exercise price of $0.1243 per share of which 25% (4,500,000) shares vested on December 16, 2022, another 25% (4,500,000) shares vest on December 16, 2023, another 25% (4,500,000) shares vest on December 16, 2024, and the remaining 25% (4,500,000) shares vest on December 16, 2025. In the event of termination of Mr. McDermott’s employment due to a change in control, by reason of his death or disability or by iCoreConnect without cause, his stock options that have not already vested will fully vest on the date of termination and any restrictions on any restricted stock owned by Mr. McDermott shall be lifted. Further, in the event of the termination of Mr. McDermott’s employment (i) due to a change in control Mr. McDermott will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the 24 month period following the date of termination, (ii) due to death or disability Mr. McDermott or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by iCoreConnect without cause Mr. McDermott will continue to receive his base salary for the 18 month period following the date of termination or through the end of the employment period, whichever is longer. For the year ended December 31, 2021, Mr. McDermott received an award of 1,600,000 restricted shares in early 2022.
On December 16, 2021, David Fidanza, the Chief Information Officer of iCoreConnect, entered into an employment agreement with iCoreConnect, pursuant to which iCoreConnect employed Mr. Fidanza for a term of three years. Mr. Fidanza received a starting annual base salary of $165,000 per annum which will increase to $176,555 per annum on December 16, 2022, and to $190,000 per annum on December 16,

2023. Mr. Fidanza was awarded an option to purchase 3,000,000 shares of iCoreConnect’s common stock at an exercise price of $0.1243 per share of which 25% of the option award (750,000 shares) vest on December 16, 2022, another 25% (750,000 shares) vest on December 16, 2023, another 25% (750,000 shares) vest on December 16, 2024, and the remaining 25% (750,000 shares) vest on December 16, 2025. In the event of termination of Mr. Fidanza’s employment due to a change in control, by reason of his death or disability or by iCoreConnect without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Fidanza shall be lifted. Further, in the event of the termination of Mr. Fidanza’s employment (i) due to a change in control Mr. Fidanza will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the six month period following the date of termination, (ii) due to death or disability Mr. Fidanza or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by iCoreConnect without cause Mr. Fidanza will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer.
On December 16, 2021, Muralidar Chakravarthi, the Chief Technology Officer of iCoreConnect, entered into an employment agreement with iCoreConnect, pursuant to which iCoreConnect employed Mr. Chakravarthi for three years. Mr. Chakravarthi is to receive an annual base salary of $165,000 per annum which will increase to $176,555 per annum on December 16, 2022, and to $190,000 per annum on December 16, 2023. Mr. Chakravarthi was awarded an option to purchase 3,000,000 shares of iCoreConnect’s common stock at an exercise price of $0.1243 per share of which. 25% of the option award (750,000 shares) vest on December 16, 2022, another 25% (750,000 shares) vest on December 16, 2023 another 25% (750,000 shares) vest on December 16, 2024 and the remaining 25% (750,000 shares) vest on December 16, 2025. In the event of termination of Mr. Chakravarthi’s employment due to a change in control, by reason of his death or disability or by iCoreConnect without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Chakravarthi shall be lifted. Further, in the event of the termination of Mr. Chakravarthi’s employment (i) due to a change in control Mr. Chakravarthi will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the six month period following the date of termination, (ii) due to death or disability Mr. Chakravarthi or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by iCoreConnect without cause Mr. Chakravarthi will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer.
On December 16, 2021, Mr. Jeffrey Stellinga was promoted to Chief Operating Officer of iCoreConnect and entered into an employment agreement with iCoreConnect, pursuant to which iCoreConnect employed Mr. Stellinga for two years. Mr. Stellinga is to receive an annual base salary of $150,000 per annum which increases to $157,500 per annum on December 16, 2022. Mr. Stellinga was awarded an option to purchase 2,000,000 shares of iCoreConnect’s common stock at an exercise price of $0.1243 per share of which 33% of the option award (666,666 shares) vest on December 16, 2022, another 33% (666,666 shares) vest on December 16, 2023 and the remaining 34% (666,668 shares) vest on December 16, 2024. In the event of termination of Mr. Stellinga’s employment due to a change in control, by reason of his death or disability or by iCoreConnect without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Stellinga shall be lifted. Further, in the event of the termination of Mr. Stellinga’s employment (i) due to a change in control Mr. Stellinga will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the six month period following the date of termination, (ii) due to death or disability Mr. Stellinga or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by iCoreConnect without cause Mr. Stellinga will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer.
On August 18, 2021, Mr. Archit Shah, Chief Financial Officer of iCoreConnect entered into an employment agreement with iCoreConnect, pursuant to which iCoreConnect employed Mr. Shah for three years. Mr. Shah is to receive an annual base salary of $232,500 per annum beginning September 7, 2021 which increases to $242,500 per annum on September 7, 2022 and increases to $255,000 on September 7, 2023. Mr. Shah was awarded an option to purchase 2,880,000 shares of iCoreConnect’s common stock at an exercise price of $0.1282 per share of which 33% of the option award (960,000 shares) vest on September 7, 2022, another 33% (960,000 shares) vest on September 7, 2023, and the remaining 34% (960,000 shares)

vest on September 7, 2024. In the event of termination of Mr. Shah’s employment due to reason of his death or disability or by iCoreConnect without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Shah shall be lifted. Further, in the event of the termination of Mr. Shah’s employment due to death or disability Mr. Shah or his estate will continue to receive his base salary during the six-month period following the date of termination and (iii) by iCoreConnect without cause Mr. Shah will continue to receive his base salary for the six-month period following the date of termination or through the end of the employment period, whichever is longer.
Compensation of Directors
Directors of iCoreConnect are entitled to such compensation for their services as the Board may from time to time determine, and reimbursements for their reasonable expenses incurred in attending meetings of directors.
The following table shows for the fiscal year ended December 31, 2022 certain information with respect to the compensation of our non-employee directors:
Name	Stock Awards ($)(1)	Total ($)
Paul Jackson	$17,800	$17,800
JD Smith	$0	$0
Robert DeSanti	$17,800	$17,800
John Schneller	$17,800	$17,800

(1)
Represents the full grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the director. As of December 31, 2022, the aggregate number of stock awards outstanding held by our non-employee directors were: Mr. Jackson — 275,000 shares; Mr. Smith — 225,000 shares; Mr. DeSanti — 425,000 shares; and Mr. Schneller — 375,000 shares. None of our non-employee directors held options as of December 31, 2022.

DIRECTORS AND EXECUTIVE OFFICERS OF FGMC
Unless otherwise indicated, or the context otherwise requires, references in this section to “we,” “our,” “us” and similar terms refer to FGMC before the Business Combination.
Officers and Directors
Our officers and directors are as follows:
Name	Age	Position
Larry G. Swets, Jr.	48	Director and Chairman
M. Wesley Schrader	48	Chief Executive Officer and Director
Mark Penway	32	Chief Financial Officer
Hassan R. Baqar	45	Director
Jeff Sutton	44	Director
Ryan Turner	44	Director
M. Wesley Schrader has served as our Chief Executive Office since January 2022 and has served as a Director since March 2022. Mr. Schrader has over 25 years of experience encompassing both non-executive and executive roles. Mr. Schrader founded Waverider Partners LLC, an advisory and investment firm, in July 2021 and has served as its managing member since inception. Mr. Schrader founded Capital MW LLC, a management consulting firm, in 2008 and has served as its managing member since inception. From January 2022 to December 2022, Mr. Schrader served as Senior Advisor to Columbine Logging, Inc. d/b/a Columbine Corporation, a privately held company, where he served as Chief Executive Officer from March 2018 to December 2021. Mr. Schrader served as Director of Eagle Energy Inc. (TSX: EGL) from June 2018 to February 2019. Mr. Schrader also served as a Director of Littleton Public Schools Foundation from November 2014 – June 2019.
Previously, Mr. Schrader has held various executive and management positions, primarily focused on corporate development and finance. Mr. Schrader holds a Bachelor of Science in Electrical Engineering from Valparaiso University, a Master of Business in Administration from the University of Denver, and a Master of Science in Finance from the University of Denver.
Larry G. Swets, Jr. has served as the Chairman of the Board of Directors since March 2022. Mr. Swets has over 25 years of experience within financial services encompassing both non-executive and executive roles. Mr. Swets founded Itasca Financial LLC, an advisory and investment firm, in 2005 and has served as its managing member since inception. Mr. Swets also founded and is the President of Itasca Golf Managers, Inc., a management services and advisory firm focused on the real estate and hospitality industries, in August 2018. Mr. Swets has served as the Chief Executive Officer of FG Financial Group, Inc. (NASDAQ: FGF) (formerly 1347 Property Insurance Holdings, Inc.), which operates as a reinsurance and asset management holding company, since November 2020, after having served as Interim CEO from June 2020 to November 2020. Mr. Swets has also served as Chief Executive Officer of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors since February 2021. Mr. Swets is a member of the board of directors of FG Financial Group, Inc. (NASDAQ: FGF) since November 2013; GreenFirst Forest Products Inc. (TSXV: GFP), a public company focused on investments in the forest products industry since June 2016; Harbor Custom Development, Inc. (Nasdaq: HCDI) since February 2020; FG Group Holdings, Inc. (NYSE American: FGH) since October 2021; Ascension Illinois Foundation since March 2018; and Unbounded Media Corporation since June 2019. Mr. Swets also serves as the Chief Executive Officer and a member of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a Canadian special purpose acquisition company that has completed its initial public offering and is focused on searching for a target company in the financial services sector.
Previously, Mr. Swets served as a Director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, from July 2020 to July 2021. From April 2021 to December 2021, Mr. Swets also served as Senior

Advisor to Aldel Financial Inc., a special purpose acquisition company, which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. Mr. Swets served as Chief Executive Officer of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.) from June 2016 to June 2021. Mr. Swets served as the Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) from July 2010 to September 2018, including as its President from July 2010 to March 2017. Mr. Swets served as a director of Insurance Income Strategies Ltd. from October 2017 to December 2021. He also previously served as a member of the board of directors of Limbach Holdings, Inc. (NASDAQ: LMB) from July 2016 to August 2021; Kingsway Financial Services Inc. (NYSE: KFS) from September 2013 to December 2018; Atlas Financial Holdings, Inc. (OTC: AFHIF) from December 2010 to January 2018; FMG Acquisition Corp. (Nasdaq: FMGQ) from May 2007 to September 2008; United Insurance Holdings Corp. from 2008 to March 2012; and Risk Enterprise Management Ltd. from November 2007 to May 2012.
Prior to founding Itasca Financial LLC, Mr. Swets served as an insurance company executive and advisor, including the role of director of investments and fixed income portfolio manager for Lumbermens Mutual Casualty Company, formerly known as Kemper Insurance Companies. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets earned a Master’s Degree in Finance from DePaul University in 1999 and a Bachelor’s Degree from Valparaiso University in 1997. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation.
Mark Penway has served as our Chief Financial Officer since February 2023. Mr. Penway has ten years of experience in a variety of accounting roles, primarily focusing on financial reporting and analysis for publicly traded companies in the financial services and insurance space. Since September 2021, Mr. Penway has served as the Director of Accounting of FG Financial Group, Inc. (NASDAQ: FGF) (formerly known as 1347 Property Insurance Holdings, Inc.), which operates as a reinsurance and asset management holding company. From February 2021 to September 2021 Mr. Penway held the position of Senior Financial Analyst at Kemper Corporation (NYSE: KMPR). From June 2019 to February 2021, and from May 2013 to August 2018, Mr. Penway held accounting positions at Kingsway Financial Services Inc. (NYSE: KFS), most recently Senior Accounting Analyst. His previous experience also includes the position of Senior Accountant at Arthur J. Gallagher (NYSE: AJE) from August 2018 to June 2019. Mr. Penway obtained his Bachelor's degree in Accounting from Loyola University Chicago in 2013.
Hassan R. Baqar has served as our Director since December 2021. Mr. Baqar has over 20 years of experience within financial services focused on corporate development, mergers & acquisitions, capital raising, investments and real estate transactions. Mr. Baqar has served as the founder and managing member of Sequoia Financial LLC, a financial services and advisory firm, since January 2019. Mr. Baqar has also served as Chief Financial Officer since August 2021 and Executive Vice President since December 2021 of FG Financial Group, Inc. (NASDAQ: FGF) (formerly known as 1347 Property Insurance Holdings, Inc.), which operates as a reinsurance and asset management holding company, as Chief Financial Officer of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors since February 2021, as Chief Financial Officer of Insurance Income Strategies Ltd., a former Bermuda based reinsurance company from October 2017 to December 2021, as a director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry from August 2019 to December 2021 and as Chief Financial Officer of GreenFirst Forest Products Inc. from June 2016 to December 2020, as a director of FG Reinsurance Ltd., a Cayman Islands reinsurance company since June 2020, as director, treasurer and secretary of Sponsor Protection Coverage and Risk, Inc., a South Carolina captive insurance company since October 2022, and as a director and Chief Financial Officer of Unbounded Media Corporation since June 2019. Since October 2021, Mr. Baqar has also served as the Chief Financial Officer and a member of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a Canadian special purpose acquisition company that has completed its initial public offering and is focused on searching for a target company in the financial services sector.
Mr. Baqar served as Chief Financial Officer for Aldel Financial Inc. (NYSE: ADF) from January 2021 to December 2021, a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY),

a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Baqar served as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Previously, he served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) (“Kingsway”) from January 2014 to January 2019 and as a Vice President of Kingsway’s subsidiary Kingsway America Inc. from January 2010 to January 2019. Mr. Baqar also served as Chief Financial Officer and director of 1347 Capital Corp. from April 2014 to July 2016, a special purpose acquisition company which merged with Limbach Holdings, Inc. (NASDAQ: LMB). Mr. Baqar served as a member of the board of directors of FG Financial Group, Inc. (NASDAQ: FGF) from October 2012 to May 2015. He also served as the Chief Financial Officer of United Insurance Holdings Corp. (NASDAQ: UIHC), a property and casualty insurance holding company, from August 2011 to April 2012.
His previous experience also includes director of finance at Itasca Financial, LLC from 2008 to 2009 and positions held at Lumbermens Mutual Casualty Company (a Kemper Insurance company), a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst. Mr. Baqar earned a Master’s Degree in Business Administration from Northeastern Illinois University in 2009 and a Bachelor’s Degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.
Jeff L. Sutton has served as our Director since March 2022. Mr. Sutton has over 20 years’ experience as an institutional investor, founder, chief operating officer, and chief compliance officer of several financial services businesses.
Mr. Sutton is Chief Operating Officer of Fundamental Global, a private partnership focused on long-term strategic holdings, a position he has held since October 2015. In this role, Mr. Sutton manages Fundamental Global’s daily operations and provides ongoing analysis and advice to its holdings, primarily including FG Financial Group, Inc. (NASDAQ: FGF) (formerly known as 1347 Property Insurance Holdings, Inc.), which operates as a diversified reinsurance and investment management company; FG Group Holdings, Inc. (NYSE American: FGH) (formerly known as Ballantyne Strong, Inc.), a holding company with diverse business activities focused on serving the entertainment and retail markets; BK Technologies Corp. (NYSE American: BKTI), a provider of two-way radio communications equipment; and FG Communities, Inc., a real estate management business. During his tenure with Fundamental Global, Mr. Sutton has worked with two special purpose acquisition companies, including FG New America Acquisition Corp. (NYSE: FGNA), which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit; and Aldel Financial, Inc. (NYSE: ADF), which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. Mr. Sutton has been a member of the Board of Managers of Fundamental Global Asset Management, LLC, a joint venture between Fundamental Global and FG Financial Group that was formed to sponsor investment managers and the launch of their products and services, since August 2021. Mr. Sutton also founded ValueTree Investments in 2009, which is a registered investment advisor in the State of North Carolina, and which manages a focused small-cap value investing strategy.
Previously Mr. Sutton was Chief Compliance Officer of Fundamental Global from October 2015 to August 2021; Chief Compliance Officer of StrongVest Global Advisors, a registered investment advisor that sponsored the StrongVest ETF Trust, which was an open-end management investment company, from July 2016 to March 2021; and Chief Compliance Officer of CWA Asset Management Group, a registered investment advisor from October 2015 to January 2021. Prior to joining Fundamental Global and to founding ValueTree Investments, Mr. Sutton was an analyst at Maiden Capital, a long-short equity hedge fund, from July 2008 to April 2009; a project manager at Pittco Management, the family office of J.R. “Pitt” Hyde, III, the founder of AutoZone, from July 2004 to May 2006; an associate at SSM Ventures, a Southeastern private equity firm, from December 2001 to June 2004; and an analyst at Morgan Keegan, an investment bank, from July 2000 to November 2001.
Mr. Sutton earned a Master of Business Administration degree from the Darden School of Business at the University of Virginia, where he was appointed the Senior Portfolio Manager of the Darden Fund, a student-run investment fund focused on small-cap equities. He graduated summa cum laude with two Bachelor of Arts degrees from Rhodes College, with majors in International Business and in French, where he was also a member of the Phi Beta Kappa Society and of the Omicron Delta Kappa national honor society. Mr. Sutton served as a member of the Rhodes College Alumni Executive Board from 2011 to 2014, and he has held the Chartered Financial Analyst (CFA) designation since 2003.
Ryan Turner has served as our Director since March 2022. Mr. Turner has spent over 20 years in the financial services industry. His experience includes equity research, portfolio management, strategic investments, public company directorship, mergers and acquisitions, special situations, business development and operations.
Mr. Turner has been a Managing Director of Fundamental Global since May 2020. In this capacity he has worked with companies including FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Also, Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company, which merged with Hagerty (NYSE: HGTY), a leading specialty insurance provider focused on the global automobile enthusiast market.
Mr. Turner has served on the board of directors of the Robert H. Smith School of Business Foundation since September 2022.
At Ballantyne Strong (NYSE American: BTN) Mr. Turner was the Vice President of Strategic Investments from September 2016 to May 2020 and Director of Business Development from July 2015 to September 2016. He served as President of StrongVest Global Advisors from December 2016 to September 2019.
Previous roles at Fundamental Global include Director of Research and Associate Portfolio Manager, from October 2014 to July 2015, and Research Analyst, from April 2012 to September 2014. He was an Associate Analyst at T. Rowe Price (NASDAQ: TROW) from February 2006 to March 2012, and a Business Analyst at AST Trust Company from May 2002 to January 2006.
Mr. Turner served on the board of directors of BK Technologies Corp. (NYSE American: BKTI) from March 2017 to May 2020.
Mr. Turner received an MBA degree from the Robert H. Smith School of Business at the University of Maryland and a B.S. in Finance and Accounting from the Eller College of Management at the University of Arizona. Mr. Turner holds the Chartered Financial Analyst (CFA) designation.
Number and Terms of Office of Officers and Directors
Our board of directors consists of three members is divided into three classes with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, consisting of M. Wesley Schrader and Jeff L. Sutton, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Ryan Turner and Hassan R. Baqar, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Larry G. Swets, Jr., will expire at the third annual meeting of stockholders.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our Current Charter.
Director Independence
The rules of Nasdaq require that a majority of our board of directors be independent within one year of our initial public offering. Our board of directors has determined that Larry Swets, Jr., Hassan R. Baqar, Jeff Sutton, and Ryan Turner are “independent directors” as defined in Nasdaq rules and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation
None of our directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay our sponsor $10,000 per month for office space, secretarial and administrative services provided to members of our management team. In addition, our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.
Our audit committee reviews on a quarterly basis all payments that were made to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the Combined Company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the Combined Company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.
Committees of the Board of Directors
Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.
Audit Committee
We have established an audit committee of the board of directors. Hassan R. Baqar, Jeff L. Sutton and Ryan Turner serve as members of our audit committee, and Ryan Turner is chair of the audit committee. All of the members of our audit committee are independent.
Each member of the audit committee is financially literate and our board of directors has determined that Ryan Turner qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We adopted an audit committee charter, which details the principal functions of the audit committee, including:
•
assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

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pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•
meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•
reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
We have established a compensation committee of the board of directors. Hassan R. Baqar, Jeff L. Sutton and Ryan Turner serve as members of our compensation committee. Hassan R. Baqar is chair of the compensation committee.
We adopted a compensation committee charter, which details the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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reviewing and discussing with management the Compensation Discussion and Analysis disclosure required by SEC regulations and determining whether to recommend to the board that such disclosure be included in our Annual Report on Form 10-K and any proxy statement for the election of directors;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to our sponsor of $10,000 per month, for up to 18 months, for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.
The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Nominating and Corporate Governance Committee
We have established a nominating and corporate governance committee of the board of directors. The initial members of our nominating and corporate governance are Hassan R. Baqar, Jeff L. Sutton, and Ryan Turner. Hassan R. Baqar serves as chair of the nominating and corporate governance committee.
We adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:
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identifying and screening individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

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developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

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coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

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reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Senior Advisor to the Board of Directors
D. Kyle Cerminara has served as our Senior Advisor since March 2022. Mr. Cerminara has over 20 years’ experience as an institutional investor, asset manager, director, chief executive, founder and operator of multiple financial services and technology businesses. Mr. Cerminara co-founded Fundamental Global in 2012 and serves as its Chief Executive Officer.
Mr. Cerminara is a member of the board of directors of a number of companies focused in the reinsurance, investment management, technology and communication sectors, including FG Group Holdings, Inc. (NYSE American: FGH) (formerly Ballantyne Strong, Inc.), a holding company with diverse business activities focused on serving the entertainment and retail markets, since February 2015; FG Financial Group, Inc. (NASDAQ: FGF) (formerly known as 1347 Property Insurance Holdings, Inc.), which operates as a reinsurance and asset management company, since December 2016; BK Technologies Corporation (NYSE American: BKTI), a provider of two-way radio communications equipment, since July 2015; FG Communities, Inc., a privately owned land owner and property manager of manufactured housing communities; and Firefly Systems Inc., a venture- backed digital advertising company, since August 2020. Mr. Cerminara is President and will serve as a director of FG New America Acquisition II Corp., a special purpose acquisition company currently in the process of completing its initial public offering and which is focused on searching for a target company in the financial services and insurance industries, and he is also the chairperson of the board of directors of FG Acquisition Corp. (TSX:FGAA.U), a Canadian special purpose acquisition company that has completed its initial public offering and is focused on searching for a target company in the financial services sector.
Mr. Cerminara has served as the Chairman of FG Group Holdings, Inc. since May 2015 and previously served as its Chief Executive Officer from November 2015 through April 2020. Mr. Cerminara was appointed Chairman of FG Financial Group, Inc. in May 2018 and served as its Principal Executive Officer from March 2020 to June 2020. Mr. Cerminara has served as the Chairman of BK Technologies Corporation since July 2022 and previously from March 2017 until April 2020. Mr. Cerminara has served as the Chairman and President of FG Communities, Inc. since its formation in July 2022. From April 2021 to December 2021, Mr. Cerminara served as a director of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company co-sponsored by Fundamental Global, which merged with Hagerty, a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Cerminara served as Director and President of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. He served on the board of directors of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to October 2021 and was appointed Chairman from June 2018 to June 2021; Limbach Holdings, Inc. (NASDAQ: LMB), a company which provides building infrastructure services, from March 2019 to March 2020; Iteris, Inc. (NASDAQ: ITI), a publicly-traded, applied informatics company, from August 2016 to November 2017; Magnetek, Inc., a publicly-traded manufacturer, in 2015; and blueharbor bank, a community bank, from October 2013 to January 2020. He served as a Trustee and President of StrongVest ETF Trust, which was an open-end management investment company, from July 2016 to March 2021. Previously, Mr. Cerminara served as the Co-Chief Investment Officer of CWA Asset Management Group, LLC, a position he held from January 2013 to December 2020.
Prior to these roles, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management, an independent financial adviser, from 2011 to 2012, a Director and Sector Head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a Portfolio Manager and Director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a Vice President, Associate Portfolio Manager and Analyst at T. Rowe Price (NASDAQ: TROW) from 2001 to 2007, where he was named amongst Institutional Investor’s Best of the Buy Side Analysts in November 2006, and an Analyst at Legg Mason from 2000 to 2001.
Mr. Cerminara received an MBA degree from the Darden Graduate School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of

Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co-Captain of the men’s varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation.
Code of Business Conduct and Ethics
We adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We filed a copy of our form of the Code of Business Conduct and Ethics and our audit committee, nominating and corporate governance committee, and compensation committee charters as exhibits to the registration statement filed in connection with the IPO. You can review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and the charters of the committees will be provided without charge upon request from us. See the section titled “Where You Can Find Additional Information.” If we make any amendments to our Code of Business Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or NASDAQ rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into any document we file with the SEC, and any references to our website are intended to be inactive textual references only.
Conflicts of Interest
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
•
the corporation could financially undertake the opportunity;

•
the opportunity is within the corporation’s line of business; and

•
it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. Our Current Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe that the pre-existing fiduciary duties or contractual obligations of our officers and directors materially affected our search for an acquisition target nor will materially impact our ability to complete the proposed Business Combination. The board of directors of FGMC considered these conflicts in negotiating and recommending the Business Combination and determined that in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:
Individual	Entity	Entity’s Business	Affiliation
M. Wesley Schrader	Waverider Partners LLC	Consulting	Member and Manager
	Capital MW LLC	Consulting	Member and Manager
Larry G. Swets, Jr.	FG Financial Group, Inc.	Reinsurance, Asset Management	Director and Chief Executive Officer
	Harbor Custom Development, Inc.	Real Estate Developer	Director
	GreenFirst Forest Products, Inc.	Forest Products	Director
	Itasca Golf Managers, Inc.	Real Estate and Hospitality	President
	Unbounded Media Corporation	Media Distribution	Chairman
	Ballantyne Strong, Inc.	Entertainment, Digital Signage and Advertising	Director
	FG Acquisition Corp.	Special Purpose Acquisition Company	Director and Chief Executive Officer
	FG New America Acquisition II Corp.	Special Purpose Acquisition Company	Chief Executive Officer and Director Nominee
Hassan Baqar	FG Reinsurance Ltd.	Reinsurance	Director
	Sponsor Protection Coverage and Risk, Inc.	Reinsurance	Director, Treasurer & Secretary
	Unbounded Media Corporation	Media Distribution	Director & Chief Financial Officer
	FG Financial Group, Inc.	Reinsurance and Asset Management	Chief Financial Officer & Executive Vice President
	FG Acquisition Corp.	Special Purpose Acquisition Company	Director and Chief Financial Officer
	FG New America Acquisition II Corp.	Special Purpose Acquisition Company	Chief Financial Officer
Jeff L. Sutton	Fundamental Global, LLC	Holding Company	COO
	Fundamental Global GP, LLC	General Partner	COO
	Fundamental Global Management, LLC	Managed Services	COO
	Fundamental Global Investors, LLC	Management Company	COO
	Fundamental Global Partners Offshore Fund, Ltd.	Offshore Feeder	Director
	Fundamental Global Asset Management, LLC	Joint Venture Sponsoring Investment Advisors	Manager
	ValueTree Investments, LLC	Investment Advisor	Founder

Potential investors should also be aware of the following other potential conflicts of interest:
•
Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

•
Our initial stockholders purchased founder shares prior to the date of this prospectus and will purchase private placement securities in a transaction that will close simultaneously with the closing of this offering. Our initial stockholders have entered into agreements with us, pursuant which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they hold in connection with the completion of our initial business combination. The other members of our management team have entered into agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after this offering. Additionally, our initial stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our Current Charter. If we do not complete our initial business combination within the prescribed time frame, the private placement securities will expire worthless. Furthermore, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until: (i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we consummate a transaction after our initial business combination which results in our stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up. Subject to certain limited exceptions, the private placement warrants will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and directors will own common stock or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•
Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Further, commencing on the date our securities are first listed on NASDAQ, we will also pay our sponsor $10,000 per month for office space, secretarial and administrative services provided to members of our management team.
We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
Our initial stockholders and holders of Underwriter Shares have agreed to vote their founder shares and Underwriter Shares, and our initial stockholders and the other members of our management team have agreed to vote any founder shares they hold and any shares purchased during or after the offering in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
Our Current Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Current Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Current Charter. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in the IPO or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the Trust Account, and not to seek recourse against the Trust Account for any reason whatsoever, including with respect to such indemnification.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY
AFTER THE BUSINESS COMBINATION
Information about Directors Expected to be Appointed to the Board Upon the Closing of the Business Combination
Upon consummation of the Business Combination, the Combined Company’s Board of Directors will comprise seven members.
Executive Officers and Directors
The following persons are anticipated to be the executive officers and directors of the Combined Company following the Business Combination:
Name	Age	Position
Robert P. McDermott	55	Director, Chief Executive Officer and President
Jeffrey W. Stellinga	53	Chief Operating Officer
Archit Shah	47	Chief Financial Officer
David Fidanza	60	Chief Information Officer
Muralidar Chakravarthi	43	Chief Technology Officer
Harry Joseph Travis	68	Director
Kevin Patrick McDermott	57	Director
John Robert Pasqual	52	Director
Joseph Anthony Gitto	60	Director
Robert P. McDermott has been Chief Executive Officer and President of iCoreConnect and has been a member of iCoreConnect’s board of directors since July 2013. He is a 30-year veteran in sales, operations and finance. Mr. McDermott has had a successful career as an entrepreneur while demonstrating strong leadership skills in running these organizations. Mr. McDermott’s company (AXSA Document Solutions Inc.) made the prestigious Inc. 500 list and was listed as the 173rd fastest growing company in America while he was CEO. He joined iCoreConnect in 2013, bringing more than 25 years of technology industry leadership, and executive management experience to his role. He has a bachelor’s degree majoring in Finance from Dowling College, NY. iCoreConnect believes Mr. McDermott’s experience as a former CEO to high growth companies qualifies him to serve as a director of iCoreConnect.
Jeffrey W. Stellinga joined iCoreConnect in March 2019 and has served as Chief Operating Officer since December 2021 and as a member of the board of directors since February 2014. Mr. Stellinga is responsible for growing and expanding revenue on existing products and creating new programs to increase sales and productivity. Mr. Stellinga is a 25-year veteran of sales and finance and has spent most of his career in finance and capital markets. Mr. Stellinga spent 18 years at US Bank rising through the ranks and becoming a Senior Regional Sales Director until 2010. Prior to joining iCoreConnect Inc in 2019, Mr. Stellinga spent the prior two years as Senior Regional Manager for TIAA Commercial Finance building on his previous 20 years in commercial finance. iCoreConnect believes Mr. Stellinga’s experience with commercial finance and operations qualifies him to serve as a director of the Company.
Archit Shah has served as Chief Financial Officer of iCoreConnect since September 2021. Mr. Shah brings over 20 years of finance and accounting experience to iCoreConnect. Mr. Shah has extensive experience as a finance and operations consultant focused on start-ups, turnarounds and restructurings in a variety of industries ranging from pharmaceutical companies to consumer health products to fitness concepts. Mr. Shah owned and operated several franchise concepts since 2016 as well as his running his own financial consulting practice since 2014, prior to which he was the Chief Financial Officer for XOS Digital Inc from 2012 to 2014. Mr. Shah holds a Bachelor of Commerce (Honors) from the University of Manitoba and is a designated Chartered Professional Accountant (CPA, CA) from the Chartered Professional Accountants of Manitoba. He is also a Certified Public Accountant by the State of Illinois.

David Fidanza joined iCoreConnect in April 2015 as the Director of Software Implementation and has served as Chief Information Officer September 2017. His focus over the past 15 years has been on the design, implementation and support of enterprise level software solutions that focus on managing, securing, and delivering data. Mr. Fidanza oversees the MSaaS IT Department, and Content Development Initiatives. Mr. Fidanza holds a Diploma in Computer Processing from The Computer Processing Institute Diploma in New Jersey as wells as over 30 technical and software certifications in various products and softwares.
Muralidar Chakravarthi has served as Chief Technology Officer since October 2013 and is currently responsible for understanding the business needs and managing the successful design, development and deployment of iCoreConnect’s products and services. Mr. Chakravarthi has extensive experience in designing, developing and deploying multiple products and solutions to market. He was previously the Chief Software Architect for Nasplex Datacenters, LLC from 2010 through 2013, which was acquired by Transformyx Technologies, Inc. His job duties at Nasplex were to manage the design and development of various products and services. His role also included identifying key solutions for certain market spaces. He was also a cofounder of Team Cajunbot (University of Louisiana) — one of the teams that participated and was selected to run in the finals in the DARPA grand challenge for autonomous vehicle research (2004 – 2006). He holds a Master of Science in Computer Science from Southern Illinois University.
Harry Travis has been a director of iCoreConnect since January 2023. Mr. Travis has been president of The Travis Group, a pharmacy and health care consulting firm since June 2022, prior to which he was the Senior Vice President Member Service Operations for CVS Caremark where he over saw 30,000 employees and help manage over 200 plus insurance plans. Prior to this role, Mr. Travis was also the President and CEO of eTectRx a company specializing in medical adherence through microchip pill technology. Mr. Travis holds a BS in Pharmacy from the University of Pittsburgh, School of Pharmacy and an MBA from The Darden School at the University of Virginia. Mr. Travis’ experience as a chief executive and former director qualifies him to serve as a director of the Company.
Kevin McDermott has been a director of iCoreConnect since January 2023. Mr. McDermott has been with SAP North America for over 20 years and has held various roles throughout his tenure including Director of Software Sales North America, Vice President of Sales and he currently the Head of Channel Sales. Mr. McDermott’s experience in sales negotiations, large client onboarding and technology sales qualifies him to serve as a director of the Company.
Dr. John R. Pasqual has been a director of iCoreConnect since April 2023. Dr. Pasqual served as Clinical Associate Professor at the University of Florida from 2013 to 2015 and has practiced as a board-certified oral & maxillofacial surgeon in private practice since 2010. Dr. Pasqual brings extensive experience and expertise in healthcare to iCoreConnect. Dr. Pasqual holds a Doctor of Dental Medicine degree from the University of Pittsburgh and multiple certificates in Oral and Maxillofacial Surgery, Anesthesia and Dentistry from Case Western Reserve University. Dr. Pasqual earned his Bachelor of Arts in Biology & English Literature at the University of Denver. He is a Fellow of the American College of Oral and Maxillofacial Surgery, American Association of Oral and Maxillofacial Surgeons, and Diplomate of the American Board of Oral and Maxillofacial Surgery. Dr. Pasqual is past president of the Atlantic Coast Dental Association and South Palm Beach County Dental Association and maintains membership in a number of professional associations and societies. Dr. Pasqual’s experience as a business owner combined with the clinical knowledge of a published researcher qualifies him to serve as a director of the Company.
Joseph Anthony Gitto has been a director of iCoreConnect since April 2023. From January 2012 until March 2019, Mr. Gitto served as co-owner, president, chief financial officer and director of sales of BrightStar Home Health Care, a franchise that provides home skilled and non-skilled care to seniors and pediatrics. Since April 2019, Mr. Gitto has served as financial planner, business development for Heritage Investment Group. Mr. Gitto is an accomplished senior Finance, Sales and Operational Executive, Entrepreneur, Coach, Thought Leader, and Board Member with more than 25 years of success in various industries covering both public and private entities. Mr. Gitto holds a BS Accounting from Baruck College-CUNY. Mr. Gitto’s experience in finance with public companies and his experience in healthcare qualifies him to serve as a director of the Company.

Director Independence
The Combined Company’s board of directors will consist of five directors, of which a majority will be “independent” as defined under the rules of the Nasdaq Capital Market, which is defined generally as a person other than an executive officer or employee of the Combined Company who does not have a relationship that, in the opinion of the Combined Company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Robert McDermott, who will be the Combined Company’s Chief Executive Officer, is not an independent director due to his employment as an executive officer.
Audit Committee
The Combined Company’s Audit Committee following the Business Combination will consist of Joseph Gitto, Harry Travis and Dr. John Pasqual, each of whom are independent directors and are “financially literate” as defined under the Nasdaq listing standards. Joseph Gitto will serve as chairman of the Audit Committee. The Combined Company’s board of directors will determine that Joseph Gitto qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC. The Audit Committee’s duties are specified in the Audit Committee Charter.
Compensation Committee
Following the Business Combination, the Compensation Committee will consist of Harry Travis, Joseph Gitto, and Dr. John Pasqual, each of whom is an independent director. Harry Travis will serve as chairman of the Compensation Committee. The functions of the Compensation Committee will be set forth in a Compensation Committee Charter.
Nominating and Corporate Governance Committee
Following the Business Combination, the Nominating and Corporate Governance Committee will consist of Dr. John Pasqual, Joseph Gitto, and Harry Travis, each of whom is an independent director under Nasdaq’s listing standards. Dr. John Pasqual will serve as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The Nominating and Corporate Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.
The guidelines for selecting nominees, will be specified in the Nominating and Corporate Governance Committee Charter.
Code of Business Conduct and Ethics
Upon the consummation of the Business Combination, the Combined Company will adopt a new Code of Business Conduct and Ethics for the directors, officers, employees and certain affiliates following the Business Combination in accordance with applicable federal securities laws, a copy of which will be available on the Combined Company’s website at https://ir.icoreconnect.com. The Combined Company will make a printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Following the Business Combination, requests for a printed copy may be directed to: Attention: Investor Relations.
If the Combined Company amends or grants a waiver of one or more of the provisions of the Code of Business Conduct and Ethics, the Combined Company intends to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on the Combined Company’s website at https://ir.icoreconnect.com. The information on this website is not part of this joint proxy statement/prospectus.

Officer and Director Compensation Following the Business Combination
The board of directors of the Combined Company expects to adopt a nonemployee director compensation program (the “Director Compensation Policy”). The Director Compensation Policy will provide for an annual cash retainer for all non-employee directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of FGMC Common Stock and FGMC Preferred Stock as of April 13, 2023 pre-Business Combination and immediately after the consummation of the Business Combination by:
•
each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by FGMC to be the beneficial owner of more than 5% of shares of FGMC Common Stock as of April 13, 2023 (pre-Business Combination) or of shares of FGMC Common Stock and FGMC Preferred Stock upon the closing of the Business Combination;

•
each of FGMC’s executive officers and directors;

•
each person who will become an executive officer or director of the Combined Company upon the closing of the Business Combination;

•
all of FGMC’s current executive officers and directors as a group; and

•
all executive officers and directors of the Combined Company as a group upon the closing of the Business Combination.

As of the Record Date, FGMC had 10,157,750 shares of FGMC Common Stock issued and outstanding and no shares of FGMC Preferred Stock issued and outstanding.
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, FGMC believes, based on the information furnished to it, that the persons and entities named in the table below have, or will have immediately after the consummation of the Business Combination, sole voting and investment power with respect to all shares of FGMC Common Stock and FGMC Preferred Stock that they beneficially own, subject to applicable community property laws. Any shares of FGMC Common Stock subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
Subject to the paragraph above, percentage ownership of outstanding shares is based on 9,800,000 shares of FGMC Common Stock to be outstanding upon consummation of the Business Combination, 10,157,000 shares of FGMC Preferred Stock to be outstanding upon consummation of the Business Combination, and does not take into account any warrants, options or other convertible securities of iCoreConnect issued and outstanding as of the date hereof. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by FGMC’s existing stockholders will be different.
The expected beneficial ownership of Common Stock post-Business Combination under the header “Post-Business Combination — Assuming No Redemption” assumes none of the FGMC publicly owned shares of common stock having been redeemed.
The expected beneficial ownership of Common Stock post-Business Combination under the header “Post-Business Combination — Assuming Maximum Redemption” assumes 8,050,000 shares of FGMC common stock having been redeemed.

	Pre -Business Combination		Post -Business Combination
			Assuming No Redemptions			Assuming Maximum Redemptions
Name and Address of Beneficial Owner(1)	Number of shares beneficially owned	% of Class	Number of Common shares	Number of Preferres Shares	% of class	Number of Common shares	Number of Preferres Shares	% of class
D. Kyle Cerminara(2)(3)	2,022,500	19.90%	—	2,022,500	19.9%	—	2,022,500	97.8%
Larry G. Swets, Jr.(2)(3)	2,017,500	19.90%	—	2,017,500	19.9%	—	2,017,500	97.6%
Hassan R. Baqar(2)(3)	2,017,500	19.90%	—	2,017,500	19.9%	—	2,017,500	97.6%
M. Wesley Schrader(2)	10,000	*	—	10,000	*	—	10,000	*
Jeff Sutton(2)	7,500	*	—	7,500	*	—	7,500	*
Ryan Turner(2)	7,500	*	—	7,500	*	—	7,500	*
All Directors and Executive Officers and advisors of FGMC as a Group (6 Individuals)	2,067,500	20.40%	—	2,067,500	20.4%	—	2,067,500	100.0%
Five Percent Holders of FGMC:						—
FG Merger Investors LLC(2)			—	2,007,500	19.8%	—	2,007,500	97.1%
Linden Advisors LP(4)	2,007,500	19.8%	—	550,000	5.4%	—	—	*
Height Capital Management, Inc.(6)	550,000	5.4%	—	600,000	5.9%	—	—	*
Radcliffe Capital Management, L.P.(7)	600,000	5.9%	—	550,000	5.4%	—	—	*
	550,000	5.4%
Directors and Executive Officers of the Combined Company After the Consummation of the Business Combination:
Robert McDermott	—	—	1,105,118	—	11.28%	1,105,118	—	11.28%
Paul Jackson	—	—	53,653	—	*	53,653	—	*
Harry Travis	—	—	9,358	—	*	9,358	—	*
Kevin McDermott	—	—	4,991	—	*	4,991	—	*
Archit Shah	—	—	13,239	—	*	13,239	—	*
Jeffrey Stellinga	—	—	525,980	—	5.37%	525,980	—	5.37%
David Fidanza	—	—	76,945	—	*	76,945	—	*
Muralidar Chakravarthi	—	—	54,589	—	*	54,589	—	*
All Directors and Executive Officer and advisors of Combined Company as a Group (8 individuals)	—	—	1,843,873	—	18.82%	1,843,873	—	18.82%
Five Percent Holders of Combined Company:	—	—					—
Robert DeSanti			616,457	—	6.29%	616,457	—	6.29%

*
Less than one percent

(1)
Unless otherwise noted, the business address of each of the FGMC directors and officers is 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143, and the business address of each of the iCoreConnect directors and officers is 529 Crown Point Road, Suite 250, Ocoee, FL 34761.

(2)
Interests shown include founder shares.

(3)
Includes shares held by FG Merger Investors LLC. Larry G. Swets, Jr., D. Kyle Cerminara and Hassan R. Baqar are managers of FG Merger Investors LLC. Messrs. Swets, Cerminara and Baqar have voting and investment discretion with respect to the common stock held of record by FG Merger Investors LLC. Each of our officers and directors other than Messrs. Swets, Cerminara and Baqar disclaims any beneficial ownership of any shares held by FG Merger Investors LLC.
(4)
Pursuant to a Schedule 13G filed on March 9, 2022 by Linden Capital L.P., Linden GP LLC, Linden Advisors LP and Siu Min Wong. The address for Linden Capital is Victoria Place, 31 Victoria Street, Hamilton HM10, Bermuda. The principal business address for each of Linden Advisors, Linden GP and Mr. Wong is 590 Madison Avenue, 15th Floor, New York, New York 10022. Linden GP is the general partner of Linden Capital and, in such capacity, may be deemed to beneficially own the FGMC shares held by Linden Capital. Linden Advisors is the investment manager of Linden Capital and trading advisor or investment advisor for the managed accounts. Mr. Wong is the principal owner and controlling person of Linden Advisors and Linden GP. In such capacities, Linden Advisors and Mr. Wong may each be deemed to beneficially own the FGMC shares held by each of Linden Capital and the managed accounts. Each of Linden Advisors and Mr. Wong may be deemed the beneficial owner of 550,000 FGMC shares. This 550,000 amount consists of 512,794 FGMC shares held by Linden Capital and 37,206 FGMC shares held by the managed accounts. Each of Linden GP and Linden Capital may be deemed the beneficial owner of the 512,794 FGMC shares held by Linden Capital.

(5)
Pursuant to a Schedule 13G filed on March 7, 2022 by CVI Investments, Inc. and Heights Capital Management, Inc . The address of CVI Investments, Inc. is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. The address of Heights Capital Management, Inc. is 101 California Street, Suite 3250, San Francisco, California 94111. Heights Capital Management, Inc., which serves as the investment manager to CVI Investments, Inc., may be deemed to be the beneficial owner of 600,000 FGMC shares owned by CVI Investments, Inc. The Reporting Persons specifically disclaims any beneficial ownership of any such number of FGMC shares, except for their pecuniary interest therein. The report does not name a natural person who directly or indirectly exercises sole or shared voting and/or dispositive power with respect to the securities. The report is signed by Brian Sopinsky, Secretary.

(6)
Pursuant to a Schedule 13G filed on February 25, 2022 by Radcliffe Capital Management, L.P., RGC Management Company, LLC, Steven B. Katznelson, Christopher Hinkel, Radcliffe SPAC Master Fund, L.P. and Radcliffe SPAC GP, LLC . The address for the Reporting Persons is 50 Monument Road, Suite 300, Bala Cynwyd, PA 19004. Radcliffe Capital Management, L.P. is the relevant entity for which RGC Management Company, LLC, Steven B. Katznelson and Christopher Hinkel may be considered control persons and share in voting and dispositive power. Radcliffe SPAC Master Fund, L.P. is the relevant entity for which Radcliffe SPAC GP, LLC, Steven B. Katznelson and Christopher Hinkel may be considered control persons and share in voting and dispositive power. The Reporting Persons specifically disclaims beneficial ownership of the securities reported except to the extent of their pecuniary interest therein.

DESCRIPTION OF FGMC’s SECURITIES
Unless otherwise indicated, or the context otherwise requires, references in this section to “we,” “our,” “us” and similar terms refer to FGMC before the Business Combination.
We are a Delaware corporation and our affairs are governed by our Current Charter and the DGCL. Pursuant to our Current Charter we are authorized to issue 400,000,000 shares of common stock, as well as 1,000,000 shares of preferred stock, $0.0001 par value each. The following description summarizes certain terms of our capital stock on the date hereof and as set out more particularly in our Current Charter. Because it is only a summary, it may not contain all the information that is important to you.
In addition, if the Business Combination is consummated and the FGMC Common Conversion Proposal is approved, then, among other things, each share of FGMC Common Stock shall be converted into shares of newly issued FGMC Preferred Stock. For a summary description of our capital stock after the FGMC Common Conversion, including its effect on outstanding public warrants, see “FGMC Proposal 2 — The FGMC Common Conversion Proposal — Conversion; and — Effect on Outstanding FGMC Warrants.”
Units
Public Units
Each unit has an offering price of $10.00 and consists of one share of common stock and three-quarters of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as described in herein. Pursuant to the Public Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of the shares of Company’s common stock. This means only a whole warrant may be exercised at any given time by a warrant holder. For example, if a warrant holder holds three-quarters of one warrant to purchase a share of common stock, such warrant will not be exercisable. The common stock and warrants comprising the units began separate trading on April 18, 2022. Holders have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of four units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants.
Underwriter Units
The Underwriter Units (including the Underwriter Warrants or Underwriter Shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until after the completion of our initial business combination. Otherwise, the Underwriter Units are identical to the units sold in the IPO except that the Underwriter Warrants (i) will not be redeemable by us, (ii) may not (including the common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis, (iv) will be entitled to registration rights, and (v) for so long as they are held by the underwriters, will not be exercisable more than five years from the date of the IPO prospectus in accordance with FINRA Rule 5110(g)(8)(A), as described below under “— Warrants — Underwriter Warrants”.
Private Units
The private units (including the private warrants or private shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except for limited exceptions to our officers and directors and other persons or entities affiliated with our sponsor). Otherwise, the private units are identical to the units sold in the IPO except that the private warrants (i) will not be redeemable by us, (ii) may be exercised by the holders on a cashless basis and (iii) will be entitled to registration rights.

Working Capital Loan Units
In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender.
The units issuable upon the conversion of working capital loans (the “working capital loan units”) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination. Otherwise, the working capital loan units are identical to the units sold in the IPO except that the warrants underlying the working capital loan units (i) will not be redeemable by us, (ii) may be exercised by the holders on a cashless basis and (iii) will be entitled to registration rights.
Additionally, the units that have not already been separated will automatically separate into their component parts in connection with the completion of our initial business combination and will no longer be listed thereafter.
Common Stock
Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of common stock (including the founder shares, private placement shares and Underwriter Shares) will vote together as a single class on all matters submitted to a vote of our stockholders except as required by law. Unless specified in our Current Charter, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Because our Current Charter authorizes the issuance of up to 400,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two (2) business days prior to the consummation of our initial business combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.25 per public share (whether or not the underwriters exercise their over-allotment option). Our initial stockholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination. In addition, the underwriters have agreed to (i) waive their redemption rights with respect to their Underwriter Shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their Underwriter Shares in connection with a stockholder vote to approve an amendment to our Current Charter (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or 18 months, as applicable) from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Underwriter Shares if we fail to complete our initial business combination within 15 months (or 18 months, as applicable) from the closing of the IPO. In addition, the underwriters have agreed to vote any Underwriter Shares held by them in favor of our initial business combination. We will complete our initial business combination only if a majority of the shares of common stock voted are voted in favor of our initial business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described herein), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained.
Our Current Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares in open market transactions. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.
Our initial stockholders, sponsor, officers and directors and the underwriters have agreed to vote any founder shares and Underwriter Shares they hold and any public shares purchased during or after the IPO in favor of our initial business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
Pursuant to our Current Charter, if we are unable to complete our initial business combination within 15 months from the closing of the IPO, or 18 months from the closing of the IPO if our time to complete a business combination is extended as described herein, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders and the underwriters have entered into agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their founder shares and Underwriter Shares if we fail to complete our initial business combination within 15 months from the closing of the IPO or 18 months from the closing of the IPO if our time to complete a business combination is extended as described herein, or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our Current Charter. However, if our initial stockholders or management team acquire public shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.
Founder Shares
Except as described below, the founder shares are identical to the shares of common stock included in the units sold in the IPO, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our initial stockholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any founder shares and public shares they hold in connection with a stockholder vote to approve an amendment to our Current Charter to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of the IPO, or 18 months from the closing of the IPO if our time to complete a business combination is extended as described herein, or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the Trust Account with respect to any founder shares they hold if we fail to complete our initial business combination within 15 months (or 18 months, as applicable) from the closing of the IPO or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our Current Charter, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our initial business combination within such time period. Our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after the IPO in favor of our initial business combination.
With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of: (i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination, provided, if we consummate a transaction after our initial business combination which results in our stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up.
Underwriter Shares
The Underwriter Shares will not be transferable, assignable or salable until after the completion of our initial business combination. ThinkEquity has agreed to (i) waive their redemption rights with respect to their Underwriter Shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their Underwriter Shares in connection with a stockholder vote to approve an amendment to our Current Charter (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of the IPO, or 18 months from the closing of the IPO if our time to complete a business combination is extended as described herein, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Underwriter Shares if we fail to complete our initial business combination within 15 months (or 18 months, as applicable) from the closing of the IPO. The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the IPO prospectus pursuant to Rule 5110(e)(1) of FINRA’s Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the date of the IPO prospectus, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the date of the IPO prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Otherwise, the Underwriter Shares are identical to the shares of common stock underlying the units sold in the IPO.
Preferred Stock
Our Current Charter authorizes 1,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof.
Warrants
Public Stockholders’ Warrants
Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO and 30 days after the completion of our initial business combination, provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Public Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Public Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of four units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of common stock upon exercise of a warrant unless the share of common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the completion of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the common stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Public Warrant Agreement. If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the completion of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants
Once the warrants become exercisable, we may call the warrants for redemption for cash:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of common stock and equity-linked securities for capital raising purposes in connection with the completion of our initial business combination as described elsewhere herein) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of common stock and equity-linked securities for capital raising purposes in connection with the completion of our initial business combination as described elsewhere in herein) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of common stock underlying the warrants, multiplied by the excess of the “fair market value” of our common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.
We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of common stock is increased by a share capitalization payable in shares of common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering and divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.
If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the completion of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under “— Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
In case of any reclassification or reorganization of the outstanding common stock (other than those described above or that solely affects the par value of such common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Public Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Public Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants are issued in registered form under the Public Warrant Agreement. The Public Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants. You should review a copy of the Public Warrant Agreement, which was filed as an exhibit to the registration statement of which the IPO prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Private Placement Warrants
Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO.
The private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except for limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us and will be exercisable on a cashless basis. In addition, the $15 Exercise Price Warrants will expire at 5:00 p.m. New York City Time ten years after the consummation our initial business combination. Each whole $15 Exercise Price Warrants entitles the registered holder to purchase one share of common stock at a price of $15.00 per share.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” of our common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean, as of any date, the average last reported sale price of the common stock as reported during the ten (10) trading day period ending on the trading day prior to such date.
Our initial stockholders have agreed not to transfer, assign or sell any of the private placement warrants (including the common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor.
Working Capital Loan Warrants
The warrants underlying the units issuable upon conversion of working capital loans (the “working capital loan warrants”) are identical to the private placement warrants. The working capital loan warrants (including the common stock issuable upon exercise of the working capital loan warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination. In addition, the working capital loan warrants will not be redeemable by us and will be exercisable on a cashless basis.
Underwriter Warrants
The Underwriter Warrants are identical to the warrants included in the units sold in the IPO, except that the Underwriter Warrants (i) will not be redeemable by us, (ii) may not (including the common stock issuable upon exercise of the Underwriter Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of our initial business combination, (iii) will be entitled to registration rights, (iv) may be exercised on a cashless basis, and (v) for so long as they are held by the underwriters, will not be exercisable more than five years from the date of the IPO prospectus in accordance with FINRA Rule 5110(g)(8)(A).
Dividends
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the closing of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Our Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the Trust Account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the Trust Account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the Trust Account and not against the any monies in the Trust Account or interest earned thereon.
Amended and Restated Certificate of Incorporation
Our Current Charter contains certain requirements and restrictions relating to the IPO that applies to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of our common stock. Our initial stockholders, who collectively beneficially own approximately 20.4% of our common stock (excluding the shares of common stock underlying the Underwriter Units, the private units, the $11.50 Exercise Price Warrants, the $15 Exercise Price Warrants or the units issuable upon conversion of working capital loans), may participate in any vote to amend our Current Charter and will have the discretion to vote in any manner they choose. Specifically, our Current Charter provides, among other things, that:
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If we are unable to complete our initial business combination within 15 months from the closing of the IPO, or 18 months from the closing of the IPO if our time to complete a business combination is extended as described herein, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and in all cases subject to the requirements of other applicable law;

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Prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote as a class with our public shares (a) on our initial business combination or (b) to approve an amendment to our Current Charter to (x) extend the time we have to consummate a business combination beyond 15 months (or 18 months, as applicable) from the closing of the IPO or (y) amend the foregoing provisions;

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Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm that such a business combination is fair to our company from a financial point of view;

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If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act. Whether or not we maintain our registration under the Exchange Act or our listing on NASDAQ, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above
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So long as we maintain a listing for our securities on Nasdaq, Nasdaq rules require that we must not consummate an initial business combination with one or more operating businesses or assets with a fair market value of at least 80% of the assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted) at the time of the agreement to enter into the initial business combination;

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If our stockholders approve an amendment to our Current Charter to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of the IPO, or 18 months from the closing of the IPO if our time to complete a business combination is extended as described herein, or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein; and

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We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our Current Charter provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See “FGMC Proposal 8 — The NTA Requirement Amendment Proposal.”
Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
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our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the closing of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Current Charter provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive forum for certain lawsuits
Our Current Charter requires, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Current Charter or bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Notwithstanding the foregoing, our Current Charter provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Additionally, unless we consent in writing to the selection of an alternative forum, the federal courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Special meeting of stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.
Advance notice requirements for stockholder proposals and director nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Action by written consent
Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.
Classified Board of Directors
Our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our Current Charter provides that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.
Securities Eligible for Future Sale
All of our outstanding Public Shares are freely tradable without restriction or further registration under the Securities Act, except for any common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares, all of the outstanding Underwriter Units, all of the private shares ( and all of the outstanding private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of shares of common stock then outstanding; or

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the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders and holders of Underwriter Units will be able to sell their founder shares, private units, private placement warrants, shares underlying the placement warrants, Underwriter Units, Underwriter Shares, Underwriter Warrants and shares underlying the Underwriter Warrants , as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.
Registration Rights
The holders of the (i) founder shares, which were issued in a private placement prior to the closing of the IPO, (ii) $11.50 Exercise Price Warrants, issued in a private placement simultaneously with the closing of the IPO and the shares of common stock underlying such $11.50 Exercise Price Warrants, (iii) $15 Exercise Price Warrants, issued in a private placement simultaneously with the closing of the IPO and the shares of common stock underlying such $15 Exercise Price Warrants, (iv) Underwriter Shares and Underwriter Warrants (and the shares of common stock underlying such Underwriter Warrants), which issued as part of the Underwriter Units in a private placement simultaneously with the closing of the IPO, (v) private shares and (vi) the shares of common stock and warrants underlying the units that may be issued upon conversion of working capital loans have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement signed on the effective date of the IPO. Pursuant to such registration rights agreement and assuming $1.5 million of working capital loans are converted into private units, we will be obligated to register up to 7,279,188 shares of common stock and 5,133,938 warrants. The number of shares of common stock includes (i) 2,012,500 founder shares, (ii) 3,950,000 shares underlying the $11.50 Exercise Price Warrants, (iii) 1,000,000 shares of common stock underlying the $15 Exercise Price Warrants, (iv) 40,250 Underwriter Shares, (v) 30,188 shares of common stock underlying the Underwriter Warrants, (vi) 55,000 private shares, (vii) 41,250 shares of common stock underlying the private warrants and (viii) 150,000 shares of common stock underlying the units issued upon conversion of working capital loans. The number of warrants includes (i) 3,950,000 $11.50 Exercise Price Warrants, (ii) 1,000,000 $15 Exercise Price Warrants, (iii) 41,250 private warrants, (iv) 30,188 Underwriter Warrants, and (v) 112,500 warrants underlying the units issued upon conversion of working capital loans. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. However, in connection with the Closing of the Merger, FGMC agreed to enter into the Amended and Restated Registration Rights Agreement with the parties thereto, pursuant to which, the Registration Rights Agreement, dated as of February 25, 2022, among FGMC and the other parties thereto is terminated and whereby FGMC will agree to, among other things, file a resale shelf registration statement registering certain of the securities held by the Holders (as defined in the Amended and Restated Registration Rights Agreement, which will include certain existing stockholders of FGMC and certain existing equityholders of iCoreConnect) no later than twenty (20) business days after the closing of the Business Combination. The Amended and Restated Registration Rights Agreement will also provide certain registration rights, including customary demand registration rights and piggyback registration rights to the Holders, subject to customary exceptions, terms and conditions. See “FGMC Proposal 1 — The FGMC Business Combination Proposal — Certain Related Agreements — Amended and Restated Registration Rights Agreement.”
Listing of Securities
Our units are listed on Nasdaq under the symbol “FGMCU” and our common stock and warrants are listed on Nasdaq under the symbols “FGMC” and “FGMCW,” respectively.

DESCRIPTION OF ICORECONNECT’S SECURITIES
The following description of iCoreConnect’s capital stock and provisions of its amended and restated articles of incorporation and bylaws are summaries and are qualified by reference to the articles of incorporation and bylaws. Copies of these documents have been filed with the SEC as exhibits.
Common stock
iCoreConnect is authorized to issue 600,000,000 shares of common stock, $0.001 par value per share. Holders of shares of iCoreConnect Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and are not entitled to cumulative voting rights. iCoreConnect’s shares of common stock do not carry any preemptive, conversion or subscription rights, and there are no sinking fund or redemption provisions applicable to the shares of iCoreConnect’s common stock. Holders of common stock are entitled to receive dividends and other distributions in cash, stock or property as may be declared by iCoreConnect’s Board of Directors from time to time out of assets or funds legally available for dividends or other distributions, subject to dividend or distribution preferences that may be applicable to any then outstanding shares of preferred stock. In the event of iCoreConnect’s voluntary or involuntary liquidation, dissolution or winding up, holders of shares of iCoreConnect’s common stock are entitled to share ratably in the assets legally available for distribution to stockholders after payment of all debts and other liabilities and satisfaction of the liquidation preference, if any, granted to the holders of any preferred stock then outstanding. All outstanding shares of iCoreConnect’s common stock are fully paid and nonassessable.
Preferred Stock
iCoreConnect is authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are outstanding. iCoreConnect’s articles of incorporation authorizes its Board of Directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law, the authorized shares of preferred stock will be available for issuance without further action by iCoreConnect’s stockholders. iCoreConnect’s Board of Directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.
iCoreConnect could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of common stock might believe to be in their best interests or in which the holders of common stock might receive a premium for the common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of iCoreConnect’s common stock.
Indemnification of Directors and Officers
Neither iCoreConnect’s articles of incorporation nor bylaws prevent it from indemnifying its officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.
NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.
iCoreConnect’s articles of incorporation provides that it will indemnify its directors and officers to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by iCoreConnect’s stockholders will be prospective only and will not adversely affect any limitation on the liability of any of iCoreConnect’s directors or officers existing as of the time of such repeal or modification. iCoreConnect is also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.
Nevada Anti-Takeover Statutes
The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of iCoreConnect.
Transactions with Interested Stockholders.   The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the board of directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.
An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.
In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.
Acquisition of a Controlling Interest.   The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.
The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.
The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.
The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

DESCRIPTION OF THE COMBINED COMPANY’S SECURITIES
Unless otherwise indicated, or the context otherwise requires, references in this section to the Combined Company after the Business Combination.
After the Business Combination, the Combined Company will continue to be a Delaware corporation and our affairs will be governed by the Proposed Charter that is the subject to FGMC Proposal 3 and the DGCL. Pursuant to the Proposed Charter, the Combined Company will be authorized to issue 100,000,000 shares of common stock, as well as 40,000,000 shares of preferred stock, $0.0001 par value each. The following description summarizes certain terms of our capital stock as set out more particularly in the Proposed Charter. Because it is only a summary, it may not contain all the information that is important to you.
Common Stock
Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law. Unless specified in the Proposed Charter, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of shares of common stock that are voted is required to approve any such matter voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The Combined Company’s stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
In the event of a liquidation, dissolution or winding up of the Combined Company, the Combined Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the common stock. The Combined Company’s stockholders have no preemptive or other subscription rights.
Dividends
The Combined Company does not intend to pay cash dividends to the holders of the Combined Company’s Common Stock. The payment of cash dividends in the future will be dependent upon the Combined Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Combined Company’s board of directors at such time. Further, if the Combined Company incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith.
Preferred Stock
The Proposed Charter authorizes 40,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. The Combined Company’s board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Combined Company’s board of directors is able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Combined Company’s board of directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Combined Company or the removal of existing management.
Series A Preferred Stock
General
Upon the closing of the FGMC Common Conversion and the Business Combination, holders of FGMC Common Stock who do not redeem their public shares of FGMC Common Stock will receive shares of the Combined Company’s Series A convertible preferred stock, referred to as the FGMC Preferred Stock. At the time of issuance the FGMC Preferred Stock will be fully paid and non-assessable, convertible into shares of the Combined Company’s Common Stock with no preemptive, participating or voting rights.
Dividends
Holders of FGMC Preferred Stock will be entitled to receive dividends per shares in an amount equal to 12% per annum of the $10.00 original issue price (“Original Issue Price”) prior and in preference to any declaration or payment of any other dividend. Dividends will accrue from day to day and shall be cumulative and shall be payable within fifteen (15) business days after the end of the Combined Company’s second quarter, which is June 30, commencing with the quarter ending June 30, 2024 to each holder of FGMC Preferred Stock as of such date, provided that the Combined Company’s board of directors shall be permitted to declare a dividend under applicable law.
Dividends will be paid in cash; provided that from the closing of the Business Combination until the second anniversary of the date of the original issuance of the FGMC Preferred Stock, the Combined Company may, at its option, pay all or part of the accruing dividends on the FGMC Preferred Stock by issuing and delivering additional shares of FGMC Preferred Stock to the holders thereof.
Voting Rights
The holders of FGMC Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Combined Company.
Redemption
The shares of FGMC Preferred Stock are not redeemable by the Combined Company.
Conversion
The “Conversion Price” shall initially be $10.00 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after the later of (x) the date of the effectiveness of the Proposed Charter or (y) the registration of the Combined Company’s Common Stock underlying the FGMC Preferred Stock; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable FGMC Preferred Stock.
Mandatory Conversion.   After twenty-four (24) months from the effective date of the Proposed Charter, in the event the closing share price of the Combined Company’s Common Stock shall exceed 140% of the Conversion Price then in effect (a “Mandatory Conversion Event”), then (i) each outstanding share of FGMC Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of the Combined Company’s Common Stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion and (ii) such shares of FGMC Preferred Stock may not be reissued by the Combined Company, subject to adjustment as provided below.
Upon a Mandatory Conversion Event, the Combined Company shall declare and pay all of the dividends that are accrued and unpaid as of the time of the occurrence of the Mandatory Conversion Event by either, at the option of the Combined Company, (i) issuing additional FGMC Preferred Stock to the holders thereof (valuing such additional FGMC Preferred Stock at the Original Issue Price), which additional FGMC Preferred Stock shall also be automatically converted into shares of the Combined Company’s Common Stock using the then in effect Conversion Price or (ii) paying cash. Such converted FGMC Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Combined Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of FGMC Preferred Stock accordingly.
Optional Conversion.   Beginning on the original issuance date of the FGMC Preferred Stock each share of FGMC Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder, into such number of shares of the Combined Company’s Common Stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion, subject to certain adjustments.
Mechanics of Optional Conversion.   To convert FGMC Preferred Stock into the Combined Company’s Common Stock, the holder thereof shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Eastern Time on such date, a copy of an executed notice of conversion (the “Conversion Notice”) to the Transfer Agent, and (ii) surrender to a common carrier for delivery to the Combined Company within three (3) business days of such date the original certificates representing the FGMC Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”).
On or before the fifth (5th) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Combined Company shall (x) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of the Combined Company’s Common Stock to which the holder shall be entitled, or (y) credit such aggregate number of shares of the Combined Company’s Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. The close of business on the date of receipt by the transfer agent (or by the Combined Company if the Combined Company serves as its own transfer agent) of such Conversion Notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of the Combined Company’s Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The person or persons entitled to receive the shares of the Combined Company’s Common Stock issuable upon a conversion of FGMC Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of the Combined Company’s Common Stock at the Conversion Time.
Immediately prior to the close of business on the date of the Conversion Time the Combined Company shall pay to such converting holder all of the dividends on the FGMC Preferred Stock being converted such holder that are accrued and unpaid as of such Conversion Time by, either, at the option of the Combined Company: (i) issuing additional FGMC Preferred Stock to such holder (valuing such additional FGMC Preferred Stock at the Original Issue Price), which additional FGMC Preferred Stock shall also be automatically converted into shares of the Combined Company’s Common Stock as if included in the Conversion Notice using the then in effect Conversion Price, or (ii) paying cash.
All shares of converted FGMC Preferred Stock shall be retired and cancelled and may not be reissued.
Liquidation
Upon any liquidation, dissolution or winding up of the Combined Company, whether voluntary or involuntary, the holders of shares of FGMC Preferred Stock will be entitled to be paid (before any distribution or payment is made upon any shares of the Combined Company’s Common Stock) an amount per share equal to the greater of (i) one times the applicable Original Issue Price, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of FGMC Preferred Stock been converted into the Combined Company’s Common Stock immediately prior to such liquidation, dissolution or winding up. However, if upon liquidation, the available funds and assets to be distributed among the holders of FGMC Preferred Stock are insufficient to permit payment in full of the liquidation preference per share, then the entire available funds and assets upon liquidation of the Combined Company shall be distributed ratably among the holders of FGMC Preferred Stock on a pro rata basis.
If there are any available funds or assets upon liquidation remaining after the payment or distribution to the holders of the FGMC Preferred Stock of their full preferential amounts described above, then all such remaining available funds and assets shall be distributed among the holders of shares of the Combined Company’s Common Stock, pro rata based on the number of shares held by each such holder.
Warrants
Public Stockholders’ Warrants
Upon completion of the Business Combination, each whole warrant entitles the registered holder to purchase one share of FGMC Preferred Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, provided in each case that the Combined Company has an effective registration statement under the Securities Act covering the shares of FGMC Preferred Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Combined Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the Public Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Public Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of FGMC Preferred Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time.
The Combined Company will not be obligated to deliver any FGMC Preferred Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the FGMC Preferred Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Combined Company satisfying its obligations described below with respect to registration. No warrant will be exercisable and the Combined Company will not be obligated to issue a share of FGMC Preferred Stock upon exercise of a warrant unless the share of FGMC Preferred Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Combined Company be required to net cash settle any warrant.
The Combined Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days after the completion of the Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the FGMC Preferred Stock issuable upon exercise of the warrants. The Combined Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Public Warrant Agreement. If a registration statement covering the shares of FGMC Preferred Stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the completion of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Combined Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Combined Company’s Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Combined Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Combined Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Combined Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants
Once the warrants become exercisable, the Combined Company may call the warrants for redemption for cash:
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in whole and not in part;

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at a price of $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

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if, and only if, the closing price of the Combined Company’s Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of common stock and equity-linked securities for capital raising purposes in connection with the completion of our initial business combination as described elsewhere herein) for any 20 trading days within a 30-trading day period ending three business days before the Combined Company sends notice of redemption to the warrant holders.
If and when the warrants become redeemable by for cash, the Combined Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the foregoing conditions are satisfied and the Combined Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the FGMC Preferred Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of common stock and equity-linked securities for capital raising purposes in connection with the completion of our initial business combination as described elsewhere in herein) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If the Combined Company calls the warrants for redemption, management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Combined Company’s cash position, the number of warrants that are outstanding and the dilutive effect on stockholders. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of FGMC Preferred Stock equal to the quotient obtained by dividing (x) the product of the number of FGMC Preferred Stock underlying the warrants, multiplied by the excess of the “fair market value” of our common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the FGMC Preferred Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of FGMC Preferred Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.
A holder of a warrant may notify the Combined Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Combined Company’s Common Stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of FGMC Preferred Stock is increased by a share capitalization payable in shares of FGMC Preferred Stock, or by a split-up of FGMC Preferred Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of FGMC Preferred Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of FGMC Preferred Stock. A rights offering to holders of FGMC Preferred Stock entitling holders to purchase FGMC Preferred Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of FGMC Preferred Stock equal to the product of (i) the number of shares of FGMC Preferred Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for FGMC Preferred Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of FGMC Preferred Stock paid in such rights offering and divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of FGMC Preferred Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the FGMC Preferred Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of FGMC Preferred Stock on account of such FGMC Preferred Stock (or other securities into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of FGMC Preferred Stock in respect of such event.
If the number of outstanding shares of FGMC Preferred Stock is decreased by a consolidation, combination, reverse share split or reclassification of FGMC Preferred Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of FGMC Preferred Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of FGMC Preferred Stock.
Whenever the number of shares of FGMC Preferred Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of FGMC Preferred Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of FGMC Preferred Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding FGMC Preferred Stock (other than those described above or that solely affects the par value of such FGMC Preferred Stock), or in the case of any merger or consolidation of the Combined Company with or into another corporation (other than a consolidation or merger in which the Combined Company is the continuing corporation and that does not result in any reclassification or reorganization of the Combined Company’s outstanding FGMC Preferred Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Combined Company as an entirety or substantially as an entirety in connection with which the Combined Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the FGMC Preferred Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of the Combined Company’s Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Public Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Public Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants are issued in registered form under the Public Warrant Agreement.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of FGMC Preferred Stock and any voting rights until they exercise their warrants and receive FGMC Preferred Stock.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of FGMC Preferred Stock to be issued to the warrant holder.

Private Placement Warrants
Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants described above.
The private placement warrants (including the FGMC Preferred Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us and will be exercisable on a cashless basis. In addition, the $15 Exercise Price Warrants will expire at 5:00 p.m. New York City Time ten years after the consummation our initial business combination. Each whole $15 Exercise Price Warrants entitles the registered holder to purchase one share of FGMC Preferred Stock at a price of $15.00 per share.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of FGMC Preferred Stock equal to the quotient obtained by dividing (x) the product of the number of shares of FGMC Preferred Stock underlying the warrants, multiplied by the excess of the “fair market value” of FGMC Preferred Stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean, as of any date, the average last reported sale price of the FGMC Preferred Stock as reported during the ten (10) trading day period ending on the trading day prior to such date.
Our initial stockholders have agreed not to transfer, assign or sell any of the private placement warrants (including FGMC Preferred Stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor.
Underwriter Warrants
The Underwriter Warrants are identical to the warrants included in the units sold in the IPO, except that the Underwriter Warrants (i) will not be redeemable by the Combined Company, (ii) will be entitled to registration rights, (iii) may be exercised on a cashless basis, and (iv) for so long as they are held by the underwriters, will not be exercisable more than five years from the date of the IPO prospectus in accordance with FINRA Rule 5110(g)(8)(A).
All Warrants/Warrant Agreements
FGMC public warrants and FGMC private placement warrants are issued in registered form under the Warrant Agreements. The Warrant Agreements provide that in the case of any reclassification or reorganization of the issued and outstanding shares of FGMC Common Stock the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of FGMC Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification or reorganization.
Accordingly, upon the effectiveness of the FGMC Common Conversion, the Warrants will become, pursuant to their terms, exercisable for shares of FGMC Preferred Stock instead of shares of FGMC Common Stock. In addition, at any time after the effectiveness of the FGMC Common Conversion, upon the occurrence of a Mandatory Conversion Event, the Warrants will once again become, exercisable for shares of FGMC Common Stock.
FGMC intends to amend the Warrant Agreements for the purpose of clarifying the foregoing and curing any ambiguity that may exist in the Warrant Agreements with respect to the treatment of the Warrants upon the FGMC Common Conversion, and upon a Mandatory Conversion Event of the FGMC Preferred Stock after the FGMC Common Conversion. The Warrant Agreements provide that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or add or change any provisions with respect to matters or questions arising under the Warrant Agreements as the parties thereto may deem necessary or desirable and that the parties thereto deem shall not adversely affect the rights of the holders of the Warrants. You should review a copy of the Warrant Agreements, and the form of the amendments to the Warrant Agreements, which are filed as an exhibits to the registration statement of which this joint proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.
Transfer Agent and Warrant Agent
The transfer agent for the Combined Company’s Common Stock and warrant agent for the Combined Company’s warrants is Continental Stock Transfer & Trust Company.
Certain Anti-Takeover Provisions of Delaware Law and the Amended and Restated Certificate of Incorporation and Bylaws
The Combined Company will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of the Combined Company’s assets. However, the above provisions of Section 203 do not apply if:
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the Combined Company’s board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the closing of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Combined Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the initial business combination is approved by the Combined Company’s board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The Combined Company’s authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Combined Company by means of a proxy contest, tender offer, merger or otherwise.
Exclusive forum for certain lawsuits
The Proposed Charter requires, unless the Combined Company consents in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on the Combined Company’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the Combined Company or the Combined Company’s stockholders, (iii) any action asserting a claim against the Combined Company, the Combined Company’s directors, officers or employees arising pursuant to any provision of the DGCL or the Proposed Charter or bylaws, or (iv) any action asserting a claim against the Combined Company, the Combined Company’s directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although the Combined Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against the Combined Company’s directors and officers, although the Combined Company’s stockholders will not be deemed to have waived compliance with federal securities laws and the rules and regulations thereunder.
Notwithstanding the foregoing, the Proposed Charter provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Additionally, unless the Combined Company consents in writing to the selection of an alternative forum, the federal courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the Combined Company or any of its directors, officers, other employees or agents. Any person or entity purchasing or otherwise acquiring any interest in the Combined Company’s securities shall be deemed to have notice of and consented to these provisions. The Combined Company notes, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Special meeting of stockholders
The Combined Company’s bylaws provide that special meetings of stockholders may be called only by a majority vote of its board of directors, by its Chief Executive Officer or by its Chairman.
Advance notice requirements for stockholder proposals and director nominations
The Combined Company’s bylaws provide that stockholders seeking to bring business before the annual meeting of stockholders, or to nominate candidates for election as directors at the Combined Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at its principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in the annual proxy statement must comply with the notice periods contained therein. The Combined Company’s bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Combined Company’s stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders.
Action by written consent
Any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

COMPARISON OF CORPORATE GOVERNANCE AND STOCKHOLDER RIGHTS
If the FGMC Charter Amendment Proposal is approved, the Proposed Charter will amend and replace the Current Charter. The following table sets forth a summary of the principal proposed changes and the differences between FGMC’s stockholders’ rights under the Current Charter, iCoreConnect’s stockholder’s rights under its current articles of incorporation, and the rights of FGMC’s stockholders’ and iCoreConnect’s stockholder’s under the Proposed Charter. This summary is qualified by reference to the complete text of the Proposed Charter, a copy of which is attached to this joint proxy statement/prospectus as Annex C-1. We urge you to read the Proposed Charter in its entirety for a complete description of the rights and preferences. For more information on the FGMC Charter Amendment Proposal, see the section titled “The FGMC Charter Amendment Proposal.”
For more information on the FGMC Charter Amendment Proposal, see the section titled “The FGMC Charter Amendment Proposal.”

Current Governance – FGMC	Current Governance – iCoreConnect	Proposed Governance
Name
FGMC’s current name is “FG Merger Corp.”	iCoreConnect’s current name is “iCoreConnect Inc.”	The name of the company will be “iCoreConnect Inc.”
Purpose
The Current Charter provides that the purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the corporation by law and those incidental thereto, the corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation including, but not limited to, a Business Combination.	The current charter provides that the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada. In addition to the powers and privileges conferred upon the corporation by law and those incidental thereto, the corporation shall possess and may exercise all the powers and privileges, which are necessary or convenient to the conduct, promotion, or attainment of the business or purposes of the corporation.	The Proposed Charter provides that the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
Authorized Capital Stock
The Current Charter authorizes the issuance of up to 401,000,000 shares, par value $0.0001 per share, consisting of: 100,000,000 shares of Common Stock; and 1,000,000 shares of Preferred Stock.	The current charter authorizes the issuance of up to 610,000,000 shares, par value $0.001 per share, consisting of: 600,000,000 shares of Common Stock; and 10,000,000 shares of Preferred Stock.	The Proposed Charter authorizes the issuance of 120,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $0.0001, and 40,000,000 shares of Preferred Stock, par value $0.0001.
Voting
The Current Charter provides that, except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.	The current bylaws provide that, except as otherwise expressly provided by law, each stockholder is entitled to one vote for each share it holds.	The Proposed Charter provides that the holders of Common Stock shall be entitled to one vote for each share. Holders of Preferred Stock will not be entitled to vote on any matter submitted to the stockholders of the corporation.
Rights of Preferred Stock
The Current Charter provides the Board of Directors with the authority to issue shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of	The current charter provides the board of directors with the authority to prescribe the classes, series, and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class or series of stock. If more than one class or series of Preferred	The Proposed Charter authorizes 40,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. The Combined Company’s board of directors is authorized to fix the voting rights, if any, designations,

Current Governance – FGMC	Current Governance – iCoreConnect	Proposed Governance
Directors providing for the issue of such series and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.	Stock is authorized, the resolution of the board of directors authorizing such stock must prescribe a distinguishing designation for each class and series. The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of Preferred Stock must be described in the resolution of the board of directors before the issuance of that class or series.	powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. With respect to the Series A Preferred Stock, dividends will accrue at the rate per annum of 12% of the original issue price of $10 per share. Dividends shall be cumulative and payable within fifteen (15) days after the end of the Combined Company’s second quarter, which is June 30, commencing with the quarter ending June 30, 2024, or upon declaration by the board of directors. The company may issue dividends for the first two years by issuing and delivering additional shares of Preferred Stock. Preferred Stock holders are entitled to dividends on their Preferred Stock prior to the corporation declaring dividends on any other class or series of capital stock.
Conversion Upon a Business Combination
The Current Charter provides that, in the event that a Business Combination is approved and is consummated by the corporation, any holder of shares of Common Stock sold in the IPO (“IPO Shares”) may demand that the corporation convert his IPO Shares into cash. If so demanded, the corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share price equal to the quotient determined by dividing (i) the amount then held in the Trust Account including any interest earned on the funds held in the Trust Account net of interest that may be used by the corporation to pay its franchise and income taxes payable, calculated as	None.	None.

Current Governance – FGMC	Current Governance – iCoreConnect	Proposed Governance
of two (2) business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares then outstanding.
Number and Qualification of Directors
The current bylaws of FGMC provide that the authorized number of the board of directors shall be fixed from time to time exclusively by the FGMC’s board pursuant to a resolution adopted by a majority of the board.	The bylaws provide that the authorized number of the board of directors shall be fixed from time to time by a resolution passed by a majority of the entire board.	The proposed charter provides that the number of the board of directors shall be fixed, from time to time, exclusively by the Board, but shall never be less than one (1) member.
Structure of the Board; Election of Directors
The Current Charter provides that the Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be fixed exclusively by the Board of Directors and shall be as nearly equal as possible. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders following the effectiveness of the Current Charter, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders following the effectiveness of the Current Charter and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders following the effectiveness of the Current Charter. At each succeeding annual meeting of the stockholders, beginning with the first annual meeting of the stockholders following the effectiveness of the Current Charter, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.	The current bylaws provide that directors are elected at each annual meeting of stockholders to replace those directors whose terms expire at such annual meeting. Each elected director serves until the third anniversary of his or her election date, except in the event of his or her death, resignation, removal, or the earlier termination of his or her term in office.	The Proposed Charter provides that the directors be elected at the annual meeting of stockholders and each director shall hold office until the next annual meeting, and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
Removal of Directors
The Current Charter of FGMC provides that, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of FGMC entitled to vote generally in the election of directors, voting together as a	The current charter and current bylaws of provide that, any or all of the directors may be removed, with or without cause, at a special meeting called for such purpose, and by the affirmative vote of holders of 2/3 of the voting power of all the outstanding shares of stock	The Proposed Charter provides for the removal of a director with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the

Current Governance – FGMC	Current Governance – iCoreConnect	Proposed Governance
single class.	of the corporation entitled to vote generally in the election of directors, considered for this purpose as a single class.	corporation entitled to vote generally in the election of directors, voting together as a single class.
Supermajority Voting Provisions
None.	As stated above, a 2/3 majority of the voting power of all the outstanding shares of stock of the corporation entitled to vote generally in the election of directors is required for removal.	The Proposed Charter provides that, to amend, alter, repeal, or adopt a provision inconsistent with the purpose and intent of Articles VII, VIII, or IX, requires 75% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Cumulative Voting
Neither the Current Charter nor bylaws provide for cumulative voting.	Neither the current charter nor current bylaws provide for cumulative voting.	The Proposed Charter prohibits cumulative voting rights for Common Stock votes.
Vacancies on the Board of Directors
The Current Charter provides that vacancies on the Board may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. . All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.	The current charter provides both that the stockholders may fill the vacancy created by a removal. In all other cases, or if the stockholder fail to fill the vacancy created by a removal, the board of directors has the exclusive authority to fill the vacancy by an affirmative vote of a majority of the remaining directors then in office. The successor director shall hold office until the director’s successor is elected and qualified or until the director’s earlier resignation or removal.	The Proposed Charter provides that vacancies or newly created directorships may be filled exclusively by a vote of a majority of the remaining members of the board. Such person so elected will hold office until the next election of the Board by the stockholders in which their successor shall be duly elected and qualified, or until such directors earlier death, resignation, or removal.
Special Meeting of the Board of Directors
Special meetings of the Board of Directors may be called as permitted	Special meetings may be called by the Chairman, President, or	Special meetings may be called by the Chairperson of

Current Governance – FGMC	Current Governance – iCoreConnect	Proposed Governance
under Delaware law.	any officer of the corporation who is also a director.	the Board or the Chief Executive Officer.
Amendments to Certificate of Incorporation
The Current Charter may be amended as permitted under Delaware law.
Prior to an initial Business Combination (as defined therein), the Current Charter provides that any amendment to the business combination provisions of the Current Charter requires the approval of the holders of at a majority of the outstanding shares of Common Stock.	The current charter may be amended as permitted by statute.	The Proposed Charter may be amended as permitted by the DGCL. In addition, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall is required.
Provisions Specific to a Blank Check Company
The Current Charter sets forth various provisions related to its operations as a blank check company/special purpose acquisition corporation prior to the consummation of an initial business combination.	None.	None.
Amendment of Bylaws
The current bylaws of FGMC provide that the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of FGMC required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of FGMC entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.	The current bylaws provide that the board shall have the power to adopt, amend, alter, or repeal the bylaws. A resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies at the time such resolution is presented to the board for adoption). The bylaws may also be amended by a vote of the holders of 2/3 or more of the outstanding stock of the corporation entitled to vote.	The Proposed Bylaws provide for amendment by the board, or by the stockholders by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. However, in any vote that adopts, amends, repeals, or alters a provision inconsistent with Section 1.7(b), 1.16, 2.14, or Article VI, the threshold shall be 80%.
Quorum
The current bylaws of FGMC provide that the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of FGMC representing a majority of the voting power of all outstanding shares of capital stock of FGMC entitled to vote at such meeting shall constitute a	The current bylaws provide that there must be present either in person or by proxy stockholders of record holding at least a majority of the shares issued and outstanding and entitled to vote at such meetings to constitute a quorum. If a	The Proposed Bylaws provide that a majority of the voting power of the capital stock issued and outstanding and entitled to vote, whether present in person, remotely, or represented by proxy, shall

Current Governance – FGMC	Current Governance – iCoreConnect	Proposed Governance
quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of FGMC, the chairman of the meeting may adjourn the meeting from time to until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to FGMC or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by FGMC, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of FGMC or any such other corporation to vote shares held by it in a fiduciary capacity.	quorum shall not be present, a majority of those shares present either in person or by proxy shall have the power to adjourn any meeting until a quorum shall be present.	constitute a quorum. If a quorum shall not be present, either the chairperson of the meeting or the stockholders entitled to vote thereat shall have the power to adjourn the meeting from time to time until a quorum is established. A quorum, once established, is not broken by the withdrawal of enough votes to leave less than a quorum.
Stockholder Action by Written Consent
The Current Charter provides that except as may be otherwise provided for or fixed pursuant to the charter (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.	The current charter provides that any action required or permitted to be taken at a stockholders meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Provided that, whenever applicable corporate law permits a corporation’s articles of	The Proposed Charter does not authorize stockholder action by written consent.

Current Governance – FGMC	Current Governance – iCoreConnect	Proposed Governance
incorporation to specify that a lesser numbers of shares than would otherwise be required shall suffice to approve an action by stockholders, the number of shares required to approve such an action shall be such lesser number.
Special Stockholder Meetings
The Current Charter provides that subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is specifically denied.	The current charter provides that a special meeting may be called at any time by the board of directors. Special meetings may also be called by a person or persons who shall constitute a group for purposes of section 13(d) of the Securities Exchange Act, as amended, and who shall hold in the aggregate not less than a majority of the issued and outstanding voting power entitled to vote at a meeting called for that purpose.	The Proposed Charter authorizes only the Chairperson of the Board, the Chief Executive Officer, or the Board to call a special meeting; the ability of stockholders to call a special meeting is specifically denied.
Notice of Stockholders Meetings
The current bylaws of FGMC provide that written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by FGMC not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the DGCL. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the notice of meeting. Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which	The current bylaws provide that notice of each stockholder meeting must state the date, time, place, and purpose. For special meetings, notice shall be given by any means deemed appropriate by the board, to each stockholder of record entitled to vote at the meeting or who, by reason of any action proposed at such special meeting, would be entitled to have his or her shares appraised if such action were taken. Such notices of special meetings must be given at least fifteen (15) but not more than sixty (60) days before the date of the meeting.	The Proposed Charter provides for written notice containing the place, if any, date, and time of the meeting, the record date, means of remote communications, and in the case of special meetings, the purpose or purposes for which the meeting is called. Notice may be given personally, by mail, or by electronic transmission if permitted by the DGCL, not less than ten (10) or more than sixty (60) days before the date of the meeting

Current Governance – FGMC	Current Governance – iCoreConnect	Proposed Governance
notice has been given may be cancelled, by the Board upon public announcement given before the date previously scheduled for such meeting.
Stockholder Nominations of Persons for Election of Directors
The current bylaws of FGMC provide that nominations of persons for election to the FGMC’s board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in FGMC’s notice of such special meeting, may be made (i) by or at the direction of the FGMC’s board or (ii) by any stockholder of FGMC (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures and requirements set forth in FGMC’s charters.	The current bylaws provide that nominations of persons for election to the board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in iCoreConnect’s notice of such special meeting, may be made by any stockholder of iCoreConnect who holds record stock of the corporation who complies with the notice procedures and requirements set forth in iCoreConnect’s bylaws; and who holds record stock of the corporation at the time of giving the required stockholder notice, as of the record date for the meeting, and the date of the meeting.	The proposed bylaws provide that nomination of persons for election to the board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the notice of such special meeting, may be made (i) pursuant to the Corporations notice of meeting, (ii) at the direction of the Board, (iii) or by any stockholder of the corporation who complies with prescribed notice procedures set forth in the proposed bylaws.
Stockholder Proposals (Other than Nominations of Persons for Election of Directors)
The current bylaws of FGMC provide that for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary in accordance to the requirements of the bylaws and such business must otherwise be a proper matter for stockholder action. Subject to certain provisions in the bylaws, a stockholder’s notice to the secretary with respect to such business, to be timely, must be received by the secretary at the principal executive offices of FGMC not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the	The current bylaws provide that for all business, including nominations, to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary in accordance to the requirements of the bylaws and such business must otherwise be a proper matter for stockholder action. A stockholders notice to the secretary with respect to such business, to be timely, must be received not less than ninety (90) and not more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year. If, and only if, an annual meeting of stockholders is not scheduled to be held within a period that commences thirty (30) days before and ends sixty (60) days	The proposed bylaws provide that for all business, including nominations, to be properly brought before an annual meeting by a stockholder, the stockholder must deliver in writing to the secretary notice no later than the close of business on the ninetieth (90th) day, nor earlier than the one hundred twentieth day (120th), prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting of stockholder is more than thirty (30) days prior to, or more than sixty (60) days after, the first anniversary of the date of the preceding year’s annual meeting or if no annual

Current Governance – FGMC	Current Governance – iCoreConnect	Proposed Governance
stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by FGMC.	after such an anniversary date, the stockholder notice shall be given by the later of (i) the close of business on the ninetieth (90th) day prior to such other meeting date, or (ii) the close of business on the tenth (10th) day following the date on which such other meeting date is first publicly announced or disclosed by the corporation.	meeting was held in the preceding year, to be timely, a stockholder’s notice must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public disclosure of the date of the meeting is first made by the corporation.
Limitation of Liability of Directors and Officers
The Current Charter provides that a director shall not be personally liable to FGMC or its stockholders for any monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL unless a director violated his or her duty of loyalty to FGMC or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.	The current charter provides that a director shall not be liable to iCoreConnect or its stockholders for breach of fiduciary duties as director or officer, except: acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or the payment of dividends in violation of Section 78.300 of the NRS.	The Proposed Charter provides that a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, to the fullest extent permitted by the DGCL as it exists or as it may be future amended.
Indemnification of Directors, Officers, Employees and Agents
Pursuant to the Current Charter, FGMC, to the full extent permitted by the DGCL, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by FGMC in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by FGMC.	The current charter provides that iCoreConnect shall indemnify its officers and directors to the full extent permitted by the laws of the State of Nevada. However, such indemnity shall not apply if the director: did not act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal action or proceeding, had reasonable cause to believe the director’s conduct was unlawful. The corporation may also indemnify any other person indemnifiable under the laws of the State of Nevada at the sole	The Proposed Charter provides that the corporations shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL as now or later amended, and the right to indemnification shall continue after such person ceases to be a director or officer and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. The corporation shall pay expenses in advance of the proceeding’s final disposition upon receipt of

Current Governance – FGMC	Current Governance – iCoreConnect	Proposed Governance
	discretion of the board of directors. Expenses (including attorneys’ fees) shall be in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay all amounts so advanced if the indemnified party is determined to be not entitled to be indemnified for such expenses.	a written undertaking to repay that amount if it is ultimately determined that such director is not entitled to be indemnified.
Corporate Opportunity Provision
The Current Charter provides that the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to FGMC or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of FGMC unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of FGMC and such opportunity is one FGMC is legally and contractually permitted to undertake and would otherwise be reasonable for FGMC to pursue.	None.	None.
Choice of Forum
The Current Charter provides that, unless FGMC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of FGMC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of FGMC to FGMC or FGMC’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Current Charter or the bylaws, or (iv) any action asserting a claim against the	None.	The Proposed Charter provide s that, unless a majority of the board consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or another Delaware state court, or the federal district court for the District of Delaware, if the priors are without jurisdiction) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation under Delaware law, (ii) any action asserting a claim of

Current Governance – FGMC	Current Governance – iCoreConnect	Proposed Governance
Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction.		breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
FGMC Related Party Transactions
Founder Shares
On January 10, 2022, FGMC issued an aggregate of 2,012,500 shares of common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. On January 11, 2022, the Sponsor transferred an aggregate of 60,000 Founder Shares to members of FGMC’s management and board of directors, resulting in the Sponsor holding 1,952,500 Founder Shares.
The Initial Stockholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) twelve months after the date of the consummation of a business combination, or (ii) the date on which the closing price FGMC Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a business combination, with respect to the remaining 50% of the Founder Shares, 12 months after the date of the consummation of a business combination, or earlier, in each case, if, subsequent to a business combination, FGMC consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of FGMC’s stockholders having the right to exchange their Public Shares for cash, securities or other property.
Promissory Notes
On January 10, 2022, FGMC issued an unsecured promissory note to the Sponsor, pursuant to which FGMC may borrow up to an aggregate principal amount of $175,000. On January 10, 2022 FGMC drew $150,000 pursuant to the promissory note. The promissory note was subsequently paid off on March 1, 2022. There were no amounts outstanding as of September 30, 2022.
Administrative Services Agreement
FGMC entered into an administrative services agreement with the Sponsor on February 25, 2022 whereby the Sponsor will perform certain services for FGMC for a monthly fee of $10,000. For the year ended December 31, 2022, the total administrative services expense was $100,000.
iCoreConnect Related Person Transactions
iCoreConnect issued a note payable to Robert McDermott on December 31, 2018 with a principal amount of $714,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and with a balloon payment due by the maturity date of December 31, 2019. The balloon payment due on December 31, 2019 was not made and iCoreConnect issued, in exchange for the original note, a new note dated December 31, 2019 with a principal amount of $556,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and a balloon payment due by the maturity date of December 31, 2020.The amounts owing on the note as of December 31, 2019 were $556,000 of principal plus a nominal amount of accrued interest. As of December 31, 2020, $535,021 of principal was outstanding on this note payable. Subsequent to the end of fiscal 2020, the maturity on note payable to Mr. McDermott was extended to a new 2-year term note payable bearing interest rate payable of 18% per annum with a maturity date of December 31, 2023. This note was repaid in February 2022.
On December 14, 2022, iCoreConnect entered into a promissory note with an issue date of December 15, 2022 (the “December Promissory Note”) to Robert McDermott in exchange for $55,000. The maturity of the December Promissory Note is four months from the date of issuance and carries an interest rate of 15% per annum. In conjunction with the December Promissory Note, iCoreConnect also issued a warrant to purchase 9,625 shares of iCoreConnect common stock, which expires five years December 15, 2022 and has an exercise price of $0.20 with respect to 4,813 shares underlying the warrant and $0.25 with respect to 4,812 shares underlying the warrant.
On December 15, 2022, iCoreConnect entered into a convertible promissory note (the “Convertible Note”) with Robert McDermott in exchange for $80,000. The maturity of the Convertible Note is March 31,

2023 and carries an interest rate of 15% per annum and is initially convertible into iCoreConnect common stock at a conversion rate of $0.08 per share.
On June 1, 2022, iCoreConnect entered into a $100,000 promissory note with Jeffrey Stellinga. The promissory note had a maturity date of December 1, 2022 with an interest charge of 14% per annum. On December 14, 2022, iCoreConnect renegotiated the above note and entered into a new promissory note with an issue date of November 28, 2022 (the “November Promissory Note”) with Mr. Stellinga for $107,500. The maturity of the November Promissory Note is three months from November 28, 2022 and carries an interest rate of 15% per annum. In conjunction with the November Promissory Note, iCoreConnect also issued Mr. Stellinga a warrant to purchase 18,813 shares of iCoreConnect common stock, which expires five years from November 28, 2022 and has an exercise price of $0.20.

LEGAL MATTERS
The validity of the shares of FGMC Common Stock and FGMC Preferred Stock to be issued pursuant to the Merger Agreement will be passed upon by Loeb & Loeb LLP, counsel to FGMC.
EXPERTS
The financial statements of FGMC as of December 31, 2022 and 2021 and for the years then ended, appearing in this joint proxy statement/prospectus have been audited by Plante & Moran, PLLC independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this joint proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of iCoreConnect as of December 31, 2022 and 2021 and for the years then ended included in this joint proxy statement/prospectus have been so included in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
APPRAISAL RIGHTS
Holders of FGMC Common Stock do not have appraisal rights in connection with the Business Combination under Delaware law.
Under the Nevada Dissenter’s Rights Statutes (NRS 92A.300 through NRS 92A.500, inclusive), any iCoreConnect stockholder who does not vote or sign a written consent (and who does not cause or permit the stockholder’s shares to be voted) in favor of the Business Combination will have the right to dissent from the Business Combination and, in lieu of receiving the merger consideration with respect to the stockholder’s iCoreConnect shares, obtain payment of the fair value (as defined in NRS 92A.320) of the stockholder’s iCoreConnect shares, but only if the stockholder complies with all other applicable requirements under the Nevada Dissenter’s Rights Statutes. The Business Combination must also be approved by the iCoreConnect stockholders at the iCoreConnect Special Meeting in order for a dissenting shareholder to obtain payment of fair value under the Nevada Dissenter’s Rights Statutes. The iCoreConnect stockholders must also approve the Business Combination.
If the Business Combination is approved and the Merger is consummated, iCoreConnect will comply with the applicable provisions of the Nevada Dissenter’s Rights Statutes, including by providing the notification required by NRS 92A.410(2) and the dissenter’s notice described in NRS 92A.430.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
Pursuant to the rules of the SEC, FGMC and iCoreConnect and servicers that they employ to deliver communications to their respective stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, FGMC or iCoreConnect, as applicable, will deliver a separate copy of the joint proxy statement/prospectus to any stockholder at a shared address to which a single copy of the joint proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the joint proxy statement/prospectus may likewise request that we deliver single copies of the joint proxy statement/prospectus in the future. Stockholders may notify us of their requests by calling or writing to the applicable proxy solicitor below.

For FGMC and iCoreConnect stockholders:	For iCoreConnect stockholders:
Advantage Proxy P.O. Box 13581 Des Moines, WA 98198 Toll Free: 877-870-8565 Collect: 206-870-8565 Email: KSmith@advantageproxy.com	Advantage Proxy P.O. Box 13581 Des Moines, WA 98198 Toll Free: 877-870-8565 Collect: 206-870-8565 Email: KSmith@advantageproxy.com
TRANSFER AGENT AND REGISTRAR
The transfer agent for FGMC’s and iCoreConnect’s securities is Continental Stock Transfer & Trust Company.
SUBMISSION OF STOCKHOLDER PROPOSALS
FGMC’s board of directors is aware of no other matter that may be brought before the FGMC Special Meeting. Under Delaware law, only business that is specified in the notice of a special meeting to stockholders may be transacted at the FGMC Special Meeting.
iCoreConnect’s board of directors is aware of no other matter that may be brought before the iCoreConnect Special Meeting. Under Nevada law, only business that is specified in the notice of a special meeting to stockholders may be transacted at the iCoreConnect Special Meeting.
FUTURE STOCKHOLDER PROPOSALS
If the Business Combination is completed, you will be entitled to attend and participate in the Combined Company’s annual meetings of stockholders. If the Combined Company holds a 2023 annual meeting of stockholders, the Combined Company will provide notice of or otherwise publicly disclose the date on which the 2023 annual meeting will be held. If the 2023 annual meeting of stockholder is held, stockholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for the Combined Company’s 2023 annual meeting of stockholder in accordance with Rule 14a-8 under the Exchange Act.
You may contact iCoreConnect’s Secretary at iCoreConnect’s principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION
FGMC and iCoreConnect must comply with the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and its rules and regulations, and in accordance with the Exchange Act, FGMC and iCoreConnect file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can read FGMC and iCoreConnect’s SEC filings, including this joint proxy statement/prospectus over the Internet at the SEC’s website at http://www.sec.gov. If you would like additional copies of this joint proxy statement/prospectus or if you have questions about the Business Combination, the Proposals to be presented at the FGMC Special Meeting and iCoreConnect Special Meeting, as applicable, you should contact the proxy solicitation agent at the following address and telephone number:
For FGMC stockholders:	For iCoreConnect stockholders:
Advantage Proxy P.O. Box 13581 Des Moines, WA 98198 Toll Free: 877-870-8565 Collect: 206-870-8565 Email: KSmith@advantageproxy.com	Advantage Proxy P.O. Box 13581 Des Moines, WA 98198 Toll Free: 877-870-8565 Collect: 206-870-8565 Email: KSmith@advantageproxy.com
If you are a stockholder of FGMC and would like to request documents, please do so by May 19, 2023, in order to receive them before the FGMC Special Meeting. If you request any documents from FGMC, FGMC will mail them to you by first class mail, or another equally prompt means.
If you are a stockholder of iCoreConnect and would like to request documents, please do so by May 12, 2023, in order to receive them before the iCoreConnect Special Meeting. If you request any documents from iCoreConnect, iCoreConnect will mail them to you by first class mail, or another equally prompt means.
All information contained in this joint proxy statement/prospectus relating to FGMC has been supplied by FGMC, and all such information relating to iCoreConnect has been supplied by iCoreConnect. Information provided by either FGMC or iCoreConnect does not constitute any representation, estimate or projection of any other party.
THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF FGMC COMMON STOCK OR ICORECONNECT COMMON STOCK, AS APPLICABLE, AT THE RESPECTIVE SPECIAL MEETING. NEITHER FGMC NOR ICORECONNECT HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED MAY 3, 2023. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors
FG Merger Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of FG Merger Corp. (the “Company”) as of December 31, 2022 and December 31, 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has until June 1, 2023 (unless such period is extended) to consummate an initial Business Combination. If a business combination is not consummated by this date (unless extended), there will be a mandatory liquidation and subsequent dissolution of the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.
Basis for Opinion
The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Plante & Moran, PLLC
Plante & Moran, PLLC
We have served as the Company’s auditor since 2022.
Chicago, Illinois
February 2, 2023

F-2

ITEM 1. FINANCIAL STATEMENTS.
FG Merger Corp.
Balance Sheets
	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash	$521,865	$—
Prepaid expenses	223,692	—
Total current assets	745,557	—
Marketable securities held in trust account	83,694,573	—
TOTAL ASSETS	$84,440,130	$—
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$299,955	$3,272
Tax liabilities	384,973	—
Total current liabilities	684,928	3,272
TOTAL LIABILITIES	$684,928	$3,272
COMMITMENTS AND CONTINGENCIES
Common stock, $0.0001 par value, subject to possible redemption, 8,050,000 and 0 shares at redemption value, respectively	$83,694,573	$—
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	$—	$—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 2,107,750 and 0 shares issued and outstanding, respectively (excluding 8,050,000 and 0 shares subject to possible redemption, respectively)	211	—
Additional paid-in capital	189,479	—
Accumulated deficit	(129,061)	(3,272)
Total Stockholders’ Equity (Deficit)	$60,629	$(3,272)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$84,440,130	$—
The accompanying notes are an integral part of the financial statements.
F-3

FG Merger Corp.
Statements of Operations
	Year Ended December 31,
	2022	2021
Operating expenses:
General and administrative expenses	$922,230	$1,802
Franchise taxes	170,632	—
Loss from operations	$(1,092,862)	$(1,802)
Other income (expenses):
Investment income on trust account	1,182,073	—
Total other income (expense)	$1,182,073	$—
Taxes:
Income tax expense (benefit)	215,000	—
Total tax expense	$215,000	$—
Net loss	$(125,789)	$(1,802)
Weighted average redeemable common shares outstanding
Basic and diluted	6,743,014	—
Basic and diluted net income per share, redeemable shares	$0.12	$—
Weighted average non-redeemable common shares outstanding
Basic and diluted	2,042,701	—
Basic and diluted net loss per share, non-redeemable shares	$(0.46)	$—
The accompanying notes are an integral part of the financial statements.
F-4

FG Merger Corp.
Statement of Changes in Shares Subject to Possible Redemption and Stockholders’ Equity (Deficit)
	Shares Subject to Possible Redemption		Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity/(Deficit)
	Shares	Amount	Shares	Amount
Balance at December 31, 2020	—	$—	—	$—	$—	$(1,470)	$(1,470)
Net Loss	—	—	—	—	—	(1,802)	(1,802)
Balance at December 31, 2021	—	$—	—	$—	$—	$(3,272)	$(3,272)
Balance at December 31, 2021	—	$—	—	$—	$—	$(3,272)	$(3,272)
Issuance of 2,012,500 common shares to initial stockholders	—	—	2,012,500	201	24,799	—	25,000
Sale of 8,050,000 units at $10 per unit in IPO, including over-allotment, net of underwriters’ discount and offering expenses	8,050,000	79,259,163	—	—	—	—	—
Sale of 55,000 units at $10 per unit in private placement	—	—	55,000	6	549,994	—	550,000
Sale of 1,000,000 $15 strike warrants in private placement	—	—	—	—	100,000	—	100,000
Sale of 3,950,000 $11.50 strike warrants in private placement	—	—	—	—	3,950,000	—	3,950,000
Issuance of 40,250 underwriter units, including over-allotment	—	—	40,250	4	96	—	100
Accretion of common shares subject to redemption	—	4,435,410	—	—	(4,435,410)	—	(4,435,410)
Net Loss	—	—	—	—	—	(125,789)	(125,789)
Balance at December 31, 2022	8,050,000	$83,694,573	2,107,750	$211	$189,479	$(129,061)	$60,629
The accompanying notes are an integral part of the financial statements.
F-5

FG Merger Corp
Statement of Cash Flows
	For the year ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(125,789)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	296,683	—
Tax liabilities	384,973
Prepaid expense	(223,692)	—
Net cash used in operating activities	$332,175	$—
Cash flows from investing activities
Investments in marketable securities	(248,792,073)	—
Proceeds from maturity	165,097,500	—
Net cash used in investing activities	$(83,694,573)	$—
Cash flows from financing activities
Proceeds from promissory notes	150,000	—
Repayment of promissory note	(150,000)	—
Proceeds from sale of shares of common stock to initial stockholders	25,000	—
Proceeds from sale of units in IPO, including over-allotment, net of offering costs	79,259,163	—
Proceeds from sale of private units in private placement	550,000	—
Proceeds from sale of $11.50 exercise warrants in private placements	3,950,000	—
Proceeds from sale of $15 exercise warrants in private placements	100,000	—
Proceeds from sale of underwriter units in private placement	100	—
Net cash provided by financing activities	$83,884,263	$—
Net increase in cash	$521,865	$—
Cash at beginning of period	—	—
Cash at end of period	$521,865	$—
Supplemental Cashflow Information:
Noncash financing activities:
Accretion of common shares to redemption value	$4,435,410	—
The accompanying notes are an integral part of the financial statements.
F-6

FG Merger Corp
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2022
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
FG Merger Corp. (the “Company”) is a blank check company incorporated in Delaware on December 23, 2020. The Company was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the financial services industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2022, the Company had not yet commenced any operations. All activity through December 31, 2022 relates to the Company’s formation, the initial public offering (“IPO”), which is described below, and the search for a business combination target. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate nonoperating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.
The registration statement for the Company’s IPO was declared effective on February 25, 2022. On March 1, 2022, the Company consummated its IPO of 7,000,000 units (the “Units”) at $10.00 per Unit. In connection with the IPO, the underwriters were granted an option to purchase up to an additional 1,050,000 Units to cover over-allotment, if any. On March 3, 2022, the underwriter fully exercised their over-allotment option and purchased 1,050,000 Units. Each Unit consist of one common stock of the Company, par value $0.0001 per share (the “Public Share”) and three-quarters of one redeemable warrant (the “Public Warrant”), each whole Public Warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $80,500,000. The Public Warrants will become exercisable on the later of 30 days after the completion of Business Combination and 12 months from the closing of the IPO and will expire five years after the completion of Business Combination or earlier upon Company’s liquidation.
Simultaneously with the closing of the IPO, the Company consummated private placements ( the “Private Placements”) of i) 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, ii) 3,950,000 $11.50 exercise price warrants (the “$11.50 Private Warrants”) at a price of $1.00 per $11.50 Private Warrant, and iii) 55,000 units at $10.00 per unit (the “Private Units” and, together with the $15 Private Warrants and $11.50 Private Warrants, the “Private Placement Securities”) to the Company’s sponsor, FG Merger Investors LLC (the “Sponsor”), directors, and officers, for the aggregate purchase price of $4,600,000.
Each Private Unit consists of one Common Stock and three-quarters of one non-redeemable warrant (“Private Unit Warrant”). Each whole Private Unit Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per share.
Each $15 Private Warrant will entitle the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.
Each $11.50 Private Warrant will entitle the holder to purchase one common share at an exercise price of $11.50 per each share, will be exercisable for a period of five years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $11.50 Private Warrants and the shares issuable upon the exercise of the $11.50 Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.

F-7

The Company Units are listed on NASDAQ. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and Private Placement Securities, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding any taxes payable on interest earned on the trust account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940 as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.
Following the closing of the IPO on March 1, 2022, and subsequent closing of the over-allotment on March 3, 2022, a total of $82,512,500 ($10.25 per unit) from the net proceeds of the sale of Units in the IPO and the sale of Private Placement Securities as well as the proceeds from the closing of the over-allotment option were placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,000 upon or immediately prior to such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.
If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.
The holders of Public Shares will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.
The Sponsor, officers, directors and advisors (the “Initial Shareholders”) have agreed (a) to vote their Founder Shares (as defined in Note 5) as well as any common shares underlying the Private Units, and any Public Shares purchased during or after the IPO in favor of a Business Combination, (b) not to propose an amendment to the Company’s amended and restated certificate of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares as well as any common shares underlying the Private Units) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in

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a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the amended and restated certificate of incorporation relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares, the Private Units and $15 and $11.50 Private Warrants (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Initial Shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the IPO if the Company fails to complete its Business Combination.
The Company will have until June 1 (or September 1 if the time to complete a business combination is extended as described herein) from the closing of the IPO to consummate a Business Combination. In addition, if the Company anticipates that it may not be able to consummate an initial business combination within 15 months, the Company’s insiders or their affiliates may, but are not obligated to, extend the period of time to consummate a business combination by an additional three months (for a total of 18 months to complete a business combination) (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $805,000 ($0.10 per Public Share in either case), on or prior to the 15-month anniversary of the closing of the IPO.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidation distribution with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination period.
The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.25 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern
The Company has until June 1, 2023 (unless such period is extended, as detailed above) to consummate the initial Business Combination. If a business combination is not consummated by this date (unless extended), there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern.
The Company intends to complete the Initial Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination ahead of June 1, 2023 (unless extended), nor that it will be able to raise sufficient funds to complete an Initial Business Combination.

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NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of estimates
The preparation of financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and cash equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2022.
Marketable securities held in Trust Account
At December 31, 2022, substantially all of the assets held in the Trust Account were invested in a money market fund that invests exclusively in short term U.S. Treasury obligations. During the year ended December 31, 2022, the Company did not withdraw any interest income from the Trust Account to pay for its franchise and income taxes.

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Common stock subject to possible redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2022, common stock subject to possible redemption is presented as temporary equity at redemption value, outside of the stockholders’ equity section of the Company’s balance sheet.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero.
Deferred offering costs
Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the IPO and that are charged to shareholders equity upon the completion of the IPO. Offering costs amounting to $1,240,837 (including $750,000 of underwriting fees) were charged to shareholders’ equity upon the completion of IPO. Furthermore, underwriters also received 40,250 Units (“Underwriter Units”), with such Units restricted from sale until the closing of the Business Combination and with no redemption rights from the Trust Account. Each Underwriter Unit consists of one share of common stock of the Company, par value $0.0001 per share and three-quarters of one redeemable warrant (“Underwriter Warrant”), each whole Underwriter Warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share.
Warrants
The Company accounts for the 6,037,500 Public Warrants, 41,250 Private Unit Warrants, 3,950,000 $11.50 Private Warrant, 1,000,000 $15.00 Private Warrant and 30,188 Underwriter Warrants issued in connection with the IPO and the Private Placements in accordance with the guidance contained in ASC 815-40 “Contracts in Entity’s Own Equity” and ASC 480, “Distinguishing Liabilities from Equity”. The Company’s warrants meet the criteria required to be classified as equity.
Income taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. As of December 31, 2022, there were no amounts accrued for interest or penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Reconciliation of Net Loss per Common Share
The Company complies with accounting and disclosure requirements of ASC 260, Earnings Per Share. The Company has redeemable and nonredeemable shares of common stock. Income and losses are shared

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pro rata between the redeemable and nonredeemable shares of common stock. Net loss per share of common stock is calculated by dividing the net loss by the weighted average shares of common stock outstanding for the respective period. Net loss for the period from January 1, 2022 to IPO was allocated fully to the nonredeemable shares of common stock. Diluted net loss per share attributable to stockholders adjusts the basic net loss per share attributable to stockholders and the weighted-average shares of common stock outstanding for the potentially dilutive impact of outstanding warrants. However, because the warrants are anti-dilutive, diluted loss per share of common stock is the same as basic loss per share of common stock for the period presented.
The following table reflects the calculation of basic and diluted net loss per share of common stock (in dollars, except per share amounts):
Net loss from January 1, 2022 to IPO date	$(3,727)
Net loss from IPO date to year end December 31, 2022	(122,062)
Total loss from January 1, 2022 to year end December 31, 2022	$(125,789)
	For the period from January 1, 2022 through December 31, 2022
	Redeemable Shares	Non- Redeemable Shares	Total
Total number of shares	8,050,000	2,107,750	10,157,750
Ownership percentage	79%	21%
Total income allocated by class	$(96,734)	$(29,055)	$(125,789)
Less: Accretion allocated based on ownership percentage	(3,515,055)	(920,355)	(4,435,410)
Plus: Accretion applicable to the redeemable class	4,435,410	4,435,410
Total income (loss) by class	$823,621	$(949,410)
Weighted average shares	6,743,014	2,042,701
Earnings (loss) per share	$0.12	$(0.46)
Fair value of financial instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities.
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The fair value of the marketable securities held in trust account is determined using the level 1 input.

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Risks and Uncertainties
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury has been given authority to provide regulations and other guidance to carry out, and prevent the avoidance of, the excise tax. The IR Act applies to repurchases that occur after December 31, 2022, and it is possible that this tax will apply to our future redemptions or liquidation.
Recently issued accounting standard
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
On March 1, 2022, the Company consummated its IPO of 7,000,000 Units. On March 3, 2022, 1,050,000 additional Units were issued pursuant to the underwriters’ full exercise of their over-allotment option. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $80,500,000.
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the IPO, the Company consummated the Private Placements in which the Sponsor purchased (i) 55,000 Private Units at a price of $10.00 per Private Unit, (ii) 3,950,000 $11.50 Private Warrants at a price of $1.00 per $11.50 Private Warrant, and (iii) 1,000,000 $15 Private Warrants at a price of $0.10 per $15 Private Warrant. The aggregate gross proceeds from the sale of Private Placement Securities are $4,600,000. Each $15 Private Warrant, $11.50 Private Warrant and the Private Unit Warrants will entitle the holder to purchase one share of common stock at its respective exercise price.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On January 10, 2022, the Company issued an aggregate of 2,012,500 shares of common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. On January 11, 2022, the Sponsor transferred an aggregate of 60,000 Founder Shares to members of the Company’s management and board of directors, resulting in the Sponsor holding 1,952,500 Founder Shares.
The Initial Shareholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) twelve months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, 12 months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Public Shares for cash, securities or other property.
Promissory Notes
On January 10, 2022, the Company issued an unsecured Promissory Note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $175,000. On January 10, 2022,

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the Company drew $150,000 pursuant to the promissory note. The promissory note was subsequently paid off on March 1, 2022. There were no amounts outstanding as of December 31, 2022.
Administrative Services Agreement
The Company entered into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor on February 25, 2022 whereby the Sponsor will perform certain services for the Company for a monthly fee of $10,000. For the year ended December 31, 2022, the total administrative services expense was $100,000.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration right agreement entered into on February 25, 2022, the holders of the Founder Shares and the Private Placement Securities (and their underlying securities) are entitled to registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to such registration rights.
Underwriting Agreement
The Company granted the underwriters a 45-day option to purchase up to 1,050,000 additional Units to cover over-allotments at the Initial Public Offering price. On March 2, 2022, the underwriters exercised the over-allotment in full, and the closing of the issuance and sale of the additional Units occurred on March 3, 2022.
NOTE 7. STOCKHOLDERS’ EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022, there were no shares of preferred stock issued or outstanding.
Common Stock — The Company is authorized to issue 400,000,000 shares of common stock, par value $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. As of December 31, 2022, there were 2,107,750 shares of common stock issued and outstanding, excluding 8,050,000 shares subject to possible redemption.
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. Each whole Public Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per share, and will become exercisable on the later of 30 days after the completion of the Business Combination and 12 months from the closing of the IPO. The Public Warrants will expire on the fifth anniversary of the completion of the Business Combination, or earlier upon redemption or liquidation. The Company may redeem the Public Warrants i) at a redemption price of $0.01 per warrant, ii) at any time after the Public Warrants become exercisable, iii) upon a minimum of 30 days’ prior written notice of redemption, iv) if, and only if, the last sales price of Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period commencing after the date the Public Warrants become exercisable and ending three business days before Company sends the notice of redemption, and v) if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.
The $15 Private Warrants will entitle the holder to purchase one common share at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.

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The $11.50 Private Warrants will entitle the holder to purchase one common share at an exercise price of $11.50 per each share, will be exercisable for a period of five years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $11.50 Private Warrants and the shares issuable upon the exercise of the $11.50 Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.
The Private Unit Warrants will have terms similar to the Public Warrants underlying the Units sold in the IPO, except that the Private Unit Warrants will be non-redeemable and may be exercised on a cashless basis. Additionally, Private Unit Warrants and the shares issuable upon the exercise of the Private Unit Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.
The exercise price and number of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.
NOTE 8. INCOME TAXES
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
Internal Revenue Section 195 requires start-up expenditures paid or incurred in connection with investigating the creation or acquisition of an active trade or business to be capitalized for income tax purposes. The capitalized start-up expenditures are placed into service in the month in which an active trade or business begins and amortized ratably over 180 months. The start-up expenditures do not include interest, taxes, or research and experimental expenses. The tax calculation for the year ended December 31, 2022 took all of the aforementioned Section 195 guidelines into account. For the year ended December 31, 2022, the provision for income taxes was $215,000.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. As of December 31, 2022, the Company recorded a deferred tax asset related to the capitalized start-up costs of $195,000. The Company chose to establish a valuation allowance to reduce the deferred tax asset to $0. It is not guaranteed that the Company will complete a Business Combination, and, even if the Business Combination is successfully completed, that the future Combined Company will be able to utilize the deferred tax asset.

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The following is a summary of the Company’s net deferred tax asset:
	December 31, 2022	December 31, 2021
Deferred tax assets:
Startup and organizational costs	$195,000	$—
Total deferred tax asset	195,000	—
Valuation allowance	(195,000)	—
Deferred tax asset, net of allowance	$—	$—
The income tax provision consists of the following:
	December 31, 2022	December 31, 2021
Federal
Current expense	$215,000	$—
Deferred benefit	(195,000)	—
Change in valuation allowance	195,000	—
Income tax provision	$215,000	$—
A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows for the years ended December 31, 2022 and December 31, 2021:
	Year Ended December 31,
	2022		2021
Income tax at statutory rate	18,734	21.0%	—	—%
Change in valuation allowance	195,000	218.6%	—	—%
Other	1,266	1.4%	—	—%
Income tax expense	215,000	241%	—	—%
NOTE 9. SUBSEQUENT EVENTS
On January 5, 2023, the Company entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) by and among the Company, FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and iCoreConnect Inc., a Nevada Corporation (“iCoreConnect”).
The Merger Agreement provides that, among other things, at the closing of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into iCoreConnect with iCoreConnect surviving as a wholly-owned subsidiary of the Company (the “Merger”). In connection with the Merger, the Company will change its name to “iCoreConnect Inc.” The Merger and the other transactions contemplated by the Merger Agreement are referred to as the “Business Combination.”
The Business Combination is expected to close in the second quarter of 2023, subject to customary closing conditions, including the receipt of certain governmental approvals and the required approval by the stockholders of FGMC and iCoreConnect.
Prior to the Closing, each share of FGMC common stock, par value $0.0001 shall be converted into shares of newly issued FGMC preferred stock, par value $0.0001 (“FGMC Preferred Stock”). This transaction is referred to herein as the “FGMC Common Conversion.” The FGMC Preferred Stock, amongst other rights, preferences, qualifications etc. shall accrue dividends at the rate per annum of 12%, which shall be payable within fifteen business days after the anniversary of the date of the original issuance of the FGMC Preferred Stock.
In addition, (i) each vested, issued and outstanding option to purchase iCoreConnect common stock par value $0.001 (“iCoreConnect Common Stock”) shall be exercised into shares of iCoreConnect Common Stock (ii) each issued and outstanding warrant to purchase iCoreConnect Common Stock shall be exercised

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into shares of iCoreConnect Common Stock and (iii) the outstanding principal together with all accrued and unpaid interest under each iCoreConnect convertible promissory note shall be converted into shares of iCoreConnect Common Stock.
FGMC and iCoreConnect will each hold special meetings of their respective stockholders in connection with the proposed Business Combination, which are referred to as the FGMC Special Meeting and the iCoreConnect Special Meeting, respectively.
The Business Combination is expected to close in the second quarter of 2023, subject to customary closing conditions, including the receipt of certain governmental approvals and the required approval by the stockholders of FGMC and iCoreConnect.

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F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To Stockholders and Board of Directors of
iCoreConnect Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of iCoreConnect Inc. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
Critical Audit Matters
Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. We determined that there are no critical audit matters.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2021.
New York, NY
March 22, 2023

F-19

iCoreConnect Inc.
BALANCE SHEETS
	December 31, 2022	December 31, 2021
ASSETS
Cash	$196,153	$71,807
Accounts receivable, net	414,809	629,047
Prepaid expenses and other current assets	480,706	312,286
Total current assets	1,091,668	1,013,140
Property and equipment, net	74,194	92,562
Right of use lease asset — operating	944,487	99,054
Software development costs, net	531,061	592,781
Acquired technology, net	79,428	277,966
Customer relationships, net	2,350,380	3,069,874
Goodwill	1,484,966	1,484,966
Total long-term assets	5,464,516	5,617,203
TOTAL ASSETS	$6,556,184	$6,630,343
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	$2,336,174	$1,641,750
Operating lease liability, current portion	169,417	66,738
Current maturities of long-term debt, net of discounts	4,279,531	2,325,339
Deferred revenue, current portion	13,847	20,419
Total current liabilities	6,798,969	4,054,246
Long-term debt, net of current maturities	1,449,261	1,538,488
Operating lease liability, net of current portion	809,458	32,318
Total long-term liabilities	2,258,719	1,570,806
TOTAL LIABILITIES	9,057,688	5,625,052
COMMITEMENTS AND CONTINGENCIES (NOTE 9)
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, par value $0.001; 10,000,000 shares authorized; Issued and Outstanding: 0 as of December 31, 2022 and 0 as of December 31, 2021.	—	—
Common Stock par value $0.001; 600,000,000 shares authorized; Issued and Outstanding: 181,320,528 as of December 31, 2022 and 167,493,479 as of December 31, 2021	181,321	167,493
Additional paid-in-capital	86,192,262	83,633,061
Accumulated deficit	(88,875,087)	(82,795,263)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(2,501,504)	1,005,291
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$6,556,184	$6,630,343
The accompanying notes are an integral part of these financial statements
F-20

iCoreConnect Inc.
STATEMENTS OF OPERATIONS
	For the Years Ended
	December 31, 2022	December 31, 2021
Revenue	$7,987,902	$4,956,552
Cost of sales	2,243,253	1,580,390
Gross profit	5,744,649	3,376,162
Expenses
Selling, general and administrative	9,254,670	5,232,839
Depreciation and amortization	1,292,085	1,430,805
Total operating expenses	10,546,755	6,663,644
Loss from operations	(4,802,106)	(3,287,482)
Other income (expense)
Interest expense	(785,406)	(500,878)
Finance charges	(426,419)	(1,513,366)
Other income (expense)	(65,893)	7,497
Gain on cancellation of PPP loan	—	330,047
Total other expense	(1,277,718)	(1,676,700)
Net loss	$(6,079,824)	$(4,964,182)
Net loss per share, basic and diluted	$(0.04)	$(0.03)
Weighted average number of shares, basic and diluted	172,123,855	146,726,959
The accompanying notes are an integral part of these financial statements
F-21

iCoreConnect Inc.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
	Common stock		Additional Paid In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balances as at January 1, 2021	90,081,336	$90,081	$77,112,060	$(77,831,081)	$(628,940)
Stock issued for cash	42,719,600	42,720	2,733,510		2,776,230
Stock issued for conversion of fees for services payable	16,376,047	16,376	802,427		818,803
Stock compensation expense	3,151,416	3,151	148,206		151,357
Stock issued as origination fee in convertible debt agreement	3,980,000	3,980	1,509,386		1,513,366
Stock issued for asset acquisition of Advantech	5,000,000	5,000	495,000		500,000
Stock issued for asset acquisition of Business Computer Solutions	250,000	250	24,750		25,000
Stock issued for asset acquisition of Spectrum Technology Solutions	4,046,617	4,047	495,953		500,000
Stock issued for conversion of convertible debt	1,888,463	1,888	311,769		313,657
Net loss	—	—	—	(4,964,182)	(4,964,182)
Balances as at December 31, 2021	167,493,479	$167,493	$83,633,061	$(82,795,263)	$1,005,291
	Common stock		Additional Paid In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balances as at January 1, 2022	167,493,479	$167,493	$83,633,061	$(82,795,263)	$1,005,291
Stock issued for cash	5,722,844	5,723	444,277		450,000
Stock repurchased and cancelled	(1,250,000)	(1,250)	(98,750)		(100,000)
Stock compensation expense	8,426,837	8,428	1,808,695		1,817,123
Stock issued as origination fee in convertible debt agreement	426,419		426,419
Stock issued for exercise of Common Stock Options	700,000	700	1,400		2,100
Repurchase of common stock warrants	(45,000)		(45,000)
Stock issued for conversion of convertible debt	227,368	227	22,160		22,387
Net loss	—	—	—	(6,079,824)	(6,079,824)
Balances as at December 31, 2022	181,320,528	$181,321	$86,192,262	$(88,875,087)	$(2,501,504)
The accompanying notes are an integral part of these financial statements
F-22

iCoreConnect Inc.
STATEMENTS OF CASH FLOWS
	December 31, 2022	December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,079,824)	$(4,964,182)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	22,521	143,406
Amortization expense	1,269,564	1,287,853
Finance charges	426,419	1,513,366
Forgiveness of PPP loan	—	(330,047)
Change in allowance for doubtful accounts	261,717	—
Stock compensation expense	1,717,123	331,945
Non-cash interest expense	603,146	106,555
Changes in assets and liabilities:
Accounts receivable	(47,479)	(467,353)
Prepaid expenses and other current assets	(26,420)	(292,183)
Right of use asset, net of lease liability	34,386	(136,659)
Accounts payable and accrued expenses	552,424	(33,560)
Deferred revenue	(6,572)	(55,389)
NET CASH USED IN OPERATING ACTIVITIES	(1,272,995)	(2,896,248)
INVESTING ACTIVITIES
Cash portion of consideration paid to acquire Advantech	—	(1,773,056)
Cash portion of consideration paid to acquire Business Computer Systems	—	(94,880)
Cash portion of consideration paid to acquire Spectrum Technology Solutions	—	(1,350,000)
Purchases of capital assets	(4,153)	(55,027)
Additions to capitalized software	(289,812)	(245,541)
NET CASH USED IN INVESTING ACTIVITIES	(293,965)	(3,518,504)
FINANCING ACTIVITES
Net proceeds from debt	3,585,000	3,261,488
Payments on debt	(2,323,181)	(510,650)
Proceeds from issuance of common stock	450,000	2,776,230
Conversion of convertible debt into common stock	22,387	319,057
Conversion of fees for services payable	—	632,815
Proceeds from exercise of employee stock options	2,100	—
Repurchase of warrants for common stock	(45,000)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,691,306	6,478,940
NET CHANGE IN CASH	124,346	64,188
CASH AT BEGINNING OF THE PERIOD	71,807	7,619
CASH AT END OF THE PERIOD	$196,153	$71,807
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$696,355	$—
Stock issued for acquisition of Advantech	$—	$500,000
Stock issued for acquisition of Business Computer Solutions	$—	$25,000
Stock issued for acquisition of Spectrum Technology Solutions	$—	$500,000
Stock issued for conversion of notes payable	$22,387	$63,846
The accompanying notes are an integral part of these financial statements
F-23

Notes to Financial Statements
1. NATURE OF OPERATIONS
iCoreConnect Inc., (the “Company”), a Nevada Corporation, is a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise platform of applications and services.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in United States dollars and include the accounts of the Company’s wholly owned subsidiaries, with all intercompany transactions eliminated. They have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States (GAAP). Significant accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below.
Fair Value Measurements
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). ASC 820 established a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement) as follows:
Level 1 — Observable inputs that reflect quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2 — Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and market corroborated inputs.
Level 3 — Unobservable inputs for which there is little, if any, market activity for the asset or liability being measured. These inputs may be used with standard pricing models or other valuation or internally-developed methodologies that result in management’s best estimate of fair value.
The Company utilizes fair value measurements primarily in conjunction with the valuation of assets acquired and liabilities assumed in a business combination. In addition, certain nonfinancial assets and liabilities are to be measured at fair value on a nonrecurring basis in accordance with applicable GAAP. In general, nonfinancial assets including goodwill, other intangible assets and property and equipment are measured at fair value when there is an indication of impairment and are recorded at fair value only when an impairment is recognized.
As allowed by applicable FASB guidance, the Company has elected not to apply the fair value option for financial assets and liabilities to any of its currently eligible financial assets or liabilities. The Company’s financial instruments consist of cash, accounts receivable, accounts payable and notes payable. The Company has determined that the book value of its outstanding financial instruments as of December 31, 2022 and 2021, approximated their fair value due to their short-term nature.
Cash
The Company classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents. The Company maintains cash balances at various financial institutions. Balances at United States banks are insured by the Federal Deposit Insurance Corporation up

F-24

to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk for cash on deposit.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are customer obligations due under normal trade terms. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the potential inability of certain customers to make required future payments on amounts due. Management determines the adequacy of this allowance by periodically evaluating the aging and past due nature of individual customer accounts receivable balances and considering the customer’s current financial situation as well as the existing industry economic conditions and other relevant factors that would be useful in assessing the risk of collectability. If the future financial condition of our customers were to deteriorate, resulting in their inability to make specific required payments, additions to the allowance for doubtful accounts may be required. In addition, if the financial condition of our customers improves and collections of amounts outstanding commence or are reasonably assured, then we may reverse previously established allowances for doubtful accounts. The Company has estimated and recorded an allowance for doubtful accounts of $65,000 and $36,142 as of December 31, 2022 and 2021, respectively.
Property, Equipment and Depreciation
Property, equipment, and leasehold improvements are recorded at their historical cost. Depreciation and amortization have been determined using the straight-line method over the estimated useful lives of the assets which are computers and office equipment (3 years) leasehold improvements (5years) and for office furniture and fixtures (7 years). The cost of repairs and maintenance is charged to operations in the period incurred.
Software Development Costs and Acquired Software
The Company accounts for software development costs, including costs to develop software products or the software component of products to be sold to external users. In accordance with ASC 985-730, Computer Software Research and Development, research and planning phase costs are expensed as incurred and development phase costs including direct materials and services, payroll and benefits and interest costs are capitalized.
We have determined that technological feasibility for our products to be marketed to external users was reached before the release of those products. As a result, the development costs and related acquisition costs after the establishment of technological feasibility were capitalized as incurred. Capitalized costs for software to be sold to external users and software acquired in a business combination are amortized based on current and projected future revenue for each product with an annual minimum equal to the straight-line amortization over three years.
Long-Lived Assets and Goodwill
The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, Property, Plant and Equipment, Impairment or Disposal of Long-lived Assets. This accounting standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of December 31, 2022 there is no impairment of Long-lived Assets.
The Company accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles — Goodwill and Other. Goodwill represents the excess of the purchase price of an entity over the estimated fair value of the assets acquired and liabilities assumed. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. During the fourth quarter of 2020, the Company adopted ASU No. 2017-04, Intangibles — Goodwill and Other

F-25

(Topic 350): Simplifying the Test for Goodwill Impairment. This guidance simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. As of December 31, 2022 there is no impairment of the Company’s Goodwill.
Revenue Recognition
We have 6 primary sources of revenue as of December 31, 2022
1.
Electronic Prescription Software

2.
Insurance Verifications

3.
ICD-10 Medical Coding Software

4.
Encrypted and HIPAA Compliant Secure email

5.
Analytics

6.
MSaaS software

1)
Electronic Prescription software services are provided an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

2).
Insurance verification services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

3)
ICD-10 Medical Coding services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

4)
Encrypted and HIPAA compliant and secure email services are provided on an annual subscription basis using the software as a service (“SaaS”) model with revenues recognized ratably over the contract term.

5)
Analytics automatically compiles real-time KPI data on an intuitive dashboard which saves time and helps focus the team during the morning huddle. Additionally, the Practice Metrics page provides custom reporting with rich graphics helping management to view revenue, claims, AR, scheduling and more.

6)
MSaaS software services are provided on an annual subscription basis using the software as a service (‘SaaS’) model with revenue recognized ratably over the contract term.

The Company accounts for revenue from contracts with customers in accordance with ASU No. 2017-09, Revenue from Contracts with Customers and a series of related accounting standard updates (collectively referred to as “Topic 606”). This guidance sets forth a five-step revenue recognition model which replaced the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance and to require more detailed disclosures. The five steps of the revenue recognition model are: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.
At contract inception, the Company assesses the goods and services promised in the contract with customers and identifies a performance obligation for each. To determine the performance obligation, the Company considers all products and services promised in the contract regardless of whether they are explicitly stated or implied by customary business practices. The timing of satisfaction of the performance obligation is not subject to significant judgment. The Company measures revenue as the amount of consideration expected to be received in exchange for transferring goods and services. Revenue is recognized net of any taxes collected from customers that are subsequently remitted to governmental authorities.
We recognize revenue for our service in accordance with accounting standard ASC 606. Our customers are acquired through our own salesforce and through the referrals from our many state association marketing

F-26

partners. We primarily generate revenue from multiple software as a service (SaaS) offering, which typically include subscriptions to our online software solutions. The Company’s secondary source of revenue is professional services and other revenue related to customer onboarding, IT services and equipment sales that often precede a subscription service offering purchased by the customer. Approximately 90% of our revenue is subscription based with the remainder being professional services and other IT related revenue. The geographic concentration of our revenue is 100% in North America.
Management has determined that it has the following performance obligations related to its products and services: multiple software as a service (SaaS) offering, which typically include subscriptions to our online software solutions. The Company’s secondary source of revenue is professional services and other revenue related to customer onboarding, IT services and equipment sales that often precede a subscription service offering purchased by the customer. Revenue from Software as a Service, hardware, service repairs, and support & maintenance are all recognized at a point in time when control of the goods is transferred to the customer, generally occurring upon shipment or delivery dependent upon the terms of the underlying contract, or services is completed. Our customers do not have the right to take possession of the online software solution. Revenue from subscriptions, including additional fees for items such as incremental contacts, is recognized ratably over the subscription period beginning on the date the subscription is made available to customers. Substantially all subscription contracts are one year. We recognize revenue from on-boarding services and equipment as the services are provided. Amounts billed that have not yet met the applicable revenue recognition criteria are recorded as deferred revenue.
For contracts with customers that contain multiple performance obligations, the Company accounts for the promised performance obligations separately as individual performance obligations if they are distinct. In determining whether performance obligations meet the criteria for being distinct, the Company considers several factors, including the degree of interrelation and interdependence between obligations and whether or not the good or service significantly modifies or transforms another good or service in the contract. After identifying the separate performance obligations, the transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. The Company generally determines the standalone selling prices based on the prices charged to customers. Judgment may be used to determine the standalone selling prices for items that are not sold separately, including taking into consideration either historical pricing practices or an adjusted market assessment. Unsatisfied and partially unsatisfied performance obligations as of the end of the reporting period primarily consist of products and services for which customer purchase orders have been accepted and that are in the process of being delivered.
Transaction price is calculated as the selling price less any variable consideration, consisting of rebates and discounts. Discounts provided to customers are known at contract inception. Rebates are calculated on the “expected value” method where the Company (1) estimates the probability of each rebate amount which could be earned by the distributor, (2) multiplies each estimated amount by its assigned probability factor, and (3) calculates a final sum of each of the probability-weighted amounts calculated in step (2). The sum calculated in step (3) is the rebate amount, which along with discounts reduces the amount of revenue recognized.
The Company has elected to account for shipping and handling activities that occur after the customer has obtained control of a good as a fulfillment cost rather than as an additional promised service. As a result, the Company accrues the costs of shipping and handling when the related revenue is recognized. Costs incurred for shipping and handling are included in costs of goods sold on the Statement of Operations. Amounts billed to a customer for shipping and handling are reported as revenue on the Statement of Operations.
Advertising Costs
Advertising costs are reported in general and administrative expenses and include advertising, marketing and promotional programs and are charged as expenses in the year in which they are incurred. Advertising costs were $525,533 and $350,318 for the years ended December 31, 2022 and 2021, respectively.

F-27

Accounting for Derivative Instruments
The Company accounts for derivative instruments in accordance with ASC 815, which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements.
The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt and preferred stock instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract and recorded on the balance sheet at fair value. The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.
Freestanding warrants issued by the Company in connection with the issuance or sale of debt and equity instruments are considered to be derivative instruments. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.
Financial Instruments With Down Round Features
With respect to financial instruments, the Company follows the guidance of FASB ASU 2017-11, “Earnings per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. Whereby ASU 2017-11 simplifies the accounting for certain financial instruments with down round features, a provision in an equity-linked financial instrument (or embedded feature) that provides a downround adjustment of the current exercise price based on the price of the future equity offerings. The standard requires companies to disregard the down round feature when assessing whether the instrument is indexed to its own stock, for the purposes of determining liability of equity classification. The Company accounts for instruments with Most Favored Nations (the “MFN”) terms or conditions similar to that of a down round feature. The impact of such terms or conditions will be accounted for when the event occurs. Companies that provide earning per share (“EPS”) data will adjust their diluted EPS calculation for the effect of the feature when triggered (i.e. when the exercise price of the related equity-linked financial instrument is adjusted downward because of the down round feature) and will also recognize the effect of the trigger within equity.
Income Taxes
The Company follows the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount, if any, expected to be realized in future years.
ASC 740, Accounting for Income taxes (“ASC 740”), requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe a portion more likely than not will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative loss experience and expectations of future taxable income by taxing jurisdictions, the carry forwarding periods available to us for tax reporting purposes and other relevant factors.
The Company has not recognized a liability for uncertain tax positions. A reconciliation of the beginning and ending amount of unrecognized tax benefits or penalties has not been provided since there has been no unrecognized benefit or penalty. If there were an unrecognized tax benefit or penalty, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company files U.S. Federal income tax returns and various returns in state jurisdictions. The Company’s open tax years subject to examination by the Internal Revenue Service and the state Departments of Revenue generally remain open for three years from the date of filing.

F-28

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and to the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.
Net Loss Per Share
Basic net loss per share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other Common Stock equivalents, including stock options, shares issuable on exercise of warrants, and shares issuable on conversion of promissory notes in the weighted average number of common shares outstanding for a period, if dilutive. Common stock equivalents that are anti-dilutive were excluded from the computation of diluted earnings per share which consisted of all outstanding common stock options and warrants.
Stock-Based Compensation
The Company accounts for share-based compensation costs in accordance with ASC 718, Compensation — Stock Compensation. ASC 718 requires companies to measure the cost of awards of equity instruments, including stock options and restricted stock awards, based on the grant-date fair value of the award and to recognize it as compensation expense over the employee’s requisite service period or the non-employee’s vesting period. An employee’s requisite service period is the period of time over which an employee must provide service in exchange for an award under a share-based payment arrangement and generally is presumed to be the vesting period. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in additional capital surplus, is recorded as an increase to share capital.
The Company estimates the fair value of each option award on the date of grant using a Black-Scholes option pricing model. The Company estimates the fair value of its common stock using the closing stock price of its common stock on the option grant date. The Company estimates the volatility of its common stock at the date of grant based on its historical stock prices. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The fair value of shares of restricted stock issued are determined by the Company based on the estimated fair value of the Company’s common stock.
Beneficial Conversion Features and Warrants
The Company evaluates the conversion feature of convertible debt instruments to determine whether the conversion feature was beneficial as described in ASC 470-30, Debt with Conversion and Other Options. The Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt that has conversion features at fixed or adjustable rates that are in-the-money when issued and records the relative fair value of any warrants issued with those instruments. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds to the warrants and as a reduction to the carrying amount of the convertible instrument equal to the intrinsic value of the conversion features, both of which are credited to additional paid-in capital. The Company calculates the fair value of warrants with the convertible instruments using the Black-Scholes valuation model.
Under these guidelines, the Company first allocates the value of the proceeds received from a convertible debt transaction between the convertible debt instrument and any other detachable instruments included in the transaction (such as warrants) on a relative fair value basis. A BCF is then measured as the intrinsic value of the conversion option at the commitment date, representing the difference between the effective conversion price and the Company’s stock price on the commitment date multiplied by the number of shares into which the debt instrument is convertible. The allocated value of the BCF and warrants are recorded as a debt discount and accreted over the expected term of the convertible debt as interest expense. If the intrinsic

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value of the BCF is greater than the proceeds allocated to the convertible debt instrument, the amount of the discount assigned to the BCF is limited to the amount of the proceeds allocated to the convertible debt instrument.
Leases
The Company adopted ASU No. 2016-02, Leases and a series of related Accounting Standards Updates that followed (collectively referred to as “Topic 842”). Topic 842 requires organizations to recognize right-of-use (“ROU”) lease assets and lease liabilities on the balance sheet and to disclose key information about leasing arrangements. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous lease guidance. The FASB retained the distinction between finance leases and operating leases, leaving the effect of leases in the statement of comprehensive income and the statement of cash flows largely unchanged from previous U.S. GAAP. The Company utilized the transition method allowed under ASU 2018-11 in which an entity initially applies the new lease standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption, if any.
The Company determines, at contract inception, whether or not an arrangement contains a lease and evaluates the contract for classification as an operating or finance lease. For all leases, ROU assets and lease liabilities are recognized based on the present value of lease payments, including annual rent increases, over the lease term at commencement date. If the Company’s lease does not provide an implicit rate in the contract, the Company uses its incremental, secured borrowing rate based on lease term information available as of the adoption date or lease commencement date in determining the present value of lease payments. Any renewal periods are considered in the analysis of each lease to the extent that the Company considers them to be reasonably certain of being exercised.
Related Party Transactions
The Company accounts for related party transactions in accordance with FASB ASC 850, Related Party Disclosures. A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries’ controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.
Reportable Segments
U.S. GAAP establishes standards for reporting financial and descriptive information about a company’s reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The chief operating decision maker is the Company’s Chief Executive Officer, who currently reviews the financial performance and the results of operations of the Company’s operating subsidiaries on a consolidated basis when making decisions about allocating resources and assessing performance of the Company. Accordingly, the Company currently considers itself to be in a single reporting segment for reporting purposes focused on the North American market.
Recently Issued Accounting Pronouncements
In October 2021, the FASB issued Accounting Standards Update No. 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contract with Customers”

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(“ASU 2021-08”). The Company is currently evaluating the potential impact the adoption of this ASU will have on its Financial Statements.
The Company does not believe that any other issued, but not yet effective accounting standards, if currently adopted, will have a material effect on the Company’s financial position, results of operations and cash flows.
Going Concern and Liquidity
U. S. GAAP requires management to assess a company’s ability to continue as a going concern within one year from the financial statement issuance and to provide related note disclosures in certain circumstances.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
For the fiscal year period ended December 31, 2022, the Company generated an operating loss of $4,802,106. In addition, the Company has an accumulated deficit, and net working capital deficit of $88,875,087 and $5,707,301. The Company’s activities were primarily financed through private placements of equity securities and issuance of debt. The Company intends to raise additional capital through the issuance of debt and/or equity securities to fund its operations. The Company is reliant on future fundraising to finance operations in the near future. The financing may not be available on terms satisfactory to the Company, if at all. In light of these matters, there is substantial doubt that the Company will be able to continue as a going concern.
Currently, management continues to develop its healthcare communications system and continues to develop alliances with strategic partners to generate revenues that will sustain the Company. Management will also seek to raise additional funds. While management believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Management’s ability to continue as a going concern is ultimately dependent upon its ability to continually increase the Company’s customer base and realize increased revenues from signed contracts. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
3. COMMON STOCK
Stock Issuances
During the year ended December 31, 2022, the Company issued 13,827,049 shares of common stock. of which 5,722,844 shares of common stock were issued for cash of $450,000. The Company also issued 227,368 shares of common stock for the conversion of $22,387 of convertible debt. 700,000 shares of common stock were issued for the exercise of common stock options for a value of $2,100. 8,426,837 shares of common stock were issued related to stock-based compensation for a value of $1,817,123. The Company also repurchased and cancelled 1,250,000 shares of common stock with a value of $100,000.
During the year ended December 31, 2021 the Company issued 42,719,600 shares of common stock for cash of $2,776,230. The Company issued 3,980,000 shares of common stock to debt holders as inducements to issue debt valued at $1,513,366. Common stock of 9,296,617 was issued in conjunction with the acquisition of the assets of Advantech, BCS and Spectrum Technology Solutions with a value of $1,025,000. The Company issued common stock in the amount of 1,888,463 related to the conversion of $188,846 of convertible debt. The Company issued 3,151,416 shares of common stock for stock compensation expense of $331,945. The Company issued 16,376,047 shares of common stock for conversion of services related payables of $638,215.

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Stock Options
Certain employees and executives have been granted options or warrants that are compensatory in nature. A summary of option activity for the year ended December 31, 2022 and 2021 are presented below:
2021 Options Outstanding	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Balance Outstanding – January 1, 2021	1,775,000	$0.24	7.7	$—
Granted	30,880,000	$0.12	9.9
Exercised	(10,000)	0.15
Forfeited	—	—
Balance Outstanding – December 31, 2021	32,645,000	$0.12	9.8	$—
Exercisable – December 31, 2021	1,395,000	$0.24	6.7	$—
2021 Nonvested Options	Number of Options	Weighted Average Grant Date Fair Value	Weighted Average Remaining Years to Vest
Nonvested – January 1, 2021	—	$—	—
Granted	30,880,000	—	9.9
Vested	—	—	—
Forfeited/expired	—	—	—
Nonvested – December 31, 2021	30,880,000	$—	9.9
2022 Options Outstanding	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Balance Outstanding – January 1, 2022	32,645,000	$0.12	9.8	$—
Granted	300,000	0.12	9.0	—
Exercised	(700,000)	$0.00	5.5	—
Forfeited	(10,000)	0.15	6.2	—
Balance Outstanding – December 31, 2022	32,235,000	$0.13	8.8	$—
Exercisable – December 31, 2022	9,891,666	$0.12	8.8	$—
2022 Nonvested Options	Number of Options	Weighted Average Grant Date Fair Value	Weighted Average Remaining Years to Vest
Nonvested – January 1, 2022	30,880,000	$—	9.8
Granted	300,000	$—	9.0
Vested	(8,126,666)	$—	8.3
Forfeited/expired	—	—	—
Nonvested – December 31, 2022	23,053,334	$—	8.8
Restricted Stock Compensation
On March 29, 2021, the Company’s Board of Directors approved the grant of 1,300,000 restricted shares of common stock to the Chief Executive Officer for bonus related to 2020 service.

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On March 29, 2021, the Company’s Board of Directors approved the grant of 200,000 restricted shares of common stock to Directors of the Company, for services to be rendered during 2020, all of which shares vested on December 31, 2021. Compensation expense related to this grant for the year 2021 was $10,000 based upon the estimated fair value of our common stock of $0.05 per share.
On March 29 2021 the Company’s Board of Directors approved the granting of restricted shares of common stock to the Chief Executive Officer for bonus related to 2021 service. The Chief Executive Officer could earn fully vested restricted stock based on revenue bands; 800,000 for revenues from $2,600,000 to $3,200,000; 1,200,000 for revenues of $3,200,001 to $4,500,000; 1,600,000 for revenues of $4,500,001 to $5,999,999; or 2,000,000 for revenues above $6,000,000. Based on revenues for 2021 the Chief Executive Officer earned 1,600,000 restricted shares of common stock which vested on December 31, 2021. The Company record the fair value of the compensation totaling $176,160 in 2021.
On December 31, 2022, the Company’s Board of Directors approved the grant of 250,000 restricted share of common stock to each of the Directors of the Company, for services to be rendered during 2021 and 2022, all of which vested on December 31, 2022. Compensation expense related to this grant for the year 2022 was $122,375 based upon fair value of our common stock of $0.089 per share. The Company’s Board of Directors also approved the granting of restricted shares of common stock for employee performance related to 2021 performance with a fair value of $160,645. The Board also approved on January 3, 2023 4,000,000 shares of restricted stock related to the Chief Executive Officer for bonus related to 2022 service with a fair value of $356,000.
Warrants
The Company typically issues warrants to individual investors and institutions to purchase shares of the Company’s Common Stock in connection with public and private placement fundraising activities. Warrants may also be issued to individuals or companies in exchange for services provided for the Company. The warrants are typically exercisable six months after the issue date, expire in five years, and contain a cash exercise provision and registration rights.
During the year ended December 31, 2021, the Company issued 10,600,000 Common Stock Warrants in connection with the issuance of the Company’s Convertible Promissory Notes and Promissory Notes. These warrants were designated Common Stock Warrants with an initial term of 5 years and an exercise price of $0.20 and $0.25. The Company may not effect, and a holder will not be entitled to, convert the Common Stock Warrants, which, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of common stock beneficially owned by the Purchaser (together with its affiliates) to exceed 4.99%.
During the year ended December 31, 2022, the Company issued 392,438 Common Stock Warrants in connection with issuances of promissory notes, of which 42,438 were issued to related parties. These warrants were designated Common Stock Warrants with an initial term of 5 years and an exercise price of $0.20 and $0.25. The Company may not effect, and a holder will not be entitled to, convert the Common Stock Warrants, which, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of common stock beneficially owned by the Purchaser (together with its affiliates) to exceed 4.99%.
As of December 31, 2022, the number of shares issuable upon exercise of the Common Stock Warrants were 10,992,438 shares.

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Type	Issue Date	Shares	Price	Expiration
Investors	4/19/2021	1,300,000	$0.20	4/19/2026
Investors	4/19/2021	1,300,000	$0.25	4/19/2026
Investors	4/22/2021	1,300,000	$0.20	4/22/2026
Investors	4/22/2021	1,300,000	$0.25	4/22/2026
Investors	4/30/2021	650,000	$0.20	4/30/2026
Investors	4/30/2021	650,000	$0.25	4/30/2026
Investors	5/4/2021	650,000	$0.20	5/4/2026
Investors	5/4/2021	650,000	$0.25	5/4/2026
Investors	5/19/2021	650,000	$0.20	5/19/2026
Investors	5/19/2021	650,000	$0.25	5/16/2026
Investors	8/31/2021	1,500,000	$0.25	8/31/2026
Investors	7/29/2022	87,500	$0.20	7/28/2027
Investors	7/29/2022	87,500	$0.25	7/28/2027
Investors	8/5/2022	43,750	$0.20	8/4/2027
Investors	8/5/2022	43,750	$0.25	8/4/2027
Investors	8/19/2022	43,750	$0.20	8/18/2027
Investors	8/19/2022	43,750	$0.25	8/18/2027
Investors	11/28/2022	9,407	$0.20	11/27/2027
Investors	11/28/2022	9,406	$0.25	11/27/2027
Investors	12/15/2022	11,812	$0.20	12/14/2027
Investors	12/15/2022	11,813	$0.25	12/14/2027
Total		10,992,438
	Warrant Shares Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life	Intrinsic Value
Outstanding – December 31, 2020	—	$—	—	$—
Granted	10,600,000	0.23	4.40	715,223
Forfeited/expired	—	—	—	—
Outstanding – December 31, 2021	10,600,000	0.23	4.40	718,223
Granted	392,438	0.23	4.66	88,299
Forfeited/expired	—	—	—	—
Outstanding – December 31, 2022	10,992,438	$0.23	3.45	$803,522
Equity Line of Credit
In January 2021 the Company and one of its Convertible Debt Holders entered into a Purchase Agreement for up to $5,000,000 shares of the Company’s common stock for 24 months. The purchase price of the stock will be at 75% of the lowest individual daily weight average price of the past five (5) trading days with the amount to be drawn down as the lesser of $250,000 or 300% of the average shares traded for the ten (10) days prior to the Closing Request Date with a minimum $25,000 put allowance. As part of the agreement, the Company issued 250,000 shares of common stock as a commitment fee.
In January 2022 the Company exercised its equity line of credit of an aggregate amount of $350,000 in exchange for 4,772,844 shares of common stock. The balance available as of December 31, 2022, to draw on the equity line of credit after the draw was $4,650,000.

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4. PROPERTY AND EQUIPMENT
Property and equipment is stated at cost and consist of the following:
	December 31, 2022	December 31, 2021
Furniture and fixtures	$69,840	$69,840
Leasehold improvements	30,298	26,145
Equipment	22,240	22,240
Vehicles	32,000	32,000
	$154,378	$150,225
Less accumulated depreciation	(80,184)	(57,663)
	$74,194	$92,562
Depreciation expense on property and equipment for the years ended December 31, 2022 and 2021, were $22,521 and $6,745, respectively.
5. GOODWILL AND OTHER INTANGIBLE ASSETS
The following table sets forth the changes in the carrying amount of goodwill for the year ended 2022 and 2021:
Total
Balance at December 31, 2021	$1,484,966
2022 activity	—
Balance at December 31, 2022	$1,484,966
The following table sets forth the gross carrying amounts and accumulated amortization of the Company’s intangible assets as of December 31, 2022 and 2021:
	Gross Carrying Amount	Impairment	Accumulated Amortization	Net Carrying Amount
Definite-lived intangible assets:
Capitalized software	2,724,678	—	(2,131,897)	592,781
Customer relationships	3,713,443	—	(643,560)	3,069,874
Acquired technology	1,527,186	—	(1,249,220)	277,966
Total definite-lived intangible assets at December 31, 2021	$7,965,297	$—	$(4,024,677)	$3,940,621
Capitalized software	3,014,490	—	(2,483,429)	531,061
Customer relationships	3,713,443	—	(1,363,054)	2,350,380
Acquired technology	1,527,186	—	(1,447,758)	79,428
Total definite-lived intangible assets at December 31, 2022	$8,255,110	$—	$(5,294,241)	$2,960,869

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Amortization expense of intangible assets was $1,269,564 and $1,287,853, respectively, for the years ended December 31, 2022 and 2021. The Company’s amortization is based on no residual value using the straight-line amortization method as it best represents the benefit of the intangible assets. The following table sets forth the weighted-average amortization period, in total and by major intangible asset class:
Asset Class	Weighted-Average Amortization period
Capitalized software	3.2 years
Customer relationships	4.0 years
Acquired technology	5.0 years
All Intangible assets	5.9 years
As of December 31, 2022, assuming no additional amortizable intangible assets, the expected amortization expense for the unamortized acquired intangible assets for the next five years and thereafter was as follows:
Estimated
2023	$1,025,042
2024	838,140
2025	838,140
2026	259,547
2027	—
2028	—
2029	$—
6. LONG-TERM DEBT
	December 31, 2022	December 31, 2021
(2) Convertible Note bearing interest at 12% due July 31, 2022	$—	$162,625
(2) Convertible Note bearing interest at 12% due July 31, 2022	—	379,458
(3) Convertible Note bearing interest at 12% due May, 2023	578,802	541,589
(4) Convertible Note bearing interest at 12% due April 27, 2022	—	145,301
(5) Convertible Note bearing interest at 12% due April 25, 2022	—	235,548
(6) Convertible Note bearing interest at 12% due May 12, 2022	—	242,151
(7) Note bearing interest at 18% due October 1, 2023	1,012,500	1,012,637
(7) Note bearing interest at 18% due October 1, 2023	506,250	506,318
(8) Note bearing interest at 18% due October 1, 2023	32,752	38,488
(9) Secured Promissory Note bearing interest at 17.5% due February 28, 2026	1,960,965	—
(10) Promissory Note bearing interest at 14%, due January 15, 2023	50,892	—
(11) Promissory Note bearing interest at 14%, due April 21, 2023	329,227	—
(12) Related Party Promissory Note bearing interest at 14% due February 28, 2023	108,778	—
(13) Promissory Note bearing interest at 15%, due January 25, 2023	506,370	—
(14) Promissory Note bearing interest at 15%, due February 1, 2023	253,184	—
(14) Promissory Note bearing interest at 15%, due February 15, 2023	253,184	—
(1) Related Party Promissory Note bearing interest at 18%, due December 31, 2020	—	483,150

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	December 31, 2022	December 31, 2021
(15) Related Party Promissory Notes bearing interest at 18%, due March 31, 2023	135,888	—
(16) Related Party Long term debt bearing interest at 8%, due April 15, 2021	—	116,562
	5,728,792	3,863,827
Less current maturities	(4,279,531)	(2,325,339)
Total Long-Term Debt	$1,449,261	$1,538,488

Total future minimum payments due on long-term debt as of:
	December 31, 2022	December 31, 2021
2022	$—	$1,508,628
2023	573,401	8,628
2024	679,438	8,628
2025	196,422	8,628
2026	—	3,976
2027	—	—
TOTAL	$1,449,261	$1,538,488
Our notes payable (including accrued interest) are summarized as follows:
1.
The Company issued a note payable to a related party on December 31, 2018, with a principal amount of $714,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and with a balloon payment due by the maturity date of December 31, 2019. The balloon payment due on December 31, 2019, was not made and the Company issued, in exchange for the original note, a new note dated December 31, 2019, with a principal amount of $556,000, bearing interest at a rate of 18% per annum, with monthly principal and accrued interest payments and a balloon payment due by the maturity date of December 31, 2020. As of December 31, 2020, $535,021 of principal was outstanding on this note payable. After the end of fiscal 2020, the maturity on note payable to the related party was extended to a new 2-year term note payable bearing interest rate payable of 18% per annum with a maturity date of December 31, 2022. The note will pay monthly cash interest only in the first year (12 months) of note payable term. In the 2nd year, the note payable will be repaid with 12 monthly installment payments of interest and principal until fully repaid. This note was fully repaid in February of 2022.

2.
In April 2021, the Company signed a $150,000 convertible promissory note and a $250,000 convertible promissory note with two separate entities controlled by the same party. These notes have a maturity date twelve months after issuance and received in exchange $150,000 and $250,000 from these two finance companies (the “Investor” or “Holder”). An interest charge of 12% per annum shall accrue and be paid on the maturity date. The notes are convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has a right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holders collectively 780,000 restricted shares of the Company’s Common Stock and a warrant to purchase 2,600,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common Stock under this Warrant is $0.20 per share for the first 1,300,000 Warrant Shares and $0.25 for the next 1,300,000 Warrant Shares. At Maturity these notes were renegotiated and extended to July 31, 2022, under the same terms and conditions. These notes were fully paid in July 2022.

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3.
In April 2021, the Company signed a $500,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $500,000 from a second finance company (the “Investor” or “Holder”). An interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at a fixed conversion price of $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 788,000 restricted shares of the Company’s Common Stock and a warrant to purchase 2,600,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 1,300,000 Warrant Shares and $0.25 for the next 1,300,000 Warrant Shares. At Maturity this note was renegotiated and term extended to June 2023 for an additional principal consideration of $55,400 under the same interest rate and conditions as the matured note. There was $18,467 remaining in debt discount to be amortized over the term of the loan.

4.
In April 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $245,000 from a third finance company (the “Investor” or “Holder”). An Interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and 1,300,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares. In 2021 the Investor converted $35,000 of outstanding principal and interest into 350,000 shares of the Company’s common stock. This note was fully satisfied in May 2022.

5.
In April 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $230,000 net of fees from a fourth finance company (the “Investor” or “Holder”). An interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and a warrant to purchase 1,300,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares. During the year ended December 31, 2021, the Investor converted $35,000 of outstanding principal and interest into 350,000 shares of the Company’s common stock. This note was fully satisfied in April 2022.

6.
In May 2021, the Company signed a $250,000 convertible promissory note with a maturity date twelve months after issuance and received in exchange $248,000 net of fees from a fourth finance company (the “Investor” or “Holder”). An interest charge of 12% per annum shall accrue and be paid on the maturity date. The note is convertible into the Company’s Common Stock at fixed conversion price $0.10 per common share. The Company has right of prepayment. The note holder is limited to receive upon conversion no more than 4.99% of the issued and outstanding Common Stock at the time of conversion at any one time. The Company also issued to the Holder 390,000 restricted shares of the Company’s Common Stock and a warrant to purchase 1,300,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.20 per share for the first 650,000 Warrant Shares and $0.25 for the next 650,000 Warrant Shares. After the issuance of the promissory note, the parties entered the First Amendment to Convertible Promissory Note which extended the term of the note by three months to August 2022. During the year ended December 31, 2021, the Investor converted $28,846 of outstanding principal and interest into 288,463 shares of the Company’s common stock. During

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the period ending June 30, 2022, the Investor converted an additional $22,387 of outstanding principal and interest plus $350 in fees into 227,368 shares of the Company’s common stock. This note was fully paid in August 2022.
7.
In August 2021, the Company signed a $1,000,000 and $500,000 promissory note with a maturity date 24 months after issuance from the preliminary finance company in April 2021 (the “Investor” or “Holder”). An Interest charge of 15% per annum shall accrue and be paid monthly. The Company also issued to the Holder 1,000,000 restricted shares of the Company’s Common Stock and 1,500,000 cash Warrant Shares with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share. The promissory note is subordinated to the Company’s senior lender.

8.
In November 2021, the Company signed a $40,071 equipment finance agreement with a maturity date 60 months after issuance from a third-party financing company. Payments of principal and interest of $791 are due monthly.

9.
On February 28, 2022, the Company signed a $2,000,000 secured promissory note with a maturity date 48 months after issuance and received in exchange $1,970,000 net of fees. An Interest charge of 17.5% per annum shall accrue, with interest only payments being made for the first six months after which both interest and principal will be due. The Company has right of prepayment subject to certain minimum interest payments being made. The Prepayment Fee shall be (i) equal to 6 months’ interest that would have accrued with regard to the prepaid principal, if prepaid prior to the 2nd anniversary of the date of the Initial Advance or Subsequent Advance, as applicable, and (ii) equal to 3 months’ interest that would have accrued with regard to the prepaid principal, if prepaid on or after the 2nd anniversary and prior to the 3rd anniversary of the date of the Initial Advance or Subsequent Advance, as applicable. Additionally, the Company has the following covenant requirements; maintaining a minimum cash balance of $150,000 in its combined bank accounts as well as entering into a Deposit Account Control Agreement; monthly financial reporting requirements and certifications; obtaining other indebtedness without consent; merge, consolidate or transfer assets; pledge assets as collateral; or guarantee without consent of the Lender. The Company is in compliance with its covenants as of December 31, 2022.

10.
In April 2022, the Company signed a $50,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. At maturity in October 2022, this note was reissued under the same term with a maturity of three (3) months. The promissory note is subordinated to the Company’s senior lender.

11.
In April 2022, the Company signed a $300,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. At maturing in October 2022, this note was reissued under the same terms with a maturity of date of six (6) months. The promissory note is subordinated to the Company’s senior lender.

12.
In June 2022, the Company signed a $100,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 14% per annum which shall accrue and be paid on the maturity date. The Company has the right to prepay this note without penalty. At maturing in November 2022, this note was reissued under the same terms with a maturity of date of three (3) months. The Company also issued to the Holder a warrant to purchase 18,813 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share for 9,407 warrants and $0.20 per share for 9,406 warrants. There was $1,156 remaining in debt discount to be amortized over the term of the loan. The promissory note is subordinated to the Company’s senior lender. This note was entered into with a related party.

13.
In July 2022, the Company signed a $500,000 unsecured promissory note with a maturity date six (6) months after issuance with an interest charge of 14% per annum. The note is callable by the Holder no earlier than 90 days from issue. The Company has the right to prepay this note

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without penalty. The Company issued to the Holder a warrant to purchase 175,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share for 87,500 warrants and $0.20 per share for 87,500 warrants. There was $2,775 remaining in debt discount to be amortized over the term of the loan. The promissory note is subordinated to the Company’s senior lender.
14.
In August 2022, the Company signed two $250,000 unsecured promissory notes with a maturity date six (6) months after issuance with an interest charge of 14% per annum to the same investor in 14 and 9. The notes are callable by the Holder no earlier than 90 days from issue. The Company has the right to prepay this note without penalty. The Company issued to the Holder a warrant to purchase 175,000 shares of Company Common Stock with a 5-year term. The exercise price per share of Common stock under this Warrant is $0.25 per share for 87,500 warrants and $0.20 per share for 87,500 warrants. There was $4,669 remaining in debt discount to be amortized over the term of these loans. The promissory note is subordinated to the Company’s senior lender.

15.
In December 2022, the Company entered into an unsecured promissory note with related party in exchange for $55,000. The maturity of the promissory note is four months from the date of issuance and carries an interest rate of 15% per annum. In conjunction with the promissory note, the Company also issued a warrant to purchase 23,625 shares of common stock which expires five years December 15, 2022 and has an exercise price of $0.20 with respect to 11,813 shares underlying the Warrant and $0.25 with respect to 11,812 shares underlying the Warrant. The promissory note is subordinated to the Company’s senior lender. In addition, in December 2022, the Company entered into an unsecured convertible promissory note with the same related party in exchange for $80,000. The maturity of the convertible note is March 31, 2023 and carries an interest rate of 15% per annum and is convertible into Company common stock at a conversion rate of $0.08 per share. There was $10,230 remaining in debt discounts to be amortized over the term of these loans. The promissory note is subordinated to the Company’s senior lender.

16.
In April 2018 the Company entered into a note with a related party which included a note payable in the amount of $87,500 bearing interest at 8% payable. This note was transferred to accounts payable and accrued expenses in August 2022 in conjunction with a non-binding arbitration settlement.

7. INCOME TAXES
The Company has incurred net losses since inception. As of December 31, 2022, the Company had cumulative federal net operating loss carryforwards of approximately $18,645,000 which are available to be carried forward indefinitely and federal net operating loss carryforwards of approximately $51,128,000 which at the latter date may be carried forward for tax years ending through December 31, 2037. As of December 31, 2022, the Company had cumulative state net operating loss carryforward of approximately $5,900,000 which will begin expiring in 2031 if not utilized prior to then. Utilization of NOL carryforwards may be limited under various sections of the Internal Revenue Code depending on the nature of the Company’s operations. The Company’s income tax returns are subject to examination by the Internal Revenue Service and applicable state taxing authorities, generally for a period of three years from the date of filing.
Deferred taxes comprise the following as of December 31, 2022 and 2021:
	2022	2021
Net Operating Losses	$14,849,000	$14,986,000
Intangible assets	74,000
Stock based compensation	418,000
Property and equipment	(140,000)
Valuation Allowance	(15,201,000)	(14,986,000)
Net Deferred Tax Asset	$—	$—

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	2022	2021
Reconciliation of the effective income tax rate to the federal statutory rate:
Federal Income Tax Rate	21%	21%
Permanent Differences	(2)%	—
State Taxes, net	3%	—
Change in valuation allowance including the effect of the rate change	(22)%	(21)%
Effective income tax rate	0%	0%

8. CONCENTRATION OF CREDIT RISK
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and trade accounts receivables. The Company places its cash with high-credit-quality financial institutions. At times, such cash may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance coverage limit of $250 thousand per depositor. As a result, there could be a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company has not experienced any losses due to these excess deposits and believes the risk is not significant. With respect to trade receivables, management routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.
The Company has historically provided financial terms to customers in accordance with what management views as industry norms. Access to the Company’s software products usually requires immediate payment but can extend several months under certain circumstances. Management periodically and regularly reviews customer account activity in order to assess the adequacy of allowances for doubtful accounts, considering such factors as economic conditions and each customer’s payment history and creditworthiness. If the financial condition of our customers were to deteriorate, or if they were otherwise unable to make payments in accordance with management’s expectations, we might have to increase our allowance for doubtful accounts, modify their financial terms and/or pursue alternative collection methods.
The Company has no significant customers (greater than 10% of total revenue) in its 2022 and 2021 revenue. The Company has accounts receivable concentration with one customer in 2022 representing 31% and two customers with concentrations of 12% and 11% respectively of total accounts receivables outstanding as of December 31, 2022 and one customers that represent 33% of accounts receivable outstanding as of December 31, 2021. Overall, the company decreased its accounts receivable ending balance approximately (34%) in 2022 from year-end 2021, compared to an over 61% growth in sales for 2022.
9. COMMITMENTS AND CONTINGENCIES
(A) LEASE COMMITMENTS
On November 15, 2017, the Company signed a three-year lease agreement for approximately 4,100 square feet of office space located in Winter Garden, Florida in which the Company had its headquarters. The lease provided for a one-year renewal term at the option of the Company that the company exercised. An amendment to this lease was signed on October 26, 2020 which extended the lease term through October 31, 2021. On September 10, 2021 an additional seven month extension was signed extending the lease term to May 30, 2022. On September 22, 2021 the Company signed a six year and one month lease agreement for approximately 7,650 square feet for its new headquarters commencing on January 1, 2022 located in Ocoee, Florida. The lease provides for a five year renewal term at the option of the Company. The company signed a three-year lease agreement for approximately 2.100 square feet of office space located in Concord, NC on July 16, 2020. With the acquisition of Advantech, the Company signed a two-year lease on May 12, 2021 for an office in Scottsdale, AZ.
As of December 31, 2022, undiscounted future lease obligations for the office space are as follows:
Lease Commitments as of December 31, 2022
Less than 1 year	1 – 3 years	3 – 5 years	Total
$268,532	$752,235	$288,707	$1,309,474

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Lease costs for the year ended December 31, 2022 were $344,301 and cash paid for amounts included in the measurement of lease liabilities for the year ended December 31, 2022 were $285,786. As of December 31, 2022, the following represents the difference between the remaining undiscounted lease commitments under non-cancelable leases and the lease liabilities:
Undiscounted minimum lease commitments	$1,309,474
Present value adjustment using incremental borrowing rate	(330,599)
Lease liabilities	$978,875
(B) EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
On December 16, 2021, Robert McDermott, the President and Chief Executive Officer of the Company, entered into an employment agreement with the Company pursuant to which the Company employed Mr. McDermott for a term of three years. Mr. McDermott received a starting annual base salary of $295,000 per annum which increased to $317,500 per annum on December 16, 2022 and will increase to $348,000 per annum on December 31, 2023. In addition, Mr. McDermott is eligible to receive incentive bonus compensation pursuant to an executive bonus plan approved by the Board of Directors or the Compensation Committee of the Board of Directors of up to 30% of base salary. Mr. McDermott was awarded an option to purchase 18,000,000 shares of the Company’s Common Stock of which 25% (4,500,000) shares vest on December 16, 2022, another 25% (4,500,000) shares vest on December 16, 2023, another 25% (4,500,000) shares vest on December 16, 2024, and the remaining 25% (4,500,000) shares vest on December 16, 2025. In the event of termination of Mr. McDermott’s employment due to a change in control, by reason of his death or disability or by the Company without cause, his stock options that have not already vested will fully vest on the date of termination and any restrictions on any restricted stock owned by Mr. McDermott shall be lifted. Further, in the event of the termination of Mr. McDermott’s employment (i) due to a change in control Mr. McDermott will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the 24 month period following the date of termination, (ii) due to death or disability Mr. McDermott or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. McDermott will continue to receive his base salary for the 18 month period following the date of termination or through the end of the employment period, whichever is longer. For the year ended December 31, 2020, Mr. McDermott received an award 600,000 restricted shares in early 2021 which has been reflected as compensation expense in the accompanying 2020 Statements of Operations. For the year ended December 31, 2022, Mr. McDermott received an award of 4,000,000 restricted shares in early 2023 which has been reflected in compensation expense in the accompanying 2022 Statements of Operations. For the year ended December 31, 2021, Mr. McDermott received an award of 1,600,000 restricted shares in early 2022 which has been reflected in compensation expense in the accompanying 2021 Statements of Operations.
On December 16, 2021, David Fidanza, the Chief Information Officer of the Company, entered into an employment agreement with the Company, pursuant to which the Company employed Mr. Fidanza for a term of three years. Mr. Fidanza received a starting annual base salary of $165,000 per annum which increases to $176,555 per annum on December 16, 2022, and to $190,000 per annum on December 16, 2023. Mr. Fidanza was awarded an option to purchase 3,000,000 shares of the Company’s Common Stock. 25% of the option award (750,000 shares) vest on December 16, 2022, another 25% (750,000 shares) vest on December 16, 2023, another 25% (750,000 shares) vest on December 16, 2024 and the remaining 25% (750,000 shares) vest on December 16, 2025. In the event of termination of Mr. Fidanza’s employment due to a change in control, by reason of his death or disability or by the Company without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Fidanza shall be lifted. Further, in the event of the termination of Mr. Fidanza’s employment (i) due to a change in control Mr. Fidanza will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the six month period following the date of termination, (ii) due to death or disability Mr. Fidanza or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. Fidanza will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer. For the year ended December 31, 2022, Mr. Fidanza received an

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award of 250,000 restricted shares which has been reflected in compensation expense in the accompanying 2022 Statements of Operations.
On December 16, 2021, Muralidar Chakravarthi, the Chief Technology Officer of the Company, entered into an employment agreement with the Company, pursuant to which the Company employed Mr. Chakravarthi for three years. Mr. Chakravarthi is to receive an annual base salary of $165,000 per annum which increases to $176,555 per annum on December 16, 2022 and to $190,000 per annum on December 16, 2023. Mr. Chakravarthi was awarded an option to purchase 3,000,000 shares of the Company’s Common Stock. 25% of the option award (750,000 shares) vest on December 16, 2022, another 25% (750,000 shares) vest on December 16, 2023 another 25% (750,000 shares) vest on December 16, 2024 and the remaining 25% (750,000 shares) vest on December 16, 2025. In the event of termination of Mr. Chakravarthi’s employment due to a change in control, by reason of his death or disability or by the Company without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Chakravarthi shall be lifted. Further, in the event of the termination of Mr. Chakravarthi’s employment (i) due to a change in control Mr. Chakravarthi will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the six month period following the date of termination, (ii) due to death or disability Mr. Chakravarthi or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. Chakravarthi will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer. For the year ended December 31, 2022, Mr. Chakravarthi received an award of 250,000 restricted shares which has been reflected in compensation expense in the accompanying 2022 Statements of Operations.
On December 16, 2021, Mr. Jeffrey Stellinga was promoted to Chief Operating Officer of the Company and entered into an employment agreement with the Company, pursuant to which the Company employed Mr. Stellinga for two years. Mr. Stellinga is to receive an annual base salary of $150,000 per annum which increases to $157,500 per annum on December 16, 2022 . Mr. Stellinga was awarded an option to purchase 2,000,000 shares of the Company’s Common Stock. 33% of the option award (666,666 shares) vest on December 16, 2022, another 33% (666,666 shares) vest on December 16, 2023 and the remaining 34% (666,668 shares) vest on December 16, 2024. In the event of termination of Mr. Stellinga’s employment due to a change in control, by reason of his death or disability or by the Company without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Stellinga shall be lifted. Further, in the event of the termination of Mr. Stellinga’s employment (i) due to a change in control Mr. Stellinga will continue to receive his base salary and his annual bonus computed at 100% of his base salary for the six month period following the date of termination, (ii) due to death or disability Mr. Stellinga or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. Stellinga will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer. For the year ended December 31, 2022, Mr. Stellinga received an award of 250,000 restricted shares which has been reflected in compensation expense in the accompanying 2022 Statements of Operations.
On August 18, 2021, Mr. Archit Shah, Chief Financial Officer of the Company entered into an employment agreement with the Company, pursuant to which the Company employed Mr. Shah for three years. Mr. Shah is to receive an annual base salary of $232,500 per annum beginning September 7, 2021 which increases to $242,500 per annum on September 7, 2022 and increases to $255,000 on September 7, 2023 . Mr. Shah was awarded an option to purchase 2,880,000 shares of the Company’s Common Stock. 33% of the option award (960,000 shares) vest on September 7, 2022, another 33% (960,000 shares) vest on September 7, 2023 and the remaining 34% (960,000 shares) vest on September 7, 2024. In the event of termination of Mr. Shah’s employment due to reason of his death or disability or by the Company without cause, the stock option will become fully vested on the date of termination and any restrictions on any restricted stock owned by Mr. Shah shall be lifted. Further, in the event of the termination of Mr. Shah’s employment due to death or disability Mr. Shah or his estate will continue to receive his base salary during the six month period following the date of termination and (iii) by the Company without cause Mr. Shah will continue to receive his base salary for the six month period following the date of termination or through the end of the employment period, whichever is longer.

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(C) LITIGATION
The Company from time to time, may be a party to various litigation, claims and disputes, arising in the ordinary course of business. While the ultimate impact of such actions cannot be predicted with certainty, we believe the outcome of these matters, except for that noted below, will not have a material adverse effect on our financial condition or results of operations.
On August 18, 2021, iCoreConnect received a Notice of Disposition of Collateral under section 9-611 of the Uniform Commercial Code (“UCC”) (Arizona Revised Statutes 47-611) purporting to set a foreclosure sale, under the UCC, of its assets that were previously pledged as security to Sonoran Pacific Resources, LLP, an Arizona limited liability partnership (“SPR”) and Jerry Smith (“Smith”) (collectively, the “lender”). On August 24, 2021, iCoreConnect received a default notice from the lender asserting that iCoreConnect was obligated to pay $863,274. The lender alleged that it had made certain loans and other financial accommodations in the form of guaranties to iCoreConnect beginning approximately in March of 2009 that was secured by all of the assets of iCoreConnect. iCoreConnect initiated an investigation into the matter and concluded that it had repaid all of the loans and any loans that had not been repaid were released under the terms of a Recapitalization Agreement dated November 1, 2016. iCoreConnect then retained Arizona counsel to prepare an Emergency Application for Temporary Restraining Order and Preliminary Injunction against the lender in order to stop the foreclosure sale.
On November 1, 2022, iCoreConnect entered into a settlement agreement and release (the “Settlement Agreement”) with SPR and Smith in connection with the above litigation. In order to resolve all matters subject to the dispute, the Settlement Agreement provided that on, or before, the 60th day following the effective date of the Settlement Agreement, which was November 1, 2022 (such 60th day, the “Payment Date”), iCoreConnect shall redeem, and/or or iCoreConnect’s designees shall acquire, a total of 9,000,000 shares of iCoreConnect Common Stock from SPR and certain shareholders or affiliates of SPR at a purchase price of $0.08 per share. The Settlement Agreement further provided that in addition to the purchase of the foregoing 9,000,000 shares, iCoreConnect or its designee will have the option, but not the obligation, to acquire or redeem any or all of the remaining 5,401,887 shares held by certain shareholders or affiliates of SPR on, or before, the Payment Date, at the cost of $0.08 per share. In connection with the dispute, iCoreConnect had previously posted a cash bond of $200,000 with the court. Pursuant to the Settlement Agreement, $100,000 was released to SPR upon execution of the Settlement Agreement, which amount will be credited toward the payment of the 9,000,000 shares described above. The foregoing share purchase obligation was satisfied on December 30, 2022. Upon the payment for the shares, the remaining $100,000 of the bond was released to SPR in consideration for the release of all claims and liens and the dismissal of the litigation. Upon iCoreConnect’s compliance with the above share repurchase obligations, J.D. Smith, the son of Jerry Smith, resigned as a director and chairman of Board of Directors. The Settlement Agreement provides that upon the performance of each of the parties of their obligations thereunder, SPR and Smith, on the one hand, and iCoreConnect, on the other hand, each agrees to a complete release of the other party or parties. The Settlement Agreement was fully completed on December 30, 2022 and a full release received from the courts.
On June 15, 2021, the Company received a Complaint filed with the Circuit Court of the Ninth Judicial Circuit for Orange County, Florida. The Complaint alleges a breach of a previously entered into 2018 Settlement Agreement for which payments have not been made. The Complainant agreed to begin arbitration on August 31, 2021. Upon completion of arbitration in October 2022 the Complainant was awarded an Interim Award of Arbitration in the amount of $270,020 which excluded any interest and fee. Subsequent to year end, in February 2023, a final Arbitration award in the amount of $523,415 was issued which includes interest and fees and the Company has accrued for this amount in its financial statements.
10. BUSINESS COMBINATIONS
The Company accounts for business combinations under the acquisition method of accounting, in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, which requires assets acquired and liabilities assumed to be recognized at their fair values on the acquisition date. Any excess of the fair value of purchase consideration over the fair value of the assets acquired less liabilities

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assumed is recorded as goodwill. The fair values of the assets acquired and liabilities assumed are determined based upon the valuation of the acquired business and involves management making significant estimates and assumptions.
Advantech
On April 23, 2021 iCoreConnect Inc., a Nevada corporation (“Buyer”), acquired substantially all of the assets and business of Heyns Unlimited LLC, an Arizona limited liability company, doing business as Advantech (“Seller”), in exchange for (i) 5,000,000 shares of restricted Common Stock of Buyer, (ii) $1,800,000 in cash and (iii) the assumption of certain liabilities and obligations of Seller.
For the period April 1, 2021 through May 17, 2021, the Company issued 10,420,000 shares of Common Stock for cash proceeds totaling $1,042,000 The proceeds were used for the acquisition of Advantech and general corporate purposes. The Company also issued 5,000,000 shares of common stock during the period to acquire the assets of Advantech.
Business Computer Solutions (BCS)
On May 31, 2021 the Company acquired substantially all of the assets and business of BCS Tech Center, Inc., an Arizona corporation doing business as Business Computer Solutions (“Seller”), in exchange for (i) 250,000 shares of Common Stock of Buyer, (ii) $100,000 in cash, and (iii) the assumption of certain specified debts, liabilities and obligations, all upon the terms and conditions set forth in an Asset Purchase Agreement dated as of May 31, 2021 (the “BCS Tech Center, Inc. Asset Purchase Agreement”).
Spectrum Technology Solutions (STS)
On September 1, 2021 the Company acquired substantially all of the assets and business of Spectrum Technology Solutions, LLC, an Arizona limited liability company doing business as STS (“Seller”), in exchange for (i) 4,046,617 shares of common stock of Buyer and; (ii) $1,350,000 in cash all upon the terms and conditions set forth in an Asset Purchase Agreement dated as of September 1, 2021 (the “Spectrum Technology Solutions, LLC Asset Purchase Agreement”).
Pursuant to the guidance in FASB Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, the Company calculated the estimated fair value of the acquired customer relationships using the discounted cash flow approach. The key assumptions and inputs into the cash flow model used were: (1) an annual customer attrition rate of 8%, (2) a gross margin percentage of 55%, (3) a tax rate of 23.50% and (4) a discount rate of 12%.
Certain fair values of acquired assets and assumed liabilities may be estimated at the acquisition date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted retrospectively in subsequent periods within the measurement period when it reflects new information obtained about facts and circumstances that were in existence at the acquisition date. The measurement period cannot exceed one year from the acquisition date.
The following table summarizes the consideration paid and the fair value of the assets acquired and liabilities assumed as of the dates detailed in the table:
	Advantech	BCS	STS
Consideration Paid:	April 23, 2021	May 31, 2021	September 1, 2021
Cash	$1,800,000	$100,000	$1,500,000
Common stock	500,000	25,000	500,000
	$2,300,000	$125,000	$2,000,000

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	Advantech	BCS	STS
Consideration Paid:	April 23, 2021	May 31, 2021	September 1, 2021
Fair values of identifiable assets acquired and liabilities assumed:
Assets acquired:
Cash	$26,944	$5,120	$150,000
Other current asset	—	—	35,223
Right of Use – Lease	—	—	—
Fixed Assets	9,875	—	32,000
Customer relationships	1,476,630	100,000	1,606,805
Total assets acquired	$1,513,449	$105,120	$1,824,028
Liabilities assumed:
Due to Seller	—	—	—
Accrued Liability	11,185	—	—
Deferred revenue	—	—	—
Lease Liability	—	—	—
Total liabilities assumed	$11,185	$—	$—
Net assets acquired	$1,502,264	$105,120	$1,824,028
Goodwill	$797,736	$19,880	$175,972

11. PRO FORMA INFORMATION
The following information represent the unaudited pro forma combined results of operations, including acquisitions giving effect to the acquisition as if they occurred at the beginning of years ended December 31, 2021:
December 31, 2021 (unaudited)
Revenue	$6,771,946
Net Loss	(4,403,363)
Weighted average common shares outstanding	146,726,959
Basic and diluted loss per common share	$0.03
Effective income tax rate	21%
12. RELATED PARTY TRANSACTIONS
The Company incurred related party transactions of $561,975 for the year ended December 31, 2022 and $63,216 for the year ended December 31, 2021 in relation to payments of interest and principle on a Note Payable with its Chief Executive Officer and its Chief Operating Officer and consulting fees paid to a director.
13. PAYROLL PROTECTION PLAN
The Company received loan proceeds in the amount of approximately $330,000 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. The Company received forgiveness of this loan in 2021 and recorded $330,047 as other income a for the year ended December 31, 2021

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14. SUBSEQUENT EVENTS
On January 5, 2023, the Company entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among the Company, FG Merger Corp., a Delaware corporation (“FGMC”), and FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”). The Merger Agreement provides that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of FGMC. In connection with the Merger, FGMC will change its name to “iCoreConnect Inc.” The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”
The Business Combination is expected to close in the second quarter of 2023, subject to customary closing conditions, including the receipt of certain governmental approvals and the required approval by the stockholders of FGMC and iCoreConnect.
Prior to the Closing, (i) each vested issued and outstanding option to purchase the Company’s common stock shall be exercised into shares of the Company’s common stock (ii) each issued and outstanding warrant to purchase the Company’s common stock shall be exercised into shares of the Company’s common stock and (iii) the outstanding principal together with all accrued and unpaid interest under each convertible promissory note shall be converted into shares of the Company’s common stock.
Prior to the Closing, each share of FGMC common stock par value $0.0001 (“FGMC Common Stock”) shall be converted into shares of newly issued FGMC preferred stock, par value $0.0001 (“FGMC Preferred Stock”). The FGMC Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:
•
The holders of Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of FGMC.

•
From and after the date of the issuance of any shares of FGMC Preferred Stock, dividends shall accrue at the rate per annum of 12% of the original issue price for each share of FGMC Preferred Stock, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustments).

•
From the closing of the Business Combination until the second anniversary of the date of the original issuance of the FGMC Preferred Stock, FGMC may, at its option, pay all or part of the accruing dividends on the FGMC Preferred Stock by issuing and delivering additional shares of FGMC Preferred Stock to the holders thereof.

•
FGMC shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of FGMC the holders of the FGMC Preferred Stock then outstanding shall first receive dividends due and owing on each outstanding share of FGMC Preferred Stock.

•
In the event of any liquidation, dissolution or winding up of FGMC, the holders of shares of FGMC Preferred Stock then outstanding shall be entitled to be paid out of the assets of FGMC available for distribution to its stockholders an amount per share equal to the greater of (i) one times the applicable original issue price, plus any accrued and unpaid dividends, and (ii) such amount as would have been payable had all shares of FGMC Preferred Stock been converted into FGMC Common Stock pursuant to the following paragraph immediately prior to such liquidation, dissolution or winding up, before any payment shall be made to the holders of FGMC Common Stock.

•
After 24 months from the closing of the Business Combination, in the event the closing share price of the FGMC Common Stock shall exceed 140% of the Conversion Price (as defined in the Merger Agreement) then in effect, then (i) each outstanding share of FGMC Preferred Stock shall automatically be converted into such number of shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion and (ii) such shares may not be reissued by FGMC, subject to adjustment. At the time of such conversion, FGMC shall declare and pay all of the dividends that are accrued and unpaid as of the time of the conversion by either, at the option of FGMC, (i) issuing additional FGMC Preferred Stock or (ii) paying cash.

F-47

•
Each share of FGMC Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of FGMC Common Stock as is determined by dividing the original issue price by the Conversion Price in effect at the time of conversion, subject to adjustment.

•
Immediately prior to any such optional conversion FGMC shall pay all dividends on the FGMC Preferred Stock being converted that are accrued and unpaid as of such time by, either, at the option of FGMC: (i) issuing additional FGMC Preferred Stock or (ii) paying cash.

The aggregate consideration to be received by the Company’s stockholders is based on a pre-transaction equity value of $98,000,000 (subject to usual and customary working capital adjustments and any adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of FGMC Common Stock, occurring prior to the Closing date). In accordance with the terms and subject to the conditions of the Merger Agreement, immediately prior to the effective time of the Closing each share of issued and outstanding the Company’s common stock, shall be converted into a number of shares of FGMC Common Stock, based on the Exchange Ratio (as defined in the Merger Agreement).
On January 23, 2023, the Convertible Note holder due in June 2023. exercised its option to convert all of its outstanding principal and interest totaling $603,788 into the Company’s Common Stock at the stated exercise price of $0.10 per common stock resulting in the issuance of 6,037,883 common stock shares.
On January 31, 2023, the related party Convertible Note holder due in March 2023 exercised its option to convert all of his outstanding principal and interest totaling $81,545 into the Company’s Common Stock at the stated exercise price of $0.08 per common stock resulting in the issuance of 1,019,315 common stock shares.
In January 2023, the Company issued 4,750,000 shares of common stock at $0.10 per share for cash proceeds of $475,000. These funds were raised for continued operations.
On February 21, 2023, the Company received a notice under section 21 of Indian Arbitration and Conciliation Act, 1996 related to a dispute pursuant to contract between the Company and a service provider, pursuant to which the service provider has asserted the Company has violated the terms of the contract and has claimed damages of approximately $635,000. The Company is evaluating the claims asserted against it and intends to defend itself vigorously in these proceedings; however, there can be no assurances that it will be successful in its efforts.
On March 15, 2023, the Company entered into a twelve (12) month Convertible Secured Promissory Note (“Note”). The Note is for $2,500,000 with $500,000 paid to the Holder on issuance for net proceeds of $2,000,000. The Note carries and interest of 15% per annum which can be paid in cash or kind and it is convertible either into the Company’s Common Stock after six months from date of issuance at $0.10 per share, or if the Business Combination is completed the Note is convertible into common stock of FGMC. As a condition of the Note all existing outstanding Notes excluding our Senior Secured Note Payable had their term extended to September 1, 2023. In addition all vested option holders and all warrant holders were provided with a cashless purchase option at time of the Business Combination. The Note is superior to all notes in terms of security except of our Senior Secured Note Payable.

F-48

Annex A
Execution Copy
MERGER AGREEMENT AND PLAN OF REORGANIZATION
BY AND AMONG
FG MERGER CORP.,
FG MERGER SUB INC.,
AND
ICORECONNECT INC.
DATED AS OF JANUARY 5, 2023

A-i

A-ii

A-iii

MERGER AGREEMENT AND PLAN OF REORGANIZATION
This MERGER AGREEMENT AND PLAN OF REORGANIZATION, dated as of January 5, 2023, (this “Agreement”), is made by and among FG Merger Corp., a Delaware corporation (“Parent”), FG Merger Sub Inc., a Nevada corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (the “Company”). Certain terms used herein are defined in Article I.
RECITALS
WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes encompassing the General Corporation Law of the State of Nevada, as amended (“NRS”), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger (the Company, in its capacity as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation”);
WHEREAS, the Board of Directors of the Company (the “Company Board”) has (a) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other Transactions, and (b) has recommended the approval and adoption of this Agreement and the Merger by the stockholders of the Company;
WHEREAS, the Board of Directors of Parent (the “Parent Board”) has (a) approved and adopted this Agreement and declared its advisability and approved the payment of the Per Share Merger Consideration to the stockholders of the Company pursuant to this Agreement and the other Transactions, and (b) adopted a resolution recommending that the stockholders of Parent vote in favor of all Parent Proposals, including, without limitation, adoption of this Agreement and the Transactions;
WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has (a) determined that the Merger is fair to, and in the best interests of Merger Sub and its sole stockholder, and approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (b) recommended the approval and adoption of this Agreement and the Merger by the sole stockholder of Merger Sub, respectively;
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company, and the Specified Stockholders, shall enter into Stockholder Support Agreements (the “Stockholder Support Agreements”), providing that, among other things, the Specified Stockholders will provide their written consent to adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;
WHEREAS, in connection with the Closing, Parent and the stockholders of Parent shall have effectuated an equity conversion, whereby the Parent Common Stock outstanding as of the date thereof is converted into a single class of Parent preferred stock with the rights and obligations outlined in the Second Amended and Restated Certificate of Incorporation of Parent (“Parent Common Conversion”);
WHEREAS, in connection with the Closing, Parent, certain stockholders of the Company (the “Company Initial Stockholders”) and certain stockholders of Parent (the “Parent Initial Stockholders”), shall enter into that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit A;
WHEREAS, in connection with the Closing, the Lock-Up Stockholders and FG Merger Investors LLC (the “Sponsor”) shall each enter into a Lock-Up Agreement (collectively, the “Lock-Up Agreements”) substantially in the form attached hereto as Exhibit B;
WHEREAS, the officers and directors of Parent and the Sponsor have entered into a Sponsor Support Agreement, dated as of the date hereof (the “Sponsor Support Agreement”), pursuant to which, among other things, the persons indicated on the signature pages thereof have agreed to vote their Parent Common Stock in favor of this Agreement, the Merger and the other Transactions;

WHEREAS, at or prior to Closing, each individual listed on Schedule A (each, a “Key Employee”) will have accepted and executed (and not revoked, rescinded, or otherwise repudiated) an employment offer letter (collectively, the “New Employment Agreements”); and
WHEREAS, for U.S. federal and applicable state income Tax purposes, the parties hereto intend that (i) the Parent Common Conversion qualifies as a “recapitalization” described in Section 368(a)(1)(E) of the Code and (ii) the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01   Certain Definitions.   For purposes of this Agreement:
“Accounting Principles” the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Company in the preparation of the latest Annual Financial Statements.
“Action” means any litigation, suit, claim, action, proceeding, audit or investigation by or before any Governmental Authority.
“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person; provided that, in no event shall the Company be considered an affiliate of any portfolio company of any investment fund affiliated with any direct or indirect equity holder of the Company.
“Aggregate Merger Consideration” means the aggregate Per Share Merger Consideration payable pursuant to this Agreement to Participating Securityholders.
“Ancillary Agreements” means the Stockholder Support Agreements, the Sponsor Support Agreement, the Registration Rights Agreement, the Lock-Up Agreements, the New Employment Agreements and all other agreements, certificates and instruments executed and delivered by Parent, Merger Sub, or the Company in connection with the Transactions and specifically contemplated by this Agreement.
“Anti-Corruption Laws” means, as applicable (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (ii) the UK Bribery Act 2010, (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states, (iv) legislation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and (v) similar legislation applicable to the Company from time to time.
“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, its business or its transactions are otherwise reflected, other than stock books.
“Bridge Financing” means short term financing on terms and conditions satisfactory to the Company in an aggregate amount not to exceed $3,000,000.
“Business Data” means all business information and data, including Personal Information that is Processed by any of the Business Systems or otherwise in the course of the conduct of the business of the Company.
“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY; provided that banks shall not be deemed to be required or authorized to be closed due to a “shelter in place”, “non-essential employee” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.
“Business Systems” means all Software, firmware, middleware, equipment, workstations, routers, hubs, computer hardware (whether general or special purpose), electronic data processors, databases, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, and any Software and systems provided via the cloud or “as a service,” that are owned or controlled by the Company.
“Capital Stock” means the Company Common Stock and the Company Preferred Stock.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Awards” means Company Options and shares of Company Restricted Stock granted under the Company Equity Incentive Plan or otherwise.
“Company Bylaws” means the bylaws of the Company.
“Company Charter” means the Certificate of Amended and Restated Articles of Incorporation of the Company, filed with the Secretary of State of the State of Nevada on June 29, 2017, effective June 30, 2017, as may be amended, restated or otherwise modified from time to time.
“Company Common Stock” means the common stock of the Company, par value of $0.001 per share, designated as Common Stock in the Company Charter.
“Company Convertible Notes” means all convertible promissory notes of the Company that are outstanding immediately prior to the Closing.
“Company Equity Incentive Plan” means the Company 2016 Long-Term Incentive Compensation Plan, (incorporated by reference to the Company’s Registration Report on Form 10/A filed on August 17, 2018), as such may have been amended, supplemented or modified from time to time.
“Company Equity Value” means $98,000,000.
“Company IP” means, collectively, all Company Owned IP and Company Licensed IP.
“Company Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party that are licensed to the Company.
“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with any one or more other events, circumstances, changes and effects, (i) is or would reasonably be expected to be materially adverse to the business, financial condition, or results of operations of the Company taken as a whole or (ii) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which the Company operates; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, civil unrest, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or other outbreaks of illness or public health events (including, for the avoidance of doubt, COVID-19 and any impact of COVID-19) and other force majeure events (including any escalation or general worsening of any of the foregoing); (e) any actions taken or not taken by the Company as required by this Agreement or any Ancillary Agreement; (f) any event, circumstance, change or effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities); (g) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position (provided that this clause (g) shall not prevent a determination that any event, circumstance, change or effect underlying such failure has resulted in a Company Material Adverse Effect); (h) any change in the market price or trading volume, or the downgrade in any rating, of the Company’s securities (i) any matter set forth in the Company SEC Documents that are publicly available on the SEC’s EDGAR System prior to the date of this Agreement (but excluding any disclosure contained in such Company SEC Documents under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”); or (j) any actions taken, or failures to take action, or such other changes or events, in each case, which Parent has requested or to which it has consented, except in the cases of clauses (a) through (d), to the extent that the Company, taken as a whole, are disproportionately and adversely affected thereby as compared with other participants in the industries in which the Company operates (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).
“Company Options” means all options to purchase Company Common Stock, whether or not exercisable and whether or not vested, that are outstanding immediately prior to the Closing granted under the Company Equity Incentive Plan or otherwise, excluding, for the avoidance of doubt, the Company Warrants.
“Company Organizational Documents” means the Company Charter and the Company Bylaws, in each case, as amended, modified or supplemented from time to time.
“Company Owned IP” means all Intellectual Property rights owned by the Company.
“Company Preferred Stock” means shares of the Company’s preferred stock, par value $0.0001 per share, designated as Preferred Stock in the Company Charter.
“Company Reference Share Value” means a dollar amount equal to (i) the sum of the Company Equity Value, plus any amount by which the Estimated Working Capital exceeds the Target Working Capital, minus any amount by which the Target Working Capital exceeds the Estimated Working Capital, minus all outstanding Indebtedness of the Company as of the Closing Date divided by (ii) the number of Fully Diluted Company Shares.
“Company Restricted Stock” means shares of Company Common Stock subject to vesting, forfeiture or similar conditions granted under the Company Equity Incentive Plan or otherwise.
“Company SEC Documents” means all forms, reports, schedules, statements and other documents, including any exhibits thereto, filed by the Company with the SEC, together with any amendments, restatements or supplements thereto.
“Company Securities” means the Company Common Stock, the Company Preferred Stock, the Company Awards and the Company Warrants.
“Company Warrants” means the warrants to purchase Company Common Stock that are outstanding immediately prior to the Closing.
“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company or any Suppliers or customers of the Company or Parent or its subsidiaries (as applicable) that is not already generally available to the public, including any Intellectual Property rights.
“Contracts” means any legally binding contracts, agreements, subcontracts, instruments, conditional sales contracts, indentures, notes, bonds, loans, credit agreements, licenses, sublicenses, mortgages, deeds of trust, powers of attorney, guaranties, leases and subleases and all amendments, modifications, supplements, schedules, annexes and exhibits thereto.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
“DGCL” means the General Corporation Law of the State of Delaware.

“Disabling Devices” means Software, viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, spyware, malware, worms, other computer instructions, intentional devices, techniques, other technology, disabling codes, instructions, or other similar code or software routines or components that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, delete, maliciously encumber, hack into, incapacitate, perform unauthorized modifications, infiltrate or slow or shut down a computer system or data, software, system, network, other device, or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner, other than those incorporated by the Company or the applicable third party intentionally to protect Company Owned IP or Business Systems from misuse.
“Employee Benefit Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), any nonqualified deferred compensation plan subject to Section 409A of the Code, and each other retirement, health, welfare, cafeteria, bonus, commission, stock option, stock purchase, restricted stock, other equity or equity-based compensation, performance award, incentive, deferred compensation, retiree medical or life insurance, death or disability benefit, supplemental retirement, severance, retention, change in control, employment, consulting, fringe benefit, sick pay, vacation, and similar plan, program, policy, practice, agreement, or arrangement, whether written or unwritten.
“Environmental Laws” means any United States federal, state or local or non-United States Laws relating to: (i) releases or threatened releases of, or exposure of any person to, Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, natural resources or human health and safety.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Ex-Im Laws” means all applicable Laws relating to export, re-export, transfer, and import controls, including the U.S. Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Ratio” means the following ratio: the quotient obtained by dividing (i) the Company Reference Share Value by (ii) the Parent Per Share Value.
“fraud” means actual and intentional common law fraud committed by a party to the Agreement with respect to the making of the representations and warranties by such party set forth in Article IV or Article V as applicable. Under no circumstances shall “fraud” include any equitable fraud, constructive fraud, negligent misrepresentation, unfair dealings, or any other fraud or torts based on recklessness or negligence.
“Fully Diluted Company Shares” means, as of the Effective Time, the sum of: (i) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, and (ii) the number of shares of Company Common Stock issuable in respect of all issued and outstanding Company Options and Company Warrants and upon conversion of the Company Convertible Notes.
“Hazardous Substance(s)” means: (i) any substances, wastes, or materials defined, identified or regulated as hazardous or toxic or as a pollutant or a contaminant under any Environmental Law; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, per- and polyfluoroalkyl substances, asbestos and radon; and (v) any other substance, material or waste regulated by, or for which standards of care may be imposed under any Environmental Law.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, including as amended by the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 and its implementing regulations.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means (i) issued patents and pending patent applications (including provisional and non-provisional applications), design patents, certificates of invention and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, renewals, substitutions, revisions, extensions (including supplementary protection certificates) or reexaminations thereof (“Patents”), (ii) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing (“Trademarks”), (iii) copyrights, and other works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration, renewals and extensions thereof (“Copyrights”), (iv) trade secrets, know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases, database rights, including rights to use any Personal Information, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information (“Trade Secrets”), (v) rights in Software, Internet domain names and social media accounts, (vi) rights of publicity and all other intellectual property or proprietary rights of any kind or description, (vii) copies and tangible embodiments of any of the foregoing, in whatever form or medium, including all Software, and (viii) all legal rights arising from items (i) through (vi), including the right to prosecute, enforce and perfect such interests and rights to sue, oppose, cancel, interfere, enjoin and collect damages based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.
“IRS” means the Internal Revenue Service of the United States.
“knowledge” or “to the knowledge” of a person means in the case of the Company, the actual knowledge of Robert McDermott, Archit Shah, Carly Garrison, Muralidar Chakravarthi, David Fidanza and Jeff Stellinga and in the case of Parent, the actual knowledge of Marvin Wesley Schrader.
“Leased Real Property” means the real property leased by the Company as tenant, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company relating to the foregoing.
“Lien” means any lien, security interest, mortgage, deed of trust, defect of title, easement, right of way, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities Laws).
“Lock-Up Stockholders” means the persons or entities listed on Section 1.01(B) of the Company Disclosure Schedule.
“Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Merger Sub, as amended, modified or supplemented from time to time.
“Off-the-Shelf Software” means any commercially available, off-the-shelf Software that is licensed other than through a written agreement executed by the licensee (such as via clickwrap, browsewrap, or shrinkwrap licenses) or that has license or user-fees less than $50,000.
“Open Source Software” means any Software in source code form that is licensed pursuant to (i) any license that is a license now or in the future approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL), (ii) any license to Software that is considered “free” or “open source software” by the open source foundation or the free software foundation, (iii) the Server Side Public License, or (iv) any Reciprocal License.
“Parent Bylaws” means the Bylaws of Parent, dated as of February 25, 2022.

“Parent Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Parent, dated as of February 25, 2022.
“Parent Common Conversion” means the conversion of all shares of Parent Common Stock to Parent Preferred Stock in accordance with the Parent Charter Amendment.
“Parent Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with any one or more other events, circumstances, changes and effects, (i) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of Parent; or (ii) would prevent, materially delay or materially impede the performance by Parent or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Parent Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which Parent operates; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, civil unrest, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or other outbreaks of illness or public health events and other force majeure events (including any escalation or general worsening of any of the foregoing); (e) any actions taken or not taken by Parent as required by this Agreement or any Ancillary Agreement, (f) any event, circumstance change or effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions or (g) any actions taken, or failures to take action, or such other changes or events, in each case, which the Company has requested or to which it has consented or which actions are expressly contemplated by this Agreement, except in the cases of clauses (a) through (c), to the extent that Parent is disproportionately and adversely affected thereby as compared with other participants in the industry in which Parent operates.
“Parent Organizational Documents” means the Parent Certificate of Incorporation and the Parent Bylaws, in each case, as amended, modified or supplemented from time to time.
“Parent Per Share Value” means $10.00.
“Parent Units” means the units issued in the IPO or the overallotment consisting of one (1) share of Parent Common Stock and three-fourths (3/4) of one (1) Parent Warrant.
“Parent Stockholder Approval” means the approval of the Parent Proposals by an affirmative vote of the holders of the requisite number of shares of Parent Common Stock (as determined in accordance with applicable Law and the Parent Governing Documents) at a Parent Stockholders’ Meeting duly called by the Parent Board and held for such purpose.
“Participating Securityholder” means, as of immediately prior to the Closing, each (i) holder of shares of Company Common Stock (including shares of Company Restricted Stock) as of immediately prior to the Effective Time, (ii) holder of Company Warrant(s), (iii) holder of Company Option(s), and (iv) holder of Company Convertible Note.
“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council.
“Permitted Liens” means (i) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair or interfere with the current use of the Company’s assets that are subject thereto, (ii) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens, (iii) Liens for Taxes not yet due and delinquent or, if delinquent, being contested in good faith and for which appropriate reserves have been made in accordance with GAAP, (iv) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities that are not violated in any material respect by the Company’s current use of the assets that are subject thereto, (v) revocable, non-exclusive licenses (or sublicenses) of Company Owned IP granted in the ordinary course of business, (vi) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (vii) Liens identified in the Annual Financial Statements, and (viii) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.
“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“Personal Information” means “personal information,” “personal data,” “personally identifiable information” or equivalent terms as defined by applicable Privacy/Data Security Laws.
“Privacy/Data Security Laws” means all Laws applicable to the Company and governing the creation, receipt, collection, use, storage, maintenance, protection, processing, sharing, security, disclosure, disposal or transfer (collectively, “Processing”) of Personal Information, such as, to the extent applicable, the following Laws and their implementing regulations: the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, California Consumer Privacy Act, the General Data Protection Regulation (GDPR), the Data Protection Law Enforcement Directive, HIPAA, state data security Laws, state data breach notification Laws, applicable Laws relating to the transfer of Personal Information, and any applicable Laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing). “Privacy/Data Security Laws” shall also include, to the extent applicable, PCI DSS.
“Products” means any products or services under development, developed, manufactured, performed, out-licensed, sold, distributed or otherwise made available by or on behalf of the Company, including those from which the Company has derived previously, is currently deriving or is scheduled or intends to derive, revenue from the sale or provision thereof and the products and product candidates set out on Section 1.01(C) of the Company Disclosure Schedule.
“Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon (i) the disclosure, distribution or licensing of any other Software (other than such item of Software as provided by a third party in its unmodified form), (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge, (iii) a requirement that any other licensee of the Software be permitted to access the source code of, modify, make derivative works of, or reverse-engineer any such other Software, (iv) a requirement that such other Software be redistributable by other licensees, or (v) the grant of any patent rights (other than patent rights in such item of Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Software).
“Redemption Date” means the deadline for exercising Redemption Rights in connection with the Merger.
“Redemption Rights” means the redemption rights provided for in Section 9.02 of Article IX of the Parent Certificate of Incorporation.
“Registered Intellectual Property” means all Intellectual Property that is the subject of an issued patent or registration (or a patent application or an application for registration), including domain names.
“Required Parent Stockholder Approval” means the approval of those Parent Proposals identified in clauses (A) and (B) of Section 7.01(a) by the affirmative vote of holders of a majority of the then outstanding shares of Parent Common Stock present in person or by proxy and entitled to vote at the Parent Stockholders’ Meeting, assuming a quorum is present and clause (C) of Section 7.01(a) by an affirmative vote of the holders of at least a majority of the outstanding Parent Common Stock entitled to vote (as determined in accordance with applicable Law and the Parent Organizational Documents) at a Parent Stockholders’ Meeting duly called by the Parent Board and held for such purpose.
“Requisite Approval” means the affirmative vote of the holders of at least a majority of the shares of outstanding Company Common Stock voting as a single class.
“Sanctioned Person” means at any time any person (i) listed on any Sanctions-related list of designated or blocked persons, (ii) the government of, resident in, or organized under the laws of a country or territory that is the subject of comprehensive restrictive Sanctions from time to time (which includes, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region), or (iii) majority-owned or controlled by any of the foregoing.
“Sanctions” means those applicable, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures administered or enforced by (i) the United States (including without limitation the U.S. Treasury Department’s Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) Her Majesty’s Treasury, or (v) any other similar governmental authority with jurisdiction over the Company from time to time.
“Securities Act” means the Securities Act of 1933, as amended.
“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.
“Specified Stockholders” means the persons or entities listed on Section 1.01(D) of the Company Disclosure Schedule.
“stockholder” means a holder of stock or shares, as appropriate.
“Subsequent Transaction” means any transaction or series of transactions occurring after the Closing (a) following which a person or “group” (within the meaning of Section 13(d) of the Exchange Act) of persons (other than Parent, the Surviving Corporation or any of their respective Subsidiaries), has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing fifty percent (50%) or more of the voting power of Parent, (b) constituting a sale, merger, liquidation, exchange offer or other similar transaction, however effected, following which the voting securities of Parent immediately prior to such transaction do not continue to represent or are not converted into fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the person resulting from such transaction or, if the surviving company is a Subsidiary, the ultimate parent thereof.
“Subsidiary” or “Subsidiaries” of the Company, the Surviving Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.
“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services (including, design, development and manufacturing services) that comprise or are utilized in, including in connection with the design, development, manufacture or sale of, the Products of the Company.
“Target Working Capital” means $1,000,000.
“Tax” or “Taxes” means any and all taxes (including any duties, levies or other similar governmental fees, assessments or charges of any kind in the nature of taxes), including, but not limited to, income, estimated, business, occupation, corporate, capital, gross receipts, transfer, stamp, registration, employment, payroll, social security (or similar), unemployment, withholding, occupancy, license, severance, capital, production, ad valorem, excise, windfall profits, customs, duties, environmental, premium, real property gains, real property, personal property, sales, use, turnover, value added and franchise taxes, in each case imposed by any Governmental Authority, whether disputed or not, together with all interest, penalties, and additions to tax imposed with respect to such amounts thereto.
“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof, in each case filed or required to be filed with a Governmental Authority.

“Trading Day” means any day on which shares of Parent Common Stock is actually traded on the principal securities exchange or securities market on which shares of Parent Common Stock are then traded.
“Transaction Documents” means this Agreement, including all schedules and exhibits hereto, the Company Disclosure Schedule and the Ancillary Agreements.
“Transactions” means the transactions contemplated by the Transaction Documents (other than those disclosed on the Company Disclosure Schedule that are not specifically contemplated by this Agreement).
“Transfer Taxes” means any transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) payable in connection with the Transactions.
“Treasury Regulations” means the regulations promulgated under the Code.
“Virtual Data Room” means the virtual data room established by the Company or its Representatives, hosted by iDeals, with access made available to Parent and its Representatives.
“Willful Breach” means, with respect to any agreement, a party’s material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach, in each case, constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause a material breach of such agreement.
“Working Capital” means all current assets of the Company minus all current liabilities of the Company (excluding, without duplication, Indebtedness and unpaid Outstanding Company Transaction Expenses).
Section 1.02   Further Definitions.   The following terms have the meaning set forth in the Sections set forth below:
Defined Term	Location of Definition
Acquisition Proposal	§ Section 7.07(b)
Agreement	Preamble
Annual Financial Statement	§ Section 4.07(a)
Antitrust Laws	§ 7.15(a)
Articles of Merger	§ Section 2.02(a)
Blue Sky Laws	§ 4.05(b)
Business Combination	§ 6.03
Business Combination Proposal	§ Section 7.07(a)
Certificates	§ 3.03(a)
Closing	§ 2.02(b)
Closing Date	§ 2.02(b)
Company	Preamble
Company Board	Recitals
Company Disclosure Schedule	Article IV
Company Initial Stockholders	Recitals
Company Material Adverse Effect	§ Section 8.02(a)
Company Officer’s Certificate	§ 8.02(c)
Company Permits	§ Section 4.06(a)
Company SEC Reports	§ Section 4.22(a)
Company Service Provider	§ 6.01(b)(vii)

Defined Term	Location of Definition
Company Stockholder Approval	§ 4.18
Company Stockholder Approval Matters	§ 7.01(a)
Company Stockholders’ Meeting	§ 7.01(a)
Converted Option	§ 3.02(a)(iv)
Data Security Requirements	§ Section 4.13(l)
DGCL	§ Section 1.01
Effective Time	§ 2.02(a)
Environmental Permits	§ 4.15
Estimated Closing Statement	§ Section 3.06
Estimated Working Capital	§ Section 3.06
Exchange Agent	§ 3.03(a)
Exchange Agent Agreement	§ 3.03(a)
Exchange Fund	§ Section 3.03(b)(i)
Extension	§ Section 6.02(b)
Extension Date	§ Section 6.02(b)
FTC	§ 8.01(d)
GAAP	§ 4.07(a)
Governmental Authority	§ 4.05(b)
Intended Tax Treatment	Recitals
Interim Financial Statements	§ 4.07(b)
Interim Financial Statements Date	§ 4.07(b)
Interim Period	§ Section 6.01(a)
IPO	§ 6.03
Key Employee	Recitals
Law	§ 4.05(a)
Lease	§ 4.12(b)
Lease Documents	§ 4.12(b)
Lock-Up Agreements	Recitals
Material Contracts	§ 4.16(a)
Maximum Annual Premium	§ Section 7.09(b)
Merger	Recitals
Merger Payment Schedule	§ 3.03(i)
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Common Stock	§ 5.03(b)
New Employment Agreements	Recitals
Non-Disclosure Agreement	§ 7.04(b)
Nonparty Affiliate	§ 10.11
NRS	Recitals
Ordinary Commercial Agreement	§ Section 4.14(b)
Outside Date	§ 9.01(b)
Outstanding Company Transaction Expenses	§ 3.05(a)
Outstanding Parent Transaction Expenses	§ 3.05(b)

Defined Term	Location of Definition
Outstanding Transaction Expenses	§ 3.05(b)
Parent	Preamble
Parent Assumed Warrant	§ Section 3.02(a)(vi)
Parent Board	Recitals
Parent Board Recommendation	§ Section 7.02(a)
Parent Common Conversion	Recitals
Parent Common Stock	§ 5.03(a)
Parent Disclosure Schedule	Article V
Parent Equity Incentive Plan	§ 7.01(a)
Parent Initial Stockholders	Recitals
Parent Material Adverse Effect	§ Section 8.03(a)
Parent Preferred Stock	§ 5.03(a)
Parent Proposals	§ 7.01(a)
Parent Public Warrants	§ 5.16
Parent Restricted Stock	§ Section 3.02(a)(i)
Parent SEC Reports	§ 5.07(a)
Parent Stockholders’ Meeting	§ 7.01(a)
Parent Warrants	§ 5.03(a)
Per Share Merger Consideration	§ 3.02(a)(i)
Permitted Financings	§ Section 6.01(b)(ii)
Prospectus	§ 6.03
Proxy Statement	§ 7.01(a)
Public Stockholders	§ 6.03
Registration Rights Agreement	Recitals
Registration Statement	§ 7.01(a)
Related Party	§ Section 7.19
Released Claims	§ 6.03
Remedies Exceptions	§ 4.04
Representatives	§ 7.04(a)
Sarbanes-Oxley Act	§ Section 4.22(a)
SEC	§ Section 4.22(a)
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Stockholder Support Agreements	Recitals
Surviving Corporation	Recitals
Surviving Provisions	§ Section 9.02(a)
Tax Claim	§ Section 4.14(a)
Terminating Company Breach	§ 9.01(e)
Terminating Parent Breach	§ Section 9.01(f)
Trust Account	§ 5.13
Trust Agreement	§ 5.13
Trust Fund	§ 5.13
Trustee	§ 5.13

Section 1.03   Construction.
(a)   Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder and (ix) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.
(b)   The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.
(c)   Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law). If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.
(d)   All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
ARTICLE II
AGREEMENT AND PLAN OF MERGER
Section 2.01   The Merger.   Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the NRS, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (provided that references to the Company for periods after the Effective Time shall include the Surviving Corporation).
Section 2.02   Effective Times; Closing.
(a)   As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the parties hereto shall cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with the Secretary of State of the State of Nevada, in such form as is required by, and executed in accordance with, the relevant provisions of the NRS and mutually agreed by the parties (the date and time of the filing of such Articles of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Articles of Merger) being the “Effective Time”).
(b)   Immediately prior to such filing of the Articles of Merger in accordance with Section 2.02(a), the closing (the “Closing”) shall be held by electronic exchange of deliverables and release of signatures, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date.”
Section 2.03   Effect of the Merger.   At the Effective Time, the effect of the Merger shall be as provided herein and in the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.
Section 2.04   Governing Documents.
(a)   At the Effective Time, the Company Charter, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read as set forth on Exhibit C attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the NRS and such Company Charter (subject to Section 7.09).
(b)   At the Closing, Parent shall amend and restate, effective as of the Effective Time, the Parent Certificate of Incorporation to read as set forth on Exhibit D.
(c)   At the Closing, Parent shall amend and restate, effective as of the Effective Time, the Parent Bylaws to read as set forth on Exhibit E.
Section 2.05   Directors and Officers.
(a)   The parties will take all requisite actions such that the initial directors of the Surviving Corporation and the initial officers of the Surviving Corporation immediately after the Effective Time shall be the individuals indicated on Section 2.05(a) of the Company Disclosure Schedule, each to hold office in accordance with the provisions of the NRS and the certificate of incorporation and bylaws of the Surviving Corporation and until their respective successors are, in the case of the initial directors, duly elected or appointed and qualified and, in the case of the initial officers, duly appointed.
(b)   The parties shall cause the officers of Parent as of immediately following the Effective Time to be the individuals set forth on Section 2.05(b) of the Company Disclosure Schedule, each to hold office in accordance with the DGCL and the Parent Certificate of Incorporation and the Parent Bylaws and until their respective successors are duly elected or appointed and qualified. The parties shall cause the Parent Board to be comprised as of immediately following the Effective Time of the directors designated by the Company by written notice to Parent and reasonably acceptable to Parent with a majority of the directors on the Parent Board each qualifying as an “independent director” under the rules of the Nasdaq Global Market (such written designations in each case to be made at least five (5) Business Days prior to the expected Effective Time), with each such director to hold office in accordance with the DGCL and the Parent Certificate of Incorporation and the Parent Bylaws and until their respective successors are duly elected or appointed and qualified.
Section 2.06   Closing Deliverables.
(a)   At the Closing, the Company will deliver or cause to be delivered to Parent:
(i)   the executed written resignations effective as of the Effective Time of all members of the Company Board, other than for those persons identified as continuing directors on Section 2.05(a) of the Company Disclosure Schedule; and
(ii)   copies of the Ancillary Agreements duly executed by duly authorized representatives of the Company and each party thereto (other than Parent and the Parent stockholders party thereto).
(b)   At the Closing, Parent will deliver or cause to be delivered to the Company:
(i)   the executed written resignations effective as of the Effective Time of all members of the Parent Board and officers of Parent; and
(ii)   the Ancillary Agreements duly executed by duly authorized representatives of any of Parent, Merger Sub or Parent stockholders party thereto.
ARTICLE III
CONVERSION OF SECURITIES; EXCHANGE OF COMPANY SECURITIES
Section 3.01   Pre-Closing Conversions.
(a)   The Company shall take all actions, including the amendment of any award agreements for Company Options, necessary to cause each Company Option that is vested and issued and outstanding immediately prior to the Effective Time to be automatically exercised immediately prior to the Effective Time into a number of shares of Company Common Stock at the then-effective exercise price set forth in the Company Equity Incentive Plan or any award agreement on a cashless basis utilizing a market price per share equal to the Parent Per Share Value (the “Company Option Exercise”). All of such vested Company Options exercised into shares of Company Common Stock shall be canceled, shall no longer be outstanding and shall cease to exist and each such holder of Company Options shall thereafter cease to have any rights with respect to such securities.
(b)   The Company shall take all actions, including the amendment of any Company Warrants, necessary to cause each Company Warrant that is outstanding immediately prior to the Effective Time to be automatically exercised immediately prior to the Effective Time into a number of shares of Company Common Stock pursuant to the terms of such Company Warrants on a cashless basis utilizing a market price per share equal to the Parent Per Share Value (the “Company Warrant Exercise”). All of the Company Warrants so converted into shares of Company Common Stock shall be canceled, shall no longer be outstanding and shall cease to exist and each holder of Company Warrants shall thereafter cease to have any rights with respect to such Company Warrants.
(c)   The Company shall take all actions necessary to cause the outstanding principal together with all accrued and unpaid interest under each Company Convertible Note as of the time immediately prior to the Effective Time to be converted immediately prior to the Effective Time into the right to receive a number of shares of Company Common Stock determined in accordance with the terms of the applicable Company Convertible Note (the “Company Convertible Note Conversion”). All of the Company Convertible Notes so converted into shares of Company Common Stock shall be canceled, shall no longer be outstanding and shall cease to exist and no payment or distribution shall be made with respect thereto, and each holder of a Company Convertible Note shall thereafter cease to have any rights with respect thereto.
Section 3.02   Conversion of Securities.
(a)   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:
(i)   each share of Company Common Stock (including shares of Company Restricted Stock) that is issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the number of shares of Parent Common Stock equal to the Exchange Ratio (which consideration shall hereinafter be referred to as the “Per Share Merger Consideration”); provided, that the Per Share Merger Consideration is subject to adjustment in accordance with Section 3.06; provided further that each share of Parent Common Stock that is issued upon the conversion of Company Restricted Stock pursuant to this Section 3.02(a)(i) (“Parent Restricted Stock”) shall continue to have, and be subject to, the same terms and conditions of such share Company Restricted Stock immediately prior to the Effective Time, including any vesting or forfeiture conditions;
(ii)   each share of Capital Stock held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;
(iii)   each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation; and
(iv)   each Company Option that is unvested and outstanding immediately prior to the Effective Time shall be assumed by Parent and converted into an option to purchase shares of Parent Common Stock (each, a “Converted Option”), provided that the assumption and conversion of any such Company Options that are incentive stock options under Section 422 of the Code will be effected in a manner that is intended to be consistent with the applicable requirements of Section 424 of the Code and the Treasury Regulations promulgated thereunder. Each Converted Option will have and be subject to the same terms and conditions (including vesting and exercisability terms in accordance with the terms of the Company Option and Company Equity Incentive

Plan) as were applicable to such Company Option immediately before the Effective Time, except that (x) each Converted Option will be exercisable for that number of shares of Parent Common Stock equal to the product (rounded down to the nearest whole number) of (1) the number of shares of Company Common Stock subject to the Company Option immediately before the Effective Time and (2) the Exchange Ratio; and (y) the per share exercise price for each share of Parent Common Stock issuable upon exercise of the Converted Option will be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (1) the exercise price per share of Company Common Stock of such Company Option immediately before the Effective Time by (2) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Parent Common Stock purchasable under each Converted Option will be determined in a manner consistent with the requirements of the stock rights exemption under Treasury Regulations 1.409A-1(b)(5);
(b)   Prior to the Effective Time and subject to the prior reasonable review and approval of Parent (which approval shall not be unreasonably withheld, delayed, or conditioned), the Company shall take all actions reasonably necessary to effect the transactions anticipated by Section 3.02(a) under the Company Charter, bylaws of the Company and Company Equity Incentive Plan or Company Awards (whether written or oral, formal or informal), including delivering all required notices, obtaining all necessary approvals and consents, and delivering evidence reasonably satisfactory to Parent that all necessary determinations by the Company Board or applicable committee of the Company Board to assume and convert such Company Award in accordance with Section 3.02(a) have been made.
Section 3.03   Exchange of Company Securities.
(a)   Exchange Agent.   Parent shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) (it being understood and agreed, for the avoidance of doubt, that Continental Stock Transfer & Trust Company (or any of its affiliates) shall be deemed to be acceptable to the Company) and enter into a paying and exchange agent agreement, in form and substance reasonably acceptable to Parent and the Company (the “Exchange Agent Agreement”) for the purpose of exchanging certificates for Capital Stock (collectively, the “Certificates”), if any, representing the Capital Stock and each share of Capital Stock held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, in either case, for the portion of the Per Share Merger Consideration issuable in respect of such Capital Stock pursuant to Section 3.02(a) and on the terms and subject to the other conditions set forth in this Agreement. The Company shall reasonably cooperate with Parent and the Exchange Agent in connection with the appointment of the Exchange Agent, the entry into the Exchange Agent Agreement (including, if necessary or advisable, as determined in good faith by Parent, by also entering into the Exchange Agent Agreement in the form agreed to by Parent and the Exchange Agent) and the covenants and agreements in the Exchange Agent Agreement (including the provision of any information, or the entry into any agreements or documentation, necessary or advisable, as determined in good faith by Parent, or otherwise required by the Exchange Agent Agreement for the Exchange Agent to fulfill its duties as the Exchange Agent in connection with the transactions contemplated hereby).
(b)   Exchange Procedures.
(i)   On the Closing Date, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article III, the number of shares of Parent Common Stock sufficient to deliver the aggregate Per Share Merger Consideration payable pursuant to this Agreement (such shares of Parent Common Stock being hereinafter referred to as the “Exchange Fund”).
(ii)   Parent shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay such Per Share Merger Consideration out of the Exchange Fund in accordance with the Merger Payment Schedule and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose.
(iii)   If the Merger Payment Schedule is delivered to the Exchange Agent in accordance with Section 3.03(i) on or prior to the date that is (i) at least two (2) Business Days prior to the Closing

Date, then Parent and the Company shall take reasonable steps to cause the applicable Per Share Merger Consideration to be issued to the applicable holder of Capital Stock in book-entry form as soon as reasonably practicable following the Closing Date, or (ii) less than two (2) Business Days prior to the Closing Date, then Parent and the Company shall take all necessary actions to cause the applicable Per Share Merger Consideration to be issued to the applicable holder of Capital Stock in book-entry form within two (2) Business Days after such delivery; provided that the Per Share Merger Consideration shall not be issued with respect to shares of Capital Stock represented by a Certificate until the applicable holder of such Capital Stock has surrendered such Certificate to the Exchange Agent.
(iv)   If any Per Share Merger Consideration is to be issued to a person other than the holder of Capital Stock in whose name the surrendered Certificate or the transferred shares of Capital Stock in book-entry form is registered, it shall be a condition to the issuance of the applicable portion of such Per Share Merger Consideration that, in addition to any other requirements set forth in the Exchange Agent Agreement, (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such share of Capital Stock in book-entry form shall be properly transferred and (ii) the person requesting such consideration pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a person other than the registered holder of such Certificate or share of Capital Stock in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.
(c)   No Further Rights in Capital Stock or Company Options.   The Per Share Merger Consideration issuable upon conversion of the Capital Stock (including shares of Company Restricted Stock) in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Capital Stock.
(d)   Adjustments to Per Share Merger Consideration.   The Per Share Merger Consideration shall be equitably adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Parent Common Stock), reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of Parent Common Stock occurring on or after the date hereof and prior to the Effective Time.
(e)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to the Participating Securityholders for one (1) year after the Effective Time shall be delivered to Parent, upon demand, and any Participating Securityholder who has not theretofore complied with this Section 3.03 shall thereafter look only to Parent for such holder’s Per Share Merger Consideration. Any portion of the Aggregate Merger Consideration remaining unclaimed by Participating Securityholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.
(f)   No Liability.   None of the Exchange Agent, Parent or the Surviving Corporation shall be liable to any Participating Securityholder for any Parent Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.
(g)   Withholding Rights.   Notwithstanding anything in this Agreement to the contrary, each of Parent, Merger Sub, the Company, the Surviving Corporation, and the Exchange Agent shall be entitled to deduct and withhold from amounts (including shares, options or other property) otherwise payable, issuable or transferable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payment, issuance or transfer under the Code or any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted or withheld and timely paid to the applicable Governmental Authority in accordance with applicable Law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid, issued or transferred to the holder of the Company Securities (or intended recipients) in respect of which such deduction and withholding was made. The parties hereto shall cooperate in good faith to eliminate or reduce any such deduction or withholding.
(h)   Fractional Shares.   No certificates or scrip or shares representing fractional shares of Parent Common Stock shall be issued upon the exchange of Capital Stock and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock. In lieu of any fractional share of Parent Common Stock to which any holder of Capital Stock would otherwise be entitled, the Exchange Agent shall round up or down to the nearest whole share of Parent Common Stock, as applicable, with a fraction of 0.5 rounded up. No cash settlements shall be made with respect to fractional shares eliminated by rounding.
(i)   Merger Payment Schedule.   At least two (2) Business Days prior to the Closing Date, the Company shall deliver to Parent and the Exchange Agent a schedule (the “Merger Payment Schedule”) of beneficial ownership of Company Common Stock and the percentage allocation of the Aggregate Merger Consideration payable to each Participating Securityholder at the Closing. The Company agrees that Parent and the Exchange Agent shall be entitled to rely conclusively on information set forth in the Merger Payment Schedule and any amounts delivered by Parent or the Exchange Agent to an applicable Participating Securityholder in accordance with the Merger Payment Schedule shall be deemed for all purposes to have been delivered to the applicable Participating Securityholder in full satisfaction of the obligations of Parent under this Agreement and Parent shall not be responsible or liable for the calculations or the determinations regarding such calculations set forth therein.
Section 3.04   Stock Transfer Books.   At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of the Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Capital Stock, except as otherwise provided in this Agreement or by Law.
Section 3.05   Payment of Expenses.
(a)   No sooner than five (5) nor later than two (2) Business Days prior to the Closing Date, the Company shall provide to Parent a written report setting forth a list of all of the following fees and expenses incurred by or on behalf of the Company in connection with the preparation, negotiation and execution of this Agreement, the other Transaction Documents, the performance and compliance with all Transaction Documents and conditions contained herein to be performed or complied with by the Company at or before Closing, and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisor and other service providers engaged by the Company in connection with the Transactions (collectively, the “Outstanding Company Transaction Expenses”) which shall not exceed (x) $2,700,000 plus (y) any fees payable pursuant to (1) that letter agreement dated as of February 16, 2022 between the Company and Maxim Group LLC and/or (2) that certain Finder’s Fee Agreement, dated June 16, 2022 between the Company and PIGI Solutions, LLC (such resulting amount, the “Company Expenses Cap”). In the event that the Outstanding Company Transaction Expenses exceed the Company Expense Cap, the Aggregate Merger Consideration shall be reduced by the amount of shares equal to the amount of such excess divided by the Per Share Merger Consideration.
(b)   No sooner than five (5) nor later than two (2) Business Days prior to the Closing Date, Parent shall provide to the Company a written report setting forth a list of all fees, expenses and disbursements incurred by or on behalf of Parent or Merger Sub prior to and through the Closing Date, including (i) outside counsel to Parent in connection with the Transactions, (ii) agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of Parent or Merger Sub in connection with the Transactions or otherwise in connection with Parent’s operations (together with written invoices and wire transfer instructions for the payment thereof), (iii) any amounts due to the underwriters of Parent’s IPO, (iv) any loans owed by Parent for amounts borrowed from its directors, officers or stockholders (including the Sponsor), (v) fees relating to all SEC and other regulatory filings (including those incurred in connection with the Proxy Statement, Registration Statement and the filing fee for the Notification and Report Forms filed under the HSR Act and any other applicable Antitrust Law) and (vi) all premiums for directors’ and officers’ liability insurance (collectively, the “Outstanding Parent Transaction Expenses” and together with the Outstanding Company Transaction Expenses, the “Outstanding Transaction Expenses”) which shall not exceed $5,500,000 (the “Parent Expense Cap”). The Outstanding Parent Transaction Expenses shall not include any transaction, monitoring, management or other similar fees payable by Parent to the Sponsor or its affiliates. In the event that the Outstanding Parent Transaction Expenses exceed the Parent Expense Cap, the Aggregate Merger Consideration shall be increased by the amount of shares equal to the amount of such excess divided by the Per Share Merger Consideration.
(c)   On the Closing Date, the Surviving Company shall pay or cause to be paid, by wire transfer of immediately available funds, all Outstanding Transaction Expenses.
Section 3.06   Adjustments to Aggregate Merger Consideration.   At least three (3) Business Days prior to the Closing Date, the Company shall deliver to the Parent a statement certified by the Company’s Chief Financial Officer (the “Estimated Closing Statement”) setting forth a good faith calculation of the Company’s estimate of Working Capital as of the close of business on the Closing Date, including in reasonable detail, the components thereof (the “Estimated Working Capital”), and the resulting Aggregate Merger Consideration and Per Share Merger Consideration Amount based on such estimates, in reasonable detail including for each component thereof, along with the amount owed to each creditor of the Company, and bank statements and other evidence reasonably necessary to confirm such calculations. Promptly after delivery of the Estimated Closing Statement to Parent, if requested by Parent, the Company will meet with the Parent to review and discuss the Estimated Closing Statement and the Company will consider in good faith the Parent’s comments to the Estimated Closing Statement and make any appropriate adjustments to the Estimated Closing Statement prior to the Closing, which adjusted Estimated Closing Statement, as mutually approved by the Company and Parent both acting reasonably and in good faith, shall thereafter become the Estimated Closing Statement for all purposes of this Agreement. The Estimated Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement.
Section 3.07   Appraisal Rights.
(a)   Notwithstanding any provision of this Agreement to the contrary and to the extent available under the NRS, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Common Stock in accordance with NRS Section 92A.380 and otherwise complied with all of the provisions of the NRS relevant to the exercise and perfection of dissenters’ rights shall not be converted into, and such stockholders shall have no right to receive, the Per Share Merger Consideration unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the NRS. Shares held by any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights to appraisal of such shares of Company Common Stock under NRS Section 92A.380, shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the applicable Per Share Merger Consideration, without any interest thereon.
(b)   Prior to the Closing, the Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the NRS. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth (i) the Company SEC Documents that are publicly available on the SEC’s EDGAR System prior to the date of this Agreement (but excluding disclosures referred to in “Forward-Looking Statements,” and any other disclosures therein to the extent they are of a predictive or related to forward-looking statements) and (ii) in the Company’s disclosure schedule delivered by the Company to Parent and Merger Sub in connection with this Agreement (the “Company Disclosure Schedule”), (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), the Company hereby represents and warrants to Parent and Merger Sub as follows:
Section 4.01   Organization and Qualification; Subsidiaries.
(a)   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, be expected to have a Company Material Adverse Effect.
Section 4.02   Certificate of Incorporation and Bylaws.   The Company has prior to the date of this Agreement made available to Parent in the Virtual Data Room a complete and correct copy of the Company Organizational Documents. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.
Section 4.03   Capitalization.
(a)   The authorized capital stock of the Company consists of 610,000,000 shares of Capital Stock, consisting of (i) 600,000,000 shares of Company Common Stock, and (ii) 10,000,000 shares of Company Preferred Stock. As of the date hereof, (x) (i) 173,663,691 shares of Company Common Stock are issued and outstanding (including 1,750,000 shares of Company Restricted Stock), and (ii) no shares of Company Preferred Stock are issued and outstanding (y) no shares of Capital Stock are held in the treasury of the Company and (z) (i) 32,235,000 shares of Company Common Stock are subject to outstanding Company Options granted under the Company Equity Incentive Plan or otherwise, and (iii) 10,978,438 shares of Company Common Stock are subject to outstanding Company Warrants. The Company has no subsidiaries.
(b)   Except as set forth on Section 4.03(b) of the Company Disclosure Schedule, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of the Company or obligating the Company to issue or sell any shares of, or other equity or voting interests in, or any securities convertible into or exchangeable or exercisable for shares or other equity or other voting interests in, the Company. As of the date hereof, except as set forth on Section 4.03(b) of the Company Disclosure Schedule, the Company is not a party to, or otherwise bound by, nor has the Company granted, any outstanding equity appreciation rights, participations, phantom equity, restricted stock, restricted stock units, performance shares, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares, or other securities or ownership interests in, the Company. There are no voting trusts, voting agreements, proxies, stockholder agreements or other agreements to which the Company is a party, or to the Company’s knowledge, among any holder of Capital Stock or any other equity interests or other securities of the Company to which the Company is not a party, with respect to the voting or transfer of the Capital Stock or any of the equity interests or other securities of the Company.
(c)   Section 4.03(c) of the Company Disclosure Schedule sets forth the following information with respect to each outstanding Company Award, as applicable: (i) the name of the Company Award recipient; (ii) whether the Company Award was granted pursuant to the Company Equity Incentive Plan and if not, the exemption from registration under applicable securities laws upon which the Company is relying; (iii) the number of shares of the Company with respect to such Company Award that are not yet vested; (iv) the exercise or purchase price of such Company Award; (v) the date on which such Company Award was granted; and (vi) the date on which such Company Award will expire. The Company has made available to Parent in the Virtual Data Room an accurate and complete copy of the Company Equity Incentive Plan and all forms of award agreements evidencing all outstanding Company Awards. No Company Option was granted with an exercise price per share less than the fair market value of the underlying Company Common Stock as of the date such Company Option was granted, determined in a manner not inconsistent with Section 409A of the Code. All shares of the Company subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.
(d)   There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person.
(e)   (i) There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Award as a result of the Transactions, except as otherwise provided by the Company Equity Incentive Plan or the applicable award agreement thereunder, and (ii) all outstanding Capital Stock, all outstanding Company Awards have been issued and granted in compliance with (A) all applicable securities Laws and other applicable Laws and (B) all preemptive rights and other requirements set forth in applicable Contracts to which the Company is a party and the organizational documents of the Company, as applicable.
Section 4.04   Authority Relative to This Agreement.   The Company has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and, subject to receiving the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been, and each Ancillary Agreement to which the Company is a party will be, duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and each Ancillary Agreement to which it is a party or to consummate the Transactions (other than, with respect to the Merger, the Company Stockholder Approval and the filing and recordation of appropriate merger documents as required by the NRS). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). The Company Board has approved this Agreement and the Transactions. To the knowledge of the Company, no other state takeover Law is applicable to the Merger or the other Transactions.
Section 4.05   No Conflict; Required Filings and Consents.
(a)   The execution and delivery of this Agreement by the Company does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the NRS and of the consents, approvals, authorizations or permits, filings and notifications, expiration or termination of waiting periods after filings and other actions contemplated by Section 4.05(b) and assuming all other required filings, waivers, approvals, consents, authorizations and notices set forth on Section 4.05(a) of the Company Disclosure Schedule, have been made, obtained or given, the performance of this Agreement by the Company will not (i) conflict with or violate the Company Organizational Documents, (ii) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Company Material Adverse Effect.
(b)   The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover Laws, the pre-merger notification requirements of the HSR Act, and filing with and recordation of appropriate merger documents as required by the NRS, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.
Section 4.06   Permits; Compliance.
(a)   To the Company’s knowledge, the Company is in possession of all currently-required material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, registrations, approvals and orders of any Governmental Authority necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits would not have or would not reasonably be expected to have a Company Material Adverse Effect. The Company does not have knowledge of any suspension or cancellation of any of the Company Permits that is pending or, to the knowledge of the Company, threatened in writing.
(b)   The Company nor, to the Company’s knowledge, any representative or other Person acting on behalf of the Company, is or since January 1, 2020, has been in violation in any material respect of, and, no such Person has failed to be in compliance in all material respects with, all applicable Laws and Orders. Since January 1, 2020, (a) no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would reasonably constitute or result in a violation by the Company of, or failure on the part of the Company to comply with, or any liability suffered or incurred by the Company in respect of any violation of or material noncompliance with, any Law or policies by Governmental Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its assets and (b) no Action is pending, or to the knowledge of the Company, threatened, alleging any such violation or noncompliance by the Company. Since January 1, 2020, the Company has not been threatened in writing or, to the Knowledge of the Company, orally to be charged with, or given written or, to the Company’s Knowledge, oral notice of any violation of any Law or any judgment, order or decree entered by any Governmental Authority.
Section 4.07   Financial Statements.
(a)   The Company SEC Documents contain true and complete copies of the audited consolidated balance sheets of the Company as of December 31, 2021 and as of December 31, 2020, and the related consolidated statements of operations and cash flows of the Company for each of the years then ended, including the notes thereto (collectively, the “Annual Financial Statements”). Each of the Annual Financial Statements (including the notes thereto) (i) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as of and at the date thereof and for the period indicated therein, except as otherwise noted therein.
(b)   The Company SEC Documents contain true and complete copies of the unaudited consolidated balance sheet of the Company as of September 30, 2022 (the “Interim Financial Statements Date”), and the related unaudited consolidated statements of operations and cash flows of the Company for the nine-month period then ended (collectively, the “Interim Financial Statements”), which are attached as Section 4.07(b) of the Company Disclosure Schedule. The Interim Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for the omission of footnotes and subject to year-end adjustments) and (ii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as of and at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments.
(c)   Except as otherwise noted therein, the Annual Financial Statements and the Interim Financial Statements (i) were prepared from the Books and Records of the Company; (ii) contain and reflect all necessary adjustments and accruals for a fair presentation in all material respects of the Company’s financial condition as of their dates; and (iii) contain and reflect adequate provisions for all material liabilities applicable to the Company with respect to the periods then ended.
(d)   Except as and to the extent set forth on the Annual Financial Statements or the Interim Financial Statements, the Company does not have any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business since the Interim Financial Statements Date or in connection with the consummation of the Transactions, (ii) obligations for future performance under any Contract to which the Company is a party or (iii) such other liabilities and obligations which are not, individually or in the aggregate, expected to result in a Company Material Adverse Effect.
(e)   In the past three (3) years, (i) neither the Company nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of the Company, the Company Board or any committee thereof.
(f)   To the knowledge of the Company, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. None of the Company or, to the knowledge of the Company, any officer, employee, contractor, subcontractor or agent of the Company has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).
(g)   All accounts receivable of the Company reflected on the Interim Financial Statements or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with GAAP and are collectible, subject to bad debts reserved in the Interim Financial Statements. To the knowledge of the Company, such accounts receivables are not subject to valid defenses, setoffs or counterclaims, other than routine credits granted for errors in ordering, shipping, pricing, discounts, rebates, returns in the ordinary course of business and other similar matters. The Company’s reserve for contractual allowances and doubtful accounts is adequate in all material respects and has been calculated in a manner consistent with past practices. Since December 31, 2021, the Company has not modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which the Company sell goods, fill orders or record sales.
(h)   All accounts payable of the Company reflected on the Interim Financial Statements or arising thereafter are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since December 31, 2021, the Company has not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

(i)   The Company has established and maintains a system of internal accounting controls designed to provide reasonable assurance that (i) all transactions are executed in accordance with management’s specific authorization; (ii) the preparation of the Company’s financial statements for external purposes are in conformity with GAAP and maintain asset accountability; (iii) access to assets is only permitted in accordance with management’s specific authorization and (iv) the Company’s records accurately reflect the transaction and disposition of assets, in all material respects.
(j)   Except as disclosed in the Company SEC Documents, neither the Company (including any employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.
(k)   Since December 31, 2021, except as required by applicable Law or U.S. GAAP, there has been no material change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.
(l)   All financial projections delivered by the Company to Parent have been reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of the Company, and as to the future financial performance of the Company.
Section 4.08   Absence of Certain Changes or Events.   Since September 30, 2022 through and until the date of this Agreement, except as otherwise reflected in the Company SEC Documents, or as expressly contemplated by this Agreement, (a) the Company has conducted its businesses in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, (b) the Company has not sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title or interest in or to any of their respective material assets (including Company Owned IP) other than revocable non-exclusive licenses or sublicenses of Company Owned IP granted in the ordinary course of business in which grants of rights to use such Company Owned IP are incidental to performance under the agreement, (c) there has not been a Company Material Adverse Effect, and (d) the Company has not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.01(b), excluding the covenants set forth in Section 6.01(b)(i), (vii), (viii), (ix) or (xiii).
Section 4.09   Absence of Litigation.   Except as disclosed in the Company SEC Documents, there are no material Actions pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company. Neither the Company nor any property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority. This Section 4.09 shall not apply to Tax matters.
Section 4.10   Employee Benefit Plans.   The Company has no Employee Benefit Plans.
Section 4.11   Labor and Employment Matters.
(a)   Section 4.11(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of all employees of the Company as of the date hereof, including any employee who is on a leave of absence of any nature, authorized or unauthorized, and sets forth for each such individual the following, on a no name basis: (i) title or position (including whether full or part time); (ii) hire date and service commencement date (if different); (iii) current annualized base salary or (if paid on an hourly basis) hourly rate of pay; and (iv) commission, bonus or other incentive based compensation. As of the date hereof, all compensation, including wages, commissions and bonuses, due and payable to all employees of the Company for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements).

(b)   (i) There are no material Actions pending or, to the knowledge of the Company, threatened against the Company by any of its respective current or former employees; (ii) the Company is not, nor has the Company been in the past three (3) years, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to persons employed by the Company, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board; and (iv) there has never been, nor, to the knowledge of the Company, has there been any threat in writing of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company.
(c)   The Company is and has been during the past three (3) years in material compliance in all respects with all applicable Laws relating to the employment, employment practices, employment discrimination, terms and conditions of employment, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Laws), immigration, meal and rest breaks, pay equity, workers’ compensation, family and medical leave, and occupational safety and health requirements, payment of wages, hours of work, and collective bargaining as required by the appropriate Governmental Authority and are not liable for any material arrears of wages, penalties or other sums for failure to comply with any of the foregoing.
(d)   The Company is not delinquent in material payments to any of its current or former employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or in payments owed upon any termination of the employment of any such employees.
(e)   To the Knowledge of the Company, (i) no employee of the Company is a party to or is bound by any confidentiality agreement, non-competition agreement or other contract (with any Person) that would materially interfere with: (A) the performance by such employee of any of his or her duties or responsibilities as an officer or employee of the Company or (B) the Company’s business or operations; or (ii) no employee of the Company has given written notice of their intent to terminate their employment with the Company, nor does the Company have any intention to terminate the employment of any of the foregoing.
(f)   Since January 1, 2020, with regard to any individual who performs or performed services for the Company and who is not treated as an employee for Tax purposes by the Company, to the Knowledge of the Company, the Company has complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes. Since January 1, 2018, to the Knowledge of the Company, each of the employees of the Company has been properly classified by the Company as “exempt” or “non-exempt” under applicable Law except as would not be material and adverse to the Company.
Section 4.12   Real Property; Title to Assets.
(a)   The Company does not own any real property.
(b)   Section 4.12(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, license or occupancy agreement pursuant to which the Company leases, subleases, licenses or occupies any real property (each, a “Lease”), with the name of the lessor or any other party thereto, and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been made available to Parent in the Virtual Data Room. Except as otherwise set forth in Section 4.12(b) of the Company Disclosure Schedule, (i) there are no leases, subleases, sublicenses, concessions or other contracts granting to any person other than the Company the right to use or occupy any Leased Real Property, and (ii) all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or, to the Company’s knowledge, by the other party to such Leases, except as would not, individually or in the aggregate, be material to the Company taken as a whole. The Company has not subleased, sublicensed or otherwise granted to any person any right to use, occupy or possess any portion of the Leased Real Property.
(c)   Other than any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, there are no contractual or legal restrictions that preclude or restrict the ability of the Company to use any Leased Real Property by such party for the purposes for which it is currently being used, except as would not, individually or in the aggregate, be material to the Company taken as a whole. To the Knowledge of the Company, there are no latent defects or adverse physical conditions affecting the Leased Real Property, and improvements thereon.
(d)   The Company has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, be material to the Company taken as a whole.
Section 4.13   Intellectual Property.
(a)   Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following that are (as applicable) owned or purported to be owned, used or held for use by the Company: (i) Registered Intellectual Property constituting Company Owned IP (showing in each, as applicable, the filing date, date of issuance, expected expiration date if all annuities and maintenance fees are paid through the life of such Registered Intellectual Property, and registration number, patent number, or application number, and jurisdiction), (ii) material, unregistered trademarks and brand names constituting Company Owned IP, (iii) domain names and social media accounts used or held for use by the Company in the conduct of the business (iv) all material Contracts to use any Company Licensed IP (other than (x) Contracts for Off-the-Shelf Software, (y) commercially available service agreements to Business Systems (other than Software), and (z) any Intellectual Property licenses ancillary to the purchase or use of services, equipment, reagents or other materials incorporated into the Products; and (v) any material Software or Business Systems constituting Company Owned IP that are incorporated into the Products or otherwise material to the business of the Company as currently conducted or as currently proposed to be conducted.
(b)   Except as set forth in Section 4.13(b) of the Company Disclosure Schedule, to the Company’s knowledge, the Company owns, has valid and enforceable licenses for or otherwise has adequate rights to use all technology (including but not limited to patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, licenses, patents, patent applications, trademarks, service marks, trade and service mark registrations, trade secrets, trade names, know how, copy rights and other works of authorship, computer programs, technical data and information and other Intellectual Property that are or would reasonably be expected to be material to their business as currently conducted or as currently proposed to be conducted (including upon the commercialization of products or services described in the Registration Statement, the Company Disclosure Schedule or the Prospectus as under development) or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by the Company, and the consummation of the Transactions will not conflict with, alter or impair any such rights. No Company IP has been adjudged by a court of competent jurisdiction invalid or unenforceable in whole or in part. The Company IP constitutes all Intellectual Property rights necessary for, or to the knowledge of the Company, otherwise used in, the operation of the business of the Company as currently conducted or as contemplated to be conducted and is sufficient for the conduct of such business as currently conducted and contemplated to be conducted as of the date hereof, and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights.
(c)   Other than as set forth in Section 4.13(c) of the Company Disclosure Schedule, the Company (i) exclusively owns (beneficially and, with respect to Registered Intellectual Property, as record owner) and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company Owned IP and (ii) has the right to use, pursuant to a valid and enforceable Contract, all Company Licensed IP. All Company Owned IP or Company Licensed IP is subsisting and, to the Company’s knowledge, valid and enforceable. No loss or expiration of any of the Company Owned IP or exclusivity in-licensed Company IP is threatened in writing, or, to the Company’s knowledge, pending, and, to the Company’s knowledge, no loss or expiration of exclusively in-licensed Company IP is threatened in writing or pending. The Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect.
(d)   The Company has taken and takes reasonable actions to maintain, protect and enforce the secrecy, confidentiality and value of its Trade Secrets and other material Confidential Information, including requiring all persons having access thereto to execute written non-disclosure agreements. The Company has not disclosed any Trade Secrets or other Confidential Information to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality of and protect such Confidential Information. To the knowledge of the Company, no Trade Secrets of the Company have been disclosed in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information.
(e)   (i) There have been no claims filed or claims threatened in writing, against the Company, by any person (A) contesting the validity, use, ownership, enforceability, scope, patentability or registrability of any of the Company IP, or (B) alleging any infringement or misappropriation of, or other violation of, any valid Intellectual Property rights of other persons (including any unsolicited written demands or written offers to license any Intellectual Property rights from any other person); (ii) to the Company’s knowledge, the operation of the business of the Company (including the Products) as currently conducted and as contemplated to be conducted has not, does not and will not infringe, misappropriate or violate, any Intellectual Property rights of other persons; (iii) to the Company’s knowledge, no other person has infringed, misappropriated or violated any of the Company IP, and no such action, suit, proceeding or claim has been filed or threatened in writing by the Company against any other person; and (iv) the Company has not received written notice of any of the foregoing or received any formal written opinion of counsel regarding the foregoing, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim.
(f)   To the Company’s knowledge, there is no prior art or other information that may render any Patent within the Company IP that is either (x) Company Owned IP or (y) exclusively in-licensed Company Licensed IP invalid or unenforceable or that may render any Patent application within such Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office or any foreign equivalent thereto. To the Company’s knowledge, there are no material defects in any of the Company IP that is either (x) Company Owned IP or (y) exclusively in-licensed Company Licensed IP.
(g)   No funding, facilities or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Company Owned IP or, to the Company’s knowledge, any exclusively in-licensed Company Licensed IP.
(h)   All persons who have contributed, developed or conceived any Company Owned IP have executed valid and enforceable written agreements with the Company, and pursuant to which such persons assigned to the Company all of their entire right, title, and interest in and to any Intellectual Property created, conceived or otherwise developed by such person in the course of or related to his, her or its relationship with the Company, without further ongoing consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property; or, with respect to Intellectual Property rights that cannot be assigned (e.g., “moral rights” in certain jurisdictions), such person has unconditionally and irrevocably waives the enforcement thereof, and no such person has excluded works or inventions from such assignment. To the Company’s knowledge, no current or former employee, director or officer of the Company or any consultant who has contributed, developed or conceived of any Company Owned IP is or has been in violation of any term of any employment or consulting contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment or other engagement with the Company.

(i)   No Related Party, nor any current or former partner, director, stockholder, officer or employee of the Company or of any Related Party will, after giving effect to the transactions contemplated hereby, own, license or retain any rights in any of the Intellectual Property owned, used or held for use (including for defensive purposes) by the Company in the conduct of the business as currently conducted and as contemplated to be conducted.
(j)   Section 4.13(j) of the Company Disclosure Schedule sets forth a list of all Open Source Software that has been used in connection with any Products, and for each such item of Open Source Software, the name and version number of the applicable license.
(k)   The Company owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient in all material respects for the current needs of the business of the Company as currently conducted by the Company. The Company maintains commercially reasonable disaster recovery, business continuity and risk assessment plans, procedures and facilities. To the Company’s knowledge in the past three (3) years, there has not been any failure with respect to any of the Business Systems that are material to the conduct of the Company’s business that has not been remedied or replaced in all material respects.
(l)   The Company is, and during the past three (3) years has, materially complied with (i) all Privacy/Data Security Laws, (ii) any applicable privacy or other policies of the Company, published on a Company website or otherwise made publicly available by the Company concerning the Processing of Personal Information, (iii) industry standards to which the Company is required to adhere, and (iv) all Contracts that the Company has entered into or is otherwise bound with respect to privacy or data security (collectively, the “Data Security Requirements”). The Company has implemented reasonable data security safeguards that are designed to protect the security and integrity of the Business Systems and any Personal Information and that are otherwise materially consistent with the Data Security Requirements. The Company’s employees and contractors receive training on information security issues. To the Company’s knowledge there is no Disabling Device in any of the Business Systems constituting Company Owned IP or Product components. In the past three (3) years, the Company has not (i) experienced any material data security breaches, unauthorized access or use of any of the Business Systems, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Personal Information or Business Data; or (ii) been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any material claims or complaints regarding the Processing of Personal Information, or the violation of any applicable Data Security Requirements. All Processing of payment card data by or for the Company is compliant with PCI DSS.
(m)   The Company (i) owns the Business Data constituting Company Owned IP free and clear of any restrictions other than those imposed by applicable Privacy/Data Security Laws, or (ii) has the right, as applicable, to use, exploit, publish, reproduce, distribute, license, sell, and create derivative works of and otherwise Process the other Business Data, in whole or in part, in the manner in which the Company receive and use such Business Data prior to the Closing Date. The Company is not subject to any material legal obligations, including based on the Transactions contemplated hereunder, that would prohibit Merger Sub or Parent from receiving, using or otherwise Processing Personal Information after the Closing Date, in a similar manner in which the Company receives, uses and otherwise Processes such Personal Information immediately prior to the Closing Date or result in material liabilities in connection with Data Security Requirements.
Section 4.14   Taxes
(a)   The Company: (i) has duly filed all material Tax Returns that it is required to have filed as of the date hereof (taking into account any extension of time within which to file) and all such filed Tax Returns are true, complete and accurate in all material respects; (ii) has accrued or paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that it is required to have paid as of the date hereof; (iii) with respect to all material Tax Returns filed by the Company, has not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency (other than pursuant to customary extensions of the due date for filing a Tax Return obtained in the ordinary course of business); and (iv) does not have any material deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of Taxes (each, a “Tax Claim”) pending or asserted, proposed or threatened in writing for a Tax period for which the statute of limitations for a Tax assessment remains open, other than any Tax Claims that have since been resolved. The unpaid Taxes of the Company that are not due and payable as of the Interim Financial Statements Date did not materially exceed the reserves for Taxes (other than any reserves for deferred Taxes established to reflect timing differences between book and taxable income) of the Company set forth in the Interim Financial Statements.
(b)   The Company is not a party to, is not bound by nor does it have an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement, in each case other than an agreement, contract or arrangement the primary purpose of which does not relate to Taxes (each, an “Ordinary Commercial Agreement”).
(c)   There is no outstanding power of attorney from the Company authorizing anyone to act on behalf of the Company in connection with any Tax, Tax Return or Tax Claim relating to any Tax or Tax Return of the Company.
(d)   The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) adjustment under Section 481(c) of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) by reason of any change in method of accounting made prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) excess loss account described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) created prior to the Closing; or (v) prepaid amount received or deferred revenue booked prior to the Closing not in the ordinary course of business.
(e)   The Company has withheld and paid to the appropriate Governmental Authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, stockholder or other third party and, to the Company’s knowledge, have complied in all material respects with all applicable Laws relating to the reporting and withholding of Taxes.
(f)   The Company has not been a member of an affiliated group filing a consolidated, combined or unitary income Tax Return.
(g)   The Company does not have any material liability for the Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), as a transferee or successor.
(h)   The Company has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.
(i)   The Company does not have any outstanding request for a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) or private letter ruling from any Governmental Authority.
(j)   The Company has made available to Parent complete and accurate copies of the U.S. federal income Tax Returns filed by the Company for the Tax year ended December 31, 2021, and each of the four Tax years prior to such Tax year.
(k)   The Company has not in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.
(l)   The Company has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(m)   Neither the IRS nor any other Governmental Authority has asserted in writing against the Company any deficiency or claim for any material Taxes or interest thereon or penalties in connection therewith, in each case, that has not been paid or resolved in full.
(n)   There are no Liens for Taxes (other than Permitted Liens) upon any assets of the Company.
(o)   The Company has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(p)   The Company has not received any written notice from a non-U.S. Governmental Authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(q)   The Company has not received any written claim from a Governmental Authority in a jurisdiction in which the Company does not file Tax Returns stating that the Company is or may be subject to Tax in such jurisdiction.
(r)   For U.S. federal income Tax purposes, the Company is, and has been since its formation, classified as a corporation.
(s)   The Company, after consultation with its Tax advisors, does not have knowledge of any fact or circumstance, or has taken (or failed to take) any action, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.
Section 4.15   Environmental Matters.   (a) The Company is, and during the past three (3) years has been in compliance in all material respects with applicable Environmental Laws; (b) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company (including, without limitation, soils and surface and ground waters) are contaminated with, and the Company has not released, any Hazardous Substance which requires reporting, investigation, remediation, monitoring or other response action by the Company pursuant to applicable Environmental Laws; (c) to the Company’s knowledge, none of the Company is, in any material respect, actually, potentially or allegedly liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances; (d) the Company has all material permits, licenses and other authorizations required of the Company under applicable Environmental Law (“Environmental Permits”), and the Company is in compliance in all material respects with such Environmental Permits; and (e) the Company is not the subject of any pending or, or to the Company’s knowledge, threatened Action, nor has the Company received any written notice, alleging any material violation of or, or material liability under, Environmental Laws.
Section 4.16   Material Contracts.
(a)   Section 4.16(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, the following types of Contracts to which the Company is a party, excluding for this purpose, any purchase orders submitted by customers (such Contracts as are required to be set forth in Section 4.16(a) of the Company Disclosure Schedule, along with any Plan listed on Section 0 of the Company Disclosure Schedule, being the “Material Contracts”):
(i)   all Contracts with consideration payable to the Company of more than $500,000, in the aggregate, over any 12-month period;
(ii)   each Contract requiring payment by or to the Company after the date of this Agreement in excess of $500,000 pursuant to its express terms relating to (A) any agreement involving provision of services or products or (B) any alliance, joint venture, cooperation, development or other agreement currently in force under which the Company has continuing obligations to develop any product, technology or service, or any agreement pursuant to which the Company has continuing obligations to develop any Intellectual Property rights that will not be owned, in whole or in part, by the Company;
(iii)   all Contracts pursuant to which the Company has engaged any third party to manage the business of the Company (excluding contracts for employment), to the extent material to the business of the Company;

(iv)   all Contracts with any Governmental Authority to which the Company is a party or which otherwise govern the use of any Company Owned IP, other than any Company Permits;
(v)   all Contracts evidencing indebtedness for borrowed money in an amount greater than $500,000, and any pledge agreements, security agreements or other collateral agreements in which the Company granted to any person a security interest in or Lien on any of the property or assets of the Company, and all agreements or instruments guaranteeing the debts or other obligations of any person;
(vi)   all Contracts pursuant to which the Company has continuing obligations or interests involving (A) “milestone” or other similar contingent payments, including upon the achievement of regulatory or commercial milestones which would result in a payment in excess of $500,000 or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company, in each case that cannot be terminated by the Company without penalty, or without more than sixty (60) days’ notice without material payment or penalty;
(vii)   all Contracts establishing any partnership, joint venture, strategic alliance or other collaboration or similar arrangement between the Company, on the one hand, and any third party, on the other hand (including with respect to the Products);
(viii)   any Contract relating to the acquisition or disposition of any business or asset (whether by merger, sale of stock, sale of assets or otherwise) under which the Company or any of its affiliates has or will have obligations with respect to an “earn out,” contingent purchase price or similar contingent payment obligation;
(ix)   all Contracts that limit, or purport to limit, the ability of the Company to compete in any line of business or with any person or entity or in any geographic or therapeutic area or during any period of time excluding customary confidentiality clauses;
(x)   all Contracts that result in any person or entity holding a power of attorney from the Company that materially relates to the Company, or materially impacts their respective business;
(xi)   all Leases, and all leases or master leases of personal property, reasonably likely to result in annual payments of $500,000 or more in a 12-month period;
(xii)   all Contracts involving use of or granting licenses to the Company with respect to any Company Licensed IP that are material to the business of the Company;
(xiii)   all Contracts which involve the license or grant of rights to Company Owned IP by the Company, other than (A) collaboration agreements entered into on the form of such agreement made available in the Virtual Data Room or (B) and license agreements granted in the ordinary course of business to customers in connection with Products or to suppliers or service providers in the ordinary course of business solely for the purpose of enabling such suppliers or service providers to provide services for the benefit of the Company;
(xiv)   all Contracts under which the Company has agreed to purchase goods or services from a vendor, Supplier or other person on a preferred supplier or “most favored supplier” basis or which otherwise establishes any exclusive sale or distribution obligation with respect to any Product or geographic area;
(xv)   all Contracts for the development of Company Owned IP for the benefit of the Company that are material to the Company, other than employment, consulting and collaboration agreements entered into on the form of such agreement made available in the Virtual Data Room, without material modification;
(xvi)   all Contracts under which any broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions, or which has a fee tail still in effect, based upon arrangements made by or on behalf of the Company;
(xvii)   all Contracts that provide for the settlement of any material Action that contains any ongoing material obligation on the Company; and

(xviii)   all Contracts between the Company and any holders of more than ten (10%) of the Company’s Capital Stock (assuming the full conversion or exercise of all Company Securities held by such person) that relate to such stockholder’s ownership of Company Securities.
(b)   Each Material Contract is a legal, valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, and the Company is not in material breach or violation of, or material default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in material breach or violation of, or material default under, any Material Contract; and (iii) the Company has not received any written, or to the knowledge of the Company, oral claim of any material default under any such Material Contract. The Company has furnished or made available to Parent in the Virtual Data Room true and complete copies, in all respects, of all Material Contracts, including amendments thereto that are material in nature.
Section 4.17   Insurance.
(a)   Section 4.17(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged.
(b)   With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) the Company is not in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.
Section 4.18   Board Approval; Vote Required.   The Company Board, by resolutions duly adopted by a vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (b) approved this Agreement and the Merger and declared their advisability and (c) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the Company’s stockholders. The Requisite Approval (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement and approve the Transactions.
Section 4.19   Certain Business Practices.
(a)   In the past three (3) years, none of the Company, or, to the Company’s knowledge, any of its respective directors, officers, employees or agents, while acting on behalf of the Company, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of any applicable Anti-Corruption Law; or (iii) to the extent not covered by subclause (i) and (ii), made any payment in the nature of criminal bribery.
(b)   In the past three (3) years, none of the Company, or, to the Company’s knowledge, any of their respective directors, officers, employees or agents (i) is or has been a Sanctioned Person; (ii) has transacted business with or for the benefit of any Sanctioned Person or has otherwise violated applicable Sanctions, while acting on behalf of the Company; or (iii) has violated any Ex-Im Laws while acting on behalf of the Company.
(c)   There are no, and in the past three (3) years, there have not been any, material internal investigations, external investigations to which the Company has knowledge of, audits, actions or proceedings pending, or any voluntary or involuntary disclosures made to a Governmental Authority, with respect to any apparent or suspected violation by the Company, or any of its respective officers, directors, employees, or agents with respect to any Anti-Corruption Laws, Sanctions, or Ex-Im Laws.
Section 4.20   Interested Party Transactions.   Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no director, officer or other affiliate of the Company, or any immediate family of any of the foregoing, to the Company’s knowledge, has or has had, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company, any goods or services; (c) a beneficial interest in any Contract disclosed in Section 4.16(a) of the Company Disclosure Schedule; or (d) any Contract with the Company, other than customary indemnity arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.20.
Section 4.21   Brokers.   Except as set forth on Section 4.21 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.
Section 4.22   SEC Filings; Sarbanes-Oxley.
(a)   The Company has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”), together with any amendments, restatements or supplements thereto (collectively, the “Company SEC Reports”). The Company has heretofore furnished to Parent true and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. As of their respective filing dates, or, if amended, as of the date of such amendment was filed, the Company SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(b)   Except as disclosed in the Company SEC Reports, neither Company (including any employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.
(c)   As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Company SEC Reports. To the Knowledge of the Company, none of the Company SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.
(d)   The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the OTC Bulletin Board.
Section 4.23   Books and Records.   The Books and Records of the Company accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company in all material respects. The Books and Records of the Company have been maintained, in all material respects in accordance with reasonable business practices.
Section 4.24   Exclusivity of Representations and Warranties.   Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule) or in the Company Officer’s Certificate, the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to Parent, its affiliates or any of their respective Representatives by, or on behalf of, the Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement (as modified by the Company Disclosure Schedule) or in the Company Officer’s Certificate, neither the Company nor any other person on behalf of the Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Parent, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Parent, its affiliates or any of their respective Representatives or any other person, and any such representations or warranties are expressly disclaimed.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in Parent’s disclosure schedule delivered by Parent to the Company in connection with this Agreement (the “Parent Disclosure Schedule”) and in Parent SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements), Parent hereby represents and warrants to the Company as follows:
Section 5.01   Corporate Organization.
(a)   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not result in a Parent Material Adverse Effect.
(b)   Merger Sub is the only subsidiary of Parent. Except for Merger Sub, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, business association or other person.
Section 5.02   Governing Documents.   Each of Parent and Merger Sub has heretofore furnished to the Company complete and correct copies of the Parent Organizational Documents and the Merger Sub Organizational Documents. The Parent Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of the Parent Organizational Documents or Merger Sub Organizational Documents.
Section 5.03   Capitalization.
(a)   The authorized capital stock of Parent consists of (i) 400,000,000 shares of Parent Common Stock, par value $0.0001 per share (“Parent Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”). As of the date of this Agreement (i) 10,157,750 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of Parent Common Stock are held in the treasury of Parent, (iii) 4,201,438 private placement warrants (as described in the Prospectus) are issued and outstanding, each exercisable for one share of Parent Common Stock at an exercise price of $11.50, (iv)1,000,000 private placement warrants (as described in the Prospectus) are issued and outstanding, each exercisable for one share of Parent Common Stock at an exercise price of $15.00 (the “$15 Exercise Price Warrants”), and (v) 6,037,500 Parent Public Warrants are issued and outstanding and 6,037,500 shares of Parent Common Stock are issuable in respect of the Parent Public Warrants (the warrants described in clauses (iii), (iv) and (v), the “Parent Warrants”). As of the date of this Agreement, there are no shares of Parent Preferred Stock issued and outstanding.
(b)   As of the date of this Agreement, the authorized share capital of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share (the “Merger Sub Common Stock”). As of the date hereof, 100 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar rights, and are held by Parent free and clear of all Liens, other than transfer restrictions under applicable securities Laws and the Merger Sub Organizational Documents.
(c)   All outstanding Parent Units, shares of Parent Common Stock and Parent Warrants have been issued and granted in compliance with all applicable securities Laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities Laws and the Parent Organizational Documents and are non-assessable and are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar rights.
(d)   The Per Share Merger Consideration being delivered by Parent hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities Laws and the Parent Organizational Documents. The Per Share Merger Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.
(e)   Except for securities issued pursuant to or as permitted by this Agreement, the Parent Units and the Parent Warrants, (i) Parent has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent and (ii) neither Parent nor any subsidiary of Parent is a party to, or otherwise bound by, and neither Parent nor any subsidiary of Parent has granted, any equity appreciation rights, participations, phantom equity or similar rights. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to, or be issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar rights. Except for the agreements contemplated hereby (including the Registration Rights Agreement and the Sponsor Support Agreement), Parent is not a party to any voting trusts, voting agreements, proxies, stockholder agreements or other agreements with respect to the voting or transfer of Parent Common Stock or any of the equity interests or other securities of Parent or any of its subsidiaries. The Parent Warrants have been validly issued, and constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, subject to the Remedies Exceptions. Except with respect to the Parent Organizational Documents, the Redemption Rights and the Parent Warrants, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock. There are no outstanding contractual obligations of Parent to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.
Section 5.04   Authority Relative to this Agreement.   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which they are a party, to perform its obligations hereunder and thereunder and to consummate the Transactions, in each case subject to obtainment of the Parent Stockholder Approval. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Transactions have been, and each Ancillary Agreement to which they are a party will be, duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and each Ancillary Agreement to which they are a party or to consummate the Transactions (other than (a) with respect to the Merger, (i) the Parent Stockholder Approval and the approval by Parent, as the sole stockholder of Merger Sub, either at a duly convened meeting of the sole stockholder of Merger Sub or by written consent, and (ii) the filing and recordation of appropriate merger documents as required by the NRS, and (b) with respect to the issuance of Parent Common Stock and the amendment and restatement of the Parent Certificate of Incorporation pursuant to this Agreement, the Parent Stockholder Approval). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent or Merger Sub, in accordance with its terms subject to the Remedies Exceptions.
Section 5.05   No Conflict; Required Filings and Consents.
(a)   The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate the Parent Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations, expiration or termination of waiting periods and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law applicable to each of Parent or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of Parent or Merger Sub is a party or by which each of Parent or Merger Sub or any of their property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Parent Material Adverse Effect.
(b)   The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws and state takeover Laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the NRS and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent Parent or Merger Sub from performing its material obligations under this Agreement.
Section 5.06   Compliance.   Neither Parent nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of Parent or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of Parent and Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted. This Section 5.06 shall not apply to Tax matters.
Section 5.07   SEC Filings; Financial Statements; Sarbanes-Oxley.
(a)   Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the SEC, together with any amendments, restatements or supplements thereto (collectively, the “Parent SEC Reports”). Parent has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. As of their respective filing dates, or, if amended, as of the date of such amendment was filed, the Parent SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of Parent has filed with the SEC on a timely basis all documents required with respect to Parent by Section 16(a) of the Exchange Act.
(b)   Each of the financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports (if amended, as so amended) was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of Parent as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate be material). Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of Parent are required by GAAP to be included in the consolidated financial statements of Parent.
(c)   Except as and to the extent set forth in the Parent SEC Reports, neither Parent, Merger Sub, nor has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of Parent’s business.
(d)   Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Global Market.
(e)   Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent and other material information required to be disclosed by Parent in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Except as disclosed in the Parent SEC Reports, such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.
(f)   Parent maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that Parent maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. Parent has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of Parent to Parent’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Parent to record, process, summarize and report financial data. Parent has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of Parent. Since March 1, 2022, there have been no material changes in Parent internal control over financial reporting.

(g)   There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent and Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(h)   Except as disclosed in the Parent SEC Reports, neither Parent (including any employee thereof) nor Parent’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Parent, (ii) any fraud, whether or not material, that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Parent or (iii) any claim or allegation regarding any of the foregoing.
(i)   As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Parent SEC Reports. To the knowledge of Parent, none of the Parent SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.
Section 5.08   Absence of Certain Changes or Events.   Since December 31, 2021, except as expressly contemplated by this Agreement, (a) Parent has conducted its business in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, (b) Parent has not sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title, or interest in or to any of its material assets, (c) there has not been any Parent Material Adverse Effect, and (d) Parent has not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.02(b).
Section 5.09   Absence of Litigation.   There is no Action pending or, to the knowledge of Parent, threatened against Parent, or any property or asset of Parent, before any Governmental Authority. Neither Parent nor any material property or asset of Parent is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.
Section 5.10   Board Approval; Vote Required.
(a)   The Parent Board, by resolutions duly adopted by a vote of the members of the Parent Board at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of Parent and its stockholders, (ii) approved this Agreement and the Transactions and declared their advisability, and (iii) recommended that the stockholders of Parent approve and adopt this Agreement and the Merger, and directed that this Agreement and the Merger, be submitted for consideration by the stockholders of Parent at the Parent Stockholders’ Meeting.
(b)   The only vote of the holders of any class or series of capital stock of Parent necessary to approve the Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock.
(c)   The Merger Sub Board, by resolutions duly adopted by unanimous written consent and not subsequently rescinded or modified in any way, have each duly (i) determined that this Agreement and the Merger is fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved this Agreement and the Merger and declared their advisability, and (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions be submitted for consideration by the sole stockholder of Merger Sub.
(d)   The only vote of the holders of any class or series of capital stock of Merger Sub that is necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

Section 5.11   No Prior Operations of Merger Sub.   Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.
Section 5.12   Brokers.   Other than ThinkEquity LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.
Section 5.13   Parent Trust Fund.   As of the date of this Agreement, Parent has no less than $82,512,500 held in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of February 25, 2022, between Parent and the Trustee (the “Trust Agreement”). Except as set forth in Section 5.13, the Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. Parent has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the knowledge of Parent, the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between Parent and the Trustee that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of Parent, that would entitle any person (other than stockholders of Parent who shall have elected to redeem their shares of Parent Common Stock pursuant to the Parent Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account have been released except: (A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the Parent Organizational Documents. As of the date hereof, there are no Actions pending or, to the knowledge of Parent, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, Parent shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to Parent as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of Parent due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to stockholders of Parent who shall have exercised their Redemption Rights, (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (c) to the Trustee for fees and costs incurred in accordance with the Trust Agreement; and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to Parent in connection with its efforts to effect the Merger. As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its obligations hereunder, Parent has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Parent at the Effective Time.
Section 5.14   Employees.   Other than any officers as described in the Parent SEC Reports and consultants and advisors in the ordinary course of business, Parent, and Merger Sub have never employed any employees or retained any contractors. Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, Parent has no unsatisfied material liability with respect to any officer or director. Parent, and Merger Sub have never and do not currently maintain, sponsor, or contribute to or have any direct or material liability under any Employee Benefit Plan.
Section 5.15   Taxes.
(a)   Parent and Merger Sub (i) have duly and timely filed all material Tax Returns that they are required to have filed as of the date hereof (taking into account any extension of time within which to file) and all such filed Tax Returns are true, complete and accurate in all material respects; (ii) have paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that they are required to have paid as of the date hereof to avoid penalties or charges for late payment; (iii) with respect to all material Tax Returns filed by them, have not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency (other than pursuant to customary extensions of the due date for filing a Tax Return obtained in the ordinary course of business); and (iv) do not have any material Tax Claims pending or asserted, proposed or threatened in writing for a Tax period for which the statute of limitations for a Tax assessment remains open, other than any Tax Claims that have since been resolved. The unpaid Taxes of Parent and Merger Sub as of the date of the most recent consolidated financial statements of Parent did not materially exceed the reserves for Taxes (other than any reserves for deferred Taxes established to reflect timing differences between book and taxable income) of Parent and Merger Sub set forth in such consolidated financial statements.
(b)   Neither Parent nor Merger Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement, in each case other than an Ordinary Commercial Agreement.
(c)   There is no outstanding power of attorney from Parent or Merger Sub authorizing anyone to act on behalf of Parent or Merger Sub in connection with any Tax, Tax Return or Tax Claim relating to any Tax or Tax Return of Parent or Merger Sub.
(d)   Neither Parent nor Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) adjustment under Section 481(c) of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) by reason of any change in method of accounting made prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) intercompany transaction or excess loss account described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) entered into or created, respectively, prior to the Closing; or (v) prepaid amount received or deferred revenue booked prior to the Closing outside the ordinary course of business.
(e)   Parent and Merger Sub have withheld and paid to the appropriate Governmental Authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, stockholder or other third party and, to Parent’s knowledge, have complied in all material respects with all applicable Laws relating to the reporting and withholding of Taxes.
(f)   Neither Parent nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary income Tax Return (other than a group of which Parent or Merger Sub was the common parent).
(g)   Neither Parent nor Merger Sub has any liability for the Taxes of any person (other than Parent and Merger Sub) under Treasury Regulation Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), as a transferee or successor, or, except pursuant to an Ordinary Commercial Agreement, by contract.
(h)   Neither Parent nor Merger Sub has any request outstanding for a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) or private letter ruling from any Governmental Authority.
(i)   Neither Parent nor Merger Sub has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(j)   Neither Parent nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(k)   Neither the IRS nor any other Governmental Authority has asserted in writing against Parent or Merger Sub any deficiency or claim for any material Taxes or interest thereon or penalties in connection therewith, in each case, that has not been paid or resolved in full.
(l)   There are no Liens for Taxes (other than Permitted Liens) upon any assets of Parent or Merger Sub.
(m)   Neither Parent nor Merger Sub has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(n)   Neither Parent nor Merger Sub has received any written notice from a non-U.S. Governmental Authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(o)   Neither Parent nor Merger Sub has received any written claim from a Governmental Authority in a jurisdiction in which Parent or Merger Sub does not file Tax Returns stating that Parent or Merger Sub is or may be subject to Tax in such jurisdiction.
(p)   For U.S. federal income Tax purposes, (i) Parent is, and has been since its formation, classified as a corporation, and (ii) Merger Sub is, and has been since its formation, classified as a corporation.
(q)   Merger Sub is, and has been since its formation, wholly owned by Parent.
(r)   Neither Parent nor Merger Sub, after consultation with their Tax advisors, is aware of any fact or circumstance, or has taken (or failed to take) any action, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.
Section 5.16   Registration and Listing.   The issued and outstanding shares of Parent Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Global Market under the symbol “FGMC.” The issued and outstanding Parent Warrants that were included as part of the Parent Units (the “Parent Public Warrants”) are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Global Market under the symbol “FGMCW.” As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened in writing against Parent by the Nasdaq Global Market or the SEC with respect to any intention by such entity to deregister the shares of Parent Common Stock or the Parent Public Warrants or terminate the listing of Parent on the Nasdaq Global Market. None of Parent or any of its affiliates has taken any action in an attempt to terminate the registration of the shares of Parent Common Stock or the Parent Public Warrants under the Exchange Act.
Section 5.17   Parent’s and Merger Sub’s Investigation and Reliance.   Each of Parent and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and the Transactions, which investigation, review and analysis were conducted by Parent and Merger Sub, together with expert advisors, including legal counsel, that they have engaged for such purpose. Parent, Merger Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, Books and Records of the Company and other information that they have requested in connection with their investigation of the Company and the Transactions. Neither Parent nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of its Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule) or the Company Officer’s Certificate. Neither the Company nor any of its respective stockholders, affiliates or Representatives shall have any liability to Parent, Merger Sub, or any of their respective stockholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to Parent, Merger Sub, or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions.
Section 5.18   Exclusivity of Representations and Warranties.   Except as otherwise expressly provided in this Article V, Parent and Merger Sub hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Parent, Merger Sub, their affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Company, its affiliates or any of their respective Representatives by, or on behalf of, Parent or Merger Sub, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither Parent, Merger Sub nor any other person on behalf of Parent or Merger Sub has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Company, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Parent or Merger Sub (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any information made available to the Company, its affiliates or any of their respective Representatives or any other person, and any such representations or warranties are expressly disclaimed.
ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGER
Section 6.01   Conduct of Business by the Company Pending the Merger.
(a)   The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement (the “Interim Period”), except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule, and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), unless Parent shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):
(i)   the Company shall conduct its business in the ordinary course of business; and
(ii)   the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current officers and Key Employees of the Company and to preserve the current relationships of the Company with customers, Suppliers and other persons with which the Company has significant business relations.
(b)   By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01(b) of the Company Disclosure Schedule, and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), the Company shall not, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably conditioned, withheld or delayed):
(i)   amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;
(ii)   issue, sell, pledge, dispose of, grant or encumber or subject to any Lien, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, or otherwise amend (except as set forth in Section 3.01(a) or Section 3.01(b)) any terms of, (A) any shares of any class of capital stock of the Company, or any options, warrants, restricted stock units, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company, provided (1) the exercise, settlement or vesting of any Company Awards in the ordinary course of business, (2) the issue of convertible promissory notes on the same terms and conditions as the Company Convertible Notes, (3) the issue of warrants to purchase Company Common Stock on the same terms and conditions as the Company Warrants issued in connection with the issue of Company Convertible Notes, or (4) entering into the Bridge Financing (collectively, the “Permitted Financings”) shall require the consent of Parent, provided, further, that the Company shall be permitted to grant Company Awards in accordance with Section 6.01(b)(ii) of the Company Disclosure Schedule; or (B) any material assets of the Company;
(iii)   adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company (other than the Merger), acquire any equity interest or other interest in any other entity or enter into a joint venture, partnership, business association or other similar arrangement with any other entity;
(iv)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, excluding any dividend payable in the form of shares of Capital Stock;
(v)   reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;
(vi)   (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or substantially all of the assets or any other business combination) any corporation, partnership, other business organization or any division thereof, in each case; or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets, in excess of $3,000,000 in the aggregate or in a Permitted Financing;
(vii)   (A) except as provided for through the New Employment Agreements or a promotion, grant any increase in the compensation or incentives payable or to become payable to any current or former director, officer, employee (including any Key Employee) or service provider of the Company that has a base salary or compensation in excess of $425,000 (each, a “Company Service Provider”), (B) except through or in connection with the New Employment Agreements or a promotion, enter into any new, or terminate or amend any existing, employment, retention, bonus, change in control, or termination agreement with any Company Service Provider, (C) except as provided for through the New Employment Agreements, accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any Company Service Provider, (D) establish or become obligated under any collective bargaining agreement or other contract or agreement with a labor union, trade union, works council, or other representative of employees, (E) hire any new employee whose individual base compensation shall exceed $250,000, provided that such new employee receives compensation and benefits that are no more favorable than those provided to similarly situated employees of the Company, (F) terminate the employment (other than for cause) of any Company Service Provider whose individual base compensation exceeds $125,000, except that notwithstanding anything herein to the contrary, the Company may (1) provide increases in salary, wages, bonuses or benefits to employees as required under the terms of any Plan in existence as of the date of this Agreement and reflected on Section 0 of the Company Disclosure Schedule or, for employees (other than Key Employees) whose base compensation is less than $125,000, in the ordinary course of business consistent with past practice, (2) change the title of its employees (other than Key Employees) in the ordinary course of business, and (3) make annual or quarterly bonus or commission payments in the ordinary course of business consistent with past practice and in accordance with the bonus or commission plans existing on the date of this Agreement;
(viii)   other than as required by Law or pursuant to the terms of a Plan entered into prior to the date of this Agreement and reflected on Section 0 of the Company Disclosure Schedule or as provided for through the New Employment Agreements, grant any severance or termination pay to

(A) any Key Employee or any director or officer of the Company or (B) other than in the ordinary course of business consistent with past practice, any other current employee of the Company;
(ix)   adopt, amend or terminate any material Plan or any Employee Benefit Plan that would be a Plan if in effect as of the date hereof except (A) as may be required by applicable Law, (B) as is required in order to consummate the Transactions, or (C) in connection with health and welfare plan renewals in the ordinary course of business consistent with past practice (provided that such renewals do not materially increase the cost to the Company of providing such benefits);
(x)   waive the restrictive covenant obligations of any employee of the Company;
(xi)   materially amend or change any of the Company’s accounting policies or procedures, other than reasonable and usual amendments in the ordinary course of business or as may be required by a change in GAAP;
(xii)   make, change or revoke any material Tax election, amend any income or other material Tax Return, settle or compromise any material income Tax liability, adopt or change any accounting method in respect of material Taxes, consent to any extension or waiver of the statute of limitations applicable to any claim or assessment in respect of material Taxes, execute any material “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) or enter into any Tax sharing or similar agreement in respect of material Taxes (other than, in each case, an Ordinary Commercial Agreement);
(xiii)   materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s material rights thereunder, in each case in a manner that is adverse to the Company, taken as a whole, except in the ordinary course of business;
(xiv)   fail to use reasonable efforts to prosecute, protect, enforce and maintain, material Company IP;
(xv)   (x) acquire, license, sublicense, waive, covenant not to assert, pledge, sell, transfer, assign or otherwise dispose of, divest or spin-off, any material item of Company IP or other Intellectual Property used or held for use in the business of the Company, (y) abandon, relinquish, permit to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and Taxes required or advisable to maintain and protect its interest in, each and every material item of Company IP or other Intellectual Property used or held for use in the business of the Company or (z) disclose or otherwise make available to any person who is not subject to a written agreement to maintain the confidentiality of such trade secrets any material Trade Secret included in the Company IP or other Intellectual Property used or held for use in the business of the Company;
(xvi)   waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $100,000 individually or $1,000,000 in the aggregate; or
(xvii)   enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.
Nothing herein shall require the Company to obtain consent from Parent to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 6.01 shall give to Parent, directly or indirectly, the right to control or direct the ordinary course of business operations of the Company prior to the Closing Date. During the Interim Period, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations.

Section 6.02   Conduct of Business by Parent and Merger Sub Pending the Merger.
(a)   Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement and as required by applicable Law (including as may be requested or compelled by any Governmental Authority), Parent agrees that during the Interim Period, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of Parent and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice.
(b)   By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, as set forth on Section 6.02 of the Parent Disclosure Schedule or as required by applicable Law (including as may be requested or compelled by any Governmental Authority), neither Parent nor Merger Sub shall, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned:
(i)   amend or otherwise change the Parent Organizational Documents or the Merger Sub Organizational Documents or form any Subsidiary of Parent other than Merger Sub;
(ii)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the Parent Organizational Documents;
(iii)   reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Parent Common Stock or Parent Warrants except for redemptions from the Trust Fund that are required pursuant to the Parent Organizational Documents;
(iv)   issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of Parent or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or Merger Sub;
(v)   acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;
(vi)   incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice; provided, that this Section 6.02(a)(vi) shall not prevent Parent from borrowing funds necessary to finance (i) its ordinary course administrative costs and expenses and Outstanding Parent Transaction Expenses incurred in connection with the consummation of the transactions contemplated by this Agreement and (ii) the costs and expenses necessary for an Extension (as defined below);
(vii)   make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;
(viii)   make, change or revoke any material Tax election, amend any income or other material Tax Return, settle or compromise any material income Tax liability, adopt or change any accounting method in respect of material Taxes, consent to any extension or waiver of the statute of limitations applicable to any claim or assessment in respect of material Taxes, execute any material “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) or enter into any Tax sharing or similar agreement in respect of material Taxes (other than, in each case, an Ordinary Commercial Agreement);
(ix)   liquidate, dissolve, reorganize or otherwise wind up the business and operations of Parent or Merger Sub;
(x)   amend the Trust Agreement or any other agreement related to the Trust Account;
(xi)   (A) enter into, materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Contracts to which Parent or Merger Sub is party (including engagement letters with financial advisors) in a manner that would materially and adversely affect Parent or any of its Subsidiaries after the Closing or would impose material liabilities on any Parent or any of its Subsidiaries after the Closing or (B) enter into any Contract that would entitle any third party to any bonuses, payments or other fees upon or conditioned upon the consummation of the Closing, other than any services providers or advisors engaged by Parent in connection with the transactions contemplated by this Agreement prior to the Closing; or
(xii)   enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.
Notwithstanding anything to the contrary in this Section 6.02(b), nothing in this Agreement shall prohibit or restrict Parent from extending, in accordance with the Parent Organizational Documents and the Prospectus (as defined below), the deadline by which it must complete its Business Combination (as defined below) (an “Extension,” and such deadline, the “Extension Date”), and no consent of the Company shall be required in connection therewith; provided that Parent shall provide to the Company drafts of all material documents related to an Extension, and shall consider in good faith all reasonable comments to such documents provided by the Company. Nothing in this Section 6.02 shall give to the Company, directly or indirectly, the right to control or direct the ordinary course of business operations of Parent prior to the Closing Date. Prior to the Closing Date, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.
Section 6.03   Claims Against Trust Account.   Reference is made to the final prospectus of Parent, dated as of February 25, 2022 and filed with the SEC (Registration No. 333-262298) on March 1, 2022 (the “Prospectus”). The Company hereby represents and warrants that it understands that Parent has established the Trust Account containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Parent’s public stockholders (including overallotment shares acquired by Parent’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, Parent may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Parent Common Stock in connection with the consummation of Parent’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if Parent fails to consummate a Business Combination within 15 months (or 18 months, as applicable) from the closing of the IPO, or 18 months from the closing of the IPO if the time to complete a business combination is extended as described in the Prospectus, subject to extension by amendment to Parent’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts as necessary to pay any Taxes and up to $100,000 in dissolution expenses, or (d) to Parent after or concurrently with the consummation of a Business Combination. For and in consideration of Parent entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Parent or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Company or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach (including a Willful Breach) of this Agreement or any other agreement with Parent or its affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Parent and its affiliates to induce Parent to enter into this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its affiliates under applicable Law. To the extent the Company or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Parent or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Parent or its Representatives, the Company hereby acknowledges and agrees that the Company’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Company or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Parent or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders of Parent, whether in the form of money damages or injunctive relief, Parent and its Representatives, as applicable, shall be entitled to recover from the Company and its affiliates the associated legal fees and costs in connection with any such action, in the event Parent or its Representatives, as applicable, prevails in such action or proceeding. Notwithstanding anything in this Agreement to the contrary, the provisions of this paragraph shall survive indefinitely with respect to the obligations set forth in this Agreement.
ARTICLE VII
ADDITIONAL AGREEMENTS
Section 7.01   Proxy Statement; Registration Statement.
(a)   As soon as reasonably practicable following the date of this Agreement, (i) Parent and the Company shall use commercially reasonable efforts to jointly prepare and file with the SEC a joint proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of Parent and of the Company, in which (I) Parent shall solicit proxies from Parent’s stockholders to vote at the special meeting of Parent’s stockholders called for the purpose of voting on the following matters (the “Parent Stockholders’ Meeting”) in favor of (A) the approval and adoption of this Agreement and the Ancillary Agreements and the transactions contemplated hereby or thereby, including the Merger, (B) the approval and adoption of the restated Parent Certificate of Incorporation to read as set forth on Exhibit D, (C) the approval and adoption of an equity incentive plan, in form and substance reasonably acceptable to Parent and the Company that provides for grant of awards to employees and other service providers of the Surviving Corporation in the form of options, restricted stock, restricted stock units or other equity-based awards based on Parent Common Stock with a total pool of awards of Parent Common Stock not exceeding, together with the number of shares of Parent Common Stock that would be issuable immediately after the Effective Time upon the vesting of all Converted Options, the greater of (x) 10% of the sum of (1) shares of Parent Common Stock outstanding at the Closing and (2) the number of shares of Parent Preferred Stock outstanding at the Closing or (y) 980,000 (the “Parent Equity Incentive Plan”), (D) the approval and adoption of an amendment to the Parent Certificate of Incorporation to effectuate the Parent Common Conversion, in form and substance reasonably acceptable to Parent and the Company and (F) any approval of other proposals the Company and Parent shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (collectively, the “Parent Proposals”) and (II) the Company shall solicit proxies from the Company’s stockholders to vote at the special meeting of the Company’s stockholders called for the purpose of voting on the following matters (the “Company Stockholders’ Meeting”) in favor of (A) the adoption and approval of this Agreement and the Ancillary Agreements and the transactions contemplated hereby or thereby, including the Merger, by the holders of the Capital Stock in accordance with the Company Organizational Documents, the Laws of the state of Nevada and the rules and regulations of the SEC and Nasdaq, (B) such other matters as the Company and Parent shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (A) through (B), collectively, the “Company Stockholder Approval Matters”), and (C) the adjournment of the Company Stockholders’ Meeting, if necessary or desirable in the reasonable determination of the Company, and (ii) Parent and the Company shall use commercially reasonable efforts to jointly prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”), which Registration Statement shall include the Proxy Statement in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders and optionholders of the Company pursuant to this Agreement. Parent and the Company shall use commercially reasonable efforts to (i) cause the Proxy Statement and Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement or the Registration Statement, (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and (iv) to keep the Registration Statement effective as long as is necessary to consummate the Transactions. As promptly as practicable after the Registration Statement becomes effective, (i) Parent shall distribute the Proxy Statement to its stockholders, and, pursuant thereto, shall call the Parent Stockholders’ Meeting in accordance with Delaware Law and (ii) the Company shall distribute the Proxy Statement to the Company’s stockholders, and, pursuant thereto, shall call the Company Stockholders’ Meeting in accordance with Nevada Law. Each of Parent and the Company shall promptly furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement.
(b)   No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed); provided, however, that subject to prior compliance with this clause (b), Parent will be permitted to make such filing or response in the absence of such approval if the basis of the Company’s failure to consent is the Company’s unwillingness to permit the inclusion in such filing or response of information that, based on the advice of outside counsel to Parent, is required by the SEC and United States securities Laws to be included therein. Parent and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock to be issued or issuable to the stockholders and optionholders of the Company in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Parent and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC with respect to the Proxy Statement or the Registration Statement and any amendment to the Proxy Statement or the Registration Statement filed in response thereto; provided, however, that subject to prior compliance with this clause (b), Parent will be permitted to make such filing or response in the absence of such approval if the basis of the Company’s failure to consent is the Company’s unwillingness to permit the inclusion in such filing or response of information that, based on the advice of outside counsel to Parent, is required by the SEC and United States securities Laws to be included therein.
(c)   Parent represents that the information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent and (iii) the time of the Parent

Stockholders’ Meeting. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Parent shall promptly inform the Company. Parent shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.
(d)   The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent and (iii) the time of the Parent Stockholders’ Meeting. If, at any time prior to the Effective Time, any event or circumstance relating to the Company, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform Parent. The Company shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.
Section 7.02   Parent Stockholders’ Meeting; Merger Sub Stockholder’s Approval.
(a)   Parent shall call and hold the Parent Stockholders’ Meeting as promptly as practicable after the date on which the Registration Statement becomes effective (but in any event no later than 45 days after the date on which the Proxy Statement is mailed to stockholders of Parent) for the purpose of voting solely upon the Parent Proposals; provided that Parent may postpone or adjourn the Parent Stockholders’ Meeting on one or more occasions upon the good faith determination by the Parent Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the Parent Proposals or otherwise take actions consistent with Parent’s obligations pursuant to Section 7.11 of this Agreement. Parent shall use its reasonable best efforts to obtain the approval of the Parent Proposals at the Parent Stockholders’ Meeting, including by soliciting from its stockholders proxies as promptly as possible in favor of the Parent Proposals. The Parent Board shall recommend to its stockholders that they approve the Parent Proposals (the “Parent Board Recommendation”) and shall include such recommendation in the Proxy Statement. The Parent Board shall not (and no committee or subgroup thereof shall) (i) change, withdraw, withhold, qualify or modify the Parent Board Recommendation, (ii) publicly propose to change, withdraw, withhold, qualify or modify the Parent Board Recommendation or (iii) fail to include the Parent Board Recommendation in the Proxy Statement.
(b)   Promptly following the execution of this Agreement, Parent shall approve and adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement, in its capacity as the sole stockholder of Merger Sub.
Section 7.03   Company Stockholders’ Meeting.   The Company shall call and hold the Company Stockholders’ Meeting as promptly as practicable after the date on which the Registration Statement becomes effective (but in any event no later than 45 days after the date on which the Proxy Statement is mailed to stockholders of Company) for the purpose of voting solely upon the Company Stockholder Approval Matters; provided that Company may postpone or adjourn the Company Stockholders’ Meeting on one or more occasions upon the good faith determination by the Company Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the Company Stockholder Approval Matters or otherwise take actions consistent with Company’s obligations pursuant to Section 7.11 of this Agreement. Company shall use its reasonable best efforts to obtain the approval of the Company Stockholder Approval Matters at the Company Stockholders’ Meeting, including by soliciting from its stockholders proxies as promptly as possible in favor of the Company Stockholder Approval Matters. The Company Board shall recommend to its stockholders that they approve the Company Stockholder Approval Matters (the “Company Board Recommendation”) and shall include such recommendation in the Proxy Statement. The Company Board shall not (and no committee or subgroup thereof shall) (i) change, withdraw, withhold, qualify or modify the Company Board Recommendation, (ii) publicly propose to change, withdraw, withhold, qualify or modify the Company Board Recommendation or (iii) fail to include the Company Board Recommendation in the Proxy Statement.
Section 7.04   Access to Information; Confidentiality.
(a)   During the Interim Period, the Company and Parent shall (and shall cause their respective Subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the Books and Records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request, including in connection with any Tax disclosure in any statement, filing, notice or application relating to the Intended Tax Treatment or any Tax opinion requested or required to be filed pursuant to Section 7.13(c). Notwithstanding the foregoing, neither the Company nor Parent shall be required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene applicable Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). Prior to the Closing, without the prior written consent of the Company, neither Parent, nor any of its Representatives shall contact any payors, customers, suppliers, employees or agents of the Company.
(b)   All information obtained by the parties pursuant to this Section 7.04 shall be kept confidential in accordance with the Nondisclosure Agreement, dated as of November 4, 2022 (the “Non-Disclosure Agreement”), between Parent and the Company.
(c)   Notwithstanding anything in this Agreement to the contrary, each party hereto (and its respective Representatives) may consult any Tax advisor as is reasonably necessary regarding the Tax treatment and Tax structure of the Transactions and may disclose to such Tax advisor as reasonably necessary such treatment and structure of the Transactions and all materials (including any Tax analysis) that are provided relating to such treatment or structure, in each case in accordance with the Non-Disclosure Agreement.
Section 7.05   SEC Filings.
(a)   Each party acknowledges that: (i) each of the Company’s and Parent’s shareholders must approve the transactions contemplated by this Agreement prior to the Merger contemplated hereby being consummated and that, in connection with such approval, each party must call a meeting of its shareholders requiring such party to prepare and file with the SEC a Proxy Statement; (ii) such other party will be required to file quarterly and annual reports that may be required to contain information about the transactions contemplated by this Agreement; and (iii) such other party will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.
(b)   In connection with any filing Parent or the Company make with the SEC that requires information about the transactions contemplated by this Agreement to be included, the other party will, and will use its best efforts to cause its Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use its reasonable best efforts to (i) cooperate with such party, (ii) respond to questions about itself required in any filing or requested by the SEC, and (iii) provide any information requested by such party in connection with any filing with the SEC.

(c)   The Company and Parent each acknowledge that a substantial portion of the filings with the SEC and mailings to Parent’s shareholders with respect to the Proxy Statement shall include disclosure regarding the other party and its management, operations and financial condition. Accordingly, each party agrees to, as promptly as reasonably practical, provide the other party with such information as shall be reasonably requested for inclusion in or attachment to the Proxy Statement, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about itself and its stockholders or shareholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. Each party understands that such information shall be included in the Proxy Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings. Each party shall cause its managers, directors, officers and employees to be reasonably available to the other party and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.
Section 7.06   Financial Information.   The Company will provide additional financial information as reasonably requested by Parent for inclusion in any filings to be made by Parent with the SEC. If reasonably requested by Parent, the Company shall use its best efforts to cause such information to be reviewed or audited by the Company’s auditor, and if required by applicable SEC rules or regulations, the Company agrees such financial information provided by the Company will be reviewed or audited by the Company’s auditors.
Section 7.07   Exclusivity.
(a)   During the Interim Period, Parent shall not, shall cause its Subsidiaries not to and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Business Combination other than the Transactions (a “Business Combination Proposal”), (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, business, assets, books, records or any confidential information or data to, any person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Business Combination Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Business Combination Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Business Combination Proposal or (v) propose, resolve or agree to do, or do, any of the foregoing. If a party or any of its Subsidiaries or any of its or their respective Representatives receives any inquiry or proposal with respect to a Business Combination Proposal at any time prior to the Closing, then such party shall promptly (and in no event later than twenty-four (24) hours after such party becomes aware of such inquiry or proposal) notify such person in writing of the terms of this Section 7.07. Without limiting the foregoing, it is understood that any violation of the restrictions contained in Section 7.07 by any of Parent’s Subsidiaries, or any of Parent’s or its Subsidiaries’ respective Representatives acting on Parent’s or one of its Subsidiaries’ behalf, shall be deemed to be a breach of this Section 7.07 by Parent. Parent shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.
(b)   During the Interim Period, the Company shall not, and shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly, (i) initiate, solicit, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, business, assets, books, records or any confidential information or data to, any person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal or (v) propose, resolve or agree to do, or do, any of the foregoing. If the Company or any of its Representatives receives any inquiry or proposal with respect to an Acquisition Proposal at any time prior to the Closing, then such party shall promptly (and in no event later than twenty-four (24) hours after such party becomes aware of such inquiry or proposal) notify such person in writing of the terms of this Section 7.07(b). The Company shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Proposal.
(c)   For purposes of this Agreement, “Acquisition Proposal” means any proposal or offer from any person or “group” (as defined in the Exchange Act) (other than Parent, Merger Sub, or their respective affiliates) relating to, in a single transaction or series of related transactions, (i) any direct or indirect acquisition or purchase of a business that constitutes fifty percent (50%) or more of the net revenues, net income or assets of the Company, (ii) any direct or indirect acquisition of fifty percent (50%) or more of the consolidated assets of the Company, (C) acquisition of beneficial ownership, or the right to acquire beneficial ownership, of fifty percent (50%) or more of the total voting power of the equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning fifty percent (50%) or more of the total voting power of the equity securities of the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or (D) any issuance or sale or other disposition (including by way of merger, reorganization, division, consolidation, share exchange, business combination, recapitalization or other similar transaction) of fifty percent (50%) or more of the total voting power of the equity securities of the Company; provided that, for the avoidance of doubt, no Permitted Financing shall constitute an Acquisition Proposal.
Section 7.08   [Intentionally Omitted].
Section 7.09   Directors’ and Officers’ Indemnification.
(a)   The certificate of incorporation of the Surviving Corporation shall each contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the Company Charter and its bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law. From and after the Effective Time, Parent agrees that it shall indemnify and hold harmless each present and former director and officer of the Company against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law and the Company Charter in effect on the date of this Agreement to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law).
(b)   For a period of six (6) years from the Effective Time, Parent shall maintain in effect directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred on or before the Closing covering (as direct beneficiaries) those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (true, correct and complete copies of which have been heretofore made available to Parent or its agents or Representatives in the Virtual Data Room) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Parent be required to pay an annual premium for such insurance in excess of 250% of the aggregate annual premium payable by the Company for such insurance policy for the year ended December 31, 2021 (the “Maximum Annual Premium”); provided, however, that (i) Parent may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6)-year “tail” policy containing terms not less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six (6)-year period, any insurance required to be maintained under this Section 7.09(b) shall be continued in respect of such claim until the final disposition thereof.
(c)   On the Closing Date, to the extent not already entered into, Parent shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Parent with the post-Closing directors and officers of Parent, which indemnification agreements shall continue to be effective following the Closing.
Section 7.10   Notification of Certain Matters.   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article IX), the occurrence, or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail.
Section 7.11   Further Action; Reasonable Best Efforts.
(a)   Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise, and each shall cooperate with the other, to consummate and make effective the Transactions, including using its reasonable best efforts to make all filings with, respond to questions from, obtain all permits, consents, approvals, authorizations, qualifications and orders of, and the expiration or termination of waiting periods by, Governmental Authorities and parties to Contracts with the Company as set forth in Section 4.05 necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. If at any time after the Effective Time further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.
(b)   During the Interim Period, each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. During the Interim Period, no party to this Agreement shall agree to participate in any meeting, video or telephone conference, or other communications with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting, conference or other communications. Subject to the terms of the Non-Disclosure Agreement, during the Interim Period, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Non-Disclosure Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement and the Transactions contemplated hereby during the Interim Period. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.
(c)   During the Interim Period, the Company shall use reasonable best efforts to cause the consummation, effective prior to the Closing, of the conversion of all Company Convertible Notes outstanding as of immediately prior to the Closing.

(d)   During the Interim Period, Parent shall use commercially reasonable efforts to cause holders of Parent Common Stock not to exercise or otherwise waive their Redemption Rights, including by entry into binding non-redemption agreements. Parent shall not enter into any Contracts between Parent or any of its affiliates and any holder of Parent Common Stock or any of its affiliates relating to any such waiver of Redemption Rights without the prior written consent of the Company; provided that the Sponsor shall be expressly permitted to transfer, assign or convey shares of Parent Common Stock beneficially owned by the Sponsor in connection with such Contracts to secure waivers of the Redemption Rights.
Section 7.12   Public Announcements.   The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Parent and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise prohibited by applicable Law or the requirements of the Nasdaq Global Market, each of Parent and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements (including through social media platforms) with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement (including through social media platforms) without the prior written consent of the other party. Furthermore, nothing contained in this Section 7.12 shall prevent Parent or the Company or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other party in accordance with this Section 7.12.
Section 7.13   Tax Matters.
(a)   None of the parties hereto shall (and each shall cause its affiliates not to) take or cause to be taken (or fail to take or cause to be taken) any action, which action (or failure to act), whether before or after the Effective Time, would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.
(b)   For U.S. federal and applicable state income Tax purposes, the parties hereto intend that (i) the Parent Common Conversion qualifies as a “recapitalization” described in Section 368(a)(1)(E) of the Code and (ii) the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and that this Agreement shall constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The parties hereto shall prepare and file all Tax Returns and otherwise report the Merger consistent with the Intended Tax Treatment, including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with their Tax Returns for the Tax year of the Merger, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Each party hereto shall promptly notify the other party in writing of any challenge to the Intended Tax Treatment by any Governmental Authority.
(c)   Each party hereto shall promptly notify the other party in writing if, before the Closing, such party knows or has reason to believe that the Merger may not qualify for the Intended Tax Treatment (and whether the terms of this Agreement could be reasonably amended in order to facilitate the Merger qualifying for the Intended Tax Treatment). In the event (i) the Company seeks a Tax opinion from its Tax advisor regarding the Intended Tax Treatment or (ii) the SEC requests or requires such Tax opinion, each party hereto shall use reasonable efforts to execute and deliver customary Tax representation letters as the applicable Tax advisor may reasonably request in form and substance reasonably satisfactory to such Tax advisor. In the event the SEC requests or requires a Tax opinion with respect to the Merger, the Company shall use commercially reasonable efforts to cause ArentFox Schiff LLP to deliver such Tax opinion, subject to customary assumptions and limitations, to the Company. In the event the SEC requires a tax opinion regarding the Parent Common Conversion, Parent will use its reasonable best efforts to cause Loeb & Loeb LLP to deliver such tax opinion to Parent. Parent shall use reasonable best efforts to execute and deliver customary Tax representation letters to its tax advisor in form and substance reasonably satisfactory to such advisor. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the Merger and ArentFox Schiff LLP shall not be required to provide any opinion to any party regarding the Parent Common Conversion.
(d)   At or prior to the Closing, the Company shall deliver to Parent in a form reasonably acceptable to Parent a properly executed certificate, dated as of the Closing Date, conforming to the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h), together with a properly executed notice to the IRS (which shall be timely filed by Parent with the IRS following the Closing).
(e)   Any Transfer Taxes incurred in connection with the Transactions shall be borne and paid fifty percent (50%) by the Company and fifty percent (50%) by Parent. The Parties shall cooperate in the execution and delivery of all instruments and certificates reasonably necessary to minimize the amount of any Transfer Taxes and to enable any of the foregoing to comply with any Tax Return filing requirements for such Transfer Taxes. The Person(s) required by applicable Law to file any necessary Tax Returns and other documentation with respect to any Transfer Taxes shall timely file, or shall cause to be timely filed, with the relevant Governmental Authority each such Tax Return and shall timely pay to the relevant Governmental Authority all Transfer Taxes due and payable thereon. Any costs and expenses incurred in connection with the filing any such Tax Return shall be borne fifty percent (50%) by the Company and fifty percent (50%) by Parent).
Section 7.14   Stock Exchange Listing.   Parent will use its reasonable best efforts to cause the Parent Common Stock issued in connection with the Transactions to be approved for listing on the Nasdaq Global Market at the Closing and to satisfy all applicable initial listing requirements of Nasdaq. During the Interim Period, Parent shall use its reasonable best efforts to keep the Parent Common Stock and Parent Warrants listed for trading on the Nasdaq Global Market.
Section 7.15   Antitrust.
(a)   To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable as promptly as reasonably practicable and no later than ten (10) Business Days after the date of this Agreement, the Company and Parent each shall file (or cause to be filed) with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission a Notification and Report Form as required by the HSR Act. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may reasonably be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.
(b)   During the Interim Period, Parent and the Company each shall, in connection with its efforts to obtain all requisite approvals and expiration or termination of waiting periods for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other promptly informed of any substantive communication with any Governmental Authority (and if oral provide an accurate summary of the communication) and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions, and promptly furnish the other with copies of all such written communications; (iii) permit the other to review in advance and consider in good faith any edits or comments for any substantive written communication to be given by it to, and consult with each other in advance of any oral communication and consider in good faith any comments with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give the other party the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party is prohibited from participating in or attending any meetings or conferences, the other shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the

Transactions, articulating any regulatory or competitive argument, or responding to requests or objections made by any Governmental Authority; provided that materials to be provided pursuant to this Section 7.15(b) may be limited to outside counsel and may be redacted (i) to remove references to the valuation of the Company, (ii) competitively sensitive information, and (iii) as necessary to comply with contractual arrangements or the Law.
(c)   No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority, or the expiration or termination of any waiting period of any required filings or applications under Antitrust Laws, including by agreeing to merge with or acquire any other person or acquire a substantial portion of the assets of or equity in any other person. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.
Section 7.16   Trust Account.   As of the Effective Time, the obligations of Parent to dissolve or liquidate within a specified time period as contained in the Parent Certificate of Incorporation will be terminated and Parent shall have no obligation whatsoever to dissolve and liquidate the assets of Parent by reason of the consummation of the Merger or otherwise, and, except to the extent they elect to redeem their shares of Parent Common Stock in connection with the Merger pursuant to the Parent Organizational Documents, no stockholder of Parent shall be entitled to receive any amount from the Trust Account; provided that the foregoing shall not modify or restrict the obligations of Parent to consummate the redemption of any shares of Parent Common Stock pursuant to a valid exercise of Redemption Rights prior to the Effective Time in accordance with the Parent Organizational Documents. At least forty-eight (48) hours prior to the Effective Time, Parent shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to Parent (other than funds required to be paid from the Trust Account to stockholders of the Parent that elected to redeem their shares of Parent Common Stock in connection with the Merger pursuant to the Parent Organizational Documents pursuant to the Trust Agreement) (to be held as available cash on the balance sheet of Parent, and to be used to pay (a) as and when due all amounts payable to the stockholders of Parent holding shares of Parent Common Stock in the event they elect to redeem their Parent Common Stock pursuant to the Parent Organizational Documents, (b) any Outstanding Transaction Expenses payable by Parent on the Closing Date pursuant to Section 3.05 or (c) for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.
Section 7.17   Directors.   Parent and the Company shall take all necessary action so that immediately after the Effective Time, the Parent Board is comprised the individuals designated by Parent and the Company pursuant to Section 2.05(b).
Section 7.18   Equity Incentive Plan .   Prior to the Closing and effective as of the Closing, Parent will adopt the Parent Equity Incentive Plan.
Section 7.19   Related Party Agreements.   Prior to the Closing, the Company shall have terminated, or caused to be terminated, all Contracts set forth in Section 4.20 of the Company Disclosure Schedule and any other Contracts between the Company and any of its directors, officers or holder of more than ten percent (10%) of the Capital Stock (assuming the full conversion or exercise of all Company Securities held by such person), or any immediate family member of any of the foregoing (whether directly or indirectly through an affiliate of such person) (a “Related Party”) or that would otherwise be required to be disclosed pursuant to Item 404 of Regulation S-K without any liability to the Company, other than (a) ordinary course agreements relating to director and employee compensation and benefits and (b) the Contracts set forth on Section 7.19 of the Company Disclosure Schedule.

ARTICLE VIII
CONDITIONS TO THE MERGER
Section 8.01   Conditions to the Obligations of Each Party.   The obligations of the Company, Parent and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:
(a)   Company Stockholder Approval.   The Company Stockholder Approval shall have been obtained in accordance with the Proxy Statement, the NRS, the Company Organizational Documents.
(b)   Parent Stockholders’ Approval.   The Required Parent Stockholder Approval shall have been obtained in accordance with the Proxy Statement, the DGCL, the Parent Organizational Documents and the rules and regulations of the Nasdaq Global Market.
(c)   No Order.   No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.
(d)   Antitrust Approvals and Waiting Periods.   All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated. For the avoidance of doubt, the receipt of a letter from the Federal Trade Commission (“FTC”) or the U.S. Department of Justice’s Antitrust Division similar to the content of the form letter announced and disclosed by the FTC on August 3, 2021 shall not be used as, or deemed to be, the basis for concluding that any closing condition is not, or will not be, satisfied for the purposes of this Section 8.01.
(e)   Governmental Consents.   All consents, approvals and authorizations set forth on Section 8.01(e) of the Company Disclosure Schedule, shall have been obtained from and made with all applicable Governmental Authorities.
(f)   Registration Statement.   The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.
(g)   Parent Net Tangible Assets.   Parent shall have at least $5,000,001 of net tangible assets following the exercise of Redemption Rights in accordance with the Parent Organizational Documents.
Section 8.02   Conditions to the Obligations of Parent, Merger Sub.   The obligations of Parent and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:
(a)   Representations and Warranties.   The representations and warranties of the Company contained in (i) Section 4.01 (Organization and Qualification; Subsidiaries) and Section 4.04 (Authority Relative to this Agreement) shall each be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent of any changes that reflect actions permitted in accordance with Section 6.01 of this Agreement and except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, (ii) Section 4.03 (Capitalization) shall be true and correct in all respects except for de minimis inaccuracies as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent of any changes that reflect actions constituting Permitted Financings and any other actions permitted in accordance with Section 6.01 of this Agreement and except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date) and (iii) all other representations and warranties of the Company set forth in Article IV shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the date hereof and as of the Closing Date, as though made on and as of such date, except (A) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (B) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.
(b)   Agreements and Covenants.   The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.
(c)   Officer’s Certificate.   The Company shall have delivered to Parent a certificate (the “Company Officer’s Certificate”), dated as of the Closing Date, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(e).
(d)   FIRPTA Tax Certificates.   The Company shall have delivered to Parent the certificate and notice specified in Section 7.13(d).
(e)   Material Adverse Effect.   Since the date hereof, there shall not have occurred any Company Material Adverse Effect that is continuing on the Closing Date.
(f)   Lock-Up Agreements.   The stockholders of the Company listed in Section 2.05(b) of the Company Disclosure Schedule shall have delivered, or have caused to be delivered, to Parent duly executed copies of the Lock-Up Agreements.
(g)   Company Option Exercise.   The Company shall have effected the Company Option Exercise pursuant to Section 3.01(a).
(h)   Company Warrant Exercise.   The Company shall have effected the Company Warrant Exercise pursuant to Section 3.01(b).
(i)   Company Convertible Note Conversion.   The Company shall have effected the Company Convertible Note Conversion pursuant to Section 3.01(c).
(j)   Parent Warrants.   The $15 Exercise Price Warrants Purchase Agreement, dated as of February 25, 2022, between Parent and the Sponsor shall have been amended to provide that each $15 Exercise Price Warrant shall entitle the holder to purchase one share of Parent Preferred Stock at the exercise price of $15.00 per shares of Parent Preferred Stock.
(k)   Closing Deliverables.   The Company shall have delivered all of the closing deliverables set forth in Section 2.06(a).
Section 8.03   Conditions to the Obligations of the Company.   The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:
(a)   Representations and Warranties.   The representations and warranties of Parent and Merger Sub contained in (i) Section 5.01 (Corporation Organization) and Section 5.04 (Authority Relative to this Agreement) shall each be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any changes that reflect actions permitted in accordance with Section 6.02 of this Agreement and except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, (ii) Section 5.03 (Capitalization) shall be true and correct in all respects except for de minimis inaccuracies as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent of any changes that reflect actions permitted in accordance with Section 6.02 of this Agreement and except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date) and (iii) other representations and warranties of Parent and Merger Sub contained in this

Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the date hereof and as of the Closing Date, as though made on and as of such date, except (A) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (B) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Parent Material Adverse Effect.
(b)   Agreements and Covenants.   Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.
(c)   Officer’s Certificate.   Parent shall have delivered to the Company a certificate, dated as of the Closing Date, signed by an officer of Parent, certifying as to the satisfaction of the conditions specified in Section 8.03(a), Section 8.03(b) and Section 8.03(d).
(d)   Material Adverse Effect.   Since the date hereof, there shall not have occurred any Parent Material Adverse Effect that is continuing on the Closing Date.
(e)   Stock Exchange Listing.   The shares of Parent Common Stock to be issued in connection with the Transactions shall be listed on the Nasdaq Global Market as of the Closing Date.
(f)   Lock-Up Agreement.   Parent shall have delivered, or have caused to be delivered, to the Company a duly executed Lock-Up Agreement, executed by the Sponsor.
(g)   Closing Deliverables.   Parent shall have delivered all of the closing deliverables set forth in Section 2.06(b).
ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER
Section 9.01   Termination.   This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or Parent, as follows:
(a)   by mutual written consent of Parent and the Company;
(b)   by written notice from either Parent or the Company to the other if the Effective Time shall not have occurred prior to the later of (i) June 1, 2023 or (ii) the Extension Date (such date, as may be so extended, the “Outside Date”); provided further, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date;
(c)   by written notice from either Parent or the Company to the other if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions;
(d)   by written notice from either Parent or the Company to the other if any of the Parent Proposals shall fail to receive the requisite vote for approval at the Parent Stockholders’ Meeting;
(e)   by written notice from Parent to the Company upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a) and 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that Parent has not waived such Terminating Company Breach and Parent and Merger Sub are not

then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, further, that if such Terminating Company Breach is curable by the Company, Parent may not terminate this Agreement under this Section 9.01(e) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Parent to the Company;
(f)   by written notice from the Company to Parent upon a breach of any representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a) and 8.03(b) would not be satisfied (“Terminating Parent Breach”); provided that the Company has not waived such Terminating Parent Breach and the Company are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, further, that if such Terminating Parent Breach is curable by Parent and Merger Sub, the Company may not terminate this Agreement under this Section 9.01(f) for so long as Parent and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Parent.
Section 9.02   Effect of Termination.
(a)   In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective affiliates, officers, directors, employees or stockholders. The provisions of Section 6.03, and Article X (collectively, the “Surviving Provisions”) and the Non-Disclosure Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions, which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.
Section 9.03   Amendment.   This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
Section 9.04   Waiver.   At any time prior to the Effective Time, (i) Parent may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (ii) the Company may (a) extend the time for the performance of any obligation or other act of Parent or Merger Sub, (b) waive any inaccuracy in the representations and warranties of Parent or Merger Sub contained herein or in any document delivered by Parent or Merger Sub pursuant hereto and (c) waive compliance with any agreement of Parent or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
ARTICLE X
GENERAL PROVISIONS
Section 10.01   Notices.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to Sponsor, Parent, or Merger Sub:
FG Merger Corp.
104 S. Walnut St, Unit 1A,
Itasca, Illinois 60143
Attention: Wesley Schrader
Email: wes@waveriderpartners.com
with a copy to:
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell Nussbaum
Email: mnussbaum@loeb.com
if to the Company:
iCoreConnect Inc.
529 E Crown Point Road, Suite 250
Ocoee, FL 34761
Attention: Archit Shah, CFO
Email: ashah@icoreconnect.com
with a copy to:
ArentFox Schiff LLP
1717 K Street NW
Washington, DC 20006
Attention: Ralph V. De Martino
Email: ralph.demartino@afslaw.com
Section 10.02   Nonsurvival of Representations, Warranties and Covenants.   None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article X and any corresponding definitions set forth in Article I.
Section 10.03   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 10.04   Entire Agreement; Assignment.   This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Non-Disclosure Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.
Section 10.05   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.09 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).
Section 10.06   Governing Law.   This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided that, if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 10.07   Waiver of Jury Trial.   Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.
Section 10.08   Headings.   The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 10.09   Counterparts; Electronic Delivery.   This Agreement and each other Transaction Document may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.
Section 10.10   Specific Performance.   The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
Section 10.11   No Recourse.   Except in the case of fraud, all actions, claims, obligations, liabilities or causes of actions (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach of this Agreement and (d) any failure of the Merger to be consummated, may be made only against (and, without prejudice to the rights of any express third party beneficiary to whom rights under this Agreement inure pursuant to Section 10.11), are those solely of the persons that are expressly identified as parties to this Agreement and not against any Nonparty Affiliate (as defined below). Except in the case of fraud, no other person, including any director, officer, employee, incorporator, member, partner, manager, stockholder, optionholder, affiliate, agent, attorney or representative of, or any financial advisor or lender to, any party to this Agreement, or any director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney or representative of, or any financial advisor or lender to (each of the foregoing, a “Nonparty Affiliate”) any of the foregoing shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d) and each party, on behalf of itself and its affiliates, hereby irrevocably releases and forever discharges each of the Nonparty Affiliate from any such liability or obligation.
[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
FG MERGER CORP.
By:
/s/ M. Wesley Schrader

Name:
M. Wesley Schrader

Title:
Chief Executive Officer

FG MERGER SUB INC.
By:
/s/ M. Wesley Schrader

Name:
M. Wesley Schrader

Title:
President

ICORECONNECT INC.
By:
/s/ Robert McDermott

Name:
Robert McDermott

Title:
President and CEO

Exhibit A
Form of Amended and Restated Registration Rights Agreement
[See attached.]

Exhibit B
Form of Lock-Up Agreement
[See attached.]

Exhibit C
Form of Amended and Restated Charter of the Surviving Corporation
[See attached.]

Exhibit D
FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FG MERGER CORP.,
a Delaware corporation
FG Merger Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
A.   The Corporation was originally incorporated under the name FG Merger Corporation. The Corporation’s original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on December 23, 2020.
B.   This amended and restated certificate of incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), restates and amends the provisions of the Corporation’s certificate of incorporation and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.
C.   The text of the certificate of incorporation of this Corporation is hereby amended and restated to read in its entirety as follows:
ARTICLE I
NAME
The name of the Corporation is iCoreConnect Inc.
ARTICLE II
REGISTERED OFFICE
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
CAPITAL STOCK
4.1   Authorized Capital Stock.   The total number of shares of all classes of capital stock that the Corporation is authorized to issue is [      ] shares, consisting of [      ] shares of common stock, par value $[      ] per share (“Common Stock”), and [      ] shares of preferred stock, par value $[      ] per share (“Preferred Stock”).
4.2   Increase or Decrease in Authorized Capital Stock.   The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this amended and restated certificate of incorporation of the Corporation (as further amended from time to time in accordance with the provisions hereof and including, without limitation, the terms of any certificate of designation with respect to any series of Preferred Stock, this “Certificate of Incorporation”).
4.3   Common Stock.
(a)   The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of shares of Common Stock are entitled to vote. The holders of shares of Common Stock shall not have cumulative voting rights. Except as otherwise required by law or this Certificate of Incorporation, and subject to the rights of the holders of shares of Preferred Stock, if any, at any annual or special meeting of the stockholders of the Corporation, the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL. Notwithstanding anything to the contrary in this amended and restated Certificate of Incorporation, as may be amended from time to time, the holders of shares of Common Stock may not vote to repeal, change, or otherwise amend any terms, rights, and privileges pertaining to any series of then outstanding Preferred Stock that is detrimental to the Preferred Stock holders.
(b)   Subject to the rights of the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the board of directors of the Corporation (the “Board”) from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
4.4   Preferred Stock.   [           ] shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Preferred Stock” in this Section 4.4 mean the Series A Preferred Stock. The holders of Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.
(a)   From and after the date of the issuance of any shares of Preferred Stock, dividends shall accrue at the rate per annum of 12% of the Original Issue Price (as defined below) for each share of Preferred Stock, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) (the “Accruing Dividends”). The “Original Issue Price” shall mean, as to the Series A Preferred Stock, $10 per share. Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative and shall be payable within fifteen business days (15) days after the end of the Corporation’s second quarter, which is June 30, commencing with the quarter ending June 30, 2024 to each holder of Preferred Stock as of such date, provided that the Board of Directors shall be permitted to declare a dividend under applicable law. From the date hereof until the second anniversary of the date of the original issuance of the Preferred Stock, the Company may, at its option, pay all or part of the Accruing Dividends on the Preferred Stock by issuing and delivering additional Preferred Stock to the holders hereof (valuing such additional Preferred Stock at the Original Issue Price). The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the applicable Conversion Price (as defined below); provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one (1) class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 4.4(a) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend.
The “Conversion Price” shall initially mean, as to the Series A Preferred Stock, $10 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after the later of (x) the date hereof or (y) the registration of the Common Stock underlying the Series A Preferred Stock; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Preferred Stock.
(b)   In the event of any voluntary or involuntary, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) one times the applicable Original Issue Price, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4.5(a) immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Section 4.4(b), the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
(c)   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Liquidation Amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.
4.5.   Conversion.
(a)   Mandatory Conversion.
(i)   After the period that is 24 months from the date hereof, in the event the closing share price of the Common Stock shall exceed 140% of the Conversion Price then in effect (“Mandatory Conversion Event”), then (i) each outstanding share of Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price (as defined above) in effect at the time of conversion and (ii) such shares may not be reissued by the Corporation, subject to adjustment as provided below.
(ii)   All holders of record of shares of Preferred Stock shall be sent written notice within ten business days of the of the Mandatory Conversion Event and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 4.5(a). Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 4.5, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the date and time set forth such notice (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 4.5(a). The Corporation shall declare and pay all of the Accruing Dividends that are accrued and unpaid as of the time of the occurrence of a Mandatory Conversion Event by either, at the option of the Corporation, (i) issuing additional Preferred Stock to the holders thereof (valuing such additional Preferred Stock at the Original Issue Price), which additional Preferred Stock shall also be automatically converted into shares of Common Stock using the then in effect Conversion Price; or (ii) paying cash. As soon as practicable after the Mandatory Conversion Event and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
(b)   Optional Conversion.
(i)   Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price (as defined above) in effect at the time of conversion, subject to adjustment as provided below.
(ii)   In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. Immediately prior to the Conversion Time the Corporation shall pay all of the Accruing Dividends on the Preferred Stock being converted voluntarily by the holder that are accrued and unpaid as of such Conversion Time by, either, at the option of the Corporation: (i) issuing additional Preferred Stock to such holder (valuing such additional Preferred Stock at the Original Issue Price), which additional Preferred Stock shall also be voluntarily converted into shares of Common Stock as if included in the notice provided by the holder using the then in effect Conversion Price, or (ii) paying cash. The Corporation shall, as soon as practicable after the Conversion Time issue and deliver to such holder of Preferred Stock, or to his, her or its nominees the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly. Any shares of Preferred Stock not converted shall remain outstanding and continue to have all of the rights of such Preferred Stock.
(c)   No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Common Stock to be issued upon conversion of the Preferred Stock shall be rounded down to the nearest whole share.
(d)   The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.
(e)   If the Corporation shall at any time or from time to time after the issuance of Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the issuance of Preferred Stock combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.
ARTICLE V
BOARD OF DIRECTORS
5.1   General Powers.   The business and affairs of the Corporation shall be managed by or under the direction of the Board.
5.2   Number of Directors; Election; Term.
(a)   The number of directors that shall consist of one (1) or more members and the number of members of the entire Board shall be fixed, from time to time, exclusively by the Board in accordance with the bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof and thereof, the “Bylaws”), subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if any.
(b)   At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the effectiveness of this Article V, each of the successors elected to replace the directors of the board shall be elected to hold office until the next annual meeting and until his or her respective successor shall have been duly elected and qualified.
(c)   Notwithstanding the foregoing provisions of this Section 5.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.
(d)   Elections of directors need not be by written ballot unless the Bylaws shall so provide.
(e)   Notwithstanding any of the other provisions of this Article V, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of designation for such series of Preferred Stock. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of this Article V, then upon commencement and for the duration of the period during which such right continues; (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to such provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to such director’s earlier death, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such series of stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation or removal of such additional directors, shall forthwith terminate, and the total authorized number of directors of the Corporation shall be reduced accordingly.
5.3   Removal.   Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
5.4   Vacancies and Newly Created Directorships.   Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the number of directors may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, at any meeting of the Board and not by the stockholders. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office until the next election of the Board and until such person’s successor shall be duly elected and qualified or until such director’s earlier death, resignation or removal.
ARTICLE VI
AMENDMENT OF BYLAWS
6.1   In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend, alter or repeal the Bylaws. The Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VII
STOCKHOLDERS
7.1   No Action by Written Consent of Stockholders.   Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.
7.2   Special Meetings.   Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of the stockholders of the Corporation may be called only by the chairperson of the Board, the chief executive officer of the Corporation or the Board, and the ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied.
7.3   Advance Notice.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
ARTICLE VIII
LIMITATION OF LIABILITY AND INDEMNIFICATION
8.1   Limitation of Personal Liability.   No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Section 8.1, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.
8.2   Indemnification and Advancement of Expenses.   The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. A director’s right to indemnification conferred by this Section 8.2 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director presents to the Corporation a written undertaking to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by the Corporation under this Article VIII or otherwise. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or any director’s rights to advancement of expenses, the Corporation shall not be obligated to indemnify any director or officer, or advance expenses of any director, (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.
8.3   Non-Exclusivity of Rights.    The rights to indemnification and advancement of expenses conferred in Section 8.2 of this Certificate of Incorporation shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
8.4   Insurance.   To the fullest extent authorized or permitted by the DGCL, the Corporation may purchase and maintain insurance on behalf of any current or former director or officer of the Corporation against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII or otherwise.
8.5   Persons Other Than Directors and Officers.   This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, or to purchase and maintain insurance on behalf of, persons other than those persons described in the first sentence of Section 8.2 of this Certificate of Incorporation or to advance expenses to persons other than directors of the Corporation.
8.6   Effect of Modifications.   Any amendment, repeal or modification of any provision contained in this Article VIII shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of any current or former director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring prior to such amendment, repeal or modification.
ARTICLE IX
MISCELLANEOUS
9.1   Forum for Certain Actions.
(a)   Forum.    Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation under Delaware law, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.
(b)   Personal Jurisdiction.   If any action the subject matter of which is within the scope of subparagraph (a) of this Section 9.1 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce subparagraph (a) of this Section 9.1 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
(c)   Enforceability.   If any provision of this Section 9.1 shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 9.1, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

(d)   Notice and Consent.   For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.1.
9.2   Amendment.   The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders of the Corporation by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section 9.2. In addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation inconsistent with the purpose and intent of Article VII, Article VIII or this Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alternation, repeal or adoption of any other Article).
9.3   Severability.   If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this      day of        , 20  .
FG MERGER CORP.

By:
Its:

Exhibit E
Form of Parent Bylaws
[See attached.]

Schedule A
Robert P. McDermott, Chief Executive Officer and President
David Fidanza, Chief Information Officer
Muralidar Chakravarthi, Chief Technology Officer
Jeffery Stellinga, Chief Operating Officer
Archit Shah, Chief Financial Officer
Carly Garrison, Director of Sales

ANNEX C-1
FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FG MERGER CORP.,
a Delaware corporation
FG Merger Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
A.   The Corporation was originally incorporated under the name FG Merger Corporation. The Corporation’s original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on December 23, 2020.
B.   This amended and restated certificate of incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), restates and amends the provisions of the Corporation’s certificate of incorporation and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.
C.   The text of the certificate of incorporation of this Corporation is hereby amended and restated to read in its entirety as follows:
ARTICLE I
NAME
The name of the Corporation is iCoreConnect Inc.
ARTICLE II
REGISTERED OFFICE
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
CAPITAL STOCK
4.1   Authorized Capital Stock.   The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 120,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 40,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).
4.2   Increase or Decrease in Authorized Capital Stock.   The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class,

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without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this amended and restated certificate of incorporation of the Corporation (as further amended from time to time in accordance with the provisions hereof and including, without limitation, the terms of any certificate of designation with respect to any series of Preferred Stock, this “Certificate of Incorporation”).
4.3   Common Stock.
(a)   The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of shares of Common Stock are entitled to vote. The holders of shares of Common Stock shall not have cumulative voting rights. Except as otherwise required by law or this Certificate of Incorporation, and subject to the rights of the holders of shares of Preferred Stock, if any, at any annual or special meeting of the stockholders of the Corporation, the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL. Notwithstanding anything to the contrary in this amended and restated Certificate of Incorporation, as may be amended from time to time, the holders of shares of Common Stock may not vote to repeal, change, or otherwise amend any terms, rights, and privileges pertaining to any series of then outstanding Preferred Stock that is detrimental to the Preferred Stock holders.
(b)   Subject to the rights of the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the board of directors of the Corporation (the “Board”) from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
4.4   Preferred Stock.   [           ] shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Preferred Stock” in this Section 4.4 mean the Series A Preferred Stock. The holders of Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.
(a)   From and after the date of the issuance of any shares of Preferred Stock, dividends shall accrue at the rate per annum of 12% of the Original Issue Price (as defined below) for each share of Preferred Stock, prior and in preference to any declaration or payment of any other dividend (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) (the “Accruing Dividends”). The “Original Issue Price” shall mean, as to the Series A Preferred Stock, $10 per share. Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative and shall be payable within fifteen business days (15) days after the end of each anniversary of the date of the original issuance of the Preferred Stock to each holder of Preferred Stock as of such date, provided that the Board of Directors shall be permitted to declare a dividend under applicable law. From the date hereof until the second anniversary of the date of the original issuance of the Preferred Stock, the Company may, at its option, pay all or part of the Accruing Dividends on the Preferred Stock by issuing and delivering additional Preferred Stock to the holders hereof (valuing such additional Preferred Stock at the Original Issue Price). The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of

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Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the applicable Conversion Price (as defined below); provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one (1) class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 4.4(a) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend.
The “Conversion Price” shall initially mean, as to the Series A Preferred Stock, $10 per share; provided that the Conversion Price shall be reset to the lesser of $10.00 or 20% above the simple average of the volume weighted average price on the 20 trading days following 12 months after the later of (x) the date hereof or (y) the registration of the Common Stock underlying the Series A Preferred Stock; provided further that such Conversion Price shall be no greater than $10.00 and no less than $2.00 and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Preferred Stock.
(b)   In the event of any voluntary or involuntary, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) one times the applicable Original Issue Price, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4.5(a) immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Section 4.4(b), the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
(c)   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Liquidation Amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.
4.5.   Conversion.
(a)   Mandatory Conversion.
(i)   After the period that is 24 months from the date hereof, in the event the closing share price of the Common Stock shall exceed 140% of the Conversion Price then in effect (“Mandatory Conversion Event”), then (i) each outstanding share of Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price (as defined above) in effect at the time of conversion and (ii) such shares may not be reissued by the Corporation, subject to adjustment as provided below.
(ii)   All holders of record of shares of Preferred Stock shall be sent written notice within ten business days of the of the Mandatory Conversion Event and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 4.5(a). Upon receipt of such

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notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 4.5, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the date and time set forth such notice (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 4.5(a). The Corporation shall declare and pay all of the Accruing Dividends that are accrued and unpaid as of the time of the occurrence of a Mandatory Conversion Event by either, at the option of the Corporation, (i) issuing additional Preferred Stock to the holders thereof (valuing such additional Preferred Stock at the Original Issue Price), which additional Preferred Stock shall also be automatically converted into shares of Common Stock using the then in effect Conversion Price; or (ii) paying cash. As soon as practicable after the Mandatory Conversion Event and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
(b)   Optional Conversion.
(i)   Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price (as defined above) in effect at the time of conversion, subject to adjustment as provided below.
(ii)   In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. Immediately prior to the Conversion Time the Corporation shall pay all of the Accruing Dividends on the Preferred Stock being converted voluntarily by the holder that are accrued and unpaid as of such Conversion Time by, either, at the option of the Corporation: (i) issuing additional Preferred Stock to such holder (valuing such additional Preferred Stock at the Original Issue Price), which additional Preferred Stock shall also

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be voluntarily converted into shares of Common Stock as if included in the notice provided by the holder using the then in effect Conversion Price, or (ii) paying cash. The Corporation shall, as soon as practicable after the Conversion Time issue and deliver to such holder of Preferred Stock, or to his, her or its nominees the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly. Any shares of Preferred Stock not converted shall remain outstanding and continue to have all of the rights of such Preferred Stock.
(c)   No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Common Stock to be issued upon conversion of the Preferred Stock shall be rounded down to the nearest whole share.
(d)   The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.
(e)   If the Corporation shall at any time or from time to time after the issuance of Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the issuance of Preferred Stock combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.
ARTICLE V
BOARD OF DIRECTORS
5.1   General Powers.   The business and affairs of the Corporation shall be managed by or under the direction of the Board.
5.2   Number of Directors; Election; Term.
(a)   The number of directors that shall consist of one (1) or more members and the number of members of the entire Board shall be fixed, from time to time, exclusively by the Board in accordance with the bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof and thereof, the “Bylaws”), subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if any.
(b)   At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the effectiveness of this Article V, each of the successors elected to replace the directors of the board shall be elected to hold office until the next annual meeting and until his or her respective successor shall have been duly elected and qualified.
(c)   Notwithstanding the foregoing provisions of this Section 5.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

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(d)   Elections of directors need not be by written ballot unless the Bylaws shall so provide.
(e)   Notwithstanding any of the other provisions of this Article V, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of designation for such series of Preferred Stock. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of this Article V, then upon commencement and for the duration of the period during which such right continues; (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to such provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to such director’s earlier death, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such series of stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation or removal of such additional directors, shall forthwith terminate, and the total authorized number of directors of the Corporation shall be reduced accordingly.
5.3   Removal.   Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
5.4   Vacancies and Newly Created Directorships.   Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the number of directors may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, at any meeting of the Board and not by the stockholders. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office until the next election of the Board and until such person’s successor shall be duly elected and qualified or until such director’s earlier death, resignation or removal.
ARTICLE VI
AMENDMENT OF BYLAWS
6.1   In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend, alter or repeal the Bylaws. The Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VII
STOCKHOLDERS
7.1   No Action by Written Consent of Stockholders.   Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.
7.2   Special Meetings.   Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such

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series, special meetings of the stockholders of the Corporation may be called only by the chairperson of the Board, the chief executive officer of the Corporation or the Board, and the ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied.
7.3   Advance Notice.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
ARTICLE VIII
LIMITATION OF LIABILITY AND INDEMNIFICATION
8.1   Limitation of Personal Liability.   No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Section 8.1, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.
8.2   Indemnification and Advancement of Expenses.   The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. A director’s right to indemnification conferred by this Section 8.2 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director presents to the Corporation a written undertaking to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by the Corporation under this Article VIII or otherwise. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or any director’s rights to advancement of expenses, the Corporation shall not be obligated to indemnify any director or officer, or advance expenses of any director, (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.
8.3   Non-Exclusivity of Rights.   The rights to indemnification and advancement of expenses conferred in Section 8.2 of this Certificate of Incorporation shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
8.4   Insurance.   To the fullest extent authorized or permitted by the DGCL, the Corporation may purchase and maintain insurance on behalf of any current or former director or officer of the Corporation against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII or otherwise.
8.5   Persons Other Than Directors and Officers.   This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, or to purchase and maintain insurance on behalf of, persons other than those persons described in the first sentence of Section 8.2 of this Certificate of Incorporation or to advance expenses to persons other than directors of the Corporation.
8.6   Effect of Modifications.   Any amendment, repeal or modification of any provision contained in this Article VIII shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of any current or former director or officer

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of the Corporation existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring prior to such amendment, repeal or modification.
ARTICLE IX
MISCELLANEOUS
9.1   Forum for Certain Actions.
(a)   Forum.   Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation under Delaware law, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.
(b)   Personal Jurisdiction.   If any action the subject matter of which is within the scope of subparagraph (a) of this Section 9.1 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce subparagraph (a) of this Section 9.1 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
(c)   Enforceability.   If any provision of this Section 9.1 shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 9.1, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
(d)   Notice and Consent.   For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.1.
9.2   Amendment.   The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders of the Corporation by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section 9.2.   In addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to

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any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation inconsistent with the purpose and intent of Article VII, Article VIII or this Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alternation, repeal or adoption of any other Article).
9.3   Severability.   If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.
IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this      day of             , 20  .
FG MERGER CORP.

By:
Its:

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ANNEX C-2
AMENDED AND RESTATED BYLAWS
OF
iCORECONNECT INC.
(hereinafter called the “Corporation”)
ARTICLE I
MEETINGS OF STOCKHOLDERS
Section 1.1.   Place of Meetings.   Meetings of the stockholders of the Corporation shall be held at such time and place, if any, either within or without the State of Delaware, as shall be designated from time to time by the board of directors of the Corporation (the “Board”). The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).
Section 1.2.   Annual Meetings.   The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting in accordance with these amended and restated bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof, these “Bylaws”) shall be held on such date and at such time as may be designated from time to time by the Board. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
Section 1.3.   Special Meetings.   Unless otherwise required by law or by the certificate of incorporation of the Corporation (including the terms of any certificate of designation with respect to any series of preferred stock), as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by the Chairperson of the Board, the Chief Executive Officer or the Board. The ability of the stockholders of the Corporation to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting. The Chairperson of the Board, the Chief Executive Officer or the Board may postpone, reschedule or cancel any special meeting of stockholders previously called by any of them.
Section 1.4.   Notice.   Whenever stockholders of the Corporation are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and. Unless otherwise required by law or the Certificate of Incorporation, written notice of any meeting shall be given either personally, by mail or by electronic transmission (as defined below) (if permitted under the circumstances by the DGCL) not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Chairperson of the Board, the Chief Executive Officer or the Board, to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation. If notice is given by means of electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Any stockholder may waive notice of any meeting before or after the meeting. The attendance of a stockholder at any meeting shall constitute a waiver of notice at such meeting, except where the stockholder attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. For the purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

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Section 1.5.   Adjournments.   Any meeting of stockholders of the Corporation may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, though less than a quorum, or by any officer entitled to preside at or to act as secretary of such meeting, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting in accordance with the requirements of Section 1.4 of these Bylaws shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
Section 1.6.   Quorum.   Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person, present by means of remote communication, if any, or represented by proxy, shall constitute a quorum at a meeting of stockholders. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person, present by means of remote communication, if any, or represented by proxy shall constitute a quorum entitled to take action with respect to such vote. If a quorum shall not be present or represented at any meeting of stockholders, either the chairperson of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 1.5 of these Bylaws, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
Section 1.7.   Voting.
(a)   General.   Except as provided in the Certificate of Incorporation, every stockholder having the right to vote shall have one vote for each share of stock having voting power registered in such stockholder’s name on the books of the Corporation. Such votes may be cast in person, by means of remote communication (if any) or by proxy as provided in Section 1.10 of these Bylaws. The Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
(b)   Matters Other Than Election of Directors.   Any matter brought before any meeting of stockholders of the Corporation, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the voting power of the Corporation’s capital stock present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote on such matter, voting as a single class, unless the matter is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter.
(c)   Election of Directors.   Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, election of directors at all meetings of the stockholders at which directors are to be elected shall be by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.
Section 1.8.   Voting of Stock of Certain Holders.   Shares of stock of the Corporation standing in the name of another corporation or entity, domestic or foreign, and entitled to vote may be voted by such

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officer, agent or proxy as the bylaws or other internal regulations of such corporation or entity may prescribe or, in the absence of such provision, as the board of directors or comparable body of such corporation or entity may determine. Shares of stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting. A stockholder whose shares of stock of the Corporation are pledged shall be entitled to vote such shares, unless on the transfer records of the Corporation such stockholder has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or the pledgee’s proxy, may vote such shares.
Section 1.9.   Treasury Stock.   Shares of stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of stockholders of the Corporation and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.9 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.
Section 1.10.   Proxies.   Each stockholder entitled to vote at a meeting of stockholders of the Corporation may authorize another person or persons to act for such stockholder by proxy filed with the secretary of the Corporation (the “Secretary”) before or at the time of the meeting. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
Section 1.11.   No Consent of Stockholders in Lieu of Meeting.   Except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and, as specified by the Certificate of Incorporation, the ability of the stockholders to consent in writing to the taking of any action is specifically denied.
Section 1.12.   List of Stockholders Entitled to Vote.   The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or have prepared and made, at least ten (10) days before every meeting of stockholders of the Corporation, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 1.12 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
Section 1.13.   Record Date.   In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders of the Corporation or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders

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entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.13 at the adjourned meeting.
Section 1.14.   Organization and Conduct of Meetings.   The Chairperson of the Board shall act as chairperson of meetings of stockholders of the Corporation. The Board may designate any director or officer of the Corporation to act as chairperson of any meeting in the absence of the Chairperson of the Board, and the Board may further provide for determining who shall act as chairperson of any meeting of stockholders in the absence of the Chairperson of the Board and such designee. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chairperson of a stockholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chairperson should so determine, the chairperson shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board or the person presiding at the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 1.15.   Inspectors of Election.   In advance of any meeting of stockholders of the Corporation, the Chairperson of the Board, the Chief Executive Officer or the Board, by resolution, shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

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Section 1.16.   Notice of Stockholder Proposals and Director Nominations.
(a)   Annual Meetings of Stockholders.   Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board (or any duly authorized committee thereof), (ii) as otherwise properly brought before such annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) by any stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in this Section 1.16 through the date of such annual meeting, (B) is entitled to vote at such annual meeting and (C) complies with the notice procedures set forth in this Section 1.16.   For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of stockholders.
(b)   Timing of Notice for Annual Meetings.   In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.16(a)(iii) above, the stockholder must have given timely notice thereof in proper written form to the Secretary, and, in the case of business other than nominations, such business must be a proper matter for stockholder action. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the ninetieth (90th) day, or earlier than the one hundred twentieth (120th) day, prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting of stockholders is more than thirty (30) days prior to, or more than sixty (60) days after, the first anniversary of the date of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of (i) the ninetieth (90th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which public disclosure (as defined below) of the date of the meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.
(c)   Form of Notice.   To be in proper written form, the notice of any stockholder of record giving notice under this Section 1.16 (each, a “Noticing Party”) must (x) consent to and will cooperate with any background checks, requests for information and regulatory filings and disclosures reasonably requested by the Board in connection with any regulations applicable to, or licenses held by, the Corporation, and (y) set forth:
(i)   as to each person whom such Noticing Party proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:
(A)   the name, age, business address and residential address of such Proposed Nominee;
(B)   the principal occupation and employment of such Proposed Nominee;
(C)   a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request);
(D)   a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) providing that such Proposed Nominee: (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting

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Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (III) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term as a director of the Corporation, if elected; (VI) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (VII) will tender his or her resignation as a director of the Corporation if the Board determines that such Proposed Nominee failed to comply with the provisions of this Section 1.16(c)(i)(D) in any material respect, provides such Proposed Nominee notice of any such determination and, if such non-compliance may be cured, such Proposed Nominee fails to cure such non-compliance within ten (10) business days after delivery of such notice to such Proposed Nominee;
(E)   a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates (each as defined below), on the one hand, and any Noticing Party or any Stockholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;
(F)   a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and
(G)   all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);
(ii)   as to any other business that such Noticing Party proposes to bring before the meeting:
(A)   a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(B)   the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the text of the proposed amendment); and
(C)   all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies in support of such proposed business by such Noticing Party or any Stockholder Associated Person pursuant to the Proxy Rules; and

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(iii)   as to such Noticing Party and each Stockholder Associated Person:
(A)   the name and address of such Noticing Party and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);
(B)   the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Stockholder Associated Person (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired; and the investment intent of such acquisition;
(C)   the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Stockholder Associated Person and any pledge by such Noticing Party or any Stockholder Associated Person with respect to any of such securities;
(D)   a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (any of the foregoing, a “Derivative Instrument”);
(E)   any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Party or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(F)   a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any of the Stockholder Associated Persons or (II) between or among such Noticing Party or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such Noticing Party or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that such Noticing Party or any Stockholder Associated Person may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Stockholder Associated Person;
(G)   any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;
(H)   any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity

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in which such Noticing Party or any Stockholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
(I)   any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such Noticing Party or any Stockholder Associated Person;
(J)   any direct or indirect interest of such Noticing Party or any Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);
(K)   a description of any material interest of such Noticing Party or any Stockholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;
(L)   a representation that (I) neither such Noticing Party nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.16;
(M)   a complete and accurate description of any performance-related fees (other than asset-based fees) to which such Noticing Party or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including any such fees to which members of any Stockholder Associated Person’s immediate family sharing the same household may be entitled;
(N)   a description of the investment strategy or objective, if any, of such Noticing Party or any Stockholder Associated Person who is not an individual;
(O)   all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates, (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such Noticing Party, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D;
(P)   a certification that such Noticing Party and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Party’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Noticing Party or Stockholder Associated Person is or has been a stockholder of the Corporation;
(Q)   (I) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) is not a natural person, the identity of each natural person associated with such Noticing Party (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Noticing Party (or beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have

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influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (II) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting; and
(R) all other information relating to such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules;
provided, however, that the disclosures in the foregoing subclauses (A) through (R) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(iv)   a representation that such Noticing Party intends to appear in person or cause a Qualified Representative (as defined below) of such Noticing Party to appear in person at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(v)   a complete and accurate description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or any Stockholder Associated Person is a party or participant involving the Corporation or, to such Noticing Party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;
(vi)   identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Party to support the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
(vii)   a representation from such Noticing Party as to whether such Noticing Party or any Stockholder Associated Person intends or is part of a group that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.
(d)   Additional Information.   In addition to the information required pursuant to the foregoing provisions of this Section 1.16, the Corporation may require any Noticing Party to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the

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Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation. In addition, the Board may require any Proposed Nominee to submit to interviews with the Board or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board or any committee thereof.
(e)   Special Meetings of Stockholders.   Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) provided that one or more directors are to be elected at such meeting pursuant to the Corporation’s notice of meeting, by any stockholder of the Corporation who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 1.16(e) through the date of such special meeting, (B) is entitled to vote at such special meeting and upon such election and (C) complies with the notice procedures set forth in this Section 1.16(e).   In addition to any other applicable requirements, for director nominations to be properly brought before a special meeting by a stockholder pursuant to the foregoing clause (ii), such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which public disclosure of the date of the meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such notice shall include all information required pursuant to Section 1.16(c) above, and such stockholder and any Proposed Nominee shall comply with Section 1.16(d) above, as if such notice were being submitted in connection with an annual meeting of stockholders.
(f)   General.
(i)   No person shall be eligible for election as a director of the Corporation unless the person is nominated by a stockholder in accordance with the procedures set forth in this Section 1.16 or the person is nominated by the Board, and no business shall be conducted at a meeting of stockholders of the Corporation except business brought by a stockholder in accordance with the procedures set forth in this Section 1.16 or by the Board. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 1.16(b) or Section 1.16(e), as applicable. Except as otherwise provided by law, the chairperson of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws, and, if the chairperson of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chairperson shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.16, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(ii)   A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 1.16, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the

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stockholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the Close of Business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such Noticing Party’s prior submission and (III) clearly identify the information that has changed since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 1.16(f)(ii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 1.16 and shall not extend the time period for the delivery of notice pursuant to this Section 1.16.   If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1.16.
(iii)   If any information submitted pursuant to this Section 1.16 by any Noticing Party nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 1.16.   Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 1.16 (including if any Noticing Party or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 1.16(c)(vii)(B)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 1.16 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 1.16 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 1.16.
(iv)   If (A) any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (1) such Noticing Party or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (2) no other Noticing Party or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

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(v)   In addition to complying with the foregoing provisions of this Section 1.16, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.16. Nothing in this Section 1.16 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(vi)   Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 1.16 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.
(vi)   For purposes of these Bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (E) a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (F) “Stockholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed, (I) any person directly or indirectly controlling, controlled by or under common control with such Noticing Party or beneficial owner(s), (II) any member of the immediate family of such Noticing Party or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Party or other Stockholder Associated Person to be acting in concert with, such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person with respect to the stock of the Corporation, (IV) any affiliate or associate of such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person, (V) if such Noticing Party or any such beneficial owner is not a natural person, any Responsible Person, (VI) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, (VII) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party or any other Stockholder Associated Person (other than a stockholder that is a depositary) and (VIII) any Proposed Nominee.
ARTICLE II
DIRECTORS
Section 2.1.   Number.   Within the limit set forth in the Certificate of Incorporation, the number of directors that shall constitute the entire Board shall be fixed, from time to time, exclusively by the Board, subject to the rights of the holders of any series of preferred stock with respect to the election of directors, if any.
Section 2.2.   Duties and Powers.   The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

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Section 2.3.   Meetings.   The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairperson of the Board (if there be one), the Chief Executive Officer or the Board and shall be held at such place, on such date and at such time as he, she or it shall specify.
Section 2.4.   Notice.   Notice of any meeting of the Board stating the place, date and time of the meeting shall be given to each director by mail posted not less than five (5) days before the date of the meeting, by nationally recognized overnight courier deposited not less than two (2) days before the date of the meeting or by email, facsimile or other means of electronic transmission delivered or sent not less than twenty-four (24) hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If mailed or sent by overnight courier, such notice shall be deemed to be given at the time when it is deposited in the United States mail with first class postage prepaid or deposited with the overnight courier. Notice by facsimile or other electronic transmission shall be deemed given when the notice is transmitted. Any director may waive notice of any meeting before or after the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in any notice of such meeting unless so required by law. A meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in accordance with Section 5.6 of these Bylaws.
Section 2.5.   Chairperson of the Board.   The Chairperson of the Board shall be chosen from among the directors and may be the Chief Executive Officer. Except as otherwise provided by law, the Certificate of Incorporation or Section 2.6 or Section 2.7 of these Bylaws, the Chairperson of the Board shall preside at all meetings of stockholders and of the Board. The Chairperson of the Board shall have such other powers and duties as may from time to time be assigned by the Board.
Section 2.6.   Lead Director.   If the Chairperson of the Board does not qualify as independent in accordance with the applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Independent Directors (as defined below) shall appoint a Lead Director. The Lead Director shall be one of the directors who has been determined by the Board to be an “independent director” (any such director, an “Independent Director”). The Lead Director shall preside at all executive sessions of the Board and any other meeting of the Board at which the Chairperson of the Board is not present and have such other responsibilities, and perform such duties, as may from time to time be assigned to him or her by the Board.
Section 2.7.   Organization.   At each meeting of the Board, the Chairperson of the Board, or, in the Chairperson’s absence, the Lead Director (if any), or, in the Lead Director’s absence, a director chosen by a majority of the directors present, shall act as chairperson. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an assistant secretary shall perform the duties of secretary at such meeting, and in the absence from any such meeting of the Secretary and all assistant secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 2.8.   Resignations and Removals of Directors.   Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairperson of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of holders of any series of preferred stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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Section 2.9.   Quorum.   At all meetings of the Board, a majority of directors constituting the Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
Section 2.10.   Actions of the Board by Written Consent.   Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of proceedings of the Board or committee.
Section 2.11.   Telephonic Meetings.   Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in a meeting pursuant to this Section 2.11 shall constitute presence in person at such meeting.
Section 2.12.   Committees.   The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation and, to the extent permitted by law, to have and exercise such authority as may be provided for in the resolutions creating such committee, as such resolutions may be amended from time to time. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Each committee shall keep regular minutes and report to the Board when required. A majority of directors present at any committee meeting at which there is a quorum may determine such committee’s action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have the power at any time to fill vacancies in, to change the membership of or to dissolve any such committee.
Section 2.13.   Compensation.   The Board shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board or any committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for service as director or committee member, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Directors who are full-time employees of the Corporation shall not receive any compensation for their service as director.
Section 2.14.   Interested Directors.   No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

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ARTICLE III
OFFICERS
Section 3.1.   General.   The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board, in its discretion, may also choose, or may delegate to the Chief Executive Officer the authority to appoint, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board from time to time may deem appropriate. Any two or more offices may be held by the same person. The officers of the Corporation need not be stockholders of the Corporation.
Section 3.2.   Election; Term.   The Board shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board, and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the Board, and any officer appointed by the Chief Executive Officer may be removed at any time by the Chief Executive Officer. Any officer may resign upon notice given in writing or electronic transmission to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in this Article III for the regular election to such office.
Section 3.3.   Voting Securities Owned by the Corporation.   Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the Secretary or any other officer authorized to do so by the Board, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.
Section 3.4.   Chief Executive Officer.   The Chief Executive Officer shall, subject to the control of the Board, have general supervision over the business of the Corporation and shall direct the affairs and policies of the Corporation. The Chief Executive Officer may also serve as the Chairperson of the Board or as President, if so elected by the Board. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board.
Section 3.5.   President.   The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws, the Board or the Chief Executive Officer.
Section 3.6.   Chief Financial Officer.   The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws, the Board or the Chief Executive Officer.
Section 3.7.   Executive Vice Presidents, Senior Vice Presidents and Vice Presidents.   The Executive Vice Presidents (if any), Senior Vice Presidents (if any) and such other Vice Presidents as shall have been chosen by the Board or appointed by the Chief Executive Officer in accordance with Section 3.1 above shall have such powers and shall perform such duties as shall be assigned to them by the Board or the Chief Executive Officer.
Section 3.8.   Secretary.   The Secretary shall give the requisite notice of meetings of stockholders and directors and shall record the proceedings of such meetings, shall have custody of the seal of the Corporation

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and shall affix it or cause it to be affixed to such instruments as require the seal and attest it and, besides the Secretary’s powers and duties prescribed by law, shall have such other powers and perform such other duties as shall be provided in these Bylaws or shall at any time be assigned to such officer by the Board or the Chief Executive Officer.
Section 3.9.   Treasurer.   The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. The Treasurer shall have such other powers and perform such other duties as shall be provided in these Bylaws or shall at any time be assigned to such officer by the Board or the Chief Executive Officer.
Section 3.10.   Assistant Secretaries.   Assistant Secretaries, if there be any, shall assist the Secretary in the discharge of the Secretary’s duties, shall have such powers and perform such other duties as shall at any time be assigned to them by the Board and, in the absence or disability of the Secretary, shall perform the duties of the Secretary’s office, subject to the control of the Board or the Chief Executive Officer.
Section 3.11.   Assistant Treasurers.   Assistant Treasurers, if there be any, shall assist the Treasurer in the discharge of the Treasurer’s duties, shall have such powers and perform such other duties as shall at any time be assigned to them by the Board and, in the absence or disability of the Treasurer, shall perform the duties of the Treasurer’s office, subject to the control of the Board or the Chief Executive Officer.
Section 3.12.   Other Officers.   Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE IV
STOCK
Section 4.1.   Uncertificated Shares.   Unless otherwise provided by resolution of the Board, each class or series of shares of the Corporation’s capital stock shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form. Shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.
Section 4.2.   Record Date.   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.
Section 4.3.   Record Owners.   The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 4.4.   Transfer and Registry Agents.   The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board.
ARTICLE V
MISCELLANEOUS
Section 5.1.   Contracts.   The Board may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument or other document in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

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Section 5.2.   Disbursements.   All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.
Section 5.3.   Fiscal Year.   The fiscal year of the Corporation shall end on the 31st day of December in each year or on such other day as may be fixed from time to time by resolution of the Board.
Section 5.4.   Corporate Seal.   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
Section 5.5.   Offices.   The Corporation shall maintain a registered office inside the State of Delaware and may also have other offices outside or inside the State of Delaware. The books and records of the Corporation may be kept (subject to any applicable law) outside the State of Delaware at the principal executive offices of the Corporation or at such other place or places as may be designated from time to time by the Board.
Section 5.6.   Waiver of Notice.   Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or any regular or special meeting of the Board or committee thereof need be specified in any waiver of notice of such meeting unless so required by law.
Section 5.7.   Forum for Certain Actions.
(a)   Forum.   Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation under Delaware law, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, these Bylaws or the Certificate of Incorporation (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.
(b)   Personal Jurisdiction.   If any action the subject matter of which is within the scope of subparagraph (a) of this Section 5.7 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce subparagraph (a) of this Section 5.7 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
(c)   Enforceability.   If any provision of this Section 5.7 shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the

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fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 5.7, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
(d)   Notice and Consent.   For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5.7.
ARTICLE VI
AMENDMENTS
Subject to Section 7.5 below, these Bylaws may be adopted, amended, altered or repealed by the Board or by the stockholders of the Corporation by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that, in the case of any adoption, amendment, alteration or repeal of these Bylaws by the stockholders of the Corporation, notwithstanding any other provision of these Bylaws, and in addition to any other vote that may be required by law or the terms of any series of preferred stock, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with Section 1.7(b), 1.16,or 2.14 or Article VI of these Bylaws.
ARTICLE VII
EMERGENCY BYLAWS
Section 7.1   Emergency Bylaws.   This Article VII shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Sections of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article VII, the preceding Sections of these Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article VII shall cease to be operative unless and until another Emergency shall occur.
Section 7.2   Meetings; Notice.   During any Emergency, a meeting of the Board or any committee thereof may be called by any member of the Board or such committee or the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
Section 7.3   Quorum.   At any meeting of the Board called in accordance with Section 7.2 above, the presence or participation of three (3) directors shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board called in accordance with Section 7.2 above, the presence or participation of one (1) committee member shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.
Section 7.4   Liability.   No officer, director or employee of the Corporation acting in accordance with the provisions of this Article VII shall be liable except for willful misconduct.
Section 7.5   Amendments.   At any meeting called in accordance with Section 7.2 above, the Board, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article VII

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as it deems it to be in the best interests of the Corporation and as is practical or necessary for the circumstances of the Emergency.
Section 7.6   Repeal or Change.   The provisions of this Article VII shall be subject to repeal or change by further action of the Board or by action of the stockholders pursuant to Article VI of these Bylaws, but no such repeal or change shall modify the provisions of Section 7.4 above with regard to action taken prior to the time of such repeal or change.
Section 7.7   Definitions.   For purposes of this Article VII, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred.
* * *
Adopted as of:                  , 20

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ANNEX D
iCoreConnect
2023 Stock Plan

Section 1.   Purpose.
The purpose of the iCoreConnect 2023 Stock Plan (the “Plan”) is to attract and retain outstanding individuals as Key Employees, Directors, and Consultants of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees, Directors, Consultants and to provide such Key Employees, Directors, and Consultants with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees, Directors, and Consultants with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.
Section 2.   Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
2.1   “Award” means any award or benefit granted under the Plan, which shall be a Stock Option, a Stock Award, a Stock Unit Award, an SAR Award, a Performance Award, or an Other Equity-Based Award.
2.2   “Award Agreement” means, as applicable, a Stock Option Agreement, Stock Award Agreement, Stock Unit Award Agreement, SAR Award Agreement, Performance Award Agreement, or Other Equity-Based Award Agreement evidencing an Award granted under the Plan.
2.3   “Board” means the Board of Directors of the Company.
2.4   “Change in Control” means if at any time during the term of an Award granted under the Plan any of the following events occurs:
(a)   A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)   which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)   after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(d)   “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.5   “Committee” means a committee of one or more members of the Board designated by the Board to administer the Plan.
2.6   “Common Stock” means the Common Stock, par value $0.0001, of the Company.
2.7   “Company” means iCoreConnect, a Delaware Corporation.
2.8   “Consultant” means any individual or entity which performs bona fide services to the Company or Subsidiary, other than as an employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.
2.9   “Director” means a director of the Company who is not an employee of the Company or a Subsidiary.
2.10   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.11   “Fair Market Value” means, as of any date, the closing price of the Common Stock on Nasdaq (as reported in The Wall Street Journal) on such date, or if no trading occurred on such date, the trading day immediately preceding such date.
2.12   “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 5 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.
2.13   “Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 3.
2.14   “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.
2.15   “Other Equity-Based Award” means an Award that is not a Stock Option, SAR, Stock Award, Stock Award Unit, or Performance Share Award that is granted under Section 10 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

2.16   “Participant” means a Key Employee, Director, or Consultant selected to receive an Award under the Plan.
2.17   “Plan” means the iCoreConnect 2023 Stock Plan.
2.18   “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.
2.19   “Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award.
2.20   “Performance Share Award” means any Award granted pursuant to Section 9 hereof.
2.21   “Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or cash based upon the performance of the Company during a Performance Period, as determined by the Committee.
2.22   “Securities Act” means the Securities Act of 1933, as amended.
2.23   “Stock Appreciation Right” or “SAR” means a grant of a right to receive shares of Common Stock or cash under Section 8 of the Plan.
2.24   “Stock Award” means a grant of shares of Common Stock under Section 6 of the Plan.
2.25   “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5 of the Plan.
2.26   “Stock Unit Award” means a grant of a right to receive shares of Common Stock or cash under Section 7 of the Plan.
2.27   “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.
2.28   “Total Share Reserve” means the total number of shares of Common Stock available for issuance under the Plan as set forth under and subject to the rules of Section 4 of the Plan.
Section 3.   Administration.
3.1   The Board.
The Plan shall be administered by the Committee, which shall be comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act and who are “independent” as defined under Nasdaq Rule 5605(a), unless the Board otherwise determines.
3.2   Authority of the Committee.
(a)   The Committee, in its sole discretion, shall determine the Key Employees Directors, and Consultants to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.
(b)   To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Common Stock is listed or traded, the Committee may delegate to the Board, a subcommittee of the Board, the Chief Executive Officer of the Company, or other executive officer of the Company, its authority to grant Awards to Key Employees and Consultants and to determine the terms and conditions thereof, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act, and provided that such delegation sets forth the time period during which the Awards may be granted and the number of Awards that may be granted during such time period.

(c)   The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.
(d)   No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Certificate of Incorporation and By-Laws.
3.3   Award Agreements.
(a)   Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. An Award Agreement shall contain a vesting schedule as determined in the sole discretion of the Committee; provided that Stock Options and SAR Awards shall not become exercisable until at least one year following the date of grant, and the restrictions on Stock Awards and Stock Unit Awards shall not lapse for at least one year following the date of grant. In the sole discretion of the Board, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (i) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (ii) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (iii) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Committee shall determine.
(b)   If the Participant shall fail to enter into any such agreement at the request of the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.
Section 4.   Shares of Common Stock Subject to Plan.
4.1   Total Number of Shares.
(a)   The total number of shares of Common Stock that may be issued under the Plan shall be (i) [NUMBER] (the “ISO Limit”). Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 4.2 of the Plan.
(b)   The Fair Market Value of shares of Common Stock that may be subject to Awards granted to any Director in any calendar year, together with the cash compensation paid to such Director in such calendar year, shall not exceed $300,000.
(c)   The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the Total Share Reserve. Any shares of Common Stock purchased by the Company with proceeds from a Stock Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the Total Share Reserve and shall not increase the number of shares available under the Plan.
(d)   If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason (including for reasons described in Section 3.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards and shall not count towards the Total Share Reserve.
(e)   Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Reserve.
4.2   Adjustment.
In the event of any reorganization, recapitalization, stock split, stock distribution, special or extraordinary dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or SARs or the price of Stock Awards or Stock Unit Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 4.1 of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances.
Section 5.   Grants of Stock Options.
5.1   Grant.
Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be NSOs. Stock Options granted under the Plan to Directors who are not employees of the Company or any Subsidiary will be NSOs.
5.2   Stock Option Agreement.
The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option, vesting terms and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan; provided, however, that no Stock Option shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he held the shares of Common Stock subject to an unexercised Stock Option.
5.3   Exercise Price and Exercise Period.
With respect to each Stock Option granted to a Participant:
(a)   The per share exercise price of each Stock Option shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.
(b)   Each Stock Option shall become exercisable as provided in the related Stock Option Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion) or upon the occurrence of an event specified in the Award Agreement.
(c)   Each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date fixed by the Committee in the Stock Option Agreement, which shall not be later than ten years after the date of grant; provided however, if a Participant is unable to exercise a Stock

Option because trading in the Common Stock is prohibited by law or the Company’s insider-trading policy, the Stock Option exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.
5.4   Required Terms and Conditions of ISOs.
In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:
(a)   The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 5.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.
(b)   Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.
(c)   No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by shareholders of the Company.
5.5   Exercise of Stock Options.
(a)   A Participant entitled to exercise a Stock Option may do so by delivering written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.
(b)   The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price:
(i)   in cash;
(ii)   in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;
(iii)   by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option having an aggregate Fair Market Value equal to the exercise price;
(iv)   by delivering previously acquired shares of Common Stock that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or
(v)   by certifying to ownership by attestation of such previously acquired shares of Common Stock.
The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.
(c)   The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer pursuant to Section 5.5(b)(ii) or Section 10(b) shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.
Section 6.   Stock Awards.
6.1   Grant.
The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.
6.2   Stock Award Agreement.
Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant or sale (if any), the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:
(a)   The related Stock Award Agreement shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.
(b)   The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in the related Stock Award Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion) or upon the occurrence of an event specified in the Award Agreement.
(c)   Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a shareholder with respect to such shares and shall have the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares; provided that, the Committee shall have the discretion to have the Company accumulate and hold such dividends or distributions and to pay the same to the Participant only when the restrictions lapse. In either case, any such dividends or other distributions held by the Company attributable to the portion of a Stock Award that is forfeited shall also be forfeited.
(d)   The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, resold to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non — certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.
Section 7.   Stock Unit Awards.
7.1   Grant.
The Committee may, in its discretion, grant Stock Unit Awards to any Participant. Each Stock Unit subject to the Award shall entitle the Participant to receive, on the date or the occurrence of an event

(including the attainment of Performance Goals) as described in the Stock Unit Award Agreement, a share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event as provided in the related Stock Unit Award Agreement.
7.2   Stock Unit Agreement.
Each Stock Unit Award shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant (if any), the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Unit Award Agreement and the following specific rules:
(a)   The related Stock Unit Agreement shall specify such provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.
(b)   The restrictions to which the shares of Stock Units awarded hereunder are subject shall lapse as provided in the related Stock Unit Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion) or upon the occurrence of an event specified in the Award Agreement.
(c)   Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Unit Agreement, the Participant receiving a Stock Unit Award shall have no rights of a shareholder, including voting or dividends or other distributions rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock. The related Stock Unit Award Agreement may provide that until the Stock Units are settled in shares or cash, the Participant shall receive on each dividend or distribution payment date applicable to the Common Stock an amount equal to the dividends or other distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. The Committee shall have the discretion to have the Company accumulate and hold such amounts and to pay the same to the Participant only when the restrictions lapse and amounts held by the Company attributable to the portion of the Stock Unit Award that is forfeited shall be forfeited.
(d)   Upon settlement of Stock Units into Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing a number of shares of Common Stock equal to the number of Stock Units being settled. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent.
Section 8.   SARs.
8.1   Grant.
The Committee may grant SARs to Participants. SARs may be granted alone (“Free Standing Rights”) or in tandem with a Stock Option granted under the Plan (“Related Rights”). Any Related Right that relates to a NSO may be granted at the same time the Stock Option is granted or at any time thereafter but before the exercise or expiration of the Stock Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. Upon exercise, an SAR entitles the Participant to receive from the Company the number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise. Cash shall be delivered in lieu of any fractional shares. The terms and conditions of any such Award shall be determined at the time of grant.

8.2   SAR Agreement.
(a)   Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, expiration date of the SAR, the number of shares of Common Stock to which the SAR pertains, the form of settlement and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan; provided, however, that no SAR shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he held the shares of Common Stock subject to an unexercised SAR.
(b)   The per share of Common Stock exercise price of each SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.
(c)   Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the related SAR Agreement, which shall not be later than the ten years after the date of grant; provided however, if a Participant is unable to exercise an SAR because trading in the Common Stock is prohibited by law or the Company’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.
(d)   Each SAR shall become exercisable as provided in the related SAR Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate (in full or in part) the date as of which any SAR shall become exercisable in the event of the Participant’s termination of employment, or service on the Board, without cause (as determined by the Committee in its sole discretion) or upon the occurrence of an event specified in the Award Agreement.
(e)   A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the SAR is being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, the Company shall (i) issue, in the name of the Participant, stock certificates representing the total number of full shares of Common Stock to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional share, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares it would otherwise be obligated to deliver.
(f)   Notwithstanding anything to the contrary in this Section 8, a Related Right granted simultaneously with or subsequent to the grant of a Stock Option and in conjunction therewith shall have the same exercise price as the related Stock Option, shall be transferable only upon the same terms and conditions as the related Stock Option, and shall be exercisable only to the same extent as the related Option; provided, however, that an SAR, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the SAR and related Stock Option exceeds the exercise price per share thereof and no SARs may be granted in tandem with an Option unless the Committee determines that the requirements of Section 8.1 are satisfied.
Section 9.   Performance Share Awards.
9.1   Grant
Each Performance Share Award granted under the Plan shall be evidenced by a Performance Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or amount cash subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

9.2   Earning Performance Share Awards.
The number of Performance Shares earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.
Section 10.   Other Equity-Based Awards.
The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Other Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.
Section 11.   Change in Control.
11.1   Effect of a Change in Control.
(a)   Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company, the Committee is authorized and has sole discretion to provide that (i) some or all outstanding Awards shall become fully exercisable, (ii) restrictions applicable to some or all Awards shall terminate or lapse in or full or in part, (iii) the Performance Period applicable to some or all Awards shall lapse in full or in the part, or (iv) the Performance Goals applicable to some or all Awards shall be deemed satisfied at the target level, maximum, or any other level.
(b)   In addition to the Committee’s authority set forth in Section 3, upon such Change in Control of the Company, the Committee is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option or SAR, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option or SAR been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; (iii) cause any such Award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control; (iv) cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company (in the case of any Option or SAR Award with an exercise price that equals or exceeds the price paid for a share of Common Stock, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor).
Section 12.   Payment of Taxes.
In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state, local or foreign income tax purposes as a result of such Award or to comply with applicable law. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:
(a)   in cash;
(b)   in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;
(c)   by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld;
(d)   by delivering previously acquired shares of Common Stock of the Company that have an aggregate Fair Market Value equal to the amount required to be withheld; or

(e)   by certifying to ownership by attestation of such previously acquired shares of Common Stock.
The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.
Section 13.   Postponement.
The Board may postpone any grant or settlement of an Award or exercise of a Stock Option or SAR for such time as the Committee in its sole discretion may deem necessary in order to permit the Company:
(a)   to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;
(b)   to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or
(c)   to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.
Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.
Section 14.   Nontransferability.
(a)   Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution.
(b)   Notwithstanding Section 14(a), a Participant, at any time prior to his or her death, may assign all or any portion of an outstanding NSO to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant, (iii) a partnership of which his or her spouse and lineal descendants are the only partners, or (iv) a tax exempt organization as described in Section 50l(c)(3) of the Code. In such event, the transferee shall be entitled to all of the rights of the Participant with respect to the assigned portion of such NSO, and such portion of the NSO shall continue to be subject to all of the terms, conditions and restrictions applicable to the NSO, as set forth herein, and in the related Option Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if the Participant does not receive any consideration therefor, and the assignment is expressly approved by the Company. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.
Section 15.   Termination or Amendment of Plan and Award Agreements.
15.1   Termination or Amendment of Plan.
(a)   Except as described in Section 15.2 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.
(b)   The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.
15.2   Amendment of Award Agreements.
The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.
Section 16.   No Contract of Employment.
Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.
Section 17.   Applicable Law.
All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.
Section 18.   Clawback.
Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
Section 19.   Section 409A.
19.1   General.
The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 19.1 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
19.2   Separation from Service.
If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
19.3   Payments to Specified Employees.
Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made. Furthermore, notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.
Section 20.   Effective Date and Term of Plan.
20.1   Effective Date.
(a)   The Plan has been adopted by the Board, and is effective, as of [           ], 2023 (the “Effective Date”).
(b)   The Plan was approved by the shareholders of the Company on [           ]
20.2   Term of Plan.
Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary Effective Date.

Annex E

INTRINSIC

December 31, 2022

Board of Directors
FG Merger Corp.
104 S. Walnut Street
Itasca, IL 60143

Members of the Board of Directors:

We understand that FG Merger Corp., a Delaware corporation (the "Company"), proposes to enter into a merger agreement with iCoreConnect Inc., a Nevada corporation ("Target"). Pursuant to the Merger Agreement (the "Agreement"), among other things (the "Transaction"), the Company will issue approximately 8,700,000 shares of its common stock, par value $0.0001 per share ("Common Stock"), to Target at a per share purchase price of $10.00 and assume all of the Target's outstanding liabilities (the "Consideration").

Intrinsic, LLC ("Intrinsic", "we" or "our") has been requested by the Company's Board of Directors (the "Board") to render our opinion to and for the sole benefit of the Board as to the fairness, from a financial point of view, as of the date hereof, to the common stockholders of the Company of the Consideration. Our opinon does not address any other aspects of the Transaction.

In rendering our opinon, we:

(i) reviewed the draft Agreement dated December 30, 2022;

(ii) reviewed and analyzed certain audited and unaudited financial and other data, such as:
  - (a) the Company's publicly disclosed financial statements covering the period March 31, 2022 through September 30, 2022;
  - (b) Target's publicly disclosed financial statements covering the period January 1, 2017 through September 30, 2022;
  - (c) forecasts of Target provided to us on or about December 23, 2022 by the Target's management covering the period October 1, 2022 through December 31, 2025;

(iii) conducted discussions with members of the senior management of the Company with respect to the business, operations, assets, liabilities, prospects and financial condition and outlook of the Company;

(iv) conducted discussions with members of the senior management of Target with respect to the business, operations, assets, liabilities, prospects and financial condition and outlook of Target;

(v) compared certain financial information for Target with similar information for certain other companies deemed to be comparable to Target, the securities of which are publicly traded;

(vi) reviewed the financial terms, to the extent publicly available, of selected precedent transactions deemed to be relevant and comparable to the Transaction;

(vii) conducted such other financial studies, analyses and investigations and considered such other information as we deemed appropriate; and

(viii) reviewed a management representation letter addressed to Intrinsic from the Company's management ("Management") addressing the accuracy and completion of information provided by Management to Intrinsic.

1

In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished or otherwise made available to us by Management (including any materials prepared by third parties and provided to Intrinsic by or on behalf of Management), discussed with us by or on behalf of Management, or reviewed by us, or that was publicly available, and we do not assume any responsibility for or with respect to such data, material, or other information. We have not been requested to, and have not performed an independent evaluation, physical inspection or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Target, and we have not been furnished with any such valuations or appraisals. We have further relied upon Management's representations that Management is not aware of any facts or circumstances that would make such information inaccurate or misleading. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or Target is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or Target is or may be a party or is or may be subject. In relying on the financial analyses and forecasts provided to us, we have assumed, with your consent, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Target's management as to the future financial performance of the Target, and we assume no responsibility for and express no view as to such analyses and forecasts or the assumptions on which they are based. We have further relied on the assurances of Management that they are unaware of any facts that would make such business prospects and financial outlook incomplete or misleading.

We have also assumed that the Agreement will conform in all material respects to the latest available drafts reviewed by us; that the Transaction will be consummated in a timely manner and in accordance with the terms set forth in the Agreement without waiver, modification, or amendment of any material term, condition or agreement; and that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or on the contemplated benefits of the Transaction.

We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or Target since the dates of the most recent financial statements and other information, financial or otherwise, provided to us, in each case that would be material to our analysis for this opinion.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and information available to us as of, the date hereof. We have not undertaken to update, reaffirm, revise or withdraw this opinion or otherwise comment upon any events occurring or coming to our attention after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

Our opinion addresses solely the fairness of the financial terms of the Consideration and does not address any other terms or agreement relating to the Transaction or any other matters pertaining to the Company. We were not authorized, and did not, (i) solicit other potential parties with respect to the Transaction or any alternatives to the Transaction or any related transaction with the Company; (ii) negotiate the terms of the Transaction or any related transaction; or (iii) advise the Board or any other party or entity with respect to alternatives to the Transaction or any related transaction.

We will receive a fee for our services in connection with this opinion. Aside from this fee, Intrinsic does not have an interest in the Company, Target, or their respective affiliates, or otherwise in the Transaction. Our fee was payable at the commencement of our engagement and was paid shortly following the time that we notified the Board that we were in a position to render this opinion. No portion of our fee is contingent upon consummation of the Transaction. In addition, the

2

Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. During the last two years, Intrinsic, LLC has not provided any services to the Company or Target or their respective affiliates for which it received compensation, and has not had a material relationship with the Company, the Target or any of their respective affiliates. From time to time, it is possible that Intrinsic's employees may make personal investments in publicly traded securities whose directors or executivies are affiliated in some form with the Company or Target.

This opinion is furnished solely for the use and benefit of the Board (solely in its capacity as such) in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This opinion should not be construed as creating any fiduciary duty on our part to any party. This opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other person or entity as to how to act or vote with respect to any matter relating to the Transaction. This opinion is not to be used, circulated, quoted or otherwise referred to (either in its entirety or through excerpts or summaries) for any other purposes, unless you have received our prior written approval. Notwithstanding the foregoing, this opinion may be included in its entirety, as well as a summary thereof, including detail on the analyses undertaken by Intrinsic, LLC, in any proxy statement/prospectus distributed to stockholders of the Company and the Target in connection with the Transaction or other document required by law or regulation to be filed with the Securities and Exchange Commission (including a Form S-4 Registration Statement), and you may summarize or otherwise reference the existence of this opinion in any such documents, provided that any such summary or reference language shall also be subject to our prior approval.

This opinion does not constitute legal, regulatory, accounting, insurance, tax or other similar professional advice, and does not address or express an opinion regarding: (i) the underlying business decision of the Board or the Company's security holders to proceed with or effect the Transaction; (ii) the fairness of any portion or aspect of the Transaction not expressly addressed in this opinion; (iii) the fairness of any portion or aspect of the Transaction to the creditors or other constituencies of the Company other than those set forth in the opinion; (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage; (v) the tax or legal consequences of the Transaction to either the Company or its security holders; (vi) how any security holder should act or vote, as the case may be, with respect to the Transaction; (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters; (viii) future price of value of the Common or any other equity interests in the Company or any assets of the Company; or (ix) the fairness of the amount or nature of the compensation to any of the Company's officers, directors, or employees relative to the compensation to the other security holders of the Company. This opinion has been approved by the Opinions Committee of Intrinsic, LLC.

Based on our experience as investment bankers and valuation experts, and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the financial terms of the Consideration pursuant to the Agreement are fair, from a financial point of view, to the common stockholders of the Company.

Very Truly Yours,

Intrinsic, Llc

Intrinsic, LLC
www.intrinsicfirm.com

3

Annex F

INTRINSIC

PROJECT CONNECT
FAIRNESS PRESENTATION

FG MERGER CORP.

FG MERGER CORP.

PRESENTATION TO THE BOARD OF DIRECTORS

DATE: DECEMBER 31, 2022

FINANCIAL DATA AS OF: DECEMBER 23, 2022

PROJECT CONNECT

DISCLAIMER

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "materials"), are provided solely for the information of the Board by Intrinsic in connection with the Board's consideration of the proposed Transaction involving the Company and the Target. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Intrinsic in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials were compiled on a confidential basis and are for discussion purposes only. Intrinsic expressly disclaims any and all liability which may be based on the materials and any errors therein or omissions therefrom. The materials were prepared for specific persons familiar with the business and affairs of the Company and the Target for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Board, the Company, the Target, or Intrinsic takes any responsibility for the use of the materials by persons other than the Board. The materials are provided on a confidential basis solely for the information of the Board and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Intrinsic's express prior written consent. Intrinsic and the professionals providing services hereunder do not have a present or intended financial interest in the Company or Target. Intrinsic's employees may have or may make personal investments in publicly traded securities that share similar directors and/or executives with the Company or Target.

The materials necessarily are based on economic, industry, market, financial and other conditions and circumstances as they exist and to the extent that they can be evaluated by Intrinsic as of the date thereof. Intrinsic assumes no responsibility to update or revise the materials based upon any events or circumstances occurring subsequent to the date thereof. The materials are not intended to provide the sole basis for evaluation of the proposed Transaction and do not purport to contain all information that may be required. The materials do not address, without limitation, (i) the relative risks or merits of the Transaction or any other business strategies or transactional alternatives that may be available to the Company or its stockholders, (ii) the underlying business decisions of the Company to consummate the Transaction, or (iii) any specific legal, tax, accounting, or financial reporting matters related to or associated with the Company or the Transaction. For the avoidance of doubt, Intrinsic did not serve as a financial advisor, marketing advisor, or a placement agent in relation to the Transaction. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Board, the Company, any security holder of the Company, the Target or any other party as to how to vote or act with respect to any matter relation to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Intrinsic's only opinion is the opinion, if any, that is actually delivered to the Board. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. This material is distributed with the understanding that we are not rendering accounting, legal or tax advice.

The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Intrinsic did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, business or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. In preparing the materials, Intrinsic has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company, the Target or any other party and has no obligation to evaluate the solvency of the Company, the Target, or any other party under any law. Intrinsic's fee for its engagement with the Company is not contingent upon the results set forth or conclusions we may reach.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Intrinsic has relied upon representations made by management of the Company and other participants in the Transaction that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Intrinsic expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Intrinsic does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

Intrinsic has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company and other participants in the Transaction that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Intrinsic has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Intrinsic that would be material to its analyses, and that the final forms of any draft documents reviewed by Intrinsic will not differ in any material respect from such draft documents.

VALUATION SERVICES CONFIDENTIAL 2

TABLE OF CONTENTS

Title	Page
Introduction	4
Target Overview	11
Methodologies	21
Supplemental Information	34
Glossary of Terms	44
Exhibits	46

VALUATION SERVICES CONFIDENTIAL 3

INTRODUCTION
COMPANY BUSINESS DESCRIPTION

FG MERGER CORP. (NASDAQGM:FGMC)

FG Merger Corp. focuses on effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. It intends to focus its search for a target business in the financial services industry in North America. The company was incorporated in 2020 and is based in Itasca, Illinois. FG Merger Corp. operates as a subsidiary of FG Merger Investors LLC.

FG MERGER CORP.

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$10.18
Shares - Basic	10.2
Market Capitalization	**$103.4**
Plus: Total Debt	$0.0
Plus: Preferred Stock	NA
Plus: Minority Interest	NA
Less: Cash and ST Investments	(0.8)
Enterprise Value	**$102.6**

Relative Performance (YTD)	
FGMC YTD	NA
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	NA
Float	5.8
Float %	57.5%
Short Int. as a % of S/O	0.0%

Average Trading Volume	
Last Week	0.0
Last Month	0.0
Last 3 Months	0.0
Last 6 Months	0.0
Last Year	0.0

PRICE/VOLUME GRAPH

$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Price
0.3
0.3
0.2
0.2
0.1
0.1
0.0
Volume (In Millions)
4/22
5/22
6/22
7/22
8/22
9/22
10/22
11/22
12/22
Volume
Price

MANAGEMENT TEAM

Larry Swets, CFA
Chairman
Larry Swets has over 25 years of financial services experience including investment management, insurance, and merchant banking. He serves as an executive and/or director at several public companies, including FG Financial Group, Green First Forest Products, and Kingsway Financial.

Wes Schrader
CEO & Director
Wes Schrader has over 25 years of experience encompassing executive, non-executive, and public company director roles. Mr. Schrader is the founder of both Waverider Partners and Capital MW. Mr. Schrader's experience includes roles in management consulting, investments, corporate development, and finance.

Kyle Cerminara, CFA
Senior Advisor
Kyle Cerminara has over 20 years of financial services experience including investment management, insurance and investment banking. Mr. Cerminara is the co-founder of Fundamental Global, holds executive and/or director roles at several public companies, and led T. Rowe Price to become TD Ameritrade's largest institutional investor.

VALUE PROPOSITION

1. Team has been successful in leading and investing in financial services businesses
2. Consultative approach with merger partners
3. Disciplined cost structure and approach that directly benefits merger partner
4. Capital: SPAC Trust, PIPE & Debt transactions
5. Guidance: Going public, Board of Director representation, strategic & operational
6. Differentiated Team: Public company CEO & Board experience, buy side investor experience, SPAC experience

VALUATION SERVICES CONFIDENTIAL 5

INTRODUCTION
TARGET BUSINESS DESCRIPTION

ICORECONNECT INC. (OTCPK:ICCT)

iCoreConnect Inc., a cloud-based software and technology company, provides cloud-based software products for the healthcare sector in the United States. The company's products include iCoreRx, a compliant electronic prescription software; iCoreExchange, a software as a service (SaaS) email solution that allows doctors to send and receive secure email with attachments to and from other healthcare professionals, patients, and referrals; iCoreCodeGenius that provides the coding standards for the 10th revision of the international classification of diseases and related health problems; and iCoreVerify, a compliant SaaS solution that allows practices to verify patient insurance benefits automatically and on-demand. The company was formerly known as iMedicor, Inc. and changed its name to iCoreConnect Inc. in June 2017. iCoreConnect Inc. was founded in 1992 and is headquartered in Ocoee, Florida.

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$0.11
Shares - Basic	172.4
Market Capitalization	**$19.8**
Plus: Total Debt	$6.6
Plus: Preferred Stock	NA
Plus: Minority Interest	NA
Less: Cash and ST Investments	(0.2)
Enterprise Value	**$26.3**

Relative Performance (YTD)	
ICCT YTD	4.4%
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
2-Year Beta	0.31
Float	127.4
Float %	73.9%
Short Int. as a % of S/O	0.0%

Average Trading Volume	
Last Week	0.1
Last Month	0.2
Last 3 Months	0.1
Last 6 Months	0.1
Last Year	0.1

PRICE/VOLUME GRAPH

Price
Volume (In Millions)
$0.16
$0.14
$0.12
$0.10
$0.08
$0.06
$0.04
$0.02
$0.00
0.9
0.8
0.7
0.6
0.5
0.4
0.3
0.2
0.1
0.0
12/21 1/22 2/22 3/22 4/22 5/22 6/22 7/22 8/22 9/22 10/22 11/22 12/22
Volume
Price

VALUATION METRICS

Valuation Multiple	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 12/23/22	CY 2022
Enterprise Value / Revenue	56.5x	5.6x	5.6x	3.4x	NA
Enterprise Value / EBITDA	NM	NM	NM	NM	NA
Enterprise Value / EBIT	NM	NM	NM	NM	NA
P / E	NM	NM	NM	NM	NA
One-Year Growth					
Total Revenue	(6.9%)	109.4%	133.4%	114.1%	NA
EBITDA	NA	NA	NA	NA	NA
EBIT	NA	NA	NA	NA	NA

FINANCIAL SUMMARY

Income Statement	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 9/30/22	CY 2022
Revenue	$1.0	$2.1	$5.0	$7.8	NA
EBITDA	($3.4)	($2.3)	($1.9)	($3.1)	NA
Margin (%)	*(330.7%)*	*(109.9%)*	*(37.4%)*	*(38.9%)*	*NA*
EBIT	($3.4)	($3.2)	($3.3)	($4.6)	NA
Margin (%)	*(333.3%)*	*(152.5%)*	*(66.3%)*	*(59.0%)*	*NA*

VALUATION SERVICES CONFIDENTIAL 6

INTRODUCTION

SUMMARY OF KEY TRANSACTION TERMS

- FG Merger Corp. is proposing to issue approximately 8.7 million common shares at a value of $10.00 per share to purchase all of the outstanding common stock, convertible debt, options and warrants of iCoreConnect Inc.
- FG Merger Corp. will assume all of the Target's liabilities (including an anticipated bridge financing).
  - ❑ Total Target Equity Value: approximately $87 million
  - ❑ Total Target Enterprise Value: < $100 million
  - ❑ Transaction Type: Merger
  - ❑ Form of Consideration: Common Stock of FG Merger Corp.
  - ❑ Merger Agreement and Plan of Reorganization (i.e. BCA):
    - Exchange Ratio = Company Reference Share Value divided by Parent Per Share Value (i.e. approximately 0.038679)
    - "Company Reference Share Value" means a dollar amount equal to (i) the sum of the Company Equity Value plus (x) the Aggregate Exercise Price, [minus (y) the Company Incentive Amount,] divided by (ii) the number of Fully Diluted Company Shares.
    - "Parent Per Share Value" means $10.00.
  - ❑ The purchase price will be subject to other customary adjustments as stipulated in the BCA.
- As part of the Agreement, the common stock of current FG Merger Corp. shareholders will be exchanged for non-voting convertible preferred stock with the following characteristics:
  - ❑ Par value of $10.00
  - ❑ 12% cumulative dividend (company PIK option for the first two years)
  - ❑ Initial conversion price of $10.00 that resets to the lesser of $10.00 or a 20% premium to the 20-day common stock VWAP after one year, but no lower than $2.00.

VALUATION SERVICES CONFIDENTIAL 7

INTRODUCTION

CONSIDERATION PAID MAY RESET LOWER

ICCT Equity Value at 1 year
$10 per share / $60m FGMC shareholder investment
$5 per share / $60m FGMC shareholder investment
$2 per share / $60m FGMC shareholder investment
$10 per share / $40m FGMC shareholder investment
$5 per share / $40m FGMC shareholder investment
$2 per share / $40m FGMC shareholder investment
$10 per share / $20m FGMC shareholder investment
$5 per share / $20m FGMC shareholder investment
$2 per share / $20m FGMC shareholder investment
$87.0
$81.1
$168.1
$43.5
$81.1
$124.6
$17.4
$81.1
$98.5
$87.0
$61.1
$148.1
$43.5
$61.1
$104.6
$17.4
$61.1
$78.5
$87.0
$41.1
$128.1
$43.5
$41.1
$84.6
$17.4
$41.1
$58.5
$0.0
$20.0
$40.0
$60.0
$80.0
$100.0
$120.0
$140.0
$160.0
$180.0
Total Equity Value
Target Equity Value
FGMC Equity Value

FOOTNOTES

[1] Assumes 8.7 million shares issued to the Target shareholders, 2.1 million outstanding FGMC common stock, and 2.0, 4.0, and 6.0 million shares to FGMC investors in the respective scenarios.

VALUATION SERVICES CONFIDENTIAL 8

INTRODUCTION
INFORMATION REVIEWED

Information Reviewed

In connection with our analysis, we have made such reviews, analyses, and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we:

1. Reviewed the draft BCA dated December 30, 2022;
2. Reviewed and analyzed certain audited and unaudited financial and other data for the Company and the Target;
3. Reviewed forecasts of the Target through December 31, 2025 as provided to us on or about December 23, 2022;
4. Conducted discussions with members of the senior management of the Company and the Target with respect to the business, operations, assets, liabilities, prospects and financial condition and outlook of the Company and Target;
5. Reviewed certain publicly available financial data and other information for companies that we deemed comparable to the Company and the Target;
6. Reviewed the general trends and condition of the US economy;
7. Reviewed the general trends and condition of relevant industries;
8. Conducted such other studies, analyses, and inquiries as we have deemed appropriate; and
9. Reviewed a management representation letter addressed to Intrinsic from the Company's management addressing the accuracy and completion of information provided to Intrinsic.

VALUATION SERVICES CONFIDENTIAL 9

INTRODUCTION

TARGET ENTERPRISE VALUE RANGE

Methodology	Implied Enterprise Value Range ($ Thousands) – Low	Implied Enterprise Value Range ($ Thousands) – High	Notes
Discounted Cash Flow Method	$92,012	$116,030	17.5% - 19.5% WACC and 2.0% - 4.0% PGR
GPCs: EV to CY2023 Revenue	$90,361	$108,434	5.0x - 6.0x multiple range
GPCs: EV to CY2024 Revenue	$72,913	$109,370	2.0x - 3.0x multiple range
GPCs: EV to CY2023 EBITDA	$82,651	$103,314	20.0x - 25.0x multiple range
GPCs: EV to CY2024 EBITDA	$106,270	$121,451	7.0x - 8.0x multiple range
GTs: EV to LTM Revenue	$78,499	$102,048	10.0x - 13.0x multiple range
4-Year Historical Trading Range	$3,980	$112,350	Reflects enterprise value range for the prior 4-year period

Proposed Consideration
$0
$25,000
$50,000
$75,000
$100,000
$125,000
$150,000

VALUATION SERVICES CONFIDENTIAL 10

TARGET OVERVIEW
BUSINESS OVERVIEW

iCoreConnect

iCoreConnect (OTCQB: ICCT) provides cloud-based healthcare software and technology focused on increasing workflow productivity and customer profitability.

iCoreRx	iCoreVerify	iCoreHuddle
HIPPA-compliant electronic prescription software	HIPPA-compliant automatic insurance benefit verification software	HIPPA-compliant patient revenue analysis software
Send prescriptions from anywhere	Speed up insurance verification	Track patient metrics
Make informed patient decisions	Automatically identifies errors	Verify insurance
Track patient prescription history	Proactively schedule appointments	Monitor and capture revenue
Identify negative reactions to drugs	Access real-time coverage data	Quickly identify money owed

VALUATION SERVICES CONFIDENTIAL 12

TARGET OVERVIEW
BUSINESS OVERVIEW

iCoreCodeGenius

Medical coding reference software

- Full ICD-10 lookup and guidance
- Reimbursement assistance

iCoreExchange

HIPPA-compliant SaaS email

- Connects internally and externally
- Secure

iCoreCloud

HIPPA-compliant automated system back-up

- Encrypted data travel and storage
- Multiple layers of redundancy

iCorePay

Patient payment processing solution

- Easy integration
- Seamless experience

iCoreSecure

HIPPA-compliant encrypted email

- Serves non-medical business
- Secure

iCoreIT

Managed services

- Installation of critical updates
- Monitored and backed-up

VALUATION SERVICES CONFIDENTIAL 13

TARGET OVERVIEW

PRIMARY SERVICE OFFERINGS

Company	Ticker	E-Prescription	HIPAA & Encrypted Email	Revenue Management	Medical Coding Software	Insurance Verification	Business Analytics
iCoreConnect	ICCT	X	X	X	X	X	X
MultiPlan	MPLN			X			X
PRVA	PRVA			X			X
evolent HEALTH	EVH			X		X	X
DEFINITIVE HEALTHCARE	DH						X
apollomed	AMEH						X
Allscripts	MDRX		X	X			X
nextgen healthcare	NXGN			X		X	
cpsi	CPSI			X			
HealthCatalyst	HCAT			X			X
CareCloud	MTBC			X	X		X
TabulaRasa HealthCare	TRHC	X		X	X		
Streamline Health	STRM			X	X		X
R1	RCM			X	X		X

VALUATION SERVICES CONFIDENTIAL 14

TARGET OVERVIEW

DENTAL ASSOCIATION ENDORSEMENT TIMELINE

Date Endorsed
2022
2014

VALUATION SERVICES
CONFIDENTIAL
15

TARGET OVERVIEW
FINANCIAL OVERVIEW

Historical Income Statements	Historical Fiscal Years Ended December 31,					LTM
(Dollars in Thousands)	2017	2018	2019	2020	2021	9/30/2022
Total Revenue	**$597**	**$1,089**	**$1,014**	**$2,124**	**$4,957**	**$7,850**
Cost of Goods Sold	$405	$425	$305	$1,009	$1,580	$2,425
Gross Profit	**$192**	**$664**	**$709**	**$1,115**	**$3,376**	**$5,425**
Operating Expenses						
Selling, General & Administrative	$2,847	$3,828	$4,062	$3,448	$5,232	$8,475
Total Operating Expenses	**$2,847**	**$3,828**	**$4,062**	**$3,448**	**$5,232**	**$8,475**
EBITDA	**($2,655)**	**($3,164)**	**($3,353)**	**($2,333)**	**($1,856)**	**($3,050)**

Compound Annual Growth Rate	2017-LTM	2018-LTM	2019-LTM	2020-LTM	2021-LTM
Total Revenue	72.0%	69.3%	110.5%	111.1%	84.6%
Gross Profit	102.1%	75.1%	109.6%	147.0%	88.2%

Common Size	2017	2018	2019	2020	2021	LTM
Total Revenue	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
Cost of Goods Sold	67.8%	39.0%	30.1%	47.5%	31.9%	30.9%
Gross Profit	**32.2%**	**61.0%**	**69.9%**	**52.5%**	**68.1%**	**69.1%**
Operating Expenses						
Selling, General & Administrative	476.8%	351.5%	400.6%	162.4%	105.6%	108.0%
Total Operating Expenses	**476.8%**	**351.5%**	**400.6%**	**162.4%**	**105.6%**	**108.0%**
EBITDA	**(444.6%)**	**(290.5%)**	**(330.7%)**	**(109.9%)**	**(37.4%)**	**(38.9%)**

Unique Industry Metrics	2019	2020	2021	LTM
Subscribers	NA	8,000	22,000	30,000
Growth	*NA*	*NA*	*175.0%*	*36.4%*
ARR ($mm)	$1.2	$1.7	$7.2	$7.2
Growth	*NA*	*41.7%*	*323.5%*	*0.0%*
CAC	NA	NA	$25.02	$63.52

VALUATION SERVICES CONFIDENTIAL 16

TARGET OVERVIEW
FINANCIAL OVERVIEW

Historical Balance Sheets	Historical Fiscal Years Ended December 31,					As of	Common Size: Historical Fiscal Years Ended December 31,					As of
(Dollars in Thousands)	2017	2018	2019	2020	2021	9/30/2022	2017	2018	2019	2020	2021	9/30/2022
Current Assets												
Cash & Equivalents	$52	$1	$445	$8	$72	$163	2.9%	0.1%	17.6%	0.3%	1.1%	2.4%
Accounts Receivable, Net	122	224	101	126	629	505	6.9%	12.9%	4.0%	4.7%	9.5%	7.5%
Prepaid Expenses	17	9	8	20	312	368	1.0%	0.5%	0.3%	0.7%	4.7%	5.5%
Total Current Assets	**$191**	**$234**	**$554**	**$154**	**$1,013**	**$1,036**	**10.8%**	**13.5%**	**22.0%**	**5.7%**	**15.3%**	**15.4%**
Net PP&E [1]	**$10**	**$11**	**$59**	**$153**	**$192**	**$1,068**	**0.6%**	**0.6%**	**2.3%**	**5.7%**	**2.9%**	**15.8%**
Other Non-Current Assets												
Intangible Assets	$1,194	$1,490	$1,516	$1,892	$3,941	$3,158	67.6%	85.9%	60.1%	70.3%	59.4%	46.8%
Goodwill	371	0	393	491	1,485	1,485	21.0%	0.0%	15.6%	18.3%	22.4%	22.0%
Total Other Non-Current Assets	**$1,565**	**$1,490**	**$1,909**	**$2,384**	**$5,426**	**$4,643**	**88.6%**	**85.9%**	**75.7%**	**88.6%**	**81.8%**	**68.8%**
Total Assets	**$1,766**	**$1,735**	**$2,522**	**$2,691**	**$6,630**	**$6,747**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
Current Liabilities												
Accounts Payable	$985	$664	$1,001	$1,664	$1,642	$2,004	55.8%	38.3%	39.7%	61.8%	24.8%	29.7%
Deferred Revenue	0	0	0	3	20	15	0.0%	0.0%	0.0%	0.1%	0.3%	0.2%
Short-Term Borrowings	498	498	0	0	0	0	28.2%	28.7%	0.0%	0.0%	0.0%	0.0%
Current Portion of Long-Term Debt	1,461	1,361	880	1,429	2,325	4,045	82.7%	78.4%	34.9%	53.1%	35.1%	60.0%
Current Portion of Capital Leases	0	0	55	89	67	280	0.0%	0.0%	2.2%	3.3%	1.0%	4.1%
Total Current Liabilities	**$2,944**	**$2,523**	**$1,936**	**$3,185**	**$4,054**	**$6,344**	**166.7%**	**145.4%**	**76.8%**	**118.4%**	**61.1%**	**94.0%**
Non-Current Liabilities												
Deferred Revenue	$86	$115	$108	$73	$0	$0	4.9%	6.6%	4.3%	2.7%	0.0%	0.0%
Capital Leases	0	0	0	61	32	740	0.0%	0.0%	0.0%	2.3%	0.5%	11.0%
Long-Term Debt	0	55	13	0	1,538	1,578	0.0%	3.2%	0.5%	0.0%	23.2%	23.4%
Total Non-Current Liabilities	**$86**	**$170**	**$121**	**$134**	**$1,571**	**$2,317**	**4.9%**	**9.8%**	**4.8%**	**5.0%**	**23.7%**	**34.3%**
Total Shareholder's Equity	**($1,264)**	**($958)**	**$465**	**($629)**	**$1,005**	**($1,914)**	**(71.6%)**	**(55.2%)**	**18.4%**	**(23.4%)**	**15.2%**	**(28.4%)**
Total Liabilities + Shareholder's Equity	**$1,766**	**$1,735**	**$2,522**	**$2,691**	**$6,630**	**$6,747**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**

FOOTNOTES

[1] Net PP&E contains right of use assets.

VALUATION SERVICES CONFIDENTIAL 17

TARGET OVERVIEW
PROJECTION OVERVIEW

Projected Financial Information	Projected Years Ending December 31,				Common Size – Projected Years Ending December 31,			
(Dollars in Thousands)	2022 [1]	2023	2024	2025	2022 [1]	2023	2024	2025
Total Revenue	**$200**	**$18,072**	**$36,457**	**$50,286**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
Revenue Growth	*NA*	*123.9%*	*101.7%*	*37.9%*				
Cost of Goods Sold	$41	$2,958	$4,539	$6,050	20.7%	16.4%	12.4%	12.0%
Gross Profit	**$159**	**$15,114**	**$31,918**	**$44,236**	**79.3%**	**83.6%**	**87.6%**	**88.0%**
Operating Expenses								
Selling, General & Administrative	$161	$10,982	$16,737	$21,884	80.2%	60.8%	45.9%	43.5%
Total Operating Expenses	**$161**	**$10,982**	**$16,737**	**$21,884**	**80.2%**	**60.8%**	**45.9%**	**43.5%**
EBITDA	**($2)**	**$4,133**	**$15,181**	**$22,352**	**(0.9%)**	**22.9%**	**41.6%**	**44.4%**
Depreciation Expense	$7	$400	$429	$399	3.7%	2.2%	1.2%	0.8%
EBITA	**($9)**	**$3,733**	**$14,752**	**$21,953**	**(4.6%)**	**20.7%**	**40.5%**	**43.7%**
Cash Flow Adjustments								
Depreciation Expense	$7	$400	$429	$399	3.7%	2.2%	1.2%	0.8%
Working Capital Investment	47	1,515	(967)	(2,875)	23.4%	8.4%	(2.7%)	(5.7%)
Capital Expenditures	(4)	(499)	(277)	(375)	(2.1%)	(2.8%)	(0.8%)	(0.7%)
Total Cash Flow Adjustments	**$50**	**$1,416**	**($815)**	**($2,852)**	**25.0%**	**7.8%**	**(2.2%)**	**(5.7%)**

FOOTNOTES

[1] Stub period denotes the period from December 24, 2022 through December 31, 2022.

VALUATION SERVICES CONFIDENTIAL 18

TARGET OVERVIEW

KEY FINANCIAL TRENDS

Historical and Projected Operating Trends
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
($10,000)
Amount (000's)
100.0%
0.0%
(100.0%)
(200.0%)
(300.0%)
(400.0%)
(500.0%)
EBITDA Margin
2017A
2018A
2019A
2020A
2021A
2022E
2023E
2024E
2025E
Revenue
EBITDA
EBITDA Margin

VALUATION SERVICES CONFIDENTIAL 19

TARGET OVERVIEW
BUSINESS SUMMARY

Strengths

- State medical association endorsements give credibility and serve as an effective referral source
- Diverse suite of software solutions address unique client needs in a single, comprehensive dashboard
- Established connections to health record systems and payors

Weaknesses

- Pending pathway to profitability
- Less recognizable brand name vs competitors
- Limited access to resources vs competitors

Opportunities

- Healthcare clients are moving towards cloud-based offerings
- Value-based care shift incentivizing providers to reduce costs
- Opportunity to diversify and grow client base

Threats

- Increasing competition in the healthcare technology space
- Changing laws and regulations
- Shifting technological needs of the target end users

VALUATION SERVICES CONFIDENTIAL 20

METHODOLOGIES
INCOME APPROACH

Income-Based Approach

The income approach values an asset or enterprise by estimating the present value of the future economic benefits it is expected to produce. These benefits can include earnings, cost savings, tax deductions, and disposition proceeds from the asset or enterprise. Computations using the income approach generally involve converting an expected future benefit stream into a single present value amount. Widely accepted income-based valuation approaches include the following:

- Capitalization of Cash Flow Method
- Discounted Cash Flow Method

Discounted Cash Flow Method

Overview

The DCF method is a well-recognized valuation method used to value income-producing assets on a going concern basis. An indication of value may be developed under this method by discounting expected cash flows to their present value at an appropriate rate of return. The DCF method involves the following key steps:

- The development of projected free cash flow;
- The estimation of an appropriate risk adjusted present value discount rate;
- The calculation of the present value of projected free cash flow; and
- The calculation of a terminal value using the Gordon Growth model, which assumes a constant cash flow growth rate in perpetuity. Below is the formula for the Gordon Growth model:

$$TV_t = \left[\frac{D_t * (1 + R_t)}{(k - R_t)}\right]$$

TV_t =Terminal Value at Time t

R_l = Long-Term Growth Rate

D_t = Free Cash Flow at Time t

k = Discount Rate

VALUATION SERVICES CONFIDENTIAL 22

METHODOLOGIES

TARGET DISCOUNTED CASH FLOW METHOD

(Dollars in Thousands)		Management Forecast 2022E [1]	2023E	2024E	2025E	Terminal
Revenue		$200	$18,072	$36,457	$50,286	$51,795
% growth		*NA*	*123.9%*	*101.7%*	*37.9%*	*3.0%*
EBITDA		($2)	$4,133	$15,181	$22,352	$23,022
% margin		*(0.9%)*	*22.9%*	*41.6%*	*44.4%*	*44.4%*
Less: Depreciation Expense		(7)	(400)	(429)	(399)	(347)
EBITA		($9)	$3,733	$14,752	$21,953	$22,675
Less: Estimated Income Taxes	25.7%	0	(959)	(3,791)	(5,642)	(5,827)
Net Operating Profit After Tax (NOPAT)		($9)	$2,773	$10,961	$16,311	$16,847
Cash Flow Adjustments:						
Plus: Depreciation Expense		$7	$400	$429	$399	$347
% of capital expenditures		*174.1%*	*80.2%*	*154.9%*	*106.4%*	*90.0%*
Plus/Less: Changes in Working Capital		47	1,515	(967)	(2,875)	($25)
% of revenue		*23.4%*	*8.4%*	*(2.7%)*	*(5.7%)*	*(0.0%)*
Less: Capital Expenditures		(4)	(499)	(277)	(375)	(386)
% of revenue		*(2.1%)*	*(2.8%)*	*(0.8%)*	*(0.7%)*	*(0.7%)*
Total Cash Flow Adjustments		$50	$1,416	($815)	($2,852)	($64)
Free Cash Flow		$41	$4,189	$10,146	$13,459	$16,784
Discount Period		0.011	0.522	1.522	2.522	
Present Value Factor	18.5%	0.998	0.915	0.772	0.652	
Present Value of Free Cash Flow		**$41**	**$3,834**	**$7,836**	**$8,772**	

Implied Enterprise Value

Discount Rate \ Long-Term Growth Rate	1.0%	2.0%	3.0%	4.0%	5.0%
15.5%	$112,725	$119,373	$127,086	$136,140	$146,818
16.5%	$105,414	$111,127	$117,687	$125,296	$134,228
17.5%	$98,967	$103,920	$109,558	$116,030	$123,538
18.5%	$93,334	$97,664	$102,553	$108,116	$114,503
19.5%	$88,200	$92,012	$96,285	$101,110	$106,600
20.5%	$83,673	$87,049	$90,811	$95,029	$99,791
21.5%	$79,577	$82,584	$85,917	$89,631	$93,795

Implied Terminal EBITDA Multiple

Discount Rate \ Long-Term Growth Rate	1.0%	2.0%	3.0%	4.0%	5.0%
15.5%	5.5x	5.9x	6.5x	7.1x	7.8x
16.5%	5.1x	5.5x	6.0x	6.5x	7.2x
17.5%	4.8x	5.2x	5.6x	6.1x	6.6x
18.5%	4.6x	4.9x	5.3x	5.7x	6.2x
19.5%	4.4x	4.6x	5.0x	5.3x	5.8x
20.5%	4.1x	4.4x	4.7x	5.0x	5.4x
21.5%	4.0x	4.2x	4.5x	4.8x	5.1x

FOOTNOTES

[1] Stub period denotes the period from December 24, 2022 through December 31, 2022.

VALUATION SERVICES CONFIDENTIAL 23

METHODOLOGIES

TARGET VALUE OF NOL

Net Operating Loss Carryforward		*Projected Years Ending December 31,*					
(Dollars in Thousands)		**2022 [1]**	**2023**	**2024**	**2025**	**2026**	**2027**
EBITA		($9)	$3,733	$14,752	$21,953	$22,675	$23,355
Less: Estimated Interest Expense		(13)	(571)	(571)	(571)	(571)	(571)
Pre-Tax Income		($22)	$3,161	$14,181	$21,382	$22,103	$22,784
NOL - Beginning Balance		$71,032	$71,054	$67,893	$53,712	$32,330	$10,227
Plus: NOL Created		22	0	0	0	0	0
Less: NOL Utilized [2]		0	3,161	14,181	21,382	22,103	10,227
NOL - Ending Balance		$71,054	$67,893	$53,712	$32,330	$10,227	$0
NOL Tax Benefit	25.7%	$0	$812	$3,645	$5,495	$5,681	$2,628
Discount Period		0.011	0.522	1.522	2.522	3.522	4.522
Present Value Factor	18.5%	0.998	0.915	0.772	0.652	0.550	0.464
PV of Annual NOL Tax Benefit		$0	$744	$2,815	$3,581	$3,124	$1,220
Sum of PV of Annual NOL Tax Benefit Discrete		$11,484					
Sum of PV of Annual NOL Tax Benefit Out Years		$0					
Sum of PV of Annual NOL Tax Benefit		$11,484					
Sum of PV of Annual NOL Tax Benefit, Rounded		**$11,500**					

Assumptions

Assumed Capital Structure		**NOL Assumptions**	
Total Invested Capital	$102,553	Beginning NOL [3]	$71,032
Normalized Equity Value	97,425	Pre-Tax Cost of Debt	11.1%
% equity to total capitalization	*95.0%*		
Normalized Debt	5,128		
% debt to total capitalization	*5.0%*		

FOOTNOTES

[1] Stub period denotes the period from December 24, 2022 through December 31, 2022.

[2] Per Management Guidance, no limitation on the utilization of NOLs is assumed.

[3] Beginning NOL balance provided by management.

VALUATION SERVICES CONFIDENTIAL 24

METHODOLOGIES
COST OF CAPITAL

Discounted Cash Flow Method (Cont.)

Weighted Average Cost of Capital

When applying the income approach, the expected cash flows generated by a business are discounted to their present value equivalents using a rate of return that reflects the relative risk of the investment and time value of money. This return, known as the WACC, is calculated by weighting the required returns on interest-bearing debt and common equity capital in proportion to their estimated percentages in an expected capital structure. The parameters of the WACC are analyzed and compared with guideline public companies. The WACC was estimated in accordance with the following equation.

$$\text{WACC} = \left\{\left[\frac{E}{(D+E)}\right] \times R_e\right\} + \left\{\left[\frac{D}{(D+E)}\right] \times R_d \times (1-T)\right\}$$

E = equity

R_e = rate of return required on the equity portion of total capitalization

D = interest-bearing debt

R_d = rate of return on the debt portion of total capitalization

T = federal, state, and local income taxes

To estimate the rate of return on equity, we applied the adjusted CAPM. The CAPM is a generally accepted method for estimating an investor's return requirement, and hence a company's cost of equity capital. This method uses a risk-free rate of return and an appropriate market risk premium for equity investments and the specific risks of the investment. Adjusted CAPM is represented by the following algebraic equation:

$$R_e = R_f + \beta\left(R_m - R_f\right) + S_{sp} + \alpha$$

VALUATION SERVICES CONFIDENTIAL 25

METHODOLOGIES
TARGET DISCOUNT RATE

Weighted Average Cost of Capital Analysis (WACC)

(Dollars in Millions) Company Name	Ticker	Beta [1]	Tax Rate	Preferred Stock	Debt	Market Cap	MVIC	Debt / Equity	Debt / Total Cap.	Unlevered Beta
MultiPlan Corporation	MPLN	0.429	16.1%	$0.0	$4,890.3	$760.6	$5,650.8	643.0%	86.5%	0.067
Privia Health Group, Inc.	PRVA	0.438 *	25.7%	0.0	0.0	2,674.6	2,674.6	0.0%	0.0%	0.438
Evolent Health, Inc.	EVH	1.582	25.7%	0.0	412.4	2,724.5	3,137.0	15.1%	13.1%	1.422
Definitive Healthcare Corp.	DH	1.979 *	25.7%	0.0	265.9	1,201.1	1,467.0	22.1%	18.1%	1.699
Apollo Medical Holdings, Inc.	AMEH	0.641	25.7%	0.0	203.8	1,361.4	1,565.2	15.0%	13.0%	0.576
Allscripts Healthcare Solutions, Inc.	MDRX	1.007	5.1%	0.0	200.3	1,951.4	2,151.7	10.3%	9.3%	0.917
NextGen Healthcare, Inc.	NXGN	0.997	32.8%	0.0	0.0	1,277.7	1,277.7	0.0%	0.0%	0.997
Computer Programs and Systems, Inc.	CPSI	0.696	19.3%	0.0	140.3	387.0	527.3	36.3%	26.6%	0.538
Health Catalyst, Inc.	HCAT	1.239	25.7%	0.0	226.1	563.9	790.1	40.1%	28.6%	0.955
CareCloud, Inc.	MTBC	0.802	3.7%	0.0	0.6	43.4	43.9	1.3%	1.3%	0.792
Tabula Rasa HealthCare, Inc.	TRHC	1.662	25.7%	0.0	320.5	113.8	434.2	281.7%	73.8%	0.537
Streamline Health Solutions, Inc.	STRM	1.123	25.7%	0.0	9.8	88.2	98.1	11.1%	10.0%	1.037
R1 RCM Inc.	RCM	0.787	8.8%	0.0	1,777.6	4,540.0	6,317.6	39.2%	28.1%	0.580
Minimum		0.429	3.7%	$0.0	$0.0	$43.4	$43.9	0.0%	0.0%	0.067
25th Percentile		0.696	16.1%	0.0	9.8	387.0	527.3	10.3%	9.3%	0.538
Mean		1.029	20.4%	0.0	649.8	1,360.6	2,010.4	85.8%	23.7%	0.812
Median		0.997	25.7%	0.0	203.8	1,201.1	1,467.0	15.1%	13.1%	0.792
75th Percentile		1.239	25.7%	0.0	320.5	1,951.4	2,674.6	39.2%	28.1%	0.997
Maximum		1.979	32.8%	0.0	4,890.3	4,540.0	6,317.6	643.0%	86.5%	1.699

Cost of Capital Calculation Detail

Cost of Equity (Ke)			
Risk-Free Long-Term U.S. Treasury Rate		4.0%	[2]
Equity Risk Premium	6.2%		[3]
Selected Beta, Unlevered	0.800		
Beta, Re-levered	0.831		[4]
Beta Adjusted Risk Premium		5.2%	
Small Stock Risk Premium		7.9%	[5]
Adjusted Equity Risk Premium		17.1%	
Company Specific Risk			
Additional Risk Premium for Company Specific Risk		2.0%	
Calculated Cost of Equity		**19.1%**	

Cost of Capital Calculation Detail

Cost of Debt (Kd)		
Pre-Tax Cost of Debt	11.1%	[6]
Combined Effective Tax Rate	25.7%	
Calculated After-Tax Cost of Debt	**8.3%**	

Weighted Average Cost of Capital	Estimated Cost	Est. Capital Structure [7]	Weighted Avg. Cost
Calculated Cost of Equity	19.1%	95.0%	18.1%
Calculated After-Tax Cost of Debt	8.3%	5.0%	0.4%
Weighted Average Cost of Capital (WACC)			18.5%
Weighted Average Cost of Capital (WACC), Rounded			**18.5%**

FOOTNOTES

[1] Beta is the slope of the 60-month (*12-month) regression line of the percentage price change of the stock relative to the percentage price change of the S&P 500.
[2] Nominal yield on 20-year treasury as of December 23, 2022.
[3] Supply side equity risk premium from *Kroll's Cost of Capital Navigator.*
[4] Re-levered beta = selected unlevered beta * (1+ (Debt/Equity)*(1-Tax Rate)).
[5] 10B decile size premium, from Kroll's Cost of Capital Navigator.
[6] Based on the Target's estimated cost of borrowing, while considering the B-rated 20-year debt of the healthcare and information technology industries as of Valuation Date.
[7] Capital structure estimate based on the implied capitalization of the Target, with consideration of the range of debt-to-total capitalization of the GPCs.

VALUATION SERVICES CONFIDENTIAL 26

METHODOLOGIES
MARKET APPROACHES

Market-Based Approach

A fundamental method for estimating the value of an interest in a closely held business is an analysis of prices paid by investors and acquirers of interests of comparable companies in the public and private markets. Valuation methods examining these types of transactions are known as market-based approaches. Values rendered through an examination of the market approach were considered in this analysis.

Analysis of Guideline Public Companies and Guideline Transactions

There are five generally accepted steps to establishing a valuation through the application of these methods, which include the following:

1. Identification and selection of a group of acceptable and relevant comparable companies;
2. Selection of financial ratios and time periods most appropriate for the analysis;
3. Financial adjustments made to both or either of the guideline and/or subject companies to make the underlying financial figures comparable. Examples of adjustments include add-backs for non-recurring expenses and calculations to make the figures relate to the same period;
4. Subjective discounts or premiums to implied ratios to account for observations relating to substantial differences that would be perceived as having an impact on value between the collective guideline companies and the subject company; and
5. Selection of a range within the dataset most appropriate for the analysis.

In order to achieve a meaningful comparison, the comparable companies should:

- Be in the same or similar line of business as the subject company;
- Have a similar competitive position within the industry as the subject company;
- Have similar rates of historical growth as the subject company;
- Have similar historical and current levels of profitability as the subject company; and/or
- Be of similar size in terms of revenues and assets as the subject company.

VALUATION SERVICES CONFIDENTIAL 27

METHODOLOGIES

SELECTED GUIDELINE PUBLIC COMPANY BENCHMARKING

LTM Revenue Growth		LTM GP Margin		LTM EBITDA Margin		2023 Revenue Growth		2023 GP Margin	
Ranking	Amount	Ranking	Amount	Ranking	Amount	Ranking	Amount	Ranking	Amount
ICCT	114.1%	DH	88.4%	MPLN	68.4%	ICCT	123.9%	DH	85.7%
MDRX	89.7%	MPLN	82.7%	RCM	19.6%	RCM	28.8%	ICCT	83.6%
STRM	69.1%	ICCT	69.1%	CPSI	15.3%	EVH	22.3%	MDRX	55.4%
PRVA	40.1%	NXGN	53.9%	DH	12.0%	PRVA	17.5%	HCAT	52.6%
AMEH	38.3%	MDRX	50.6%	MTBC	11.3%	DH	15.6%	STRM	50.7%
DH	35.7%	HCAT	49.3%	AMEH	11.0%	AMEH	13.5%	MTBC	39.4%
EVH	34.4%	CPSI	48.6%	MDRX	7.5%	TRHC	13.2%	RCM	34.3%
TRHC	33.2%	STRM	46.0%	NXGN	5.6%	STRM	11.1%	EVH	25.5%
RCM	19.1%	MTBC	38.0%	EVH	3.9%	HCAT	8.3%	TRHC	24.1%
HCAT	17.9%	TRHC	27.2%	PRVA	(2.9%)	NXGN	8.2%	PRVA	22.8%
CPSI	16.1%	EVH	26.1%	TRHC	(17.6%)	MDRX	6.7%	AMEH	15.7%
MTBC	7.1%	RCM	21.4%	HCAT	(30.7%)	CPSI	5.7%	MPLN	NA
MPLN	5.8%	AMEH	17.4%	STRM	(35.9%)	MTBC	3.5%	NXGN	NA
NXGN	5.6%	PRVA	9.7%	ICCT	(38.9%)	MPLN	(7.5%)	CPSI	NA

2023 EBITDA Margin		2024 Revenue Growth		2024 GP Margin		2024 EBITDA Margin	
Ranking	Amount	Ranking	Amount	Ranking	Amount	Ranking	Amount
MPLN	68.3%	ICCT	101.7%	ICCT	87.6%	MPLN	67.7%
MDRX	29.1%	DH	20.1%	DH	87.0%	ICCT	41.6%
DH	28.2%	PRVA	19.4%	MDRX	56.3%	DH	31.0%
RCM	25.6%	EVH	17.8%	HCAT	53.2%	MDRX	29.9%
ICCT	22.9%	RCM	15.8%	MTBC	41.1%	RCM	27.0%
NXGN	18.9%	AMEH	15.6%	RCM	35.3%	MTBC	21.3%
MTBC	18.0%	TRHC	15.0%	EVH	24.9%	NXGN	19.3%
AMEH	11.5%	HCAT	14.6%	PRVA	23.1%	AMEH	13.3%
EVH	8.6%	STRM	12.2%	TRHC	22.7%	EVH	9.5%
TRHC	5.2%	MTBC	10.0%	AMEH	16.1%	TRHC	6.9%
PRVA	4.8%	MDRX	7.0%	MPLN	NA	PRVA	5.4%
HCAT	1.2%	NXGN	6.8%	NXGN	NA	HCAT	4.3%
STRM	(3.6%)	CPSI	5.9%	CPSI	NA	CPSI	NA
CPSI	NA	MPLN	4.2%	STRM	NA	STRM	NA

VALUATION SERVICES CONFIDENTIAL 28

METHODOLOGIES

SELECTED GUIDELINE PUBLIC COMPANY BENCHMARKING

LTM EV ($mm)		LTM Revenue ($mm)		LTM GP ($mm)		LTM EBITDA ($mm)		2023 Revenue ($mm)	
Ranking	Amount	Ranking	Amount	Ranking	Amount	Ranking	Amount	Ranking	Amount
RCM	$6,302.8	RCM	$1,672.5	MPLN	$940.2	MPLN	$778.0	RCM	$2,308.9
MPLN	5,238.9	MDRX	1,529.0	MDRX	774.2	RCM	327.1	EVH	1,644.4
EVH	3,045.1	PRVA	1,267.6	RCM	358.2	MDRX	115.4	PRVA	1,557.2
PRVA	2,390.8	EVH	1,217.9	NXGN	330.8	AMEH	114.5	AMEH	1,228.6
MDRX	1,677.6	MPLN	1,136.9	EVH	317.4	CPSI	48.5	MPLN	1,002.2
DH	1,671.3	AMEH	1,045.1	DH	184.1	EVH	47.6	NXGN	676.7
AMEH	1,410.1	NXGN	613.7	AMEH	181.7	NXGN	34.2	MDRX	656.2
NXGN	1,219.2	TRHC	357.1	CPSI	154.1	DH	25.0	CPSI	344.2
CPSI	519.9	CPSI	317.4	HCAT	134.1	MTBC	16.2	TRHC	333.5
HCAT	432.0	HCAT	271.8	PRVA	123.0	ICCT	(3.1)	HCAT	298.3
TRHC	369.9	DH	208.4	TRHC	97.0	STRM	(8.7)	DH	255.0
STRM	86.5	MTBC	143.8	MTBC	54.7	PRVA	(36.2)	MTBC	145.0
MTBC	45.5	STRM	24.2	STRM	11.1	TRHC	(63.0)	STRM	26.8
ICCT	26.3	ICCT	7.8	ICCT	5.4	HCAT	(83.5)	ICCT	18.1

2023 GP ($mm)		2023 EBITDA ($mm)		2024 Revenue ($mm)		2024 GP ($mm)		2024 EBITDA ($mm)	
Ranking	Amount	Ranking	Amount	Ranking	Amount	Ranking	Amount	Ranking	Amount
RCM	$792.5	MPLN	$684.6	RCM	$2,673.9	RCM	$943.1	RCM	$722.7
EVH	420.0	RCM	592.0	EVH	1,937.1	EVH	481.6	MPLN	707.2
MDRX	363.5	MDRX	190.9	PRVA	1,859.6	PRVA	430.0	MDRX	209.6
PRVA	354.4	AMEH	141.6	AMEH	1,420.7	MDRX	395.0	AMEH	188.7
DH	218.6	EVH	141.4	MPLN	1,044.3	DH	266.6	EVH	183.1
AMEH	192.3	NXGN	128.0	NXGN	722.6	AMEH	228.7	NXGN	139.3
HCAT	156.9	PRVA	74.5	MDRX	701.9	HCAT	181.9	PRVA	100.6
TRHC	80.5	DH	72.0	TRHC	383.5	TRHC	86.9	DH	94.8
MTBC	57.1	MTBC	26.1	CPSI	364.3	MTBC	65.6	MTBC	33.9
ICCT	15.1	TRHC	17.3	HCAT	341.8	ICCT	31.9	TRHC	26.4
STRM	13.6	ICCT	4.1	DH	306.3	MPLN	NA	ICCT	15.2
MPLN	NA	HCAT	3.6	MTBC	159.5	NXGN	NA	HCAT	14.7
NXGN	NA	STRM	(1.0)	ICCT	36.5	CPSI	NA	CPSI	NA
CPSI	NA	CPSI	NA	STRM	30.1	STRM	NA	STRM	NA

VALUATION SERVICES CONFIDENTIAL 29

METHODOLOGIES

SELECTED GUIDELINE PUBLIC COMPANY VALUATION MULTIPLES

Enterprise Value to Revenue
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
MPLN
PRVA
EVH
DH
AMEH
MDRX
NXGN
CPSI
HCAT
MTBC
TRHC
STRM
RCM
EV/Revenue LTM
EV/Revenue CY2022E
EV/Revenue CY2023E
EV/Revenue CY2024E

Enterprise Value to EBITDA
140.0x
120.0x
100.0x
80.0x
60.0x
40.0x
20.0x
0.0x
MPLN
PRVA
EVH
DH
AMEH
MDRX
NXGN
CPSI
HCAT
MTBC
TRHC
STRM
RCM
EV/EBITDA LTM
EV/EBITDA CY2022E
EV/EBITDA CY2023E
EV/EBITDA CY2024E

VALUATION SERVICES CONFIDENTIAL 30

METHODOLOGIES

SELECTED GUIDELINE PUBLIC COMPANY VALUATION OBSERVATIONS

Enterprise Value / 2023 Revenue vs. 2023 Gross Margin

100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
Margin
R² = 0.6367
0.0x
1.0x
2.0x
3.0x
4.0x
5.0x
6.0x
7.0x
Multiple

Enterprise Value / 2024 Revenue vs. 2023 Gross Margin

100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
Margin
R² = 0.6501
0.0x
1.0x
2.0x
3.0x
4.0x
5.0x
6.0x
Multiple

Enterprise Value / 2023 EBITDA vs. 2024 EBITDA Growth

350.0%
300.0%
250.0%
200.0%
150.0%
100.0%
50.0%
0.0%
-50.0%
EBITDA Growth
R² = 0.9485
0.0x
20.0x
40.0x
60.0x
80.0x
100.0x
120.0x
140.0x
Multiple

Enterprise Value / 2024 EBITDA vs. 2024 EBITDA Growth

350.0%
300.0%
250.0%
200.0%
150.0%
100.0%
50.0%
0.0%
-50.0%
-100.0%
EBITDA Growth
R² = 0.4946
0.0x
5.0x
10.0x
15.0x
20.0x
25.0x
30.0x
35.0x
Multiple

ICCT (applicable metric vs average of selected multiple range)

VALUATION SERVICES CONFIDENTIAL 31

METHODOLOGIES

SELECTED GUIDELINE PUBLIC COMPANY NOL ANALYSIS

Net Operating Loss Carryforward % of Enterprise Value		Fiscal Year Ended				
Company Name	**Ticker**	**2017**	**2018**	**2019**	**2020**	**2021**
MultiPlan Corporation	MPLN	0.0%	0.0%	0.0%	0.0%	0.0%
Privia Health Group, Inc.	PRVA	0.0%	0.0%	0.0%	0.0%	3.0%
Evolent Health, Inc.	EVH	26.3%	21.1%	85.1%	66.1%	39.6%
Definitive Healthcare Corp.	DH	0.0%	0.0%	0.0%	0.0%	0.0%
Apollo Medical Holdings, Inc.	AMEH	2.9%	5.9%	12.6%	18.8%	6.7%
Allscripts Healthcare Solutions, Inc.	MDRX	4.2%	4.3%	7.0%	5.1%	6.0%
NextGen Healthcare, Inc.	NXGN	3.6%	3.5%	2.3%	2.0%	1.4%
Computer Programs and Systems, Inc.	CPSI	16.6%	15.8%	12.7%	8.9%	7.2%
Health Catalyst, Inc.	HCAT	0.0%	0.0%	44.8%	42.7%	57.8%
CareCloud, Inc.	MTBC	101.7%	119.3%	143.6%	397.2%	480.5%
Tabula Rasa HealthCare, Inc.	TRHC	8.2%	5.7%	14.2%	24.4%	72.8%
Streamline Health Solutions, Inc.	STRM	129.7%	180.1%	166.2%	106.7%	78.8%
R1 RCM Inc.	RCM	75.9%	33.1%	23.8%	16.8%	5.5%
Minimum		0.0%	0.0%	0.0%	0.0%	0.0%
25th Percentile		0.0%	0.0%	2.3%	2.0%	3.0%
Mean		28.4%	29.9%	39.4%	53.0%	58.4%
Median		4.2%	5.7%	12.7%	16.8%	6.7%
75th Percentile		26.3%	21.1%	44.8%	42.7%	57.8%
Maximum		129.7%	180.1%	166.2%	397.2%	480.5%
iCoreConnect	ICCT	NA	4085.9%	111.6%	680.9%	345.2%

VALUATION SERVICES CONFIDENTIAL 32

METHODOLOGIES

TARGET GUIDELINE PUBLIC COMPANY METHOD

(Dollars in Millions)		Equity		LTM	LTM	EV/Revenue				EV/EBITDA			
Company Name	**Ticker**	**Value**	**EV**	**Revenue**	**EBITDA**	**LTM**	**CY2022E**	**CY2023E**	**CY2024E**	**LTM**	**CY2022E**	**CY2023E**	**CY2024E**
MultiPlan Corporation	MPLN	$760.6	$5,238.9	$1,136.9	$778.0	4.6x	4.8x	5.2x	5.0x	6.6x	6.8x	7.7x	7.4x
Privia Health Group, Inc.	PRVA	2,674.6	2,390.8	1,267.6	(36.2)	1.9x	1.8x	1.5x	1.3x	NM	40.0x	32.1x	23.8x
Evolent Health, Inc.	EVH	2,724.5	3,045.1	1,217.9	47.6	2.5x	2.3x	1.9x	1.6x	45.1x	30.1x	21.5x	16.6x
Definitive Healthcare Corp.	DH	1,201.1	1,671.3	208.4	25.0	8.0x	7.6x	6.6x	5.5x	60.5x	26.5x	23.2x	17.6x
Apollo Medical Holdings, Inc.	AMEH	1,361.4	1,410.1	1,045.1	114.5	1.3x	1.3x	1.1x	1.0x	11.4x	9.8x	10.0x	7.5x
Allscripts Healthcare Solutions, Inc.	MDRX	1,951.4	1,677.6	1,529.0	115.4	1.1x	2.7x	2.6x	2.4x	12.2x	9.9x	8.8x	8.0x
NextGen Healthcare, Inc.	NXGN	1,277.7	1,219.2	613.7	34.2	2.0x	1.9x	1.8x	1.7x	31.4x	11.8x	9.5x	8.8x
Computer Programs and Systems, Inc.	CPSI	387.0	519.9	317.4	48.5	1.6x	1.6x	1.5x	1.4x	10.3x	9.2x	NA	NA
Health Catalyst, Inc.	HCAT	563.9	432.0	271.8	(83.5)	1.6x	1.6x	1.4x	1.3x	NM	NM	119.5x	29.5x
CareCloud, Inc.	MTBC	43.4	45.5	143.8	16.2	0.3x	0.3x	0.3x	0.3x	2.3x	2.1x	1.7x	1.3x
Tabula Rasa HealthCare, Inc.	TRHC	113.8	369.9	357.1	(63.0)	1.0x	1.3x	1.1x	1.0x	NM	44.8x	21.4x	14.0x
Streamline Health Solutions, Inc.	STRM	88.2	86.5	24.2	(8.7)	3.6x	3.6x	3.2x	2.9x	NM	NM	NM	NA
R1 RCM Inc.	RCM	4,540.0	6,302.8	1,672.5	327.1	3.8x	3.5x	2.7x	2.4x	18.2x	15.0x	10.6x	8.7x
Minimum		$43.4	$45.5	$24.2	($83.5)	0.3x	0.3x	0.3x	0.3x	2.3x	2.1x	1.7x	1.3x
25th Percentile		387.0	432.0	271.8	(8.7)	1.3x	1.6x	1.4x	1.3x	10.3x	9.5x	9.2x	7.7x
Mean		1,360.6	1,877.7	754.3	101.2	2.6x	2.6x	2.4x	2.1x	22.0x	18.7x	24.2x	13.0x
Median		1,201.1	1,410.1	613.7	34.2	1.9x	1.9x	1.8x	1.6x	12.2x	11.8x	10.6x	8.8x
75th Percentile		1,951.4	2,390.8	1,217.9	114.5	3.6x	3.5x	2.7x	2.4x	31.4x	28.3x	22.4x	17.1x
Maximum		4,540.0	6,302.8	1,672.5	778.0	8.0x	7.6x	6.6x	5.5x	60.5x	44.8x	119.5x	29.5x
iCoreConnect	ICCT	$19.8	$26.3	$7.8	($3.1)	3.4x	NA	NA	NA	NM	NA	NA	NA

Enterprise Value Range for iCoreConnect

(Dollars in Thousands)	ICCT	Selected Multiple Ranges			Implied Enterprise Value		
Metric	**Data**	**Low**	**-**	**High**	**Low**	**-**	**High**
CY2023 Revenue	$18,072	5.0x	-	6.0x	$90,361	-	$108,434
CY2024 Revenue	36,457	2.0x	-	3.0x	72,913	-	109,370
CY2023 EBITDA	4,133	20.0x	-	25.0x	82,651	-	103,314
CY2024 EBITDA	15,181	7.0x	-	8.0x	106,270	-	121,451

VALUATION SERVICES CONFIDENTIAL 33

SUPPLEMENTAL INFORMATION

OBSERVED GUIDELINE TRANSACTIONS

(Dollars in Millions) Date	Target Name	Buyer Name	Transaction Value	LTM Revenue	LTM EBITDA	LTM EBITDA Margin	Enterprise Value/ Revenue	Enterprise Value/ EBITDA
10/3/2022	Change Healthcare Inc.	Optum, Inc.	$13,547.9	$2,432.1	NA	NA	5.6x	NM
6/8/2022	Cerner Corporation	Oracle Corporation	29,419.0	5,707.5	1,504.8	26.4%	5.2x	19.6x
2/22/2022	Vocera Communications, Inc.	Stryker Corporation	2,987.7	234.2	13.3	5.7%	12.8x	225.3x
12/31/2021	MarkeTouch Media, Inc.	Ateb, Inc.	82.4	14.0	NA	NA	5.9x	NA
11/24/2021	Inovalon Holdings, Inc.	Insight Venture Management, LLC	7,315.3	718.7	222.2	30.9%	10.2x	32.9x
9/9/2021	FDS Amplicare	Omnicell, Inc.	176.8	29.0	NA	NA	6.1x	NA
9/1/2021	Spectrum Technology Solutions, LLC	iCoreConnect Inc.	2.1	2.0	NA	NA	1.0x	NA
8/16/2021	Avelead Consulting, LLC	Streamline Health Solutions, Inc.	30.9	10.2	NA	NA	3.0x	NA
7/12/2021	Sentry Data Systems, Inc.	Craneware plc	400.0	92.0	23.0	25.0%	4.3x	17.4x
5/12/2021	TruCode LLC	Computer Programs and Systems, Inc.	70.9	12.5	5.9	47.2%	5.7x	12.0x
4/23/2021	Advantech IT, LLC	iCoreConnect Inc.	2.5	1.4	NA	NA	1.8x	NA
12/31/2020	CarePort Health, LLC	WellSky Corporation	1,350.0	103.8	64.3	61.9%	13.0x	21.0x
12/21/2020	e-MDs, Inc.	CompuGROUP Holding USA, Inc.	240.0	89.0	13.2	14.8%	2.7x	18.2x
10/15/2020	EPSi Business of Allscripts Healthcare	Strata Decision Technology, L.L.C.	365.0	48.7	19.7	40.5%	7.5x	18.5x
10/1/2020	PSGH, LLC / BW Apothecary Holdings, LLC	Omnicell, Inc.	225.0	35.0	NA	NA	6.4x	NA
10/1/2020	Gainwell	Veritas Capital Fund Management, L.L.C	5,000.0	1,400.0	NA	NA	3.6x	NA
1/3/2020	Computer Plumber, LLC	iCoreConnect Inc.	1.1	NA	NA	NA	NA	NA
4/30/2019	ClariCare Inc.	iCoreConnect Inc.	1.2	NA	NA	NA	NA	NA
3/5/2019	Prescribe Wellness, LLC	Tabula Rasa HealthCare, Inc.	150.0	29.0	NA	NA	5.2x	NM

Minimum	$1.1	$1.4	$5.9	5.7%	1.0x	12.0x
25th Percentile	50.9	14.0	13.2	22.5%	3.6x	18.0x
Mean	3,229.9	644.7	233.3	31.5%	5.9x	45.6x
Median	225.0	48.7	21.4	28.6%	5.6x	19.0x
75th Percentile	2,168.8	234.2	103.8	42.2%	6.4x	24.0x
Maximum	29,419.0	5,707.5	1,504.8	61.9%	13.0x	225.3x

Enterprise Value Range for iCoreConnect

(Dollars in Thousands) Metric	iCore Data	Selected Multiple Ranges Low	-	Selected Multiple Ranges High	Implied Enterprise Value Low	-	Implied Enterprise Value High
LTM Revenue	$7,850	10.0x	-	13.0x	$78,499	-	$102,048

VALUATION SERVICES CONFIDENTIAL 35

SUPPLEMENTAL INFORMATION

TARGET HISTORICAL ENTERPRISE VALUE

Historical Enterprise Value
Proposed Consideration
4-year
3-year
2-year
1-year
180-day
90-day
60-day
30-day
Lookback Period
$0.0
$20.0
$40.0
$60.0
$80.0
$100.0
$120.0
Enterprise Value ($mm)
Between Minimum and Maximum
Between 10th and 90th Percentile
Between 25th and 75th Percentile

VALUATION SERVICES CONFIDENTIAL 36

SUPPLEMENTAL INFORMATION

TARGET HISTORICAL ENTERPRISE VALUE

ICCT Enterprise Value and Daily Volume
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Enterprise Value ($mm)
1.0
0.9
0.8
0.7
0.6
0.5
0.4
0.3
0.2
0.1
0.0
Volume (mm)
4/29/2019
6/28/2019
8/27/2019
10/26/2019
12/25/2019
2/23/2020
4/23/2020
6/22/2020
8/21/2020
10/20/2020
12/19/2020
2/17/2021
4/18/2021
6/17/2021
8/16/2021
10/15/2021
12/14/2021
2/12/2022
4/13/2022
6/12/2022
8/11/2022
10/10/2022
12/9/2022
Daily Volume
Enterprise Value

VALUATION SERVICES CONFIDENTIAL 37

SUPPLEMENTAL INFORMATION

TARGET HISTORICAL ENTERPRISE VALUE TO REVENUE MULTIPLE

Historical Enterprise Value / Revenue Multiple
Proposed Multiple
Lookback Period
4-year
3-year
2-year
1-year
180-day
90-day
60-day
30-day
0.0x
20.0x
40.0x
60.0x
80.0x
100.0x
120.0x
Enterprise Value / Revenue Multiple
Between Minimum and Maximum
Between 10th and 90th Percentile
Between 25th and 75th Percentile

VALUATION SERVICES CONFIDENTIAL 38

SUPPLEMENTAL INFORMATION

TARGET HISTORICAL ENTERPRISE VALUE TO REVENUE MULTIPLE

ICCT Enterprise Value to Revenue Multiple and Daily Volume
Enterprise Value to Revenue Multiple
120.0x
100.0x
80.0x
60.0x
40.0x
20.0x
0.0x
Volume (mm)
1.0
0.9
0.8
0.7
0.6
0.5
0.4
0.3
0.2
0.1
0.0
4/29/2019
6/28/2019
8/27/2019
10/26/2019
12/25/2019
2/23/2020
4/23/2020
6/22/2020
8/21/2020
10/20/2020
12/19/2020
2/17/2021
4/18/2021
6/17/2021
8/16/2021
10/15/2021
12/14/2021
2/12/2022
4/13/2022
6/12/2022
8/11/2022
10/10/2022
12/9/2022
Daily Volume
Enterprise Value to Revenue Multiple

VALUATION SERVICES CONFIDENTIAL 39

SUPPLEMENTAL INFORMATION

TARGET VALUE TRADED PER DAY

Value Traded per Day
Lookback Period
4-year
3-year
2-year
1-year
180-day
90-day
60-day
30-day
$0.00
$0.02
$0.04
$0.06
$0.08
$0.10
$0.12
$0.14
$0.16
$0.18
$0.20
Value Traded per Day ($mm)
Between Minimum and Maximum
Between 10th and 90th Percentile
Between 25th and 75th Percentile

VALUATION SERVICES CONFIDENTIAL 40

SUPPLEMENTAL INFORMATION

OBSERVED PREMIUMS PAID

OTC Software
Proposed Premium
Equity Premium
1-Day Premium
1-Week Premium
1-Month Premium
2-Month Premium
(200.0%)
0.0%
200.0%
400.0%
600.0%
800.0%
1,000.0%
1,200.0%
1,400.0%
1,600.0%
Premium

OTC Healthcare
Proposed Premium
Equity Premium
1-Day Premium
1-Week Premium
1-Month Premium
2-Month Premium
(1,000.0%)
0.0%
1,000.0%
2,000.0%
3,000.0%
4,000.0%
5,000.0%
Premium

VALUATION SERVICES CONFIDENTIAL 41

SUPPLEMENTAL INFORMATION

PROFORMA OWNERSHIP (AS CONVERTED)

FGMC Shareholder Investment in Target
$20 million
$40 million
$60 million
Conversion Price
$2 or less per share
$5 per share
$10 or greater per share
29.8%
70.2%
22.2%
77.8%
17.7%
82.3%
51.4%
48.6%
41.6%
58.4%
34.9%
65.1%
67.9%
32.1%
58.8%
41.2%
51.8%
48.2%
0.0%
50.0%
100.0%
Target Shareholder Ownership %
FGMC Shareholder Ownership %

FOOTNOTES

[1] Assumes 8.7 million shares issued to the Target shareholders, 2.1 million outstanding FGMC common stock, and 2.0, 4.0, and 6.0 million shares to FGMC investors in the respective scenarios.

VALUATION SERVICES CONFIDENTIAL 42

SUPPLEMENTAL INFORMATION

OBSERVED PREFERRED STOCK SECURITIES

*Data as of December 27, 2022 Company Name	Symbol	Industry	CUSIP	Par Value	Current Price	Coupon	Current Yield	Convertible	Conversion Ratio
Becton, Dickinson and Company	BDXB	Health Care Equipment	75887406	$50.00	$50.11	6.0%	6.0%	Yes	Fixed
Boston Scientific Corporation	BSX-A	Health Care Equipment	101137206	100.00	113.82	5.5%	4.8%	Yes	Fixed
Cyclacel Pharmaceuticals, Inc.	CYCCP	Biotechnology	23254L207	10.00	10.27	6.0%	5.8%	Yes	Fixed
Danaher Corporation	DHR-B	Life Sciences Tools and Services	235851409	1,000.00	1,322.14	5.0%	3.8%	Yes	Fixed
Fortress Biotech, Inc.	FBIOP	Biotechnology	34960Q208	25.00	18.56	9.4%	12.6%	No	NA
CareCloud, Inc.	MTBCO	Health Care Technology	14167R308	25.00	24.90	8.8%	8.8%	No	NA
CareCloud, Inc.	MTBCP	Health Care Technology	14167R209	25.00	26.89	11.0%	10.2%	No	NA
Regional Health Properties, Inc.	RHE-A	Health Care Facilities	75903M200	25.00	2.50	10.9%	108.8%	No	NA
Skylight Health Group Inc.	SLHPF	Health Care Services	83086L304	25.00	7.20	9.3%	32.1%	No	NA
Soluna Holdings, Inc.	SLNHP	Application Software	583543202	25.00	2.39	9.0%	94.1%	No	NA
Star Equity Holdings, Inc.	STRRP	Health Care Services	85513Q202	10.00	9.82	10.0%	10.2%	No	NA
XOMA Corporation	XOMAO	Biotechnology	98419J404	25.00	24.85	8.4%	8.4%	No	NA
XOMA Corporation	XOMAP	Biotechnology	98419J305	25.00	24.77	8.6%	8.7%	No	NA
FGMC				$10.00	NA	12.0%	NA	Yes	Variable

VALUATION SERVICES CONFIDENTIAL 43

GLOSSARY OF TERMS

Term	Definition	Term	Definition
ARR	Annual recurring revenue	GPC	Guideline public company
BCA	Business combination agreement	LTM	Last twelve-month
Board	Board of directors of FG Merger Corp.	NFY	Next fiscal year
CAC	Customer acquisition cost	NOL	Net operating loss carryforward
CAGR	Compound annual growth rate	NWC	Net working capital
COGS	Cost of goods sold	OTC	Over the counter
CY	Calendar year	PFI	Prospective financial information
DCF	Discounted cash flow	PGR	Perpetuity growth rate
EBITA	Earnings before interest, taxes, and amortization	Parent or Company or FGMC	FG Merger Corp.
EBITDA	Earnings before interest, taxes, depreciation, and amortization	Target or iCore or ICCT	iCoreConnect Inc.
		Transaction	The proposed merger acquisition of the Target
EV	Enterprise value	Valuation Date	December 23, 2022
FY	Fiscal year	VWAP	Volume-weighted average price
FYE	Fiscal year end	WACC	Weighted average cost of capital
GDP	Gross domestic product	YTD	Year-to-date

VALUATION SERVICES CONFIDENTIAL 45

TARGET NOL VALUE SENSITIVITY

Net Operating Loss Carryforwards		Projected Years Ending December 31,									
(Dollars in Thousands)		2022 [1]	2023	2024	2025	2026	2027	2028	2029	2030	2031
EBITA		($9)	$3,733	$14,752	$21,953	$22,675	$23,355	$24,056	$24,777	$25,521	$26,286
Less: Estimated Interest Expense		(13)	(571)	(571)	(571)	(571)	(571)	(571)	(571)	(571)	(571)
Pre-Tax Income		($22)	$3,161	$14,181	$21,382	$22,103	$22,784	$23,484	$24,206	$24,949	$25,715
NOL - Beginning Balance		$71,032	$71,054	$67,893	$64,688	$61,482	$58,277	$55,072	$51,867	$48,661	$45,456
Plus: NOL Created		22	0	0	0	0	0	0	0	0	0
Less: NOL Utilized [2]		0	3,161	3,205	3,205	3,205	3,205	3,205	3,205	3,205	3,205
NOL - Ending Balance		$71,054	$67,893	$64,688	$61,482	$58,277	$55,072	$51,867	$48,661	$45,456	$42,251
NOL Tax Benefit	25.7%	$0	$812	$824	$824	$824	$824	$824	$824	$824	$824
Discount Period		0.011	0.522	1.522	2.522	3.522	4.522	5.522	6.522	7.522	8.522
Present Value Factor	18.5%	0.998	0.915	0.772	0.652	0.550	0.464	0.392	0.331	0.279	0.235
PV of Annual NOL Tax Benefit		$0	$744	$636	$537	$453	$382	$323	$272	$230	$194
Sum of PV of Annual NOL Tax Benefit Discrete		$3,771									
Sum of PV of Annual NOL Tax Benefit Out Years		$936									
Sum of PV of Annual NOL Tax Benefit		$4,706									
Sum of PV of Annual NOL Tax Benefit, Rounded		**$4,700**									

NOL Utilization Limitation

	2022 [1]	2023	2024	2025	2026	2027	2028	2029	2030	2031
Estimated Section 382 NOL Utilization Limitation	71	3,205	3,205	3,205	3,205	3,205	3,205	3,205	3,205	3,205

Assumptions

Assumed Capital Structure		NOL Assumptions	
Total Invested Capital	$102,553	Beginning NOL [3]	$71,032
Normalized Equity Value	97,425	Pre-Tax Cost of Debt	11.1%
% equity to total capitalization	*95.0%*	IRS Tax Exempt Rate [4]	3.29%
Normalized Debt	5,128	Estimated Section 382 Utilization Limitation	3,205
% debt to total capitalization	*5.0%*		

FOOTNOTES

[1] Stub period denotes the period from December 24, 2022 through December 31, 2022.

[2] An estimated Section 382 utilization limitation is applied. The annual limitation is estimated by multiplying th IRS tax exempt rate by the normalized equity value.

[3] Beginning NOL balance provided by management.

[4] Long-term tax exempt rate for ownership changes under Section 382 for December 2022.

VALUATION SERVICES CONFIDENTIAL 47

MULTIPLAN CORPORATION

MULTIPLAN CORPORATION (NYSE:MPLN)

MultiPlan Corporation, together with its subsidiaries, provides data analytics and technology-enabled cost management, payment, and revenue integrity solutions to the healthcare industry in the United States. The company offers analytics-based services, which reduce medical costs through data-driven algorithms that detect claims over-charges and recommend or negotiate reimbursement; network-based services that reduce medical costs through contracted discounts with healthcare providers; and payment and revenue integrity services, which reduce medical costs by identifying and removing improper and unnecessary charges paid during the claim. It also provides health benefit plans, which features reference-based pricing and tools to engage health plan members and providers to make the use of benefits before and after care delivery. The company serves national insurance companies, Blue Cross and Blue Shield plans, provider-sponsored and independent health plans, third party administrators, bill review companies, Taft-Hartley plans, and other entities that pay medical bills in the commercial healthcare, government, workers' compensation, and auto medical markets. MultiPlan Corporation was founded in 1980 and is headquartered in New York, New York.

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$1.19
Shares - Basic	639.1
Market Capitalization	**$760.6**
Plus: Total Debt	$4,917.5
Plus: Preferred Stock	NA
Plus: Minority Interest	NA
Less: Cash and ST Investments	(439.1)
Enterprise Value	**$5,238.9**

Relative Performance (YTD)	
MPLN YTD	(73.1%)
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	0.43
Float	244.5
Float %	38.3%
Short Int. as a % of S/O	2.7%

Average Trading Volume	
Last Week	2.1
Last Month	2.5
Last 3 Months	2.7
Last 6 Months	2.4
Last Year	2.6

PRICE/VOLUME GRAPH

7.000
6.000
5.000
4.000
3.000
2.000
1.000
0.000
Price
20.0
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Volume (In Millions)
12/21 1/22 2/22 3/22 4/22 5/22 6/22 7/22 8/22 9/22 10/22 11/22 12/22
Volume
Price

VALUATION METRICS

Valuation Multiple	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 12/23/22	CY 2022
Enterprise Value / Revenue	NA	11.4x	7.0x	4.6x	4.8x
Enterprise Value / EBITDA	NA	25.7x	10.8x	6.6x	6.8x
Enterprise Value / EBIT	NA	NM	26.9x	14.1x	15.6x
P / E	NA	NA	NM	7.4x	12.9x
One-Year Growth					
Total Revenue	(5.6%)	(4.6%)	19.2%	5.8%	(3.1%)
EBITDA	(6.9%)	(61.2%)	173.6%	15.2%	(4.2%)
EBIT	(13.9%)	NA	NA	36.5%	(16.0%)

FINANCIAL SUMMARY

Income Statement	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 9/30/22	CY 2022
Revenue	$982.9	$937.8	$1,117.6	$1,136.9	$1,083.4
Gross Profit	$833.3	$619.1	$942.3	$940.2	NA
Margin (%)	*84.8%*	*66.0%*	*84.3%*	*82.7%*	*NA*
EBITDA	$758.1	$294.5	$805.7	$778.0	$772.1
Margin (%)	*77.1%*	*31.4%*	*72.1%*	*68.4%*	*71.3%*
EBIT	$368.2	($100.8)	$400.6	$370.3	$336.4
Margin (%)	*37.5%*	*(10.8%)*	*35.8%*	*32.6%*	*31.1%*

VALUATION SERVICES CONFIDENTIAL 48

PRIVIA HEALTH GROUP, INC.

PRIVIA HEALTH GROUP, INC. (NASDAQGS:PRVA)

Privia Health Group, Inc. operates as a national physician-enablement company in the United States. The company collaborates with medical groups, health plans, and health systems to optimize physician practices, enhance patient experiences, and reward doctors for delivering care in-person and virtual settings. It offers technology and population health tools to enhance independent providers' workflows; management services organization that enable providers to focus on their patients by reducing administrative work; single-TIN medical group that facilitates payer negotiation, clinical integration and alignment of financial incentives; accountable care organization, which engage patients, reduce inappropriate utilization, and enhance coordination and patient quality metrics to drive value-based care; and network for purchasers and payers that enable providers to connect with new patient populations and create custom contracts. The company was founded in 2007 and is headquartered in Arlington, Virginia. Privia Health Group, Inc. was a former subsidiary of Brighton Health Group Holdings, LLC.

PRIVIA HEALTH

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$23.40
Shares - Basic	114.3
Market Capitalization	**$2,674.6**
Plus: Total Debt	$12.2
Plus: Preferred Stock	NA
Plus: Minority Interest	20.9
Less: Cash and ST Investments	(316.9)
Enterprise Value	**$2,390.8**

Relative Performance (YTD)	
PRVA YTD	(9.5%)
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	NA
Float	77.2
Float %	67.8%
Short Int. as a % of S/O	2.3%

Average Trading Volume	
Last Week	0.7
Last Month	0.7
Last 3 Months	0.9
Last 6 Months	1.0
Last Year	0.8

PRICE/VOLUME GRAPH

Price
Volume (In Millions)
50.00
45.00
40.00
35.00
30.00
25.00
20.00
15.00
10.00
5.00
0.00
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
12/21 1/22 2/22 3/22 4/22 5/22 6/22 7/22 8/22 9/22 10/22 11/22 12/22
Volume
Price

VALUATION METRICS

Valuation Multiple	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 12/23/22	CY 2022
Enterprise Value / Revenue	NA	NA	2.7x	1.9x	1.8x
Enterprise Value / EBITDA	NA	NA	NM	NM	40.0x
Enterprise Value / EBIT	NA	NA	NM	NM	NM
P / E	NA	NA	NM	NM	NM
One-Year Growth					
Total Revenue	19.6%	3.9%	18.3%	40.1%	37.1%
EBITDA	442.0%	55.6%	NA	NA	NM
EBIT	645.3%	58.0%	NA	NA	NM

FINANCIAL SUMMARY

Income Statement	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 9/30/22	CY 2022
Revenue	$786.4	$817.1	$966.2	$1,267.6	$1,324.9
Gross Profit	$68.5	$82.6	$63.7	$123.0	$301.6
Margin (%)	*8.7%*	*10.1%*	*6.6%*	*9.7%*	*22.8%*
EBITDA	$17.5	$27.2	($215.0)	($36.2)	$59.8
Margin (%)	*2.2%*	*3.3%*	*(22.2%)*	*(2.9%)*	*4.5%*
EBIT	$16.1	$25.4	($217.4)	($40.7)	($23.9)
Margin (%)	*2.0%*	*3.1%*	*(22.5%)*	*(3.2%)*	*(1.8%)*

VALUATION SERVICES CONFIDENTIAL 49

EVOLENT HEALTH, INC.

EVOLENT HEALTH, INC. (NYSE:EVH)

Evolent Health, Inc., a healthcare company, through its subsidiary, Evolent Health LLC, provides clinical and administrative solutions to payers and providers in the United States. It operates in two segments, Evolent Health Services and Clinical Solutions. The Evolent Health Services segment provides an integrated administrative and clinical platform for health plan administration and population health management. It offers financial and administrative management services, such as health plan services, risk management, analytics and reporting, and leadership and management; and Identifi, a proprietary technology system that aggregates and analyzes data, manages care workflows, and engages patients, population health performance that delivers patient-centric cost-effective care. The Clinical Solutions segment offers specialty care management services support a range of specialty care delivery stakeholders during their transition from fee-for-service to value-based care, independent of their stage of maturation and specific market dynamics in oncology and cardiology; and holistic total cost of care improvement. The company was founded in 2011 and is headquartered in Arlington, Virginia.

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$27.34
Shares - Basic	99.7
Market Capitalization	**$2,724.5**
Plus: Total Debt	$477.3
Plus: Preferred Stock	NA
Plus: Minority Interest	NA
Less: Cash and ST Investments	(156.8)
Enterprise Value	**$3,045.1**

Relative Performance (YTD)	
EVH YTD	(1.2%)
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	1.58
Float	91.3
Float %	91.7%
Short Int. as a % of S/O	7.4%

Average Trading Volume	
Last Week	0.8
Last Month	0.8
Last 3 Months	1.1
Last 6 Months	1.1
Last Year	0.9

PRICE/VOLUME GRAPH

Price
Volume (In Millions)
45.00
40.00
35.00
30.00
25.00
20.00
15.00
10.00
5.00
0.00
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
12/21 1/22 2/22 3/22 4/22 5/22 6/22 7/22 8/22 9/22 10/22 11/22 12/22
Volume
Price

VALUATION METRICS

Valuation Multiple	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 12/23/22	CY 2022
Enterprise Value / Revenue	1.2x	1.4x	2.5x	2.5x	2.3x
Enterprise Value / EBITDA	NM	86.9x	75.7x	45.1x	30.1x
Enterprise Value / EBIT	NM	NM	NM	192.4x	50.3x
P / E	NM	NM	NM	NM	35.5x
One-Year Growth					
Total Revenue	9.6%	34.6%	(1.8%)	34.4%	48.0%
EBITDA	NA	NA	176.2%	269.3%	534.6%
EBIT	NA	NA	NA	NA	NM

FINANCIAL SUMMARY

Income Statement	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 9/30/22	CY 2022
Revenue	$687.1	$924.6	$908.0	$1,217.9	$1,344.2
Gross Profit	$174.1	$228.1	$250.4	$317.4	$331.7
Margin (%)	*25.3%*	*24.7%*	*27.6%*	*26.1%*	*24.7%*
EBITDA	($53.0)	$5.8	$15.9	$47.6	$101.0
Margin (%)	*(7.7%)*	*0.6%*	*1.8%*	*3.9%*	*7.5%*
EBIT	($94.6)	($30.8)	($17.4)	$11.4	$60.6
Margin (%)	*(13.8%)*	*(3.3%)*	*(1.9%)*	*0.9%*	*4.5%*

VALUATION SERVICES CONFIDENTIAL 50

DEFINITIVE HEALTHCARE CORP.

DEFINITIVE HEALTHCARE CORP. (NASDAQGS:DH)

Definitive Healthcare Corp., together with its subsidiaries, provides healthcare commercial intelligence in the United States. Its solutions provide information on healthcare providers and their activities to help its customers in the area ranging from product development to go-to-market planning, and sales and marketing execution. The company's platform offers 16 intelligence modules that cover functional areas, such as sales, marketing, clinical research and product development, strategy, talent acquisition, and physician network management. It serves biopharmaceutical and medical device companies, healthcare information technology companies, and healthcare providers; and other diversified companies comprising staffing and commercial real estate companies, financial institutions, and other organizations in the healthcare ecosystem. Definitive Healthcare Corp. was founded in 2011 and is headquartered in Framingham, Massachusetts.

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$11.43
Shares - Basic	105.1
Market Capitalization	**$1,201.1**
Plus: Total Debt	$278.1
Plus: Preferred Stock	NA
Plus: Minority Interest	544.8
Less: Cash and ST Investments	(352.7)
Enterprise Value	**$1,671.3**

Relative Performance (YTD)	
DH YTD	(58.2%)
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	NA
Float	39.8
Float %	37.9%
Short Int. as a % of S/O	4.7%

Average Trading Volume	
Last Week	0.6
Last Month	0.7
Last 3 Months	0.7
Last 6 Months	0.6
Last Year	0.6

PRICE/VOLUME GRAPH

Price
Volume (In Millions)
35.00
30.00
25.00
20.00
15.00
10.00
5.00
0.00
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
12/21 1/22 2/22 3/22 4/22 5/22 6/22 7/22 8/22 9/22 10/22 11/22 12/22
Volume
Price

VALUATION METRICS

Valuation Multiple	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 12/23/22	CY 2022
Enterprise Value / Revenue	NA	NA	22.1x	8.0x	7.6x
Enterprise Value / EBITDA	NA	NA	72.7x	60.5x	26.5x
Enterprise Value / EBIT	NA	NA	NM	NM	28.0x
P / E	NA	NA	NM	NM	63.8x
One-Year Growth					
Total Revenue	NA	38.4%	40.4%	35.7%	32.8%
EBITDA	NA	56.0%	(15.7%)	(46.4%)	53.1%
EBIT	NA	NA	NA	NA	NM

FINANCIAL SUMMARY

Income Statement	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 9/30/22	CY 2022
Revenue	$85.5	$118.3	$166.2	$208.4	$220.6
Gross Profit	$76.0	$107.2	$146.7	$184.1	$192.3
Margin (%)	*88.9%*	*90.6%*	*88.3%*	*88.4%*	*87.2%*
EBITDA	$31.4	$48.9	$41.3	$25.0	$63.2
Margin (%)	*36.7%*	*41.3%*	*24.8%*	*12.0%*	*28.6%*
EBIT	($2.2)	($10.7)	($18.7)	($34.5)	$59.7
Margin (%)	*(2.5%)*	*(9.0%)*	*(11.3%)*	*(16.6%)*	*27.1%*

VALUATION SERVICES CONFIDENTIAL 51

APOLLO MEDICAL HOLDINGS, INC.

APOLLO MEDICAL HOLDINGS, INC. (NASDAQCM:AMEH)

Apollo Medical Holdings, Inc., a physician-centric technology-powered healthcare company, provides medical care services. The company is leveraging its proprietary population health management and healthcare delivery platform, operates an integrated, value-based healthcare model which empowers the providers in its network to deliver care to its patients. It offers care coordination services to patients, families, primary care physicians, specialists, acute care hospitals, alternative sites of inpatient care, physician groups, and health plans. The company's physician network consists of primary care physicians, specialist physicians, and hospitalists. It serves patients, primarily covered by private or public insurance, such as Medicare, Medicaid, and health maintenance organization plans; and non-insured patients in California. The company was founded in 1994 and is headquartered in Alhambra, California.

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$29.89
Shares - Basic	45.5
Market Capitalization	**$1,361.4**
Plus: Total Debt	$223.1
Plus: Preferred Stock	NA
Plus: Minority Interest	42.9
Less: Cash and ST Investments	(217.3)
Enterprise Value	**$1,410.1**

Relative Performance (YTD)	
AMEH YTD	(59.3%)
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	0.64
Float	15.3
Float %	34.0%
Short Int. as a % of S/O	8.6%

Average Trading Volume	
Last Week	0.6
Last Month	0.3
Last 3 Months	0.3
Last 6 Months	0.3
Last Year	0.3

PRICE/VOLUME GRAPH

80.00
70.00
60.00
50.00
40.00
30.00
20.00
10.00
0.00
Price
2.5
2.0
1.5
1.0
0.5
0.0
Volume (In Millions)
12/21
1/22
2/22
3/22
4/22
5/22
6/22
7/22
8/22
9/22
10/22
11/22
12/22
Volume
Price

VALUATION METRICS

Valuation Multiple	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 12/23/22	CY 2022
Enterprise Value / Revenue	1.7x	1.2x	4.3x	1.3x	1.3x
Enterprise Value / EBITDA	17.4x	9.9x	23.1x	11.4x	9.8x
Enterprise Value / EBIT	32.9x	13.9x	27.4x	14.0x	15.5x
P / E	154.7x	19.0x	45.6x	21.0x	29.2x
One-Year Growth					
Total Revenue	7.8%	22.6%	12.6%	38.3%	39.8%
EBITDA	(52.8%)	87.6%	19.8%	(17.8%)	21.1%
EBIT	(62.7%)	133.9%	25.3%	(20.7%)	(9.6%)

FINANCIAL SUMMARY

Income Statement	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 9/30/22	CY 2022
Revenue	$560.6	$687.2	$773.9	$1,045.1	$1,082.3
Gross Profit	$92.8	$148.0	$177.8	$181.7	$175.9
Margin (%)	*16.6%*	*21.5%*	*23.0%*	*17.4%*	*16.3%*
EBITDA	$52.7	$98.9	$118.4	$114.5	$143.4
Margin (%)	*9.4%*	*14.4%*	*15.3%*	*11.0%*	*13.2%*
EBIT	$34.4	$80.5	$100.9	$96.6	$91.2
Margin (%)	*6.1%*	*11.7%*	*13.0%*	*9.2%*	*8.4%*

VALUATION SERVICES
CONFIDENTIAL
52

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. (NASDAQGS:MDRX)

Allscripts Healthcare Solutions, Inc., together with its subsidiaries, provides information technology solutions and services to healthcare organizations in the United States, Canada, and internationally. It offers electronic health records (EHR), information connectivity, private cloud hosting, outsourcing, analytics, patient access, and population health management solutions. The company operates through two segments, Hospitals and Large Physician Practices, and Veradigm. The Hospitals and Large Physician Practices segment provides integrated clinical and financial management solutions, which primarily include EHR-related software; and related installation, support and maintenance, outsourcing, private cloud hosting, and revenue cycle management services. The Veradigm segment offers payer and life sciences solutions, which are primarily targeted at payers, life sciences companies, and other healthcare stakeholders; and software applications for patient engagement and EHR software to single-specialty, and small and mid-sized physician practices, including related clinical, financial, administrative, and operational solutions. Its solutions enable clients to transition, analyze, and coordinate care, and enhance the healthcare delivery across the care community. Allscripts Healthcare Solutions, Inc. was founded in 1986 and is headquartered in Chicago, Illinois.

Allscripts All possible

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$17.86
Shares - Basic	109.3
Market Capitalization	**$1,951.4**
Plus: Total Debt	$218.8
Plus: Preferred Stock	NA
Plus: Minority Interest	NA
Less: Cash and ST Investments	(492.6)
Enterprise Value	**$1,677.6**

Relative Performance (YTD)	
MDRX YTD	(3.2%)
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	1.01
Float	106.7
Float %	97.6%
Short Int. as a % of S/O	8.7%

Average Trading Volume	
Last Week	1.4
Last Month	1.3
Last 3 Months	1.3
Last 6 Months	1.3
Last Year	1.6

PRICE/VOLUME GRAPH

25.00
20.00
15.00
10.00
5.00
0.00
Price
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Volume (In Millions)
12/21
1/22
2/22
3/22
4/22
5/22
6/22
7/22
8/22
9/22
10/22
11/22
12/22
Volume
Price

VALUATION METRICS

Valuation Multiple	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 12/23/22	CY 2022
Enterprise Value / Revenue	1.4x	1.9x	1.7x	1.1x	2.7x
Enterprise Value / EBITDA	21.1x	29.0x	20.8x	12.2x	9.9x
Enterprise Value / EBIT	115.4x	157.7x	46.7x	23.0x	12.8x
P / E	NM	NM	NM	20.2x	22.3x
One-Year Growth					
Total Revenue	0.9%	(8.0%)	0.0%	89.7%	(59.1%)
EBITDA	NA	(81.6%)	6959.6%	16.7%	22.2%
EBIT	NA	NA	NA	45.2%	46.8%

FINANCIAL SUMMARY

Income Statement	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 9/30/22	CY 2022
Revenue	$1,632.6	$1,502.7	$1,503.0	$1,529.0	$614.9
Gross Profit	$718.2	$684.1	$738.3	$774.2	$333.8
Margin (%)	*44.0%*	*45.5%*	*49.1%*	*50.6%*	*54.3%*
EBITDA	$10.7	$2.0	$138.9	$115.4	$169.8
Margin (%)	*0.7%*	*0.1%*	*9.2%*	*7.5%*	*27.6%*
EBIT	($63.2)	($55.9)	$89.0	$72.2	$130.6
Margin (%)	*(3.9%)*	*(3.7%)*	*5.9%*	*4.7%*	*21.2%*

VALUATION SERVICES

CONFIDENTIAL

53

NEXTGEN HEALTHCARE, INC.

NEXTGEN HEALTHCARE, INC. (NASDAQGS:NXGN)

NextGen Healthcare, Inc. provides healthcare technology solutions in the United States. The company offers clinical care solutions, including NextGen Enterprise EHR; financial solutions, such as NextGen Enterprise PM; patient engagement solutions comprising NextGen Virtual Visits; integrated clinical care and financial solutions consisting of NextGen Office; interoperability solutions that include NextGen Share and Mirth Connect; data and analytics solutions, which comprise NextGen Health Data Hub; and value based care solutions, including NextGen Population Health Solutions. It also provides managed services, such as revenue cycle management services comprising billing and collections, electronic claims submission and denials management, electronic remittance and payment posting, and accounts receivable follow-up; and client and support services. Further, the company offers professional services consisting of training, project management, installation services, and application managed services; and consulting services that include physician, professional, and technical consulting; assisting clients to optimize their staffing and software solutions; enhancing financial and clinical outcomes; achieving regulatory requirements; and meeting the requirements of healthcare reform. NextGen Healthcare, Inc. was incorporated in 1974 and is headquartered in Atlanta, Georgia.

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$18.90
Shares - Basic	67.6
Market Capitalization	**$1,277.7**
Plus: Total Debt	$12.2
Plus: Preferred Stock	NA
Plus: Minority Interest	NA
Less: Cash and ST Investments	(70.7)
Enterprise Value	**$1,219.2**

Relative Performance (YTD)	
NXGN YTD	6.2%
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	1.00
Float	54.9
Float %	81.2%
Short Int. as a % of S/O	6.1%

Average Trading Volume	
Last Week	0.7
Last Month	0.5
Last 3 Months	0.7
Last 6 Months	0.5
Last Year	0.4

PRICE/VOLUME GRAPH

Price
Volume (In Millions)
25.00
20.00
15.00
10.00
5.00
0.00
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
12/21 1/22 2/22 3/22 4/22 5/22 6/22 7/22 8/22 9/22 10/22 11/22 12/22
Volume
Price

VALUATION METRICS

Valuation Multiple	Fiscal Year Ended, 3/31/20	3/31/21	3/31/22	LTM 12/23/22	CY 2022
Enterprise Value / Revenue	1.4x	2.2x	2.2x	2.0x	1.9x
Enterprise Value / EBITDA	15.1x	28.9x	51.1x	31.4x	11.8x
Enterprise Value / EBIT	28.3x	63.0x	173.6x	48.3x	16.1x
P / E	43.5x	221.9x	NM	63.2x	21.6x
One-Year Growth					
Total Revenue	2.1%	3.1%	7.1%	5.6%	4.9%
EBITDA	(34.1%)	1.4%	2.8%	31.5%	212.9%
EBIT	(42.2%)	1.6%	15.0%	78.3%	237.0%

FINANCIAL SUMMARY

Income Statement	Fiscal Year Ended, 3/31/20	3/31/21	3/31/22	LTM 9/30/22	CY 2022
Revenue	$540.2	$556.8	$596.4	$613.7	$625.6
Gross Profit	$308.3	$318.2	$332.8	$330.8	NA
Margin (%)	*57.1%*	*57.1%*	*55.8%*	*53.9%*	*NA*
EBITDA	$31.6	$32.0	$32.9	$34.2	$103.0
Margin (%)	*5.8%*	*5.7%*	*5.5%*	*5.6%*	*16.5%*
EBIT	$19.2	$19.6	$22.5	$25.3	$75.8
Margin (%)	*3.6%*	*3.5%*	*3.8%*	*4.1%*	*12.1%*

VALUATION SERVICES CONFIDENTIAL 54

COMPUTER PROGRAMS AND SYSTEMS, INC.

COMPUTER PROGRAMS AND SYSTEMS, INC. (NASDAQGS:CPSI)

Computer Programs and Systems, Inc. provides healthcare information technology solutions and services in the United States and the Caribbean nation of St. Maarten. Its software systems include patient management software that enables a hospital to identify a patient at various points in the healthcare delivery system, as well as to collect and maintain patient information throughout the process of patient care; and financial accounting software, which offers business office applications to track and coordinate information needed for managerial decision-making. The company also provides clinical software that automates record keeping and reporting for various clinical functions, including laboratory, radiology, physical therapy, respiratory care, and pharmacy; patient care applications; and enterprise applications that support its products for use in various areas of the hospital, and provide software applications. In addition, it offers Centriq, an intuitive user interface to centralize data from various care areas that provide the end user with a tool to view past and present patient information. Computer Programs and Systems, Inc. was founded in 1979 and is headquartered in Mobile, Alabama.

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$27.20
Shares - Basic	14.2
Market Capitalization	**$387.0**
Plus: Total Debt	$148.5
Plus: Preferred Stock	NA
Plus: Minority Interest	NA
Less: Cash and ST Investments	(15.6)
Enterprise Value	**$519.9**

Relative Performance (YTD)	
CPSI YTD	(7.2%)
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	0.70
Float	13.6
Float %	95.4%
Short Int. as a % of S/O	1.9%

Average Trading Volume	
Last Week	0.2
Last Month	0.1
Last 3 Months	0.1
Last 6 Months	0.1
Last Year	0.1

PRICE/VOLUME GRAPH

Price
Volume (In Millions)
12/21 1/22 2/22 3/22 4/22 5/22 6/22 7/22 8/22 9/22 10/22 11/22 12/22
Volume
Price

VALUATION METRICS

Valuation Multiple	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 12/23/22	CY 2022
Enterprise Value / Revenue	1.8x	1.7x	1.9x	1.6x	1.6x
Enterprise Value / EBITDA	13.2x	12.7x	12.1x	10.3x	9.2x
Enterprise Value / EBIT	19.0x	18.8x	19.8x	17.6x	21.5x
P / E	22.3x	17.4x	26.6x	21.3x	10.6x
One-Year Growth					
Total Revenue	(2.1%)	(3.7%)	6.1%	16.1%	16.0%
EBITDA	1.2%	(8.9%)	28.6%	24.2%	28.5%
EBIT	1.2%	(16.4%)	33.5%	22.8%	(14.0%)

FINANCIAL SUMMARY

Income Statement	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 9/30/22	CY 2022
Revenue	$274.6	$264.5	$280.6	$317.4	$325.5
Gross Profit	$144.1	$136.2	$140.9	$154.1	NA
Margin (%)	*52.5%*	*51.5%*	*50.2%*	*48.6%*	*NA*
EBITDA	$37.6	$34.3	$44.0	$48.5	$56.6
Margin (%)	*13.7%*	*13.0%*	*15.7%*	*15.3%*	*17.4%*
EBIT	$25.2	$21.1	$28.1	$29.5	$24.2
Margin (%)	*9.2%*	*8.0%*	*10.0%*	*9.3%*	*7.4%*

VALUATION SERVICES CONFIDENTIAL 55

HEALTH CATALYST, INC.

HEALTH CATALYST, INC. (NASDAQGS:HCAT)

Health Catalyst, Inc. provides data and analytics technology and services to healthcare organizations. Its offerings include data and analytics platform, a commercial-grade data and analytics platform for the healthcare sector; AI and data science, providing integration of AI into existing business intelligence tools, increasing analytics accuracy; population health management identifies improvement across the care continuum as well as actionable guidance for success and automated workflows; financial transformation providing costing and labor productivity insights and revenue capture; quality and safety improvement using clinical quality and patient safety data, analytics, and expert services; and national data ecosystem for thought leadership and mutual knowledge exchange to transform care delivery through next-gen insights. The company was formerly known as HQC Holdings, Inc. and changed its name to Health Catalyst, Inc. in March 2017. Health Catalyst, Inc. was founded in 2008 and is based in South Jordan, Utah.

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$10.30
Shares - Basic	54.8
Market Capitalization	**$563.9**
Plus: Total Debt	$248.2
Plus: Preferred Stock	NA
Plus: Minority Interest	NA
Less: Cash and ST Investments	(380.1)
Enterprise Value	**$432.0**

Relative Performance (YTD)	
HCAT YTD	(74.0%)
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	1.24
Float	53.2
Float %	98.1%
Short Int. as a % of S/O	3.4%

Average Trading Volume	
Last Week	0.6
Last Month	0.5
Last 3 Months	0.8
Last 6 Months	1.0
Last Year	0.9

PRICE/VOLUME GRAPH

Price
Volume (In Millions)
45.00
40.00
35.00
30.00
25.00
20.00
15.00
10.00
5.00
0.00
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
12/21 1/22 2/22 3/22 4/22 5/22 6/22 7/22 8/22 9/22 10/22 11/22 12/22
Volume
Price

VALUATION METRICS

Valuation Multiple	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 12/23/22	CY 2022
Enterprise Value / Revenue	7.3x	9.9x	7.8x	1.6x	1.6x
Enterprise Value / EBITDA	NM	NM	NM	NM	NM
Enterprise Value / EBIT	NM	NM	NM	NM	NM
P / E	NM	NM	NM	NM	NM
One-Year Growth					
Total Revenue	37.6%	21.9%	28.1%	17.9%	13.8%
EBITDA	NA	NA	NA	NA	NM
EBIT	NA	NA	NA	NA	NM

FINANCIAL SUMMARY

Income Statement	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 9/30/22	CY 2022
Revenue	$154.9	$188.8	$241.9	$271.8	$275.3
Gross Profit	$79.7	$90.8	$117.8	$134.1	$143.8
Margin (%)	*51.4%*	*48.1%*	*48.7%*	*49.3%*	*52.2%*
EBITDA	($45.7)	($59.9)	($78.8)	($83.5)	($3.3)
Margin (%)	*(29.5%)*	*(31.7%)*	*(32.6%)*	*(30.7%)*	*(1.2%)*
EBIT	($54.4)	($78.0)	($113.9)	($125.5)	($134.0)
Margin (%)	*(35.1%)*	*(41.3%)*	*(47.1%)*	*(46.2%)*	*(48.7%)*

VALUATION SERVICES CONFIDENTIAL 56

CARECLOUD, INC.

CARECLOUD, INC. (NASDAQGM:MTBC)

CareCloud, Inc., a healthcare information technology (IT) company, provides a suite of cloud-based solutions and related business services to healthcare providers and hospitals primarily in the United States. It operates in two segments, Healthcare IT and Practice Management. The company's Software-as-a-Service platform includes revenue cycle management, practice management, electronic health record, business intelligence, telehealth, and patient experience management solutions, as well as complementary software tools and business services for medical groups and health systems. It serves physicians, nurses, nurse practitioners, physician assistants, and other clinicians that render bills for their services. The company was formerly known as MTBC, Inc. and changed its name to CareCloud, Inc. in March 2021. CareCloud, Inc. was founded in 1999 and is headquartered in Somerset, New Jersey.

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$2.85
Shares - Basic	15.2
Market Capitalization	**$43.4**
Plus: Total Debt	$6.0
Plus: Preferred Stock	0.0
Plus: Minority Interest	NA
Less: Cash and ST Investments	(3.9)
Enterprise Value	**$45.5**

Relative Performance (YTD)	
MTBC YTD	(54.9%)
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	0.80
Float	9.8
Float %	64.6%
Short Int. as a % of S/O	0.5%

Average Trading Volume	
Last Week	0.0
Last Month	0.0
Last 3 Months	0.0
Last 6 Months	0.0
Last Year	0.1

PRICE/VOLUME GRAPH

Price
Volume (In Millions)
12/21 1/22 2/22 3/22 4/22 5/22 6/22 7/22 8/22 9/22 10/22 11/22 12/22
Volume
Price

VALUATION METRICS

	Fiscal Year Ended,			LTM	CY
Valuation Multiple	12/31/19	12/31/20	12/31/21	12/23/22	2022
Enterprise Value / Revenue	0.6x	1.2x	0.8x	0.3x	0.3x
Enterprise Value / EBITDA	9.4x	31.2x	5.5x	2.3x	2.1x
Enterprise Value / EBIT	NM	NM	57.2x	8.1x	7.2x
P / E	NM	NM	NM	NM	NM
One-Year Growth					
Total Revenue	27.5%	63.1%	32.8%	7.1%	0.4%
EBITDA	352.4%	(40.5%)	687.6%	15.8%	49.6%
EBIT	NA	NA	NA	419.3%	89.9%

FINANCIAL SUMMARY

	Fiscal Year Ended,			LTM	CY
Income Statement	12/31/19	12/31/20	12/31/21	9/30/22	2022
Revenue	$64.4	$105.1	$139.6	$143.8	$140.1
Gross Profit	$23.3	$40.3	$52.7	$54.7	$54.9
Margin (%)	*36.1%*	*38.3%*	*37.7%*	*38.0%*	*39.2%*
EBITDA	$3.1	$1.9	$14.7	$16.2	$21.9
Margin (%)	*4.9%*	*1.8%*	*10.5%*	*11.3%*	*15.7%*
EBIT	$0.1	($8.0)	$3.3	$5.6	$6.3
Margin (%)	*0.1%*	*(7.6%)*	*2.4%*	*3.9%*	*4.5%*

VALUATION SERVICES CONFIDENTIAL 57

TABULA RASA HEALTHCARE, INC.

TABULA RASA HEALTHCARE, INC. (NASDAQGM:TRHC)

Tabula Rasa HealthCare, Inc. operates as a healthcare technology company in the United States. The company operates in two segments, CareVention HealthCare and MedWise HealthCare. It offers EireneRx, a cloud-based medication decision-support and e-prescribing platform to access patient medication-related information; and MedWise medication therapy management software, a cloud-based platform designed to aid in the identification and resolution of medication and health-related problems. The company also provides TruChart that offers electronic health records (EHR), care coordination, and financial management in one program allowing Programs of All-Inclusive Care for the Elderly (PACE) to track measurable outcomes in defined timeframes for the populations they serve; and PACElogic, which delivers sharable workflows comprising EHR, customer relationship management, claims adjudication, electronic data interchange, care management, coordination and planning, integration with community-based providers, and various federal and state that requires reporting. As of December 31, 2021, it served approximately 150 healthcare organizations; and 350 health plans and approximately 18,000 retail pharmacies. The company provides cloud-based software applications to assist prescribers and pharmacists. Tabula Rasa HealthCare, Inc. was founded in 2009 and is headquartered in Moorestown, New Jersey.

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$4.57
Shares - Basic	24.9
Market Capitalization	**$113.8**
Plus: Total Debt	$336.9
Plus: Preferred Stock	NA
Plus: Minority Interest	NA
Less: Cash and ST Investments	(80.8)
Enterprise Value	**$369.9**

Relative Performance (YTD)	
TRHC YTD	(69.5%)
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	1.66
Float	14.5
Float %	58.4%
Short Int. as a % of S/O	5.8%

Average Trading Volume	
Last Week	0.1
Last Month	0.1
Last 3 Months	0.1
Last 6 Months	0.7
Last Year	0.7

PRICE/VOLUME GRAPH

Price
Volume (In Millions)
18.00
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
0.00
45.0
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
12/21
1/22
2/22
3/22
4/22
5/22
6/22
7/22
8/22
9/22
10/22
11/22
12/22
Volume
Price

VALUATION METRICS

Valuation Multiple	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 12/23/22	CY 2022
Enterprise Value / Revenue	4.5x	4.1x	2.2x	1.0x	1.3x
Enterprise Value / EBITDA	81.3x	NM	NM	NM	44.8x
Enterprise Value / EBIT	NM	NM	NM	NM	NM
P / E	NM	NM	NM	NM	NM
One-Year Growth					
Total Revenue	39.4%	4.4%	11.5%	33.2%	(11.1%)
EBITDA	(71.5%)	NA	NA	NA	NM
EBIT	NA	NA	NA	NA	NM

FINANCIAL SUMMARY

Income Statement	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 9/30/22	CY 2022
Revenue	$284.7	$297.2	$331.3	$357.1	$294.6
Gross Profit	$103.4	$92.4	$97.9	$97.0	$66.2
Margin (%)	*36.3%*	*31.1%*	*29.6%*	*27.2%*	*22.5%*
EBITDA	$4.6	($21.4)	($35.9)	($63.0)	$8.3
Margin (%)	*1.6%*	*(7.2%)*	*(10.8%)*	*(17.6%)*	*2.8%*
EBIT	($25.5)	($56.9)	($69.1)	($82.8)	($61.0)
Margin (%)	*(9.0%)*	*(19.2%)*	*(20.9%)*	*(23.2%)*	*(20.7%)*

VALUATION SERVICES

CONFIDENTIAL

58

STREAMLINE HEALTH SOLUTIONS, INC.

STREAMLINE HEALTH SOLUTIONS, INC. (NASDAQCM:STRM)

Streamline Health Solutions, Inc. offers health information technology solutions and associated services for hospitals and health systems in the United States and Canada. It provides computer software-based solutions, professional consulting, and auditing and coding services, which capture, aggregate, and translate structured and unstructured data to deliver predictive insights. The company also offers coding and clinical documentation improvement (CDI) solutions, which include an integrated cloud-based software suite, CDI, and abstracting and physician query; and eValuator, a coding analysis platform, as well as software services. In addition, it provides financial management solutions, including accounts receivable management, denials management, claims processing, spend management, and audit management; patient care solutions; Cerner Command Language (CCL) reporting; and custom integration services for CDI/abstracting, training, and audit services. The company sells its solutions and services through direct sales force and reseller partnerships. Streamline Health Solutions, Inc. was incorporated in 1989 and is based in Alpharetta, Georgia.

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$1.58
Shares - Basic	55.9
Market Capitalization	**$88.2**
Plus: Total Debt	$9.9
Plus: Preferred Stock	NA
Plus: Minority Interest	NA
Less: Cash and ST Investments	(11.7)
Enterprise Value	**$86.5**

Relative Performance (YTD)	
STRM YTD	6.0%
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	1.12
Float	35.4
Float %	75.0%
Short Int. as a % of S/O	0.3%

Average Trading Volume	
Last Week	0.1
Last Month	0.1
Last 3 Months	0.1
Last 6 Months	0.0
Last Year	0.0

PRICE/VOLUME GRAPH

Price
Volume (In Millions)
2.500
2.000
1.500
1.000
0.500
0.000
0.5
0.4
0.4
0.3
0.3
0.2
0.2
0.1
0.1
0.0
12/21
1/22
2/22
3/22
4/22
5/22
6/22
7/22
8/22
9/22
10/22
11/22
12/22
Volume
Price

VALUATION METRICS

Valuation Multiple	Fiscal Year Ended, 1/31/20	1/31/21	1/31/22	LTM 12/23/22	CY 2022
Enterprise Value / Revenue	1.6x	2.8x	4.4x	3.6x	3.6x
Enterprise Value / EBITDA	12.6x	NM	NM	NM	NM
Enterprise Value / EBIT	34.8x	NM	NM	NM	NM
P / E	NM	NM	NM	NM	NM
One-Year Growth					
Total Revenue	(47.0%)	(4.3%)	53.2%	69.1%	39.0%
EBITDA	NA	NA	NA	NA	NM
EBIT	NA	NA	NA	NA	NM

FINANCIAL SUMMARY

Income Statement	Fiscal Year Ended, 1/31/20	1/31/21	1/31/22	LTM 10/31/22	CY 2022
Revenue	$11.9	$11.3	$17.4	$24.2	$24.2
Gross Profit	$6.5	$5.7	$8.8	$11.1	$11.1
Margin (%)	*54.9%*	*49.9%*	*50.6%*	*46.0%*	*45.9%*
EBITDA	($5.2)	($5.3)	($6.6)	($8.7)	($4.7)
Margin (%)	*(43.8%)*	*(46.6%)*	*(37.8%)*	*(35.9%)*	*(19.4%)*
EBIT	($5.8)	($5.8)	($7.9)	($10.8)	($11.7)
Margin (%)	*(48.9%)*	*(51.5%)*	*(45.5%)*	*(44.7%)*	*(48.6%)*

VALUATION SERVICES CONFIDENTIAL 59

R1 RCM INC.

R1 RCM INC. (NASDAQGS:RCM)

R1 RCM Inc. provides technology-driven solutions that transform the patient experience and financial performance of hospitals, health systems, and medical groups. It offers end-to-end revenue cycle management (RCM) services, which address the spectrum of revenue cycle challenges faced by healthcare providers. The company also provides modular services, including physician advisory services, which assists healthcare organizations in complying with payer requirements regarding whether to classify a hospital visit as an in-patient or an out-patient observation case for billing purposes; practice management services that offers administrative and operational support for patient care and outsource non-core functions; revenue integrity solutions, including charge capture, charge description master maintenance, and pricing services; coding management services, such as business intelligence and analysis, human capital management, accountability framework, and quality management programs; patient experience; and business office services. In addition, the company offers software-as-a-service based scheduling and patient access solutions. The company was founded in 2003 and is headquartered in Murray, Utah.

VALUATION

(in millions, except per share data)

Valuation	
Current Price	$10.90
Shares - Basic	416.5
Market Capitalization	**$4,540.0**
Plus: Total Debt	$1,897.6
Plus: Preferred Stock	NA
Plus: Minority Interest	NA
Less: Cash and ST Investments	(134.8)
Enterprise Value	**$6,302.8**

Relative Performance (YTD)	
RCM YTD	(57.2%)
S&P 500 YTD	(19.3%)

Market Data	
Dividend Yield	NA
5-Year Beta	0.79
Float	320.0
Float %	76.6%
Short Int. as a % of S/O	4.0%

Average Trading Volume	
Last Week	3.7
Last Month	5.6
Last 3 Months	4.7
Last 6 Months	3.3
Last Year	2.3

PRICE/VOLUME GRAPH

Price
Volume (In Millions)
30.00
25.00
20.00
15.00
10.00
5.00
0.00
30.0
25.0
20.0
15.0
10.0
5.0
0.0
12/21 1/22 2/22 3/22 4/22 5/22 6/22 7/22 8/22 9/22 10/22 11/22 12/22
Volume
Price

VALUATION METRICS

Valuation Multiple	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 12/23/22	CY 2022
Enterprise Value / Revenue	1.8x	2.9x	5.5x	3.8x	3.5x
Enterprise Value / EBITDA	15.0x	17.0x	31.1x	18.2x	15.0x
Enterprise Value / EBIT	29.3x	28.2x	48.2x	31.7x	NM
P / E	NM	244.6x	NM	223.4x	33.4x
One-Year Growth					
Total Revenue	36.6%	7.1%	16.0%	19.1%	21.5%
EBITDA	301.1%	52.3%	23.5%	38.8%	60.3%
EBIT	NA	71.5%	28.6%	23.4%	NM

FINANCIAL SUMMARY

Income Statement	Fiscal Year Ended, 12/31/19	12/31/20	12/31/21	LTM 9/30/22	CY 2022
Revenue	$1,186.1	$1,270.8	$1,474.6	$1,672.5	$1,792.3
Gross Profit	$198.3	$249.7	$311.8	$358.2	$561.1
Margin (%)	*16.7%*	*19.6%*	*21.1%*	*21.4%*	*31.3%*
EBITDA	$139.6	$212.6	$262.5	$327.1	$420.9
Margin (%)	*11.8%*	*16.7%*	*17.8%*	*19.6%*	*23.5%*
EBIT	$83.9	$143.9	$185.0	$198.6	($12.8)
Margin (%)	*7.1%*	*11.3%*	*12.5%*	*11.9%*	*(0.7%)*

VALUATION SERVICES CONFIDENTIAL 60

PROXY CARD
FG MERGER CORP.
104 S. Walnut Street, Unit 1A
Itasca, Illinois 60143
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FG MERGER CORP.
The undersigned appoints M. Wesley Schrader and Hassan R. Baqar as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of FG Merger Corp. common stock as of the record date of April 13, 2023 at the Special Meeting of Stockholders to be held on May 26, 2023, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.
The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8 AND 9. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.
THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.
(Continued and to be marked, dated and signed on reverse side)
[White Card]

PROXY
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 9 BELOW.
FGMC Proposal 1 — The FGMC Business Combination Proposal — to consider and vote upon a proposal to approve the Merger Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of January 5, 2023, by and among FGMC, FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC (“Merger Sub”), and iCoreConnect Inc., a Nevada corporation (“iCoreConnect”) and the transactions contemplated thereby (the “Business Combination”), a copy of which is attached to the joint proxy statement/prospectus as Annex A. This Proposal is referred to as the “FGMC Business Combination Proposal” or “FGMC Proposal 1.”
☐ FOR	☐ AGAINST	☐ ABSTAIN
FGMC Proposal 2 — The FGMC Common Conversion Proposal — to adopt an amendment and restatement (the “Second Amended and Restated Certificate”) to the amended and restated certificate of incorporation of FGMC (the “Current Charter”), whereby in connection with the Closing, FGMC and the stockholders of FGMC shall effectuate an equity conversion, in which the FGMC Common Stock outstanding as of the date thereof is converted into a single class of FGMC Preferred Stock with the rights and obligations outlined in the Second Amended and Restated Certificate. This Proposal is referred to as the “FGMC Common Conversion Proposal” or “FGMC Proposal 2.”
☐ FOR	☐ AGAINST	☐ ABSTAIN
FGMC Proposal 3 — The FGMC Charter Amendment Proposal — to approve an amendment and restatement of FGMC’s amended and restated certificate of incorporation (the “Current Charter”) in the form of the Proposed Charter attached to the joint proxy statement/prospectus as Annex C-1 to, among other things, change the name of FGMC to iCoreConnect Inc. and effect the amendments relating to corporate governance described below in FGMC Proposal 4. This Proposal is called the “FGMC Charter Amendment Proposal” or “FGMC Proposal 3.”
☐ FOR	☐ AGAINST	☐ ABSTAIN
FGMC Proposal 4 — The FGMC Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, certain differences in the governance provisions set forth in the Proposed Charter, as compared to FGMC’s Current Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub- proposals. These Proposals are called the “FGMC Advisory Charter Proposals” or “FGMC Proposal 4.”
•
FGMC Proposal 4(A) — that, upon the consummation of the Business Combination, the Bylaws of FGMC (“Current Bylaws”) be succeeded by the proposed new bylaws (“Proposed Bylaws”) of the Combined Company, a copy of which is attached to the joint proxy statement/prospectus as Annex C-2;

☐ FOR	☐ AGAINST	☐ ABSTAIN

•
FGMC Proposal 4(B) — that the authorized capital of the Combined Company will be

(a)
100,000,000 shares of common stock, par value $0.0001 per share, and (b) 40,000,000 shares of preferred stock, par value $0.0001 per share;

☐ FOR	☐ AGAINST	☐ ABSTAIN

•
FGMC Proposal 4(C) — that the Combined Company’s corporate existence will be perpetual, and to omit from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

•
FGMC Proposal 4(D) — that, upon the consummation of the Business Combination, all other changes necessary or desirable in connection with the approval of the Proposed Charter and Proposed Bylaws as part of the Business Combination are approved.

☐ FOR	☐ AGAINST	☐ ABSTAIN
FGMC Proposal 5 — The FGMC Nasdaq Proposal — to consider and vote upon a proposal to approve the issuance of more than 20% of the issued and outstanding shares of FGMC Common Stock in connection with the issuance of a maximum of 9,800,000 shares of FGMC Common Stock (subject to adjustment as described elsewhere herein) pursuant to the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rules 5635(a), (b), (c) and (d). This Proposal is called the “FGMC Nasdaq Proposal” or “FGMC Proposal 5.”
☐ FOR	☐ AGAINST	☐ ABSTAIN
FGMC Proposal 6 — The FGMC Directors Proposal — to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination, Robert McDermott, Kevin Patrick McDermott, Harry Joseph Travis, John Robert Pasqual and Joseph Anthony Gitto to serve on the Combined Company’s board of directors until their respective successors are duly elected and qualified (we refer to this proposal as the “Directors Proposal”);
Robert McDermott	☐ FOR	☐ WITHHOLD
Kevin Patrick McDermott	☐ FOR	☐ WITHHOLD
Harry Joseph Travis	☐ FOR	☐ WITHHOLD
John Robert Pasqual	☐ FOR	☐ WITHHOLD
Joseph Anthony Gitto	☐ FOR	☐ WITHHOLD
FGMC Proposal 7 — The FGMC Incentive Plan Proposal — to approve the 2023 Stock Plan (the “Incentive Plan”), a copy of which is attached to this joint proxy statement/prospectus as Annex D, in connection with the Business Combination. This Proposal is called the “FGMC Incentive Plan Proposal” or “FGMC Proposal 7.”
☐ FOR	☐ AGAINST	☐ ABSTAIN
FGMC Proposal 8 — The NTA Requirement Amendment Proposal — to amend the Current Charter to expand the methods that FGMC may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. This Proposal is called the “FGMC NTA Requirement Amendment Proposal” or “FGMC Proposal 8”; and
☐ FOR	☐ AGAINST	☐ ABSTAIN
FGMC Proposal 9 — The FGMC Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the FGMC Special Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the FGMC Business Combination Proposal, in the event FGMC does not receive the requisite stockholder vote to approve the Proposal. This Proposal is called the “FGMC Adjournment Proposal” or “FGMC Proposal 9.”
☐ FOR	☐ AGAINST	☐ ABSTAIN
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.
Signature	Signature	Date
Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

PROXY CARD
iCoreConnect, Inc.
529 Crown Point Road, Suite 250
Ocoee, FL 34761
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
iCoreConnect, Inc.
The undersigned appoints Robert McDermott and Archit Shah as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of iCoreConnect, Inc. common stock held as of the record date of April 13, 2023 at the Special Meeting of Stockholders to be held on May 19, 2023, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.
The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.
THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.
(Continued and to be marked, dated and signed on reverse side)
[White Card]

PROXY
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 BELOW.
iCoreConnect Proposal 1: To consider and vote upon a proposal to approve the Merger Agreement and Plan of Reorganization, dated as of January 5, 2023 (as amended and supplemented to date, the “Merger Agreement”), by and between iCoreConnect, Inc., FG Merger Corp., a Delaware corporation (“FGMC”), and FG Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of FGMC, and the transactions contemplated thereby, a copy of which is attached to this joint proxy statement/prospectus as Annex A. This Proposal is referred to as the “iCoreConnect Proposal 1.”
☐ FOR	☐ AGAINST	☐ ABSTAIN
iCoreConnect Proposal 2: To approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the iCoreConnect Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.
☐ FOR	☐ AGAINST	☐ ABSTAIN
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.
Signature	Signature	Date
Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.